PROSPECTUS SUPPLEMENT                        Filed Pursuant to Rule 424B5
(To Prospectus dated December 9, 2003)       Registration File No. 333-104283-03

                           $648,824,000 (APPROXIMATE)
                     MORGAN STANLEY CAPITAL I TRUST 2003-IQ6
                                    as Issuer
                          MORGAN STANLEY CAPITAL I INC.
                                  as Depositor
                    PRUDENTIAL MORTGAGE CAPITAL FUNDING, LLC
                      MORGAN STANLEY MORTGAGE CAPITAL INC.
                                    CIBC INC.
                                    NCB, FSB
                        NATIONWIDE LIFE INSURANCE COMPANY
                           WASHINGTON MUTUAL BANK, FA
              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA
                      UNION CENTRAL MORTGAGE FUNDING, INC.
                            as Mortgage Loan Sellers
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-IQ6
                           -------------------------
     Morgan Stanley Capital I Inc. is offering selected classes of its Series 2003-IQ6 Commercial Mortgage Pass-Through Certificates, which represent beneficial ownership interests in a trust. The trust's assets will primarily be 175 seasoned and newly originated mortgage loans secured by first mortgage liens on commercial and multifamily properties. The Series 2003-IQ6 Certificates are not obligations of Morgan Stanley Capital I Inc., the sellers of the mortgage loans or any of their affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer.

     "IQ" is a service mark of Morgan Stanley representing financial investment in the field of commercial mortgage-backed securities collateralized by "institutional quality" whole loans.
                           -------------------------
     INVESTING IN THE CERTIFICATES OFFERED TO YOU INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-33 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 9 OF THE PROSPECTUS.
                           -------------------------
     Characteristics of the certificates offered to you include:

                          APPROXIMATE INITIAL             INITIAL               PASS-THROUGH             RATINGS
        CLASS             CERTIFICATE BALANCE        PASS-THROUGH RATE        RATE DESCRIPTION        (S&P/MOODY'S)
--------------------    -----------------------     -------------------      ------------------      ---------------
Class A-1                     $ 50,000,000                 2.80%                   Fixed                 AAA/Aaa
Class A-2                     $ 45,000,000                 4.17%                   Fixed                 AAA/Aaa
Class A-3                     $ 83,000,000                 4.74%                   Fixed                 AAA/Aaa
Class A-4                     $470,824,000                 4.97%                   Fixed                 AAA/Aaa

     The certificate balances are approximate and may vary by up to 5%.

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved the certificates offered to you or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     Morgan Stanley & Co. Incorporated will act as sole lead manager and sole bookrunner and CIBC World Markets Corp., Deutsche Bank Securities Inc., Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated will act as co-managers with respect to the offered certificates. Morgan Stanley & Co. Incorporated, CIBC World Markets Corp., Deutsche Bank Securities Inc., Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, the underwriters, will purchase the certificates offered to you from Morgan Stanley Capital I Inc. and will offer them to the public at negotiated prices determined at the time of sale. The underwriters expect to deliver the certificates to purchasers on or about December 18, 2003. Morgan Stanley Capital I Inc. expects to receive from this offering approximately $651,983,892, plus accrued interest from the cut-off date, before deducting expenses payable by Morgan Stanley Capital I Inc.
                           -------------------------

                                 MORGAN STANLEY
CIBC WORLD MARKETS                                     DEUTSCHE BANK SECURITIES
GOLDMAN, SACHS & CO.                                        MERRILL LYNCH & CO.
                                DECEMBER 9, 2003

                         MORGAN STANLEY CAPITAL I INC.

         Commercial Mortgage Pass-Through Certificates, Series 2003-IQ6
                      Geographic Overview of Mortgage Pool


[MAP OMITTED]

WASHINGTON                         NEBRASKA
1 property                         1 property
$4,050,000                         $3,896,783
0.4% of total                      0.4% of total


MINNESOTA                          ILLINOIS
2 properties                       2 properties
$7,433,768                         $21,566,158
0.7% of total                      2.2% of total


INDIANA                            MICHIGAN
2 properties                       1 property
$21,566,158                        $346,479
2.2% of total                      0.0% of total


OHIO                               PENNSYLVANIA
4 properties                       4 properties
$131,745,432                       $38,556,085
13.2% of total                     3.9% of total


NEW YORK                           MASSACHUSETTS
110 properties                     3 properties
$389,624,219                       $48,037,953
39.1% of total                     4.8% of total


DISTRICT OF COLUMBIA               MARYLAND
1 property                         6 properties
$149,025                           $49,337,578
0.0% of total                      4.9% of total


NORTH CAROLINA                     GEORGIA
2 properties                       3 properties
$21,500,000                        $17,174,267
2.2% of total                      1.7% of total

FLORIDA                            TENNESSEE
5 properties                       2 properties
$65,650,911                        $3,333,195
6.6% of total                      0.3% of total

KENTUCKY                           LOUISIANA
1 property                         1 property
$5,500,000                         $1,994,482
0.6% of total                      0.2% of total


TEXAS                              OKLAHOMA
14 properties                      1 property
$49,617,292                        $4,245,600
5.0% of total                      0.4% of total

NEW MEXICO                         ARIZONA
2 properties                       2 properties
$5,756,103                         $7,748,374
0.6% of total                      0.8% of total

CALIFORNIA                         NEVADA
8 properties                       1 property
$39,382,253                        $12,980,439
3.9% of total                      1.3% of total

UTAH                               OREGON
1 property                         2 properties
$695,574                           $4,275,071
0.1% of total                      0.4% of total


[ ] (less than 1.0% of Cut-Off Date Balance

[ ] 1.0% - 5.0% of Cut-Off Date Balance

[ ] 5.1% - 10.0% of Cut-Off Date Balance

[ ] (greater than) 10.0% of Cut-Off Date Balance

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the certificates offered to you is contained in 2 separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the certificates offered to you; and (b) this prospectus supplement, which describes the specific terms of the certificates offered to you.

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. Morgan Stanley Capital I Inc. has not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.

                              --------------------

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

     The Series 2003-IQ6 Certificates are not obligations of Morgan Stanley Capital I Inc., the sellers or any of their affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer.

     In this prospectus supplement, the terms "depositor," "we" and "us" refer to Morgan Stanley Capital I Inc.

                              --------------------

     Morgan Stanley Capital I Inc. will not list the certificates offered to you on any national securities exchange or any automated quotation system of any registered securities association such as NASDAQ.

                              --------------------

     Until 90 days after the date of this prospectus supplement, all dealers that buy, sell or trade the certificates offered by this prospectus supplement, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                              --------------------

                    NOTICE TO RESIDENTS OF THE UNITED KINGDOM

     The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 ("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom's Financial Services Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.

     The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within
Article 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001 (all such persons together being referred to as "FPO Persons"), and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (1) are outside the United Kingdom, or (2) have professional experience in participating in unregulated collective investment schemes, or (3) are persons falling within
Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Market Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (all such persons together being referred to as "PCIS Persons" and together with the FPO Persons, the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

     Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                                TABLE OF CONTENTS


EXECUTIVE SUMMARY.................................S-7
SUMMARY OF PROSPECTUS SUPPLEMENT..................S-9
RISK FACTORS.....................................S-33
DESCRIPTION OF THE OFFERED CERTIFICATES..........S-75
     General.....................................S-75
     Certificate Balances........................S-76
     Pass-Through Rates..........................S-77
     Distributions...............................S-79
         General.................................S-79
         The Available Distribution Amount.......S-80
         Application of the Available
           Distribution Amount...................S-80
         Distributions of Prepayment Premiums
           and Yield Maintenance Charges.........S-83
         Treatment of REO Properties.............S-84
         Appraisal Reductions....................S-84
         Subordination; Allocation of Losses and
           Certain Expenses......................S-85
         Prepayment Interest Shortfalls and
           Prepayment Interest Excesses..........S-86
     Optional Termination........................S-86
     Advances....................................S-87
         P&I Advances............................S-87
         Servicing Advances......................S-88
         Reimbursement of Advances...............S-89
         Nonrecoverable Advances.................S-89
     Reports to Certificateholders; Available
       Information...............................S-90
         Paying Agent Reports....................S-90
         Other Information.......................S-92
         Book-Entry Certificates.................S-93
     Example of Distributions....................S-93
     The Trustee, Fiscal Agent, Paying Agent,
         Certificate Registrar and Authenticating
           Agent.................................S-94
         The Trustee.............................S-94
         The Fiscal Agent........................S-95
         The Paying Agent, Certificate Registrar
           and Authenticating Agent..............S-95
     Expected Final Distribution Date; Rated
         Final Distribution Date.................S-95
     Amendments to the Pooling and Servicing
         Agreement...............................S-95
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS....S-97
     General.....................................S-97
     Pass-Through Rates..........................S-97
     Rate and Timing of Principal Payments.......S-98
     Unpaid Distributable Certificate Interest...S-99
     Losses and Shortfalls.......................S-99
     Relevant Factors............................S-99
     Weighted Average Life......................S-100
DESCRIPTION OF THE MORTGAGE POOL................S-103
     General....................................S-103
     Material Terms and Characteristics of the
         Mortgage Loans.........................S-104
         Mortgage Rates; Calculations of
           Interest.............................S-104
         Property Types.........................S-104
         Property Location......................S-104
         Due Dates..............................S-105
         Amortization...........................S-105
         Prepayment Restrictions................S-105
         Non-Recourse Obligations...............S-107
         "Due-on-Sale" and "Due-on-Encumbrance"
            Provisions..........................S-107
         Subordinate and Other Financing........S-107
         Additional Collateral..................S-109
     The ARD Loans..............................S-109
     The 609 Fifth Avenue Pari Passu Loan.......S-109
         The 609 Fifth Avenue Companion Loan....S-109
         The 609 Fifth Avenue Mezzanine Loan....S-110
     The 3 Times Square Pari Passu Loan.........S-111
     The WestShore Plaza Pari Passu Loan........S-113
     The Country Club Mall Mortgage Loan........S-114
     The 840 N. Michigan Mortgage Loan..........S-115
     Assessments of Property Value and
         Condition..............................S-115
         Appraisals.............................S-115
         Environmental Assessments..............S-116
         Property Condition Assessments.........S-117
         Seismic Review Process.................S-117
         Zoning and Building Code Compliance....S-117
     Environmental Insurance....................S-117
     Additional Mortgage Loan Information.......S-118
     Standard Hazard Insurance..................S-119
     The Sellers................................S-120
         Prudential Mortgage Capital Funding,
           LLC..................................S-120
         Morgan Stanley Mortgage Capital Inc....S-121
         CIBC Inc...............................S-121
         NCB, FSB...............................S-121
         Nationwide Life Insurance Company......S-121
         Washington Mutual Bank, FA.............S-122
         Teachers Insurance and Annuity
           Association of America...............S-122

         Union Central Mortgage Funding, Inc....S-122
     Sale of the Mortgage Loans.................S-122
     Representations and Warranties.............S-123
     Repurchases and Other Remedies.............S-125
     Changes In Mortgage Pool Characteristics...S-125
SERVICING OF THE MORTGAGE LOANS.................S-126
     General....................................S-126
     Servicing of Certain Mortgage Loans with
         Other Financing........................S-128
         General................................S-128
         Rights of the Holder of the 3 Times
           Square B Note........................S-128
         Rights of the Holder of the Country
           Club Mall B Note.....................S-131
         Rights of the 609 Fifth Avenue
           Mezzanine Lender.....................S-133
         Rights of the 840 N. Michigan Mezzanine
           Lender...............................S-134
         Successor Servicing Agreements.........S-135
     The Master Servicers.......................S-135
         Master Servicers.......................S-135
         Master Servicer Compensation...........S-136
     Events of Default..........................S-137
     The Special Servicers......................S-137
         Special Servicers......................S-137
         Special Servicer Compensation..........S-138
         Termination of Special Servicer........S-139
     The Operating Adviser......................S-139
     Mortgage Loan Modifications................S-141
     Sale of Defaulted Mortgage Loans...........S-142
     Foreclosures...............................S-142
MATERIAL FEDERAL INCOME TAX CONSEQUENCES........S-143
     General....................................S-144
     Original Issue Discount and Premium........S-145
     Additional Considerations..................S-145
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS.....S-146
     New York...................................S-146
CERTAIN ERISA CONSIDERATIONS....................S-146
     Plan Assets................................S-146
     Special Exemption Applicable to the Offered
       Certificates.............................S-147
     Insurance Company General Accounts.........S-148
     General Investment Considerations..........S-149
LEGAL INVESTMENT................................S-149
USE OF PROCEEDS.................................S-149
PLAN OF DISTRIBUTION............................S-149
LEGAL MATTERS...................................S-150
RATINGS.........................................S-151
GLOSSARY OF TERMS...............................S-152
SCHEDULE A - RATES USED IN DETERMINATION OF
     CLASS X PASS-THROUGH RATES...................A-1
SCHEDULE B - COMPONENT NOTIONAL AMOUNT............B-1
APPENDIX I - MORTGAGE POOL INFORMATION (TABLES),
     LOAN GROUP 1 INFORMATION (TABLES) AND
     LOAN GROUP 2 INFORMATION (TABLES)............I-1
APPENDIX II - CERTAIN CHARACTERISTICS OF THE
     MORTGAGE LOANS..............................II-1
APPENDIX III - CERTAIN CHARACTERISTICS OF THE
     MORTGAGE LOANS IN LOAN GROUP 2.............III-1
APPENDIX IV - SIGNIFICANT LOAN SUMMARIES.........IV-1
APPENDIX V - TERM SHEET...........................V-1
APPENDIX VI - FORM OF STATEMENT TO
     CERTIFICATEHOLDERS..........................VI-1

                                EXECUTIVE SUMMARY

     This Executive Summary highlights selected information regarding the certificates. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THIS OFFERING AND THE UNDERLYING MORTGAGE LOANS, YOU SHOULD READ THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                                                        CERTIFICATE STRUCTURE
--------------- ------------ ----------------- --------------- ---------------- ------------- ------------- ------------
                               APPROXIMATE      APPROXIMATE                     APPROXIMATE
                                 INITIAL          INITIAL                        PERCENT OF     WEIGHTED     PRINCIPAL
 APPROXIMATE                   CERTIFICATE      PASS-THROUGH       RATINGS         TOTAL        AVERAGE       WINDOW
CREDIT SUPPORT     CLASS         BALANCE            RATE        (S&P/MOODY'S)   CERTIFICATES  LIFE (YRS.)    (MONTHS)
--------------- ------------ ----------------- --------------- ---------------- ------------- ------------- ------------
  12.500%        Class A-1      $50,000,000        2.80%           AAA/Aaa           5.01%        2.37        1 - 52
--------------- ------------ ----------------- --------------- ---------------- ------------- ------------- ------------
  12.500%        Class A-2      $45,000,000        4.17%           AAA/Aaa           4.51%        5.79        52 - 83
--------------- ------------ ----------------- --------------- ---------------- ------------- ------------- ------------
  12.500%        Class A-3      $83,000,000        4.74%           AAA/Aaa           8.32%        8.36       83 - 112
--------------- ------------ ----------------- --------------- ---------------- ------------- ------------- ------------
  12.500%        Class A-4     $470,824,000        4.97%           AAA/Aaa          47.19%        9.83       112 - 120
--------------- ------------ ----------------- --------------- ---------------- ------------- ------------- ------------
   9.875%         Class B       $26,191,000        5.13%           AA/Aa2            2.63%       10.04       120 - 124
--------------- ------------ ----------------- --------------- ---------------- ------------- ------------- ------------
   6.875%         Class C       $29,932,000        5.24%            A/A2             3.00%       10.33       124 - 124
--------------- ------------ ----------------- --------------- ---------------- ------------- ------------- ------------
   5.750%         Class D       $11,224,000        5.32%            A-/A3            1.12%       10.33       124 - 124
--------------- ------------ ----------------- --------------- ---------------- ------------- ------------- ------------
   5.000%         Class E        $7,483,000        5.49%          BBB+/Baa1          0.75%       10.62       124 - 134
--------------- ------------ ----------------- --------------- ---------------- ------------- ------------- ------------
   3.875%         Class F       $11,225,000        5.68%          BBB/Baa2           1.13%       12.00       134 - 154
--------------- ------------ ----------------- --------------- ---------------- ------------- ------------- ------------
   3.125%         Class G        $7,483,000        5.68%          BBB-/Baa3          0.75%       13.37       154 - 167
--------------- ------------ ----------------- --------------- ---------------- ------------- ------------- ------------
     ----        Class H-O      $31,179,954         ----            ----            ----          ----         ----
--------------- ------------ ----------------- --------------- ---------------- ------------- ------------- ------------
  12.500%       Class A-1A     $224,198,000        4.76%           AAA/Aaa          22.47%        8.59        1 - 120
--------------- ------------ ----------------- --------------- ---------------- ------------- ------------- ------------
     ----        Class X-1         ----             ----           AAA/Aaa          ----          ----         ----
--------------- ------------ ----------------- --------------- ---------------- ------------- ------------- ------------
     ----        Class X-2         ----             ----           AAA/Aaa          ----          ----         ----
--------------- ------------ ----------------- --------------- ---------------- ------------- ------------- ------------
     ----        Class X-Y         ----             ----           AAA/Aaa          ----          ----         ----
--------------- ------------ ----------------- --------------- ---------------- ------------- ------------- ------------


o The notional amount of the Class X-1 Certificates initially will be $997,739,954, the notional amount of the Class X-2 Certificates initially will be $918,095,000 and the notional amount of the Class X-Y Certificates initially will be $60,507,379.

o The percentages indicated under the column "Approximate Credit Support" with respect to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates represent the approximate credit support for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates in the aggregate.

o    The initial certificate balance may vary by up to 5%.

o The Class X-1 Certificates, the Class X-2 Certificates and the Class X-Y Certificates (together, the "Class X Certificates") and the Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates are not offered pursuant to this prospectus supplement.

o The pass-through rates for the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates are fixed at their respective per annum rates set forth above.

o For purposes of making distributions to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2.

o Loan group 1 will consist of 119 mortgage loans, representing approximately 77.5% of the initial outstanding pool balance. Loan group 2 will consist of 56 mortgage loans, representing approximately 22.5% of the initial outstanding pool balance, and approximately 54.9% of the principal balance of all the mortgage loans secured by multifamily properties.

o So long as funds are sufficient on any distribution date to make distributions of all interest on such distribution date to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class X-1, Class X-2 and Class X-Y Certificates, interest distributions on the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates will be based upon amounts available relating to mortgage loans in loan group 1 and interest distributions on the Class A-1A Certificates will be based upon amounts available relating to mortgage loans in loan group 2. However, if on any distribution date, funds are insufficient to make distributions of all interest on such distribution date to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class X-1, Class X-2 and Class X-Y Certificates, available funds will be allocated among all these classes pro rata in accordance with their interest entitlements for such distribution date, without regard to loan group.

o Generally, the Class A-1, Class A-2, Class A-3, Class A-4 Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 1 until the certificate principal balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 2 until the certificate principal balance of the Class A-4 Certificates has been reduced to zero. However, on and after any distribution date on which the certificate principal balances of the Class B through Class O Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates, pro rata.

o The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The weighted average life and principal window figures set forth above are based on the following assumptions, among others: (i) no losses on the underlying mortgage loans, (ii) no extensions of the maturity dates of the underlying mortgage loans that do not have anticipated repayment dates,
     (iii) payment in full on the "anticipated repayment date" or stated maturity date of each underlying mortgage loan, and (iv) a 0% CPR. See the assumptions set forth under "Yield, Prepayment and Maturity Considerations" in this prospectus supplement.

o The Class EI Certificates represent beneficial ownership of certain excess interest in respect of mortgage loans having a hyper-amortization feature. These certificates are not represented in this table and are not offered pursuant to this prospectus supplement.

o The Class R-I, R-II and R-III Certificates also represent ownership interests in the trust. These certificates are not represented in this table and are not offered pursuant to this prospectus supplement.

    --------
             Offered certificates.
    --------
             Certificates not offered pursuant to this prospectus supplement.
    --------

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES, YOU SHOULD READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                                WHAT YOU WILL OWN

GENERAL...................................  Your certificates (along with the privately offered certificates) will represent beneficial interests in a trust created by Morgan Stanley Capital
                                            I Inc. on the closing date. All payments to you will come only from the amounts received in connection with the assets of the trust. The trust's assets will primarily be 175 mortgage loans secured by first mortgage liens on 182 commercial and multifamily properties.

TITLE OF CERTIFICATES.....................  Commercial Mortgage Pass-Through Certificates, Series 2003-IQ6.

MORTGAGE POOL.............................  The mortgage pool consists of 175 mortgage loans with an aggregate principal balance of all mortgage loans as of December 1, 2003, of approximately $997,739,954, which may vary by up to 5%. Each mortgage loan requires scheduled payments of principal and/or interest to be made monthly. For purposes of those mortgage loans that have a due date on a date other than the first of the month (other than the 3 Times Square Pari
                                            Passu Loan), we have assumed that those mortgage loans are due on the first of the month for purposes of determining their cut-off dates and cut-off date balances. For purposes of the 3 Times Square Pari Passu Loan we did not assume a different due date.

                                            As of December 1, 2003, the balances of the mortgage loans in the mortgage pool ranged from approximately $107,914 to approximately $120,000,000 and the mortgage loans had an approximate average balance of $5,701,371.

                                            For purposes of calculating distributions on certain classes of certificates, the mortgage loans in the pool of mortgage loans backing the offered certificates will be divided into a loan group 1 and a loan group
                                            2.

                                            Loan group 1 will consist of all of the mortgage loans that are secured by property types other than multifamily, together with 64 mortgage loans secured by multifamily and manufactured housing properties. Loan group 1 will consist of 119 mortgage loans, with an initial outstanding loan group
                                            1 balance of $773,540,961, which may vary up to 5%. Loan group 1 represents approximately 77.5% of the initial outstanding pool balance.

                                            Loan group 2 will consist of 56 of the mortgage loans that are secured by multifamily properties and have an initial outstanding loan group 2 balance of $224,198,993. Loan group 2 represents approximately 22.5% of the initial outstanding pool balance and approximately 54.9% of the principal balance of all the mortgage loans secured by multifamily properties.

                                            As of December 1, 2003, the balances of the mortgage loans in loan group 1 ranged from approximately $107,914 to approximately $120,000,000 and the mortgage loans in loan group 1 had an



                                      S-9

                                            approximate average balance of $6,500,344. As of December 1, 2003, the balances of the mortgage loans in loan group 2 ranged from approximately
                                            $149,025 to approximately $23,200,000 and the mortgage loans in loan group
                                            2 had an approximate average balance of $4,003,553.

                           RELEVANT PARTIES AND DATES

ISSUER....................................  Morgan Stanley Capital I Trust 2003-IQ6.

DEPOSITOR.................................  Morgan Stanley Capital I Inc.

MASTER SERVICERS..........................  Wells Fargo Bank, National Association will act as general master servicer with respect to all of the mortgage loans in the trust, other than the
                                            Non-Trust Serviced Pari Passu Loans and other than the mortgage loans sold to us by NCB, FSB (the "NCB, FSB Mortgage Loans"). NCB, FSB will act as master servicer with respect to the NCB, FSB Mortgage Loans.

SPECIAL SERVICERS.........................  ARCap Servicing, Inc. will act as general special servicer with respect to all of the mortgage loans in the trust, other than the residential cooperative mortgage loans and the Non-Trust Serviced Pari Passu Loans.
                                            National Consumer Cooperative Bank will act as special servicer with respect to the residential cooperative mortgage loans.

PRIMARY SERVICERS.........................  Prudential Asset Resources, Inc. with respect to those mortgage loans sold to us by Prudential Mortgage Capital Funding, LLC, Nationwide Life
                                            Insurance Company with respect to those mortgage loans sold to us by
                                            Nationwide Life Insurance Company, Washington Mutual Bank, FA, with respect to those mortgage loans sold to us by Washington Mutual Bank, FA and Union
                                            Central Mortgage Funding, Inc. with respect to those mortgage loans sold to us by Union Central Mortgage Funding, Inc.

TRUSTEE...................................  LaSalle Bank National Association, a national banking association.

FISCAL AGENT..............................  ABN AMRO Bank N.V., a Netherlands banking corporation and indirect corporate parent of the Trustee.

PAYING AGENT..............................  Wells Fargo Bank Minnesota, N.A., which will also act as the certificate registrar. See "Description of the Offered Certificates--The Trustee,
                                            Fiscal Agent, Paying Agent, Certificate Registrar and Authenticating
                                            Agent--The Paying Agent, Certificate Registrar and Authenticating Agent" in
                                            this prospectus supplement.

OPERATING ADVISER.........................  The holders of certificates representing more than 50% of the aggregate certificate balance of the most subordinate class of certificates outstanding at any time of determination, or, if the certificate balance of that class of certificates is less than 25% of the initial certificate balance of that class, the next most subordinate class of certificates, may appoint a representative to act as operating adviser for the purposes described in this prospectus supplement. The initial operating adviser will be ARCap CMBS Fund REIT, Inc.

                                            With respect to Mortgage Loan No. 11, the holders of the related B Note will initially be entitled to exercise certain rights of the operating adviser. See "Servicing of the Mortgage Loans--Servicing


                                      S-10

                                            of Certain Mortgage Loans with Other Financing" in this prospectus supplement.

                                            The operating adviser will not have any rights with respect to any
                                            Non-Trust Serviced Pari Passu Loan under any Other Pooling and Servicing
                                            Agreement, as more fully discussed in this prospectus supplement.

SELLERS...................................  Prudential Mortgage Capital Funding, LLC, as to 18 mortgage loans (which include 8 mortgage loans in loan group 1 and 10 mortgage loans in loan group 2), representing 23.1% of the initial outstanding pool balance (and representing 20.3% of the initial outstanding loan group 1 balance and
                                            32.5% of the initial outstanding loan group 2 balance).

                                            Morgan Stanley Mortgage Capital Inc., as to 4 mortgage loans, representing
                                            20.2% of the initial outstanding pool balance (and representing 26.0% of the initial outstanding loan group 1 balance).

                                            CIBC Inc., as to 17 mortgage loans (which include 13 mortgage loans in loan group 1 and 4 mortgage loans in loan group 2), representing 17.2% of the initial outstanding pool balance (and representing 15.3% of the initial outstanding loan group 1 balance and 23.8% of the initial outstanding loan group 2 balance).

                                            NCB, FSB, as to 75 mortgage loans (which include 39 mortgage loans in loan group 1 and 36 mortgage loans in loan group 2), representing 12.9% of the initial outstanding pool balance (and representing 9.6% of the initial outstanding loan group 1 balance and 24.3% of the initial outstanding loan group 2 balance).

                                            Nationwide Life Insurance Company, as to 19 mortgage loans (which include
                                            17 mortgage loans in loan group 1 and 2 mortgage loans in loan group 2), representing 10.4% of the initial outstanding pool balance (and representing 11.6% of the initial outstanding loan group 1 balance and 6.3%
                                            of the initial outstanding loan group 2 balance).

                                            Washington Mutual Bank, FA, as to 23 mortgage loans (which include 21 mortgage loans in loan group 1 and 2 mortgage loans in loan group 2), representing 10.2% of the initial outstanding pool balance (and representing 12.6% of the initial outstanding loan group 1 balance and 1.8%
                                            of the initial outstanding loan group 2 balance).

                                            Teachers Insurance and Annuity Association of America, as to 3 mortgage loans (which include 1 mortgage loan in loan group 1 and 2 mortgage loans in loan group 2), representing 3.9% of the initial outstanding pool balance
                                            (and representing 1.7% of the initial outstanding loan group 1 balance and
                                            11.4% of the initial outstanding loan group 2 balance).

                                            Union Central Mortgage Funding, Inc., as to 16 mortgage loans, representing
                                            2.2% of the initial outstanding pool balance (and representing 2.9% of the initial outstanding loan group 1 balance).

UNDERWRITERS..............................  Morgan Stanley & Co. Incorporated, CIBC World Markets Corp., Deutsche Bank
                                            Securities Inc., Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner &
                                            Smith Incorporated.

CUT-OFF DATE..............................  December 1, 2003 or, with respect to (a) the 3 Times Square Pari Passu
                                            Loan, November 15, 2003 and (b) any mortgage loan originated after December
                                            1, 2003, the date of such origination. Except with respect to


                                      S-11

                                            the 3 Times Square Pari Passu Loan, for purposes of the information contained in this prospectus supplement (including the appendices hereto), scheduled payments due in December 2003 with respect to mortgage loans not having payment dates on the first of each month have been deemed received on December 1, 2003, not the actual day on which such scheduled payments are due.

CLOSING DATE..............................  On or about December 18, 2003.

DISTRIBUTION DATE.........................  The 15th of each month, commencing in January 2004 (or if the 15th is not a business day, the next succeeding business day).

RECORD DATE...............................  With respect to each distribution date, the close of business on the last business day of the preceding calendar month.

                                            ------------------------------- --------------------------------------
EXPECTED FINAL DISTRIBUTION DATES.........            Class A-1                        April 15, 2008
                                            ------------------------------- --------------------------------------
                                                      Class A-2                       November 15, 2010
                                            ------------------------------- --------------------------------------
                                                      Class A-3                        April 15, 2013
                                            ------------------------------- --------------------------------------
                                                      Class A-4                       December 15, 2013
                                            ------------------------------- --------------------------------------

                                            The Expected Final Distribution Date for each class of certificates is the date on which such class is expected to be paid in full, assuming no delinquencies, losses, modifications, extensions of maturity dates, repurchases or prepayments of the mortgage loans after the initial issuance of the certificates. Mortgage loans with anticipated repayment dates are assumed to repay in full on such dates.

RATED FINAL DISTRIBUTION DATE.............  As to each class of offered certificates, the distribution date in December 2041.

                              OFFERED CERTIFICATES

GENERAL...................................  Morgan Stanley Capital I Inc. is offering the following 4 classes of its
                                            Series 2003-IQ6 Commercial Mortgage Pass-Through Certificates:

                                            o    Class A-l

                                            o    Class A-2

                                            o    Class A-3

                                            o    Class A-4

                                            The entire series will consist of a total of 25 classes, the following 21 of which are not being offered by this prospectus supplement and the accompanying prospectus: Class X-1, Class X-2, Class X-Y, Class A-1A, Class
                                            B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K,
                                            Class L, Class M, Class N, Class O, Class EI, Class R-I, Class R-II and
                                            Class R-III.

CERTIFICATE BALANCE.......................  Your certificates will have the approximate aggregate initial certificate balance presented in the chart below and this balance below may vary by up to 5%:

                                            ------------------------------- --------------------------------------
                                                      Class A-1                           $50,000,000
                                            ------------------------------- --------------------------------------
                                                      Class A-2                           $45,000,000
                                            ------------------------------- --------------------------------------
                                                      Class A-3                           $83,000,000
                                            ------------------------------- --------------------------------------
                                                      Class A-4                          $470,824,000
                                            ------------------------------- --------------------------------------

                                      S-12

                                            The certificate balance at any time is the maximum amount of principal distributable to a class and is subject to adjustment on each distribution date to reflect any reductions resulting from distributions of principal to that class or any allocations of losses to that class.

                                            The Class X-1 Certificates, the Class X-2 Certificates and the Class X-Y
                                            Certificates, which are private certificates, will not have certificate balances; each such class of certificates will instead represent the right to receive distributions of interest accrued as described herein on a notional amount. The notional amount of the Class X-1 Certificates will be equal to the aggregate of the certificate balances of the classes of certificates (other than the Class X-1, Class X-2, Class X-Y, Class EI,
                                            Class R-I, Class R-II and Class R-III Certificates) outstanding from time to time.

                                            The notional amount of the Class X-2 Certificates at any time on or before the distribution date occurring in December 2011 will be an amount equal to the then outstanding aggregate notional amount of the Class A-1, Class A-2,
                                            Class A-3, Class A-4, Class A-1A, Class B, Class C, Class D, Class E, Class
                                            F, Class G, Class H and Class J components. After the distribution date occurring in December 2011, the notional amount of the Class X-2
                                            Certificates will be equal to zero.

                                            As of any distribution date, the notional amount of the Class A-1, Class
                                            A-2, Class A-3, Class A-4, Class A-1A, Class B, Class C, Class D, Class E,
                                            Class F, Class G, Class H and Class J components will generally be equal to the lesser of (i) the certificate balance of the corresponding class of certificates as of such date (taking into account any distributions of principal made on, and any realized losses allocated to, such classes of certificates) and (ii) the amount specified for such component and such distribution date on Schedule B to this prospectus supplement.

                                            The notional amount of the Class X-Y Certificates will be equal to the total principal balance of certain residential cooperative mortgage loans identified on Appendix II to this prospectus supplement.

                                            Accordingly, the notional amount of the Class X-1 Certificates will be reduced on each distribution date by any distributions of principal actually made on, and any losses actually allocated to any class of certificates (other than the Class X-1, Class X-2, Class X-Y, Class EI,
                                            Class R-I, Class R-II and Class R-III Certificates) outstanding from time to time. The notional amount of the Class X-2 Certificates will be reduced on each distribution date by any distributions of principal actually made on, and any losses actually allocated to, any component and any class of certificates included in the calculation of the notional amount for the
                                            Class X-2 Certificates on such distribution date, as described above, to the extent that such distribution or allocation of losses reduces the principal balance of the related class of certificates to a balance that is lower than the amount shown on Schedule B to this prospectus supplement.
                                            Holders of the Class X-2 Certificates will not be entitled to distributions of interest at any time following the distribution date occurring in
                                            December 2011.

                                            The notional amount of the Class X-Y Certificates will be reduced on each distribution date by collections and advances of principal on certain residential cooperative mortgage loans identified on Appendix II to this prospectus supplement and losses on those residential



                                      S-13

                                            cooperative mortgage loans previously allocated to the Certificateholders.

                                            Upon initial issuance, the aggregate notional amounts of the Class X-1
                                            Certificates, Class X-2 Certificates and Class X-Y Certificates will be
                                            $997,739,954, $918,095,000 and $60,507,379, respectively, subject in each case to a permitted variance of plus or minus 5%. The notional amount of each Class X Certificate is used solely for the purpose of determining the amount of interest to be distributed on such certificate and does not represent the right to receive any distributions of principal.

PASS-THROUGH RATES........................  Your certificates will accrue interest at an annual rate called a pass-through rate. The following table lists the initial pass-through rates for each class of offered certificates:

                                            ------------------------------- --------------------------------------
                                                      Class A-1                         2.80% (Fixed)
                                            ------------------------------- --------------------------------------
                                                      Class A-2                         4.17% (Fixed)
                                            ------------------------------- --------------------------------------
                                                      Class A-3                         4.74% (Fixed)
                                            ------------------------------- --------------------------------------
                                                      Class A-4                         4.97% (Fixed)
                                            ------------------------------- --------------------------------------

                                            Interest on your certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months, also referred to in this prospectus supplement as a 30/360 basis.

                                            The pass-through rates for the Class A-1, Class A-2, Class A-3 and Class
                                            A-4 Certificates are fixed at their respective per annum rates set forth above.

                                            The pass-through rate applicable to the Class X-1 Certificates for the initial distribution date will equal approximately 0.18% per annum.

                                            The pass-through rate applicable to the Class X-1 Certificates for each distribution date subsequent to the initial distribution date will equal the weighted average of the respective Class X-1 Strip Rates at which interest accrues from time to time on the respective components of the total notional amount of the Class X-1 Certificates outstanding immediately prior to the related distribution date (weighted on the basis of the respective balances of such components outstanding immediately prior to such distribution date). Each of those components will be comprised of all or a designated portion of the certificate balance of one of the classes of the Principal Balance Certificates. In general, the certificate balance of each class of Principal Balance Certificates will constitute a separate component of the total notional amount of the Class X-1 Certificates;
                                            provided that, if a portion, but not all, of the certificate balance of any particular class of Principal Balance Certificates is identified on
                                            Schedule B to this prospectus supplement as being part of the total notional amount of the Class X-2 Certificates immediately prior to any distribution date, then that identified portion of such certificate balance will also represent one or more separate components of the total notional amount of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related distribution date, and the remaining portion of such certificate balance will represent one or more other separate components of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related distribution date. For any distribution date occurring on or before December 2011, and any particular component of the total notional amount of the Class X-1
                                            Certificates immediately prior to the


                                      S-14


                                            related distribution date, the applicable "Class X-1 Strip Rate" will be calculated as follows:

                                            o    if such particular component consists of the entire certificate balance of any class of Principal Balance Certificates, and if such certificate balance also constitutes, in its entirety, a component of the total notional amount of the Class X-2 Certificates immediately prior to the related distribution date, then the applicable Class X-1
                                                 Strip Rate will equal the excess, if any, of (a) the Weighted Average
                                                 Net Mortgage Rate for such distribution date, over (b) the greater of
                                                 (i) the rate per annum corresponding to such distribution date as set forth on Schedule A to this prospectus supplement and (ii) the pass-through rate for such distribution date for such class of
                                                 Principal Balance Certificates;

                                            o    if such particular component consists of a designated portion (but not all) of the certificate balance of any class of Principal Balance
                                                 Certificates, and if such designated portion of such certificate balance also constitutes a component of the total notional amount of the Class X-2 Certificates immediately prior to the related distribution date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for
                                                 such distribution date, over (b) the greater of (i) the rate per annum corresponding to such distribution date as set forth on Schedule A to this prospectus supplement and (ii) the pass-through rate for such distribution date for such class of Principal Balance Certificates;

                                            o    if such particular component consists of the entire certificate balance of any class of Principal Balance Certificates, and if such certificate balance does not, in whole or in part, also constitute a component of the total notional amount of the Class X-2 Certificates immediately prior to the related distribution date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a)
                                                 the Weighted Average Net Mortgage Rate for such distribution date, over (b) the pass-through rate for such distribution date for such class of Principal Balance Certificates; and

                                            o    if such particular component consists of a designated portion (but not all) of the certificate balance of any class of Principal Balance
                                                 Certificates, and if such designated portion of such certificate balance does not also constitute a component of the total notional amount of the Class X-2 Certificates immediately prior to the related distribution date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for
                                                 such distribution date, over (b) the pass-through rate for such distribution date for such class of Principal Balance Certificates.

                                            For any distribution date occurring after December 2011, the certificate balance of each class of Principal Balance Certificates will constitute a separate component of the total notional amount of the Class X-1
                                            Certificates, and the applicable Class X-1 Strip Rate with respect to each such component for each such distribution date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such distribution date, over (b) the pass-through rate for such distribution date for such class of Principal Balance Certificates. Under no circumstances will the
                                            Class X-1 Strip Rate be less than zero.

                                      S-15

                                            The pass-through rate applicable to the Class X-2 Certificates for the initial distribution date will equal approximately 0.76% per annum. The pass-through rate applicable to the Class X-2 Certificates for each distribution date subsequent to the initial distribution date and on or before the distribution date in December 2011 will equal the weighted average of the respective Class X-2 Strip Rates at which interest accrues from time to time on the respective components of the total notional amount of the Class X-2 Certificates outstanding immediately prior to the related distribution date (weighted on the basis of the respective balances of such components outstanding immediately prior to such distribution date). Each of those components will be comprised of all or a designated portion of the certificate balance of a specified class of Principal Balance Certificates.
                                            If all or a designated portion of the certificate balance of any class of
                                            Principal Balance Certificates is identified on Schedule B to this prospectus supplement as being part of the total notional amount of the
                                            Class X-2 Certificates immediately prior to any distribution date, then that certificate balance (or designated portion thereof) will represent one or more separate components of the total notional amount of the Class X-2
                                            Certificates for purposes of calculating the accrual of interest for the related distribution date. For any distribution date occurring on or before
                                            December 2011, and any particular component of the total notional amount of the Class X-2 Certificates immediately prior to the related distribution date, the applicable "Class X-2 Strip Rate" will equal the excess, if any, of:

                                            o    the lesser of (a) the rate per annum corresponding to such distribution date as set forth on Schedule A to this prospectus supplement and (b) the Weighted Average Net Mortgage Rate for such distribution date, over

                                            o    the pass-through rate for such distribution date for the class of
                                                 Principal Balance Certificates whose certificate balance, or a designated portion thereof, comprises such component.

                                            Under no circumstances will the Class X-2 Strip Rate be less than zero.

                                            The pass-through rate applicable to the Class X-Y Certificates for the initial distribution date will equal approximately 0.42% per annum.

                                            The pass-through rate applicable to the Class X-Y Certificates for each distribution date subsequent to the initial distribution date will equal the weighted average of the respective Class X-Y Strip Rates of the residential cooperative mortgage loans that are included in the notional amount of the Class X-Y Certificates (as identified on Appendix II to this prospectus supplement). For each distribution date after the initial distribution date, the "Class X-Y Strip Rate" for each of those residential cooperative mortgage loans will equal the difference of:

                                            o    the mortgage interest rate in effect for that mortgage loan as of the date of initial issuance of the offered certificates, net of the sum of the annual rates at which the related master servicing fee and trustee fee are calculated, minus

                                            o    5.25% per annum;

                                            provided that, if the subject residential cooperative mortgage loan accrues interest on the basis of the actual number of days elapsed

                                      S-16

                                            during each 1-month interest accrual period in a year assumed to consist of
                                            360 days, then the foregoing differential will be multiplied by a fraction, expressed as a percentage, the numerator of which is the number of days in the subject interest accrual period and the denominator of which is 30.

                                            Under no circumstances will the Class X-Y Strip Rate be less than zero.

                                            The pass-through rate for the Class A-1A Certificates will be equal to a fixed rate of 4.76%. The pass-through rates for the Class B, Class C, Class
                                            D and Class E Certificates will be equal to the Weighted Average Net
                                            Mortgage Rate for such distribution date less 0.55%, 0.44%, 0.36% and
                                            0.19%, respectively. The pass-through rates for the Class F and Class G
                                            Certificates will be a per annum rate equal to the Weighted Average Net
                                            Mortgage Rate for such distribution date. The pass-through rates applicable to each of the Class H, Class J, Class K, Class L, Class M, Class N and
                                            Class O Certificates will, at all times, be equal to the lesser of 5.26%
                                            per annum and the Weighted Average Net Mortgage Rate.

                                            The "Weighted Average Net Mortgage Rate" for a particular distribution date is a weighted average of the interest rates on the mortgage loans (which interest rates, with respect to the residential cooperative mortgage loans included in the notional amount of the Class X-Y Certificates (as identified on Appendix II to this prospectus supplement), are reduced by any applicable Class X-Y Strip Rates) minus a weighted average annual administrative cost rate, which includes the master servicing fee rate, any excess servicing fee rate, the primary servicing fee rate and the trustee fee rate related to such mortgage loans. The relevant weighting is based upon the respective scheduled principal balances of the mortgage loans as in effect immediately prior to the relevant distribution date. For purposes of calculating the Weighted Average Net Mortgage Rate, the mortgage loan interest rates of such mortgage loans will not reflect any default interest rate. The mortgage loan interest rates of such mortgage loans will also be determined without regard to any loan term modifications agreed to by the applicable special servicer or resulting from any borrower's bankruptcy or insolvency. In addition, for purposes of calculating the Weighted Average
                                            Net Mortgage Rate, if a mortgage loan does not accrue interest on a 30/360 basis, its interest rate for any month will, in general, be deemed to be the rate per annum that, when calculated on a 30/360 basis, will produce the amount of interest that actually accrues on that mortgage loan in that month and as further adjusted as described in this prospectus supplement.

DISTRIBUTIONS

A.   AMOUNT AND ORDER OF
     DISTRIBUTIONS........................  On each distribution date, funds available for distribution from the mortgage loans, net of  specified trust expenses, including all servicing fees, trustee fees and related compensation, will be distributed in the following amounts and priority:

                                                 Step l/Class A and Class X:  To interest, concurrently,

                                                 o    on Classes A-1, A-2, A-3 and A-4, from the portion of the
                                                      available distribution amount for such distribution date that is

                                      S-17

                                                      attributable to the mortgage loans in loan group 1, pro rata, in each case in accordance with their interest entitlements,

                                                 o    on Class A-1A, from the portion of the available distribution amount for such distribution date that is attributable to the mortgage loans in loan group 2, and

                                                 o    on Class X-1, Class X-2 and Class X-Y, pro rata, from the
                                                      available distribution amount, in each case in accordance
                                                      with their interest entitlements.

                                            However, if on any distribution date, the available distribution amount (or applicable portion thereof) is insufficient to pay in full the total amount of interest to be paid to any of the Class A or Class X Certificates on such distribution date as described above, the available distribution amount will be allocated among all these classes pro rata in accordance with their interest entitlements for such distribution date, without regard to loan group.

                                                 Step 2/Class A: To the extent of amounts then required to be distributed as principal,

                                            (a) to Class A-1, Class A-2, Class A-3 and Class A-4,

                                                 o    first, to the Class A-1 Certificates, from the portion of such amounts attributable to loan group 1 and, after the principal balance of the Class A-1A certificates have been reduced to zero, the portion of such amounts attributable to loan group 2
                                                      remaining after payments to the Class A-1A certificates have been made on such distribution date, until its principal balance is reduced to zero,

                                                 o    second, to the Class A-2 Certificates, from the portion of such amounts attributable to loan group 1 remaining after payments to the Class A-1 certificates have been made on such distribution date and, after the principal balance of the Class A-1A
                                                      certificates have been reduced to zero, the portion of such amounts attributable to loan group 2 remaining after payments to the Class A-1A and Class A-1 certificates have been made on such distribution date, until its principal balance is reduced to zero,

                                                 o    third, to the Class A-3 Certificates, from the portion of such amounts attributable to loan group 1 remaining after payments to the Class A-1 and Class A-2 certificates have been made on such distribution date and, after the principal balance of the Class
                                                      A-1A Certificates have been reduced to zero, the portion of such amounts attributable to loan group 2 remaining after payments to the Class A-1A, Class A-1 and Class A-2 certificates have been made on such distribution date, until its principal balance is reduced to zero, and

                                                 o    fourth, to the Class A-4 Certificates, from the portion of such amounts attributable to loan group 1 remaining after payments to the Class A-1, Class A-2 and Class A-3 certificates have been made on such distribution date and, after the principal balance of the Class A-1A Certificates have been reduced to zero, the portion of such amounts attributable to loan group 2


                                      S-18

                                                      remaining after payments to the Class A-1A, Class A-1, Class A-2 and Class A-3 certificates have been made on such distribution date, until its principal balance is reduced to zero; and

                                            (b) to Class A-1A, from the portion of such amounts attributable to loan group 2 and, after the principal balance of the Class A-4 certificates have been reduced to zero, the portion of such amounts attributable to loan group 1 remaining after payments to the Class A-1, Class A-2, Class A-3 and
                                            Class A-4 certificates have been made on such distribution date, until its principal balance is reduced to zero.

                                            If the principal amount of each class of principal balance certificates other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A
                                            Certificates has been reduced to zero as a result of losses on the mortgage loans or an appraisal reduction, principal will be distributed to Class
                                            A-1, Class A-2, Class A-3, Class A-4 and Class A-1A, pro rata, in accordance with their principal balances.

                                                 Step 3/Class A and Class X: To reimburse Classes A-1, A-2, A-3, A-4 and A-1A and, with respect to interest only, Classes X-1, X-2 and X-Y, pro rata, for any previously unreimbursed losses on the mortgage loans that were previously borne by those classes, together with interest at the applicable pass-through rate.

                                                 Step 4/Subordinate Private Certificates: In the amounts and order of priority described in the pooling and servicing agreement.

                                            Each Certificateholder will receive its share of distributions on its class of certificates on a pro rata basis with all other holders of certificates of the same class. See "Description of the Offered
                                            Certificates--Distributions" in this prospectus supplement.

B.   INTEREST AND PRINCIPAL
     ENTITLEMENTS.........................  A description of the interest entitlement payable to each class can be found in "Description of the Offered Certificates--Distributions" in this prospectus supplement. As described in that section, there are circumstances relating to the timing of prepayments in which your interest entitlement for a distribution date could be less than 1 full month's interest at the pass-through rate on your certificate's principal balance.
                                            In addition, the right of each master servicer, each special servicer, the trustee and the fiscal agent to reimbursement for payment of non-recoverable advances, payment of compensation and reimbursement of certain costs and expenses will be prior to your right to receive distributions of principal or interest.

                                            The Class X Certificates will not be entitled to principal distributions.
                                            The amount of principal required to be distributed on the classes entitled to principal on a particular distribution date will, in general, be equal to the sum of:

                                            o    the principal portion of all scheduled payments, other than balloon payments, to the extent received or advanced by the master servicer or other party (in accordance with the Pooling and Servicing Agreement)
                                                 during the related collection period;

                                            o    all principal prepayments and the principal portion of balloon payments received during the related collection period;

                                      S-19


                                            o    the principal portion of other collections on the mortgage loans received during the related collection period, such as liquidation proceeds, condemnation proceeds, insurance proceeds and income on
                                                 "real estate owned"; and

                                            o    the principal portion of proceeds of mortgage loan repurchases received during the related collection period;

                                            subject, however, to the adjustments described in this prospectus supplement. See the definition of "Principal Distribution Amount" in the
                                            "Glossary of Terms."

C.   PREPAYMENT PREMIUMS/YIELD
     MAINTENANCE CHARGES..................  The manner in which any prepayment premiums and yield maintenance charges received during a particular collection period will be allocated to the
                                            Class X-1, Class X-2 and Class X-Y Certificates, on the one hand, and the classes of certificates entitled to principal, on the other hand, is described in "Description of the Offered Certificates--Distributions" in
                                            this prospectus supplement.

SUBORDINATION

A.   GENERAL..............................  The chart below describes the manner in which the rights of various classes will be senior to the rights of other classes. Entitlement to receive principal and interest (other than certain excess interest in connection with hyperamortizing loans) on any distribution date is depicted in descending order. The manner in which mortgage loan losses (including interest other than certain excess interest (over the amount of interest that would have accrued if the interest rate did not increase) in connection with hyperamortizing loans) are allocated is depicted in ascending order.

                                                             ----------------------------------------
                                                                Class A-1, Class A-2, Class A-3,
                                                              Class A-4, Class A-1A*, Class X-1**,
                                                                   Class X-2** and Class X-Y**
                                                             ----------------------------------------
                                                                               |
                                                             ----------------------------------------
                                                                           Classes B-O
                                                             ----------------------------------------

                                            NO OTHER FORM OF CREDIT ENHANCEMENT WILL BE AVAILABLE TO YOU AS A HOLDER OF
                                            OFFERED CERTIFICATES.

                                            * The Class A-1A certificates are not offered hereby. The Class A-1A certificates have a priority entitlement to principal payments received in respect of mortgage loans included in loan group 2. The Class A-1, Class
                                            A-2, Class A-3 and Class A-4 certificates have a priority entitlement to principal payments received in respect of mortgage loans included in loan group 1. See "Description of the Offered Certificates--Distributions" in
                                            this prospectus supplement.

                                            ** Interest only certificates. No principal payments or realized loan losses of principal will be allocated to the Class X-1, Class X-2 or Class
                                            X-Y Certificates. However, any mortgage loan losses allocated to any class of principal balance certificates will reduce the notional amount of the
                                            Class X-1 Certificates, any mortgage loan losses allocated to any component included in the calculation of the notional

                                      S-20

                                            amount of the Class X-2 Certificates in that period will reduce the notional amount of the Class X-2 Certificates and any realized loan losses of principal with respect to the residential cooperative mortgage loans included in the calculation of the notional amount of the Class X-Y
                                            Certificates (as identified on Appendix II to this prospectus supplement)
                                            in that period will reduce the notional amount of the Class X-Y
                                            Certificates.

B.   SHORTFALLS IN AVAILABLE FUNDS........  The following types of shortfalls in available funds will reduce amounts available for distribution and will be allocated in the same manner as mortgage loan losses:

                                            o    shortfalls resulting from compensation which each special servicer is entitled to receive;

                                            o    shortfalls resulting from interest on advances made by each master servicer, each special servicer, the trustee or the fiscal agent, to the extent not covered by default interest and late payment charges paid by the borrower (or, in the case of advances made with respect to the Pari Passu Loans, the portion of such amounts, if any, that is allocable to the trust); and

                                            o    shortfalls resulting from a reduction of a mortgage loan's interest rate by a bankruptcy court or other modification or from other unanticipated, extraordinary or default-related expenses of the trust.

                                            Shortfalls in mortgage loan interest as a result of the timing of voluntary and involuntary prepayments (net of certain amounts required to be used by each master servicer to offset such shortfalls) will be allocated to each class of certificates, pro rata, in accordance with their respective interest entitlements.



                       INFORMATION ABOUT THE MORTGAGE POOL

CHARACTERISTICS OF THE MORTGAGE POOL

A.   GENERAL..............................  All numerical information in this prospectus supplement concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based upon their outstanding principal balances as of the cut-off date. With respect to mortgage loans not having due dates on the first day of each month
                                            (other than the 3 Times Square Pari Passu Loan), scheduled payments due in
                                            December 2003 have been deemed received on December 1, 2003.

B.   PRINCIPAL BALANCES...................  The trust's primary assets will be 175 mortgage loans (which includes 119 mortgage loans in loan group 1 and 56 mortgage loans in loan group 2) with an aggregate principal balance as of December 1, 2003 of approximately
                                            $997,739,954 (which includes $773,540,961 in loan group 1 and $224,198,993 in loan group 2). It is possible that the aggregate mortgage loan balance, the initial outstanding loan group 1 balance and the initial outstanding loan group 2 balance will vary by up to 5%. As of December 1, 2003, the principal balance of the mortgage loans in the mortgage pool ranged from approximately $107,914 to approximately $120,000,000 (and the balances of the mortgage loans ranged from approximately $107,914 to approximately
                                            $120,000,000 and from approximately $149,025 to approximately $23,200,000 in

                                      S-21

                                            loan group 1 and loan group 2, respectively) and the mortgage loans had an approximate average balance of $5,701,371 (and an approximate average balance of $6,500,394 in loan group 1 and $4,003,533 in loan group 2, respectively).

C.   FEE SIMPLE/LEASEHOLD.................  178 mortgaged properties, securing mortgage loans representing 92.0% of the initial outstanding pool balance (which include 115 mortgage loans in loan group 1, representing 89.7% of the initial outstanding loan group 1 balance, and 56 mortgage loans in loan group 2, representing 100.0% of the initial outstanding loan group 2 balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in such mortgaged properties. 1 mortgaged property, securing a mortgage loan representing less than 0.1% of the initial outstanding pool balance (and representing 0.1% of the initial outstanding loan group 1 balance), is subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on both a fee and a leasehold interest in the mortgaged property. 3 mortgaged properties, securing mortgage loans representing 7.9% of the initial outstanding pool balance (and representing 10.2% of the initial outstanding loan group 1 balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a leasehold interest in such mortgaged properties.

D.   PROPERTY TYPES.......................  The following tables show how the mortgage loans are secured by collateral which is distributed among different types of properties.

                                            --------------------------- --------------------- ---------------------
                                                                           PERCENTAGE OF      NUMBER OF MORTGAGED
                                                                        INITIAL OUTSTANDING    PROPERTIES IN THE
                                                  PROPERTY TYPE             POOL BALANCE         MORTGAGE POOL
                                            --------------------------- --------------------- ---------------------
                                            Multifamily(1)..........            40.9%                 120
                                            --------------------------- --------------------- ---------------------
                                            Retail..................            38.3%                  29
                                            --------------------------- --------------------- ---------------------
                                            Office..................            16.7%                  16
                                            --------------------------- --------------------- ---------------------
                                            Industrial..............             2.8%                  11
                                            --------------------------- --------------------- ---------------------
                                            Manufactured Housing....             0.7%                   4
                                            --------------------------- --------------------- ---------------------
                                            Self-Storage............             0.6%                   2
                                            --------------------------- --------------------- ---------------------

                                           (1)  Includes 74 residential cooperative properties, representing 12.7% of the initial outstanding pool balance.

                                            For information regarding the types of properties securing the mortgage loans included in loan group 1 or loan group 2, see Appendix I to this prospectus supplement.

E.   PROPERTY LOCATION....................  The number of mortgaged properties, and the approximate percentage of the aggregate principal balance of the mortgage loans secured by mortgaged properties located in the 4 states with the highest concentrations of mortgaged properties, are as described in the tables below:

                                                                          PROPERTY LOCATION

                                            ------------------------ ----------------------- ---------------------
                                                                     PERCENTAGE OF INITIAL   NUMBER OF MORTGAGED
                                                                        OUTSTANDING POOL      PROPERTIES IN THE
                                                     STATE                  BALANCE             MORTGAGE POOL
                                            ------------------------ ----------------------- ---------------------
                                            New York                         39.1%                   110
                                            ------------------------ ----------------------- ---------------------
                                            Ohio                             13.2%                     4
                                            ------------------------ ----------------------- ---------------------
                                            Florida                           6.6%                     5
                                            ------------------------ ----------------------- ---------------------
                                            Illinois                          6.3%                     2
                                            ------------------------ ----------------------- ---------------------

                                      S-22

                                            The remaining mortgaged properties are located throughout 21 other states and the District of Columbia. None of these states has a concentration of mortgaged properties that represents security for more than 5.0% of the initial outstanding pool balance.

                                            For information regarding the location of the properties securing the mortgage loans included in loan group 1 or loan group 2, see Appendix I to this prospectus supplement.

F.   OTHER MORTGAGE LOAN
     FEATURES.............................   As of December 1, 2003, the mortgage loans had the following characteristics:

                                             o    The most recent scheduled payment of principal and interest on any mortgage loan was not 30 days or more past due, and no mortgage loan has been 30 days or more past due in the past year.

                                             o    7 groups of mortgage loans are made to the same borrower or borrowers related through common ownership and where, in general, the related mortgaged properties are commonly managed (which include 6 groups of mortgage loans in loan group 1 and 2 groups of mortgage loans in loan group 2). The 3 largest groups represent 7.0%, 3.8% and 1.5%, respectively, of the initial outstanding pool balance (and representing 8.5%, 4.9% and 1.9% of the initial outstanding loan group
                                                  1 balance). See Appendix II attached hereto.

                                             o    22 of the mortgaged properties securing mortgage loans, representing
                                                  11.4% of the initial outstanding pool balance (and representing 14.7%
                                                  of the initial outstanding loan group 1 balance), are each leased to a single tenant.

                                             o    All of the mortgage loans bear interest at fixed rates.

                                             o    No mortgage loan permits negative amortization or the deferral of accrued interest (except excess interest that would accrue in the case of hyperamortizing loans after the applicable anticipated repayment date for such loans).

G.   BALLOON LOANS/ARD LOANS..............  As of December 1, 2003, the mortgage loans had the following additional characteristics:

                                            o    147 of the mortgage loans, representing 91.0% of the initial outstanding pool balance (which include 97 mortgage loans in loan group 1, representing 90.4% of the initial outstanding loan group 1 balance, and 50 mortgage loans in loan group 2, representing 93.1% of the initial outstanding loan group 2 balance), are "balloon loans"
                                                 (including the hyperamortizing loans). For purposes of this prospectus supplement, we consider a mortgage loan to be a "balloon loan" if its principal balance is not scheduled to be fully or substantially amortized by the loan's maturity date or anticipated repayment date, as applicable. Of these 147 mortgage loans:

                                            o    16 mortgage loans, representing 29.6% of the initial outstanding pool balance (which include 13 mortgage loans in loan group 1, representing
                                                 31.9% of the initial outstanding loan group 1 balance, and 3 mortgage loans in loan group 2, representing 21.6% of the initial outstanding loan group 2 balance), are hyperamortizing


                                      S-23

                                                 loans which provide for an increase in the mortgage rate and/or principal amortization at a specified date prior to stated maturity.
                                                 These loans are structured this way to encourage the borrowers to repay the loan in full by the specified date (which is prior to the loan's stated maturity date) upon which these increases occur.

                                            o    The remaining 28 mortgage loans, representing 9.0% of the initial outstanding pool balance (which include 22 mortgage loans in loan group 1, representing 9.6% of the initial outstanding loan group 1 balance, and 6 mortgage loans in loan group 2, representing 6.9% of the initial outstanding loan group 2 balance), are fully amortizing and are expected to have less than 5% of the original principal balance outstanding as of their related stated maturity dates.

H.   INTEREST ONLY LOANS..................  As of December 1, 2003, the mortgage loans had the following additional characteristics:

                                            o    9 mortgage loans, representing 2.7% of the initial outstanding pool balance (and representing 3.5% of the initial outstanding loan group 1 balance), provide for monthly payments of interest only for their entire term.

                                            o    3 mortgage loans, representing 18.2% of the initial outstanding pool balance (which include two mortgage loans from loan group 1, representing 20.4% of the initial loan group 1 balance and one mortgage loan in loan group 2, representing 10.3% of the initial loan group 2 balance), provides for monthly payments of interest only for a portion of its term and then provides for the monthly payment of principal and interest over its remaining term.

I.   PREPAYMENT/DEFEASANCE
     PROVISIONS...........................  As of December 1, 2003, each of the mortgage loans restricted voluntary principal prepayments in one of the following ways:

                                            o    93 mortgage loans, representing 80.4% of the initial outstanding pool balance (which include 66 mortgage loans in loan group 1, representing
                                                 81.9% of the initial outstanding loan group 1 balance, and 27 mortgage loans in loan group 2, representing 75.2% of the initial outstanding loan group 2 balance), prohibit voluntary principal prepayments for a period ending on a date specified in the related mortgage note, which period is referred to in this prospectus supplement as a lockout period, but permit the related borrower, after an initial period of at least 2 years following the date of issuance of the certificates, to defease the mortgage loan by pledging to the trust "government securities" as defined in the Investment Company Act of 1940, subject to rating agency approval, and obtaining the release of the mortgaged property from the lien of the mortgage.

                                            o    28 mortgage loans, representing 8.1% of the initial outstanding pool balance (and representing 10.4% of the initial outstanding loan group
                                                 1 balance), have either no lockout period or the lockout period has expired and the mortgage loans permit voluntary principal prepayments at any time if, for a certain period of time, accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and 1.0% of the amount prepaid, of these loans.



                                      S-24

                                            o    2 mortgage loans, representing 2.9% of the initial outstanding pool balance (which include 1 mortgage loan in loan group 1, representing
                                                 1.7% of the initial outstanding loan group 1 balance, and 1 mortgage loan in loan group 2, representing 7.0% of the initial outstanding loan group 2 balance), prohibit voluntary principal prepayments during a lockout period, and following the lockout period permit principal prepayment if accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and 1.0% of the amount prepaid.

                                            o    1 mortgage loan, representing 0.9% of the initial outstanding pool balance (and representing 1.2% of the initial outstanding loan group 1 balance), prohibits voluntary principal prepayments during a lockout period, and following the lockout period permits principal prepayment if accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and 1.0% of the amount prepaid or defeasance of the mortgage loan any time after the date occurring 25 months after the first scheduled payment date under the related note, provided that the note has not been transferred to a REMIC within 2 years prior to the date of defeasance.

                                            o    17 mortgage loans, representing 2.1% of the initial outstanding pool balance (which include 8 mortgage loans in loan group 1, representing
                                                 1.1% of the initial outstanding loan group 1 balance, and 9 mortgage loans in loan group 2, representing 5.7% of the initial outstanding loan group 2 balance), prohibit voluntary principal prepayments during a lockout period, and following the lockout period permits principal prepayment if accompanied by a prepayment premium calculated in accordance with a yield maintenance formula.

                                            o    1 mortgage loan, representing 0.4% of the initial outstanding pool balance (and representing 0.6% of the initial outstanding loan group 1 balance), prohibits voluntary principal prepayments during a lockout period, and following the lockout period permits principal prepayment if accompanied by a prepayment premium equal to 1.0% of the amount prepaid.

                                            o    30 mortgage loans, representing 4.4% of the initial outstanding pool balance (which include 13 mortgage loans in loan group 1, representing
                                                 2.5% of the initial outstanding loan group 1 balance, and 17 mortgage loans in loan group 2, representing 11.0% the initial outstanding loan group 2 balance), prohibit voluntary principal prepayments during a lockout period, and following the lockout period permit principal prepayment if accompanied by a prepayment premium equal to 2.0% of the amount prepaid.

                                            o    3 mortgage loans, representing 0.8% of the initial outstanding pool balance (which include 1 mortgage loan in loan group 1, representing
                                                 0.6% of the initial outstanding loan group 1 balance, and 2 mortgage loans in loan group 2, representing 1.2% of the initial outstanding loan group 2 balance), prohibit voluntary principal prepayments during a lockout period, and following the lockout period permit principal prepayment if accompanied by a prepayment premium equal to 3.0%, 2.0%
                                                 or 1.0% of the amount prepaid, depending upon the time of prepayment.



                                      S-25

                                            Notwithstanding the above, the mortgage loans generally (i) permit prepayment in connection with casualty or condemnation and certain other matters without payment of a prepayment premium or yield maintenance charge and (ii) provide for a specified period commencing prior to and including the maturity date or the anticipated repayment date during which the related borrower may prepay the mortgage loan without payment of a prepayment premium or yield maintenance charge. See the footnotes to
                                            Appendix II for more details about the various yield maintenance formulas.

                                            With respect to the prepayment and defeasance provisions set forth above, certain of the mortgage loans also include provisions described below:

                                            o    8 mortgage loans, representing 3.9% of the initial pool balance (and representing 5.1% of the initial outstanding loan group 1 balance), allow the release of a portion of the collateral for such mortgage loan in the event of a casualty if certain conditions are met, including the prepayment of a portion of the outstanding principal balance of the mortgage loan.

                                            See the footnotes to Appendix II of this prospectus supplement for more details concerning the foregoing provisions.

J.   MORTGAGE LOAN RANGES
     AND WEIGHTED AVERAGES................  As of December 1, 2003, the mortgage loans had the following additional characteristics:

         I.   MORTGAGE INTEREST
              RATES                         Mortgage interest rates ranging from 4.520% per annum to 7.380% per annum
                                            (and ranging from 4.570% per annum to 7.380% per annum for loan group 1 and from 4.520% per annum to 6.690% per annum for loan group 2), and a weighted average mortgage interest rate of 5.627% per annum (and 5.692% per annum for loan group 1 and 5.404% per annum for loan group 2).

         II.  REMAINING TERMS               Remaining terms to scheduled maturity ranging from 59 months to 238 months
                                            (and ranging from 83 months to 237 months for loan group 1 and from 59 months to 238 months for loan group 2), and a weighted average remaining term to scheduled maturity of 124 months (and weighted average remaining term to scheduled maturity of 125 months for loan group 1 and 121 months for loan group 2).

         III. REMAINING
              AMORTIZATION TERMS            Remaining amortization terms ranging from 116 months to 718 months (and ranging from 116 months to 718 months for loan group 1 and from 118 months to 535 months for loan group 2), and a weighted average remaining amortization term of 341 months (and 337 months for loan group 1 and 355 months for loan group 2).

         IV.  LOAN-TO-VALUE RATIOS          Loan-to-value ratios, calculated as described in this prospectus supplement, ranging from 1.5% to 79.9% (and ranging from 1.5% to 79.9% for loan group 1 and from 2.7% to 79.8% for loan group 2), and a weighted average loan-to-value ratio, calculated as described in this prospectus supplement, of 58.9% (and 58.5% for loan group 1 and 60.3% for loan group
                                            2).

                                            For 170 mortgage loans, representing 99.0% of the initial outstanding pool balance (which include 114 mortgage loans in loan group 1,

                                      S-26

                                            representing 98.7% of the initial outstanding loan group 1 balance, and 56 mortgage loans in loan group 2, representing 100.0% of the initial outstanding loan group 2 balance), the loan-to-value ratio was calculated according to the methodology set forth in this prospectus supplement based on the estimate of value from a third-party appraisal conducted after June
                                            1, 2002, or, with respect to the 3 Times Square Pari Passu Loan, September
                                            1, 2001. With respect to 74 of the mortgage loans described in the previous sentence, representing 12.7% of the initial outstanding pool balance (which include 38 mortgage loans in loan group 1, representing 9.3% of the initial outstanding loan group 1 balance, and 36 mortgage loans in loan group 2, representing 24.3% of the initial outstanding loan group 2 balance), which mortgage loans are secured by residential cooperative properties, such estimates of value were calculated based on the market value of the real property as if operated as a residential cooperative.

                                            For 5 mortgage loans, representing 1.0% of the initial outstanding pool balance (or 1.3% of the initial outstanding loan group 1 balance), the loan-to-value ratio was calculated according to the methodology set forth in this prospectus supplement based on valuations determined by applying a capitalization rate obtained from an updated third-party market study, conducted on or after June 1, 2002, to the underwritten net operating income of the mortgaged property.

                                            For detailed methodologies, see "Description of the Mortgage
                                            Pool--Assessments of Property Value and Condition--Appraisals" in this prospectus supplement.

         V.   DEBT SERVICE COVERAGE
              RATIOS                        Debt service coverage ratios, determined according to the methodology presented in this prospectus supplement, ranging from 1.11x to 60.67x (and ranging from 1.11x to 60.67x for loan group 1 and from 1.23x to 16.80x for loan group 2), and a weighted average debt service coverage ratio, determined according to the methodology presented in this prospectus supplement, of 2.64x (and 2.65x for loan group 1 and 2.61x for loan group
                                            2). Such calculations are based on underwritable cash flow and actual debt service of the related mortgage loans as described in this prospectus supplement.

ADVANCES

A.   PRINCIPAL AND INTEREST
     ADVANCES.............................  Subject to a recoverability determination described in this prospectus supplement, each master servicer (and the trustee or fiscal agent, if applicable) is required to advance delinquent monthly mortgage loan payments for mortgage loans for which it is acting as master servicer. None of the master servicers, the trustee or the fiscal agent will be required to advance (i) any additional interest accrued as a result of the imposition of any default rate, (ii) prepayment premiums or yield maintenance charges, (iii) any additional interest accrued as a result of any rate increase after an anticipated repayment date, (iv) excess interest, (v) balloon payments or (vi) payments on any Serviced Companion
                                            Loan or Non-Trust Serviced Companion Loan. If any balloon payment is not collected from the related borrower, subject to a recoverability determination described in this prospectus supplement, each master servicer will be required to advance an amount equal to the scheduled payment that would have been due if the related balloon



                                      S-27

                                            payment had not become due on those mortgage loans for which it is acting as master servicer.

                                            If a P&I Advance is made, the master servicer will defer rather than advance its master servicing fee, the excess servicing fee and the primary servicing fee, but will advance the trustee fee on those mortgage loans for which it is acting as master servicer.

                                            For an REO Property, subject to a recoverability determination described in this prospectus supplement, each master servicer or the trustee or fiscal agent will be required to advance the scheduled payment that would have been due if the predecessor mortgage loan had remained outstanding and continued to amortize in accordance with its amortization schedule in effect immediately before the REO Property was acquired.

B.   SERVICING ADVANCES...................  Subject to a recoverability determination described in this prospectus supplement, the master servicers, the trustee and the fiscal agent may also make servicing advances to pay delinquent real estate taxes, insurance premiums and similar expenses necessary to maintain and protect the mortgaged property, to maintain the lien on the mortgaged property or to enforce the mortgage loan documents; provided, however, that none of the master servicers, the trustee or the fiscal agent will be required to make servicing advances with respect to the Non-Trust Serviced Pari Passu Loans.
                                            In addition, each special servicer may, but is not required to, make servicing advances on an emergency basis. With respect to each Non-Trust
                                            Serviced Pari Passu Loan, the related Other Master Servicer and the related
                                            Other Trustee will be required to make servicing advances, subject to a recoverability determination substantially similar to the recoverability determination described in this prospectus supplement.

C.   INTEREST ON ADVANCES.................  All advances made by the master servicers, the special servicers, the trustee or the fiscal agent will accrue interest at a rate equal to the
                                            "prime rate" as reported in The Wall Street Journal. Advances of principal and interest made in respect of mortgage loans which have grace periods that expire on or after the determination date will not begin to accrue interest until the day succeeding the expiration date of such applicable grace period; provided that if such advance is not reimbursed from collections received from the related borrower by the end of the applicable grace period, advance interest will accrue from the date such advance is made (which will be the master servicer remittance date).

D.   BACK-UP ADVANCES.....................  Pursuant to the requirements of the pooling and servicing agreement, if either master servicer fails to make a required advance, the trustee will be required to make the advance, and if the trustee fails to make a required advance the fiscal agent will be required to make the advance, each subject to the same limitations, and with the same rights of the applicable master servicer.

E.   RECOVERABILITY.......................  None of the master servicers, the special servicers, the trustee or the fiscal agent will be required to make any advance if the applicable master servicer or special servicer reasonably determines that such advance would not be recoverable in accordance with the servicing standard (or, in the case of the trustee or the fiscal agent its good faith business judgment), and the trustee and the fiscal agent may rely on any

                                      S-28

                                            such determination made by the applicable master servicer or special servicer.

                                            If the general master servicer receives written notice by any Other Master
                                            Servicer that such Other Master Servicer has determined, with respect to the related Non-Trust Serviced Companion Loan, that any proposed advance of scheduled principal and interest payments would be, or that any outstanding advance of scheduled principal and interest payments is, a nonrecoverable advance, then none of the general master servicer, the general special servicer, the trustee or the fiscal agent will be permitted to make any additional P&I Advances with respect to the related Non-Trust Serviced Pari
                                            Passu Loan. Following receipt of such notice, such advancing parties may resume making P&I Advances with respect to such Non-Trust Serviced Pari
                                            Passu Loan if the general master servicer has consulted with the Other
                                            Master Servicer and they agree that circumstances with respect to such
                                            Non-Trust Serviced Loan Pair have changed such that a proposed future advance of scheduled principal and interest payments would not be a nonrecoverable advance. Notwithstanding the foregoing, the general master servicer will continue to have the discretion to determine that any future
                                            P&I Advance would be, or that any outstanding P&I Advance is, as applicable, a Nonrecoverable Advance. Once such a determination is made by the general master servicer or the general master servicer receives written notice of such determination by the Other Master Servicer, the general master servicer will be required to follow the process set forth in this paragraph before making any additional P&I Advances with respect to such
                                            Non-Trust Serviced Pari Passu Loan.

                                            With respect to each Non-Trust Serviced Pari Passu Loan, neither the related Other Master Servicer nor the related Other Trustee will make a servicing advance if it makes a determination substantially similar to the determination set forth in the second preceding paragraph.

F.   ADVANCES DURING AN
     APPRAISAL REDUCTION EVENT............  The occurrence of certain adverse events affecting a mortgage loan will require the applicable special servicer to obtain a new appraisal or other valuation of the related mortgaged property. In general, if the principal amount of the mortgage loan plus all other amounts due thereunder and interest on advances made with respect thereto exceeds 90% of the value of the mortgaged property determined by an appraisal or other valuation, an appraisal reduction may be created in the amount of the excess as described in this prospectus supplement, provided, however, in the case of a
                                            Non-Trust Serviced Pari Passu Loan, an appraisal reduction will be created by the appraisal or other valuation obtained by the related Other Special
                                            Servicer pursuant to the applicable Other Pooling and Servicing Agreement.
                                            If there exists an appraisal reduction for any mortgage loan, the interest portion of the amount required to be advanced on that mortgage loan will be proportionately reduced to the extent of the appraisal reduction. This will reduce the funds available to pay interest and principal on the most subordinate class or classes of certificates then outstanding.

                                            See "Description of the Offered Certificates--Advances" in this prospectus supplement.


                                      S-29


NON-TRUST SERVICED
PARI PASSU LOANS..........................  Each of the 609 Fifth Avenue Pari Passu Loan, the 3 Times Square Pari Passu
                                            Loan and the WestShore Plaza Pari Passu Loan will be serviced by the applicable Other Master Servicer and the applicable Other Special Servicer, pursuant to the terms of the applicable Other Pooling and Servicing
                                            Agreement. See "Description of the Mortgage Pool--The 609 Fifth Avenue Pari
                                            Passu Loan," "--The 3 Times Square Pari Passu Loan" and "--The WestShore
                                            Plaza Pari Passu Loan" in this prospectus supplement.

                       ADDITIONAL ASPECTS OF CERTIFICATES

RATINGS...................................  The certificates offered to you will not be issued unless each of the classes of certificates being offered by this prospectus supplement receives the following ratings from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Moody's Investors Service,
                                            Inc.

                                            ------------------------------------ ---------------------------------
                                                                                             RATINGS
                                                           CLASS                           S&P/MOODY'S
                                            ------------------------------------ ---------------------------------
                                            Class A-1                                        AAA/Aaa
                                            ------------------------------------ ---------------------------------
                                            Class A-2                                        AAA/Aaa
                                            ------------------------------------ ---------------------------------
                                            Class A-3                                        AAA/Aaa
                                            ------------------------------------ ---------------------------------
                                            Class A-4                                        AAA/Aaa
                                            ------------------------------------ ---------------------------------

                                            A rating agency may lower or withdraw a security rating at any time.

                                            See "Ratings" in this prospectus supplement and "Rating" in the prospectus for a discussion of the basis upon which ratings are given, the limitations of and restrictions on the ratings, and the conclusions that should not be drawn from a rating.

OPTIONAL TERMINATION......................  On any distribution date on which the aggregate certificate balance of all classes of certificates is less than or equal to 3% of the initial outstanding pool balance, the holders of a majority of the controlling class, each of the master servicers, each of the special servicers and any holder of a majority interest in the Class R-I Certificates, each in turn, will have the option to purchase all of the remaining mortgage loans, and all property acquired through exercise of remedies in respect of any mortgage loan, at the price specified in this prospectus supplement.
                                            Exercise of this option would terminate the trust and retire the then outstanding certificates at par plus accrued interest.

                                            If any party above, other than NCB, FSB as the master servicer of the NCB,
                                            FSB Mortgage Loans, exercises such purchase option, NCB, FSB will be entitled to purchase the remaining NCB, FSB Mortgage Loans and any related property, and in such event that other party will then purchase only the remaining mortgage loans and property that are not being purchased by NCB,
                                            FSB.

DENOMINATIONS.............................  The Class A-1, Class A-2, Class A-3 and Class A-4 Certificates will be offered in minimum denominations of $25,000. Investments in excess of the minimum denominations may be made in multiples of $1.

REGISTRATION, CLEARANCE AND
SETTLEMENT................................  Your certificates will be registered in the name of Cede & Co., as nominee of The Depository Trust Company, and will not be registered in your name.
                                            You will not receive a definitive certificate representing your ownership interest, except in very limited circumstances described



                                      S-30

                                            in this prospectus supplement. As a result, you will hold your certificates only in book-entry form and will not be a certificateholder of record. You will receive distributions on your certificates and reports relating to distributions only through The Depository Trust Company, Clearstream
                                            Banking, societe anonyme or the Euroclear System or through participants in
                                            The Depository Trust Company, Clearstream Banking or Euroclear.

                                            You may hold your certificates through:

                                            o    The Depository Trust Company in the United States; or

                                            o    Clearstream Banking or Euroclear in Europe.

                                            Transfers within The Depository Trust Company, Clearstream Banking or
                                            Euroclear will be made in accordance with the usual rules and operating procedures of those systems. Cross-market transfers between persons holding directly through The Depository Trust Company, Clearstream Banking or
                                            Euroclear will be effected in The Depository Trust Company through the relevant depositories of Clearstream Banking or Euroclear.

                                            We may elect to terminate the book-entry system through The Depository
                                            Trust Company with respect to all or any portion of any class of the certificates offered to you.

                                            We expect that the certificates offered to you will be delivered in book-entry form through the facilities of The Depository Trust Company,
                                            Clearstream Banking or Euroclear on or about the closing date.

TAX STATUS................................  Elections will be made to treat designated portions of the trust as three separate "real estate mortgage investment conduits"--REMIC I, REMIC II and
                                            REMIC III--for federal income tax purposes. In the opinion of counsel, each such designated portion of the trust will qualify for this treatment and each class of offered certificates will constitute "regular interests" in
                                            REMIC III. The portion of the trust consisting of the right to excess interest (above the amount of interest that would have accrued if the interest rate did not increase) and the related excess interest sub-account will be treated as a grantor trust for federal income tax purposes.

                                            Pertinent federal income tax consequences of an investment in the offered certificates include:

                                            o    The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

                                            o    Beneficial owners of offered certificates will be required to report income on the certificates in accordance with the accrual method of accounting.

                                            o    We anticipate that the offered certificates will be treated as having been issued at a premium for federal income tax purposes.

                                            See "Material Federal Income Tax Consequences" in this prospectus supplement.


                                      S-31


CONSIDERATIONS RELATED TO TITLE I
OF THE EMPLOYEE RETIREMENT
INCOME SECURITY ACT OF 1974...............  Subject to the satisfaction of important conditions described under
                                            "Certain ERISA Considerations" in this prospectus supplement and in the accompanying prospectus, the offered certificates may be purchased by persons investing assets of employee benefit plans or individual retirement accounts.

LEGAL INVESTMENTS.........................  The offered certificates will not constitute "mortgage related securities"
                                            for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
                                            amended.

                                            For purposes of any applicable legal investment restrictions, regulatory capital requirements or other similar purposes, neither the prospectus nor this prospectus supplement makes any representation to you regarding the proper characterization of the certificates offered by this prospectus supplement. Regulated entities should consult with their own advisors regarding these matters.

                                  RISK FACTORS

     You should carefully consider the risks involved in owning a certificate before purchasing a certificate. Among other risks, the timing of payments and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider both the risk factors relating to the mortgage loans and the mortgaged properties and the other risks relating to the certificates.

     The risks and uncertainties described in this section, together with those risks described in the prospectus under "Risk Factors," summarize the material risks relating to your certificates. Your investment could be materially and adversely affected by the actual and potential circumstances that we describe in those sections.

YOUR INVESTMENT IS NOT INSURED
OR GUARANTEED AND YOUR SOURCE
FOR REPAYMENTS IS LIMITED TO
PAYMENTS UNDER THE MORTGAGE
LOANS                                       Payments under the mortgage loans and the certificates are not insured or guaranteed by any governmental entity or insurer. Accordingly, the sources for repayment of your certificates are limited to amounts due with respect to the mortgage loans.

                                            You should consider all of the mortgage loans to be nonrecourse loans. Even in those cases where recourse to a borrower or guarantor is permitted under the related mortgage loan documents, we have not necessarily undertaken an evaluation of the financial condition of any of these persons. If a default occurs, the lender's remedies generally are limited to foreclosing against the specific properties and other assets that have been pledged to secure the mortgage loan. Such remedies may be insufficient to provide a full return on your investment. Payment of amounts due under a mortgage loan prior to its maturity or anticipated repayment date is primarily dependent on the sufficiency of the net operating income of the related mortgaged property. Payment of the balloon payment of a mortgage loan that is a balloon loan at its maturity, or on its anticipated repayment date, is primarily dependent upon the borrower's ability to sell or refinance the mortgaged property for an amount sufficient to repay the mortgage loan.

                                            In limited circumstances, Prudential Mortgage Capital Funding, LLC, Morgan
                                            Stanley Mortgage Capital Inc., CIBC Inc., NCB, FSB, Nationwide Life
                                            Insurance Company, Washington Mutual Bank, FA, Teachers Insurance and
                                            Annuity Association of America, and Union Central Mortgage Funding, Inc.,
                                            each as a seller, may be obligated to repurchase or replace a mortgage loan that it sold to us if its representations and warranties concerning that mortgage loan are materially breached or if there are material defects in the documentation for that mortgage loan. However, there can be no assurance that any of these entities will be in a financial position to effect a repurchase or substitution. The representations and warranties address certain characteristics of the mortgage loans and mortgaged properties as of the date of issuance of the certificates. They do not relieve you or the trust of the risk of defaults and losses on the mortgage loans.

                                      S-33



THE REPAYMENT OF A
COMMERCIAL MORTGAGE LOAN IS
DEPENDENT ON THE CASH FLOW
PRODUCED BY THE PROPERTY
WHICH CAN BE VOLATILE AND
INSUFFICIENT TO ALLOW TIMELY
PAYMENT ON YOUR CERTIFICATES                The mortgage loans are secured by various types of income-producing commercial and multifamily properties. Commercial lending is generally thought to expose a lender to greater risk than one-to four-family residential lending because, among other things, it typically involves larger loans.

                                            173 mortgage loans, representing 99.4% of the initial outstanding pool balance (which include 117 mortgage loans in loan group 1, representing
                                            99.2% of the initial outstanding loan group 1 balance, and 56 mortgage loans in loan group 2, representing 100.0% of the initial outstanding loan group 2 balance), were originated within 12 months prior to the cut-off date. Consequently, these mortgage loans do not have a long standing payment history.

                                            The repayment of a commercial mortgage loan is typically dependent upon the ability of the applicable property to produce cash flow. Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the property's cash flow (or its potential to generate cash flow). However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time.

                                            Repayment of loans secured by residential cooperative properties typically depend upon the payments received by the cooperative corporation from its tenants/shareholders.

                                            The net operating income, cash flow and property value of the mortgaged properties may be adversely affected, among other things, by any one or more of the following factors:

                                            o    the age, design and construction quality of the property;

                                            o    perceptions regarding the safety, convenience and attractiveness of the property;

                                            o    the proximity and attractiveness of competing properties;

                                            o    the adequacy of the property's management and maintenance;

                                            o    increases in operating expenses at the property and in relation to competing properties;

                                            o    an increase in the capital expenditures needed to maintain the property or make improvements;

                                            o    the dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

                                            o    a decline in the financial condition of a major tenant;

                                            o    the lack of operating history in the case of a newly built or renovated mortgaged property;

                                      S-34


                                            o    an increase in vacancy rates; and

                                            o    a decline in rental rates as leases are renewed or entered into with new tenants.

                                            Other factors are more general in nature, such as:

                                            o    national, regional or local economic conditions (including plant closings, military base closings, industry slowdowns and unemployment rates);

                                            o    local real estate conditions (such as an oversupply of competing properties, rental space or multifamily housing);

                                            o    demographic factors;

                                            o    decreases in consumer confidence;

                                            o    changes in consumer tastes and preferences; and

                                            o    retroactive changes in building codes.

                                            The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

                                            o    the length of tenant leases;

                                            o    the creditworthiness of tenants;

                                            o    the level of tenant defaults;

                                            o    the ability to convert an unsuccessful property to an alternative use;

                                            o    new construction in the same market as the mortgaged property;

                                            o    rent control and stabilization laws;

                                            o    the number and diversity of tenants;

                                            o    the rate at which new rentals occur; and

                                            o    the property's operating leverage (which is the percentage of total property expenses in relation to revenue), the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

                                            A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources (such as short-term or month-to-month leases) and may lead to higher rates of delinquency or defaults under mortgage loans secured by such properties.

                                      S-35



SEASONED MORTGAGE LOANS
SECURED BY OLDER MORTGAGED
PROPERTIES PRESENT ADDITIONAL
RISKS OF REPAYMENT                          2 mortgage loans, representing 0.6% of the initial outstanding pool balance
                                            (and representing 0.8% of the initial outstanding loan group 1 balance) are not newly originated and have been outstanding for 12 or more months prior to December 1, 2003. The weighted average period that the aforementioned mortgage loans have been outstanding is 7 years (and 7 years for loan group
                                            1). While seasoned mortgage loans generally have the benefit of established payment histories, there are a number of risks associated with seasoned mortgage loans that are not present, or present to a lesser degree, with more recently originated mortgage loans. For example,

                                            o    property values and the surrounding neighborhood may have changed since origination;

                                            o    origination standards at the time the mortgage loan was originated may have been different than current origination standards;

                                            o    the market for any related business may have changed from the time the mortgage loan was originated;

                                            o    the current financial performance of the related borrower, its business, or the related mortgaged property in general, may be different than at origination; and

                                            o    the environmental and engineering characteristics of the mortgaged property or improvements may have changed.

                                            Among other things, such factors make it difficult to estimate the current value of the related mortgaged property, and estimated values of mortgaged properties discussed in this prospectus supplement, to the extent based upon or extrapolated from general market data, may not be accurate in the case of particular mortgaged properties.

LIMITED OPERATING HISTORY                   The properties securing certain of the mortgage loans are newly constructed and/or recently opened and, as such, have a limited operating history.
                                            There can be no assurance that the properties will perform as anticipated.

CONVERTING COMMERCIAL
PROPERTIES TO ALTERNATIVE USES
MAY REQUIRE SIGNIFICANT
EXPENSES WHICH COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES               Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. This is because:

                                            o    converting commercial properties to alternate uses or converting single-tenant commercial properties to multi-tenant properties generally requires substantial capital expenditures; and

                                            o    zoning or other restrictions also may prevent alternative uses.

                                            The liquidation value of a mortgaged property not readily convertible to an alternative use may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses. If this



                                      S-36

                                            type of mortgaged property were liquidated and a lower liquidation value were obtained, less funds would be available for distributions on your certificates.

PROPERTY VALUE MAY BE
ADVERSELY AFFECTED EVEN WHEN
THERE IS NO CHANGE IN CURRENT
OPERATING INCOME                            Various factors may adversely affect the value of the mortgaged properties without affecting the properties' current net operating income. These factors include, among others:

                                            o    changes in the local, regional or national economy;

                                            o    changes in governmental regulations, fiscal policy, zoning or tax laws;

                                            o    potential environmental legislation or liabilities or other legal liabilities;

                                            o    proximity and attractiveness of competing properties;

                                            o    new construction of competing properties in the same market;

                                            o    convertibility of a property to an alternative use;

                                            o    the availability of refinancing; and

                                            o    changes in interest rate levels.

IMPACT OF RECENT EVENTS ON THE
FINANCIAL MARKETS AND YOUR
INVESTMENT                                  On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington D.C. area and
                                            Pennsylvania. In addition, on March 19, 2003 the government of the United
                                            States implemented full scale military operations against Iraq. The government of the United States has stated that it is likely that future acts of terrorism may take place. As a result, there has been considerable uncertainty in the world financial markets. The full impact of these events on financial markets is not yet known but could include, among other things, increased volatility in the price of securities, including the certificates.

                                            It is uncertain what effects the aftermath of the recent military operations of the United States in Iraq, any future terrorist activities in the United States or abroad and/or any consequent actions on the part of the United States Government and others, including additional military action, will have on: (a) United States and world financial markets, (b)
                                            local, regional and national economies, (c) real estate markets across the
                                            United States, (d) particular business segments, including those that are important to the performance of the mortgaged properties that secure the pooled mortgage loans and/or (e) insurance costs and the availability of insurance coverage for terrorist acts, particularly for large mortgaged properties, which could adversely affect the cash flow at such mortgaged properties. In particular, the decrease in air travel may have a negative effect on certain of the mortgaged properties, including hotel mortgaged properties and those mortgaged properties in tourist areas which could reduce the ability of



                                      S-37

                                            such mortgaged properties to generate cash flow. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected. These disruptions and uncertainties could materially and adversely affect the value of, and your ability to resell, your certificates.

TENANT CONCENTRATION INCREASES
THE RISK THAT CASH FLOW WILL BE
INTERRUPTED WHICH COULD
REDUCE PAYMENTS ON YOUR
CERTIFICATES                                A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single or large tenant or a small number of tenants, because rent payable by such tenants generally will represent all or a significant portion of the cash flow available to the borrower to pay its obligations to the lender. 22 of the mortgaged properties, representing 11.4% of the initial outstanding pool balance (and 14.7% of the initial outstanding loan group 1 balance), are leased to single tenants, and with respect to 2 of those mortgage loans, representing 0.4% of the initial outstanding pool balance (and representing
                                            0.5% of the initial outstanding loan group 1 balance), the sole tenant is related to the borrower.

                                            Mortgaged properties leased to a single tenant or a small number of tenants are more susceptible to interruptions of cash flow if a tenant fails to renew its lease or defaults under its lease. This is so because:

                                            o    the financial effect of the absence of rental income may be severe;

                                            o    more time may be required to re-lease the space; and

                                            o    substantial capital costs may be incurred to make the space appropriate for replacement tenants.

                                            In addition to tenant concentration, another factor that you should consider is that retail, industrial and office properties also may be adversely affected if there is a concentration of tenants in the same or similar business or industry.

                                            For further information with respect to tenant concentrations, see Appendix
                                            II.

LOST RENT AND OTHER COSTS
INVOLVED IN LEASING MORTGAGED
PROPERTIES COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES               If a mortgaged property has multiple tenants, re-leasing costs and costs of enforcing remedies against defaulting tenants may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. These costs may cause a borrower to default in its obligations to a lender which could reduce cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

                                            Repayment of mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the related borrowers and property managers to renew the leases or to relet the space on comparable terms. Certain mortgaged properties may

                                      S-38

                                            be leased in whole or in part to government sponsored tenants who have the right to cancel their leases at any time because of lack of appropriations.
                                            Certain tenants at the retail properties, including without limitation anchor tenants, may have the right to terminate their leases if certain other tenants are not operating, or if their sales at the property do not reach a specified level. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the related mortgaged properties. 14 of the mortgaged properties, representing approximately 43.7% of the initial outstanding pool balance (excluding multifamily, manufactured housing, self-storage and certain other property types) (which mortgage loans are included in loan group 1 and represent
                                            43.7% of the initial outstanding loan group 1 balance) (excluding multifamily, manufactured housing, self-storage and certain other property types), have reserves, as of the cut-off date, for tenant improvements and leasing commissions which may serve to defray such costs. There can be no assurances, however, that the funds (if any) held in such reserves for tenant improvements and leasing commissions will be sufficient to cover the costs and expenses associated with tenant improvements or leasing commission obligations. In addition, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing rights and protecting its investment, including costs incurred in renovating or reletting the property.

BORROWER CONCENTRATION
INCREASES THE RISK OF LOSS AND
COULD REDUCE PAYMENTS
ON YOUR CERTIFICATES                        The effect of mortgage pool loan losses will be more severe:

                                            o    if the pool is comprised of a small number of loans, each with a relatively large principal amount; or

                                            o    if the losses relate to loans that account for a disproportionately large percentage of the aggregate principal balance of all mortgage loans.

                                            7 groups of mortgage loans are made to the same borrower or borrowers related through common ownership and where, in general, the related mortgaged properties are commonly managed. The related borrower concentrations of the 3 largest groups in the mortgage pool represent 7.0%,
                                            3.8% and 1.5%, respectively, of the initial outstanding pool balance. The related borrower concentrations of the 2 largest groups in loan group 1 represent 8.5% and 4.9%, respectively, of the initial outstanding loan group 1 balance. The related borrower concentrations of the 2 largest groups in loan group 2 represent 4.6%, and 2.6%, respectively, of the initial outstanding loan group 2 balance.

                                            The largest mortgage loan in the mortgage pool represents 12.0% of the initial outstanding pool balance. The second largest mortgage loan in the mortgage pool represents 6.2% of the initial outstanding pool balance. The third largest mortgage loan in the mortgage pool represents 4.3% of the initial outstanding pool balance. Each of the other mortgage loans represents less than 3.8% of the initial outstanding pool balance.



                                      S-39

                                            The largest mortgage loan in loan group 1 represents 15.5% of the initial outstanding loan group 1 balance. The second largest mortgage loan in loan group 1 represents 8.0% of the initial outstanding loan group 1 balance.
                                            The third largest mortgage loan in loan group 1 represents 5.5% of the initial outstanding loan group 1 balance. Each of the other mortgage loans represents less than 5.0% of the initial outstanding loan group 1 balance.

                                            The largest mortgage loan in loan group 2 represents 8.3% of the initial outstanding loan group 2 balance. The second largest mortgage loan in loan group 2 represents 6.7% of the initial outstanding loan group 2 balance.
                                            The third largest mortgage loan in loan group 2 represents 5.1% of the initial outstanding loan group 2 balance. Each of the other mortgage loans represents less than 5.0% of the initial outstanding loan group 2 balance.

PROPERTY TYPE CONCENTRATION
INCREASES THE RISK OF LOSS AND
COULD REDUCE PAYMENTS ON
YOUR CERTIFICATES                           A concentration of mortgage loans secured by the same property type can increase the risk that a decline in a particular industry will have a disproportionately large impact on the pool of mortgage loans or a particular loan group. The following property types represent the indicated
                                            percentage of the initial outstanding pool balance:

                                            o    multifamily properties represent 40.9% (of which 74 residential cooperative properties represent 12.7%);

                                            o    retail properties represent 38.3%;

                                            o    office properties represent 16.7%;

                                            o    industrial properties represent 2.8%;

                                            o    manufactured housing properties represent 0.7%; and

                                            o    self-storage properties represent 0.6%.

                                            For information regarding the types of properties securing the mortgage loans included in loan group 1 or loan group 2, see Appendix I to this prospectus supplement.

GEOGRAPHIC CONCENTRATION MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                           Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or a natural disaster or act of terrorism affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In the past, several regions of the United States have experienced significant real estate downturns at times when other regions have not. Regional economic declines or adverse conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties located in the region. Other regional
                                            factors--e.g., earthquakes, floods or hurricanes or changes in governmental rules or fiscal policies--also may adversely affect those mortgaged properties.


                                      S-40


                                            The mortgaged properties are located throughout 25 states and the District of Columbia (which include 22 other states for loan group 1 and 14 other states and the District of Columbia for loan group 2). In particular, investors should note that mortgage loans representing 3.9% of the initial outstanding pool balance (and 2.5% of the initial outstanding loan group 1 balance and 9.1% of the initial outstanding loan group 2 balance) are secured by mortgaged properties located in California. Mortgaged properties located in California may be more susceptible to some types of special hazards that may not be covered by insurance (such as earthquakes) than properties located in other parts of the country. None of the mortgaged properties have a seismic engineering report which indicates probable maximum loss to the related improvements in excess of 20%. If a borrower does not have insurance against such risks and a severe casualty occurs at a mortgaged property, the borrower may be unable to generate income from the mortgaged property in order to make payments on the related mortgage loan.

                                            Mortgage loans representing 39.1%, 13.2%, 6.6% and 6.3% of the initial outstanding pool balance are secured by mortgaged properties located in New
                                            York, Ohio, Florida and Illinois, respectively, and concentrations of mortgaged properties, in each case, representing no more than 5.0% of the initial outstanding pool balance, also exist in several other states.

                                            For information regarding the location of the properties securing the mortgage loans included in loan group 1 and loan group 2, see Appendix I to this prospectus supplement.

A LARGE CONCENTRATION OF
MULTIFAMILY PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL RISKS
OF MULTIFAMILY PROPERTIES                   120 of the mortgaged properties, representing 40.9% of the initial outstanding pool balance (which include 64 mortgaged properties in loan group 1, representing 23.8% of the initial outstanding loan group 1 balance, and 56 mortgaged properties in loan group 2, representing 100.0%
                                            of the initial outstanding loan group 2 balance), are multifamily properties (including 74 residential cooperative properties).

                                            A large number of factors may affect the value and successful operation of these multifamily properties, including:

                                            o    the physical attributes of the apartment building, such as its age, appearance and construction quality;

                                            o    the location of the property;

                                            o    the ability of management to provide adequate maintenance and insurance;

                                            o    the types of services and amenities provided at the property;

                                            o    the property's reputation;

                                            o    the level of mortgage interest rates and income and economic conditions (which may encourage tenants to purchase rather than rent housing);



                                      S-41

                                            o    the presence of competing properties;

                                            o    adverse local or national economic conditions which may limit the rent that may be charged and which may result in increased vacancies;

                                            o    the tenant mix (such as tenants being predominantly students or military personnel or employees of a particular business);

                                            o    state and local regulations (which may limit the ability to increase rents); and

                                            o    government assistance/rent subsidy programs (which may influence tenant mobility).

A LARGE CONCENTRATION OF
RESIDENTIAL COOPERATIVE
PROPERTIES IN THE MORTGAGE POOL
WILL SUBJECT YOUR INVESTMENT TO
THE SPECIAL RISKS OF RESIDENTIAL
COOPERATIVE PROPERTIES                      74 of the mortgaged properties, securing 12.7% of the initial outstanding pool balance (which include 38 mortgaged properties in loan group 1, representing 9.3% of the initial outstanding loan group 1 balance, and 36 mortgaged properties in loan group 2, representing 24.3% of the initial outstanding loan group 2 balance), are residential cooperative properties.
                                            Various factors may adversely affect the economic performance of residential cooperative properties, which could adversely affect payments on your certificates, including:

                                            o    the ability of tenants to remain in a cooperative property after its conversion from a rental property, at below market rents and subject to applicable rent control and stabilization laws;

                                            o    the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations;

                                            o    the concentration of shares relating to occupied rental units of the sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the corporation's mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments;

                                            o    the failure of a borrower to qualify for favorable tax treatment as a
                                                 "cooperative housing corporation" each year, which may reduce the cash flow available to make payments on the related mortgage loan; and

                                            o    that, upon foreclosure, in the event a cooperative property becomes a rental property, certain units could be subject to rent control, stabilization and tenants' rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the rental property as a whole.

                                            A residential cooperative building and the land under the building are owned or leased by a non-profit residential cooperative corporation. The cooperative owns all the units in the building and all common areas. Its tenants own stock, shares or membership certificates in the



                                      S-42

                                            corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation's mortgage loan payments, real property taxes, maintenance and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the
                                            tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

                                            In certain instances, an apartment building or a portion thereof and the land thereunder may be converted to the condominium form of ownership, and thereby be divided into 2 or more condominium units. Generally, in such instances, the non-profit cooperative corporation does not own the entire apartment building and the land under the building, but rather owns a single condominium unit that generally comprises the residential portions of such apartment building. The other condominium units in such apartment building will generally comprise commercial space and will generally be owned by persons or entities other than the non-profit cooperative corporation. In instances where an apartment building has been converted to the condominium form of ownership, certain of the common areas in such building may be owned by the non-profit cooperative corporation and other common areas (often including the land under the building) may constitute common elements of the condominium, which common elements are owned in common by the non-profit cooperative corporation and the owners of the other condominium units. Where the apartment building has been submitted to the condominium form of ownership, each condominium unit owner will be directly responsible for the payment of real estate taxes on such owner's unit. Certain specified maintenance and other obligations, including hazard and liability insurance premiums, may not be the direct responsibility of the non-profit cooperative corporation but rather will be the responsibility of the condominium board of managers. The ability of the condominium board of managers to pay certain expenses of the building will be dependent upon the payment by all condominium unit owners of common charges assessed by the condominium board of managers. 1 cooperative property, securing 0.2% of the initial outstanding pool balance (or 0.3% of the initial outstanding loan group 1 balance), have been converted to the condominium form of ownership.

A LARGE CONCENTRATION OF RETAIL
PROPERTIES IN THE MORTGAGE POOL
WILL SUBJECT YOUR INVESTMENT TO
THE SPECIAL RISKS OF RETAIL
PROPERTIES                                  29 of the mortgaged properties, securing 38.3% of the initial outstanding pool balance (and securing 49.4% of the initial outstanding loan group 1 balance), are retail properties. The quality and success of a retail property's tenants significantly affect the property's value. The success of retail properties can be adversely affected by local competitive conditions and changes in consumer spending patterns. A borrower's ability to make debt service payments can be adversely affected if rents are based on a percentage of the tenant's sales and sales decline or if the closure of one store gives rise to lease provisions permitting the closure of another store.

                                      S-43

                                            An "anchor tenant" is proportionately larger in size than other tenants at a retail property and is considered to be vital in attracting customers to a retail property, whether or not the anchor tenant's premises are part of the mortgaged property. 11 of the mortgaged properties, securing 31.0% of the initial outstanding pool balance (and representing 40.0% of the initial outstanding loan group 1 balance), are properties considered by the applicable seller to be occupied by or adjacent to one or more anchor tenants.

                                            The presence or absence of an anchor store in a shopping center also can be important because anchor stores play a key role in generating customer traffic and making a center desirable for other tenants. Consequently, the economic performance of an anchored retail property will be adversely affected by:

                                            o    an anchor store's failure to renew its lease;

                                            o    termination of an anchor store's lease;

                                            o    the bankruptcy or economic decline of an anchor store or self-owned anchor or the parent company thereof; or

                                            o    the cessation of the business of an anchor store at the shopping center, even if, as a tenant, it continues to pay rent.

                                            Certain anchor stores or other tenants have leases under which it is permitted to cease operations and/or terminate its lease, offset its rent, reduce its rent or pay percentage rent rather than a set rent if such tenant fails to satisfy certain business objectives, if another tenant ceases operation or if certain other events occur.

                                            Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet web sites and telemarketing. Continued growth of these alternative retail outlets, which often have lower operating costs, could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties. Moreover, additional competing retail properties may be built in the areas where the retail properties are located, which could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties.

A LARGE CONCENTRATION OF OFFICE
PROPERTIES IN THE MORTGAGE POOL
WILL SUBJECT YOUR INVESTMENT TO
THE SPECIAL RISKS OF OFFICE
PROPERTIES                                  16 of the mortgaged properties, securing 16.7% of the initial outstanding pool balance (and securing 21.6% of the initial outstanding loan group 1 balance), are office properties.

                                            A large number of factors may affect the value of these office properties, including:

                                            o    the quality of an office building's tenants;

                                      S-44

                                            o    the diversity of an office building's tenants, reliance on a single or dominant tenant or tenants in a volatile industry (e.g. technology and internet companies that have experienced or may in the future experience circumstances that make their businesses volatile);

                                            o    the physical attributes of the building in relation to competing buildings, e.g., age, condition, design, location, access to transportation and ability to offer certain amenities, such as sophisticated building systems;

                                            o    the desirability of the area as a business location;

                                            o    the strength and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees); and

                                            o    the suitability of a space for re-leasing without significant build-out costs.

                                            Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

A LARGE CONCENTRATION OF
INDUSTRIAL PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL RISKS
OF INDUSTRIAL PROPERTIES                    11 of the mortgaged properties, securing 2.8% of the initial outstanding pool balance (or 3.6% of the initial outstanding loan group 1 balance), are industrial properties. Various factors may adversely affect the economic performance of these industrial properties, which could adversely affect payments on your certificates, including:

                                            o    reduced demand for industrial space because of a decline in a particular industry segment;

                                            o    increased supply of competing industrial space because of relative ease in constructing buildings of this type;

                                            o    a property becoming functionally obsolete;

                                            o    insufficient supply of labor to meet demand;

                                            o    changes in access to the property, energy prices, strikes, relocation of highways or the construction of additional highways;

                                            o    location of the property in relation to access to transportation;

                                            o    suitability for a particular tenant;

                                            o    building design and adaptability;

                                            o    a change in the proximity of supply sources; and

                                            o    environmental hazards.


                                      S-45


LEASEHOLD INTERESTS ENTAIL
CERTAIN RISKS WHICH MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                           Leasehold interests under ground leases secure 3 of the mortgaged properties, representing 7.9% of the initial outstanding pool balance (and representing 10.2% of the initial outstanding loan group 1 balance). 1 mortgaged property (and representing 0.1% of the initial outstanding loan group 1 balance) is secured by both a fee and leasehold interest in the income-producing real property.

                                            Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the lender would lose its security.
                                            Generally, each related ground lease requires the lessor to give the lender notice of the borrower's defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

                                            Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the lease (including renewals). If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower's position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower's right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

                                            Some of the ground leases securing the mortgaged properties provide that the ground rent payable thereunder increases during the term of the lease.
                                            These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

RISKS PARTICULAR TO COMMERCIAL
CONDOMINIUM OWNERSHIP                       Mortgage Loan No. 4 (described under "Description of the Mortgage Pool--The
                                            609 Fifth Avenue Pari Passu Loan") which represents 3.8% of the initial outstanding pool balance, is expected to be converted into a condominium property designated for office condominium and retail condominium use. Upon completion of such conversion, the 609 Fifth Avenue Pari Passu Loan will be secured by the related borrower's interest in one or more condominium units in the related building.

                                            Condominium properties provide voting rights to the various units making up such condominium. Although the borrower owns both condominium units and has a right to appoint all of the members of the owners' association, there can be no assurance that the borrower will use its vote effectively for matters that materially affect the mortgaged property. In addition, although the borrower is required to pay common charges, no money has been escrowed for common charges.

                                      S-46

                                            Due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the trustee the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by commercial property that is not a condominium.

TENANCIES IN COMMON MAY
HINDER RECOVERY                             Certain of the mortgage loans have borrowers that own the related mortgaged real properties as tenants-in-common. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common mortgagors, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for these mortgage loans are special purpose entities.

TENANT BANKRUPTCY MAY
ADVERSELY AFFECT THE INCOME
PRODUCED BY THE PROPERTY AND
MAY ADVERSELY AFFECT THE
PAYMENTS ON YOUR CERTIFICATES               Certain tenants at some of the mortgaged properties may have been or may in the future become a party to a bankruptcy proceeding. For example, American
                                            Pad & Paper LLC, the sole tenant at four of the mortgaged properties securing Mortgage Loan Nos. 26, 27, 28 and 29, emerged from bankruptcy on
                                            August 26, 2003. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, industrial and office properties may adversely affect the income produced by the property. Under the federal bankruptcy code, a tenant/debtor has the option of affirming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant, absent collateral securing the claim. The claim would be limited to the unpaid rent under the lease for the periods prior to the bankruptcy petition, or earlier surrender of the leased premises, plus the rent under the lease for the greater of 1 year, or 15%, not to exceed 3 years, of the remaining term of such lease. The actual amount of the recovery could be less than the amount of the claim.

ENVIRONMENTAL LAWS ENTAIL
RISKS THAT MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES               Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to such property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances.
                                            For example, certain laws impose liability for release of
                                            asbestos-containing materials into the air or require the removal or containment of asbestos-containing materials. In some states,

                                      S-47

                                            contamination of a property may give rise to a lien on the property to assure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage. Additionally, third parties may seek recovery from owners or operators of real properties for cleanup costs, property damage or personal injury associated with releases of, or other exposure to hazardous substances related to the properties.

                                            The owner's liability for any required remediation generally is not limited by law and could, accordingly, exceed the value of the property and/or the aggregate assets of the owner. The presence of hazardous or toxic substances also may adversely affect the owner's ability to refinance the property or to sell the property to a third party. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the property and a borrower's ability to repay its mortgage loan.

                                            In addition, under certain circumstances, a lender (such as the trust)
                                            could be liable for the costs of responding to an environmental hazard.



ENVIRONMENTAL RISKS RELATING TO
SPECIFIC MORTGAGED PROPERTIES
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                        In general, in connection with the origination of the mortgage loans, environmental site assessments were prepared for the related mortgaged properties. In all cases where such environmental site assessments were prepared, the minimum standard required for such environmental site assessments was generally a Phase I type of environmental site assessment.
                                            Phase I environmental site assessments generally include a site inspection, interview of knowledgeable persons, review of certain records and government databases, and preparation of a report by an environmental professional, but do not usually include sampling and laboratory analysis.

                                            With respect to the mortgaged properties for which environmental site assessments (or updates of previous assessments), were prepared on or after
                                            June 1, 2002 (which secure mortgage loans representing 95.9% of the initial outstanding pool balance, 94.7% of the initial outstanding loan group 1 balance and representing 100.0% of the initial outstanding loan group 2 balance), the related seller has represented to us that, as of the cut-off date and subject to certain specified exceptions, it had no knowledge of any material and adverse environmental condition or circumstance affecting such mortgaged property that was not disclosed in such assessment.

                                            With respect to the mortgaged properties for which environmental site assessments were prepared prior to June 1, 2002 or for which no environmental site assessments exist (other than the mortgaged property securing Mortgage Loan No. 6) (which secure mortgage loans, representing
                                            0.6% of the initial outstanding pool balance and 0.8% of the initial outstanding loan group 1 balance), the related seller has represented to us that, as of the cut-off date and subject to certain specified exceptions:

                                            o    no hazardous material is present on such mortgaged property such that
                                                 (a) the value of such mortgaged property is materially and



                                      S-48

                                                 adversely affected or (b) under applicable federal, state or local law,
                                                 (i) such hazardous material could be required to be eliminated at a cost materially and adversely affecting the value of the mortgaged property before such mortgaged property could be altered, renovated, demolished or transferred or (ii) the presence of such hazardous material could
                                                 (upon action by the appropriate governmental authorities) subject the owner of such mortgaged property, or the holders of a security interest therein, to liability for the cost of eliminating such hazardous material or the hazard created thereby at a cost materially and adversely affecting the value of the mortgaged property; and

                                            o    such mortgaged property is in material compliance with all applicable federal, state and local laws pertaining to hazardous materials or environmental hazards, any noncompliance with such laws does not have a material adverse effect on the value of such mortgaged property and neither the applicable seller nor, to such seller's knowledge, the related borrower or any current tenant thereon, has received any notice of violation or potential violation of any such law.

                                            With respect to the mortgaged property securing Mortgage Loan No. 6
                                            (described under "Description of the Mortgage Pool--The 3 Times Square Pari
                                            Passu Loan"), the applicable seller (i) has represented to us that as of the date the related environmental assessment report was issued, the applicable seller had no knowledge of any material and adverse environmental condition or circumstances affecting the mortgaged property that was not disclosed in such report and (ii) to the extent not disclosed in such report, has made the representations set forth in the two preceding bullets as of the cut-off date.

                                            The environmental assessments generally did not disclose the presence or risk of environmental contamination that is considered materially adverse to the interests of the holders of the certificates and the value of the mortgage loan; however, in certain cases, such assessments did reveal conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property or nearby properties, abate or remediate the condition, establish a reserve fund at the origination of the mortgage loan, and/or take other actions necessary to address such adverse conditions. We cannot assure you, however, that the environmental assessments revealed or accurately quantified all existing or potential environmental risks or that all adverse environmental conditions have been completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that: (i) future laws, ordinances or regulations will not impose any material environmental liability; or (ii) the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as any leaking underground storage tanks).

                                            With respect to certain residential cooperative properties, relating to mortgage loans in the amount of $350,000 or less and sold to the trust by
                                            NCB, FSB (representing 0.2% of the initial outstanding pool balance, 0.1%
                                            of the initial outstanding loan group 1 balance and 0.4%


                                      S-49

                                            of initial outstanding loan group 2 balance), ASTM transaction screens were conducted in lieu of Phase I environmental site assessments.

                                            Some of the mortgaged properties securing the mortgage loans were previously operated as or are located near other properties currently or previously operated as on-site dry-cleaners or gasoline stations. Both types of operations involve the use and storage of hazardous materials, leading to an increased risk of liability to the tenant, the landowner and, under certain circumstances, a lender (such as the trust) under environmental laws. Dry-cleaners and gasoline station operators may be required to obtain various environmental permits or licenses in connection with their operations and activities and to comply with various environmental laws, including those governing the use and storage of hazardous materials. These operations incur ongoing costs to comply with environmental laws governing, among other things, containment systems and underground storage tank systems. In addition, any liability to borrowers under environmental laws, especially in connection with releases into the environment of gasoline, dry-cleaning solvents or other hazardous materials from underground storage tank systems or otherwise, could adversely impact the related borrower's ability to repay the related mortgage loan.

                                            In addition, problems associated with mold may pose risks to real property and may also be the basis for personal injury claims against a borrower.
                                            Although, in general, the mortgaged properties are required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place. If left unchecked, problems associated with mold could result in the interruption of cash flow, remediation expenses and litigation which could adversely impact collections from a mortgaged property. In addition, many of the insurance policies presently covering the mortgaged properties may specifically exclude losses due to mold.

                                            With respect to 5 mortgaged properties, securing 5.3% of the initial outstanding pool balance (securing 6.8% of the initial outstanding loan group 1 balance), the related seller has obtained an environmental insurance policy covering certain environmental matters with respect to the related mortgaged property, which policy will be assigned to the trust.
                                            Environmental site assessments may not have been performed with respect to some or all of those mortgaged properties covered by an environmental insurance policy.

                                            Before either special servicer acquires title to a mortgaged property on behalf of the trust or assumes operation of the property, it must obtain an environmental assessment of the property, or rely on a recent environmental assessment. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental assessment is obtained, or until any required remedial action is thereafter taken. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained. Moreover, we cannot assure you that this requirement will effectively insulate the trust from potential liability under environmental laws. Any such potential liability could reduce or delay payments to the certificateholders.


                                      S-50
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IF A BORROWER IS UNABLE TO
REPAY ITS LOAN ON ITS MATURITY
DATE, YOU MAY EXPERIENCE A LOSS             147 of the mortgage loans, representing 91.0% of the initial outstanding pool balance (which include 97 mortgage loans in loan group 1, representing
                                            90.4% of the initial outstanding loan group 1 balance, and 50 mortgage loans in loan group 2, representing 93.1% of the initial outstanding loan group 2 balance), are balloon loans. For purposes of this prospectus supplement, we consider a mortgage loan to be a "balloon loan" if its principal balance is not scheduled to be fully or substantially amortized by the loan's respective anticipated repayment date (in the case of a hyperamortizing loan) or maturity date. We cannot assure you that each borrower will have the ability to repay the principal balance outstanding on the pertinent date. Balloon loans involve greater risk than fully amortizing loans because the borrower's ability to repay the loan on its anticipated repayment date or maturity date typically will depend upon its ability either to refinance the loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

                                            o    the availability of, and competition for, credit for commercial real estate projects;

                                            o    prevailing interest rates;

                                            o    the fair market value of the related mortgaged property;

                                            o    the borrower's equity in the related mortgaged property;

                                            o    the borrower's financial condition;

                                            o    the operating history and occupancy level of the mortgaged property;

                                            o    tax laws; and

                                            o    prevailing general and regional economic conditions.

                                            The availability of funds in the credit markets fluctuates over time.

                                            None of the sellers or their respective affiliates are under any obligation to refinance any mortgage loan.

A BORROWER'S OTHER LOANS MAY
REDUCE THE CASH FLOW AVAILABLE
TO THE MORTGAGED PROPERTY
WHICH MAY ADVERSELY AFFECT
PAYMENT ON YOUR CERTIFICATES                Mortgage Loan No. 4, described under "Description of the Mortgage Pool--The
                                            609 Fifth Avenue Pari Passu Loan," which represents 3.8% of the initial outstanding pool balance (or 4.9% of the initial outstanding loan group 1 balance), is comprised of two out of a total of three pari passu notes, each of which is secured by the mortgaged property related to such mortgage loan. The remaining pari passu note is not included in the trust.

                                            Mortgage Loan No. 6 described under "Description of the Mortgage Pool--The
                                            3 Times Square Pari Passu Loan," which represents 3.5% of the initial outstanding pool balance (or 4.5% of the initial outstanding

                                      S-51
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                                            loan group 1 balance), is comprised of one out of a total of three pari passu notes, each of which is secured by the mortgaged property related to such mortgage loan. Such mortgaged property also secures a subordinate note. The remaining pari passu notes and the subordinate note are not included in the trust.

                                            Mortgage Loan No. 7, described under "Description of the Mortgage Pool--The
                                            WestShore Plaza Pari Passu Loan," which represents 3.4% of the initial outstanding pool balance (or 4.4% of the initial outstanding loan group 1 balance), is comprised of one out of a total of two pari passu notes, each of which is secured by the mortgaged property related to such mortgage loan. The remaining pari passu note is not included in the trust.

                                            Mortgage Loan No. 11 described under "Description of the Mortgage Pool--The
                                            Country Club Mall Mortgage Loan," which represents 2.0% of the initial outstanding pool balance, (or 2.6% of the initial outstanding loan group 1 balance), is comprised of a senior note, which is secured by the mortgaged property related to such mortgage loan. Such mortgaged property also secures a subordinate note. The subordinate note is not included in the trust.

                                            Except as set forth below, each of the sellers will represent that, to its knowledge, none of the other mortgaged properties secure any loans that are subordinate to the related mortgage loan and that are not included in the trust.

                                            The borrower or equity holders of the related borrower under 2 mortgage loans, representing 10.0% of the initial outstanding pool balance (or 12.9%
                                            of the initial outstanding loan group 1 balance), currently have mezzanine financing in place. The mezzanine financing in place with respect to such mortgage loans is further described under "Description of the Mortgage
                                            Pool--The 609 Fifth Avenue Pari Passu Loan" and under "Servicing of the
                                            Mortgage Loans--Servicing of Certain Mortgage Loans with Other
                                            Financing--Rights of the 609 Fifth Avenue Mezzanine Lender" and "--Rights
                                            of the 840 N. Michigan Mezzanine Lender" in this prospectus supplement.

                                            1 mortgage loan, representing 0.2% of the initial outstanding pool balance,
                                            (or 0.2% of the initial outstanding loan group 1 balance), currently has additional subordinate financing in place which is secured by a subordinate lien on the mortgaged property related to such mortgage loan. This figure does not include the two mortgage loans referenced above (identified as
                                            Mortgage Loan Nos. 6 and 11 on Appendix II to this prospectus supplement), representing 5.5% of the initial outstanding pool balance (or 7.1% of the initial loan group 1 balance), which have B Notes.

                                            1 mortgage loan, which is not secured by a residential cooperative property, representing 0.3% of the initial outstanding pool balance, (or
                                            1.2% of the initial outstanding loan group 2 balance), currently has additional subordinate unsecured financing in place.

                                            1 mortgage loan, which is not secured by a residential cooperative property, representing 3.5% of the initial outstanding pool balance, (or
                                            4.5% of the initial outstanding loan group 1 balance), permits an equity holder of the borrower to incur future mezzanine debt.



                                      S-52

                                            1 mortgage loan, which is not secured by a residential cooperative property, representing 2.0% of the initial outstanding pool balance, (or
                                            2.6% of the initial outstanding loan group 1 balance), permits the related borrowers to incur future additional subordinate financing secured by the related mortgaged property either without prior lender approval or upon the satisfaction of certain conditions.

                                            In general, the mortgage loans permit or do not prohibit additional financing that is not secured by the mortgaged property including, but not limited to, trade payables and indebtedness secured by equipment or other personal property located at the mortgaged property and/or permit or do not prohibit the owners of the borrower to enter into financing that is secured by a pledge of equity interests in the borrower. In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may be permitted to incur additional financing that is not secured by the mortgaged property. The organizational documents for the borrowers under the residential cooperative mortgage loans, which represent 12.7% of the initial outstanding pool balance, (or 9.3% of the initial outstanding loan group 1 balance and 24.3% of the initial outstanding loan group 2 balance), in the trust do not require the borrowers to be special purpose entities.

                                            The borrowers under 51 mortgage loans, which collectively represent 10.1%
                                            of the initial outstanding pool balance (or 7.6% of the initial outstanding loan group 1 balance and 18.7% of the initial outstanding loan group 2 balance), and which are secured by residential cooperative properties, are permitted to incur and/or have incurred a limited amount of indebtedness secured by the related mortgaged real properties. It is a condition of the occurrence of any future secured subordinate indebtedness on these mortgage loans that: (a) the total loan-to-value ratio of these loans be below certain thresholds and (b) that subordination agreements be put in place between the trustee and the related lenders. With respect to the mortgage loans secured by residential cooperative properties, the pooling and servicing agreement permits the applicable master servicer to grant consent to additional subordinate financing secured by the related cooperative property (even if the subordinate financing is prohibited by the terms of the related loan documents), subject to the satisfaction of certain conditions, including the condition that the maximum combined loan-to-value ratio does not exceed 40% on a loan-by-loan basis (based on the Value Co-op
                                            Basis of the related mortgaged real property as set forth in the updated appraisal obtained in connection with the proposed indebtedness), the condition that the total subordinate financing secured by the related mortgaged real property not exceed $7.5 million and the condition that the net proceeds of the subordinate debt be used principally for funding capital expenditures, major repairs or reserves. In all of the aforementioned cases, NCB, FSB or one of its affiliates is likely to be the lender on the subordinate financing, although it is not obligated to do so.

                                            Because certain mortgage loans permit a third party to hold debt secured by a pledge of equity interest in a related borrower, neither the sellers nor we will make any representation as to whether a third party holds debt secured by a pledge of equity interest in a related borrower. Debt that is incurred by the owner of equity in one or more borrowers and is secured by a guaranty of the borrower or by a pledge of the

                                      S-53

                                            equity ownership interests in such borrowers effectively reduces the equity owners' economic stake in the related mortgaged property. The existence of such debt may reduce cash flow on the related borrower's mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to suffer by not making capital infusions to support the mortgaged property.

                                            When a borrower, or its owners, also has one or more other outstanding loans, even if the loans are subordinated or are mezzanine loans not directly secured by the mortgaged property, the trust is subjected to additional risks. For example, the borrower may have difficulty servicing and repaying multiple loans. Also, the existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan and may thus jeopardize the borrower's ability to repay any balloon payment due under the mortgage loan at maturity. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

                                            Additionally, if the borrower, or its owners, are obligated to another lender, actions taken by other lenders could impair the security available to the trust. If a junior lender files an involuntary bankruptcy petition against the borrower, or the borrower files a voluntary bankruptcy petition to stay enforcement by a junior lender, the trust's ability to foreclose on the property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of a junior lender also may operate to stay foreclosure by the trust.

                                            Further, if another loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

                                            For further information with respect to subordinate and other financing, see Appendix II.



BANKRUPTCY PROCEEDINGS RELATING
TO A BORROWER CAN RESULT IN
DISSOLUTION OF THE BORROWER
AND THE ACCELERATION OF THE
RELATED MORTGAGE LOAN AND CAN
OTHERWISE ADVERSELY IMPACT
REPAYMENT OF THE RELATED
MORTGAGE LOAN                               Under the federal bankruptcy code, the filing of a bankruptcy petition by or against a borrower will stay the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.
                                            A bankruptcy court also may:

                                      S-54

                                            o    grant a debtor a reasonable time to cure a payment default on a mortgage loan;

                                            o    reduce monthly payments due under a mortgage loan;

                                            o    change the rate of interest due on a mortgage loan; or

                                            o    otherwise alter the terms of the mortgage loan, including the repayment schedule.

                                            Additionally, the trustee of the borrower's bankruptcy or the borrower, as debtor in possession, has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of the mortgage lender may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

                                            The filing of a bankruptcy petition will also stay the lender from enforcing a borrower's assignment of rents and leases. The federal bankruptcy code also may interfere with the trustee's ability to enforce any lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or reduce the lender's receipt of rents. A bankruptcy court may also permit rents otherwise subject to an assignment and/or lock box arrangement to be used by the borrower to maintain the mortgaged property or for other court authorized expenses.

                                            As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

                                            A number of the borrowers under the mortgage loans are limited or general partnerships. Under some circumstances, the bankruptcy of a general partner of the partnership may result in the dissolution of that partnership. The dissolution of a borrower partnership, the winding up of its affairs and the distribution of its assets could result in an early repayment of the related mortgage loan.

CERTAIN OF THE MORTGAGE LOANS
WERE NOT SPECIFICALLY ORIGINATED
FOR SECURITIZATION                          Certain of the mortgage loans were not originated specifically for securitization, and generally those mortgage loans lack many provisions which are customary in mortgage loans intended for securitization.
                                            Generally, the borrowers with respect to such mortgage loans are not required to make payments to lockboxes or to maintain reserves for certain expenses, such as capital expenditures, tenant improvements and leasing commissions, and the lenders under such mortgage loans do not have the right to terminate the related property manager upon the occurrence of certain events or require lender approval of a replacement property manager.


                                      S-55


BORROWERS THAT ARE NOT SPECIAL
PURPOSE ENTITIES MAY BE MORE
LIKELY TO FILE BANKRUPTCY
PETITIONS AND THIS MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                           While many of the borrowers have agreed to certain special purpose covenants to limit the bankruptcy risk arising from activities unrelated to the operation of the property, some borrowers are not special purpose entities. The loan documents and organizational documents of such borrowers that are not special purpose entities generally do not limit the purpose of the borrowers to owning the mortgaged properties and do not contain the representations, warranties and covenants customarily employed to ensure that a borrower is a special purpose entity (such as limitations on indebtedness, affiliate transactions and the conduct of other businesses, restrictions on the borrower's ability to dissolve, liquidate, consolidate, merge or sell all of its assets and restrictions upon amending its organizational documents). Consequently, such borrowers may have other monetary obligations, and certain of the loan documents provide that a default under any such other obligations constitutes a default under the related mortgage loan. In addition, many of the borrowers and their owners do not have an independent director whose consent would be required to file a bankruptcy petition on behalf of such borrower. One of the purposes of an independent director is to avoid a bankruptcy petition filing that is intended solely to benefit a borrower's affiliate and is not justified by the borrower's own economic circumstances. Therefore, the borrowers described above may be more likely to file bankruptcy petitions which may adversely affect payments on your certificates.

THE OPERATION OF COMMERCIAL
PROPERTIES IS DEPENDENT UPON
SUCCESSFUL MANAGEMENT                       The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is generally responsible for:

                                            o    responding to changes in the local market;

                                            o    planning and implementing the rental structure;

                                            o    operating the property and providing building services;

                                            o    managing operating expenses; and

                                            o    assuring that maintenance and capital improvements are carried out in a timely fashion.

                                            Properties deriving revenues primarily from short-term sources are generally more management-intensive than properties leased to creditworthy tenants under long-term leases.

                                            A property manager, by controlling costs, providing appropriate service to tenants and seeing to property maintenance and general upkeep, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income producing property.

                                      S-56

                                            We make no representation or warranty as to the skills of any present or future managers. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.



PROVISIONS REQUIRING YIELD
MAINTENANCE CHARGES OR
DEFEASANCE PROVISIONS MAY NOT
BE ENFORCEABLE                              Provisions prohibiting prepayment during a lockout period or requiring the payment of prepayment premiums or yield maintenance charges may not be enforceable in some states and under federal bankruptcy law. Provisions requiring the payment of prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any prepayment premium or yield maintenance charge will be enforceable either in whole or in part. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable prepayment premium or yield maintenance charge.

                                            Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

THE ABSENCE OF LOCKBOXES
ENTAILS RISKS THAT COULD
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                        The mortgage loans generally do not require the related borrower to cause rent and other payments to be made into a lock box account maintained on behalf of the lender. If rental payments are not required to be made directly into a lock box account, there is a risk that the borrower will divert such funds for purposes other than the payment of the mortgage loan and maintaining the mortgaged property.

THE ABSENCE OF RESERVES MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                           Many of the mortgage loans do not require the borrowers to set aside funds for specific reserves controlled by the lender. Even to the extent that the mortgage loans require any such reserves, we cannot assure you that any reserve amounts will be sufficient to cover the actual costs of items such as taxes, insurance premiums, capital expenditures, tenant improvements and leasing commissions (or other items for which such reserves were established) or that borrowers under the related mortgage loans will put aside sufficient funds to pay for such items. We also cannot assure you that cash flow from the properties will be sufficient to fully fund the ongoing monthly reserve requirements or to enable the borrowers under the related mortgage loans to fully pay for such items.

INADEQUACY OF TITLE INSURERS
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                        Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against



                                      S-57

                                            specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that:

                                            o    a title insurer will have the ability to pay title insurance claims made upon it;

                                            o    the title insurer will maintain its present financial strength; or

                                            o    a title insurer will not contest claims made upon it.

MORTGAGED PROPERTIES SECURING
THE MORTGAGE LOANS THAT ARE
NOT IN COMPLIANCE WITH ZONING
AND BUILDING CODE
REQUIREMENTS AND USE
RESTRICTIONS COULD ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                                Noncompliance with zoning and building codes may cause the borrower to experience cash flow delays and shortfalls that would reduce or delay the amount of proceeds available for distributions on your certificates. At origination of the mortgage loans, the sellers took steps to establish that the use and operation of the mortgaged properties securing the mortgage loans were in compliance in all material respects with all applicable zoning, land-use and building ordinances, rules, regulations, and orders.
                                            Evidence of this compliance may be in the form of legal opinions, confirmations from government officials, title policy endorsements, appraisals, zoning consultants' reports and/or representations by the related borrower in the related mortgage loan documents. These steps may not have revealed all possible violations and certain mortgaged properties that were in compliance may not remain in compliance.

                                            Some violations of zoning, land use and building regulations may be known to exist at any particular mortgaged property, but the sellers generally do not consider those defects known to them to be material or have obtained policy endorsements and/or law and ordinance insurance to mitigate the risk of loss associated with any material violation or noncompliance. In some cases, the use, operation and/or structure of a mortgaged property constitutes a permitted nonconforming use and/or structure as a result of changes in zoning laws after such mortgaged properties were constructed and the structure may not be rebuilt to its current state or be used for its current purpose if a material casualty event occurs. Insurance proceeds may not be sufficient to pay the mortgage loan in full if a material casualty event were to occur, or the mortgaged property, as rebuilt for a conforming use, may not generate sufficient income to service the mortgage loan and the value of the mortgaged property or its revenue producing potential may not be the same as it was before the casualty. If a mortgaged property could not be rebuilt to its current state or its current use were no longer permitted due to building violations or changes in zoning or other regulations, then the borrower might experience cash flow delays and shortfalls or be subject to penalties that would reduce or delay the amount of proceeds available for distributions on your certificates.

                                            Certain mortgaged properties may be subject to use restrictions pursuant to reciprocal easement or operating agreements which could

                                      S-58

                                            limit the borrower's right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the borrower to lease the mortgaged property on favorable terms.

CONDEMNATIONS WITH RESPECT TO
MORTGAGED PROPERTIES SECURING
THE MORTGAGE LOANS COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                           From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties. There can be no assurance that the proceeds payable in connection with a total condemnation will be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of the affected mortgaged property, or on an affected borrower's ability to meet its obligations under the related mortgage loan. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon the distributions on your certificates.

THE ABSENCE OF OR INADEQUACY
OF INSURANCE COVERAGE ON THE
PROPERTY MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES               The mortgaged properties may suffer casualty losses due to risks that are not covered by insurance (including acts of terrorism) or for which insurance coverage is not adequate or available at commercially reasonable rates. In addition, some of the mortgaged properties are located in
                                            California and in other coastal areas of certain states, which are areas that have historically been at greater risk of acts of nature, including earthquakes, hurricanes and floods. The mortgage loans generally do not require borrowers to maintain earthquake, hurricane or flood insurance and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks. If a borrower does not have insurance against such risks and a casualty occurs at a mortgaged property, the borrower may be unable to generate income from the mortgaged property in order to make payments on the related mortgage loan.

                                            Moreover, if reconstruction or major repairs are required following a casualty, changes in laws that have occurred since the time of original construction may materially impair the borrower's ability to effect such reconstruction or major repairs or may materially increase the cost thereof.

                                            As a result of these factors, the amount available to make distributions on your certificates could be reduced.

                                            In light of the September 11, 2001 terrorist attacks in New York City, the
                                            Washington, D.C. area and Pennsylvania, the comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans, which are generally subject to periodic renewals during the term of the related mortgage loans, have been affected. To give time for private markets to develop a pricing mechanism and to build capacity to absorb future losses that may occur due to terrorism, on
                                            November 26, 2002 the Terrorism Risk Insurance Act of 2002 was enacted, which established the Terrorism Insurance Program. The Terrorism Insurance
                                            Program is administered by the

                                      S-59

                                            Secretary of the Treasury and, through December 31, 2004 (with a potential to extend to December 31, 2005), will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that resulted in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United
                                            States Government.

                                            The Treasury Department will establish procedures for the program under which the federal share of compensation will be equal to 90 percent of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will not be liable for any amount that exceeds this cap).

                                            Through December 2004, insurance carriers are required under the program to provide terrorism coverage in their basic "all-risk" policies. By September
                                            1, 2004, the Secretary of the Treasury will determine whether mandatory participation should be extended through December 2005. Any commercial property and casualty terrorism insurance exclusion that was in force on
                                            November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002 are also voided.

                                            There can be no assurance that upon its expiration subsequent terrorism insurance legislation will be passed. Furthermore, because this program has only been recently passed into law, there can be no assurance that it or state legislation will substantially lower the cost of obtaining terrorism insurance. Because it is a temporary program, there is no assurance that it will create any long-term changes in the availability and cost of such insurance.

                                            To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on commercial mortgage loans may result. In addition, the failure to maintain such insurance may constitute a default under a commercial mortgage loan, which could result in the acceleration and foreclosure of such commercial mortgage loan.
                                            Alternatively, the increased costs of maintaining such insurance could have an adverse effect on the financial condition of the mortgage loan borrowers.

                                            Certain of the mortgage loans may be secured by mortgaged properties that are not insured for acts of terrorism. If such casualty losses are not covered by standard casualty insurance policies, then in the event of a casualty from an act of terrorism, the amount available to make distributions on your certificates could be reduced.

CERTAIN OTHER RISKS RELATED TO
CASUALTY AND CASUALTY INSURANCE             The loan documents for each mortgage loan generally require that (A) "all risk" insurance policies be maintained in an amount equal to either (i) not less than the full replacement cost of the related mortgaged property or
                                            (ii) the greater of the full replacement cost of each related mortgaged property and the outstanding principal balance of the mortgage loan or (B)
                                            the related borrower will maintain such


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                                            insurance coverages in such amounts as the lender may reasonably require.
                                            Notwithstanding such requirement, however, under insurance law, if an insured property is not rebuilt, insurance companies are generally required to pay only the "actual cash value" of the property, which is defined under state law but is generally equal to the replacement cost of the property less depreciation. The determination of "actual cash value" is both inexact and heavily dependent on facts and circumstances. Notwithstanding the requirements of the loan documents, an insurer may refuse to insure a mortgaged property for the loan amount if it determines that the "actual cash value" of the mortgaged property would be a lower amount, and even if it does insure a mortgaged property for the full loan amount, if at the time of casualty the "actual cash value" is lower, and the mortgaged property is not restored, only the "actual cash value" will be paid.
                                            Accordingly, if a borrower does not meet the conditions to restore a mortgaged property and the mortgagee elects to require the borrower to apply the insurance proceeds to repay the mortgage loan, rather than toward restoration, there can be no assurance that such proceeds will be sufficient to repay the mortgage loan.

                                            Certain leases provide that such leases are terminable in connection with a casualty or condemnation including in the event the leased premises are not repaired or restored within a specified time period.

CLAIMS UNDER BLANKET INSURANCE
POLICIES MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES               Some of the mortgaged properties are covered by blanket insurance policies which also cover other properties of the related borrower or its affiliates. In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies may thereby be reduced and could be insufficient to cover each mortgaged property's insurable risks.

PROPERTY INSPECTIONS AND
ENGINEERING REPORTS MAY NOT
REFLECT ALL CONDITIONS THAT
REQUIRE REPAIR ON THE PROPERTY              Each seller or an affiliate of the seller of the mortgage loan inspected, or caused to be inspected, each of the mortgaged properties in connection with the origination or acquisition of their respective mortgage loans to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements.

                                            With respect to the mortgaged properties for which property inspection or engineering reports were prepared on or after June 1, 2002, relating to mortgaged properties securing 95.9% of the initial outstanding pool balance
                                            (or 94.7% of the initial outstanding loan group 1 balance and 100.0% of the initial outstanding loan group 2 balance), the related seller has represented to us that, except as disclosed in the related report and subject to certain specified exceptions, each mortgaged property, to the seller's knowledge, is free and clear of any damage (or adequate reserves have been established) that would materially and adversely affect its value as security for the related mortgage loan.

                                            With respect to the mortgaged properties for which property inspection or engineering reports were prepared prior to June 1, 2002 or for which no property inspection or engineering reports exists (other than the



                                      S-61
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                                            mortgaged property securing Mortgage Loan No. 6) (representing 0.6% of the initial outstanding pool balance and 0.8% of the initial outstanding loan group 1 balance), the related seller has represented to us that, subject to certain specified exceptions, each mortgaged property is in good repair and condition and all building systems contained on such mortgaged property are in good working order (or adequate reserves have been established), in each case, so as not to materially and adversely affect its value as security for the related mortgage loan.

                                            With respect to the mortgaged property securing Mortgage Loan No. 6
                                            (described under "Description of the Mortgage Pool--The 3 Times Square Pari
                                            Passu Loan"), the related seller has represented to us that such mortgaged property was, to the applicable seller's knowledge based on the engineering report as of its issuance date, and is, to the extent not disclosed in such report, in good repair and condition and all building systems contained therein are in good working order (or adequate reserves therefore have been established) and the mortgaged property is free of structural defects, in each case, that would materially and adversely affect its value as security for the related mortgage loan as of the cut-off date.

                                            We cannot assure you that all conditions requiring repair or replacement were identified. In those cases where a material and adverse condition was identified, such condition generally has been or is required to be remedied to the related seller's satisfaction or funds as deemed necessary by such seller, or the related engineering consultant, have been reserved to remedy the material and adverse condition or other resources for such repairs were available at origination.

VALUATION ESTIMATES MAY
INACCURATELY REFLECT THE VALUE
OF THE MORTGAGED PROPERTIES                 In general, in connection with the origination or sale to us of each of the mortgage loans, the related mortgaged property was appraised or a market study was performed. The resulting estimated property values represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values. The person performing the appraisal or market analysis may have reached a different conclusion of value than the conclusion that would be reached by a different appraiser appraising the same property. Moreover, the values of the mortgaged properties may have changed significantly since the appraisal or market study was performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale.
                                            There is no assurance that the appraisal or market study values indicated
                                            accurately reflect past, present or future market values of the mortgaged properties.

                                            For 170 of the mortgage loans, representing 99.0% of the initial outstanding pool balance (or 98.7% of the initial outstanding loan group 1 balance and 100.0% of the initial outstanding loan group 2 balance), the loan-to-value ratio was calculated according to the methodology described in this prospectus supplement based on an estimate of value from a third-party appraisal conducted on or after



                                      S-62
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                                            June 1, 2002, or with respect to the 3 Times Square Pari Passu Loan,
                                            September 1, 2001.

                                            For 5 of the mortgage loans, representing 1.0% of the initial outstanding pool balance (or 1.3% of the initial outstanding loan group 1 balance), the loan-to-value ratio was calculated according to the methodology described in this prospectus supplement based on valuations determined by applying a capitalization rate obtained from an updated third party market study to the underwritten net operating income of the mortgaged property conducted on or after June 1, 2002.

THE TIMING OF MORTGAGE LOAN
AMORTIZATION MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                                As principal payments or prepayments are made on mortgage loans, the remaining mortgage pool may be subject to increased concentrations of property types, geographic locations and other pool characteristics of the mortgage loans and the mortgaged properties, some of which may be unfavorable. Classes of certificates that have a lower payment priority are more likely to be exposed to this concentration risk than are certificate classes with a higher payment priority. This occurs because realized losses are allocated to the class outstanding at any time with the lowest payment priority and principal is paid to the certificates with the highest payment priority until such classes have been retired.

SUBORDINATION OF SOME
CERTIFICATES MAY AFFECT THE
TIMING OF PAYMENTS AND THE
APPLICATION OF LOSSES ON YOUR
CERTIFICATES                                As described in this prospectus supplement, the rights of the holders of each class of subordinate certificates to receive payments of principal and interest otherwise payable on their certificates will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical class designation. Losses on the mortgage loans will be allocated to the Class O, Class N, Class M, Class L, Class K, Class J,
                                            Class H, Class G, Class F, Class E, Class D, Class C and Class B
                                            Certificates, in that order, reducing amounts otherwise payable to each class. Any remaining losses would then be allocated or cause shortfalls to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates,
                                            pro rata, and, solely with respect to losses of interest, to the Class X
                                            Certificates, in proportion to the amounts of interest or principal payable thereon.

THE OPERATION OF A MORTGAGED
PROPERTY FOLLOWING FORECLOSURE
OF THE MORTGAGE LOAN MAY
AFFECT THE TAX STATUS OF THE
TRUST AND MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES               If the trust acquires a mortgaged property as a result of a foreclosure or deed in lieu of foreclosure, the applicable special servicer will generally retain an independent contractor to operate the property. Any net income from operations other than qualifying "rents from real property," or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the trust to a federal tax on such income at the highest marginal corporate tax rate, which is currently 35%, and, in addition, possible state or local tax. In this event, the net proceeds available for distribution on your

                                      S-63
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                                            certificates will be reduced. The applicable special servicer may permit the trust to earn such above described "net income from foreclosure property" but only if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution with respect to the offered certificates.

CROSS-COLLATERALIZATION OF
GROUPS OF MORTGAGE LOANS
COULD LEAD TO REDUCED
PAYMENTS ON YOUR CERTIFICATES               The mortgage pool includes 2 groups of mortgage loans, which represent 1.7%
                                            of the initial outstanding pool balance, (or 2.2% of the initial outstanding loan group 1 balance), under which an aggregate amount of indebtedness is evidenced by multiple obligations that are cross-defaulted and cross-collateralized among multiple mortgaged properties, with no group representing more than 1.5% of such aggregate principal balance.

                                            Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if such borrower were to become a debtor in a bankruptcy case, by the borrower or its representative. Specifically, a lien granted by a borrower entity for the benefit of another borrower or borrowers in a cross-collateralization arrangement could be avoided if a court were to determine that:

                                            o    such borrower entity was insolvent when it granted the lien, was rendered insolvent by the granting of the lien or was left with inadequate capital, or was not able to pay its debts as they matured;
                                                 and

                                            o    such borrower entity did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien benefiting the other borrowers.

                                            Among other things, a legal challenge to the granting of the liens may focus on:

                                            o    the benefits realized by such borrower entity from the respective mortgage loan proceeds as compared to the value of its respective property; and

                                            o    the overall cross-collateralization.

                                            If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the borrower's respective mortgage loan to existing or future indebtedness of that borrower. The court also could recover payments made under that mortgage loan or take other actions detrimental to the holders of the certificates, including, under certain circumstances,

                                      S-64
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                                            invalidating the loan or the related mortgages that are subject to such cross-collateralization.

STATE LAWS APPLICABLE TO
FORECLOSURE ACTIONS MAY AFFECT
THE TIMING OF PAYMENTS ON
YOUR CERTIFICATES                           Some states, including California, have laws prohibiting more than one
                                            "judicial action" to enforce a mortgage obligation. Some courts have construed the term "judicial action" broadly. In the case of any mortgage loan secured by mortgaged properties located in multiple states, the applicable master servicer or special servicer may be required to foreclose first on mortgaged properties located in states where these "one action"
                                            rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. As a result, the ability to realize upon the mortgage loans may be significantly delayed and otherwise limited by the application of state laws.

THE BANKRUPTCY OR INSOLVENCY
OF ANY AFFILIATED BORROWERS
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                        7 groups of mortgage loans (which includes 6 groups of mortgage loans in loan group 1 and 2 groups of mortgage loans in loan group 2), the 3 largest of which represent 7.0%, 3.8% and 1.5%, respectively, of the initial outstanding pool balance (or 8.5%, 4.9% and 1.9% of the initial outstanding loan group 1 balance), were made to borrowers that are affiliated through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed.

                                            The bankruptcy or insolvency of any such borrower or respective affiliate could have an adverse effect on the operation of all of the related mortgaged properties and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a person that owns or controls several mortgaged properties experiences financial difficulty at one such property, it could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all the related mortgage loans.

TENANT LEASES MAY HAVE
PROVISIONS THAT COULD ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                                In certain jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions which require the tenant to recognize a successor owner, following foreclosure, as landlord under the lease, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of these provisions.
                                            Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a

                                      S-65
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                                            further decline in value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

                                            Some of the leases at the mortgaged properties securing the mortgage loans included in the trust may not be subordinate to the related mortgage. If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property unless it has otherwise agreed with the tenant. If the lease contains provisions inconsistent with the mortgage, for example, provisions relating to application of insurance proceeds or condemnation awards, or which could affect the enforcement of the lender's rights, for example, a right of first refusal to purchase the property, the provisions of the lease will take precedence over the provisions of the mortgage. Certain of mortgaged properties are leased to tenants under leases that provide such tenant with a right of first refusal to purchase the related mortgaged property.

LITIGATION ARISING OUT OF
ORDINARY BUSINESS COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                           There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We cannot assure you that any such litigation would not have a material adverse effect on your certificates.

RISKS RELATING TO COMPLIANCE
WITH THE AMERICANS WITH
DISABILITIES ACT COULD ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                                Under the Americans with Disabilities Act of 1990, public accommodations are required to meet certain federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the Americans with Disabilities Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. If a borrower incurs such costs or fines, the amount available to pay debt service would be reduced.

CONFLICTS OF INTEREST MAY HAVE
AN ADVERSE EFFECT ON YOUR
CERTIFICATES                                Conflicts between various Certificateholders. Each special servicer is given considerable latitude in determining whether and in what manner to liquidate or modify defaulted mortgage loans for which it is responsible.
                                            The operating adviser will have the right to replace a special servicer upon satisfaction of certain conditions set forth in the pooling and servicing agreement. At any given time, the operating adviser will be controlled generally by the holders of the most subordinate, or, if the certificate principal balance thereof is less than 25% of its original certificate balance, the next most subordinate, class of certificates, that is, the controlling class, outstanding from time to time (or, in certain cases with respect to Mortgage Loan No. 11, the holder of the related B
                                            Note); such holders may have interests in conflict with those of some or all of the certificateholders. In addition, the operating adviser will have the right to approve the determination of customarily acceptable costs with respect to insurance coverage and the



                                      S-66

                                            right to advise the special servicers with respect to certain actions of the special servicers and, in connection with such rights, may act solely in the interest of the holders of certificates of the controlling class (or the holder of such B Note), without any liability to any certificateholder.
                                            For instance, the holders of certificates of the controlling class (or the holder of such B Note) might desire to mitigate the potential for loss to that class or such holder from a troubled mortgage loan by deferring enforcement in the hope of maximizing future proceeds. However, the interests of the trust may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the trust than would have been realized if earlier action had been taken.

                                            The master servicers, any primary servicer, the special servicers or an affiliate of any of them may hold subordinate notes or acquire certain of the most subordinated certificates, including those of the initial controlling class. Under such circumstances, the master servicers, a primary servicer and the special servicers may have interests that conflict with the interests of the other holders of the certificates. However, the pooling and servicing agreement and each primary servicing agreement provides that the mortgage loans are to be serviced in accordance with the servicing standard and without regard to ownership of any certificates by the master servicers, the primary servicers or the special servicers, as applicable. The initial operating adviser will be ARCap CMBS Fund REIT,
                                            Inc. The initial special servicers will be ARCap Servicing, Inc., an affiliate of the initial operating adviser, and National Consumer
                                            Cooperative Bank.

                                            In addition, the controlling class with respect to each Non-Trust Serviced
                                            Pari Passu Loan is the most subordinate class of certificates in another securitization. The operating adviser will have no rights with respect to such mortgage loans. In addition, with respect to the 3 Times Square A/B
                                            Loan, the rights of the controlling class of such other securitization initially will be exercised by the holder of the related B Note. See
                                            "Description of the Mortgage Pool--The 609 Fifth Avenue Pari Passu Loan,"
                                            "--The 3 Times Square Pari Passu Loan" and "--The WestShore Plaza Pari
                                            Passu Loan" and "Servicing of the Mortgage Loans--Servicing of Certain
                                            Mortgage Loans with Other Financing--Rights of the Holder of the 3 Times
                                            Square B Note" in this prospectus supplement.

                                            Conflicts between borrowers and property managers. It is likely that many of the property managers of the mortgaged properties, or their affiliates, manage additional properties, including properties that may compete with the mortgaged properties. Affiliates of the managers, and managers themselves, also may own other properties, including competing properties.
                                            As such, the property manager at a mortgaged property may make decisions that may have an adverse effect on the mortgaged property or on your certificates.

                                            Conflicts between the trust and sellers. The activities of the sellers or their affiliates may involve properties which are in the same markets as the mortgaged properties underlying the certificates. In such cases, the interests of such sellers or such affiliates may differ from, and compete with, the interests of the trust, and decisions made with respect to those assets may adversely affect the amount and timing of distributions with respect to the certificates. Conflicts of interest may arise between the trust and each of the sellers or their affiliates that engage in the



                                      S-67
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                                            acquisition, development, operation, financing and disposition of real estate if such sellers acquire any certificates. In particular, if certificates held by a seller are part of a class that is or becomes the controlling class, the seller, as part of the holders of the controlling class, would have the ability to influence certain actions of the special servicers under circumstances where the interests of the trust conflict with the interests of the seller or its affiliates as acquirors, developers, operators, financers or sellers of real estate related assets.

                                            The primary servicers for certain of the mortgage loans will be Prudential
                                            Asset Resources, Inc., Nationwide Life Insurance Company, Washington Mutual
                                            Bank, FA and Union Central Mortgage Funding, Inc. or affiliates thereof, who either are, or are affiliates of, loan sellers. The master servicer responsible for servicing the mortgage loans other than the NCB, FSB
                                            Mortgage Loans will delegate many of its servicing obligations to such primary servicers pursuant to certain primary servicing agreements. Under such circumstances, the primary servicers because they are, or are affiliated with, sellers, may have interests that conflict with the interests of the holders of the certificates.

                                            In addition, the B Notes and/or the mezzanine loans related to certain of the mortgage loans may be held by the respective sellers of such mortgage loan or affiliates thereof. The holders of such B Notes or mezzanine loans may have interests that conflict with the interests of the holders of the certificates.

                                            Conflicts between Certificateholders, holders of other interests and the
                                            Other Master Servicer and/or the Other Special Servicer. Each Non-Trust
                                            Serviced Pari Passu Loan will be serviced and administered pursuant to the applicable Other Pooling and Servicing Agreement, each of which provides for servicing arrangements that are similar but not identical to those under the Pooling and Servicing Agreement. Consequently, the Non-Trust
                                            Serviced Pari Passu Loans will not be serviced and administered pursuant to the terms of the Pooling and Servicing Agreement. In addition, certain of the legal and/or beneficial owners of the Non-Trust Serviced Companion
                                            Loans secured by the mortgaged property relating to the applicable
                                            Non-Trust Serviced Pari Passu Loans, directly or through representatives, has certain rights under the applicable Other Pooling and Servicing
                                            Agreement and the related intercreditor agreement that affect the Non-Trust
                                            Serviced Pari Passu Loans and the Non-Trust Serviced Companion Loans,
                                            including with respect to the servicing thereof and the appointment of an
                                            Other Special Servicer with respect thereto. Those legal and/or beneficial owners may have interests that conflict with your interests. In addition, the holders of the related B Notes have certain rights under the related intercreditor agreements, including, in certain cases, with respect to the servicing thereof and/or the appointment of an Other Special Servicer with respect thereto. Such holders of the related B Notes may have interests that conflict with your interests. Prior to purchasing a certificate, you should carefully review the provisions of the Other Pooling and Servicing
                                            Agreements and related intercreditor agreements to understand the manner in which the Non-Trust Serviced Pari Passu Loans will be serviced and administered, and the rights of the related parties thereunder, which, in each case, may materially and adversely affect your investment in the offered certificates.

                                      S-68
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PREPAYMENTS MAY REDUCE
THE YIELD ON YOUR CERTIFICATES              The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans.
                                            For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation of mortgaged properties, defaults and liquidations by borrowers, or repurchases as a result of a seller's material breach of representations and warranties or material defects in a mortgage loan's documentation.

                                            The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment is higher or lower than you anticipate.

                                            In addition, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A certificates will generally be based upon the particular loan group in which the related mortgage loan is deemed to be included, the yield on the Class A-1, Class
                                            A-2, Class A-3 and Class A-4 certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1 and the yield on the Class
                                            A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2. See "Yield, Prepayment and Maturity Considerations"
                                            in this prospectus supplement.

                                            Voluntary prepayments under some of the mortgage loans are prohibited for specified lockout periods or require payment of a prepayment premium or a yield maintenance charge or both, unless the prepayment occurs within a specified period prior to and including the anticipated repayment date or maturity date, as the case may be. Nevertheless, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of a prepayment premium or a yield maintenance charge or the amount of such premium or charge will be sufficient to compensate you for shortfalls in payments on your certificates on account of such prepayments. We also cannot assure you that involuntary prepayments will not occur or that borrowers will not default in order to avoid the application of lockout periods. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

                                            o    the terms of the mortgage loans;

                                            o    the length of any prepayment lockout period;

                                            o    the level of prevailing interest rates;

                                            o    the availability of mortgage credit;

                                            o    the applicable yield maintenance charges or prepayment premiums and the ability of a master servicer, a primary servicer or a special servicer to enforce the related provisions;

                                            o    the failure to meet requirements for release of escrows/reserves that result in a prepayment;

                                            o    the occurrence of casualties or natural disasters; and

                                      S-69

                                            o    economic, demographic, tax or legal factors.

                                            With respect to 13 mortgage loans, representing 9.3% of the initial outstanding pool balance (and representing 12.0% of the initial outstanding loan group 1 balance), voluntary prepayments are permitted on a date other than the related due date without the payment of interest to the next due date. If a related borrower prepays all or a portion of a mortgage loan on a date other than the related due date, there could be a shortfall in payments on the certificates due to such prepayment.

                                            8 mortgage loans, representing 3.9% of the initial outstanding pool balance
                                            (and representing 5.1% of the initial outstanding loan group 1 balance), allow the release of a portion of the collateral for such mortgage loan in the event of a casualty if certain conditions are met, including the prepayment of a portion of the outstanding principal balance of the mortgage loan. For a further description of the terms of such release, see the footnotes to Appendix II.

                                            Generally, no yield maintenance charge or prepayment premium will be required for prepayments in connection with a casualty or condemnation unless an event of default has occurred. In addition, if a seller repurchases any mortgage loan from the trust due to the material breach of a representation or warranty or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no yield maintenance charge or prepayment premium will be payable. Any such repurchase or purchase may, therefore, adversely affect the yield to maturity on your certificates. Similarly, certain of the holders of the B Notes and mezzanine debt have the right to purchase the related mortgage loans from the trust upon the occurrence of certain events
                                            (including a default), which will result in payment to holders of the certificates with the same effect as if the mortgage loan had been prepaid in full, except that no yield maintenance charge or prepayment premium will be payable.

                                            Although all of the mortgage loans have protection against voluntary prepayments in full in the form of lockout periods, defeasance provisions, yield maintenance provisions and/or prepayment premium provisions, there can be no assurance that (i) borrowers will refrain from fully prepaying mortgage loans due to the existence of a yield maintenance charge or prepayment premium, (ii) involuntary prepayments or repurchases will not occur or (iii) partial prepayments will not occur in the case of those loans that permit such prepayment without a yield maintenance charge or prepayment premium.

                                            In addition, the yield maintenance formulas are not the same for all of the mortgage loans that have yield maintenance charges. This can lead to substantial variance from loan to loan with respect to the amount of yield maintenance charge that is due on the related prepayment. Also, the description in the mortgage notes of the method of calculation of prepayment premiums and yield maintenance charges is complex and subject to legal interpretation and it is possible that another person would interpret the methodology differently from the way we did in estimating an assumed yield to maturity on your certificates as



                                      S-70

                                            described in this prospectus supplement. See Appendix II attached hereto for a description of the various pre-payment provisions.

RELEASE OF COLLATERAL                       Notwithstanding the prepayment restrictions described herein, certain of the mortgage loans permit the release of a mortgaged property (or a portion of the mortgaged property) subject to the satisfaction of certain conditions described in Appendix II hereto. In order to obtain such release
                                            (other than with respect to the release of certain non-material portions of the mortgaged properties which may not require payment of a release price), the borrower is required (among other things) to pay a release price, which may include a prepayment premium or yield maintenance charge on all or a portion of such payment. See Appendix II attached hereto for further details regarding the various release provisions.

THE YIELD ON YOUR CERTIFICATE
WILL BE AFFECTED BY THE PRICE AT
WHICH YOU PURCHASE THE
CERTIFICATE AND THE RATE,
TIMING AND AMOUNT OF
DISTRIBUTIONS ON YOUR
CERTIFICATE                                 The yield on any certificate will depend on (1) the price at which such certificate is purchased by you and (2) the rate, timing and amount of distributions on your certificate. The rate, timing and amount of distributions on any certificate will, in turn, depend on, among other things:

                                            o    the interest rate for such certificate;

                                            o    the rate and timing of principal payments (including principal prepayments) and other principal collections (including loan purchases in connection with breaches of representations and warranties) on or in respect of the mortgage loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the certificate balance of such certificate;

                                            o    the rate, timing and severity of losses on or in respect of the mortgage loans or unanticipated expenses of the trust;

                                            o    the rate and timing of any reimbursement of either master servicer, either special servicer, the trustee or fiscal agent, as applicable, out of the Certificate Account of nonrecoverable advances or advances remaining unreimbursed on a modified mortgage loan on the date of such modification;

                                            o    the timing and severity of any interest shortfalls resulting from prepayments to the extent not offset by a reduction in a master servicer's compensation as described in this prospectus supplement;

                                            o    the timing and severity of any reductions in the appraised value of any mortgaged property in a manner that has an effect on the amount of advancing required on the related mortgage loan; and

                                            o    the method of calculation of prepayment premiums and yield maintenance charges and the extent to which prepayment premiums and yield maintenance charges are collected and, in turn, distributed on such certificate.

                                      S-71

                                            In addition, any change in the weighted average life of a certificate may adversely affect yield. Prepayments resulting in a shortening of weighted average lives of certificates may be made at a time of lower interest rates when you may be unable to reinvest the resulting payment of principal at a rate comparable to the effective yield anticipated when making the initial investment in certificates. Delays and extensions resulting in a lengthening of the weighted average lives of the certificates may occur at a time of higher interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

YOU BEAR THE RISK OF
BORROWER DEFAULTS                           The rate and timing of delinquencies or defaults on the mortgage loans could affect the following aspects of the offered certificates:

                                            o    the aggregate amount of distributions on them;

                                            o    their yields to maturity;

                                            o    their rates of principal payments; and

                                            o    their weighted average lives.

                                            The rights of holders of each class of subordinate certificates to receive payments of principal and interest otherwise payable on their certificates will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical class designation. Losses on the mortgage loans will be allocated to the Class O, Class N, Class M,
                                            Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D,
                                            Class C and Class B Certificates, in that order, reducing amounts otherwise payable to each class. Any remaining losses would then be allocated to the
                                            Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates, pro
                                            rata, and, with respect to interest losses only, the Class X Certificates based on their respective entitlements.

                                            If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that particular class will suffer a loss equal to the full amount of that excess up to the outstanding certificate balance of such class.

                                            If you calculate your anticipated yield based on assumed rates of default and losses that are lower than the default rate and losses actually experienced and such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield. Under extreme scenarios, such yield could be negative. In general, the earlier a loss borne by your certificates occurs, the greater the effect on your yield to maturity.

                                            Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

                                            Also, if the related borrower does not repay a mortgage loan with a hyperamortization feature by its anticipated repayment date, the effect will be to increase the weighted average life of your certificates and may reduce your yield to maturity.

                                      S-72


                                            Furthermore, if P&I Advances and/or Servicing Advances are made with respect to a mortgage loan after default and the mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in reductions in distributions of principal to the holders of the offered certificates for the current month.

INTEREST ON ADVANCES AND
COMPENSATION TO THE MASTER
SERVICERS, THE SPECIAL SERVICERS,
THE TRUSTEE AND THE FISCAL
AGENT MAY HAVE AN ADVERSE
EFFECT ON THE PAYMENTS
ON YOUR CERTIFICATES                        To the extent described in this prospectus supplement, the master servicers, the special servicers, the trustee or the fiscal agent will be entitled to receive interest at the "prime rate" on unreimbursed advances they have made with respect to delinquent monthly payments or that are made with respect to the preservation and protection of the related mortgaged property or enforcement of the mortgage loan. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. No advance interest will accrue during the grace period, if any, for the related mortgage loan;
                                            however, if such advance is not reimbursed from collections received from the related borrower by the end of the applicable grace period, advance interest will accrue from the date such advance is made. This interest may be offset in part by default interest and late payment charges paid by the borrower in connection with the mortgage loan (or, in the case of advances made with respect to the Pari Passu Loans, the portion of such amounts, if any, that is allocable to the trust) or by certain other amounts. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be serviced by a special servicer, and that special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances and special servicing compensation is senior to the rights of
                                            certificateholders to receive distributions. The payment of interest on advances and the payment of compensation to a special servicer may result in shortfalls in amounts otherwise distributable on the certificates.

THE SELLERS OF THE MORTGAGE
LOANS ARE SUBJECT TO
BANKRUPTCY OR INSOLVENCY LAWS
THAT MAY AFFECT THE TRUST'S
OWNERSHIP OF THE MORTGAGE LOANS             In the event of the insolvency of any seller, it is possible the trust's right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays or reductions in payments on your certificates could occur.

                                            Based upon opinions of counsel that the conveyance of the mortgage loans would generally be respected in the event of insolvency of the sellers, which opinions are subject to various assumptions and qualifications, the sellers believe that such a challenge will be unsuccessful, but there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to assert such a



                                      S-73

                                            position. Even if actions seeking such results were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

LIMITED LIQUIDITY AND MARKET
VALUE MAY ADVERSELY EFFECT
PAYMENTS ON YOUR CERTIFICATES               Your certificates will not be listed on any securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for the certificates. While Morgan Stanley & Co. Incorporated, CIBC World Markets
                                            Corp., Deutsche Bank Securities Inc., Goldman, Sachs & Co. and Merrill
                                            Lynch, Pierce, Fenner & Smith Incorporated. each currently intends to make a secondary market in the certificates, none of them is obligated to do so.
                                            Accordingly, you may not have an active or liquid secondary market for your certificates, which could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including then-prevailing interest rates. Furthermore, you should be aware that the market for securities of the same type as the certificates has in the past been volatile and offered very limited liquidity.

INTEREST RATES BASED ON A
WEIGHTED AVERAGE COUPON RATE
ENTAIL RISKS WHICH MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                           The interest rates on certain of the certificates are based on a weighted average of the mortgage loan interest rates net of the administrative cost rate (and, with respect to the residential cooperative mortgage loans included in the notional amount of the Class X-Y Certificates (as identified on Appendix II to this prospectus supplement), net of the related Class X-Y Strip Rate), which is calculated based upon the respective principal balances of the mortgage loans. The interest rates on certain of the certificates may be capped at such weighted average rate.
                                            This weighted average rate is further described in this prospectus supplement under the definition of "Weighted Average Net Mortgage Rate."
                                            Any class of certificates which is either fully or partially based upon the
                                            Weighted Average Net Mortgage Rate may be adversely affected by disproportionate principal payments, prepayments, defaults and other unscheduled payments on the mortgage loans. Because some mortgage loans will amortize their principal more quickly than others, the rate may fluctuate over the life of those classes of your certificates.

                                            In general, mortgage loans with relatively high mortgage interest rates are more likely to prepay than mortgage loans with relatively low mortgage interest rates. For instance, varying rates of unscheduled principal payments on mortgage loans which have interest rates above the Weighted
                                            Average Net Mortgage Rate may have the effect of reducing the interest rate of your certificates.

     This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above in this "Risk Factors" section and elsewhere in this prospectus supplement.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

     Capitalized terms are defined in the "Glossary of Terms" attached hereto.

GENERAL

     The Series 2003-IQ6 Commercial Mortgage Pass-Through Certificates will be issued on or about December 18, 2003 pursuant to a Pooling and Servicing Agreement to be dated as of December 1, 2003, among Morgan Stanley Capital I Inc., the master servicers, the special servicers, the paying agent, the fiscal agent and the trustee.

     The certificates will represent in the aggregate the entire beneficial ownership interest in the trust consisting primarily of:

     o the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date (or, with respect to any mortgage loan due on a date other than the first day of each month (other than the 3 Times Square Pari Passu Loan), the due date of such mortgage loan in December), exclusive of principal prepayments received prior to the Cut-off Date and scheduled payments of principal and interest due on or before the Cut-off Date (or, with respect to any mortgage loan due on a date other than the first day of each month (other than the 3 Times Square Pari Passu Loan), the due date of such mortgage loan in December);

     o any mortgaged property acquired on behalf of the Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise;

     o a security interest in any "government securities" as defined in the Investment Company Act of 1940 pledged in respect of the defeasance of a mortgage loan; and

     o certain rights of Morgan Stanley Capital I Inc. under, or assigned to Morgan Stanley Capital I Inc. pursuant to, each of the Mortgage Loan Purchase Agreements relating to mortgage loan document delivery requirements and the representations and warranties of the related seller regarding its mortgage loans.

     The certificates will be issued on or about December 18, 2003 and will only be entitled to scheduled payments on the mortgage loans that are due (and unscheduled payments that are received) after December 1, 2003 (or, with respect to any mortgage loan due on a date other than the first day of each month (other than the 3 Times Square Pari Passu Loan), the due date of such mortgage loan in December).

     The certificates will consist of 25 classes, to be designated as:

     o the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates and the Class A-1A Certificates;

     o the Class X-1 Certificates, the Class X-2 Certificates and the Class X-Y Certificates;

     o the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates, the Class N Certificates, the Class O Certificates and the Class EI Certificates; and

     o the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates.

     The Class A Certificates will be issued in denominations of $25,000 initial Certificate Balance and in any whole dollar denomination in excess of that amount.

     Each class of offered certificates will initially be represented by one or more global certificates registered in the name of the nominee of The Depository Trust Company ("DTC"). We have been informed by DTC that DTC's nominee initially will be Cede & Co. No person acquiring an interest in an offered certificate will be entitled to receive a fully registered physical certificate representing such interest, except as presented in the prospectus under

"Description Of The Offered Certificates--Reports to Certificateholders; Available Information--Book-Entry Certificates." Unless and until definitive certificates are issued in respect of any class of offered certificates, all references to actions by holders of the offered certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through DTC's participating organizations.

     All references herein to payments, notices, reports and statements to holders of the offered certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the offered certificates, for distribution to the related Certificate Owners through DTC's Participants in accordance with DTC procedures. Until definitive certificates are issued in respect of any class of offered certificates, interests in such certificates will be transferred on the book-entry records of DTC and its Participants. See "Description Of The Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

     Certificateholders must hold their offered certificates in book-entry form, and delivery of the offered certificates will be made through the facilities of DTC, in the United States, and may be made through the facilities of Clearstream Banking or Euroclear, in Europe. Transfers within DTC, Clearstream Banking or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream Banking or Euroclear, on the other, will be effected in DTC through Citibank, N.A. or JPMorgan Chase, the relevant depositaries of Clearstream Banking and Euroclear, respectively.

     Because of time-zone differences, credits of securities received in Clearstream Banking or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear participant or Clearstream Banking customer on such business day. Cash received in Clearstream Banking or Euroclear as a result of sales of securities by or through a Clearstream Banking customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Banking or Euroclear cash account only as of the business day following settlement in DTC.

CERTIFICATE BALANCES

     Upon initial issuance, the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates will have the following aggregate Certificate Balances. In each case, the Certificate Balance may vary by 5%:

                     INITIAL AGGREGATE       APPROXIMATE PERCENT            RATINGS                APPROXIMATE
     CLASS          CERTIFICATE BALANCE    OF INITIAL POOL BALANCE       (S&P/MOODY'S)           CREDIT SUPPORT
----------------    -------------------    -----------------------       -------------           --------------
Class A-1                $50,000,000                  5.01%                 AAA/Aaa                   12.500%
Class A-2                $45,000,000                  4.51%                 AAA/Aaa                   12.500%
Class A-3                $83,000,000                  8.32%                 AAA/Aaa                   12.500%
Class A-4               $470,824,000                 47.19%                 AAA/Aaa                   12.500%

     The percentages indicated under the column "Approximate Credit Support" with respect to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates represent the approximate credit support for the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates in the aggregate together with the approximate credit support for the Class A-1A Certificates.

     The initial Certificate Balance of each Principal Balance Certificate will be presented on the face thereof. The Certificate Balance outstanding at any time will equal the then maximum amount of principal that the holder will be entitled to receive. On each Distribution Date, the Certificate Balance of each Principal Balance Certificate will be reduced by any distributions of principal actually made on that certificate on the applicable Distribution Date, and will be further reduced by any Realized Losses and Expense Losses allocated to such certificate on such Distribution Date. See "--Distributions" and "--Distributions--Subordination; Allocation of Losses and Certain Expenses" below.

     The Interest Only Certificates will not have a Certificate Balance. Each such class of certificates will represent the right to receive distributions of interest accrued as described herein on a Notional Amount.

     The Notional Amount of the Class X-1 Certificates will be equal to the aggregate of the Certificate Balances of the classes of Principal Balance Certificates outstanding from time to time.

     The Notional Amount of the Class X-2 Certificates at any time on or before the Distribution Date occurring in December 2011 will be an amount equal to the then outstanding aggregate Notional Amount of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J components. After the Distribution Date occurring in December 2011, the Notional Amount of the Class X-2 Certificates will be equal to zero. As of any Distribution Date, the Notional Amount of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J components will generally be equal to the lesser of (i) the Certificate Balance of the corresponding Class of Certificates as of such date (taking into account any distributions of principal made on, and any Realized Losses allocated to, such Classes of Certificates) and (ii) the amount specified for such component and such Distribution Date on Schedule B to this prospectus supplement.

     Accordingly, the Notional Amount of the Class X-1 Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses of principal actually allocated to, any Class of Principal Balance Certificates.

     The Notional Amount of the Class X-2 Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses of principal actually allocated to, any component and any Class of Certificates included in the calculation of the Notional Amount for the Class X-2 Certificates on such Distribution Date, as described above, to the extent that such distribution of principal or allocation of Realized Losses and Expense Losses reduces the Certificate Balance of the related Class of Certificates to a balance that is lower that the amount shown on Schedule B to this prospectus supplement. Holders of the Class X-2 Certificates will not be entitled to distributions of interest at any time following the Distribution Date occurring in December 2011.

     The Notional Amount of the Class X-Y Certificates will be equal to the total principal balance of certain residential cooperative mortgage loans identified on Appendix II to this prospectus supplement. The Notional Amount of the Class X-Y Certificates will be reduced on each Distribution Date by collections and advances of principal on certain residential cooperative mortgage loans identified on Appendix II to this prospectus supplement previously distributed, and Realized Losses and Expense Losses on those residential cooperative mortgage loans previously allocated to the Certificateholders.

     Upon initial issuance, the aggregate Notional Amount of the Class X-1 Certificates, Class X-2 Certificates and Class X-Y Certificates will be $997,739,954, $918,095,000 and $60,507,379, respectively, subject in each case to a permitted variance of plus or minus 5%. The Notional Amount of each Class X Certificate is used solely for the purpose of determining the amount of interest to be distributed on such Certificate and does not represent the right to receive any distributions of principal.

     The Residual Certificates will not have Certificate Balances or Notional Amounts.

PASS-THROUGH RATES

     The Pass-Through Rates applicable to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates for each Distribution Date will be equal to 2.80%, 4.17%, 4.74% and 4.97% per annum, respectively.

     The Pass-Through Rate applicable to the Class X-1 Certificates for the initial Distribution Date will equal approximately 0.18% per annum. The Pass-Through Rate applicable to the Class X-1 Certificates for each Distribution Date subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates (the "Class X-1 Strip Rates") at which interest accrues from time to time on the respective components of the total Notional Amount of the Class X-1 Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will be comprised of all or a designated portion of the Certificate Balance of one of the classes of the Principal Balance Certificates. In general, the Certificate Balance of each class of Principal Balance Certificates will constitute a separate component of the total Notional Amount of the Class X-1 Certificates; provided that, if a portion, but not all, of the Certificate Balance of any particular class of Principal

Balance Certificates is identified on Schedule B to this prospectus supplement as being part of the total Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that identified portion of such Certificate Balance will also represent one or more separate components of the total Notional Amount of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related Distribution Date, and the remaining portion of such Certificate Balance will represent one or more other separate components of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related Distribution Date. For any Distribution Date occurring in or before December 2011, on any particular component of the total Notional Amount of the Class X-1 Certificates immediately prior to the related Distribution Date, the applicable Class X-1 Strip Rate will be calculated as follows:

     o if such particular component consists of the entire Certificate Balance of any class of Principal Balance Certificates, and if such Certificate Balance also constitutes, in its entirety, a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the greater of
          (i) the rate per annum corresponding to such Distribution Date as set forth on Schedule A attached hereto and (ii) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates;

     o if such particular component consists of a designated portion (but not all) of the Certificate Balance of any class of Principal Balance Certificates, and if such designated portion of such Certificate Balance also constitutes a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the greater of (i) the rate per annum corresponding to such Distribution Date as set forth on Schedule A attached hereto and (ii) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates;

     o if such particular component consists of the entire Certificate Balance of any class of Principal Balance Certificates, and if such Certificate Balance does not, in whole or in part, also constitute a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates; and

     o if such particular component consists of a designated portion (but not all) of the Certificate Balance of any class of Principal Balance Certificates, and if such designated portion of such Certificate Balance does not also constitute a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates.

     For any Distribution Date occurring after December 2011, the Certificate Balance of each class of Principal Balance Certificates will constitute a separate component of the total Notional Amount of the Class X-1 Certificates, and the applicable Class X-1 Strip Rate with respect to each such component for each such Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates. Under no circumstances will the Class X-1 Strip Rate be less than zero.

     The Pass-Through Rate applicable to the Class X-2 Certificates for the initial Distribution Date will equal approximately 0.76% per annum. The Pass-Through Rate applicable to the Class X-2 Certificates for each Distribution Date subsequent to the initial Distribution Date and on or before the Distribution Date in December 2011 will equal the weighted average of the respective strip rates (the "Class X-2 Strip Rates") at which interest accrues from time to time on the respective components of the total Notional Amount of the Class X-2 Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will be comprised of all or a designated portion of the Certificate Balance of a specified class of Principal Balance Certificates. If all or a designated portion of the Certificate Balance of any class of Principal Balance Certificates is identified on Schedule B to this prospectus supplement as being part of the total Notional Amount of the Class X-2

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Certificates immediately prior to any Distribution Date, then that Certificate
Balance (or designated portion thereof) will represent one or more components of the total Notional Amount of the Class X-2 Certificates for purposes of calculating the accrual of interest for the related Distribution Date. For any Distribution Date occurring in or before December 2011, on any particular component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, the applicable Class X-2 Strip Rate will equal the excess, if any, of:

     o the lesser of (a) the rate per annum corresponding to such Distribution Date as set forth on Schedule A attached hereto and (b) the Weighted Average Net Mortgage Rate for such Distribution Date, over

     o the Pass-Through Rate for such Distribution Date for the class of Principal Balance Certificates whose Certificate Balance, or a designated portion thereof, comprises such component.

     Under no circumstances will the Class X-2 Strip Rate be less than zero.

     The pass-through rate applicable to the Class X-Y Certificates for the initial distribution date will equal approximately 0.42% per annum.

     The pass-through rate applicable to the Class X-Y certificates for each distribution date subsequent to the initial distribution date will equal the weighted average of the respective Class X-Y Strip Rates of the residential cooperative mortgage loans that are included in the notional amount of the Class X-Y Certificates (as identified on Appendix II to this prospectus supplement). For each distribution date after the initial distribution date, the "Class X-Y Strip Rate" for each of those residential cooperative mortgage loans will equal the difference of:

     o the mortgage interest rate in effect for that mortgage loan as of the date of initial issuance of the offered certificates, net of the sum of the annual rates at which the related master servicing fee and trustee fee are calculated, minus

     o    5.25% per annum;

provided, that if the subject residential cooperative mortgage loan accrues interest on the basis of the actual number of days elapsed during each 1-month interest accrual period in a year assumed to consist of 360 days, then the foregoing differential will be multiplied by a fraction, expressed as a percentage, the numerator of which is the number of days in the subject interest accrual period and the denominator of which is 30.

     Under no circumstances will the Class X-Y Strip Rate be less than zero.

     The pass-through rate for the Class A-1A Certificates will be equal to a fixed rate of 4.76%. The pass-through rates for the Class B, Class C, Class D and Class E Certificates will be equal to the Weighted Average Net Mortgage Rate for such distribution date less 0.55%, 0.44%, 0.36% and 0.19%, respectively. The pass-through rates for the Class F and Class G Certificates will be a per annum rate equal to the Weighted Average Net Mortgage Rate for such distribution date. The pass-through rates applicable to each of the Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates will, at all times, be equal to the lesser of 5.26% per annum and the Weighted Average Net Mortgage Rate.

     The Administrative Cost Rate for each mortgage loan is presented in Appendix II. The Administrative Cost Rate will be payable on the Scheduled Principal Balance of each mortgage loan outstanding from time to time. The Administrative Cost Rate applicable to a mortgage loan in any month will be determined using the same interest accrual basis on which interest accrues under the terms of such mortgage loan.

DISTRIBUTIONS

     General

     Distributions on or with respect to the certificates will be made by the paying agent, to the extent of available funds, and in accordance with the manner and priority presented in this prospectus supplement, on each Distribution Date, commencing in January 2004. Except as otherwise described below, all such distributions will be made to the persons in whose names the certificates are registered at the close of business on the related Record Date. Every distribution will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the paying agent with wiring instructions on or before the related Record Date, or otherwise by check mailed to such Certificateholder.

     The final distribution on any certificate will be determined without regard to any possible future reimbursement of any Realized Losses or Expense Losses previously allocated to such certificate. The final distribution will be made in the same manner as earlier distributions, but only upon presentation and surrender of such certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a certificate in reimbursement of a Realized Loss or Expense Loss previously allocated thereto, which reimbursement is to occur after the date on which such certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Certificateholder that surrendered such certificate. The likelihood of any such distribution is remote. All distributions made on or with respect to a class of certificates will be allocated pro rata among such certificates based on their respective Percentage Interests in such class.

     The Available Distribution Amount

     With respect to any Distribution Date, distributions of interest on and principal of the certificates will be made from the Available Distribution Amount for that Distribution Date.

     With respect to the Distribution Date occurring in each January, other than a leap year, and each February, the Interest Reserve Amounts will be deposited into the applicable Interest Reserve Account in respect of each Interest Reserve Loan in an amount equal to 1 day's interest at the related Net Mortgage Rate on its principal balance as of the Due Date in the month in which such Distribution Date occurs, to the extent a Scheduled Payment or P&I Advance is timely made in respect thereof for such Due Date. For purposes of this calculation, the Net Mortgage Rate for those months will be calculated without regard to any adjustment for Interest Reserve Amounts or the interest accrual basis as described in the definition of "Net Mortgage Rate" in the "Glossary of Terms." With respect to the Distribution Date occurring in March of each year, the paying agent will withdraw an amount from each Interest Reserve Account in respect of each Interest Reserve Loan equal to the related Interest Reserve Amount from the preceding January, if applicable, and February, and the withdrawn amount is to be included as part of the Available Distribution Amount for such Distribution Date.

     Application of the Available Distribution Amount

     On each Distribution Date, except as described under "--Optional Termination" below, for so long as any class of offered certificates remains outstanding, the paying agent will apply the Available Distribution Amount other than Excess Interest and Excess Liquidation Proceeds, if any for such date for the following purposes and in the following order of priority:

          (i) to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class X-1, Class X-2 and Class X-Y Certificates, concurrently,

               o to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, the Distributable Certificate Interest Amount in respect of such class for such Distribution Date (which shall be payable from amounts in the Available Distribution Amount attributable to Loan Group
                    1), pro rata in proportion to the Distributable Certificate Interest Amount payable in respect of each such class;

               o to the holders of the Class A-1A Certificates, the Distributable Certificate Interest Amount in respect of such class for such Distribution Date (which shall be payable from amounts in the Available Distribution Amount attributable to Loan Group 2);

               o to the holders of the Class X-1, Class X-2 and Class X-Y Certificates, the Distributable Certificate Interest Amount in respect of each such class for such Distribution Date, pro rata in proportion to the Distributable Certificate Interest Amount payable in respect of each such class;

          provided, however, that if the portion of Available Distribution Amount attributable to either loan group is insufficient to pay in full the total amount of interest to be distributed with respect to any of the Class A or

          Class X Certificates on such Distribution Date as described above, the Available Distribution Amount will be allocated among all those classes pro rata in proportion to the respective amounts of interest payable thereon for such Distribution Date, without regard to loan group;

          (ii) (A) to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates,

               o first, to the holders of the Class A-1 Certificates, the Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates have been reduced to zero, the Loan Group 2 Principal Distribution Amount for such Distribution Date, until the aggregate Certificate Balance of the Class A-1 Certificates has been reduced to zero; the portion of the Loan Group 2 Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A-1A Certificates;

               o second, upon payment in full of the aggregate Certificate Balance of the Class A-1 Certificates, to the holders of the Class A-2 Certificates, the Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates have been reduced to zero, the Loan Group 2 Principal Distribution Amount, until the aggregate Certificate Balance of the Class A-2 Certificates has been reduced to zero; the portion of the Loan Group 1 Principal Distribution Amount and Loan Group 2 Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A-1 and (solely with respect to the Loan Group 2 Principal Distribution Amount) Class A-1A Certificates;

               o third, upon payment in full of the aggregate Certificate Balance of the Class A-2 Certificates, to the holders of the Class A-3 Certificates, the Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates have been reduced to zero, the Loan Group 2 Principal Distribution Amount, until the aggregate Certificate Balance of the Class A-3 Certificates has been reduced to zero; the portion of the Loan Group 1 Principal Distribution Amount and Loan Group 2 Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A-1, Class A-2 and (solely with respect to the Loan Group 2 Principal Distribution Amount) Class A-1A Certificates;

               o fourth, upon payment in full of the aggregate Certificate Balance of the Class A-3 Certificates, to the holders of the Class A-4 Certificates, the Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates have been reduced to zero, the Loan Group 2 Principal Distribution Amount, until the aggregate Certificate Balance of the Class A-4 Certificates has been reduced to zero; the portion of the Loan Group 1 Principal Distribution Amount and Loan Group 2 Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A-1, Class A-2, Class A-3 and (solely with respect to the Loan Group 2 Principal Distribution Amount) Class A-1A Certificates; and

          (B) to the holders of the Class A-1A Certificates, the Loan Group 2 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class A-4 Certificates have been reduced to zero, the Loan Group 1 Principal Distribution Amount for such Distribution Date, until the aggregate Certificate Balance of the Class A-1A Certificates has been reduced to zero; the portion of the Loan Group 1 Principal Distribution Amount will be reduced by any portion thereof distributed to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates;

          (iii) to the holders of the Class A Certificates and the Class X Certificates, pro rata in proportion to their respective entitlements to reimbursement described in this clause, to reimburse them for any Realized Losses or Expense Losses previously allocated thereto and for which reimbursement has not previously been fully paid (in the case of the Class X Certificates, insofar as Realized Losses or Expense Losses have resulted in shortfalls in the amount of interest distributed, other than by reason of a reduction of the

     Notional Amount), plus interest on such Realized Losses or Expense Losses, at 1/12 the applicable Pass-Through Rate;

          (iv) to make payments to the holders of the private certificates (other than the Class X-1, Class X-2 and Class X-Y Certificates) as contemplated below.

     Notwithstanding the foregoing, on each Distribution Date occurring on or after the date, if any, upon which the aggregate Certificate Balance of all classes of Subordinate Certificates has been reduced to zero or the aggregate Appraisal Reduction in effect is greater than or equal to the aggregate Certificate Balance of all classes of Subordinate Certificates, the Principal Distribution Amount will be distributed:

     o first, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates, pro rata, in proportion to their respective Certificate Balances, in reduction of their respective Certificate Balances, until the aggregate Certificate Balance of each such class is reduced to zero; and

     o second, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates, pro rata, based on their respective entitlements to reimbursement, for the unreimbursed amount of Realized Losses and Expense Losses previously allocated to such classes, plus interest on such Realized Losses or Expense Losses, at 1/12 the applicable Pass-Through Rate.

     On each Distribution Date, following the above-described distributions on the offered certificates and the Class X-1, Class X-2 and Class X-Y Certificates, the paying agent will apply the remaining portion, if any, of the Available Distribution Amount for such date to make payments to the holders of each of the respective classes of private certificates, other than the Class X-1, Class X-2 and Class X-Y Certificates and Residual Certificates, in alphabetical order of class designation, in each case for the following purposes and in the following order of priority, that is, payments under clauses (1), (2) and (3) below, in that order, to the holders of the Class B Certificates, then payments under clauses (1), (2), and (3) below, in that order, to the holders of the Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates:

     (1) to pay interest to the holders of the particular class of certificates, up to an amount equal to the Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

     (2) if the aggregate Certificate Balance of each other class of Subordinate Certificates, if any, with an earlier alphabetical class designation has been reduced to zero, to pay principal to the holders of the particular class of certificates, up to an amount equal to the lesser of (a) the then outstanding aggregate Certificate Balance of such class of certificates and (b) the aggregate of the remaining Principal Distribution Amount for such Distribution Date; and

     (3) to reimburse the holders of the particular class of certificates, up to an amount equal to (a) all Realized Losses and Expense Losses, if any, previously allocated to such class of certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts, at 1/12 the Pass-Through Rate of such class of certificates.

     Any portion of the Available Distribution Amount for any Distribution Date that is not otherwise payable to the holders of REMIC Regular Certificates as contemplated above, will be paid to the holders of the Residual Certificates, and any amount of Excess Interest on deposit in the Excess Interest Sub-account for the related Collection Period will be paid to holders of the Class EI Certificates (regardless of whether the Certificate Balance of such class has been reduced to zero).

     Excess Liquidation Proceeds will be deposited into the Reserve Account. On each Distribution Date, amounts on deposit in the Reserve Account will be used, first, to reimburse the holders of the Principal Balance Certificates -- in order of alphabetical class designation -- for any, and to the extent of, Realized Losses and Expense Losses previously allocated to them; and second, upon the reduction of the aggregate Certificate Balance of the Principal Balance Certificates to zero, to pay any amounts remaining on deposit in such account to the special servicer as additional special servicer compensation.

     Distributions of Prepayment Premiums and Yield Maintenance Charges

     On any Distribution Date prior to and including the Distribution Date on which the Certificate Balance of the Class A Certificates has been reduced to zero, Prepayment Premiums or Yield Maintenance Charges collected in respect of each mortgage loan included in a particular Loan Group during the related Collection Period (other than with respect to any Serviced Companion Loan) will be distributed by the paying agent on the classes of certificates as follows: to the holders of each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class B, Class C, Class D, Class E, Class F and Class G Certificates then entitled to distributions of principal on such Distribution Date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to the holders of that class in respect of the mortgage loans in that Loan Group on that Distribution Date, and the denominator of which is the total amount distributed as principal to the holders of all classes of certificates representing principal payments in respect of the mortgage loans included in that Loan Group on that Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and that class and (c) the amount of the Prepayment Premium or Yield Maintenance Charge collected in respect of such principal prepayment during the related Collection Period.

     On any Distribution Date following the Distribution Date on which the Certificate Balance of the Class A Certificates has been reduced to zero, Prepayment Premiums or Yield Maintenance Charges collected in respect of each mortgage loan during the related Collection Period (other than with respect to any Serviced Companion Loan) will be distributed by the paying agent on the classes of certificates as follows: to the holders of each of the Class B, Class C, Class D, Class E, Class F and Class G Certificates then entitled to distributions of principal on such Distribution Date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to the holders of that class on that Distribution Date, and the denominator of which is the total amount distributed as principal to the holders of all classes of certificates on that Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and that class and (c) the amount of the Prepayment Premium or Yield Maintenance Charge collected in respect of such principal prepayment during the related Collection Period.

     Any Prepayment Premiums or Yield Maintenance Charges described in the previous paragraphs remaining after the distributions described above will be distributed to the holders of the Class X-1 and Class X-2 Certificates. On or prior to the Distribution Date in December 2006, 83% of the Prepayment Premiums or Yield Maintenance Charges remaining after those distributions will be distributed to the holders of the Class X-1 Certificates and 17% of the Prepayment Premiums or Yield Maintenance Charges remaining after those distributions will be distributed to the holders of the Class X-2 Certificates. After the Distribution Date in December 2006, any Prepayment Premiums or Yield Maintenance Charges remaining after those distributions will be distributed to the holders of the Class X-1 Certificates.

     Notwithstanding the foregoing, Yield Maintenance Charges collected during any Collection Period with respect to any residential cooperative mortgage loan included in the Notional Amount of the Class X-Y Certificates (as identified on Appendix II to this prospectus supplement) will be distributed as follows: (a) the amount of such Yield Maintenance Charges that would have been payable with respect to such residential cooperative mortgage loan if the related mortgage interest rate was equal to 5.25% will be distributed as set forth above, and (b) the amount of such Yield Maintenance Charges actually collected during such Collection Period in excess of the amount to be distributed pursuant to clause
(a) will be distributed to the holders of the Class X-Y Certificates. In addition, notwithstanding the foregoing, Prepayment Premiums collected during any Collection Period with respect to any residential cooperative mortgage loan included in the Notional Amount of the Class X-Y Certificates (as identified on Appendix II to this prospectus supplement) will be distributed as follows: (a) 50% to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class X-1 and Class X-2 Certificates, allocable between such classes as set forth in the paragraphs above, and (b) 50% to the holders of the Class X-Y Certificates.

     Prepayment Premiums and Yield Maintenance Charges collected with respect to any Serviced Companion Loan will be payable to the holders of such Serviced Companion Loans in accordance with the related intercreditor agreements.

     No Prepayment Premiums and Yield Maintenance Charges will be distributed to holders of the Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class EI Certificates or the Residual Certificates. Any Prepayment

Premiums or Yield Maintenance Charges distributed to holders of a class of certificates may not be sufficient to compensate those holders for any loss in yield attributable to the related principal prepayments.

     Treatment of REO Properties

     Notwithstanding that any mortgaged property may be acquired as part of the trust through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will, for purposes of, among other things, determining Pass-Through Rates of, distributions on and allocations of Realized Losses and Expense Losses to the certificates, as well as the amount of Master Servicing Fees, Trustee Fees, Primary Servicing Fees, Excess Servicing Fees and Special Servicing Fees payable under the Pooling and Servicing Agreement, be treated as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property, exclusive of related operating costs, will be "applied" by the applicable master servicer as principal, interest and other amounts "due" on such mortgage loan; and, subject to the recoverability determination described under "--Advances" below and the effect of any Appraisal Reductions described under "--Appraisal Reductions" below, such master servicer will be required to make P&I Advances in respect of such mortgage loan, in all cases as if such mortgage loan had remained outstanding. References to mortgage loan and mortgage loans in the definitions of Weighted Average Net Mortgage Rate and Principal Distribution Amount are intended to include any mortgage loan or mortgage loans as to which the related mortgaged property has become an REO Property.

     Appraisal Reductions

     Not later than the earliest Appraisal Event, the special servicer is required to obtain an MAI appraisal, if the Scheduled Principal Balance of the mortgage loan is greater than $2,000,000, or perform an internal valuation, if the Scheduled Principal Balance of the mortgage loan is equal to or less than $2,000,000, of the related mortgaged property or REO Property, as the case may be; provided, however, that if the special servicer is required to obtain such MAI appraisal or internal valuation due to the receipt by the special servicer of a notice of a bankruptcy proceeding, such MAI appraisal or internal valuation will be obtained within 60 days of the receipt of such notice. However, the special servicer, in accordance with the Servicing Standard, need not obtain either the MAI appraisal or the internal valuation if such an appraisal or valuation had been obtained within the prior 12 months. MAI appraisals and internal valuations with respect to the Non-Trust Serviced Pari Passu Loans will be obtained by the Other Special Servicer, pursuant to the terms of the related Other Pooling and Servicing Agreement.

     As a result of such MAI appraisal or internal valuation, an Appraisal Reduction may be created. An Appraisal Reduction will be reduced to zero as of the date the related mortgage loan (other than a Non-Trust Serviced Pari Passu
Loan) is brought current under the then current terms of the mortgage loan for at least 3 consecutive months. No Appraisal Reduction will exist as to any mortgage loan after it has been paid in full, liquidated, repurchased or otherwise disposed of. An appraisal for any mortgage loan (other than a Non-Trust Serviced Pari Passu Loan) that has not been brought current for at least 3 consecutive months will be updated annually, with a corresponding adjustment to the amount of the related Appraisal Reduction. In addition, the Operating Adviser may at any time request the applicable special servicer to obtain - at the Operating Adviser's expense - an updated appraisal, with a corresponding adjustment to the amount of the Appraisal Reduction.

     The existence of an Appraisal Reduction will proportionately reduce a master servicer's, the trustee's or the fiscal agent's, as the case may be, obligation to make P&I Advances in respect of the related mortgage loan, which will generally result in a reduction in current distributions in respect of the then most subordinate class or classes of Principal Balance Certificates. See "--Advances--P&I Advances" below.

     Each Non-Trust Serviced Pari Passu Loan is subject to provisions in the applicable Other Pooling and Servicing Agreement relating to appraisal reductions that are substantially similar to the provisions set forth above. The existence of an appraisal reduction under the applicable Other Pooling and Servicing Agreement in respect of a Non-Trust Serviced Pari Passu Loan will proportionately reduce the amount of the P&I Advances to be made in respect of the applicable mortgage loan, which will generally result in a reduction in current distributions in respect of the then most subordinate class or classes of Principal Balance Certificates. See "--Advances--P&I Advances" below and "Description of the Mortgage Pool--The 609 Fifth Avenue Pari Passu Loan," "--The 3 Times Square Pari Passu Loan" and "--The WestShore Plaza Pari Passu Loan" in this prospectus supplement.

     Subordination; Allocation of Losses and Certain Expenses

     As and to the extent described herein, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described herein, to the rights of holders of the Senior Certificates, and to the rights of the holders of each other class of Subordinate Certificates with an earlier alphabetical class designation. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of each class of Class A Certificates of principal in an amount equal to the entire Certificate Balance of the Class A Certificates.

     Similarly, but to decreasing degrees and in alphabetical order of class designation, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Subordinate Certificates, other than the Class O Certificates, which do not have the benefit of any effective subordination, of the full amount of interest payable in respect of such classes of certificates on each Distribution Date, and the ultimate receipt by such holders of principal equal to, in each case, the entire Certificate Balance of such class of certificates. This subordination will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described above under "--Application of the Available Distribution Amount" and by the allocation of Realized Losses and Expense Losses as described below. No other form of credit support will be available for the benefit of the holders of the certificates.

     Allocation to the Class A Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will generally have the effect of reducing the Certificate Balance of those classes at a faster rate than would be the case if principal payments were allocated pro rata to all classes of certificates with Certificate Balances. Thus, as principal is distributed to the holders of the Class A Certificates, the percentage interest in the trust evidenced by the Class A Certificates will be decreased, with a corresponding increase in the percentage interest in the trust evidenced by the Subordinate Certificates, thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A Certificates by the Subordinate Certificates.

     Following retirement of the Class A Certificates, the herein described successive allocation to the Subordinate Certificates, in alphabetical order of class designation, in each case until such class is paid in full, of the entire Principal Distribution Amount for each Distribution Date will provide a similar benefit to each such class of certificates as regards the relative amount of subordination afforded thereto by the other classes of certificates with later alphabetical class designations.

     Realized Losses of principal and interest on the mortgage loans and Expense Losses thereon for any Distribution Date, to the extent not previously allocated and net of amounts, if any, on deposit in the Reserve Account, will be allocated to the Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, and then to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates pro rata and, solely with respect to losses of interest, to the Class X-1, Class X-2 and Class X-Y Certificates (other than as a reduction of the Notional Amount), pro rata with each other and with the Class A Certificates, in each case reducing principal and/or interest otherwise payable thereon.

     As described in greater detail under "--Advances--Reimbursement of Advances" above, if any Advance (and interest on such Advance) has been determined to be nonrecoverable from collections on the related mortgage loan, the party that made such Advance will be entitled to reimbursement out of amounts in the Certificate Accounts in the collection period in which the nonrecoverability determination is made. Any such reimbursement will be made first from amounts allocable to principal during the collection period in which the reimbursement is made, prior to reimbursement from other collections (including interest) received during that collection period (and similarly, in subsequent periods, from principal first and then from other collections). Such reimbursement will create a deficit (or increase an otherwise-existing deficit) between the total principal balance of the mortgage pool (net of advances of principal) and the total principal balance of the certificates. The related reimbursements and payments made during any collection period will therefore result in the allocation of those amounts (in reverse sequential order in accordance with the loss allocation rules described in the preceding paragraph) to reduce the principal balances of the Principal Balance Certificates (without accompanying principal distributions) on the distribution date for that collection period.

     Any shortfall in the amount of the Distributable Certificate Interest Amount paid to the Certificateholders of any class of certificates on any Distribution Date will result in Unpaid Interest for such class which, together with interest thereon compounded monthly at 1/12 the applicable Pass-Through Rate, will be distributable in subsequent periods to the extent of funds available therefor.

     Realized Losses with respect to each Non-Trust Serviced Pari Passu Loan will equal a pro rata share (based on principal balance) of the amount of any loss calculated in accordance with the related Other Pooling and Servicing Agreement. Any additional trust expenses allocated to a Non-Trust Serviced Pari Passu Loan under the applicable Other Pooling and Servicing Agreement will be paid out of collections on, and other proceeds of, such Non-Trust Serviced Pari Passu Loan and, if such funds are insufficient, out of general collections in the Certificate Account.

     Prepayment Interest Shortfalls and Prepayment Interest Excesses

     To the extent that the aggregate Prepayment Interest Shortfalls on all mortgage loans serviced by a master servicer (including Specially Serviced Mortgage Loans) exceed the aggregate Prepayment Interest Excesses for such mortgage loans for the related Distribution Date, the Master Servicing Fee payable to the applicable master servicer will be reduced by the amount of any Compensating Interest. See "Servicing of the Mortgage Loans--The Master Servicers--Master Servicer Compensation" in this prospectus supplement.

     Any Net Aggregate Prepayment Interest Shortfall arising in respect of all of the mortgage loans other than the residential cooperative mortgage loans included in the Notional Amount of the Class X-Y Certificates (as identified on Appendix II to this prospectus supplement) for a Distribution Date will be allocated to each class of certificates (other than the Class X-Y Certificates), pro rata, in proportion to the amount of Accrued Certificate Interest payable thereto on the Distribution Date (without taking into account any Accrued Certificate Interest payable to the holders of the Class X-Y Certificates on such Distribution Date), in each case reducing interest otherwise payable thereon.

     Any Net Aggregate Prepayment Interest Shortfall arising in respect of the residential cooperative mortgage loans included in the Notional Amount of the Class X-Y Certificates (as identified on Appendix II to this prospectus supplement) for a Distribution Date will be allocated to each class of certificates, pro rata, in proportion to the amount of Accrued Certificate Interest payable thereto on the Distribution Date, in each case reducing interest otherwise payable thereon.

     The Distributable Certificate Interest Amount in respect of any class of certificates will be reduced to the extent any Net Aggregate Prepayment Interest Shortfalls are allocated to such class of certificates. See "Servicing of the Mortgage Loans--The Master Servicers--Master Servicer Compensation" in this prospectus supplement.

     On any Distribution Date, to the extent that the aggregate Prepayment Interest Excesses on all mortgage loans serviced by a master servicer (including any Specially Serviced Mortgage Loans) exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, such excess amount will be payable to the applicable master servicer as additional servicing compensation.

OPTIONAL TERMINATION

     The holders of a majority of the controlling class, each of the master servicers, the special servicers and the holder of the majority interest in the Class R-I Certificates, in that order, will have the option to purchase, in whole but not in part, the mortgage loans and any other property remaining in the trust on any Distribution Date on or after the Distribution Date on which the aggregate Certificate Balance of all classes of Principal Balance Certificates then outstanding is less than or equal to 3% of the Initial Pool Balance.

     The purchase price for any such purchase will be the sum of, without duplication, 100% of the aggregate unpaid principal balances of the mortgage loans, other than any mortgage loans as to which a master servicer has determined that all payments or recoveries with respect thereto have been made, plus accrued and unpaid interest at the mortgage rate--or the mortgage rate less the Master Servicing Fee Rate--if a master servicer is the purchaser--to the Due Date for each mortgage loan ending in the Collection Period with respect to which such purchase occurs, plus unreimbursed Advances, with interest thereon at the Advance Rate, and the fair market value of any other property remaining in the trust. The optional termination of the trust must be conducted so as to constitute a "qualified liquidation" of each REMIC under Section 860F of the Code.

     If any party above, other than NCB, FSB as the master servicer of the NCB, FSB Mortgage Loans, exercises such purchase option, NCB, FSB will be entitled to purchase the remaining NCB, FSB Mortgage Loans and any related property, and in such event that other party will then purchase only the remaining mortgage loans and property that are not being purchased by NCB, FSB.

     Upon any such termination, the purchase price for the mortgage loans and the other property in the trust will be applied to pay accrued and unpaid interest on and reduce the Certificate Balance of all outstanding classes to zero in the manner provided under "Description of the Offered Certificates--Distributions--Application of the Available Distribution Amount" in this prospectus supplement. Notice of any optional termination must be mailed by the paying agent on behalf of the trustee to the Certificateholders and the Rating Agencies upon the receipt of written notice of such optional termination by the trustee and the paying agent.

     ANY SUCH TERMINATION WILL HAVE AN ADVERSE EFFECT ON THE YIELD OF ANY OUTSTANDING OFFERED CERTIFICATES PURCHASED AT A PREMIUM. SEE "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT.

ADVANCES

     P&I Advances

     On the business day prior to each Distribution Date, each master servicer will be obligated to make a P&I Advance for the mortgage loans for which it is acting as master servicer, unless such master servicer or the applicable special servicer, as the case may be, has determined, in its sole discretion, exercised in accordance with the Servicing Standard, that the amount so advanced, plus interest expected to accrue thereon, would not be recoverable from subsequent payments or collections, including Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, in respect of the related mortgage loan and only until the mortgage loan has been liquidated; provided, however, that the amount of any P&I Advance required to be advanced by such master servicer with respect to interest on a mortgage loan as to which there has been an Appraisal Reduction will be an amount equal to the product of:

     o the amount required to be advanced by such master servicer without giving effect to this sentence; and

     o a fraction, the numerator of which is the Scheduled Principal Balance of such mortgage loan as of the immediately preceding Determination Date less any Appraisal Reduction in effect with respect to such mortgage loan and the denominator of which is the Scheduled Principal Balance of such mortgage loan as of such Determination Date.

     In addition, the master servicers, the trustee and the fiscal agent will not in any event be required to (i) advance Prepayment Premiums, Yield Maintenance Charges, Default Interest, Excess Interest or Balloon Payments or
(ii) make any P&I Advances on any Serviced Companion Loan or Non-Trust Serviced Companion Loan.

     With respect to any mortgage loan that is delinquent in respect of its Balloon Payment, including any REO Property as to which the related mortgage loan provided for a Balloon Payment, P&I Advances will be required in an amount equal to the Assumed Scheduled Payment, if such amount is not collected from the related borrower, subject to the same conditions and limitations, as described above, that apply to P&I Advances of other Scheduled Payments.

     Each master servicer will be entitled to interest on P&I Advances for which they are responsible, which interest will accrue at the Advance Rate. This interest and any interest on other Advances, including interest on the pro rata portion of servicing advances made by the Other Master Servicer, Other Trustee or Other Fiscal Agent, as applicable, in respect of any Non-Trust Serviced Pari Passu Loan, will result in a reduction in amounts payable on the certificates, to the extent that interest is not otherwise offset in accordance with the Pooling and Servicing Agreement and the Other Pooling and Servicing Agreement.

     P&I Advances and interest accrued thereon at the Advance Rate will be reimbursable or payable from recoveries on the related mortgage loans and, to the extent the applicable master servicer determines in its sole discretion, exercised in accordance with the Servicing Standard, that a P&I Advance will not be ultimately recoverable from related recoveries it will recover such amounts from general collections on all mortgage loans, as described under "--Reimbursement of Advances" below. P&I Advances made in respect of mortgage loans which have a grace period that expires after the Determination Date will not begin to accrue interest until the day succeeding the expiration date of any applicable grace period; provided that if such P&I Advance is not reimbursed from collections received by the related borrower by the end of the applicable grace period, advance interest will accrue from the date such advance is made (which will be the Master Servicer Remittance Date). In no event will such master servicer be required to make aggregate P&I Advances with respect to any mortgage loan which, when including the amount of interest accrued thereon at the Advance Rate, equals an amount greater than the Scheduled Principal Balance plus all overdue amounts thereof, less any Appraisal Reductions with respect thereto.

     The right of the master servicers, the special servicers, the trustee and the fiscal agent to reimbursement or payment out of recoveries will be prior to the right of the Certificateholders to receive any amounts recovered with respect to any mortgage loan. If a master servicer fails to make a required P&I Advance, the trustee is required to make such P&I Advance, and if the trustee fails to make a required P&I Advance, the fiscal agent is required to make such P&I Advance, in each case subject to the same limitations, and with the same rights, as described above for a master servicer.

     Servicing Advances

     Servicing Advances, in all cases, will be reimbursable as described below. Each master servicer will be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the applicable Certificate Account or the Distribution Account and under certain circumstances without regard to the relationship between the expense and the funds from which it is being paid.

     With respect to the mortgaged properties securing the mortgage loans (other than the Non-Trust Serviced Pari Passu Loans), each master servicer will be obligated to make Servicing Advances on those mortgage loans for which it is acting as master servicer for, among other things, real estate taxes prior to the earlier of the imposition of late tax payment penalty charges or the notice of intent to create a tax lien on the property and insurance premiums, to the extent that the trustee as mortgagee has an insurable interest and insurance coverage is available at commercially reasonable rates and not paid by the related borrower on a timely basis and for collection or foreclosure costs, including reasonable attorneys fees. With respect to REO Properties (other than REO Properties with respect to Non-Trust Serviced Pari Passu Loans), each master servicer will be obligated to make Servicing Advances on those mortgage loans for which it is acting as master servicer, if necessary and to the extent that funds from the operation of the related REO Property are unavailable to pay any amounts due and payable, for:

     o insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates;

     o items such as real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien;

     o    any ground rents in respect of such REO Property; and

     o other costs and expenses necessary to maintain, manage or operate such REO Property.

     Notwithstanding the foregoing, each master servicer will be obligated to make such Servicing Advances only to the extent that such master servicer or applicable special servicer has not determined, as described below, that the amount so advanced will be nonrecoverable from subsequent payments or collections, including Insurance Proceeds, Liquidation Proceeds and REO Income, in respect of such mortgage loan or REO Property; provided, however, that upon a determination that such amounts would not be recoverable, such master servicer or special servicer is required to provide notice of such determination to the applicable master servicer or special servicer and if the applicable special servicer determines that the payment of such amounts is necessary to preserve the related mortgaged property and would be in the best interest of the Certificateholders and, in the case of the Serviced Loan Pair, the holders of the Serviced Companion Loans, as a collective whole, such master servicer is required to pay such amounts from amounts in the related Certificate Account.

     The master servicers may incur certain costs and expenses in connection with the servicing of a mortgage loan, a Serviced Companion Loan or the administration of REO Property. Servicing Advances, including interest accrued thereon at the Advance Rate, will be reimbursable from recoveries or collections on the related mortgage loan (and, if applicable, a Serviced Companion Loan) or REO Property. However, if a master servicer determines, as described below, that any Servicing Advance previously made, and accrued interest thereon at the Advance Rate, will not be ultimately recoverable from such related recoveries, such advances and accrued interest will generally be reimbursable from amounts on deposit in the applicable Certificate Account (or if not available from such Certificate Account, from the other Certificate Account) or the Distribution Account. If a master servicer fails to make a required Servicing Advance (other than an advance determined to be a nonrecoverable advance), the trustee is required to make such Servicing Advance, and if the trustee fails to make a required Servicing Advance, the fiscal agent is required to make such Servicing Advance subject to the same limitations, and with the same rights, as described above for a master servicer.

     In general, none of the master servicers, the special servicers, the trustee or the fiscal agent will be required to make any Servicing Advances with respect to the Non-Trust Serviced Pari Passu Loans under the Pooling and Servicing Agreement. Those advances will be made by the applicable Other Master Servicer, Other Special Servicer, Other Trustee or Other Fiscal Agent in accordance with the applicable Other Pooling and Servicing Agreement on generally the same terms and conditions as are applicable under the Pooling and Servicing Agreement. If any Servicing Advances are made with respect to a Non-Trust Serviced Loan Pair under the applicable Other Pooling and Servicing Agreement, the party making that advance will be entitled to be reimbursed with interest thereon as set forth in such Other Pooling and Servicing Agreement, including in the event of a nonrecoverability determination by such Other Master Servicer, from general collections on all mortgage loans (up to the Non-Trust Serviced Pari Passu Loan's pro rata portion of such Servicing Advance).

     Reimbursement of Advances

     Any monthly P&I Advance or Servicing Advance (in either case, with interest) that has been determined to be nonrecoverable from the particular mortgage loan to which it relates will be reimbursable from the Certificate Accounts in the collection period in which the nonrecoverability determination is made. Any reimbursement of nonrecoverable advances will be made first from amounts in the Certificate Accounts allocable to principal during the collection period in which the reimbursement is made, prior to reimbursement from other collections (including interest) received during that collection period (and similarly, in subsequent periods, from principal first and then from other collections). If the amount in the Certificate Accounts allocable to principal on the mortgage loans is insufficient to fully reimburse the party entitled to reimbursement, then such party may elect at its sole option to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance). If such party does not elect to defer reimbursement of such amount, then such party will be entitled to reimbursement of such insufficiency out of any amounts on deposit in the Certificate Accounts. If a monthly P&I Advance or Servicing Advance is made with respect to a mortgage loan after a default thereon and the mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances (together with interest thereon) in full at the time of the workout (but such amounts become an obligation of the borrower to be paid in the future), then such advance, unless determined to be nonrecoverable, will be reimbursable only from amounts in the Certificate Accounts that represent principal on the mortgage loans, net of any nonrecoverable advances then outstanding and reimbursable from such amounts. To the extent that the reimbursement is made from principal, the Principal Distribution Amount otherwise payable on the certificates on the related distribution date will be reduced and, in the case of reimbursement of nonrecoverable advances, a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under "--Subordination; Allocation of Losses and Certain Expenses") to reduce the total principal balance of the certificates on that distribution date. Any provision in the Pooling and Servicing Agreement for any Servicing Advance or P&I Advance by any master servicer, any special servicer, the trustee or the fiscal agent is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person or entity the risk of loss with respect to one or more of the mortgage loans.

     Nonrecoverable Advances

     The determination that any P&I Advance or Servicing Advance, previously made or proposed to be made, would not be recoverable for a particular mortgage loan will be made in the sole discretion of the applicable master servicer or the applicable special servicer, in accordance with the Servicing Standard, and is required to be accompanied by an officer's certificate delivered to the trustee, the applicable special servicer or the applicable master servicer, the Operating Adviser, the Rating Agencies, the paying agent and us (and, in the case of a Servicing Advance with respect to the Serviced Loan Pair, the holder of any related Serviced Companion Loan) and setting forth the reasons for such determination, with copies of appraisals or internal valuations, if any, or other information that supports such determination. A master servicer's or special servicer's determination of nonrecoverability (or, with respect to any P&I Advances on a Non-Trust Serviced Pari Passu Loan, the determination of nonrecoverability of the master servicer of the other commercial mortgage securitization into which the related Non-Trust Serviced Companion Loan has been deposited) will be conclusive and binding upon the Certificateholders, the trustee and the fiscal agent. The trustee and fiscal agent will be entitled to rely conclusively on any determination by such master servicer (or, with respect to a Non-Trust Serviced Pari Passu Loan, any determination by the master servicer of the other commercial mortgage securitization into which the related Non-Trust Serviced Companion Loan has been deposited) or special servicer of nonrecoverability with respect to such Advance and will have no obligation to make a separate determination of recoverability.

     If the general master servicer receives written notice by any Other Master Servicer that such Other Master Servicer has determined, with respect to the related Non-Trust Serviced Companion Loan, that any proposed advance of scheduled principal and interest payments would be, or that any outstanding advance of scheduled principal and interest payments is, a nonrecoverable advance, then none of the general master servicer, the general special servicer, the trustee or the fiscal agent will be permitted to make any additional P&I Advances with respect to the related Non-Trust Serviced Pari Passu Loan. Following receipt of such notice, such advancing parties may resume making P&I Advances with respect to such Non-Trust Serviced Pari Passu Loan if the general master servicer has consulted with the Other Master Servicer and they agree that circumstances with respect to such Non-Trust Serviced Loan Pair have changed such that a proposed future advance of scheduled principal and interest payments would not be a nonrecoverable advance. Notwithstanding the foregoing, the general master servicer will continue to have the discretion to determine that any future P&I Advance would be, or that any outstanding P&I Advance is, as applicable, a Nonrecoverable Advance. Once such a determination is made by the general master servicer or the general master servicer receives written notice of such determination by the Other Master Servicer, the general master servicer will be required to follow the process set forth in this paragraph before making any additional P&I Advances with respect to such Non-Trust Serviced Pari Passu Loan.

     With respect to each Non-Trust Serviced Pari Passu Loan, neither the related Other Master Servicer nor the related Other Trustee will make a servicing advance if it makes a determination of recoverability substantially similar to the determination of recoverability set forth in the second preceding paragraph, in accordance with the related Other Pooling and Servicing Agreement.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Paying Agent Reports

     Based solely on information provided in monthly reports prepared by the master servicers and the special servicers and delivered to the trustee and the paying agent, the paying agent will be required to provide or make available to each Certificateholder on each Distribution Date:

          (a) A statement (in the form of Appendix VI) setting forth, to the extent applicable:

               (i) the amount, if any, of such distributions to the holders of each class of Principal Balance Certificates applied to reduce the aggregate Certificate Balance thereof;

               (ii) the amount of such distribution to holders of each class of REMIC Regular Certificates allocable to (A) interest and (B) Prepayment Premiums or Yield Maintenance Charges;

               (iii) the number of outstanding mortgage loans and the aggregate principal balance and Scheduled Principal Balance of the mortgage loans at the close of business on the related Determination Date, with respect to the mortgage pool and with respect to each Loan Group;

               (iv) the number and aggregate Scheduled Principal Balance of mortgage loans, with respect to the mortgage pool and with respect to each Loan Group:

                    (A)  delinquent 30 to 59 days,

                    (B)  delinquent 60 to 89 days,

                    (C)  delinquent 90 days or more,

                    (D) as to which foreclosure proceedings have been commenced, or

                    (E)  as to which bankruptcy proceedings have been commenced;

               (v) with respect to any REO Property included in the trust, the principal balance of the related mortgage loan as of the date of acquisition of the REO Property and the Scheduled Principal Balance of the mortgage loan;

               (vi) as of the related Determination Date:

                    (A) as to any REO Property sold during the related
               Collection Period, the date of the related determination by such special servicer that it has recovered all payments which it expects to be finally recoverable and the amount of the proceeds of such sale deposited into the applicable Certificate Account, and

                    (B) the aggregate amount of other revenues collected by each special servicer with respect to each REO Property during the related Collection Period and credited to the applicable Certificate Account, in each case identifying such REO Property by the loan number of the related mortgage loan;

               (vii) the aggregate Certificate Balance or Notional Amount of each class of REMIC Regular Certificates before and after giving effect to the distribution made on such Distribution Date;

               (viii) the aggregate amount of Principal Prepayments made during the related Collection Period, with respect to the mortgage pool and with respect to each Loan Group;

               (ix) the Pass-Through Rate applicable to each class of REMIC Regular Certificates for such Distribution Date;

               (x) the aggregate amount of servicing fees paid to the master servicers, the Primary Servicers, the special servicers and the holders of the rights to Excess Servicing Fees, with respect to the mortgage pool and with respect to each Loan Group;

               (xi) the amount of Unpaid Interest, Realized Losses or Expense Losses, if any, incurred with respect to the mortgage loans, including a break out by type of such Realized Losses or Expense Losses, with respect to the mortgage pool and with respect to each Loan Group;

               (xii) the aggregate amount of Servicing Advances and P&I Advances outstanding, separately stated, that have been made by the master servicers, the trustee and the fiscal agent, with respect to the mortgage pool and with respect to each Loan Group;

               (xiii) the amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and the total Appraisal Reductions in effect as of such Distribution Date, with respect to the mortgage pool and with respect to each Loan Group; and

               (xiv) such other information and in such form as will be specified in the Pooling and Servicing Agreement.

          (b) A report containing information regarding the mortgage loans as of the end of the related Collection Period, which report will contain substantially the categories of information regarding the mortgage loans presented in Appendix I and will be presented in a tabular format substantially similar to the format utilized in Appendix I.

     The reports described in clauses (a) and (b) above may be combined into 1 report for purposes of dissemination.

     In the case of information furnished pursuant to subclauses (a)(i), (a)(ii) and (a)(vii) above, the amounts shall be expressed as a dollar amount per $1,000 of original actual principal amount of the certificates for all certificates of each applicable class.

     The paying agent will make the foregoing reports and certain other information available each month to the general public via the paying agent's website, which shall initially be located at www.ctslink.com/cmbs. In addition, the paying agent will also make certain other additional reports available via the paying agent's website on a restricted basis to Morgan Stanley Capital I Inc. and its designees, the Rating Agencies, parties to the Pooling and Servicing Agreement, the Underwriters, the Certificateholders and any prospective investors or beneficial owners of certificates who provide the paying agent with an investor certification satisfactory to the paying agent. For assistance with the paying agent's website, investors may call 301-815-6600. The trustee and the paying agent will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. In addition, the trustee and the paying agent may disclaim responsibility for any information of which it is not the original source.

     In connection with providing access to the paying agent's website, the paying agent may require registration and the acceptance of a disclaimer. The trustee and the paying agent will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

     On an annual basis, the master servicers are required to deliver the Annual Report to the trustee and the paying agent, and the paying agent will make such report available as described above to the Underwriters, the Certificateholders, Morgan Stanley Capital I Inc. and its designees, the parties to the Pooling and Servicing Agreement, the Rating Agencies and any prospective investors or beneficial owners of certificates who provide the paying agent with an investor certification satisfactory to the paying agent.

     The paying agent is required to make available at its corporate trust offices (either in physical or electronic form), during normal business hours, upon reasonable advance written notice for review by any certificateholder, any certificate owner, any prospective investor, the Underwriters, each Rating Agency, the special servicers and the Depositor, originals or copies of, among other things, the following items (to the extent such items are in its possession): (i) the most recent property inspection reports in the possession of the paying agent in respect of each mortgaged property and REO Property, (ii) the most recent mortgaged property/REO Property rent roll (with respect to mortgaged properties other than residential cooperative properties) and annual operating statement, if any, collected or otherwise obtained by or on behalf of the master servicers or the special servicers and delivered to the paying agent,
(iii) any Phase I Environmental Report or engineering report prepared, market study conducted or appraisals performed in respect of each mortgaged property; provided, however, that the paying agent shall be permitted to require payment by the requesting party (other than either Rating Agency) of a sum sufficient to cover the reasonable expenses actually incurred by the paying agent of providing access or copies (including electronic or digital copies) of any such information reasonably requested in accordance with the preceding sentence.

     Other Information

     The Pooling and Servicing Agreement generally requires that the paying agent, or with respect to the mortgage file, the trustee make available, at their respective corporate trust offices or at such other office as they may reasonably designate, during normal business hours, upon reasonable advance notice for review by any Certificateholder, the holder of a Serviced Companion Loan, each Rating Agency or Morgan Stanley Capital I Inc., originals or copies of, among other things, the following items (to the extent such items are in its possession), except to the extent not permitted by applicable law or under any of the mortgage loan documents:

     o    the Pooling and Servicing Agreement and any amendments thereto;

     o all reports or statements delivered to holders of the relevant class of certificates since the Closing Date;

     o all officer's certificates delivered to the paying agent since the Closing Date;

     o all accountants' reports delivered to the paying agent since the Closing Date;

     o    the mortgage loan files;

     o the most recent property inspection report prepared by or on behalf of the master servicers or the special servicers in respect of each mortgaged property;

     o the most recent mortgaged property rent rolls (with respect to mortgaged properties other than residential cooperative properties) and annual operating statements, if any, collected by or on behalf of the master servicers or the special servicers and delivered to the paying agent;

     o any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the master servicers and/or the special servicers; and

     o any and all officer's certificates and other evidence delivered to the paying agent to support a master servicer's determination that any Advance was not or, if made, would not be, recoverable.

     Copies of any and all of the foregoing items and any servicer reports will be available from the paying agent (or, with respect to the mortgage files, the trustee) upon request; however, the paying agent or trustee will be permitted to require the requesting party to pay a sum sufficient to cover the reasonable costs and expenses of providing such copies (except that such items will be furnished to the Operating Adviser without charge; provided such request is not excessive in the judgment of the paying agent or the trustee, as applicable). Recipients of such information will generally be required to acknowledge that such information may be used only in connection with an evaluation of the certificates by such recipient and in accordance with applicable law.

     Book-Entry Certificates

     Until such time, if any, as definitive certificates are issued in respect of the offered certificates, the foregoing information and access will be available to the related Certificate Owners only to the extent it is forwarded by, or otherwise available through, DTC and its Participants or otherwise made available publicly by the paying agent. The manner in which notices and other communications are conveyed by DTC to its Participants, and by such Participants to the Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     The master servicers, the special servicers, the paying agent and the Depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered with the Certificate Registrar as of the related Record Date; however, any Certificate Owner that has delivered to the Certificate Registrar a written certification, in the form prescribed by the Pooling and Servicing Agreement, regarding such Certificate Owner's beneficial ownership of offered certificates will be recognized as a Certificateholder for purposes of obtaining the foregoing information and access.

EXAMPLE OF DISTRIBUTIONS

     The following chart sets forth an example of distributions on the certificates as if the certificates had been issued in December 2003:

    The close of business on:
    December 1, 2003 (or such other     (A) Cut-off Date.
    date identified in the definition
    of Cut-off Date in the Glossary
    to this prospectus supplement)
    December 31, 2003                   (B) Record Date for all classes of
                                            certificates.

    December 2-January 8 or January 9   (C) The Collection Period. Each master
                                            servicer receives Scheduled
                                            Payments due after the Cut-off Date
                                            and any Principal Prepayments made
                                            after the Cut-off Date and on or
                                            prior to January or, with respect
                                            to the NCB, FSB Mortgage Loans,
                                            January 9.

    January 8 or January 9              (D) Determination Date (5 Business Days
                                            or, with respect to the NCB, FSB
                                            Mortgage Loans, 4 Business Days
                                            prior to the Distribution Date).

    January 14                          (E) Master Servicer Remittance Date (1
                                            Business Day prior to the
                                            Distribution Date).

    January 15                          (F) Distribution Date.

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     Succeeding monthly periods follow the pattern of (B) through (F) (except as described below).

          (A) The outstanding principal balance of the mortgage loans will be the aggregate outstanding principal balance of the mortgage loans at the close of business on the Cut-off Date (or, with respect to the mortgage loans with due dates on a date other than the first of the month (other than the 3 Times Square Pari Passu Loan), as of the close of business on such due date in December), after deducting principal payments due on or before such date, whether or not received. Principal payments due on or before such date, and the accompanying interest payments, are not part of the trust.

          (B) Distributions on the next Distribution Date will be made to those persons that are the Certificateholders of record on this date. Each subsequent Record Date will be the last business day of the month preceding the related Distribution Date.

          (C) Any Scheduled Payments due and collected and Principal Prepayments collected, after the Cut-off Date will be deposited into the applicable Certificate Account. Each subsequent Collection Period will begin on the day after the Determination Date in the month preceding the month of each Distribution Date and will end on the Determination Date in the month in which the Distribution Date occurs.

          (D) Generally, as of the close of business on the Determination Date, each master servicer will have determined the amounts of principal and interest that will be remitted with respect to the related Collection Period.

          (E) Each master servicer will remit to the paying agent no later than the business day prior to the related Distribution Date all amounts held by each master servicer, and any P&I Advances required to be made by such master servicer, that together constitute the Available Distribution Amount for such Distribution Date.

          (F) The paying agent will make distributions to the Certificateholders on the 15th day of each month or, if such day is not a business day, the next succeeding business day.

THE TRUSTEE, FISCAL AGENT, PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

     The Trustee

     LaSalle Bank National Association will act as the trustee (in such capacity, the "trustee"). LaSalle Bank National Association is an affiliate of the fiscal agent. The trustee is at all times required to be, and will be required to resign if it fails to be, (i) an institution insured by the FDIC,
(ii) a corporation, national bank or national banking association organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) an institution whose short-term debt obligations are at all times rated not less than "A-1" (without regard to plus or minus) by S&P and "Prime-1" by Moody's and whose long-term senior unsecured debt, is rated not less than "A+" by S&P and "A1" by Moody's, unless the fiscal agent has a long-term unsecured debt rating that is at least "A2" by Moody's and "A+" by S&P, in which case the trustee's long-term unsecured debt will be permitted to be rated not less than "A3" by Moody's and "A" by S&P, or otherwise acceptable to the Rating Agencies as evidenced by a confirmation from each Rating Agency that such trustee will not cause a downgrade, withdrawal or qualification of the then current ratings of any class of certificates. The corporate trust office of the trustee responsible for administration of the trust is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset Backed Securities Trust Services Group--Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ6. As of June 30, 2003 the trustee had assets of approximately $61 billion. See "Description Of The Agreements--Duties of the Trustee," "Description Of The Agreements--Matters Regarding the Trustee" and "Description Of The Agreements--Resignation and Removal of the Trustee" in the prospectus. As compensation for the performance of its duties as trustee, LaSalle Bank National Association will be paid a portion of the monthly Trustee Fee as set forth in the Pooling and Servicing Agreement.

     The Fiscal Agent

     ABN AMRO Bank N.V., a Netherlands banking corporation and the indirect corporate parent of the trustee, will act as fiscal agent for the trust and will be obligated to make any Advance required to be made, and not made, by the master servicer and the trustee under the Pooling and Servicing Agreement, provided that the fiscal agent will not be obligated to make any Advance that it deems to be a Nonrecoverable Advance. The fiscal agent will be entitled, but not obligated, to rely conclusively on any determination by the master servicer, the special servicer (solely in the case of Servicing Advances) or the trustee that an Advance, if made, would be a Nonrecoverable Advance. The fiscal agent will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to, the master servicer and the trustee. See "--Advances" above. The fiscal agent will be entitled to various rights, protections and indemnities similar to those afforded the trustee. The trustee will be responsible for payment of the compensation of the fiscal agent. As of June 30, 2003, the fiscal agent had consolidated assets of approximately $706 billion. The long-term unsecured debt of ABN AMRO Bank N.V. is rated "Aa3" by Moody's. In the event that LaSalle Bank National Association shall, for any reason, cease to act as trustee under the Pooling and Servicing Agreement, ABN AMRO Bank N.V. likewise shall no longer serve in the capacity of fiscal agent thereunder.

     The Paying Agent, Certificate Registrar and Authenticating Agent

     Wells Fargo Bank Minnesota, N.A. will act as the paying agent (in such capacity, the "paying agent"). In addition, Wells Fargo Bank Minnesota, N.A. will serve as registrar (in such capacity, the "Certificate Registrar") for purposes of recording and otherwise providing for the registration of the offered certificates and of transfers and exchanges of the Definitive Certificates, if issued, and as authenticating agent of the certificates (in such capacity, the "Authenticating Agent"). The corporate trust office of the paying agent is located (i) for certificate transfer purposes, at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, and (ii) for all other purposes, at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention:
Corporate Trust Services (Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ6). As compensation for the performance of its duties as paying agent, Certificate Registrar and Authenticating Agent, Wells Fargo Bank Minnesota, N.A. will be paid a portion of the monthly Trustee Fee as set forth in the Pooling and Servicing Agreement.

     The trustee, the Certificate Registrar and the paying agent and each of their respective directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust against any loss, liability or expense incurred without negligence or willful misconduct on their respective parts, arising out of, or in connection with the Pooling and Servicing Agreement, the certificates and the mortgage loans.

EXPECTED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The Expected Final Distribution Date for each class of certificates presented under "Summary of Prospectus Supplement--Relevant Parties and Dates--Expected Final Distribution Dates" in this prospectus supplement is the date on which such class is expected to be paid in full, assuming timely payments and no Principal Prepayments will be made on the mortgage loans in accordance with their terms and otherwise based on the Structuring Assumptions.

     The Rated Final Distribution Date of each class of offered certificates is the Distribution Date in December 2041.

     The ratings assigned by the Rating Agencies to each class of Principal Balance Certificates reflects an assessment of the likelihood that the Certificateholders of such class will receive, on or before the Rated Final Distribution Date, all principal distributions to which they are entitled.

AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT

     The Pooling and Servicing Agreement may be amended from time to time by the parties thereto, without notice to or the consent of any of the Holders, to do the following:

     o    to cure any ambiguity;

     o to cause the provisions therein to conform to or be consistent with or in furtherance of the statements contained herein made with respect to the certificates, the trust or the Pooling and Servicing Agreement, or to correct or supplement any provision which may be inconsistent with any other provisions;

     o to amend any provision thereof to the extent necessary or desirable to maintain the status of each REMIC created under the Pooling and Servicing Agreement (or the interest represented by the Class EI Certificates that evidence beneficial ownership of the grantor trust assets) for the purposes of federal income tax (or comparable provisions of state income tax law);

     o to make any other provisions with respect to matters or questions arising under or with respect to the Pooling and Servicing Agreement not inconsistent with the provisions therein;

     o to modify, add to or eliminate the provisions in the Pooling and Servicing Agreement relating to transfers of residual certificates;

     o to amend any provision to the extent necessary or desirable to list the Certificates on a stock exchange, including, without limitation, the appointment of one or more sub-paying agents and the requirement that certain information be delivered to such sub-paying agents; or

     o to make any other amendment which does not adversely affect in any material respect the interests of any Certificateholder (unless such Certificateholder consents).

     No such amendment effected pursuant to the first, second or fourth bullet above may (A) adversely affect in any material respect the interests of any Holder not consenting thereto without the consent of 100% of the Certificateholders or (B) adversely affect the status of any REMIC created under the Pooling and Servicing Agreement (or the interest represented by the Class EI Certificates that evidence beneficial ownership of the grantor trust assets). Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the trustee may require an opinion of counsel.

     The Pooling and Servicing Agreement may also be amended from time to time by the agreement of the parties thereto (without the consent of the Certificateholders) and with the written confirmation of the Rating Agencies that such amendment would not cause the ratings on any class of certificates to be qualified, withdrawn or downgraded; provided, however, that such amendment may not effect any of the items set forth in the bullet points of the proviso in the next succeeding paragraph. The trustee may request, at its option, to receive an opinion of counsel, addressed to the parties to the Pooling and Servicing Agreement and any Primary Servicer, that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement may also be amended from time to time by the parties with the consent of the Holders of not less than 51% of the aggregate certificate balance of the certificates then outstanding (as calculated under the Pooling and Servicing Agreement), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders; provided that no such amendment may:

     o reduce in any manner the amount of, or delay the timing of the distributions required to be made on any certificate without the consent of the Holder of such certificate;

     o adversely affect in any material respect the interests of the Holders of the certificates in a manner other than as described in the immediately preceding bullet, without the consent of the Holders of all certificates affected thereby;

     o significantly change the activities of the trust, without the consent of the Holders of certificates representing more than 50% of all the voting rights;

     o reduce the aforesaid percentages of aggregate certificate percentage or certificate balance, the Holders of which are required to consent to any such amendment without the consent of all the Holders of each class of certificates affected thereby;

     o no such amendment may eliminate the master servicers', the trustee's or the fiscal agent's obligation to advance or alter the Servicing Standard except as may be necessary or desirable to comply with Sections 860A through 860G of the Code and related Treasury Regulations and rulings promulgated thereunder; or

     o adversely affect the status of any REMIC created under the Pooling and Servicing Agreement for federal income tax purposes or the interests represented by the Class EI Certificates, without the consent of 100% of the Certificateholders (including the Class R-I, Class R-II and Class R-III Certificateholders). The trustee may request, at its option, to receive an opinion of counsel that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement may not be amended in any manner that is reasonably likely to have a material adverse effect on the holder of a Serviced Companion Loan without first obtaining the written consent of the holder of such Serviced Companion Loan, as the case may be.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS


GENERAL

     The yield to maturity on the offered certificates will be affected by the price paid by the Certificateholder, the related Pass-Through Rates and the rate, timing and amount of distributions on such offered certificates. The rate, timing and amount of distributions on any such certificate will in turn depend on, among other things:

     o    the Pass-Through Rate for such certificate;

     o the rate and timing of principal payments, including Principal Prepayments, and other principal collections on the mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with material breaches of representations and warranties and material document defects) and the extent to which such amounts are to be applied in reduction of the Certificate Balance or Notional Amount of such certificate;

     o the rate, timing and severity of Realized Losses and Expense Losses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance or Notional Amount of such certificate or in reduction of amounts distributable thereon; and

     o the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest Amount payable on such certificate.

     In addition, the effective yield to holders of the offered certificates will differ from the yield otherwise produced by the applicable Pass-Through Rate and purchase prices of such certificates because interest distributions will not be payable to such holders until at least the 15th day of the month following the month of accrual without any additional distribution of interest or earnings thereon in respect of such delay.

PASS-THROUGH RATES

     The interest rates on certain of the certificates may be based on a weighted average of the mortgage loan interest rates net of the Administrative Cost Rate (and, in addition, with respect to the residential cooperative mortgage loans included in the Notional Amount of the Class X-Y Certificates (as identified on Appendix II to this prospectus supplement), net of the related Class X-Y Strip Rate), which is calculated based upon the respective principal balances of the mortgage loans. The interest rates on certain of the certificates may be capped at such weighted average rate. Accordingly, the yield on the those classes of certificates may be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary and involuntary prepayments and any unscheduled collections of principal and/or any experience of Realized Losses as a result of liquidations of mortgage loans. In general, the effect of any such changes on such yields and Pass-Through Rates for such certificates will be particularly adverse to the extent that mortgage loans with relatively higher mortgage rates experience faster rates of such scheduled amortization, voluntary prepayments and unscheduled collections or Realized Losses than mortgage loans with relatively lower mortgage rates.

RATE AND TIMING OF PRINCIPAL PAYMENTS

     The yield to maturity on the Class X-1 Certificates and the Class X-Y Certificates (and to a lesser extent, the Class X-2 Certificates) will be extremely sensitive to, and the yield to maturity on any class of offered certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the aggregate Certificate Balance or Notional Amount of such class of certificates. As described in this prospectus supplement, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A Certificates until the Certificate Balance thereof is reduced to zero and will thereafter be distributable entirely in respect of each other class of Principal Balance Certificates, in descending alphabetical, and, if applicable, ascending numerical, order of class designation, in each case until the aggregate Certificate Balance of such class of certificates is, in turn, reduced to zero. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the aggregate Certificate Balance of each class of offered certificates will be directly related to the rate and timing of principal payments on or in respect of the mortgage loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due, any extension of maturity dates by a special servicer, the rate and timing of any reimbursement of a master servicer, a special servicer, the trustee or the fiscal agent, as applicable, out of the Certificate Accounts of nonrecoverable advances or advances remaining unreimbursed on a modified mortgage loan on the date of such modification (together with interest on such advances), and the rate and timing of Principal Prepayments and other unscheduled collections thereon, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties and purchases of mortgage loans out of the trust. Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates will generally be based upon the particular Loan Group that the related mortgage loan is deemed to be in, the yield on the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2.

     Although the borrower under an ARD Loan may have incentives to prepay the ARD Loan on its Anticipated Repayment Date, there is no assurance that the borrower will be able to prepay the ARD Loan on its Anticipated Repayment Date. The failure of the borrower to prepay the ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of that mortgage loan. However, the pooling and servicing agreement will require action to be taken to enforce the trust's right to apply excess cash flow generated by the mortgaged property to the payment of principal in accordance with the terms of the ARD Loan documents.

     Prepayments and, assuming the respective maturity dates therefor have not occurred, liquidations of the mortgage loans will result in distributions on the certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans and will tend to shorten the weighted average lives of the Principal Balance Certificates. Any early termination of the trust as described herein under "Description of the Offered Certificates--Optional Termination" will also shorten the weighted average lives of those certificates then outstanding. Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans, and, accordingly, on the Principal Balance Certificates, while work-outs are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those certificates. See "Servicing of the Mortgage Loans--Mortgage Loan Modifications" in this prospectus supplement.

     The extent to which the yield to maturity of any offered certificate may vary from the anticipated yield will depend upon the degree to which such certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in turn are distributed or otherwise result in a reduction of the aggregate Certificate Balance or Notional Amounts of its class. An investor should consider, in the case of any such certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

     In general, if an offered certificate is purchased at a discount or premium, the earlier a payment of principal on the mortgage loans is distributed or otherwise results in reduction of the Certificate Balance or Notional Amounts of the related class, the greater will be the effect on the yield to maturity of such certificate. As a result, the effect on an investor's yield of principal payments on the mortgage loans occurring at a rate higher, or lower than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction, or increase, in the rate of such principal payments. With respect to the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates, the allocation of a portion of collected Prepayment Premiums or Yield Maintenance Charges to the certificates as described herein is intended to mitigate those risks; however, such allocation, if any, may be insufficient to offset fully the adverse effects on yield that such prepayments may have. The Prepayment Premium or Yield Maintenance Charge payable, if any, with respect to any mortgage loan, is required to be calculated as presented in "Appendix IV - Certain Characteristics of the Mortgage Loans."

     Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of Principal Prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

UNPAID DISTRIBUTABLE CERTIFICATE INTEREST

     If the portion of the Available Distribution Amount distributable in respect of interest on any class of certificates on any Distribution Date is less than the Distributable Certificate Interest Amount then payable for that class, the shortfall will be distributable to holders of the class of certificates on subsequent Distribution Dates, to the extent of the Available Distribution Amount. Any such shortfall (which would not include interest shortfalls in connection with a principal prepayment accompanied by less than a full month's interest) will bear interest at the applicable Pass-Through Rate and will adversely affect the yield to maturity of the class of certificates for as long as it is outstanding.

LOSSES AND SHORTFALLS

     The yield to holders of the offered certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Realized Losses and Expense Losses allocable to principal will generally be applied to reduce the Certificate Balances of the Principal Balance Certificates in the following order: first, to the Class O Certificates until the Certificate Balance thereof has been reduced to zero; then to the other respective classes of Principal Balance Certificates, in ascending -- that is, from N to A -- alphabetical order of class designation, until the remaining Certificate Balance of each such class of certificates has been reduced to zero. Realized Losses and Expense Losses allocable to interest will generally be applied in the same order to reduce Distributable Certificate Interest otherwise payable to each such class; provided that Realized Losses and Expense Losses of interest will be allocated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A and Class X-1, Class X-2 and Class X-Y Certificates, pro rata based on interest distributable on such certificates. Net Aggregate Prepayment Interest Shortfalls arising in respect of all of the mortgage loans other than the residential cooperative mortgage loans included in the Notional Amount of the Class X-Y Certificates (as identified on Appendix II to this prospectus supplement) will be borne by the holders of each class of certificates (other than the Class X-Y Certificates), pro rata in each case reducing interest otherwise payable thereon. Net Aggregate Prepayment Interest Shortfalls arising in respect of the residential cooperative mortgage loans included in the Notional Amount of the Class X-Y Certificates (as identified on Appendix II to this prospectus supplement) will be borne by the holders of each class of certificates, pro rata in each case reducing interest otherwise payable thereon. Shortfalls arising from delinquencies and defaults, to the extent the master servicer determines that P&I Advances would be nonrecoverable, Appraisal Reductions, Expense Losses and Realized Losses generally will result in, among other things, a shortfall in current distributions to the most subordinate class of certificates outstanding.

RELEVANT FACTORS

     The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors including, without limitation, payments of principal arising from repurchases of mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with breaches of representations and warranties), prevailing interest rates, the terms of the mortgage loans--for example, provisions prohibiting Principal Prepayments for certain periods and/or requiring the payment of Prepayment Premiums or Yield Maintenance Charges, due on sale and due on encumbrance provisions, release provisions and amortization terms that require Balloon Payments--the demographics and relative economic vitality of the areas in which the mortgaged properties are located and the general supply and demand for rental units or comparable commercial space, as applicable, in such areas, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" in this prospectus supplement and in the prospectus.

     The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower has an incentive to refinance its mortgage loan. A requirement that a prepayment be accompanied by a Prepayment Premium or Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell mortgaged properties prior to the exhaustion of tax depreciation benefits.

     We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

WEIGHTED AVERAGE LIFE

     Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of any Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected or advanced and applied to reduce the Certificate Balance of such certificate. Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A Certificates will generally be based upon the particular Loan Group that the related mortgage loan is deemed to be in, the weighted average life on the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the weighted average life on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the Constant Prepayment Rate or CPR model. The CPR model represents an assumed constant rate of prepayment each month expressed as a percentage of the then outstanding principal balance of all of the mortgage loans. We make no representation as to the appropriateness of using the CPR model for purposes of analyzing an investment in the offered certificates.

     The following tables indicate the percent of the initial Certificate Balance of each class of offered certificates after each of the dates shown and the corresponding weighted average life of each such class of the certificates, if the Mortgage Pool were to prepay at the indicated levels of CPR, and sets forth the percentage of the initial Certificate Balance of such certificates that would be outstanding after each of the dates shown. The tables below have also been prepared generally on the basis of the Structuring Assumptions.

     The mortgage loans do not have all of the characteristics of the Structuring Assumptions. To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables, the classes of certificates analyzed in the tables may mature earlier or later than indicated by the tables and therefore will have a corresponding decrease or increase in weighted average life. Additionally, mortgage loans generally do not prepay at any constant rate. Accordingly, it is highly unlikely that the mortgage loans will prepay in a manner consistent with the Structuring Assumptions. Furthermore, it is unlikely that the mortgage loans will experience no defaults or losses. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances, and shorten or extend the weighted average lives, shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay.

     For the purposes of each table, the weighted average life of a certificate is determined by:

     o multiplying the amount of each reduction in the Certificate Balance thereon by the number of years from the date of issuance of the certificate to the related Distribution Date;

     o    summing the results; and

     o dividing the sum by the aggregate amount of the reductions in the Certificate Balance of such certificate.

     The characteristics of the mortgage loans differ in substantial respects from those assumed in preparing the tables below, and the tables are presented for illustrative purposes only. In particular, it is unlikely that the Mortgage Pool will not experience any defaults or losses, or that the Mortgage Pool or any mortgage loan will prepay at any constant rate. Therefore, there can be no assurance that the mortgage loans will prepay at any particular rate.

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE CLASS A-1 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

         DISTRIBUTION DATE              0%         25%         50%        75%        100%
--------------------------------     -------     ------     -------    -------     -------
Closing Date                           100%       100%        100%       100%        100%
December 2004                           80%        80%         80%        80%         80%
December 2005                           60%        60%         60%        60%         60%
December 2006                           37%        37%         37%        37%         37%
December 2007                            9%         9%          9%         9%          9%
December 2008                            0%         0%          0%         0%          0%
Weighted average life (years)          2.37        2.37       2.37        2.37       2.37

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE CLASS A-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

         DISTRIBUTION DATE              0%         25%         50%        75%        100%
--------------------------------     -------     ------     -------    -------     -------
Closing Date                           100%       100%        100%       100%        100%
December 2004                          100%       100%        100%       100%        100%
December 2005                          100%       100%        100%       100%        100%
December 2006                          100%       100%        100%       100%        100%
December 2007                          100%       100%        100%       100%        100%
December 2008                           77%        77%         77%        77%         77%
December 2009                           43%        43%         43%        43%         43%
December 2010                            0%         0%          0%         0%          0%
Weighted average life (years)          5.79        5.79       5.79        5.78       5.76

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE CLASS A-3 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

         DISTRIBUTION DATE              0%         25%         50%        75%        100%
--------------------------------     -------     ------     -------    -------     -------
Closing Date                           100%       100%        100%       100%        100%
December 2004                          100%       100%        100%       100%        100%
December 2005                          100%       100%        100%       100%        100%
December 2006                          100%       100%        100%       100%        100%
December 2007                          100%       100%        100%       100%        100%
December 2008                          100%       100%        100%       100%        100%
December 2009                          100%       100%        100%       100%        100%
December 2010                           93%        93%         93%        93%         93%
December 2011                           72%        72%         72%        72%         71%
December 2012                            6%         0%          0%         0%          0%
December 2013                            0%         0%          0%         0%          0%
Weighted average life (years)          8.36        8.33       8.30        8.28       8.16

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE CLASS A-4 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

         DISTRIBUTION DATE              0%         25%         50%        75%        100%
--------------------------------     -------     ------     -------    -------     -------
Closing Date                           100%       100%        100%       100%        100%
December 2004                          100%       100%        100%       100%        100%
December 2005                          100%       100%        100%       100%        100%
December 2006                          100%       100%        100%       100%        100%
December 2007                          100%       100%        100%       100%        100%
December 2008                          100%       100%        100%       100%        100%
December 2009                          100%       100%        100%       100%        100%
December 2010                          100%       100%        100%       100%        100%
December 2011                          100%       100%        100%       100%        100%
December 2012                          100%       100%         99%        98%         94%
December 2013                            0%         0%          0%         0%          0%
Weighted average life (years)          9.83        9.81       9.78        9.74       9.53

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The Mortgage Pool will consist of 175 fixed-rate, first lien mortgage loans with an aggregate Cut-off Date Balance of $997,739,954, subject to a permitted variance of plus or minus 5%. The Cut-off Date Balances of the mortgage loans range from $107,914 to $120,000,000, and the mortgage loans have an average Cut-off Date Balance of $5,701,371.

     For purposes of calculating distributions on certain classes of certificates, the mortgage loans in the pool of mortgage loans backing the offered certificates will be divided into Loan Group 1 and Loan Group 2.

     Loan Group 1 will consist of all of the mortgage loans that are secured by property types other than multifamily, together with 64 mortgage loans secured by multifamily and manufactured housing properties. Loan Group 1 will consist of 119 mortgage loans, with an Initial Loan Group 1 Balance of $773,540,961, subject to a permitted variance of plus or minus 5%. Loan Group 1 represents approximately 77.5% of the Initial Pool Balance.

     Loan Group 2 will consist of 56 of the mortgage loans that are secured by multifamily properties and have an Initial Loan Group 2 Balance of $224,198,993, subject to a permitted variance of plus or minus 5%. Loan Group 2 represents approximately 22.5% of the Initial Pool Balance and approximately 54.9% of the principal balance of all the mortgage loans secured by multifamily properties.

     The Cut-off Date Balances of the mortgage loans in Loan Group 1 range from $107,914 to $120,000,000 and the mortgage loans in Loan Group 1 had an average Cut-off Date Balance of $6,500,344. The Cut-off Date Balances of the mortgage loans in Loan Group 2 range from $149,025 to $23,200,000 and the mortgage loans in Loan Group 2 had an average Cut-off Date Balance of $4,003,553.

     Generally, for purposes of the presentation of Mortgage Pool information in this prospectus supplement, multiple mortgaged properties securing a single mortgage loan have been treated as multiple cross-collateralized and cross-defaulted mortgage loans, each secured by one of the related mortgaged properties and each having a principal balance in an amount equal to an allocated portion of the aggregate indebtedness represented by such obligation. In addition, for purposes of the presentation of Mortgage Pool information in this prospectus supplement, certain multiple mortgaged properties securing a single mortgage loan were treated as a single mortgaged property if, generally, such mortgaged properties were in close proximity to each other and economically dependent upon each other in order to provide sufficient income to pay debt service on the related mortgage loan. All numerical information concerning the mortgage loans contained in this prospectus supplement is approximate.

     The mortgage loans were originated between October 18, 1996 and December 3, 2003. As of the Cut-off Date, none of the mortgage loans was 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-off Date. Brief summaries of the material terms of the mortgage loans associated with the 10 largest loans in the Mortgage Pool are contained in Appendix IV attached.

     178 mortgaged properties, securing mortgage loans representing 92.0% of the Initial Pool Balance (which include 115 mortgage loans in Loan Group 1, representing 89.7% of the Initial Loan Group 1 Balance, and 56 mortgage loans in Loan Group 2, representing 100% of the Initial Loan Group 2 Balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in such mortgaged properties. 1 mortgaged property, securing mortgage loans representing less than 0.1% of the Initial Pool Balance (and representing 0.1% of the Initial Loan Group 1 Balance), is subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on both a fee and a leasehold interest in such mortgaged properties. 3 mortgaged properties, securing mortgage loans representing 7.9% of the Initial Pool Balance (and representing 10.2% of the Initial Loan Group 1 Balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a leasehold interest in such mortgaged properties.

     On the Closing Date, we will acquire the mortgage loans from the sellers, in each case pursuant to a Mortgage Loan Purchase Agreement to be entered into between us and the particular seller. We will then transfer the mortgage loans, without recourse, to the trustee for the benefit of the Certificateholders. See "--The Sellers" and "--Sale of the Mortgage Loans" below.

MATERIAL TERMS AND CHARACTERISTICS OF THE MORTGAGE LOANS

     Mortgage Rates; Calculations of Interest

     The mortgage loans bear interest at mortgage rates that will remain fixed for their entire terms. Other than the ARD Loans, no mortgage loan permits negative amortization or the deferral of accrued interest. 105 mortgage loans, representing 77.2% of the Initial Pool Balance (which include 68 mortgage loans in Loan Group 1, representing 77.3% of the Initial Loan Group 1 Balance, and 37 mortgage loans in Loan Group 2, representing 77.0% of the Initial Loan Group 2 Balance), accrue interest on the basis of the actual number of days elapsed each month in a 360-day year. 70 of the mortgage loans, representing 22.8% of the Initial Pool Balance (which include 51 mortgage loans in Loan Group 1, representing 22.7% of the Initial Loan Group 1 Balance, and 19 mortgage loans in Loan Group 2, representing 23.0% of the Initial Loan Group 2 Balance), accrue interest on the basis of a 360-day year consisting of twelve 30-day months.

     Property Types

     The mortgage loans consist of the following property types:

     o Multifamily - 120 of the mortgaged properties, which secure 40.9% of the Initial Pool Balance, are multifamily properties (including 74 residential cooperative properties which secure 12.7% of the Initial Pool Balance);

     o Retail - 29 of the mortgaged properties, which secure 38.3% of the Initial Pool Balance, are retail properties;

     o Office - 16 of the mortgaged properties, which secure 16.7% of the Initial Pool Balance, are office properties;

     o Industrial - 11 of the mortgaged properties, which secure 2.8% of the Initial Pool Balance, are industrial properties;

     o Manufactured Housing - 4 of the mortgaged properties, which secures 0.7% of the Initial Pool Balance, are manufactured housing properties; and

     o Self-Storage - 2 of the mortgaged properties, which secures 0.6% of the Initial Pool Balance, are self-storage properties.

     For information regarding the property types in Loan Group 1 or Loan Group 2, see Appendix I to this prospectus supplement.

     Property Location

     The following 4 states contain the largest concentrations of mortgaged properties securing the mortgage loans: New York, Ohio, Florida and Illinois:

     o 110 mortgaged properties, representing security for 39.1% of the Initial Pool Balance, are located in New York;

     o 4 mortgaged properties, representing security for 13.2% of the Initial Pool Balance, are located in Ohio;

     o 5 mortgaged properties, representing security for 6.6% of the Initial Pool Balance, are located in Florida; and

     o 2 mortgaged property, representing security for 6.3% of the Initial Pool Balance, is located in Illinois.

     For information regarding the location of the properties securing the mortgage loans included in Loan Group 1 and Loan Group 2, see Appendix I to this prospectus supplement.

     Due Dates

     162 of the mortgage loans, representing 70.8% of the Initial Pool Balance (which include 108 mortgage loans in Loan Group 1, representing 65.7% of the Initial Loan Group 1 Balance, and 54 mortgage loans in Loan Group 2, representing 88.6% of the Initial Loan Group 2 Balance), have Due Dates on the first day of each calendar month. 3 of the mortgage loans, representing 13.6% of the Initial Pool Balance (and representing 17.6% of the Initial Loan Group 1 Balance), have Due Dates on the fifth day of each calendar month. 1 mortgage loan, representing 3.8% of the Initial Pool Balance (and representing 4.9% of the Initial Loan Group 1 Balance), has a Due Date on the seventh day of each calendar month. 1 mortgage loan, representing 3.4% of the Initial Pool Balance (and representing 4.4% of the Initial Loan Group 1 Balance), has a Due Date on the ninth day of each calendar month. 6 of the mortgage loans, representing 4.6% of the Initial Pool Balance, have Due Dates on the 10th day of each calendar month (which include 4 mortgage loans in Loan Group 1, representing 2.7% of the Initial Loan Group 1 Balance, and 2 mortgage loans in Loan Group 2, representing 11.0% of the Initial Loan Group 2 Balance). 2 of the mortgage loans, representing 3.7% of the Initial Pool Balance (and representing 4.8% of the Initial Loan Group 1 Balance), have Due Dates on the 15th day of each calendar month. Except with respect to the 3 Times Square Pari Passu Loan, the mortgage loans either have no grace period or have various grace periods of 5, 7, 10 and 15 days, but in all cases the mortgage loans are required to be paid, taking into account any grace periods, by not later than the 16th day of each calendar month. The 3 Times Square Pari Passu Loan provides for varying grace periods that will not, in any event, exceed 20 days following notice to the related borrower of its failure to pay debt service.

     Amortization

     The mortgage loans have the following amortization features:

     o 147 of the mortgage loans, representing 91.0% of the Initial Pool Balance (which include 97 mortgage loans in Loan Group 1, representing 90.4% of the Initial Loan Group 1 Balance, and 50 mortgage loans in Loan Group 2, representing 93.1% of the Initial Loan Group 2 Balance), are Balloon Loans. 16 of these mortgage loans, representing 29.6% of the Initial Pool Balance (which include 13 mortgage loans in Loan Group 1, representing 31.9% of the Initial Loan Group 1 Balance, and 3 mortgage loans in Loan Group 2, representing 21.6% of the Initial Loan Group 2 Balance), are ARD Loans. The amount of the Balloon Payments on those mortgage loans that accrue interest on a basis other than a 360-day year consisting of twelve 30-day months will be greater, and the actual amortization terms will be longer, than would be the case if such mortgage loans accrued interest on such basis as a result of the application of interest and principal on such mortgage loans over time. See "Risk Factors."

     o The 28 remaining mortgage loans, representing 9.0% of the Initial Pool Balance (which include 22 mortgage loans in Loan Group 1, representing 9.6% of the Initial Loan Group 1 Balance, and 6 mortgage loans in Loan Group 2, representing 6.9% of the Initial Loan Group 2 Balance), are fully or substantially amortizing and are expected to have less than 5% of their original principal balances remaining as of their respective maturity dates.

     Prepayment Restrictions

     As of the Cut-off Date, each of the mortgage loans restricted voluntary principal prepayments in one of the following ways:

     o 93 mortgage loans, representing 80.4% of the Initial Pool Balance (which include 66 mortgage loans in Loan Group 1, representing 81.9% of the Initial Loan Group 1 Balance, and 22 mortgage loans in Loan Group 2, representing 75.2% of the Initial Loan Group 2 Balance), prohibit voluntary principal prepayments for a period ending on a date specified in the related mortgage note, which period is referred to in this prospectus supplement as a lockout period, but permit the related borrower, after an initial period of at least 2 years following the date of issuance of the certificates, to defease the loan by pledging to the trust "government securities" as defined in the Investment Company Act of 1940, subject to rating agency approval and obtaining the release of the mortgaged property from the lien of the mortgage.

     o 28 mortgage loans, representing 8.1% of the Initial Pool Balance (and representing 10.4% of the Initial Loan Group 1 Balance), have either no lockout period or the lockout period has expired and the loans permit voluntary principal prepayments at any time if, for a certain period of time, accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and 1.0% of the amount prepaid, of these loans.

     o 2 mortgage loans, representing 2.9% of the Initial Pool Balance (which include 1 mortgage loan in Loan Group 1, representing 1.7% of the Initial Loan Group 1 Balance, and 1 mortgage loan in Loan Group 2, representing 7.0% of the Initial Loan Group 2 Balance), prohibit voluntary principal prepayments during a lockout period, and following the lockout period permit principal prepayment if accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and 1.0% of the amount prepaid.

     o 1 mortgage loan, representing 0.9% of the Initial Pool Balance (and representing 1.2% of the Initial Loan Group 1 Balance), prohibits voluntary principal prepayments during a lockout period, and following the lockout period permits principal prepayment if accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and 1.0% of the amount prepaid or defeasance of such mortgage loan any time after the date occurring 25 months after the first scheduled payment date under the related note, provided that the note has not been transferred to a REMIC within 2 years prior to the date of defeasance.

     o 17 mortgage loans, representing 2.1% of the initial outstanding pool balance (which include 8 mortgage loans in Loan Group 1, representing 1.1% of the Initial Loan Group 1 Balance, and 9 mortgage loans in Loan Group 2, representing 5.5% of the Initial Loan Group 2 Balance), prohibit voluntary principal prepayments during a lockout period, and following the lockout period permits principal prepayment if accompanied by a prepayment premium calculated in accordance with a yield maintenance formula.

     o 1 mortgage loan, representing 0.4% of the initial outstanding pool balance (and representing 0.6% of the Initial Loan Group 1 Balance), prohibits voluntary principal prepayments during a lockout period, and following the lockout period permits principal prepayment if accompanied by a prepayment premium equal to 1.0% of the amount prepaid.

     o 30 mortgage loans, representing 4.4% of the initial outstanding pool balance (which include 13 mortgage loans in Loan Group 1, representing 2.5% of the Initial Loan Group 1 Balance, and 17 mortgage loans in Loan Group 2, representing 11.0% of the Initial Loan Group 2 Balance), prohibit voluntary principal prepayments during a lockout period, and following the lockout period permit principal prepayment if accompanied by a prepayment premium equal to 2.0% of the amount prepaid.

     o 3 mortgage loans, representing 0.8% of the Initial Pool Balance (which include 1 mortgage loan in Loan Group 1, representing 0.6% of the Initial Loan Group 1 Balance, and 2 mortgage loans in Loan Group 2, representing 1.2% of the Initial Loan Group 2 Balance), prohibit voluntary principal prepayments during a lockout period, and following the lockout period permit principal prepayment if accompanied by a prepayment premium equal to either 3.0%, 2.0% or 1.0% of the amount prepaid, depending upon the date of prepayment.

     Notwithstanding the above, the mortgage loans generally (i) permit prepayment in connection with casualty or condemnation and certain other matters without payment of a prepayment premium or yield maintenance charge and (ii) provide for a specified period commencing prior to and including the maturity date or Anticipated Repayment Date during which the related borrower may prepay the mortgage loan without payment of a prepayment premium or yield maintenance charge. In addition, the yield maintenance formulas are not the same for all of the mortgage loans that have Yield Maintenance Charges. See the footnotes to Appendix II of this prospectus supplement for more details about the various yield maintenance formulas.

     With respect to the prepayment provisions set forth above, certain of the mortgage loans also include provisions described below:

     o 8 mortgage loans, representing 3.9% of the Initial Pool Balance (and representing 5.1% of the Initial Loan Group 1 Balance), allow the release of a portion of the collateral for such mortgage loan in the event of a casualty if certain conditions are met, including the prepayment of a portion of the outstanding principal balance of the mortgage loan.

     o 13 mortgage loans, representing 9.3% of the Initial Pool Balance (and 12.0% of the Initial Loan Group 1 Balance), permit voluntary prepayments on a date other than the related due date without the payment of interest to the next due date.

     See the footnotes to Appendix II of this prospectus supplement for more details concerning the foregoing provisions.

     Non-Recourse Obligations

     The mortgage loans are generally non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related mortgage loan, the holder thereof may look only to the related mortgaged property for satisfaction of the borrower's obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor, we have not evaluated the financial condition of any such person, and prospective investors should thus consider all of the mortgage loans to be non-recourse. None of the mortgage loans is insured or guaranteed by any seller or any of their affiliates, the United States, any government entity or instrumentality, mortgage insurer or any other person.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions

     The mortgages generally contain due-on-sale and due-on-encumbrance clauses that permit the holder of the mortgage to accelerate the maturity of the related mortgage loan or Serviced Companion Loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property or that prohibit the borrower from doing so without the consent of the holder of the mortgage. However, the mortgage loans and Serviced Companion Loans generally permit transfers of the related mortgaged property, subject to reasonable approval of the proposed transferee by the holder of the mortgage, payment of an assumption fee, which may be waived by the applicable master servicer or the applicable special servicer, as the case may be, or, if collected, will be paid to such master servicer or such special servicer as additional servicing compensation, and certain other conditions.

     In addition, some of the mortgage loans and Serviced Companion Loans permit the borrower to transfer the related mortgaged property or interests in the borrower to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, transfer the related mortgaged property to specified entities or types of entities, issue new ownership interests in the borrower or transfer certain ownership interests in the borrower, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan or Serviced Companion Loan documents and/or as determined by the applicable master servicer. The residential cooperative mortgage loans permit transfers of shares in the related cooperative corporation in connection with the assignment of a proprietary lease for one or more units in the related mortgaged real property. The applicable master servicer or the applicable special servicer, as the case may be, will determine, in a manner consistent with the Servicing Standard, whether to exercise any right it may have under any such clause to accelerate payment of the related mortgage loan or Serviced Companion Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged property in accordance with the Pooling and Servicing Agreement.

     Subordinate and Other Financing

     The 609 Fifth Avenue Pari Passu Loan (identified in Appendix II to this prospectus supplement as Mortgage Loan No. 4), representing 3.8% of the Initial Pool Balance (or 4.9% of the Initial Loan Group 1 Balance), is currently comprised of two out of a total of three pari passu notes, each of which is secured by the mortgaged property related to such mortgage loan. The remaining pari passu note is not included in the trust.

     The 3 Times Square Pari Passu Loan (identified in Appendix II to this prospectus supplement as Mortgage Loan No. 6), representing 3.5% of the Initial Pool Balance (or 4.5% of the Initial Loan Group 1 Balance), currently is comprised of one out of a total of three pari passu notes, each of which is secured by the mortgaged property related to such loan. Such mortgaged property also secures a subordinate note. The remaining pari passu notes and the subordinate note are not included in the trust.

     The WestShore Plaza Pari Passu Loan (identified in Appendix II to this prospectus supplement as Mortgage Loan No. 7), representing 3.4% of the Initial Pool Balance (or 4.4% of the Initial Loan Group 1 Balance), currently is comprised of one out of a total of two pari passu notes, each of which is secured by the mortgaged property related to such mortgage loan. The remaining pari passu note is not included in the trust.

     The Country Club Mall Mortgage Loan (identified in Appendix II to this prospectus supplement as Mortgage Loan No. 11), representing 2.0% of the Initial Pool Balance (or 2.6% of the Initial Loan Group 1 Balance), currently is comprised of a senior note, which is secured by the mortgaged property related to such mortgage loan. Such mortgaged property also secures a subordinate note. The subordinate note is not included in the trust.

     Except as set forth below, each of the sellers will represent that, to its knowledge, none of the other mortgaged properties secure any loans that are subordinate to the related mortgage loan unless such other loans are included in the trust. However, the sellers generally have not obtained updated title reports or otherwise taken steps to confirm that no such additional secured subordinate financing exists.

     1 mortgage loan, representing 0.2% of the Initial Pool Balance (and representing 0.2% of the Initial Loan Group 1 Balance), currently has additional subordinate financing in place which is secured by a subordinate lien on the mortgaged property related to such mortgage loan. This figure does not include the two mortgage loans referenced above (identified as Mortgage Loan Nos. 6 and 11 on Appendix II to this prospectus supplement), representing 5.5% of the Initial Pool Balance (and representing 7.1% of the Initial Loan Group 1 Balance), which have B Notes.

     1 mortgage loan, representing 0.3% of the Initial Pool Balance (and representing 1.2% of the Initial Loan Group 2 Balance), which is not secured by a residential cooperative property, currently has additional subordinate unsecured financing in place.

     1 mortgage loan, representing 2.0% of the Initial Pool Balance (and representing 2.6% of the Initial Loan Group 1 Balance), which is not secured by a residential cooperative property, permits the related borrowers to incur future additional subordinate financing secured by the related mortgaged property either without prior lender approval or upon the satisfaction of certain conditions.

     In general, the mortgage loans permit or do not prohibit additional financing that is not secured by the mortgaged property including, but not limited to, trade payables and indebtedness secured by equipment or other personal property located at the mortgaged property and/or permit or do not prohibit the owners of the borrower to enter into financing that is secured by a pledge of equity interests in the borrower. In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may be permitted to incur additional financing that is not secured by the mortgaged property. The organizational documents for the borrowers under the residential cooperative mortgage loans in the trust do not require the borrowers to be special purpose entities.

     The borrowers under 51 mortgage loans, which collectively represent 10.1% of the initial outstanding pool balance and which are secured by residential cooperative properties, are permitted to incur and/or to have incurred a limited amount of indebtedness secured by the related mortgaged real properties. It is a condition of the incurrence of any future secured subordinate indebtedness on these mortgage loans that: (a) the total loan-to-value ratio of these loans be below certain thresholds and (b) that subordination agreements be put in place between the trustee and the related lenders. With respect to the mortgage loans secured by residential cooperative properties, the Pooling and Servicing Agreement permits the applicable master servicer to grant consent to additional subordinate financing secured by the related cooperative property (even if the subordinate financing is prohibited by the terms of the related loan documents), subject to the satisfaction of certain conditions, including the condition that the maximum combined loan-to-value ratio does not exceed 40% on a loan-by-loan basis (based on the Value Co-op Basis of the related mortgaged real property as set forth in the updated appraisal obtained in connection with the proposed indebtedness), the condition that the total subordinate financing secured by the related mortgaged real property not exceed $7.5 million and the condition that the net proceeds of the subordinate debt be used principally for funding capital expenditures, major repairs or reserves. In all of the aforementioned cases, NCB, FSB or one of its affiliates is likely to be the lender on the subordinate financing, although it is not obligated to do so.

     The borrower or equity holders of the related borrower under 2 mortgage loans, representing 10.0% of the Initial Pool Balance (and representing 12.9% of the Initial Loan Group 1 Balance), currently have mezzanine

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financing in place. The mezzanine financing in place with respect to such mortgage loans is further described under "Description of the Mortgage Pool--The 609 Fifth Avenue Pari Passu Loan" and under "Servicing of the Mortgage Loans--Servicing of Certain Mortgage Loans with Other Financing--Rights of the 609 Fifth Avenue Mezzanine Lender" and "--Rights of the 840 N. Michigan Mezzanine Lender" in this prospectus supplement.

     1 mortgage loan, representing 3.5% of the Initial Pool Balance (and 4.5% of the Initial Loan Group 1 Balance), which is not secured by a residential cooperative property, specifically permits an equity holder of the related borrower to incur future mezzanine debt.

     Because certain mortgage loans permit a third party to hold debt secured by a pledge of an equity interest in the related borrower, neither the sellers nor the Depositor will make any representations as to whether a third party holds debt secured by a pledge of an equity interest in a related borrower. See "Legal Aspects Of The Mortgage Loans And The Leases--Subordinate Financing" in the prospectus and "Risk Factors--A Borrower's Other Loans May Reduce The Cash Flow Available To The Mortgaged Property Which May Adversely Affect Payment On Your Certificates" in this prospectus supplement.

     Additional Collateral

     Certain of the mortgage loans have additional collateral in the form of reserves under which monies disbursed by the originating lender or letters of credit are reserved for specified periods which are to be released only upon the satisfaction of certain conditions by the borrower. If the borrowers do not satisfy conditions for release of the monies or letters of credit by the outside release date, such monies or letters of credit may be applied to partially repay the related mortgage loan, or may be held by the lender as additional security for the mortgage loans. In addition, some of the other mortgage loans provide for reserves for items such as deferred maintenance, environmental remediation, debt service, tenant improvements and leasing commissions and capital improvements. For further information with respect to additional collateral, see Appendix II.

THE ARD LOANS

     16 of the mortgage loans, representing in the aggregate approximately 29.6% of the Initial Pool Balance (which include 13 mortgage loans in Loan Group 1, representing 31.9% of the Initial Loan Group 1 Balance, and 3 mortgage loans in Loan Group 2, representing 21.6% of the Initial Loan Group 2 Balance), provide that if the related borrower has not prepaid such mortgage loan in full on or before its Anticipated Repayment Date, any principal outstanding on that date will thereafter amortize more rapidly and accrue interest at the Revised Rate for that mortgage loan rather than at the Initial Rate. In addition, funds on deposit in lock box accounts relating to the ARD Loans in excess of amounts needed to pay property operating expenses and reserves will be applied to repayment of the applicable mortgage loan resulting in a more rapid amortization.

THE 609 FIFTH AVENUE PARI PASSU LOAN

     The 609 Fifth Avenue Companion Loan

     Mortgage Loan No. 4 (referred to herein as the "609 Fifth Avenue Pari Passu Loan") is comprised of two notes, with an aggregate original principal balance of $38,000,000, representing approximately 3.8% of the Initial Pool Balance or 4.9% of the Initial Loan Group 1 Balance, and is secured by a mortgaged property on a pari passu basis with one other note, with an original principal balance of $64,000,000 (the "609 Fifth Avenue Companion Loan"), that is not included in the trust. The 609 Fifth Avenue Companion Loan is owned by the trust fund established pursuant to the GMAC 2003-C3 Pooling and Servicing Agreement. The 609 Fifth Avenue Pari Passu Loan and the 609 Fifth Avenue Companion Loan have the same interest rate, maturity date and amortization terms. For purposes of the information presented in this prospectus supplement with respect to the 609 Fifth Avenue Pari Passu Loan, the Debt Service Coverage Ratio and Loan-to-Value Ratio reflect the aggregate indebtedness evidenced by the 609 Fifth Avenue Pari Passu Loan and the 609 Fifth Avenue Companion Loan.

     The 609 Fifth Avenue Pari Passu Loan and the 609 Fifth Avenue Companion Loan will be serviced pursuant to the provisions of the GMAC 2003-C3 Pooling and Servicing Agreement. The GMAC 2003-C3 Master Servicer will make Servicing Advances in respect of the mortgaged property securing the 609 Fifth Avenue Pari Passu Loan and the 609 Fifth Avenue Companion Loan, but will make advances of principal and interest only in respect of the 609

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Fifth Avenue Companion Loan. The GMAC 2003-C3 Master Servicer will remit collections on the 609 Fifth Avenue Pari Passu Loan to, or on behalf of, the trust. The master servicer (or the trustee or the fiscal agent, as applicable) will make P&I Advances with respect to the 609 Fifth Avenue Pari Passu Loan pursuant to the Pooling and Servicing Agreement. Under the GMAC 2003-C3 Pooling and Servicing Agreement, the servicing and administration of the 609 Fifth Avenue Pari Passu Loan and the 609 Fifth Avenue Companion Loan will generally be conducted as if such loans were a single "mortgage loan" under the provisions of the GMAC 2003-C3 Pooling and Servicing Agreement.

     The holders of the 609 Fifth Avenue Pari Passu Loan and the 609 Fifth Avenue Companion Loan entered into an intercreditor agreement. That intercreditor agreement provides for the following:

     o the 609 Fifth Avenue Pari Passu Loan and the 609 Fifth Avenue Companion Loan are of equal priority with each other and no portion of any of them will have priority or preference over the other;

     o the GMAC 2003-C3 Pooling and Servicing Agreement and the related intercreditor agreement will exclusively govern the servicing and administration of the 609 Fifth Avenue Pari Passu Loan and the 609 Fifth Avenue Companion Loan (and all decisions, consents, waivers, approvals and other actions on the part of the holder of the 609 Fifth Avenue Pari Passu Loan and the 609 Fifth Avenue Companion Loan will be effected in accordance with the GMAC 2003-C3 Pooling and Servicing Agreement);

     o all payments, proceeds and other recoveries on or in respect of the 609 Fifth Avenue Pari Passu Loan and/or the 609 Fifth Avenue Companion Loan (in each case, subject to the rights of the GMAC 2003-C3 Master Servicer, the GMAC 2003-C3 Special Servicer, the GMAC 2003-C3 Depositor or the GMAC 2003-C3 Trustee to payments and reimbursements pursuant to and in accordance with the terms of the GMAC 2003-C3 Pooling and Servicing Agreement and the rights of the applicable master servicer, the special servicer, the trustee and the fiscal agent to payments and reimbursements pursuant to and in accordance with the terms of the Pooling and Servicing Agreement) will be applied to the 609 Fifth Avenue Pari Passu Loan and the 609 Fifth Avenue Companion Loan on a pari passu basis according to their respective outstanding principal balances; and

     o the transfer of the ownership of the 609 Fifth Avenue Companion Loan to any person or entity is generally prohibited, other than (i) to institutional lenders, investment funds, affiliates thereof exceeding a minimum net worth requirement, (ii) any person or entity upon receipt of written confirmation from the Rating Agencies that such transfer will not result in a downgrade, qualification or withdrawal of the then current ratings on the certificates or (iii) to trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans is generally prohibited.

     In addition, under the GMAC 2003-C3 Pooling and Servicing Agreement, if the 609 Fifth Avenue Companion Loan is subject to a fair value purchase option, then any holder of that option will be required to purchase the 609 Fifth Avenue Pari Passu Loan from the trust in connection with the exercise of that option.

     Under the GMAC 2003-C3 Pooling and Servicing Agreement, the servicing and administration of the 609 Fifth Avenue Pari Passu Loan and the 609 Fifth Avenue Companion Loan will generally be conducted as if such loans were a single "mortgage loan" under the provisions of the GMAC 2003-C3 Pooling and Servicing Agreement.

     The 609 Fifth Avenue Mezzanine Loan

     SLG 609 Funding LLC (the "609 Fifth Avenue Mezzanine Lender"), made a $10,500,000 loan (which mezzanine loan may be increased by up to an additional $4,500,000, subject to the terms of and satisfaction of certain requirements set forth in the related mezzanine loan documents) (the "609 Fifth Avenue Mezzanine Loan") to 609 MB LLC (the "609 Fifth Avenue Mezzanine Borrower"), which is the owner of 100% of the membership interests in the borrower under the 609 Fifth Avenue Mortgage Loan. The 609 Fifth Avenue Mezzanine Loan is primarily secured by a pledge of the 609 Fifth Avenue Mezzanine Loan Borrower's ownership interest in the borrower under the 609 Fifth Avenue Mortgage Loan. The 609 Fifth Avenue Mezzanine Loan is not secured by the mortgaged property securing the 609 Fifth Avenue Mortgage Loan or any other property or assets of the borrower under the 609 Fifth Avenue Mortgage Loan.

     The 609 Fifth Avenue Mortgage Loan is included in the trust. The 609 Fifth Avenue Mezzanine Loan is not an asset of the trust. The 609 Fifth Avenue Mortgage Loan will be serviced pursuant to the GMAC 2003-C3 Pooling and Servicing Agreement. The 609 Fifth Avenue Mezzanine Loan will not be serviced pursuant to the GMAC 2003-C3 Pooling and Servicing Agreement.

     The holder of the 609 Fifth Avenue Mortgage Loan and the 609 Fifth Avenue Mezzanine Lender entered into a mezzanine intercreditor agreement under which the 609 Fifth Avenue Mezzanine Lender agreed, among other things, that its right to payment under the related mezzanine loan is subordinate to the rights of the mortgagee under the 609 Fifth Avenue Mortgage Loan documents. A summary of certain of the rights of the 609 Fifth Avenue Mezzanine Lender under the related mezzanine intercreditor agreement is set forth under "Servicing of the Mortgage Loans--Servicing of Certain Mortgage Loans with Other Financing--Rights of the 609 Fifth Avenue Mezzanine Lender" in this prospectus supplement.

THE 3 TIMES SQUARE PARI PASSU LOAN

     Mortgage Loan No. 6 (referred to herein as the "3 Times Square Pari Passu Loan") is comprised of a note with an outstanding principal balance of $34,616,983 as of November 15, 2003, representing approximately 3.5% of the Initial Pool Balance or 4.5% of the Initial Loan Group 1 Balance, and is secured by a mortgaged property on a pari passu basis with two other notes with an aggregate principal balance of $262,962,424 as of November 15, 2003 (the "3 Times Square Companion Loans") that are not included in the trust. One of the 3 Times Square Companion Loans is owned by the trust established pursuant to the 2003-PWR2 Pooling and Servicing Agreement. The other 3 Times Square Companion Loan is owned by the trust established pursuant to the 2003-IQ5 Pooling and Servicing Agreement. The 3 Times Square Companion Loans have the same interest rate, maturity date and amortization term as the 3 Times Square Pari Passu Loan. For purposes of the information presented in this prospectus supplement with respect to the 3 Times Square Pari Passu Loan, the Debt Service Coverage Ratio and Loan-to-Value Ratio reflect the aggregate indebtedness evidenced by the 3 Times Square Pari Passu Loan and the 3 Times Square Companion Loans.

     In addition, with respect to the 3 Times Square Pari Passu Loan and the 3 Times Square Companion Loans, the mortgage on the related mortgaged property also secures a subordinate note (the "3 Times Square B Note"), which had an outstanding principal balance of $94,822,791 as of November 15, 2003. The 3 Times Square B Note will initially be held by an affiliate of Prudential Mortgage Capital Funding, LLC, which holder may sell or transfer the 3 Times Square B Note at any time subject to compliance with the requirements of the related intercreditor agreement. The 3 Times Square B Note is not included in the trust. The intercreditor agreement permits the holder of the 3 Times Square B Note, for so long as it is not securitized, to split such note or sell or grant participations in all or a portion thereof; provided that such changes do not affect the related total principal balance or interest rate.

     The 3 Times Square Pari Passu Loan, the 3 Times Square Companion Loans and the 3 Times Square B Note will be serviced pursuant to the provisions of the 2003-PWR2 Pooling and Servicing Agreement. The 2003-PWR2 Master Servicer will make Servicing Advances in respect of the mortgaged property securing the 3 Times Square Pari Passu Loan, the 3 Times Square Companion Loans and the 3 Times Square B Note, but will make advances of principal and interest only in respect of the related 3 Times Square Companion Loan that is an asset of the trust created under the 2003-PWR2 Pooling and Servicing Agreement. The 2003-PWR2 Master Servicer will remit collections on the 3 Times Square Pari Passu Loan to, or on behalf of, the trust. The master servicer (or the trustee or the fiscal agent, as applicable) will make P&I Advances with respect to the 3 Times Square Pari Passu Loan pursuant to the Pooling and Servicing Agreement. Under the 2003-PWR2 Pooling and Servicing Agreement, the servicing and administration of the 3 Times Square Pari Passu Loan, the 3 Times Square Companion Loans and the 3 Times Square B Note will generally be conducted as if such loans were a single "mortgage loan" under the provisions of the 2003-PWR2 Pooling and Servicing Agreement, taking into consideration the subordinate nature of the 3 Times Square B Note.

     The holders of the 3 Times Square Pari Passu Loan, the 3 Times Square Companion Loans and the 3 Times Square B Note entered into an intercreditor agreement. That intercreditor agreement generally provides (among other things) for the following:

     o the 3 Times Square Pari Passu Loan and the 3 Times Square Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over the other;

     o all payments, proceeds and other recoveries on or in respect of the 3 Times Square Pari Passu Loan and/or the 3 Times Square Companion Loans (in each case, subject to the rights of the 2003-PWR2 Master Servicer, the related 2003-PWR2 Special Servicer, the 2003-PWR2 Depositor, the 2003-PWR2 Trustee or the 2003-PWR2 Fiscal Agent to payments and reimbursements pursuant to and in accordance with the terms of the 2003-PWR2 Pooling and Servicing Agreement, the rights of the 2003-IQ5 Master Servicer, the 2003-IQ5 Trustee and the 2003-IQ5 Fiscal Agent to payments and reimbursements pursuant to and in accordance with the 2003-IQ5 Pooling and Servicing Agreement and the rights of the applicable master servicer and the trustee to payments and reimbursements pursuant to and in accordance with the Pooling and Servicing Agreement) will be applied to the 3 Times Square Pari Passu Loan and the 3 Times Square Companion Loans on a pari passu basis according to their respective outstanding principal balances;

     o during the continuance of a monetary event of default, or a non-monetary event of default that would cause the 3 Times Square A/B Loan to be a specially serviced loan and following the payment of (i) any Advances made pursuant to the 2003-PWR2 Pooling and Servicing Agreement, the 2003-IQ5 Pooling and Servicing Agreement or the Pooling and Servicing Agreement (together with interest thereon) and (ii) certain reimbursable costs and expenses of the 2003-PWR2 Master Servicer, the 2003-PWR2 Special Servicer, the 2003-PWR2 Trustee, the 2003-PWR2 Fiscal Agent and the 2003-PWR2 trust, the 2003-IQ5 Master Servicer, the 2003-IQ5 Trustee, the 2003-IQ5 Fiscal Agent and the 2003-IQ5 trust or of the applicable master servicer, the applicable special servicer and the trust, (A) the right of the holder of the 3 Times Square B Note to receive payments of principal and accrued and unpaid interest is subordinate to the rights of the holder of the 3 Times Square Pari Passu Loan and the 3 Times Square Companion Loans to receive payments of principal and accrued and unpaid interest and (B) the right of the holder of the 3 Times Square B Note to receive prepayment premiums and default interest is subordinate to the rights of the holder of the 3 Times Square Pari Passu Loan and the 3 Times Square Companion Loans to receive prepayment premiums and default interest;

     o prior to a monetary event of default, or a non-monetary event of default that would cause the 3 Times Square A/B Loan to be a specially serviced loan and following the payment of (i) any Advances made pursuant to the 2003-PWR2 Pooling and Servicing Agreement, the 2003-IQ5 Pooling and Servicing Agreement or the Pooling and Servicing Agreement (together with interest thereon) and (ii) certain reimbursable costs and expenses of the 2003-PWR2 Master Servicer, the 2003-PWR2 Special Servicer, the 2003-PWR2 Trustee, the 2003-PWR2 Fiscal Agent and the 2003-PWR2 trust, the 2003-IQ5 Master Servicer, the 2003-IQ5 Trustee, the 2003-IQ5 Fiscal Agent and the 2003-IQ5 trust or of the applicable master servicer, the applicable special servicer and the trust, (A) the right of the holder of the 3 Times Square B Note to receive scheduled payments of interest and principal is subordinate to the rights of the holder of the 3 Times Square Pari Passu Loan and the 3 Times Square Companion Loans and (B) the holder of the 3 Times Square B Note will generally be entitled to receive unscheduled payments of principal and prepayment premiums on a pro rata basis with the holder of the 3 Times Square Pari Passu Loan and the 3 Times Square Companion Loans;

     o the 2003-PWR2 Pooling and Servicing Agreement and the related intercreditor agreement will exclusively govern the servicing and administration of the 3 Times Square A/B Loan (and all decisions, consents, waivers, approvals and other actions on the part of the holder of the 3 Times Square Pari Passu Loan, the 3 Times Square Companion Loans or the 3 Times Square B Note will be effected in accordance with the 2003-PWR2 Pooling and Servicing Agreement); and

     o the transfer of the ownership of the 3 Times Square Companion Loans or the 3 Times Square B Note to any person or entity, other than to institutional lenders, investment funds, affiliates thereof exceeding a minimum net worth requirement or to trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans is generally prohibited absent confirmation from the related rating agencies.

     The holder of the 3 Times Square B Note has certain rights with respect to the servicing of the 3 Times Square A/B Loan. See "Servicing of the Mortgage Loans--Servicing of Certain Mortgage Loans with Other Financing--Rights of the Holder of the 3 Times Square B Note" in this prospectus supplement.

     In addition, pursuant to the 2003-PWR2 Pooling and Servicing Agreement, in the event Prudential Asset Resources, Inc. is no longer the 2003-PWR2 Master Servicer with respect to the 3 Times Square A/B Loan under the 2003-PWR2 Pooling and Servicing Agreement, then for so long as the holder of the 3 Times Square B
Note is the "controlling holder" under the related intercreditor agreement, the holder of the 3 Times Square B Note may require the 2003-PWR2 Master Servicer to
(i) appoint a sub-servicer, acceptable to the holder of the 3 Times Square B
Note in its sole discretion, with respect to the 3 Times Square A/B Loan, and
(ii) delegate all of its primary servicing responsibilities and duties, and assign all of its corresponding master servicing compensation (exclusive of a portion of the corresponding master servicing fee that is in excess of a reasonable primary servicing fee), with respect to the 3 Times Square A/B Loan to that sub-servicer.

     In addition, under the 2003-PWR2 Pooling and Servicing Agreement, if the 3 Times Square Companion Loan owned by the trust established pursuant to the 2003-PWR2 Pooling and Servicing Agreement is subject to a fair value purchase option, then any holder of that option will be required to purchase the other 3 Times Square Companion Loan from the holder thereof and the 3 Times Square Pari Passu Loan from the trust in connection with the exercise of that option.

THE WESTSHORE PLAZA PARI PASSU LOAN

     Mortgage Loan No. 7 (referred to herein as the "WestShore Plaza Pari Passu Loan") is comprised of a note with an aggregate outstanding principal balance of $33,883,778, representing approximately 3.4% of the Initial Pool Balance or 4.4% of the Initial Loan Group 1 Balance, and is secured by a mortgaged property on a pari passu basis with another note with an aggregate principal balance of $65,774,392 (the "WestShore Plaza Companion Loan") that is not included in the trust. The WestShore Plaza Companion Loan is owned by the trust fund established pursuant to the 2003-TOP12 Pooling and Servicing Agreement. The WestShore Plaza Companion Loan has the same interest rate, maturity date and amortization term as the WestShore Plaza Pari Passu Loan. For purposes of the information presented in this prospectus supplement with respect to the WestShore Plaza Pari Passu Loan, the Debt Service Coverage Ratio and Loan-to-Value Ratio reflect the aggregate indebtedness evidenced by the WestShore Plaza Pari Passu Loan and the WestShore Plaza Companion Loan.

     The holders of the WestShore Plaza Pari Passu Loan and the WestShore Plaza Companion Loan entered into an intercreditor agreement. That intercreditor agreement generally provides (among other things) for the following:

     o the WestShore Plaza Pari Passu Loan and the WestShore Plaza Companion Loan are of equal priority with each other and no portion of any of them will have priority or preference over the other;

     o the WestShore Plaza Pari Passu Loan and the WestShore Plaza Companion Loan will be serviced under the 2003-TOP12 Pooling and Servicing Agreement, in general, as if each loan was a mortgage loan in the trust created pursuant to the 2003-TOP12 Pooling and Servicing Agreement;

     o the 2003-TOP12 Pooling and Servicing Agreement and the related intercreditor agreement will exclusively govern the servicing and administration of the WestShore Plaza Pari Passu Loan and the WestShore Plaza Companion Loan (and all decisions, consents, waivers, approvals and other actions on the part of the holder of the WestShore Plaza Pari Passu Loan and the WestShore Plaza Companion Loan will be effected in accordance with the 2003-TOP12 Pooling and Servicing Agreement);

     o all payments, proceeds and other recoveries on or in respect of the WestShore Plaza Pari Passu Loan and/or the WestShore Plaza Companion Loan (in each case, subject to the rights of the 2003-TOP12 Master Servicer, the 2003-TOP12 Special Servicer, the 2003-TOP12 Depositor, the 2003-TOP12 Trustee, the 2003-TOP12 Fiscal Agent and the 2003-TOP12 Paying Agent to payments and reimbursements pursuant to and in accordance with the terms of the 2003-TOP12 Pooling and Servicing Agreement and the rights of the applicable master servicer and the trustee to payments and reimbursements pursuant to and in accordance with the terms of the Pooling and Servicing Agreement) will be applied to the WestShore Plaza Pari Passu Loan and the WestShore Plaza Companion Loan on a pari passu basis according to their respective outstanding principal balances; and

     o the transfer of the ownership of the WestShore Plaza Companion Loan to any person or entity is generally prohibited, other than (i) to institutional lenders, investment funds or their affiliates exceeding a minimum net worth requirement or (ii) to trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans.

     In addition, under the 2003-TOP12 Pooling and Servicing Agreement, if the WestShore Plaza Companion Loan is subject to a fair value purchase option, then any holder of that option will be required to purchase the WestShore Pari Passu Loan from the trust in connection with the exercise of that option.

THE COUNTRY CLUB MALL MORTGAGE LOAN

     With respect to Mortgage Loan No. 11 (the "Country Club Mall Mortgage Loan"), the mortgage on the related mortgaged property also secures a subordinated note (the "Country Club Mall B Note" and, together with the Country Club Mall Mortgage Loan, the "Country Club Mall A/B Loan"), which has an aggregate outstanding principal balance of $19,957,740, representing approximately 2.0% of the Initial Pool Balance or 2.6% of the Initial Loan Group 1 Balance. The Country Club Mall B Note is owned by the related seller and is not an asset of the trust.

     The holder of the Country Club Mall Mortgage Loan has entered into an intercreditor agreement with the holder of the Country Club Mall B Note. The intercreditor agreement provides for the following:

     o the right of the holder of the Country Club Mall B Note to receive scheduled payments of principal and interest is at all times subordinate to the rights of the holder of the Country Club Mall Mortgage Loan to receive scheduled payments of principal and interest;

     o the Pooling and Servicing Agreement and the related intercreditor agreement will exclusively govern the servicing and administration of the Country Club Mall A/B Loan (and all decisions, consents, waivers, approvals and other actions on the part of the holder of the Country Club Mall Mortgage Loan will be effected in accordance with the Pooling and Servicing Agreement) and the trustee, or the applicable master servicer or special servicer on its behalf, has the exclusive right to exercise remedies with respect to the Country Club Mall A/B Loan, including, without limitation, seeking foreclosure;

     o prior to prior to the occurrence of a monetary event of default or material non-monetary event of default (taking into account the applicable cure period for such defaults as set forth in the related intercreditor agreement), the holder of the Country Club Mall Mortgage Loan and the holder of the Country Club Mall B Note will be entitled to receive its scheduled payments of principal and interest on a pro rata basis;

     o upon the occurrence and continuance of a monetary event of default or a material non-monetary event of default, the holder of the Country Club Mall B Note will not be entitled to receive payments of principal and interest until the holder of the Country Club Mall Mortgage Loan receives all its accrued scheduled interest and outstanding principal in full; and

     o the transfer of the ownership of the Country Club Mall B Note to any person or entity is generally prohibited, other than to (i) institutional lenders and investment funds and their affiliates thereof, exceeding a minimum net worth requirement, (ii) any person or entity upon receipt of written confirmation from the Rating Agencies that such transfer will not result in a downgrade, qualification or withdrawal of the then current ratings on the certificates or (iii) trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans.

     Under the Pooling and Servicing Agreement, the servicing and administration of the Country Club Mall Mortgage Loan and the Country Club Mall B Note will generally be conducted as if such loans were a single "mortgage loan" under the provisions of the Pooling and Servicing Agreement.

     The holder of the Country Club Mall B Note has certain rights with respect to the servicing of the Country Club Mall A/B Loan. See "Servicing of the Mortgage Loans--Servicing of Certain Mortgage Loans with Other Financing--Rights of the Holder of the County Club Mall B Note" in this prospectus supplement.

THE 840 N. MICHIGAN MORTGAGE LOAN

     Mortgage Loan No. 2 (referred to herein as the "840 N. Michigan Mortgage Loan") is secured by one note with an original principal balance of $61,500,000, representing approximately 6.2% of Initial Pool Balance or 8.0% of the Initial Loan Group 1 Balance.

     On November 7, 2003, Stichting Pensioenfonds Metaal En Techniek, as mezzanine lender (the "840 N. Michigan Mezzanine Lender"), made a $10,734,961 mezzanine loan (which mezzanine loan may be increased by up to $6,000,000, subject to the terms of and satisfaction of certain requirements set forth in the related mezzanine loan documents) (the "840 N. Michigan Mezzanine Loan") to STYD, L.P., an Illinois limited partnership, which is the owner of 100% of the ownership interests in the 840 N. Michigan Mortgage Loan borrower. The 840 N. Michigan Mezzanine Loan is primarily secured by a pledge of the 840 N. Michigan Mezzanine Loan borrower's ownership interest in the 840 N. Michigan Mortgage Loan borrower. The 840 N. Michigan Mezzanine Loan is not secured by the mortgaged property securing the 840 N. Michigan Mortgage Loan or any other property or assets of the 840 N. Michigan Mortgage Loan borrower.

     The 840 N. Michigan Mortgage Loan is included in the trust. The 840 N. Michigan Mezzanine Loan is not an asset of the trust. The 840 N. Michigan Mortgage Loan will be serviced subject to the Pooling and Servicing Agreement. The 840 N. Michigan Mezzanine Loan will not be serviced pursuant to the Pooling and Servicing Agreement.

     The holder of the 840 N. Michigan Mortgage Loan and the 840 N. Michigan Mezzanine Lender entered into a mezzanine intercreditor agreement under which the 840 N. Michigan Mezzanine Lender agreed, among other things, that its right to payment under the related mezzanine loan is subordinate to the rights of the mortgagee under the 840 N. Michigan Mortgage Loan documents. A summary of certain of the rights of the 840 N. Michigan Mezzanine Lender under the related mezzanine intercreditor agreement is set forth under "Servicing of the Mortgage Loans--Servicing of Certain Mortgage Loans with Other Financing--Rights of the 840 N. Michigan Mezzanine Lender" in this prospectus supplement.

ASSESSMENTS OF PROPERTY VALUE AND CONDITION

     Appraisals

     In general, in connection with the origination or sale to the Depositor of each of the mortgage loans, the related mortgaged property was appraised or a market study was conducted by an outside appraiser. In general, with respect to those mortgage loans for which an appraisal or market study was used in any value calculation, those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property. Moreover, such appraisals and market studies sought to establish the amount of typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the Cut-off Date is presented herein for illustrative purposes only.

     o The loan-to-value ratios for 170 mortgage loans, representing 99.0% of the Initial Pool Balance (which include 114 mortgage loans in Loan Group 1, representing 98.7% of the Initial Loan Group 1 Balance, and 56 mortgage loans in Loan Group 2, representing 100.0% of the Initial Loan Groups 2 Balance), were calculated according to the methodology described in this prospectus supplement based on the estimates of value from the third party appraisals conducted on or after June 1, 2002, or, with respect to the 3 Times Square Pari Passu Loan, September 1, 2001.

     o With respect to 74 of those mortgage loans described in the previous bullet, representing 12.7% of the Initial Pool Balance (which include 38 mortgage loans in Loan Group 1, representing 9.3% of the Initial Loan Group 1 Balance, and 36 mortgage loans in Loan Group 2, representing 24.3% of the Initial Loan Groups 2 Balance), which mortgage loans are secured by residential cooperative properties, such estimates


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          of value from such appraisals were calculated based on the market value of the real property, as if operated as a residential cooperative.

     o For 5 of the mortgage loans, representing 1.0% of the Initial Pool Balance (and representing 1.3% of the Initial Loan Group 1 Balance), the loan-to-value ratios were calculated according to the methodology described in this prospectus supplement based on valuations determined by applying a capitalization rate obtained from an updated third party market study, conducted on or after June 1, 2002, to the underwritten net operating income of the mortgaged property.

     Environmental Assessments

     With respect to the mortgaged properties for which environmental site assessments, or in some cases an update of a previous assessment, were prepared on or after June 1, 2002 (which secure mortgage loans representing 95.9% of the Initial Pool Balance, 94.7% of the Initial Loan Group 1 Balance and 100.0% of the Initial Loan Group 2 Balance), the related seller has represented to us that, as of the cut-off date and subject to certain specified exceptions, it had no knowledge of any material and adverse environmental condition or circumstance affecting such mortgaged property that was not disclosed in such assessment.

     With respect to the mortgaged properties for which environmental site assessments were prepared prior to June 1, 2002 or for which no environmental site assessments exist (other than the mortgaged property securing the 3 Times Square Pari Passu Loan), which secure mortgage loans representing 0.6% of the Initial Pool Balance and 0.8% of the Initial Loan Group 1 Balance, the related seller has represented to us that, as of the cut-off date and subject to certain specified exceptions:

     o    no hazardous material is present on such mortgaged property such that
          (a) the value of such mortgaged property is materially and adversely affected or (b) under applicable federal, state or local law, (i) such hazardous material could be required to be eliminated at a cost materially and adversely affecting the value of the mortgaged property before such mortgaged property could be altered, renovated, demolished or transferred or (ii) the presence of such hazardous material could (upon action by the appropriate governmental authorities) subject the owner of such mortgaged property, or the holders of a security interest therein, to liability for the cost of eliminating such hazardous material or the hazard created thereby at a cost materially and adversely affecting the value of the mortgaged property; and

     o such mortgaged property is in material compliance with all applicable federal, state and local laws pertaining to hazardous materials or environmental hazards, any noncompliance with such laws does not have a material adverse effect on the value of such mortgaged property and neither the applicable seller nor, to such seller's knowledge, the related borrower or any current tenant thereon, has received any notice of violation or potential violation of any such law.

     With respect to the mortgaged property securing Mortgage Loan No. 6 (described under "Description of the Mortgage Pool--The 3 Times Square Pari Passu Loan"), the applicable seller (i) has represented to us that as of the date the related environmental assessment report was issued, the applicable seller had no knowledge of any material and adverse environmental condition or circumstances affecting the mortgaged property that was not disclosed in such report and (ii) to the extent not disclosed in such report, has made the representations set forth in the two preceding bullets as of the cut-off date.

     The environmental assessments generally did not disclose the presence or risk of environmental contamination that is considered material and adverse to the interests of the holders of the certificates and the value of the mortgage loans; however, in certain cases, such assessments did reveal conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition, and/or take such other actions necessary to address such adverse conditions.

     With respect to certain residential cooperative properties, relating to mortgage loans in the amount of $350,000 or less and sold to the trust by NCB, FSB (representing 0.2% of the Initial Pool Balance, 0.1% of the Initial Loan Group 1 Balance and 0.4% of the Initial Loan Group 2 Balance), ASTM transaction screens were conducted in lieu of Phase I environmental site assessments.

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     Property Condition Assessments

     Each seller or an affiliate of the seller of the mortgage loan inspected, or caused to be inspected, each of the mortgaged properties in connection with the origination or acquisition of their respective mortgage loans to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. With respect to the mortgaged properties for which property inspection or engineering reports were prepared on or after June 1, 2002, (which secure mortgage loans representing 95.9% of the Initial Pool Balance, 94.7% of the Initial Loan Group 1 Balance and 100.0% of the Initial Loan Group 2 Balance), the related seller has represented to us that, except as disclosed in the related report and subject to certain specified exceptions, each mortgaged property, to the seller's knowledge, is free and clear of any damage (or adequate reserves have been established) that would materially and adversely affect its value as security for the related mortgage loan. With respect to the mortgaged properties, for which property inspection reports were prepared prior to June 1, 2002 or for which no property inspection or engineering report exists (other than the mortgaged property securing the 3 Times Square Pari Passu Loan) (which secure mortgage loans representing 0.6% of the Initial Pool Balance and 0.8% of the Initial Loan Group 1 Balance), the related seller has represented to us that, subject to certain specified exceptions, each mortgaged property is in good repair and condition and all building systems contained on such mortgaged property are in good working order (or adequate reserves have been established), in each case, so as not to materially and adversely affect its value as security for the related mortgage loan. With respect to the mortgaged property securing the 3 Times Square Pari Passu Loan, the related seller has represented to us that such mortgaged property was, to the applicable seller's knowledge based on the engineering report as of its issuance date, and is, to the extent not disclosed in such report, in good repair and condition and all building systems contained therein are in good working order (or adequate reserves therefore have been established) and the mortgaged property is free of structural defects, in each case, that would materially and adversely affect its value as security for the related mortgage loan as of the cut-off date. In those cases where a material and adverse property condition was identified, such property condition generally has been or is required to be remedied to the seller's satisfaction, or funds as deemed necessary by the seller, or the related engineer or consultant, have been reserved to remedy the material and adverse condition or other resources for such repairs were available at origination.

     Seismic Review Process

     In general, the underwriting guidelines applicable to the origination of the mortgage loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of probable maximum loss ("PML") in an earthquake scenario. Generally, any of the mortgage loans as to which the property was estimated to have PML in excess of 20% of the estimated replacement cost would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance or be declined.

     Zoning and Building Code Compliance

     Each seller took steps to establish that the use and operation of the mortgaged properties that represent security for its mortgage loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but no assurance can be given that such steps revealed all possible violations. Evidence of such compliance may have been in the form of legal opinions, confirmations from government officials, title insurance endorsements, survey endorsements, appraisals, zoning consultants' reports and/or representations by the related borrower contained in the related mortgage loan documents. Violations may be known to exist at any particular mortgaged property, but the related seller has informed us that it does not consider any such violations known to it to be material.

ENVIRONMENTAL INSURANCE

     With respect to 5 mortgaged properties, securing 5.3% of the Initial Pool Balance (and representing 6.8% of the Initial Loan Group 1 Balance), the related seller has obtained, and there will be assigned to the trust, an

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environmental policy covering certain environmental matters with respect to the related mortgaged property. The premiums for each policy have been paid in full.

ADDITIONAL MORTGAGE LOAN INFORMATION

     Each of the tables presented in Appendix I hereto sets forth selected characteristics of the Mortgage Pool presented, where applicable, as of the Cut-off Date. For a detailed presentation of certain of the characteristics of the mortgage loans and the mortgaged properties, on an individual basis, see Appendix II hereto, and for a brief summary of the 10 largest loans in the Mortgage Pool, see Appendix IV hereto. Additional information regarding the mortgage loans is contained in this prospectus supplement under "Risk Factors" elsewhere in this "Description of the Mortgage Pool" section and under "Legal Aspects of Mortgage Loans and the Leases" in the prospectus.

     For purposes of the tables in Appendix I and for the information presented in Appendix II and Appendix IV:

          (i) References to "DSCR" are references to "Debt Service Coverage Ratios" and references to "Implied DSCR" are references to "Implied Debt Service Coverage Ratios." In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) Underwritable Cash Flow to (b) required debt service payments (with respect to Debt Service Coverage Ratios) or debt service payments based on a 8% fixed constant and based on the outstanding unpaid principal balance at the time of recalculation (with respect to Implied Debt Service Coverage Ratios). However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II and Appendix IV, the "Debt Service Coverage Ratio" or "DSCR" or "Implied DSCR" or "Implied Debt Service Coverage Ratio" (or group of cross-collateralized Mortgage Loans) is calculated pursuant to the definition thereof under the "Glossary of Terms" in this prospectus supplement. For purposes of the information presented in this prospectus supplement, the Debt Service Coverage Ratio reflects (a) with respect to Mortgage Loan Nos. 4, 6 and 7, the aggregate indebtedness evidenced by the Non-Trust Serviced Pari Passu Loan and each related Non-Trust Serviced Companion Loan and (b) with respect to Mortgage Loan Nos. 1, 4 and 8, where periodic payments are interest-only for a certain amount of time after origination after which date the mortgage loan amortizes principal for the remaining term of the mortgage loan, the annualized amount of debt service that will be payable under the mortgage loan after the beginning of the amortization term of the mortgage loan.

          (ii) In connection with the calculation of DSCR, Implied DSCR and loan-to-value ratios, in determining Underwritable Cash Flow for a mortgaged property, other than a residential cooperative property, the applicable seller relied on rent rolls and other generally unaudited financial information provided by the respective borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of the mortgaged property of which the seller was aware (e.g., new signed leases or end of "free rent" periods and market data), and estimated capital expenditures, leasing commission and tenant improvement reserves. The applicable seller made changes to operating statements and operating information obtained from the respective borrowers, resulting in either an increase or decrease in the estimate of Underwritable Cash Flow derived therefrom, based upon the seller's evaluation of such operating statements and operating information and the assumptions applied by the respective borrowers in preparing such statements and information. In most cases, borrower supplied "trailing-12 months" income and/or expense information or the most recent operating statements or rent rolls were utilized. In some cases, partial year operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized. In some instances, historical expenses were inflated. For purposes of calculating Underwritable Cash Flow for mortgage loans, other than the residential cooperative mortgage loans, where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties. The Underwritable Cash Flow for a residential cooperative property is based on projected net operating income at the property, as determined by the appraisal obtained in connection with the origination of the related mortgage loan, assuming that property was operated as a rental property with rents set at prevailing market rates taking into account the presence of existing rent-controlled or rent-stabilized occupants, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

          (iii) Historical operating results may not be available for some of the mortgage loans which are secured by mortgaged properties with newly constructed improvements, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and newly acquired mortgaged properties. In such cases, other than with respect to residential cooperative properties, items of revenue and expense used in calculating Underwritable Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, market study, leases with tenants or from other borrower-supplied information. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the applicable seller in determining the presented operating information.

          (iv) The Debt Service Coverage Ratios are presented herein for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan. Accordingly, no assurance can be given, and no representation is made, that the Debt Service Coverage Ratios accurately reflect that ability.

          (v) References in the tables to "Cut-off Date LTV" are references to "Cut-off Date Loan-to-Value" and references to "Balloon LTV" are references to "Balloon Loan-to-Value." For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II and Appendix IV, the "Cut-off Date LTV," "Cut-off Date Loan-to-Value," "Balloon LTV" or "Balloon Loan-to-Value" for any mortgage loan is calculated pursuant to the definition thereof under the "Glossary of Terms" in this prospectus supplement. For purposes of the information presented in this prospectus supplement, the loan-to-value ratio reflects, with respect to Mortgage Loan Nos. 4, 6 and 7, the aggregate indebtedness evidenced by the Non-Trust Serviced Pari Passu Loan and each related Non-Trust Serviced Companion Loan. In addition, the loan-to-value ratio with respect to each mortgage loan secured by a residential cooperative property was calculated based on the market value of such residential cooperative property, as if operated as a residential cooperative.

          (vi) The value of the related mortgaged property or properties for purposes of determining the Cut-off Date LTV is determined (i) using a third-party appraisal or (ii) by applying a capitalization rate obtained from an updated third party market study to the net operating income of the mortgaged property, as described above under "--Assessments of Property Value and Condition--Appraisals."

          (vii) No representation is made that any such value would approximate either the value that would be determined in a current appraisal or market study of the related mortgaged property or the amount that would be realized upon a sale.

          (viii) References to "weighted averages" are references to averages weighted on the basis of the Cut-off Date Balances of the related mortgage loans.

     The sum in any column of any of the tables in Appendix I may not equal the indicated total due to rounding.

     Generally, the loan documents with respect to the mortgage loans require the borrowers to provide the related lender with quarterly and/or annual operating statements and, with respect to mortgage loans other than those secured by residential cooperative properties, rent rolls.

STANDARD HAZARD INSURANCE

     Each master servicer is required to use reasonable efforts, consistent with the Servicing Standard, to cause each borrower to maintain for the related mortgaged property (other than any REO Property) (a) a fire and hazard insurance policy with extended coverage and (b) all other insurance required by the terms of the loan documents and the related mortgage in the amounts set forth therein. Certain mortgage loans may permit such hazard insurance policy to be maintained by a tenant at the related mortgaged property, or may permit the related borrower or tenant

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to self-insure. The coverage of each such policy will be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of the full replacement cost of the improvements that represent security for such mortgage loan, with no deduction for depreciation, and the outstanding principal balance owing on such mortgage loan, but in any event, unless otherwise specified in the applicable mortgage or mortgage note, in an amount sufficient to avoid the application of any coinsurance clause.

     If, on the date of origination of a mortgage loan, the improvements on a related mortgaged property (other than any REO Property) were located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the master servicer for such mortgage loans will be required (to the extent permitted under the related mortgage loan documents or required by law) to cause to be maintained a flood insurance policy in an amount representing coverage of at least the lesser of:

     o    the outstanding principal balance of the related mortgage loan; and

     o the maximum amount of such insurance available for the related mortgaged property under the national flood insurance program, if the area in which the improvements are located is participating in such program.

     If a borrower fails to maintain such fire and hazard insurance, the master servicer will be required to obtain such insurance and the cost thereof will be a Servicing Advance, subject to a determination of recoverability. Each special servicer will be required to maintain fire and hazard insurance with extended coverage and, if applicable, flood insurance on an REO Property for which it is acting as special servicer in an amount not less than the maximum amount obtainable with respect to such REO Property and the cost thereof will be a Servicing Advance, subject to a determination of recoverability. Neither of the master servicers nor the special servicers will be required in any event to maintain or obtain insurance coverage (including terrorism coverage) beyond what is available at a commercially reasonable rate (and, in the case of terrorism insurance, approved by the Operating Adviser) and consistent with the Servicing Standard.

     Included in the insurance that the borrower is required to maintain may be loss of rents endorsements and comprehensive public liability insurance. The master servicers will not require borrowers to maintain earthquake insurance unless the related borrower is required under the terms of its mortgage loan to maintain earthquake insurance and such insurance is available at a commercially reasonable rate. Any losses incurred with respect to mortgage loans due to uninsured risks, including earthquakes, mudflows and floods, or insufficient hazard insurance proceeds may adversely affect payments to the Certificateholders. The special servicers will have the right, but not the obligation, at the expense of the trust, to obtain earthquake insurance on any mortgaged property securing a Specially Serviced Mortgage Loan and/or any REO Property for which it is acting as special servicer so long as such insurance is available at commercially reasonable rates. See "Risk Factors--The Absence Of Or Inadequacy Of Insurance Coverage On The Property May Adversely Affect Payments On Your Certificates" and "--Certain Other Risks Related to Casualty and Casualty Insurance" in this prospectus supplement.

THE SELLERS

     Prudential Mortgage Capital Funding, LLC

     Prudential Mortgage Capital Funding, LLC is a limited liability company organized under the laws of the State of Delaware. Prudential Mortgage Capital Funding, LLC is a wholly owned, limited purpose, subsidiary of Prudential Mortgage Capital Company, LLC. Prudential Mortgage Capital Company, LLC is a real estate financial services company which originates commercial and multifamily real estate loans throughout the United States. Prudential Mortgage Capital Funding, LLC was organized for the purpose of acquiring loans originated by Prudential Mortgage Capital Company, LLC and holding them pending securitization or other disposition. Prudential Mortgage Capital Company, LLC has primary offices in Atlanta, Chicago, San Francisco and Newark. The principal offices of Prudential Mortgage Capital Company, LLC are located at 4 Gateway Center, 8th Floor, 100 Mulberry Street, Newark, New Jersey 07102. The pooled mortgage loans for which Prudential Mortgage Capital Funding, LLC is the applicable mortgage loan seller were originated by Prudential Mortgage Capital Company, LLC (or a wholly-owned subsidiary of Prudential Mortgage Capital Company, LLC) or, in one case, acquired by Prudential Mortgage Capital Funding, LLC from The Prudential Insurance Company of America, an affiliate of Prudential Mortgage Capital Company, LLC and Prudential Mortgage Capital Funding, LLC. Prudential

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Asset Resources, Inc., an affiliate of Prudential Mortgage Capital Funding, LLC, is the Primary Servicer with respect to the mortgage loans transferred by Prudential Mortgage Capital Funding, LLC to the trust.

     Morgan Stanley Mortgage Capital Inc.

     Morgan Stanley Mortgage Capital Inc. ("MSMC"), a subsidiary of Morgan Stanley and an affiliate of Morgan Stanley & Co. Incorporated, one of the underwriters, was formed as a New York corporation to originate and acquire loans secured by mortgages on commercial and multifamily real estate. Each of the MSMC mortgage loans was originated or purchased by MSMC, and all of the MSMC mortgage loans were underwritten by MSMC underwriters. The principal offices of MSMC are located at 1585 Broadway, New York, New York 10036.

     CIBC Inc.

     CIBC Inc., a majority-owned subsidiary of Canadian Imperial Holdings Inc. and an affiliate of CIBC World Markets Corp., one of the underwriters, was incorporated under the laws of Delaware. Canadian Imperial Holdings Inc. is a wholly-owned subsidiary of CIBC Delaware Holdings Inc., also a Delaware corporation, which is a subsidiary of Canadian Imperial Bank of Commerce. Canadian Imperial Bank of Commerce is a bank chartered under the Bank Act of Canada, having its head office in the City of Toronto, in the Province of Ontario, Canada. It is licensed to do business in the United States through its agency located in New York, New York. CIBC Inc. is a commercial finance company that originates commercial and multifamily real estate loans and purchases participations in loans from third-party lenders. CIBC Inc. has offices in Atlanta, Chicago, Houston, Dallas, San Francisco, Los Angeles, New York and Salt Lake City.

     NCB, FSB

     NCB, FSB is a federal savings bank chartered by the Office of Thrift Supervision of the U.S. Department of the Treasury. It is one of the master servicers and is a wholly-owned subsidiary of National Consumer Cooperative Bank, one of the special servicers. NCB, FSB maintains an office at 1725 Eye Street, N.W., Washington, D.C. 20006.

     NCB, FSB, together with its parent, National Consumer Cooperative Bank, have originated over $4.0 billion in commercial and multifamily loans and securitized over $2.9 billion of such originations in 26 public securitization transactions.

     Nationwide Life Insurance Company

     Nationwide Life Insurance Company ("Nationwide Life") is one of the leading providers of long-term savings and retirement products in the United States and is a wholly owned subsidiary of Nationwide Financial Services, Inc., which is a majority owned member of the Nationwide group of insurance and financial services companies ("Nationwide"). Together with its subsidiaries, including Nationwide Life and Annuity Insurance Company, Nationwide Life develops and sells a diverse range of products including individual annuities, private and public sector pension plans and life insurance.

     Nationwide, as a whole, is one of the largest diversified financial and insurance services providers in the United States. Nationwide is a Fortune 500 organization with assets of approximately $141 billion (unaudited) as of September 30, 2003.

     Nationwide's Real Estate Investment Department originated $2.1 billion in commercial mortgage loans in 2002 and has averaged over $1.5 billion in originations per year over the past five years. The Real Estate Investment Department originated all of the Nationwide Life mortgage loans in this transaction and currently manages over $10.0 billion of mortgage loans for Nationwide Life, its affiliates, and third party participants. Nationwide Life also is the Primary Servicer with respect to the Nationwide Life mortgage loans.

     Nationwide Life's headquarters are in Columbus, Ohio, where the company was founded in 1929. Nationwide Life has financial strength ratings from A.M. Best "A+," Moody's "Aa3," and S&P "AA-."

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     Washington Mutual Bank, FA

     With a history dating back to 1889, Washington Mutual Bank, FA is a retailer of financial services that provides a diversified line of products and services to consumers and small businesses. As of September 30, 2003, Washington Mutual, Inc. and its subsidiaries, including Washington Mutual Bank, FA, had consolidated assets of $286.72 billion. Washington Mutual, Inc. currently operates more than 2,700 consumer banking, mortgage lending, commercial banking consumer finance and financial services offices throughout the nation. The Commercial Real Estate division of Washington Mutual Bank, FA provides construction, acquisition, rehabilitation and term financing for office, retail, industrial and apartment properties.

     Washington Mutual Bank, FA originated all of the mortgage loans transferred to the trust for which it is the applicable mortgage loan seller and is also the Primary Servicer with respect to those mortgage loans.

     Teachers Insurance and Annuity Association of America

     Teachers Insurance and Annuity Association of America ("TIAA") is a non-profit legal reserve life insurance and annuity company organized under the laws of the State of New York and is regulated by the New York State Insurance Department. TIAA, established in 1918 by the Carnegie Foundation for the U.S. Advancement of Teaching, is the third largest life insurance company according to Fortune (April 14, 2003). TIAA invests in a broad array of debt and equity investments, as well as commercial mortgages and real estate. TIAA's principal office is located at 730 Third Avenue, New York, New York 10017. TIAA's financial strength is rated "Aaa" by Moody's, "AAA" by S&P, "AAA" by Fitch and "A++" by A.M. Best Company. TIAA holds the highest possible ratings for financial strength, operating performance and claims-paying ability from all four leading independent insurance industry rating agencies.

     The TIAA mortgage loans in this transaction were acquired by TIAA from Lend Lease Mortgage Capital, L.P. ("LLMC") pursuant to a program under which LLMC originated loans after performing underwriting and other services under predefined procedures approved by TIAA. Such procedures outlined the parameters as to property type, leverage and debt service coverage requirements and set forth requirements for preparation of third-party reports. For each of the mortgage loans, LLMC prepared an asset summary and credit file for TIAA's approval. At each closing, the loan was closed by LLMC under loan documents prepared by counsel retained by LLMC and simultaneously assigned to and purchased by TIAA.

     Union Central Mortgage Funding, Inc.

     Union Central Mortgage Funding, Inc. is a corporation organized under the laws of the State of Ohio. Union Central Mortgage Funding, Inc. is a wholly owned subsidiary of The Union Central Life Insurance Company. Union Central Mortgage Funding, Inc. was formed to originate and acquire loans secured by commercial and multi-family real estate. Union Central Mortgage Funding, Inc. is also the Primary Servicer with respect to loans transferred by it to the trust. The principal offices of Union Central Mortgage Funding, Inc. are located at 312 Elm Street, Cincinnati, Ohio 45202. The mortgage loans for which Union Central Mortgage Funding, Inc. is the applicable mortgage loan seller were originated or acquired by Union Central Mortgage Funding, Inc.

SALE OF THE MORTGAGE LOANS

     On the Closing Date, each seller will sell its mortgage loans, without recourse, to Morgan Stanley Capital I Inc., and Morgan Stanley Capital I Inc., in turn, will sell all of the mortgage loans, without recourse and will assign the representations and warranties made by each seller in respect of the mortgage loans and the related remedies for breach thereof, to the trustee for the benefit of the Certificateholders. In connection with such assignments, each seller is required in accordance with the related Mortgage Loan Purchase Agreement to deliver the Mortgage File, with respect to each mortgage loan so assigned by it, to the trustee or its designee; provided, however, that with respect to each Non-Trust Serviced Pari Passu Loan, the related seller is obligated to deliver the original mortgage note, and copies of the other documents included in the definition of "Mortgage File."

     The trustee will be required to review the documents delivered by each seller with respect to its mortgage loans within 90 days following the Closing Date, and the trustee will hold the related documents in trust. Within 90 days following the Closing Date, the assignments with respect to each mortgage loan (other than any Non-Trust Serviced

Pari Passu Loan) and any related assignment of rents and leases, as described in the "Glossary of Terms" under the term "Mortgage File," are to be completed in the name of the trustee, if delivered in blank.

     The mortgagee of record with respect to any Non-Trust Serviced Loan Pair will be the applicable Other Trustee.

REPRESENTATIONS AND WARRANTIES

     In each Mortgage Loan Purchase Agreement, the related seller has represented and warranted with respect to each of its mortgage loans, subject to certain specified exceptions set forth therein, as of the Closing Date or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that:

     (1) the information presented in the schedule of the mortgage loans attached to the related Mortgage Loan Purchase Agreement is complete, true and correct in all material respects;

     (2) such seller owns the mortgage loan free and clear of any and all pledges, liens and/or other encumbrances;

     (3) no scheduled payment of principal and interest under the mortgage loan was 30 days or more past due as of the Cut-off Date, and the mortgage loan has not been 30 days or more delinquent in the 12-month period immediately preceding the Cut-off Date;

     (4) the related mortgage constitutes a valid and, subject to certain creditors' rights exceptions, enforceable first priority mortgage lien, subject to certain permitted encumbrances, upon the related mortgaged property;

     (5) the assignment of the related mortgage in favor of the trustee constitutes a legal, valid and binding assignment;

     (6) the related assignment of leases establishes and creates a valid and, subject to certain creditor's rights exceptions, enforceable first priority lien in or assignment of the related borrower's interest in all leases of the mortgaged property;

     (7) the mortgage has not been satisfied, cancelled, rescinded or, except for certain permitted encumbrances, subordinated in whole or in part, and the related mortgaged property has not been released from the lien of such mortgage, in whole or in part in any manner that materially and adversely affects the value thereof;

     (8) the mortgaged property satisfies certain conditions, generally as discussed under "Risk Factors--Property Inspections And Engineering Reports May Not Reflect All Conditions That Require Repair On The Property";

     (9) the seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any mortgaged property;

     (10) the related mortgaged property is covered by an American Land Title Association, or an equivalent form of, lender's title insurance policy that insures that the related mortgage is a valid, first priority lien on such mortgaged property, subject only to certain permitted encumbrances;

     (11) the proceeds of the mortgage loan have been fully disbursed and there is no obligation for future advances with respect thereto;

     (12) the mortgaged property satisfies certain conditions with respect to environmental matters, generally as discussed under "Risk Factors--Environmental Risks Relating To Specific Mortgaged Properties May Adversely Affect Payments On Your Certificates";

     (13) each mortgage note, mortgage and other agreement that evidences or secures the mortgage loan is, subject to certain creditors' rights exceptions, general principles of equity and other exceptions of general application, the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, and, to the related seller's knowledge, there is no valid defense, counterclaim or right of offset or rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement;

     (14) the related mortgaged property is required pursuant to the related mortgage to be (or the holder of the mortgage can require it to be) insured by casualty, business interruption and liability insurance policies of a type specified in the related Mortgage Loan Purchase Agreement;

     (15) there are no delinquent or unpaid taxes, assessments or other outstanding charges affecting the related mortgaged property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage;

     (16) to the seller's knowledge, the related borrower is not a debtor in any state or federal bankruptcy or insolvency proceeding;

     (17) no mortgage requires the holder thereof to release all or any material portion of the related mortgaged property from the lien thereof except upon payment in full of the mortgage loan, a defeasance of the mortgage loan or, in certain cases, upon (a) the satisfaction of certain legal and underwriting requirements and (b) the payment of a release price and prepayment consideration in connection therewith;

     (18) to the seller's knowledge, there exists no material default, breach, violation or event giving the lender the right to accelerate and, to such seller's knowledge, no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing, under the related mortgage note or mortgage in any such case to the extent the same materially and adversely affects the value of the mortgage loan and the related mortgaged property, other than those defaults that are otherwise covered by any other representation and warranty;

     (19) the related mortgaged property consists of a fee simple estate in real estate or, if the related mortgage encumbers the interest of a borrower as a lessee under a ground lease of the mortgaged property
          (a) such ground lease or a memorandum thereof has been or will be duly recorded and (or the related estoppel letter or lender protection agreement between the seller and related lessor) permits the interest of the lessee thereunder to be encumbered by the related mortgage; (b) the lessee's interest in such ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related mortgage, other than certain permitted encumbrances; (c) the borrower's interest in such ground lease is assignable to Morgan Stanley Capital I Inc. and its successors and assigns upon notice to, but (except in the case where such consent cannot be unreasonably withheld) without the consent of, the lessor thereunder (or if it is required it will have been obtained prior to the closing date); (d) such ground lease is in full force and effect and the seller has received no notice that an event of default has occurred thereunder;
          (e) such ground lease, or an estoppel letter related thereto, requires the lessor under such ground lease to give notice of any material default by the lessee to the holder of the mortgage and further provides that no notice of termination given under such ground lease is effective against such holder unless a copy has been delivered to such holder; (f) the holder of the mortgage is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such ground lease) to cure any default under such ground lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such ground lease; and (g) such ground lease has an original term (including any extension options set forth therein) which extends not less than 10 years beyond the full amortization term of the related mortgage loan; and

     (20) the related mortgage loan documents provide that (i) the related borrower is required to pay all reasonable costs and expenses of lender incurred in connection with the defeasance of such mortgage loan, if applicable, and the release of the related mortgaged property, (ii) the related borrower is required to pay all reasonable costs and expenses of lender incurred in connection with the approval of an assumption of such mortgage loan and (iii) the related borrower is required to pay the cost of any tax opinion required in connection with the full or partial release or substitution of collateral for the mortgage loan.

REPURCHASES AND OTHER REMEDIES

     If any mortgage loan document required to be delivered to the trustee by a seller with respect to its mortgage loans as described under "--Sale of the Mortgage Loans" above has a Material Document Defect, or if there is a Material Breach by a seller regarding the characteristics of any of its mortgage loans and/or the related mortgaged properties as described under "--Representations and Warranties" above, then such seller will be obligated to cure such Material Document Defect or Material Breach in all material respects within the applicable Permitted Cure Period. Notwithstanding the foregoing, in the event that the loan documents do not provide for the payments described under representation 20 of the preceding paragraph relating to the payment of expenses associated with the related defeasance or assumption of the related mortgage loan or the payment of the cost of a tax opinion associated with the full or partial release or substitution of collateral for the mortgage loan, the related seller's sole obligation for a breach of such representation or warranty will be to pay an amount sufficient to pay such expenses to the extent that such amount is due and not paid by the borrower.

     If any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the applicable Permitted Cure Period, the related seller will be obligated, not later than the last day of such Permitted Cure Period, to:

     o repurchase the affected mortgage loan from the trust at the Purchase Price; or

     o at its option, if within the 2-year period commencing on the Closing Date, replace such mortgage loan with a Qualifying Substitute Mortgage Loan; and

     o pay an amount generally equal to the excess of the applicable Purchase Price for the mortgage loan to be replaced (calculated as if it were to be repurchased instead of replaced), over the unpaid principal balance of the applicable Qualifying Substitute Mortgage Loan as of the date of substitution, after application of all payments due on or before such date, whether or not received.

     The related seller must cure any Material Document Defect or Material Breach within the Permitted Cure Period; provided, however, that if such Material Document Defect or Material Breach would cause the mortgage loan to be other than a "qualified mortgage," as defined in the Code, then the repurchase or substitution must occur within 90 days from the date the seller was notified of the defect or breach.

     The foregoing obligations of any seller to cure a Material Document Defect or a Material Breach in respect of any of its mortgage loans or the obligation of any seller to repurchase or replace the defective mortgage loan will constitute the sole remedies of the trustee and the Certificateholders with respect to such Material Document Defect or Material Breach; and none of us, the sellers or any other person or entity will be obligated to repurchase or replace the affected mortgage loan if the related seller defaults on its obligation to do so. Each seller is obligated to cure, repurchase or replace only mortgage loans that are sold by it, and will have no obligations with respect to any mortgage loan sold by any other seller.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the Mortgage Pool and the mortgaged properties is based upon the Mortgage Pool as expected to be constituted at the time the offered certificates are issued. Prior to the issuance of the offered certificates, a mortgage loan may be removed from the Mortgage Pool if we deem such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the offered certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described herein. The information presented herein is representative of the characteristics of the Mortgage Pool as it will be constituted at the time the offered certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans in the Mortgage Pool may vary.

                         SERVICING OF THE MORTGAGE LOANS


GENERAL

     Each master servicer and special servicer, either directly or through the Primary Servicers or sub-servicers, will be required to service and administer the mortgage loans (other than the Non-Trust Serviced Pari Passu Loans) and the Serviced Companion Loans in accordance with the Servicing Standard. The applicable Other Pooling and Servicing Agreement and the related intercreditor agreement will exclusively govern the servicing and administration of the related Non-Trust Serviced Loan Pair (and all decisions, consents, waivers, approvals and other actions on the part of the holder of such Non-Trust Serviced Loan Pair will be effected in accordance with the applicable Other Pooling and Servicing Agreement). Consequently, the servicing provisions set forth herein, including, but not limited to those regarding the maintenance of insurance, the enforcement of due-on-encumbrance and due-on-sale provisions, and those regarding modification of the mortgage loans, appraisal reductions, defaulted mortgage loans and foreclosure procedures and the administration of accounts will not be applicable to the Non-Trust Serviced Pari Passu Loans, the servicing and administration of which will instead be governed by the applicable Other Pooling and Servicing Agreement. The servicing standard for each Non-Trust Serviced Loan Pair under the related Other Pooling and Servicing Agreement is substantially similar to the Servicing Standard under the Pooling and Servicing Agreement.

     Each master servicer and special servicer is required to adhere to the Servicing Standard without regard to any conflict of interest that it may have, any fees or other compensation to which it is entitled, any relationship it may have with any borrower or any seller, and the different payment priorities among the classes of certificates. Any master servicer, any special servicer and any Primary Servicer may become the owner or pledgee of certificates with the same rights as each would have if it were not a master servicer, a special servicer or a Primary Servicer, as the case may be.

     Any such interest of a master servicer, a special servicer or a Primary Servicer in the certificates will not be taken into account when evaluating whether actions of such master servicer, special servicer or Primary Servicer are consistent with their respective obligations in accordance with the Servicing Standard, regardless of whether such actions may have the effect of benefiting the class or classes of certificates owned by such master servicer, special servicer or Primary Servicer. In addition, a master servicer or a special servicer may, under limited circumstances, lend money on an unsecured basis to, accept deposits from, and otherwise generally engage in any kind of business or dealings with, any borrower as though such master servicer or special servicer were not a party to the transactions contemplated hereby.

     The master servicer for mortgage loans that are not NCB, FSB Mortgage Loans intends to enter into an agreement with each of the Primary Servicers acting as primary servicer for its related mortgage loans, under which the Primary Servicers will assume many of the servicing obligations of the master servicer presented in this section with respect to mortgage loans sold by it or its affiliates to the trust. The Primary Servicers are subject to the Servicing Standard. If an Event of Default occurs in respect of such master servicer and such master servicer is terminated, such termination will not in and of itself cause the termination of any Primary Servicer. Notwithstanding the provisions of any primary servicing agreement or the Pooling and Servicing Agreement, each master servicer shall remain obligated and liable to the trustee, paying agent, each special servicer and the Certificateholders for servicing and administering of the mortgage loans in accordance with the provisions of the Pooling and Servicing Agreement to the same extent as if such master servicer was alone servicing and administering the mortgage loans.

     Each of the master servicers, the Primary Servicers and the special servicers are permitted to enter into a sub-servicing agreement and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement. However, any subservicing is subject to various conditions set forth in the Pooling and Servicing Agreement including the requirement that the master servicers, the Primary Servicers or the special servicers, as the case may be, will remain liable for its servicing obligations under the Pooling and Servicing Agreement. The master servicers or the special servicers, as the case may be, will be required to pay any servicing compensation due to any sub-servicer out of its own funds for mortgage loans for which the master servicers or special servicers are acting as master servicer and special servicer, respectively.

     Any master servicer or special servicer may resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement, upon 30 days notice to the trustee and the paying agent, provided that:

     o a successor master servicer or special servicer is available and willing to assume the obligations of such master servicer or special servicer, and accepts appointment as successor master servicer or special servicer, on substantially the same terms and conditions, and for not more than equivalent compensation;

     o the applicable master servicer or special servicer bears all costs associated with its resignation and the related transfer of servicing; and

     o the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates.

     Furthermore, any master servicer or special servicer may resign if it determines that its duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. A resignation of a master servicer will not affect the rights and obligations of the Primary Servicers to continue to act as Primary Servicers. No such resignation will be effective until a successor master servicer or special servicer, as applicable, designated by the Trustee (and, in the case of the special servicer, the Operating Adviser), shall have assumed the master servicer's or the special servicer's, as applicable, responsibilities under the Pooling and Servicing Agreement and the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates.

     The relationship of each master servicer and special servicer to the trustee is intended to be that of an independent contractor and not that of a joint venturer, partner or agent.

     Neither master servicer will have any responsibility for the performance of either special servicer's duties, to the extent they are different entities, under the Pooling and Servicing Agreement, and neither special servicer will have any responsibility for the performance of either master servicer's duties, to the extent they are different entities, under the Pooling and Servicing Agreement.

     The master servicers (each with respect to the respective mortgage loans for which it is the applicable master servicer) initially will be responsible for the servicing and administration of the entire Mortgage Pool (other than the Non-Trust Serviced Pari Passu Loans). However, the special servicers will be responsible for servicing and administering any Specially Serviced Mortgage Loans for which they are acting as special servicer.

     Upon the occurrence of any of the events set forth under the term "Specially Serviced Mortgage Loan" in the "Glossary of Terms" hereto, the applicable master servicer will be required to transfer its principal servicing responsibilities with respect thereto to the special servicer for such mortgage loan in accordance with the procedures set forth in the Pooling and Servicing Agreement. Notwithstanding such transfer, the applicable master servicer will continue to receive any payments on such mortgage loan, including amounts collected by such special servicer, to make selected calculations with respect to such mortgage loan, and to make remittances to the paying agent and prepare reports for the trustee and the paying agent with respect to such mortgage loan. If title to the related mortgaged property is acquired by the trust, whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer for such mortgage loan will be responsible for the operation and management thereof and such loan will be considered a Specially Serviced Mortgage Loan. The special servicing transfer events for the Non-Trust Serviced Pari Passu Loans under the applicable Other Pooling and Servicing Agreement are generally similar but not identical to the events set forth under the term "Specially Serviced Mortgage Loan" in the "Glossary of Terms" hereto.

     A Specially Serviced Mortgage Loan can become a Rehabilitated Mortgage Loan to which the master servicer for such mortgage loan will re-assume all servicing responsibilities.

     The master servicers and the special servicers will, in general, each be required to pay all ordinary expenses incurred by them in connection with their servicing activities, for their respective mortgage loans, under the Pooling and Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. See "Description of the Offered Certificates--Advances--Servicing Advances" in this prospectus supplement.

     The master servicers and the special servicers and any partner, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification from the trust out of collections on, and other proceeds of, the mortgage loans (and, in addition to collections on, and other proceeds of, the mortgage loans, if and to the extent that the matter relates to any Serviced Companion Loan, the amount allocable to such Serviced Companion Loan out of collections on, and other proceeds of, such Serviced Companion Loan) against any loss, liability, or expense incurred in connection with any legal action or claim relating to the Pooling and Servicing Agreement, the mortgage loans, the Serviced Companion Loans or the certificates other than any loss, liability or expense incurred by reason of such master servicer's or special servicer's respective willful misfeasance, bad faith or negligence in the performance of their respective duties under the Pooling and Servicing Agreement. In addition, under the Pooling and Servicing Agreement, each Other Master Servicer and Other Special Servicer is entitled to indemnification from the trust against the trust's pro rata share of any loss, liability and expense incurred in connection with any legal action or claim relating to the related Other Pooling and Servicing Agreement and the related Non-Trust Serviced Pari Passu Loan, other than any losses incurred by reason of such Other Master Servicer's or Other Special Servicer's, as applicable, willful misfeasance, bad faith or negligence in the performance of their respective duties under the applicable Other Pooling and Servicing Agreement.

     With respect to each Non-Trust Serviced Pari Passu Loan, the applicable Other Pooling and Servicing Agreement and the related intercreditor agreement will exclusively govern the servicing and administration of the related Non-Trust Serviced Loan Pair (and all decisions, consents, waivers, approvals and other actions on the part of the holder of the Non-Trust Serviced Loan Pair will be effected in accordance with the applicable Other Pooling and Servicing Agreement).

SERVICING OF CERTAIN MORTGAGE LOANS WITH OTHER FINANCING

     General

     The 609 Fifth Avenue Pari Passu Loan and the 609 Fifth Avenue Companion Loan and any related REO Property are being serviced under the GMAC 2003-C3 Pooling and Servicing Agreement. The 3 Times Square Pari Passu Loan, the 3 Times Square Companion Loans and the 3 Times Square B Note and any related REO Property are being serviced under the 2003-PWR2 Pooling and Servicing Agreement. The West Shore Plaza Pari Passu Loan and the West Shore Plaza Companion Loan and any related REO Property are being serviced under the 2003-TOP12 Pooling and Servicing Agreement (and, together with the GMAC 2003-C3 Pooling and Servicing Agreement and the 2003-PWR2 Pooling and Servicing Agreement, the "Other Pooling and Servicing Agreements"). These agreements provide for servicing in a manner acceptable for rated transactions similar in nature to this securitization. The servicing arrangements under the Other Pooling and Servicing Agreements are generally similar but not identical to the servicing arrangements under the Pooling and Servicing Agreement.

     Servicing Advances and remittances of collections with respect to each Non-Trust Serviced Pari Passu Loan will be made pursuant to the applicable Other Pooling and Servicing Agreement by the related Other Master Servicer under such Other Pooling and Servicing Agreement.

     Rights of the Holder of the 3 Times Square B Note

     The holder of the 3 Times Square B Note has certain rights under the 2003-PWR2 Pooling and Servicing Agreement and the related intercreditor agreement, including, among others, the following:

     Certain Consent Rights of Holder of the 3 Times Square B Note. The related intercreditor agreement provides that neither the 2003-PWR2 Master Servicer nor the 2003-PWR2 Special Servicer will be permitted to take any of the following proposed actions with respect to the 3 Times Square A/B Loan unless and until either the 2003-PWR2 Master Servicer or the 2003-PWR2 Special Servicer, as applicable, has notified the "controlling holder" under the intercreditor agreement requesting the approval of such proposed actions within 10 business days and the controlling holder approves the request within 10 business days after receipt of said notice; provided, however, that the controlling holder will be deemed to have approved such request if it fails to respond within such period, having been provided with all reasonably requested information with respect to the proposed actions:

     o any proposed foreclosure upon or comparable conversion (which may include acquisition as an REO Property) of the ownership of the related mortgaged property and the other collateral securing the 3 Times

          Square A/B Loan if they come into and continue in default or other enforcement action under the loan documents;

     o any proposed modification, amendment or waiver of a monetary term (including, without limitation, the timing of payments or forgiveness of interest or principal, but excluding any term relating to late charges) or any material non-monetary term of the 3 Times Square A/B Loan;

     o any proposed successor property manager with respect to, or any material alteration of, the mortgaged property;

     o any waiver of the requirements under the 3 Times Square A/B Loan with respect to property insurers or the manner in which payments or other collections on the 3 Times Square A/B Loan are held and/or invested;

     o any proposed sale of the mortgaged property or transfer of an interest in the borrower or the mortgaged property;

     o    any acceptance of a discounted payoff of the 3 Times Square A/B Loan;

     o any determination to bring the mortgaged property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the mortgaged property;

     o any material release of collateral for the 3 Times Square A/B Loan (other than in accordance with the terms of, or upon satisfaction of, the 3 Times Square A/B Loan) or any release of the borrower or any guarantor;

     o any acceptance of substitute or additional collateral for the 3 Times Square A/B Loan (other than in accordance with the terms of the 3 Times Square A/B Loan);

     o    any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

     o any acceptance of an assumption agreement releasing the borrower from liability under the 3 Times Square A/B Loan;

     o the approval of any replacement special servicer or sub-servicer for the 3 Times Square A/B Loan (other than in connection with the trustee becoming the successor thereto pursuant to the terms of the servicing agreement);

     o any renewal or replacement of the then existing insurance policies with respect to the 3 Times Square A/B Loan to the extent that such renewal or replacement policy does not comply with the terms of the loan documents or any waiver, modification or amendment of any insurance requirements under the loan documents, in each case if lenders' approval is required under the loan documents;

     o the approval of a material capital expenditure, if mortgagee's approval is required under the loan documents;

     o the approval of additional indebtedness secured by the mortgaged property, if mortgagee's approval is required under the loan documents; and

     o    any adoption or approval of a plan in bankruptcy of the borrower.

     The holder of the 3 Times Square B Note will be the controlling holder under the related intercreditor agreement, unless the then current principal balance of the 3 Times Square B Note, minus the sum of (i) any realized losses allocable to the 3 Times Square A/B Loan, (ii) the amount of any appraisal reductions allocable to the 3 Times Square A/B Loan and (iii) any trust fund expenses attributable to the 3 Times Square A/B Loan, is less than 25% of the initial principal balance of the 3 Times Square B Note, less any prepayments allocated to and received in respect of the 3 Times Square B Note. However, at any time that the then current principal balance less the sum of (i), (ii) and
(iii) above is equal to at least 25% of the initial principal balance of the 3 Times Square B Note, control will revert back to the holder of the 3 Times Square B Note. At any time the holder of the 3 Times Square B Note is no longer the controlling holder under the related intercreditor agreement, the rights described in the previous paragraph will shift to the then controlling class under the 2003-PWR2 Pooling and Servicing Agreement.

     Notwithstanding the foregoing, in the event that the 2003-PWR2 Master Servicer or the 2003-PWR2 Special Servicer, as the case may be, determines in accordance with the servicing standard set forth in the 2003-PWR2 Pooling and Servicing Agreement that immediate action is necessary to protect the interests of the holders of the 3 Times Square Pari Passu Loan, the 3 Times Square Companion Loans and the 3 Times Square B Note (as a collective whole), the 2003-PWR2 Master Servicer or the 2003-PWR2 Special Servicer, as the case may be, may take any such action without waiting for the controlling holder's response.

     In addition to the rights to consent as set forth in the third preceding paragraph, the holder of the 3 Times Square B Note may communicate with, respond to requests from, and deliver any proposals to, the borrower with respect to the items with respect to which the controlling holder has the right to consent regarding the 3 Times Square A/B Loan, the related mortgaged property and the borrower, and may forward copies of such communications or proposals to the holders of the 3 Times Square Pari Passu Loan and the 3 Times Square Companion Loans. The 2003-PWR2 Master Servicer and the 2003-PWR2 Special Servicer, as the case may be, will be required to follow the recommendations of the holder of the 3 Times Square B Note with respect to such items, unless such recommendations would violate the servicing standard set forth in the 2003-PWR2 Pooling and Servicing Agreement.

     Notwithstanding the foregoing, no advice, direction or objection from or by the controlling holder, as contemplated above, may (and the 2003-PWR2 Master Servicer and the 2003-PWR2 Special Servicer will ignore and act without regard to any such advice, direction or objection that the 2003-PWR2 Master Servicer or the 2003-PWR2 Special Servicer has determined, in its reasonable, good faith judgment, will) require or cause the 2003-PWR2 Master Servicer or the 2003-PWR2 Special Servicer to violate any provision of the 2003-PWR2 Pooling and Servicing Agreement (including the 2003-PWR2 Master Servicer's or the 2003-PWR2 Special Servicer's, as the case may be, obligation to act in accordance with the servicing standard set forth in the 2003-PWR2 Pooling and Servicing Agreement), act in a manner that is not in the best interests of the holders of the 3 Times Square Pari Passu Loan, the 3 Times Square Companion Loans and the 3 Times Square B Note (as a collective whole), violate any other provisions of the 2003-PWR2 Pooling and Servicing Agreement, expand the scope of the 2003-PWR2 Master Servicer's or the 2003-PWR2 Special Servicer's, as the case may be, responsibilities under the 2003-PWR2 Pooling and Servicing Agreement, cause adverse tax consequences for the holders of the 3 Times Square Pari Passu Loan or the 3 Times Square Companion Loans, or cause the arrangement evidenced by the intercreditor agreement not to be treated as a "grantor trust" for Federal income tax purposes.

     Additional Rights of the Holder of the 3 Times Square B Note. In addition to the foregoing, the holder of the 3 Times Square B Note has the option:

     o to cure a monetary event of default, or a non-monetary event of default that may be cured by the payment of money under the loan documents within 10 business days after the later of receipt of notice of the related default and the expiration of the grace period;

     o to purchase the 3 Times Square Pari Passu Loan and the 3 Times Square Companion Loans (in whole but not in part) upon (i) an event of default has occurred and is continuing under the loan documents and the 3 Times Square A/B Loan becomes a specially serviced loan or (ii) a termination of the trust, by written notice to the 2003-PWR2 Master Servicer or the 2003-PWR2 Special Servicer, as the case may be, given within 18 months from receipt by the holder of the 3 Times Square B Note of such occurrence. The purchase price will generally equal the outstanding principal balance of the 3 Times Square Pari Passu Loan and the 3 Times Square Companion Loans, together with accrued and unpaid interest thereon, any unreimbursed advances relating to the 3 Times Square A/B Loan, together with accrued and unpaid interest thereon, and any other additional expenses allocable to the 3 Times Square A/B Loan pursuant to the 2003-PWR2 Pooling and Servicing Agreement; and

     o to require the 2003-PWR2 Special Servicer to obtain a new appraisal with respect to the 3 Times Square A/B Loan (exercisable not more than once every six months), at the expense of the holder of the 3 Times Square B Note.

     Transfer of Special Servicing of the 3 Times Square A/B Loan. For so long as the holder of the 3 Times Square B Note is the "controlling holder" under the related intercreditor agreement, (i) the holder of the 3 Times Square B Note has the sole right to replace the 2003-PWR2 Special Servicer and to appoint a substitute special servicer with



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respect to the 3 Times Square A/B Loan only; provided that such substitute special servicer meets the qualifications set forth in the 2003-PWR2 Pooling and Servicing Agreement, (ii) neither the 2003-PWR2 Master Servicer nor the 2003-PWR2 Special Servicer may enter into any sub-servicing agreement with respect to the 3 Times Square A/B Loan without the consent of the holder of the 3 Times Square B Note, and (iii) the holder of the 3 Times Square B Note may require the 2003-PWR2 Master Servicer or the 2003-PWR2 Special Servicer, as the case may be, to terminate any particular sub-servicing agreement with respect to the 3 Times Square A/B Loan.

     Rights of the Holder of the Country Club Mall B Note

     The holder of the Country Club Mall B Note has certain rights under the Pooling and Servicing Agreement, including, among others, the following:

     Option to Cure Defaults Under the Country Club Mall A/B Loan. The holder of the Country Club Mall B Note has the option to cure a default of the related borrower with respect to the Country Club Mall A/B Loan (i) in the case of a default involving the failure to make any payment of any amount due on the related loan within 5 days after the expiration of any grace period or (ii) in the case of a default not involving the payment of any amount due on the related loan within 20 days after the expiration of any grace period. Unless and until the holder of the Country Club Mall B Note fails to cure (or cause the cure of) any default within the applicable cure period, the applicable master servicer and the applicable special servicer will not be permitted to treat such default as such for purpose of transferring the Country Club Mall A/B Loan to special servicing, for the purpose of modifying, accelerating or foreclosing on the Country Club Mall B Note or for any other purpose.

     Option to Purchase the Country Club Mall Mortgage Loan. The holder of the Country Club Mall B Note has the option of purchasing the Country Club Mall Mortgage Loan (a) during any cure period for which the holder of the Country Club Mall B Note is entitled to make, but has not made, a cure payment or other cure, (b) at any time after an event of default has occurred (or is reasonably foreseeable) or (c) within 30 days following the date that related mortgaged property becomes an REO Property. The purchase price will generally equal either the outstanding principal balance of the Country Club Mall Mortgage Loan, together with accrued and unpaid interest thereon or the fair market value of the Country Club Mall Mortgage Loan in connection with the exercise of the Option, as described under "--Sale of Defaulted Mortgage Loans" in this prospectus supplement, with respect to the Country Club Mall Mortgage Loan. The right of the holder of the Country Club Mall B Note to purchase the Country Club Mall Mortgage Loan will automatically terminate: (i) with respect to the purchase option described in clause (a) above, upon the expiration of the applicable cure period; (ii) with respect to the purchase option described in clause (b) above, within ninety (90) days of delivery to the holder of the Country Club Mall B Note of written notice of an event of default (or reasonably foreseeable event of default) covered by clause (b) above; and (iii) with respect to a purchase option described in clause (c) above, thirty-one (31) days following the date that the mortgaged property becomes REO Property.

     Right to Exercise the Rights and Powers granted to the Operating Adviser under the Pooling and Servicing Agreement with Respect to the Country Club Mall A/B Loan. For so long as (x) the Country Club Mall A/B Loan is serviced under the Pooling and Servicing Agreement and (y) the holder of the Country Club Mall B Note is the "controlling holder" under the related intercreditor agreement, the holder of the Country Club Mall B Note will be entitled to exercise (with respect to the Country Club Mall A/B Loan only) the rights and powers granted to the operating adviser under the Pooling and Servicing Agreement; provided, if
(a) the original Country Club Mall B Note principal balance (less the sum of:
(i) any payments of principal received on Country Club Mall B Note (whether as prepayments or otherwise), (ii) any appraisal reduction amount allocated to the Country Club Mall B Note in accordance with the terms of the Pooling and Servicing Agreement, and (iii) any realized loss allocated to the Country Club Mall B Note) is less than (b) 25% of the original related B Note principal balance as reduced by any payments of principal received on the Country Club Mall B Note (whether as prepayments or otherwise), then the "controlling holder" will be the trust, until such time as the related Mortgage Loan has been repaid in full (or until such time as the amount computed under clause (a) is at least equal to the amount computed in clause (b).

     Additional Rights of Holder of the Country Club Mall B Note. Pursuant to the related intercreditor agreement, for so long as the holder of the Country Club Mall B Note is the "controlling holder" under the related intercreditor agreement (as described above), such holder may advise the applicable master servicer with respect to the related loan (if it does not constitute a Specially Serviced Mortgage Loan) and may advise the applicable special servicer with respect to the related loan (if it constitutes a Specially Serviced Mortgage
Loan), with respect to the following



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actions of the applicable master servicer,
primary servicer or applicable special servicer, as applicable, and none of the applicable master servicer, primary servicer or the applicable special servicer will be permitted to take any of the following actions with respect to the Country Club Mall A/B Loan unless and until that servicer has notified the holder of the Country Club Mall B Note in writing and such holder has not objected in writing within ten (10) business days of having been so notified and having been provided with all reasonably requested information with respect thereto (and if such written objection has not been received by the applicable master servicer or applicable special servicer, as applicable, within such ten
(10) business day period, then the holder of the Country Club Mall B Note will be deemed not to have been given its approval):

     o any proposed foreclosure upon or comparable conversion or any other enforcement action under the related loan documents (which may include acquisition of an REO Property) of the ownership of properties securing the related mortgage loan;

     o any proposed modification of a monetary term of the related mortgage loan or forgiveness of interest or principal or acceptance of a discounted payoff, or of any non-monetary term of the related mortgage loan;

     o any proposed sale of the related mortgaged property after it becomes REO Property (other than upon termination of the trust pursuant to the Pooling and Servicing Agreement) or any proposed sale of a defaulted mortgage loan;

     o any determination to bring the related mortgaged property after it becomes REO Property into compliance with environmental laws or to otherwise address hazardous materials located at the related mortgaged property or an REO Property;

     o any approval of the incurrence of additional indebtedness secured the related mortgaged property, if approval is required by the loan documents;

     o any acceptance of substitute or additional collateral for the related mortgage loan (other than in accordance with the terms of the related loan documents) or any release of collateral for the related mortgage loan (other than in accordance with the terms of the loan documents or upon satisfaction of the mortgage loans);

     o any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to the related mortgage loan; and

     o any acceptance of an assumption agreement releasing the related borrower, a guarantor or an indemnitor from liability under the related loan documents.

     Notwithstanding the foregoing, if the applicable master servicer, primary servicer or applicable special servicer, as applicable, determines that immediate action with respect to a waiver of a non-monetary term as described in the second bullet above or any action as described in the fourth bullet above is necessary to protect the interests of the Certificateholders and the holder of the Country Club Mall B Note (as a collective whole), then the applicable master servicer, primary servicer or applicable special servicer, as applicable, may take any such action without waiting for the response of the holder of the Country Club Mall B Note. With respect to the second bullet above, the holder of the Country Club Mall B Note shall have the right to consent or approve any action that relates solely to the holder of the Country Club Mall B Note, provided that such action does not have any economic impact on the Certificateholders.

     Notwithstanding the foregoing, no advice, direction or objection from the holders of the Country Club Mall B Note, as contemplated by the Pooling and Servicing Agreement, may (and the applicable master servicer, primary servicer and applicable special servicer, as applicable, are required to ignore and act without regard to any such advice, direction or objection that the applicable master servicer, primary servicer or applicable special servicer, as applicable, has determined, in its reasonable, good faith judgment, will) require or cause the applicable master servicer or applicable special servicer to violate any provision of the Pooling and Servicing Agreement or the terms of the related loan documents, including the applicable master servicer's, the primary servicer's and applicable special servicer's obligation to act in accordance with the Servicing Standard. The applicable special servicer will not be obligated to seek approval from the holder of the holder of the Country Club Mall B Note as contemplated above, for any actions to be taken by the applicable special servicer if (i) the applicable special servicer has, as described above, notified the holder of the Country Club Mall B Note in writing of various actions that the



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applicable special servicer proposes to take and (ii) for 60 days following the first such notice, the holder of the Country Club Mall B Note has failed to approve all of those proposed actions and has failed to suggest any alternative actions that the applicable special servicer considers to be consistent with the Servicing Standard. The holder of the Country Club Mall B Note may exercise any of its rights under the Pooling and Servicing Agreement, including the provisions described above, through its designated representative.

     Appointment of Special Servicer. In addition, the holder of the Country Club Mall B Note has retained the right in accordance with the related intercreditor agreement to appoint the special servicer of the Country Club Mall A/B Loan and any related REO Property.

     Rights of the 609 Fifth Avenue Mezzanine Lender

     The 609 Fifth Avenue Mezzanine Lender has certain rights under the related mezzanine intercreditor agreement, including, among others, the following:

     o The 609 Fifth Avenue Mezzanine Lender may not foreclose on the collateral for the 609 Fifth Avenue Mezzanine Loan without written confirmation from the Rating Agencies to the effect that such foreclosure will result in the downgrade, withdrawal or qualification of the then-current ratings assigned to the Certificates, unless certain conditions are satisfied including, among other things, (i) the transfer of title to the collateral for the 609 Fifth Avenue Mezzanine Loan is to a qualified transferee, (ii) the mortgaged property is to be managed by a qualified manager after the transfer of title, (iii) upon the request of the lenders under the 609 Fifth Avenue Mortgage Loan and the 609 Fifth Avenue Companion Loan, a hard cash management system, to the extent not previously established, is established, (iv) upon the request of the lenders under the 609 Fifth Avenue Mortgage Loan and the 609 Fifth Avenue Companion Loan, certain reserves for maintenance of the mortgaged property, to the extent not previously established, are established and (v) the transferee of the collateral for 609 Fifth Avenue Mezzanine Loan delivers a new non-consolidation opinion relating to the transferee that is acceptable to the rating agencies.

     o Upon the occurrence of certain events under the 609 Fifth Avenue Mezzanine Loan, the 609 Fifth Avenue Mezzanine Lender will have the right to select a replacement property manager (including any asset manager) or leasing agent for the property securing the 609 Fifth Avenue Mortgage Loan and the 609 Fifth Avenue Companion Loan, which replacement property manager, asset manager and/or leasing agent must be (a) a reputable and experienced nationally-recognized manager of assets similar to the related mortgaged property which similar assets will consist of not less than a specified number of square feet/units or (b) (1) subject to the reasonable approval of the lenders under the 609 Fifth Avenue Mortgage Loan and 609 Fifth Avenue Companion Loan and
          (2) subject to written confirmation from the Rating Agencies to the effect that such replacement property manager will result in the downgrade, withdrawal or qualification of the then-current ratings assigned to the Certificates.

     o The 609 Fifth Avenue Mezzanine Lender has the right to receive notice of any event of default under the 609 Fifth Avenue Mortgage Loan and the right to cure any monetary event of default within a period ending five business days after the later of receipt of such notice or the expiration of borrower's cure period under the related documents; provided, however, that the 609 Fifth Avenue Mezzanine Lender will not have the right to cure with respect to monthly scheduled debt service payments for a period of more than six consecutive months unless the 609 Fifth Avenue Mezzanine Lender has commenced and is continuing to diligently pursue its rights against the collateral for the 609 Fifth Avenue Mezzanine Loan. In addition, if the default is of a non-monetary nature, the 609 Fifth Avenue Mezzanine Lender will have the same period of time as the borrower of the 609 Fifth Avenue Mortgage Loan under the related loan documents to cure such non-monetary default; provided, however, if such non-monetary default is susceptible of cure but cannot reasonably be cured within such period then, subject to certain conditions, the 609 Fifth Avenue Mezzanine Lender will be given an additional period of time as is reasonably necessary in the exercise of due diligence to cure such non-monetary default.

     o In the event that (i) the 609 Fifth Avenue Mortgage Loan and the 609 Fifth Avenue Companion Loan have been accelerated, (ii) any proceeding to foreclose or otherwise enforce the mortgages or other security for the 609 Fifth Avenue Mortgage Loan and the 609 Fifth Avenue Companion Loan has been commenced or (iii) the 609 Fifth Avenue Mortgage Loan and the 609 Fifth Avenue Companion Loan have become


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          specially serviced mortgage loans as a result of an event of default under the 609 Fifth Avenue Mortgage Loan and the 609 Fifth Avenue Companion Loan, the 609 Fifth Avenue Mezzanine Lender has the right to purchase the 609 Fifth Avenue Mortgage Loan and the 609 Fifth Avenue Companion Loan in whole for a price equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon (including, without limitation, any late charges, default interest, exit fees, advances and post-petition interest but excluding any prepayment or yield maintenance fees and in all events any late charges and default interest accruing as against the borrower in respect of any default on account of which the 609 Fifth Avenue Mezzanine Lender has effected a cure), any protective advances made by the mortgagee and any interest charged by the mortgagee on any advances for monthly payments of principal and/or interest on the 609 Fifth Avenue Mortgage Loan and the 609 Fifth Avenue Companion Loan (without duplication of any cure payments made by the 609 Fifth Avenue Mezzanine Lender) and/or on any protective advances. Such purchase option will expire within ten business days following a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure of the 609 Fifth Avenue Mortgage Loan and the 609 Fifth Avenue Companion Loan or the property securing the 609 Fifth Avenue Mortgage Loan and the 609 Fifth Avenue Companion Loan.

     o The 609 Fifth Avenue Mezzanine Loan documents may be modified without the mortgagee's consent, provided that no such modification may adversely affect the interests of the holders of the 609 Fifth Avenue Mortgage Loan and the 609 Fifth Avenue Companion Loan. Notwithstanding the foregoing, in addressing an event of default that has occurred under the 609 Fifth Avenue Mezzanine Loan documents, the 609 Fifth Avenue Mezzanine Lender will be permitted to amend or modify the 609 Fifth Avenue Mezzanine Loan in a manner that increases the interest rate or extends the maturity date of the 609 Fifth Avenue Mezzanine Loan, or cross defaults the 609 Fifth Avenue Mezzanine Loan with other indebtedness without the consent of the 609 Fifth Avenue Mortgage Loan Lender and 609 Fifth Avenue Companion Loan Lender. Additionally, so long as the 609 Fifth Avenue Mortgage Loan and the 609 Fifth Avenue Companion Loan have been paid in full the 609 Fifth Avenue Mezzanine Lender will additionally be permitted to amend or modify the 609 Fifth Avenue Mezzanine Loan in a manner that increases certain monetary obligations.

     Rights of the 840 N. Michigan Mezzanine Lender

     The 840 N. Michigan Mortgage Loan lender and the 840 N. Michigan Mezzanine Lender have entered into an intercreditor agreement. The intercreditor agreement provides that, among other things:

     o The 840 N. Michigan Mezzanine Lender may not foreclose on the 840 N. Michigan Mezzanine Loan collateral without rating agency confirmation unless certain conditions are satisfied including, among other things,
          (i) the transfer of title to the 840 N. Michigan Mezzanine Loan collateral is to a qualified transferee, (ii) the mortgaged property is to be managed by a qualified manager after the transfer of title,
          (iii) a hard cash management system, to the extent not previously established, is established, (iv) certain reserves for maintenance of the mortgaged property, to the extent not previously established, are established and (v) the transferee of the 840 N. Michigan Mezzanine Loan collateral delivers a new non-consolidation opinion relating to the transferee that is acceptable to the rating agencies.

     o The 840 N. Michigan Mezzanine Lender has the right, upon the occurrence of certain circumstances, to terminate the property manager. This right is subject and subordinate to the terms of the 840
          N. Michigan Mortgage Loan documents and may only be exercisable if (i) the 840 N. Michigan Mezzanine Lender is in the process of foreclosing on the 840 N. Michigan Mortgage Loan collateral which would provide the 840 N. Michigan Mezzanine Lender (or the purchaser at the foreclosure sale) with effective direct or indirect control over the 840 N. Michigan Mortgage Loan borrower, (ii) the 840 N. Michigan Mezzanine Lender diligently pursues such foreclosure and (iii) any replacement property manager is reasonably acceptable to holder of the 840 N. Michigan Mortgage Loan.

     o The 840 N. Michigan Mezzanine Lender has the right to receive notice of any event of default under the 840 N. Michigan Mortgage Loan and the right to cure any monetary event of default within a period ending 5 business days after the later of receipt of such notice or the expiration of borrower's cure period under the 840 N. Michigan Mortgage Loan documents; provided, however, that the 840 N. Michigan Mezzanine Lender will not have the right to cure with respect to monthly scheduled debt service payments for a period



                                     S-134
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          of more than 4 consecutive months unless the 840 N. Michigan Mezzanine
          Lender has commenced and is continuing to diligently pursue its rights against the 840 N. Michigan Mezzanine Loan collateral. In addition, if the default is of a non-monetary nature, the 840 N. Michigan Mezzanine Lender will have the same period of time as the borrower of the 840 N. Michigan Mortgage Loan under the 840 N. Michigan Mortgage Loan documents to cure such non-monetary default; provided, however, if such non-monetary default is susceptible of cure but cannot reasonably be cured within such period then, subject to certain conditions, the 840 N. Michigan Mezzanine Lender will be given an additional period of time as is reasonably necessary in the exercise of due diligence to cure such non-monetary default.

     o If (i) an acceleration of the 840 N. Michigan Mortgage Loan has occurred, (ii) certain enforcement actions (described in the 840 N. Michigan Intercreditor Agreement) have been commenced and are continuing under the 840 N. Michigan Mortgage Loan documents or (iii) the 840 N. Michigan Mortgage Loan becomes a Specially Serviced Mortgage Loan, then the 840 N. Michigan Mezzanine Lender has the option of purchasing (in whole, but not in part) the 840 N. Michigan Mortgage Loan from the holder thereof, upon 10 business days prior written notice to the senior lender under the related mezzanine intercreditor agreement. Such purchase option automatically terminates upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure of the 840 N. Michigan Mortgage Loan or related mortgaged property or if the above purchase option ceases to exist. The purchase price will generally equal the outstanding principal balance of the 840 N. Michigan Mortgage Loan, together with all accrued interest and other amounts due thereon (including without limitation any late charges, default interest, exit fees, advances and post-petition interest), any unreimbursed Servicing Advances and any interest thereon or on other Advances relating to the 840 N. Michigan Mortgage Loan and any other additional expenses of the incurred by the senior lender in enforcing the terms of the 840 N. Michigan Mortgage Loan documents.

     o The 840 N. Michigan Mezzanine Loan documents may be modified without the 840 N. Michigan Mortgage Loan lender's consent, provided that no such modification may adversely affect the interests of the holder of the 840 N. Michigan Mortgage Loan lender. Notwithstanding the foregoing, in addressing an event of default that has occurred under the 840 N. Michigan Mezzanine Loan documents, the 840 N. Michigan Mezzanine Lender will be permitted to amend or modify the 840 N. Michigan Mezzanine Loan in a manner that increases the interest rate or extends the maturity date of the 840 N. Michigan Mezzanine Loan, or cross defaults the 840 N. Michigan Mezzanine Loan with other indebtedness without the consent of the 840 N. Michigan Mortgage Loan lender.

     Successor Servicing Agreements

     Generally, if any Non-Trust Serviced Companion Loan that is currently an asset of the trust established by the applicable Other Pooling and Servicing Agreement no longer is subject to such Other Pooling and Servicing Agreement, then the related Non-Trust Serviced Pari Passu Loan, as applicable, will be serviced and administered under one or more new servicing agreements (collectively, a "Successor Servicing Agreement") entered into with the related Other Master Servicer and, if applicable, the related Other Special Servicer on terms substantially similar to those in such Other Pooling and Servicing Agreement, unless such Other Master Servicer, such Other Special Servicer and the holders of the Non-Trust Serviced Loan Pair otherwise agree. Entry into any Successor Servicing Agreement is conditioned upon receipt from the rating agencies rating the Series 2003-IQ6 Certificates, the certificates issued pursuant to the applicable Other Pooling and Servicing Agreement and any other certificates evidencing a direct beneficial ownership interest in the applicable Non-Trust Serviced Loan Pair of a written confirmation that entering into that agreement would not result in the withdrawal, downgrade, or qualification, as applicable, of the then-current ratings assigned by the rating agencies to any class of those certificates.

THE MASTER SERVICERS

     Master Servicers

     Wells Fargo Bank, National Association ("Wells Fargo") will be responsible for servicing the mortgage loans (other than the Non-Trust Serviced Pari Passu Loans and other than the NCB, FSB Mortgage Loans) and the Serviced Companion Loans pursuant to the Pooling and Servicing Agreement. Wells Fargo provides a full range of banking services to individual, agribusiness, real estate, commercial and small business customers. Wells Fargo is an affiliate of Wells Fargo Bank Minnesota, N.A., the paying agent and certificate registrar.

                                     S-135
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     Wells Fargo's principal servicing offices are located at 45 Fremont Street,
2nd Floor, San Francisco, California 94105. As of September 30, 2003, Wells
Fargo was responsible for servicing approximately 6,007 commercial and multifamily mortgage loans, totaling approximately $38.52 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions. Wells Fargo & Company is the holding company for Wells Fargo. Wells Fargo & Company files reports with the Securities and
Exchange Commission that are required under the Securities Exchange Act of 1934. Such reports include information regarding Wells Fargo and may be obtained at the website maintained by the Securities and Exchange Commission at http://www.sec.gov.

     The information set forth herein concerning Wells Fargo, as master servicer, has been provided by it. Accordingly, neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of such information.

     NCB, FSB will be responsible for servicing the NCB, FSB Mortgage Loans pursuant to the Pooling and Servicing Agreement.

     NCB, FSB is a federal savings bank chartered by the Office of Thrift Supervision of the U.S. Department of the Treasury. It is one of the master servicers and is a wholly-owned subsidiary of National Consumer Cooperative Bank, one of the special servicers. NCB, FSB maintains an office at 1725 Eye Street, N.W., Washington, D.C. 20006.

     As of October 31, 2003, NCB, FSB was servicing a portfolio with a total principal balance of approximately $3.2 billion, most of which are commercial and residential cooperative real estate assets. Included in this serviced portfolio are $2.8 billion of commercial and residential cooperative real estate assets representing 23 securitization transactions.

     The information set forth herein concerning NCB, FSB has been provided by it. Accordingly, neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of such information.

     Master Servicer Compensation

     Each master servicer will be entitled to a Master Servicing Fee equal to the Master Servicing Fee Rate applied to the outstanding Scheduled Principal Balance of the mortgage loans and Serviced Companion Loans for which it is acting as master servicer, including REO Properties. Each master servicer will be entitled to retain as additional servicing compensation all investment income earned on amounts on deposit in their Certificate Account and interest on escrow accounts if permitted by the related loan documents and applicable law, and other fees payable in connection with the servicing of the mortgage loans and Serviced Companion Loans to the extent provided in the Pooling and Servicing Agreement.

     The related Master Servicing Fee for each master servicer will be reduced, on each Distribution Date by the amount, if any, of a Compensating Interest Payment required to be made by such master servicer on such Distribution Date. Any Net Aggregate Prepayment Interest Shortfall will be allocated as presented under "Description of the Offered Certificates--Distributions--Prepayment Interest Shortfalls and Prepayment Interest Excesses" in this prospectus supplement. If Prepayment Interest Excesses for all mortgage loans and Serviced Companion Loans serviced by a master servicer (including Specially Serviced Mortgage Loans) exceed Prepayment Interest Shortfalls for such mortgage loans and Serviced Companion Loans as of any Distribution Date, such excess amount will be payable to the master servicer as additional servicing compensation.

     In addition, the master servicer will be entitled to 50% of all assumption fees received in connection with any mortgage loans which are not Specially Serviced Mortgage Loans (unless, in certain circumstances, special servicer consent was not required in connection with the assumption in which event the master servicer will be entitled to 100% of assumption fees with respect thereto). The special servicer will generally be entitled to approve assumptions.

     In the event that either master servicer resigns or is no longer master servicer for any reason, such master servicer will continue to have the right to receive the Excess Servicing Fee with respect to the mortgage loans serviced by such master servicer. Any successor servicer will receive the Master Servicing Fee as compensation.

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

EVENTS OF DEFAULT

     If an Event of Default described under the third, fourth, eighth or ninth bullet under the definition of "Event of Default" under the "Glossary of Terms" has occurred, the obligations and responsibilities of such master servicer under the Pooling and Servicing Agreement will terminate on the date which is 60 days following the date on which the trustee or Morgan Stanley Capital I Inc. gives written notice to such master servicer that it is terminated. If an event of default described under the first, second, fifth, sixth or seventh bullet under the definition of "Event of Default" under the "Glossary of Terms" has occurred, the obligations and responsibilities of such master servicer under the Pooling and Servicing Agreement will terminate, immediately upon the date which the trustee or Morgan Stanley Capital I Inc. give written notice to such master servicer that it is terminated. After any Event of Default, the trustee may elect to terminate such master servicer by providing such notice, and shall provide such notice if holders of certificates representing more than 25% of the Certificate Balance of all certificates so direct the trustee.

     Upon such termination, all authority, power and rights of such master servicer under the Pooling and Servicing Agreement, whether with respect to the mortgage loans or otherwise, shall terminate except for any rights related to indemnification, unpaid servicing compensation or unreimbursed Advances and related interest or its portion of the Excess Servicing Fee, provided that in no event shall the termination of a master servicer be effective until a successor servicer shall have succeeded a master servicer as successor servicer, subject to approval by the Rating Agencies, notified the applicable master servicer of such designation, and such successor servicer shall have assumed the applicable master servicer's obligations and responsibilities with respect to the mortgage loans as set forth in the Pooling and Servicing Agreement. The trustee may not succeed a master servicer as servicer until and unless it has satisfied the provisions specified in the Pooling and Servicing Agreement. However, if a master servicer is terminated as a result of an Event of Default described under the fifth, sixth or seventh bullet under the definition of "Event of Default" under the "Glossary of Terms," the trustee shall act as successor servicer immediately and shall use commercially reasonable efforts to either satisfy the conditions specified in the Pooling and Servicing Agreement or transfer the duties of such master servicer to a successor servicer who has satisfied such conditions.

     However, if either master servicer is terminated solely due to an Event of Default described in the eighth or ninth bullet of the definition of Event of Default, and prior to being replaced as described in the previous paragraph such master servicer as a terminated master servicer provides the trustee with the appropriate "request for proposal" material and the names of potential bidders, the trustee will solicit good faith bids for such master servicer's rights to master service mortgage loans in accordance with the Pooling and Servicing Agreement (which rights will be subject to the continuation of the respective Primary Servicers as Primary Services in the absence of a primary servicing event of default by the respective Primary Servicer). The trustee will have thirty days to sell those rights and obligations to a successor servicer that meets the requirements of a master servicer under the Pooling and Servicing Agreement, provided that the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates. The termination of such master servicer as a master servicer will be effective when such servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer's master servicing obligations and responsibilities under the Pooling and Servicing Agreement. If a successor is not appointed within thirty days, such master servicer will be replaced by the trustee as described in the previous paragraph.

THE SPECIAL SERVICERS

     Special Servicers

     ARCap Servicing, Inc. will initially be appointed as general special servicer of the mortgage loans in the trust fund (other than Non-Trust Serviced Pari Passu Loans and other than the residential cooperative mortgage loans), the Serviced Companion Loans and any related foreclosure properties. The special servicer is a wholly owned subsidiary of ARCap REIT, Inc., headquartered in Irving, Texas, and an affiliate of ARCap CMBS Fund REIT, Inc., the entity which is anticipated to be the initial Operating Adviser.

     ARCap Servicing Inc., a Delaware corporation, has its principal place of business at 5605 N. MacArthur Blvd., Suite 950, Dallas, Texas 75038. As of October 31, 2003, ARCap Servicing, Inc. was named the special servicer on 31 CMBS transactions encompassing 5,268 loans with a legal balance of $33.68 billion. The portfolios include office, retail, multifamily, hospitality, industrial and other types of income producing properties in the United States, Canada and Puerto Rico.

     The information set forth herein concerning ARCap Servicing Inc., as general special servicer, has been provided by it, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of such information.

     National Consumer Cooperative Bank will act as special servicer of the residential cooperative mortgage loans in the trust fund and any related foreclosure properties. National Consumer Cooperative Bank was chartered by an act of Congress in 1978 for the purpose of providing loans and other financial services to cooperatively owned and organized corporations throughout the United States. By Congressional amendments in 1981, National Consumer Cooperative Bank was converted to a private institution owned by its member cooperative customers, including certain of the borrowers. It wholly owns NCB, FSB, one of the master servicers. Its servicing offices are located at 1725 Eye Street, N.W., Washington, D.C. 20006.

     National Consumer Cooperative Bank and its subsidiaries and affiliates, NCB Capital Corporation, NCB Business Credit Corporation, NCB Financial Corporation, NCB Investment Advisors, Inc., NCB Insurance Brokers Inc. and NCB, FSB, provide a wide range of financial services to cooperatives, including commercial loans, real estate loans, vehicle and equipment leasing, financial advisory services relating to private debt placements and other financial products.

     As of October 31, 2003, National Consumer Cooperative Bank and its affiliates were servicing a portfolio with a total principal balance of approximately $3.2 billion, most of which are commercial and residential cooperative real estate assets. Included in this serviced portfolio are $2.8 billion of commercial and residential cooperative real estate assets representing 23 securitization transactions, for which National Consumer Cooperative Bank or an affiliate is master servicer and/or special servicer.

     The information set forth herein concerning National Consumer Cooperative Bank has been provided by it, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of such information.

     Special Servicer Compensation

     Each special servicer will be entitled to receive:

     o    a Special Servicing Fee;

     o    a Workout Fee; and

     o    a Liquidation Fee.

     The Workout Fee with respect to any Rehabilitated Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related mortgaged property becomes an REO Property; otherwise such fee is paid until the maturity of such mortgage loan. If a special servicer is terminated or resigns for any reason, it will retain the right to receive any Workout Fees payable on mortgage loans that became Rehabilitated Mortgage Loans while it acted as special servicer and remained Rehabilitated Mortgage Loans at the time of such termination or resignation, as well as certain mortgage loans that became Rehabilitated Mortgage Loans within three months following such termination or resignation, until such mortgage loan becomes a Specially Serviced Mortgage Loan or if the related mortgaged property becomes an REO Property. The successor special servicer will not be entitled to any portion of such Workout Fees.

     Each special servicer is also permitted to retain, in general, assumption fees, modification fees, default interest and extension fees collected on Specially Serviced Mortgage Loans for which it is acting as special servicer, certain borrower-paid fees, investment income earned on amounts on deposit in any accounts maintained for REO Property collections, and other charges specified in the Pooling and Servicing Agreement. The Special Servicing Fee, the Liquidation Fee and the Workout Fee will be obligations of the trust and will represent Expense Losses. The Special Servicer Compensation will be payable in addition to the Master Servicing Fee payable to each master servicer.

     In addition, each special servicer will be entitled to all assumption fees received in connection with any Specially Serviced Mortgage Loans for which it is acting as special servicer and 50% of all assumption fees received in connection with any mortgage loans which are not Specially Serviced Mortgage Loans, for which it is acting as special servicer (unless, in certain circumstances, special servicer consent was not required in connection with the assumption in which event the special servicer will not be entitled to assumption fees with respect thereto). Each special servicer will generally be entitled to approve assumptions with respect to the mortgage loans for which it is acting as special servicer.

     As described in this prospectus supplement under "--The Operating Adviser," the Operating Adviser will have the right to receive notification of certain actions of each special servicer and the right to consent to certain other actions of the special servicer, in each case, subject to the limitations described in this prospectus supplement.

     If a Non-Trust Serviced Pari Passu Loan becomes specially serviced under the related Other Pooling and Servicing Agreement, the Other Special Servicer will be entitled to similar compensation pursuant to such Other Pooling and Servicing Agreement. If funds received in respect of a Non-Trust Serviced Loan Pair are insufficient to pay such compensation to the Other Special Servicer, a pro rata portion of such amounts will be withdrawn from general collections in the Certificate Account. The special servicer is not entitled to the foregoing fees with respect to any Non-Trust Serviced Pari Passu Loans.

     Termination of Special Servicer

     The trustee may terminate a special servicer upon a Special Servicer Event of Default. However, if the special servicer is terminated solely due to a Special Servicer Event of Default described in the eighth or ninth bullet of the definition of Special Servicer Event of Default, and prior to being replaced the terminated special servicer provides the trustee with the appropriate request for proposal material and the names of potential bidders, the trustee will solicit good faith bids for the rights to specially service the mortgage loans in accordance with the Pooling and Servicing Agreement. The trustee will have thirty days to transfer the rights and obligations of the special servicer under the Pooling and Servicing Agreement to a successor special servicer that meets the requirements of a special servicer under the Pooling and Servicing Agreement, provided that the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates. The trustee is required to obtain the prior written consent of the Operating Adviser in connection with such transfer of servicing rights. The termination of a special servicer will be effective when a successor special servicer meeting the requirements of the special servicer under the Pooling and Servicing Agreement has succeeded such special servicer as successor special servicer and such successor special servicer has assumed the applicable special servicer's obligations and responsibilities with respect to the applicable mortgage loans, as set forth in an agreement substantially in the form of the Pooling and Servicing Agreement. If a successor special servicer is not appointed within thirty days, the special servicer will be replaced by the trustee.

     In addition to the termination of a special servicer upon a Special Servicer Event of Default, upon the direction of the Operating Adviser, subject to the satisfaction of certain conditions, the trustee will remove a special servicer from its duties as special servicer at any time upon the appointment and acceptance of such appointment by a successor special servicer appointed by the Operating Adviser; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each Rating Agency to the effect that such appointment would not result in a downgrade, qualification or withdrawal in any rating then assigned to any class of certificates.

THE OPERATING ADVISER

     An Operating Adviser appointed by the holders of a majority of the Controlling Class will have the right (except with respect to the Non-Trust Serviced Pari Passu Loans) to receive notification from each of the special servicers in regard to certain actions and to advise each special servicer with respect to the following actions, and neither special servicer will be permitted to take any of the following actions as to which the Operating Adviser has objected in writing (i) within five business days of receiving notice in respect of actions relating to non-Specially Serviced Mortgage Loans (which five business day period shall run concurrently with the time periods set forth in the primary servicing agreement with respect to such actions) and (ii) within ten business days of receiving notice in respect of actions relating to Specially Serviced Mortgage Loans and having been provided with all reasonably requested information with respect thereto (it being understood and agreed that if such written objection has not been received by the special servicer within such five business day or ten business day period, as applicable, then the Operating

Adviser's approval will be deemed to have been given). The special servicer will be required to notify the Operating Adviser of, among other things:

     o any proposed modification of a Money Term of a mortgage loan other than an extension of the original maturity date for 2 years or less;

     o any proposed sale of a Specially Serviced Mortgage Loan, other than in connection with the termination of the trust as described in this prospectus supplement under "Description of the Offered
          Certificates--Optional Termination";

     o any determination to bring an REO Property into compliance with applicable environmental laws;

     o any acceptance of substitute or additional collateral for a mortgage loan (except with respect to a defeasance);

     o any waiver or consent to waiver of a "due on sale" or "due on encumbrance" clause (except with respect to subordinate debt with respect to the mortgage loans secured by residential cooperative properties, as permitted pursuant to the terms of the Pooling and Servicing Agreement);

     o    any acceptance of an assumption agreement;

     o any release of collateral for a Specially Serviced Mortgage Loan (other than in accordance with the terms of, or upon satisfaction of, such mortgage loan);

     o any franchise changes or certain management company changes to which the special servicer is required to consent (other than with respect to a residential cooperative mortgage loan);

     o certain releases of escrow accounts, reserve accounts or letters of credit.

     o any actual or proposed foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default; and

     o    any acceptance of a discounted payoff.

     Notwithstanding the foregoing, the Operative Adviser shall not be entitled to the consultation rights described above in respect of any non-Specially Serviced Mortgage Loan that has an unpaid principal balance of less than $2,500,000.

     In addition, subject to the satisfaction of certain conditions, the Operating Adviser will have the right to direct the trustee to remove the special servicer at any time, with or without cause, upon the appointment and acceptance of such appointment by a successor special servicer appointed by the Operating Adviser; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each Rating Agency to the effect that such appointment would not result in a downgrade or withdrawal in any rating then assigned to any class of certificates. The Operating Adviser shall pay costs and expenses incurred in connection with the removal and appointment of a special servicer (unless such removal is based on certain events or circumstances specified in the Pooling and Servicing Agreement).

     At any time, the holders of a majority of the Controlling Class may direct the paying agent in writing to hold an election for an Operating Adviser, which election will be held commencing as soon as practicable thereafter.

     The Operating Adviser will be responsible for its own expenses.

     In the case of the Country Club Mall A/B Loan, all rights of the Operating Adviser will initially be exercised by the holder of the related B Note. See "--Servicing of Certain Mortgage Loans with Other Financing--Rights of the Holder of the Country Club Mall B Note" above.

     The Operating Adviser will not be entitled to exercise of the rights set forth above with respect to any Non-Trust Serviced Pari Passu Loan. Similar rights will be exercised by the operating adviser or similar person appointed by the related controlling class under the related Other Pooling and Servicing Agreement; provided, however, that with respect to the 3 Times Square A/B Loan, such rights will be initially exercised by the holder of the related B Note, and then by the controlling class under the 2003-PWR2 Pooling and Servicing Agreement. See "Servicing of the Mortgage Loans--Servicing of Certain Mortgage Loans with Other Financing--Rights of the Holder of the 3 Times Square B Note" in this prospectus supplement. The Operating Adviser will not have any rights under any Other Pooling and Servicing Agreement.

     Notwithstanding the foregoing, in the event that no Operating Adviser has been appointed, or no Operating Adviser has been identified to the master servicers or special servicers, as applicable, then the master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Operating Adviser.

MORTGAGE LOAN MODIFICATIONS

     Subject to any restrictions applicable to REMICs, and to limitations imposed by the Pooling and Servicing Agreement, each master servicer may amend any term (other than a Money Term) of a mortgage loan (other than a Non-Trust Serviced Pari Passu Loan) that is not a Specially Serviced Mortgage Loan and may extend the maturity date of any Balloon Loan, other than a Specially Serviced Mortgage Loan, to a date not more than 90 days beyond the original maturity date.

     Subject to any restrictions applicable to REMICs, each special servicer will be permitted to enter into a modification, waiver or amendment of the terms of any Specially Serviced Mortgage Loan for which it is acting as special servicer, including any modification, waiver or amendment to:

     o reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge;

     o reduce the amount of the Scheduled Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related mortgage rate;

     o forbear in the enforcement of any right granted under any mortgage note or mortgage relating to a Specially Serviced Mortgage Loan;

     o    extend the maturity date of any Specially Serviced Mortgage Loan;
          and/or

     o    accept a Principal Prepayment during any Lockout Period;

provided in each case that (1) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the related special servicer, such default is reasonably foreseeable and (2) in the reasonable judgment of such special servicer, such modification, waiver or amendment would increase the recovery to the Certificateholders (or if the related mortgage loan is part of a Serviced Loan Pair, increase the recovery to the Certificateholders and the holder of the related Serviced Companion Loan, as a collective whole) on a net present value basis, as demonstrated in writing by the special servicer to the trustee and the paying agent.

     In no event, however, will a special servicer be permitted to:

     o extend the maturity date of a Specially Serviced Mortgage Loan beyond a date that is 2 years prior to the Rated Final Distribution Date; or

     o if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the maturity date of such Specially Serviced Mortgage Loan unless such special servicer gives due consideration to the remaining term of such ground lease.

     Modifications that forgive principal or interest (other than default interest) of a mortgage loan will result in Realized Losses on such mortgage loan and such Realized Losses will be allocated among the various classes of certificates in the manner described under "Description of the Offered Certificates--Distributions--Subordination; Allocation of Losses and Certain Expenses" in this prospectus supplement.

     The modification of a mortgage loan may tend to reduce prepayments by avoiding liquidations and therefore may extend the weighted average life of the certificates beyond that which might otherwise be the case. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement.

     Modifications with respect to any Non-Trust Serviced Pari Passu Loans will be made subject to and in accordance with the terms of the applicable Other Pooling and Servicing Agreement.

SALE OF DEFAULTED MORTGAGE LOANS

     The Pooling and Servicing Agreement grants to each of (a) the holder of certificates representing the greatest percentage interest in the Controlling Class (or solely with respect to the residential cooperative mortgage loans and the Country Club Mall Loan, the applicable mortgage loan seller), (b) any seller with respect to each mortgage loan it sold (or solely, with respect to each residential cooperative mortgage loan, the holder of certificates representing the greatest percentage interest in the Controlling Class) and (c) the special servicer (with respect to its mortgage loans), in that order, an option (the "Option") to purchase from the trust any defaulted mortgage loan that is at least 60 days delinquent as to any monthly debt service payment (or is at least 90 days delinquent as to its Balloon Payment). The "Option Purchase Price" for a defaulted mortgage loan will equal the fair value of such mortgage loan, as determined by the applicable special servicer. Such special servicer is required to recalculate the fair value of such defaulted mortgage loan if there has been a material change in circumstances or such Special Servicer has received new information that has a material effect on value (or otherwise if the time since the last valuation exceeds 60 days). If the Option is exercised by either of the special servicers or the holder of certificates representing the greatest percentage interest in the Controlling Class or any of their affiliates then, prior to the exercise of the Option, the trustee will be required to verify, in accordance with the Pooling and Servicing Agreement, that the Option Purchase Price is a fair price. The reasonable, out of pocket expenses of such special servicer incurred in connection with any such determination of the fair value of a mortgage loan shall be payable and reimbursed to such special servicer as an expense of the trust.

     The Option is assignable to a third party by the holder thereof, and upon such assignment such third party shall have all of the rights granted to the original holder of such Option. The Option will automatically terminate, and will not be exercisable, if the mortgage loan to which it relates is no longer delinquent, because the defaulted mortgage loan has (i) become a Rehabilitated Mortgage Loan, (ii) been subject to a work-out arrangement, (iii) been foreclosed upon or otherwise resolved (including by a full or discounted pay-off), (iv) been purchased by the related seller pursuant to the Pooling and Servicing Agreement or (v) has been purchased by the holder of the related B Note or the holder of any related mezzanine debt, in each case pursuant to the related intercreditor agreement.

     Notwithstanding the foregoing, the Option will not apply to any Non-Trust Serviced Pari Passu Loan. However, each Other Pooling and Servicing Agreement provides for a comparable fair value call option for the related Non-Trust Serviced Companion Loan. Any party exercising such right to purchase such Non-Trust Serviced Companion Loan is required to purchase the related Non-Trust Serviced Pari Passu Loan from the trust. In addition, the Option is subject to the rights of each of the holders of a B Note, with respect to the related mortgage loan, and the rights of each of the holders of the mezzanine debt, with respect to the 609 Fifth Avenue Pari Passu Loan, and the 840 N. Michigan Mortgage Loan, to purchase such mortgage loan. See "--Servicing of Certain Mortgage Loans with Other Financing--Rights of the Holder of the 3 Times Square B Note," "--Rights of the Holder of the Country Club Mall B Note," "--Rights of the 609 Fifth Avenue Mezzanine Lender" and "--Rights of the 840 N. Michigan Mezzanine Lender" above.

FORECLOSURES

     Each special servicer may at any time, with respect to mortgage loans for which it is acting as special servicer, with notification to (and consent from) the Operating Adviser and in accordance with the Pooling and Servicing Agreement, institute foreclosure proceedings, exercise any power of sale contained in any mortgage, accept a deed in lieu of foreclosure or otherwise acquire title to a mortgaged property by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on the related mortgage loan has occurred but subject, in all cases, to limitations concerning environmental matters and, in specified situations, the receipt of an opinion of counsel relating to REMIC requirements; provided, however, with respect to the mortgaged property of a Non-Trust Serviced Pari Passu Loan, all such actions shall be taken by the related Other Special Servicer in accordance with the applicable Other Pooling and Servicing Agreement.

     If any mortgaged property (other than the mortgaged property of a Non-Trust Serviced Pari Passu Loan) is acquired as described in the preceding paragraph, the applicable special servicer is required to use reasonable efforts to sell the REO Property as soon as practicable consistent with the requirement to maximize proceeds for all certificateholders (and with respect to any Serviced Companion Loan, for the holder thereof) but in no event later than 3 years after the end of the year in which it was acquired (as such period may be extended by an application to the Internal Revenue Service or following receipt of an opinion of counsel that such extension will not result in the failure of such mortgaged property to qualify as "foreclosure property" under the REMIC provisions of the Code), or any applicable extension period, unless such special servicer has obtained an extension from the Internal Revenue Service or has previously delivered to the trustee an opinion of counsel to the effect that the holding of the REO Property by the trust subsequent to 3 years after the end of the year in which it was acquired, or to the expiration of such extension period, will not result in the failure of such REO Property to qualify as "foreclosure property" under the REMIC provisions of the Code. In addition, each special servicer is required to use its best efforts to sell any REO Property prior to the Rated Final Distribution Date.

     If the trust acquires a mortgaged property by foreclosure or deed-in-lieu of foreclosure upon a default of a mortgage loan (other than the mortgaged property of a Non-Trust Serviced Pari Passu Loan), the Pooling and Servicing Agreement provides that the applicable special servicer, on behalf of the trustee, must administer such mortgaged property so that it qualifies at all times as "foreclosure property" within the meaning of Code Section 860G(a)(8). The Pooling and Servicing Agreement also requires that any such mortgaged property be managed and operated by an "independent contractor," within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such mortgaged property. Generally, REMIC I will not be taxable on income received with respect to its allocable share of a mortgaged property to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder. "Rents from real property" do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the mortgaged properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the mortgaged properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a mortgaged property owned by a trust, would not constitute "rents from real property," or that all of the rental income would not so qualify if the non-customary services are not provided by an independent contractor or a separate charge is not stated. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a mortgaged property allocable to REMIC I, including but not limited to a hotel or healthcare business, will not constitute "rents from real property." Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to REMIC I at the highest marginal federal corporate rate--currently 35%--and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the Net REO Proceeds available for distribution to holders of certificates. Under the Pooling and Servicing Agreement, the special servicer, with respect to its mortgage loans, is required to determine whether the earning of such income taxable to REMIC I would result in a greater recovery to the Certificateholders on a net after-tax basis than a different method of operation of such property. Prospective investors are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following discussion, when read in conjunction with the discussion of "Federal Income Tax Consequences" in the prospectus, describes the material federal income tax considerations for investors in the offered certificates. However, these two discussions do not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules, and do not address state and local tax considerations. Prospective purchasers should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the offered certificates.

GENERAL

     For United States federal income tax purposes, three separate REMIC elections will be made with respect to designated portions of the trust (REMIC I, REMIC II and REMIC III) other than that portion of the trust consisting of the rights to Excess Interest and the Excess Interest Sub-account (the "Excess Interest Grantor Trust"). See "Federal Income Tax Consequences--REMICs--Tiered REMIC Structures" in the prospectus. Upon the issuance of the offered certificates, Cadwalader, Wickersham & Taft LLP, counsel to Morgan Stanley Capital I Inc., will deliver its opinion generally to the effect that, assuming:

     o    the making of proper elections;

     o the accuracy of all representations made with respect to the mortgage loans;

     o ongoing compliance with all provisions of the Pooling and Servicing Agreement and other related documents and no amendments thereof;

     o the Other Pooling and Servicing Agreement related to each Non-Trust Serviced Pari Passu Loan is administered in accordance with its terms and the REMICs formed thereunder continue to be treated as REMICs; and

     o compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury Regulations adopted thereunder;

for federal income tax purposes, (1) each of REMIC I, REMIC II and REMIC III will qualify as a REMIC under the Code; (2) the Residual Certificates will represent three separate classes of REMIC residual interests evidencing the sole class of "residual interests" in REMIC I in the case of the Class R-I Certificates, the sole class of "residual interests" in REMIC II, in the case of the Class R-II Certificates and the sole class of "residual interests" in REMIC III, in the case of the Class R-III Certificates; (3) the REMIC Regular Certificates will evidence the "regular interests" in, and will be treated as debt instruments of, REMIC III; (4) the Excess Interest Grantor Trust will be treated as a grantor trust for federal income tax purposes; and (5) the Class EI Certificates will represent beneficial ownership of the assets of the grantor trust.

     The offered certificates will be REMIC Regular Certificates issued by REMIC
III. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the prospectus for a discussion of the principal federal income tax consequences of the purchase, ownership and disposition of the offered certificates.

     The offered certificates will be "real estate assets" within the meaning of
Section 856(c)(4)(A) and 856(c)(5)(B) of the Code for a real estate investment trust in the same proportion that the assets in the related REMIC would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Code. However, if 95% or more of the related REMIC's assets are real estate assets within the meaning of Section 856(c)(5)(B), then the entire offered certificates shall be treated as real estate assets and all interest from the offered certificates shall be treated as interest described in Section 856(c)(3)(B).

     Moreover, the offered certificates will be "qualified mortgages" under
Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein. Offered certificates also will qualify for treatment as "permitted assets," within the meaning of
Section 860L(c)(1)(G) of the Code, of a "financial asset securitization investment trust," and those offered certificates held by certain financial institutions will constitute "evidence of indebtedness" within the meaning of
Section 582(c)(1) of the Code.

     The offered certificates will be treated as assets described in Section 7701(a)(19)(C)(xi) of the Code for a domestic building and loan association generally only in the proportion which the related REMIC's assets consist of loans secured by an interest in real property which is residential real property or other property described in Section 7701(a)(19)(C) of the Code (initially 28.2% of the Initial Pool Balance). However, if 95% or more of the related REMIC's assets are assets described in 7701(a)(19)(C), then the entire offered certificates shall be treated as qualified property under 7701(a)(19)(C).

     A mortgage loan that has been defeased with United States Treasury obligations will not qualify for the foregoing treatments under Sections 856(c)(4)(A), 856(c)(5)(B), 856(c)(3)(B) and 7701(a)(19)(C) of the Code.

ORIGINAL ISSUE DISCOUNT AND PREMIUM

     It is anticipated that the offered certificates will not be treated as having been issued with original issue discount for federal income tax reporting purposes. Moreover, it is anticipated that the offered certificates will be issued at a premium. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, market discount and amortizable bond premium for federal income tax purposes will be a 0% CPR, as described in the prospectus, applied to each mortgage loan, other than an ARD Loan, until its maturity. In addition, for purposes of calculating OID, each of the ARD Loans is assumed to prepay in full on such mortgage loan's Anticipated Repayment Date. For a description of CPR, see "Yield, Prepayment and Maturity Considerations" in this prospectus supplement. However, we make no representation that the mortgage loans will not prepay during any such period or that they will prepay at any particular rate before or during any such period.

     The IRS has issued OID Regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount and Premium" in the prospectus. Purchasers of the offered certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address all of the issues relevant to accrual of original issue discount on prepayable securities such as the offered certificates.

     Final regulations on the amortization of bond premium (a) do not apply to regular interests in a REMIC such as the offered certificates and (b) state that they are intended to create no inference concerning the amortization of premium of such instruments. Holders of each such class of certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the prospectus. To the extent that any offered certificate is purchased in this offering or in the secondary market at not more than a de minimis discount, as defined in the prospectus, a holder who receives a payment that is included in the stated redemption price at maturity, generally the principal amount of such certificate, will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the offered certificate. Such allocable portion of the holder's adjusted basis will be based upon the proportion that such payment of stated redemption price bears to the total remaining stated redemption price at maturity, immediately before such payment is made, of such certificate. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount and Premium" and "--Sale, Exchange or Redemption" in the prospectus.

     Prepayment Premiums or Yield Maintenance Charges actually collected on the mortgage loans will be distributed to the holders of each class of certificates entitled thereto as described under "Description of the Offered Certificates--Distributions--Distributions of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement. It is not entirely clear under the Code when the amount of a Prepayment Premium or Yield Maintenance Charge should be taxed to the holders of a class of certificates entitled to a Prepayment Premium or Yield Maintenance Charge. For federal income tax information reporting purposes, Prepayment Premiums or Yield Maintenance Charges will be treated as income to the holders of a class of certificates entitled to Prepayment Premiums or Yield Maintenance Charges only after a master servicer's actual receipt of a Prepayment Premium or a Yield Maintenance Charge to which the holders of such class of certificates is entitled under the terms of the Pooling and Servicing Agreement, rather than including projected Prepayment Premiums or Yield Maintenance Charges in the determination of a Certificateholder's projected constant yield to maturity. However, the timing and characterization of such income as ordinary income or capital gain is not entirely clear and the Certificateholders should consult their tax advisors concerning the treatment of Prepayment Premiums or Yield Maintenance Charges.

ADDITIONAL CONSIDERATIONS

     Each special servicer is authorized, when doing so is consistent with maximizing the trust's net after-tax proceeds from an REO Property, to incur taxes on the trust in connection with the operation of such REO Property. Any such taxes imposed on the trust would reduce the amount distributable to the Certificateholders. See "Servicing of the Mortgage Loans--Foreclosures" in this prospectus supplement.

     Federal income tax information reporting duties with respect to the offered certificates and REMIC I, REMIC II and REMIC III will be the obligation of the paying agent, and not of any master servicer.

     For further information regarding the United States federal income tax consequences of investing in the offered certificates, see "Federal Income Tax Consequences--REMICs" and "State Tax Considerations" in the prospectus.

                   CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

     The following discussion summarizes certain legal aspects of mortgage loans secured by real property in New York (approximately 39.1% of the Initial Pool Balance) which are general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

NEW YORK

     New York law requires a mortgagee to elect either a foreclosure action or a personal action against the borrower, and to exhaust the security under the mortgage, or exhaust its personal remedies against the borrower, before it may bring the other such action. The practical effect of the election requirement is that lenders will usually proceed first against the security rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale.

                          CERTAIN ERISA CONSIDERATIONS

     ERISA and the Code impose restrictions on Plans that are subject to ERISA and/or Section 4975 of the Code and on persons that are Parties in Interest with respect to such Plans. ERISA also imposes duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and Parties in Interest with respect to such Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan. Governmental plans (as defined in Section 3(32) of ERISA) are not subject to the restrictions of ERISA and the Code. However, such plans may be subject to similar provisions of applicable federal, state or local law.

PLAN ASSETS

     Neither ERISA nor the Code defines the term "plan assets." However, the U.S. Department of Labor ("DOL") has issued a final regulation (29 C.F.R.
Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan. The DOL Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for certain purposes, including the prohibited transaction provisions of ERISA and Section 4975 of the Code, to be assets of the investing Plan unless certain exceptions apply. Under the terms of the regulation, if the assets of the trust were deemed to constitute Plan assets by reason of a Plan's investment in certificates, such Plan asset would include an undivided interest in the mortgage loans and any other assets of the trust. If the mortgage loans or other trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a "fiduciary" with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to the mortgage loans and other trust assets.

     Affiliates of Morgan Stanley Capital I Inc., the Underwriters, the master servicers, the special servicers and certain of their respective affiliates might be considered or might become fiduciaries or other Parties in Interest with respect to investing Plans. Moreover, the trustee, the paying agent, the fiscal agent, the master servicers, the special servicers, the Operating Adviser, any insurer, primary insurer or any other issuer of a credit support instrument relating to the primary assets in the trust or certain of their respective affiliates might be considered fiduciaries or other Parties in Interest with respect to investing Plans. In the absence of an applicable exemption, "prohibited transactions"--within the meaning of ERISA and Section 4975 of the Code--could arise if certificates were acquired by, or with "plan assets" of, a Plan with respect to which any such person is a Party in Interest.

     In addition, an insurance company proposing to acquire or hold the offered certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Code under John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section 401(c) of ERISA, as added by the Small Business Job Protection Act of 1996, Public Law No. 104-188, and subsequent DOL and judicial guidance. See "--Insurance Company General Accounts" below.

SPECIAL EXEMPTION APPLICABLE TO THE OFFERED CERTIFICATES

     With respect to the acquisition and holding of the offered certificates, the DOL has granted to certain of the Underwriters individual prohibited transaction exemptions, which generally exempt from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code transactions relating to:

     o the initial purchase, the holding, and the subsequent resale by Plans of certificates evidencing interests in pass-through trusts; and

     o transactions in connection with the servicing, management and operation of such trusts, provided that the assets of such trusts consist of certain secured receivables, loans and other obligations that meet the conditions and requirements of the Exemptions.

The assets covered by the Exemptions include mortgage loans such as the mortgage loans and fractional undivided interests in such loans.

     The Exemptions as applicable to the offered certificates (and as modified by Prohibited Transaction Exemption 2002 41) set forth the following 5 general conditions which must be satisfied for exemptive relief:

     o the acquisition of the certificates by a Plan must be on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     o the certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Fitch, Moody's or S&P;

     o the trustee cannot be an affiliate of any member of the Restricted Group other than an Underwriter; the "Restricted Group" consists of the Underwriters, Morgan Stanley Capital I Inc., each master servicer, each special servicer, each Primary Servicer, any person responsible for servicing a Non-Trust Serviced Loan Pair and any mortgagor with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of such classes of certificates;

     o the sum of all payments made to the Underwriters in connection with the distribution of the certificates must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by Morgan Stanley Capital I Inc. in consideration of the assignment of the mortgage loans to the trust must represent not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by a master servicer, a special servicer, and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement or other relevant servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

     o the Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the 1933 Act.

     A fiduciary of a Plan contemplating purchasing any such class of certificates in the secondary market must make its own determination that at the time of such acquisition, any such class of certificates continues to satisfy the second general condition set forth above. Morgan Stanley Capital I Inc. expects that the second general condition set forth above will be satisfied with respect to each of such classes of certificates. A fiduciary of a Plan contemplating purchasing any such class of certificates must make its own determination that at the time of purchase the general conditions set forth above will be satisfied with respect to any such class of certificate.

     Before purchasing any such class of certificates, a fiduciary of a Plan should itself confirm (a) that such certificates constitute "securities" for purposes of the Exemptions and (b) that the specific and general conditions of the Exemptions and the other requirements set forth in the Exemptions would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemptions, the Plan fiduciary should consider the availability of other prohibited transaction exemptions.

     Moreover, the Exemptions provide relief from certain self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

     o the investing Plan fiduciary or its affiliates is an obligor with respect to 5% or less of the fair market value of the obligations contained in the trust;

     o the Plan's investment in each class of certificates does not exceed 25% of all of the certificates outstanding of that class at the time of the acquisition; and

     o immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

     We believe that the Exemptions will apply to the acquisition and holding of the offered certificates by Plans or persons acting on behalf of or with "plan assets" of Plans, and that all of the above conditions of the Exemptions, other than those within the control of the investing Plans or Plan investors, have been met. Upon request, the Underwriters will deliver to any fiduciary or other person considering investing "plan assets" of any Plan in the certificates a list identifying each borrower that is the obligor under each mortgage loan that constitutes more than 5% of the aggregate principal balance of the assets of the trust.

INSURANCE COMPANY GENERAL ACCOUNTS

     Based on the reasoning of the United States Supreme Court in John Hancock Mutual Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a Plan by virtue of such investment. Any investor that is an insurance company using the assets of an insurance company general account should note that the Small Business Job Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and
Section 4975 of the Code. Pursuant to Section 401(c), the Department of Labor issued final regulations effective January 5, 2000 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. As a result of these regulations, assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfied various conditions.

     Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c) Regulations, may be treated as "plan assets" of such Plans. Because Section 401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as "plan assets" of any Plan that is invested in such separate account. Insurance companies contemplating the investment of general account assets in the Subordinate Certificates should consult with their legal counsel with respect to the applicability of Section 401(c).

     Accordingly, any insurance company that acquires or holds any offered certificate shall be deemed to have represented and warranted to Morgan Stanley Capital I Inc., the trustee, the paying agent, the fiscal agent and each master servicer that (1) such acquisition and holding is permissible under applicable law, including the Exemptions, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject Morgan Stanley Capital I Inc., the trustee, the paying agent, the fiscal agent or either master servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement or (2) the source of funds used to acquire and hold such certificates is an "insurance company general account," as defined in DOL Prohibited Transaction Class Exemption 95-60, and the applicable conditions set forth in PTCE 95-60 have been satisfied.

GENERAL INVESTMENT CONSIDERATIONS

     Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, Section 4975 of the Code or any corresponding provisions of applicable federal, state or local law, the applicability of the Exemptions, or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the certificates. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

     The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors to determine whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

     No representations are made as to the proper characterization of the offered certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. The uncertainties referred to above, and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates, may adversely affect the liquidity of the offered certificates. See "Legal Investment" in the prospectus.

                                 USE OF PROCEEDS

     We will apply the net proceeds of the offering of the certificates towards the simultaneous purchase of the mortgage loans from the sellers and to the payment of expenses in connection with the issuance of the certificates.

                              PLAN OF DISTRIBUTION

     We have entered into an Underwriting Agreement with Morgan Stanley & Co. Incorporated, CIBC World Markets Corp., Deutsche Bank Securities Inc., Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated. Subject to the terms and conditions set forth in the Underwriting Agreement, Morgan Stanley Capital I Inc. has agreed to sell to each Underwriter, and each Underwriter has agreed severally to purchase from Morgan Stanley Capital I Inc. the respective aggregate Certificate Balance of each class of offered certificates presented below.

                    UNDERWRITERS                          CLASS A-1       CLASS A-2       CLASS A-3       CLASS A-4
--------------------------------------------------       -----------     -----------     -----------     ------------
Morgan Stanley & Co. Incorporated.................       $42,000,000     $38,000,000     $70,000,000     $398,824,000
CIBC World Markets Corp...........................        $8,000,000      $7,000,000     $13,000,000      $72,000,000
Deutsche Bank Securities Inc......................                $0              $0              $0               $0
Goldman, Sachs & Co...............................                $0              $0              $0               $0
Merrill Lynch, Pierce, Fenner & Smith Incorporated                $0              $0              $0               $0
                                                         -----------     -----------     -----------     ------------
TOTAL.............................................       $50,000,000     $45,000,000     $83,000,000     $470,824,000

     Morgan Stanley & Co. Incorporated will act as sole lead manager and sole bookrunner with respect to the offered certificates.

     The Underwriting Agreement provides that the obligations of the Underwriters are subject to conditions precedent, and that the Underwriters severally will be obligated to purchase all of the offered certificates if any are purchased. In the event of a default by an Underwriter, the Underwriting Agreement provides that the purchase commitment of the non-defaulting Underwriter may be increased. Proceeds to Morgan Stanley Capital I Inc. from the sale of the offered certificates, before deducting expenses payable by Morgan Stanley Capital I Inc., will be approximately $651,983,892, plus accrued interest.

     The Underwriters have advised us that they will propose to offer the offered certificates from time to time for sale in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling such classes of offered certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and any purchasers of such classes of offered certificates for whom they may act as agent.

     The offered certificates are offered by the Underwriters when, as and if issued by Morgan Stanley Capital I Inc., delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the offered certificates will be made in book-entry form through the facilities of DTC against payment therefor on or about December 18, 2003, which is the seventh business day following the date of pricing of the certificates.

     Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in 3 business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade offered certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such offered certificates.

     The Underwriters and any dealers that participate with the Underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such classes of offered certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.

     We have agreed to indemnify the Underwriters against civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make in respect thereof.

     The Underwriters currently intend to make a secondary market in the offered certificates, but they are not obligated to do so.

                                  LEGAL MATTERS

     The validity of the offered certificates and the material federal income tax consequences of investing in the offered certificates will be passed upon for Morgan Stanley Capital I Inc. by Cadwalader, Wickersham & Taft LLP, New York, New York. Legal matters with respect to the offered certificates will be passed upon for the Underwriters by Cadwalader, Wickersham & Taft LLP, New York, New York. Legal matters will be passed upon for Prudential Mortgage Capital Funding, LLC and Morgan Stanley Mortgage Capital Inc. by Cadwalader, Wickersham & Taft LLP, New York, New York, for CIBC Inc. by Winston & Strawn LLP, New York, New York, for NCB, FSB by Bryan Cave, LLP, New York, New York, for Nationwide Life Insurance Company, by Thacher Proffitt & Wood LLP, New York, New York, for Washington Mutual Bank, FA by Sidley Austin Brown & Wood LLP, New York, New York and for Union Central Mortgage Funding, Inc. and Teachers Insurance and Annuity Association of America by Thacher Proffitt & Wood LLP, New York, New York.

                                     RATINGS

     It is a condition of the issuance of the offered certificates that they receive the following credit ratings from S&P and Moody's.

                      CLASS                    S&P          MOODY'S
          ---------------------------         -----        ---------
          Class A-1..................          AAA            Aaa
          Class A-2..................          AAA            Aaa
          Class A-3..................          AAA            Aaa
          Class A-4..................          AAA            Aaa

     The ratings of the offered certificates address the likelihood of the timely payment of interest and the ultimate payment of principal, if any, due on the offered certificates by the Rated Final Distribution Date. That date is the first Distribution Date that follows by at least 60 months the end of the amortization term of the mortgage loan (other than the residential cooperative mortgage loans) that, as of the Cut-off Date, has the longest remaining amortization term. The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

     The ratings of the certificates do not represent any assessment of (1) the likelihood or frequency of principal prepayments, voluntary or involuntary, on the mortgage loans, (2) the degree to which such prepayments might differ from those originally anticipated, (3) whether and to what extent Prepayment Premiums, Yield Maintenance Charges, Excess Interest or default interest will be received, (4) the allocation of Net Aggregate Prepayment Interest Shortfalls or
(5) the tax treatment of the certificates. A security rating does not represent any assessment of the yield to maturity that investors may experience. In general, the ratings thus address credit risk and not prepayment risk.

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class thereof and, if so, what such rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by Morgan Stanley Capital I Inc. to do so may be lower than the ratings assigned thereto at the request of Morgan Stanley Capital I Inc.

                                GLOSSARY OF TERMS

     The certificates will be issued pursuant to the Pooling and Servicing Agreement. The following "Glossary of Terms" is not complete. You should also refer to the prospectus and the Pooling and Servicing Agreement for additional definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Pooling and Servicing Agreement, without exhibits and schedules.

     Unless the context requires otherwise, the definitions contained in this "Glossary of Terms" apply only to this series of certificates and will not necessarily apply to any other series of certificates the trust may issue.

     "Accrued Certificate Interest" means, in respect of each class of REMIC Regular Certificates for each Distribution Date, the amount of interest for the applicable Interest Accrual Period accrued at the applicable Pass-Through Rate on the aggregate Certificate Balance or Notional Amount, as the case may be, of such class of certificates outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     "Administrative Cost Rate" will equal the sum of the rates for which the related Master Servicing Fee, the Excess Servicing Fee, the related Primary Servicing Fee, the Trustee Fee and, in the case of each Non-Trust Serviced Pari Passu Loan, the related Pari Passu Loan Servicing Fee Rate for any month (in each case, expressed as a per annum rate) are calculated for any mortgage loan in such month, as set forth for each mortgage loan on Appendix II hereto.

     "Advance Rate" means a per annum rate equal to the "prime rate" as published in The Wall Street Journal from time to time or if no longer so published, such other publication as determined by the trustee in its reasonable discretion.

     "Advances" means Servicing Advances and P&I Advances, collectively.

     "Annual Report" means one or more reports for each mortgage loan based on the most recently available rent rolls (with respect to all properties other than residential cooperative properties) and most recently available year-end financial statements of each applicable borrower, to the extent such information is provided to the applicable master servicer, containing such information and analyses as required by the Pooling and Servicing Agreement including, without limitation, Debt Service Coverage Ratios, to the extent available, and in such form as shall be specified in the Pooling and Servicing Agreement.

     "Anticipated Repayment Date" means, in respect of any ARD Loan, the date on which a substantial principal payment on an ARD Loan is anticipated to be made (which is prior to stated maturity).

     "Appraisal Event" means, with respect to any mortgage loan or any Serviced Loan Pair, not later than the earliest of the following:

     o the date 120 days after the occurrence of any delinquency in payment with respect to such mortgage loan or any Serviced Loan Pair if such delinquency remains uncured;

     o the date 30 days after receipt of notice that the related borrower has filed a bankruptcy petition, an involuntary bankruptcy has occurred, or has consented to the filing of a bankruptcy proceeding against it or a receiver is appointed in respect of the related mortgaged property, provided that such petition or appointment remains in effect;

     o the effective date of any modification to a Money Term of a mortgage loan or any Serviced Loan Pair, other than an extension of the date that a Balloon Payment is due for a period of less than 6 months from the original due date of such Balloon Payment; and

     o the date 30 days following the date a mortgaged property becomes an REO Property.

     "Appraisal Reduction" will equal for any mortgage loan or Serviced Loan Pair, including a mortgage loan or Serviced Loan Pair as to which the related mortgaged property has become an REO Property, an amount, calculated as of the first Determination Date that is at least 15 days after the date on which the appraisal is obtained or the internal valuation is performed, equal to the excess, if any, of:

          the sum of:

     o the Scheduled Principal Balance of such mortgage loan or Serviced Loan Pair or in the case of an REO Property, the related REO Mortgage Loan, less the undrawn principal amount of any letter of credit or debt service reserve, if applicable, that is then securing such mortgage loan;

     o to the extent not previously advanced by a master servicer, the trustee or the fiscal agent, all accrued and unpaid interest on the mortgage loan or Serviced Loan Pair;

     o all related unreimbursed Advances and interest on such Advances at the Advance Rate (and, in the case of each Serviced Loan Pair, all unreimbursed advances of principal and interest made with respect to the related Serviced Companion Loans by the master servicers of the securitizations that hold each such Serviced Companion Loans, if any, and interest on such advances, at the rate required by the related pooling and servicing agreement); and

     o to the extent funds on deposit in any applicable Escrow Accounts are not sufficient therefor, and to the extent not previously advanced by a master servicer, a special servicer, the trustee or the fiscal agent, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and other amounts which were required to be deposited in any Escrow Account (but were not deposited) in respect of the related mortgaged property or REO Property, as the case may be, over

     o 90% of the value (net of any prior mortgage liens) of such mortgaged property or REO Property as determined by such appraisal or internal valuation plus the amount of any escrows held by or on behalf of the trustee as security for the mortgage loan (less the estimated amount of obligations anticipated to be payable in the next 12 months to which such escrows relate).

     However, in the event that the applicable special servicer has not obtained an appraisal or performed an internal valuation within 120 days of the event giving rise to the related Appraisal Event (without consideration of any additional time periods specified in the definition of "Appraisal Event" above), the amount of the Appraisal Reduction will be deemed to be an amount equal to 25% of the current Scheduled Principal Balance of the related mortgage loan or Serviced Loan Pair, until the appraisal or internal valuation is received and the Appraisal Reduction is calculated.

     With respect to each mortgage loan or Serviced Loan Pair that is cross-collateralized with any other mortgage loan or Serviced Loan Pair, the value of each mortgaged property that is security for each mortgage loan or Serviced Loan Pair in such cross-collateralized group, as well as the outstanding amounts under each such mortgage loan or Serviced Loan Pair, shall be taken into account when calculating such Appraisal Reduction.

     "ARD Loan" means a mortgage loan that provides for increases in the mortgage rate and/or principal amortization at a date prior to stated maturity, which creates an incentive for the related borrower to prepay such mortgage loan.

     "Assumed Scheduled Payment" means an amount deemed due in respect of:

     o any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its original stated maturity date; or

     o any mortgage loan as to which the related mortgaged property has become an REO Property.

The Assumed Scheduled Payment deemed due on any such Balloon Loan on its original stated maturity date and on each successive Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due on such date if the related Balloon Payment had not come due, but rather such mortgage loan had continued to amortize in accordance with its amortization schedule in effect immediately prior to maturity.

With respect to any mortgage loan as to which the related mortgaged property has become an REO Property, the Assumed Scheduled Payment deemed due on each Due Date for so long as the REO Property remains part of the trust, equals the Scheduled Payment (or Assumed Scheduled Payment) due on the last Due Date prior to the acquisition of such REO Property.

     "Authenticating Agent" means the paying agent, in its capacity as the Authenticating Agent.

     "Available Distribution Amount" means in general, for any Distribution Date, an amount equal to the aggregate of the following amounts with respect to the mortgage loans:

     (1) all amounts on deposit in the Distribution Account as of the commencement of business on such Distribution Date that represent payments and other collections on or in respect of the mortgage loans and any REO Properties that were received by a master servicer or a special servicer through the end of the related Collection Period, exclusive of any portion thereof that represents one or more of the following:

     o Scheduled Payments collected but due on a Due Date subsequent to the related Collection Period;

     o Prepayment Premiums or Yield Maintenance Charges (which are separately distributable on the certificates as described in this prospectus supplement);

     o amounts that are payable or reimbursable to any person other than the Certificateholders (including, among other things, amounts payable to the master servicers, the special servicers, the Primary Servicers and the trustee, the paying agent and the fiscal agent, as compensation or in reimbursement of outstanding Advances);

     o    amounts deposited in the Distribution Account in error; and

     o if such Distribution Date occurs during January, other than a leap year, or February of any year, the Interest Reserve Amounts with respect to the Interest Reserve Loans to be deposited into each Interest Reserve Account;

     (2) to the extent not already included in clause (1), any P&I Advances made and any Compensating Interest Payments paid with respect to such Distribution Date; and

     (3) if such Distribution Date occurs during March of any year, the aggregate of the Interest Reserve Amounts then on deposit in each Interest Reserve Account in respect of each Interest Reserve Loan.

     In addition, (i) in the case of the mortgage loans that permit voluntary Principal Prepayment on any day of the month without the payment of a full month's interest, the applicable master servicer will be required to remit to the Distribution Account on any Master Servicer Remittance Date for a Collection Period any Principal Prepayments received after the end of such Collection Period but no later than the second business day immediately preceding such Master Servicer Remittance Date, and (ii) in the case of the mortgage loans for which a Scheduled Payment (including any Balloon Payment) is due in a month on a Due Date (including any grace period) that is scheduled to occur after the Determination Date in such month, the applicable master servicer will be required to remit to the Distribution Account on the Master Servicer Remittance Date occurring in such month any such Scheduled Payment (including any Balloon Payment) that is received no later than the date that is two business days immediately preceding such Master Servicer Remittance Date and prior to the Distribution Date. Amounts remitted to the Distribution Account on a Master Servicer Remittance Date as described above in the paragraph will, in general, also be part of the Available Distribution Amount for the Distribution Date occurring in the applicable month.

     "B Note" means the 3 Times Square B Note and the Country Club Mall B Note, as applicable.

     "Balloon Loans" means mortgage loans that provide for Scheduled Payments based on amortization schedules significantly longer than their terms to maturity or Anticipated Repayment Date, and that are expected to have remaining principal balances equal to or greater than 5% of the original principal balance of those mortgage loans as of their respective stated maturity date or anticipated to be paid on their Anticipated Repayment Dates, as the case may be, unless prepaid prior thereto.

     "Balloon LTV" - See "Balloon LTV Ratio."

     "Balloon LTV Ratio" or "Balloon LTV" means the ratio, expressed as a percentage, of the principal balance of a Balloon Loan anticipated to be outstanding on the date on which the related Balloon Payment is scheduled to be due or, in the case of an ARD Loan, the principal balance on its related Anticipated Repayment Date to the value of the related mortgaged property or properties as of the Cut-off Date determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

     "Balloon Payment" means, with respect to a Balloon Loan and any Serviced Companion Loan meeting the requirements of the definition of Balloon Loans other than that it is not included in the trust, the principal payments and scheduled interest due and payable on the relevant maturity dates.

     "Base Interest Fraction" means, with respect to any principal prepayment of any mortgage loan that provides for payment of a Prepayment Premium or Yield Maintenance Charge, and with respect to any class of certificates, a fraction
(A) whose numerator is the greater of (x) zero and (y) the difference between
(i) the Pass-Through Rate on that class of certificates, and (ii) the Discount Rate used in calculating the Prepayment Premium or Yield Maintenance Charge with respect to the principal prepayment (or the current Discount Rate if not used in such calculation) and (B) whose denominator is the difference between (i) the mortgage rate on the related mortgage loan and (ii) the Discount Rate used in calculating the Prepayment Premium or Yield Maintenance Charge with respect to that principal prepayment (or the current Discount Rate if not used in such calculation), provided, however, that under no circumstances will the Base Interest Fraction be greater than 1. If the Discount Rate referred to above is greater than the mortgage rate on the related mortgage loan, then the Base Interest Fraction will equal zero.

     "Certificate Account" means one or more separate accounts established and maintained by each master servicer, any Primary Servicer or any sub-servicer on behalf of either master servicer, pursuant to the Pooling and Servicing Agreement.

     "Certificate Balance" will equal the then maximum amount that the holder of each Principal Balance Certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust.

     "Certificate Owner" means a person acquiring an interest in an offered certificate.

     "Certificate Registrar" means the paying agent, in its capacity as the Certificate Registrar.

     "Certificateholder" or "Holder" means an investor certificateholder, a person in whose name a certificate is registered by the Certificate Registrar or a person in whose name ownership of an uncertificated certificate is recorded in the books and records of the Certificate Registrar.

     "Class A Certificates" means the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates and the Class A-1A Certificates, collectively.

     "Class X Certificates" means the Class X-1 Certificates, the Class X-2 Certificates and the Class X-Y Certificates, collectively.

     "Clearstream Banking" means Clearstream Banking, societe anonyme.

     "Closing Date" means on or about December 18, 2003.

     "Collection Period" means, with respect to any Distribution Date, the period beginning with the day after the Determination Date in the month preceding such Distribution Date (or, in the case of the first Distribution Date, the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

     "Compensating Interest" means, with respect to any Distribution Date and each master servicer, an amount equal to the excess of (A) Prepayment Interest Shortfalls incurred in respect of the mortgage loans serviced by such master servicer but not including any Specially Serviced Mortgage Loan or any Non-Trust Serviced Pari Passu Loan) resulting from (x) voluntary Principal Prepayments on such mortgage loans (but not including any B Note,

Non-Trust Serviced Companion Loan or Serviced Companion Loan) or (y) to the extent that such master servicer did not apply the proceeds thereof in accordance with the terms of the related mortgage loan documents, involuntary Principal Payments, during the related Collection Period over (B) Prepayment Interest Excesses incurred in respect of the mortgage loans serviced by such master servicer (but not including any Specially Serviced Mortgage Loan or any Non-Trust Serviced Pari Passu Loan) resulting from Principal Prepayments on such mortgage loans during the same Collection Period; but such Compensating Interest shall not exceed the portion of the aggregate Master Servicing Fee accrued at a rate per annum equal to 2 basis points for the related Collection Period calculated in respect of all the mortgage loans serviced by such master servicer, including REO Properties.

     "Compensating Interest Payment" means any payment of Compensating Interest.

     "Condemnation Proceeds" means any awards resulting from the full or partial condemnation or eminent domain proceedings or any conveyance in lieu or in anticipation thereof with respect to a mortgaged property by or to any governmental, quasi-governmental authority or private entity with condemnation powers other than amounts to be applied to the restoration, preservation or repair of such mortgaged property or released to the related borrower in accordance with the terms of the mortgage loan, and with respect to the mortgaged property securing any Non-Trust Serviced Pari Passu Loan only the portion of such amounts payable to the holder of such Non-Trust Serviced Pari Passu Loan pursuant to the applicable Other Pooling and Servicing Agreement.

     "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans underlying the certificates.

     "Controlling Class" means the most subordinate class of Subordinate Certificates outstanding at any time of determination; provided, however, that if the aggregate Certificate Balance of such class of certificates is less than 25% of the initial aggregate Certificate Balance of such class as of the Closing Date, the Controlling Class will be the next most subordinate class of certificates.

     "Country Club A/B Loan" means the Country Club Mall Mortgage Loan and the Country Club Mall B Note.

     "Country Club Mall B Note" means, with respect to the Country Club Mortgage Loan, the related subordinate note, which is not included in the trust and which is subordinated in right of payment to the Country Club Mall Mortgage Loan to the extent set forth in the applicable intercreditor agreement. The Country Club Mall B Note is not a "mortgage loan."

     "Country Club Mall Mortgage Loan" means the mortgage loan designated as Mortgage Loan No. 11, which is secured on a senior basis with the Country Club Mall B Note pursuant to the related mortgage.

     "CPR" - See "Constant Prepayment Rate" above.

     "Cut-off Date" means December 1, 2003 or, with respect to (a) the 3 Times Square Pari Passu Loan, November 15, 2003 and (b) any mortgage loan originated after December 1, 2003, the date of such origination. Except with respect to the 3 Times Square Pari Passu Loan, for purposes of the information contained in this prospectus supplement (including the appendices hereto), scheduled payments due in December 2003 with respect to mortgage loans not having payment dates on the first of each month have been deemed received on December 1, 2003, not the actual day which such scheduled payments are due.

     "Cut-off Date Balance" means, with respect to any mortgage loan, such mortgage loan's principal balance outstanding as of its Cut-off Date, after application of all payments of principal due on or before such date, whether or not received determined as described under "Description of the Mortgage Pool-- Additional Mortgage Loan Information" in this prospectus supplement. For purposes of those mortgage loans that have a due date on a date other than the first of the month, we have assumed that monthly payments on such mortgage loans are due on the first of the month for purposes of determining their Cut-off Date Balances.

     "Cut-off Date Loan-to-Value" or "Cut-off Date LTV" means a ratio, expressed as a percentage, of the Cut-off Date Balance of a mortgage loan to the value of the related mortgaged property or properties determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

     "Cut-off Date LTV" - See "Cut-off Date Loan-to-Value."

     "Debt Service Coverage Ratio" or "DSCR" means the ratio of Underwritable Cash Flow estimated to be produced by the related mortgaged property or properties to the annualized amount of debt service payable under that mortgage loan.

     "Depositor" means Morgan Stanley Capital I Inc.

     "Determination Date" means (a) with respect to any Distribution Date and any of the mortgage loans other than the NCB, FSB Mortgage Loans, the earlier of
(i) the 10th day of the month in which such Distribution Date occurs or, if such day is not a business day, the next preceding business day and (ii) the 5th business day prior to the related Distribution Date or (b) with respect to any Distribution Date and any of the NCB, FSB Mortgage Loans, the earlier of (i) the 11th day of the month in which such Distribution Date occurs or, if such day is not a business day, the next preceding business day and (ii) the 4th business day prior to the related Distribution Date.

     "Discount Rate" means, for the purposes of the distribution of Prepayment Premiums or Yield Maintenance Charges, the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually.

     "Distributable Certificate Interest Amount" means, in respect of any class of REMIC Regular Certificates for any Distribution Date, the sum of:

o Accrued Certificate Interest in respect of such class of certificates for such Distribution Date, reduced (to not less than zero) by:

     o any Net Aggregate Prepayment Interest Shortfalls allocated to such class; and

     o Realized Losses and Expense Losses, in each case specifically allocated with respect to such Distribution Date to reduce the Distributable Certificate Interest Amount payable in respect of such class in accordance with the terms of the Pooling and Servicing Agreement; and

o the portion of the Distributable Certificate Interest Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date; and

o if the aggregate Certificate Balance is reduced because amounts in the Certificate Account allocable to principal have been used to reimburse a nonrecoverable advance, and there is a subsequent recovery of amounts on the applicable mortgage loans, then interest at the applicable pass-through rate that would have accrued and been distributable with respect to the amount that the aggregate Certificate Balance was so reduced, which interest shall accrue from the date that the Certificate Balance was so reduced through the end of the Interest Accrual Period related to the Distribution Date on which such amounts are subsequently recovered.

     "Distribution Account" means the distribution account maintained by the paying agent, in accordance with the Pooling and Servicing Agreement.

     "Distribution Date" means the 15th day of each month, or if any such 15th day is not a business day, on the next succeeding business day.

     "Document Defect" means that a mortgage loan document is not delivered as and when required, is not properly executed or is defective on its face.

     "DOL Regulation" means the final regulation, issued by the U.S. Department of Labor, defining the term "plan assets" which provides, generally, that when a Plan makes an equity investment in another entity, the underlying assets of that entity may be considered plan assets unless exceptions apply (29 C.F.R. Section 2510.3-101).

     "DSCR" - See "Debt Service Coverage Ratio."

     "DTC" means The Depository Trust Company.

     "DTC Systems" means those computer applications, systems, and the like for processing data for DTC.

     "Due Dates" means dates upon which the related Scheduled Payments are first due, without the application of grace periods, under the terms of the related mortgage loans.

     "840 N. Michigan Mezzanine Lender" means the lender of the 840 N. Michigan Mezzanine Loan.

     "840 N. Michigan Mezzanine Loan" means the loan made to the equity holder of the 840 N. Michigan Mortgage Loan borrower, which has pledged a 100% equity interest in such borrower as collateral for such loan.

     "840 N. Michigan Mortgage Loan" means the mortgage loan designated as Mortgage Loan No. 2.

     "EPA" means the United States Environmental Protection Agency.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Escrow Account" means one or more custodial accounts established and maintained by a master servicer (or a Primary Servicer on its behalf) pursuant to the Pooling and Servicing Agreement.

     "Euroclear" means The Euroclear System.

     "Event of Default" means, with respect to a master servicer under the Pooling and Servicing Agreement, any one of the following events:

     o any failure by such master servicer to remit to the paying agent or otherwise make any payment required to be remitted by the master servicer under the terms of the Pooling and Servicing Agreement, including any required Advances, at the times required under the terms of the Pooling and Servicing Agreement;

     o any failure by such master servicer to make a required deposit to the applicable Certificate Account which continues unremedied for 1 business day following the date on which such deposit was first required to be made;

     o any failure on the part of such master servicer duly to observe or perform in any material respect any other of the duties, covenants or agreements on the part of such master servicer contained in the Pooling and Servicing Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such master servicer by Morgan Stanley Capital I Inc. or the trustee; provided, however, that if such master servicer certifies to the trustee and Morgan Stanley Capital I Inc. that such master servicer that is in good faith attempting to remedy such failure, such cure period will be extended to the extent necessary to permit such master servicer to cure such failure; provided, further, that such cure period may not exceed 90 days;

     o any breach of the representations and warranties of such master servicer in the Pooling and Servicing Agreement that materially and adversely affects the interest of any holder of any class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied shall have been given to such master servicer by Morgan Stanley Capital I Inc. or the trustee; provided, however, that if such master servicer certifies to the trustee and Morgan Stanley Capital I Inc. that such master servicer is in good faith attempting to remedy such breach, such cure period will be extended to the extent necessary to permit the master servicer to cure such breach; provided, further, that such cure period may not exceed 90 days;

     o a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against such master servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days;

     o such master servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such master servicer or of or relating to all or substantially all of its property;

     o such master servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

     o a servicing officer of such master servicer receives actual knowledge that Moody's has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates (and such qualification, downgrade or withdrawal shall not have been reversed by Moody's within 60 days of the date thereof) or (ii) placed one or more classes of certificates on "watch status" in contemplation of a rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date that a servicing officer of the master servicer obtained such actual knowledge), and, in the case of either of clauses (i) or (ii), citing servicing concerns with the master servicer as the sole or material factor in such rating action; or

     o such master servicer is removed from S&P's approved servicer list and the ratings then assigned by S&P to any class or classes of Certificates are downgraded, qualified or withdrawn, including, without limitation, being placed on "negative credit watch" in connection with such removal.

     "Excess Interest" means in respect of each ARD Loan that does not repay on its Anticipated Repayment Date, the excess, if any, of the Revised Rate over the Initial Rate, together with interest thereon at the Revised Rate from the date accrued to the date such interest is payable (generally, after payment in full of the outstanding principal balance of such loan).

     "Excess Interest Sub-account" means an administrative account deemed to be a sub-account of the Distribution Account. The Excess Interest Sub-account will not be an asset of any REMIC created under the Pooling and Servicing Agreement.

     "Excess Liquidation Proceeds" means the excess of (i) proceeds from the sale or liquidation of a mortgage loan or related REO Property, net of expenses and any related Advances and interest thereon over (ii) the amount that would have been received if a prepayment in full had been made with respect to such mortgage loan (or, in the case of an REO Property related to a Serviced Loan Pair, a prepayment in full had been made with respect to each mortgage loan or Serviced Companion Loan in such Serviced Loan Pair) on the date such proceeds were received.

     "Excess Servicing Fee" means an additional fee payable to the master servicers or Primary Servicers, as applicable, that accrues at a rate set forth in the Pooling and Servicing Agreement, which is assignable and non-terminable.

     "Exemptions" means the individual prohibited transaction exemptions granted by the DOL to Morgan Stanley & Co. Incorporated and Deutsche Bank Securities Inc., Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as amended.

     "Expense Losses" means, among other things:

     o any interest paid to the master servicers, the special servicers, the trustee or the fiscal agent in respect of unreimbursed Advances;

     o all Special Servicer Compensation paid to the special servicers (to the extent not collected from the related borrower);

     o other expenses of the trust, including, but not limited to, specified reimbursements and indemnification payments to the trustee, the fiscal agent, the paying agent and certain related persons, specified reimbursements and indemnification payments to Morgan Stanley Capital I Inc., the master servicers, the Primary Servicers or the special servicers and certain related persons, specified taxes payable from the assets of the trust, the costs and expenses of any tax audits with respect to the trust and other tax-related expenses and the cost of various opinions of counsel required to be obtained in connection with the servicing of the mortgage loans and administration of the trust;

     o any other expense of the trust not specifically included in the calculation of Realized Loss for which there is no corresponding collection from the borrower; and

     o with respect to each Non-Trust Serviced Pari Passu Loan, without duplication, the pro rata portion of each of the foregoing items, as such expenses are incurred by the trust formed pursuant to the related Other Pooling and Servicing Agreement or the parties thereto.

     "FASIT" means a financial asset securitization investment trust.

     "Fitch" means Fitch, Inc.

     "401(c) Regulations" means the final regulations issued by the DOL under
Section 401(c) of ERISA clarifying the application of ERISA to "insurance company general accounts."

     "GMAC 2003-C3 Depositor" means the "Depositor" under the GMAC 2003-C3 Pooling and Servicing Agreement, which as of the date hereof is GMAC Commercial Mortgage Securities, Inc.

     "GMAC 2003-C3 Fiscal Agent" means the "Fiscal Agent" under the GMAC 2003-C3 Pooling and Servicing Agreement, which as of the date hereof is ABN AMRO Bank N.V.

     "GMAC 2003-C3 Master Servicer" means the "Master Servicer" under the GMAC 2003-C3 Pooling and Servicing Agreement, which as of the date hereof is GMAC Commercial Mortgage Corporation.

     "GMAC 2003-C3 Pooling and Servicing Agreement" means the pooling and servicing agreement dated as of December 1, 2003 by and among the GMAC 2003-C3 Depositor, the GMAC 2003-C3 Master Servicer, the GMAC 2003-C3 Special Servicer and the GMAC 2003-C3 Trustee, pursuant to which the GMAC Commercial Mortgage Securities, Inc., Series GMAC 2003-C3 Mortgage Pass-Through Certificates were issued.

     "GMAC 2003-C3 Special Servicer" means the "Special Servicer" under the GMAC 2003-C3 Pooling and Servicing Agreement, which as of the date hereof is Lennar Partners, Inc.

     "GMAC 2003-C3 Trustee" means the "Trustee," the "Certificate Registrar" and the "Authenticating Agent" under the GMAC 2003-C3 Pooling and Servicing Agreement, which as of the date hereof is LaSalle Bank National Association.

     "Hazardous Materials" means gasoline, petroleum products, explosives, radioactive materials, polychlorinated biphenyls or related or similar materials, and any other substance or material as may be defined as a hazardous or toxic substance, material or waste by any federal, state or local environmental law, ordinance, rule, regulation or order, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C.ss.ss.9601 et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C.ss.ss.1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C.ss.ss. 6901 et seq.), the Federal Water Pollution Control Act, as amended (33 U.S.C.ss.ss.1251 et seq.), the Clean Air Act, as amended (42 U.S.C.ss.ss.7401 et seq.), and any regulations promulgated pursuant thereto.

     "Implied Debt Service Coverage Ratio" or "Implied DSCR" means the ratio of Underwritable Cash Flow estimated to be produced by the related mortgaged property or properties to debt service payable based on a 8% fixed constant.

     "Initial Loan Group 1 Balance" means the aggregate Cut-off Date Balance of the mortgage loans in Loan Group 1, or $773,540,961.

     "Initial Loan Group 2 Balance" means the aggregate Cut-off Date Balance of the mortgage loans in Loan Group 2, or $224,198,993.

     "Initial Pool Balance" means the aggregate Cut-off Date Balance of $997,739,954.

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     "Initial Rate" means, with respect to any mortgage loan, the mortgage rate in effect as of the Cut-off Date for such mortgage loan, as may be modified (without including any excess amount applicable solely because of the occurrence of an Anticipated Repayment Date).

     "Insurance Proceeds" means all amounts paid by an insurer in connection with a mortgage loan or Serviced Loan Pair including (i) with respect to a mortgaged property securing a Non-Trust Serviced Loan Pair, any portion of such amounts payable to the holder of the related Non-Trust Serviced Pari Passu Loan pursuant to the applicable Other Pooling and Servicing Agreement and (ii) with respect to the mortgaged property securing a Serviced Loan Pair, any portion of such amounts payable to the holders of the loans included in such Serviced Loan Pair, excluding, in each case, any amounts required to be paid to the related borrower or used to restore the related mortgaged property.

     "Interest Accrual Period" means, for each class of REMIC Regular Certificates and each Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

     "Interest Only Certificates" means the Class X Certificates.

     "Interest Reserve Account" means an account that each master servicer has established and will maintain for the benefit of the holders of the certificates.

     "Interest Reserve Amount" means all amounts deposited in each Interest Reserve Account with respect to Scheduled Payments due in any applicable January and February.

     "Interest Reserve Loan" - See "Non-30/360 Loan" below.

     "Interested Party" means the special servicers, the master servicers, Morgan Stanley Capital I Inc., the holder of any related junior indebtedness, the Operating Adviser, a holder of 50% or more of the Controlling Class, any independent contractor engaged by a master servicer or a special servicer pursuant to the Pooling and Servicing Agreement or any person actually known to a responsible officer of the trustee to be an affiliate of any of them.

     "Liquidation Fee" means, generally, 1.00% of the related Liquidation Proceeds (relating to a full or partial liquidation) and/or any Condemnation Proceeds received by the trust in connection with a Specially Serviced Mortgage Loan or related REO Property; provided, however, that in the case of a final disposition consisting of the repurchase of a mortgage loan by a seller due to a breach of a representation and warranty or document defect, such fee will only be paid if such loan is repurchased after the date that is 180 days or more after the applicable seller receives notice of the breach causing the repurchase.

     "Liquidation Proceeds" means proceeds from the sale or liquidation of a mortgage loan or any Serviced Loan Pair or related REO Property, net of expenses (or, with respect to a mortgage loan repurchased by a seller, the Purchase Price of such mortgage loan). With respect to any Non-Trust Serviced Loan Pair, the Liquidation Proceeds will include only the portion of such net proceeds that is payable to the holder of the related Non-Trust Serviced Pari Passu Loan pursuant to the applicable Other Pooling and Servicing Agreement.

     "Loan Group 1" means that distinct loan group consisting of 119 mortgage loans, representing approximately 77.5% of the Initial Pool Balance, that are secured by property types other than multifamily, together with 64 mortgage loans secured by multifamily and manufactured housing properties.

     "Loan Group 2" means that distinct loan group consisting of 56 mortgage loans that are secured by multifamily properties, representing approximately 22.5% of the Initial Pool Balance and approximately 54.9% of the Initial Pool Balance of all the mortgage loans secured by multifamily properties.

     "Loan Group 1 Principal Distribution Amount" means, for any Distribution Date, that portion, if any, of the Principal Distribution Amount that is attributable to the mortgage loans included in Loan Group 1.

     "Loan Group Principal Distribution Amount" means the Loan Group 1 Principal Distribution Amount or Loan Group 2 Principal Distribution Amount, as applicable.

     "Loan Group 2 Principal Distribution Amount" means, for any Distribution Date, that portion, if any, of the Principal Distribution Amount that is attributable to the mortgage loans included in Loan Group 2.

     "Lockout Period" means the period, if any, during which voluntary principal prepayments are prohibited under a mortgage loan.

     "MAI" means Member of the Appraisal Institute.

     "Master Servicer Remittance Date" means in each month the business day preceding the Distribution Date.

     "Master Servicing Fee" means the monthly amount, based on the Master Servicing Fee Rate, to which (a) the applicable master servicer is entitled in compensation for servicing the mortgage loans for which it is responsible, including REO Mortgage Loans or (b) the Other Master Servicers are entitled in compensation for servicing the Non-Trust Serviced Pari Passu Loans, as applicable.

     "Master Servicing Fee Rate" means a rate per annum set forth in the Pooling and Servicing Agreement which is payable with respect to a mortgage loan in connection with the Master Servicing Fee, and which is part of the Administrative Cost Rate.

     "Material Breach" means a breach of any of the representations and warranties made by a seller with respect to a mortgage loan that either (a) materially and adversely affects the interests of the holders of the certificates in the related mortgage loan or (b) both (i) materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan.

     "Material Document Defect" means a Document Defect that either (a) materially and adversely affects the interests of the holders of the certificates in the related mortgage loan or (b) both (i) materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan.

     "Money Term" means, with respect to any mortgage loan, the stated maturity date, mortgage rate, principal balance, amortization term or payment frequency thereof or any provision thereof requiring the payment of a Prepayment Premium or Yield Maintenance Charge (but does not include late fee or default interest provisions).

     "Moody's" means Moody's Investors Service, Inc.

     "Mortgage File" means the following documents, among others:

     o the original mortgage note (or lost note affidavit and indemnity), endorsed (without recourse) in blank or to the order of the trustee;

     o the original or a copy of the related mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

     o the original or a copy of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

     o an assignment of each related mortgage in blank or in favor of the trustee, in recordable form;

     o an assignment of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage) in blank or in favor of the trustee, in recordable form;

     o an original or copy of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, a binder, commitment for title insurance or a preliminary title report);

     o    when relevant, the related ground lease or a copy thereof;

     o when relevant, all letters of credit in favor of the lender and applicable assignments or transfer documents; and

     o when relevant, with respect to hospitality properties, a copy of any franchise agreement, franchise comfort letter and applicable assignments or transfer documents.

     "Mortgage Loan Purchase Agreement" means each of the agreements entered into between Morgan Stanley Capital I Inc. and the respective seller, as the case may be.

     "Mortgage Pool" means the 175 mortgage loans with an aggregate principal balance as of the Cut-off Date, of approximately $997,739,954, which may vary by up to 5%.

     "NCB, FSB Mortgage Loans" means the mortgage loans that were originated or purchased by NCB, FSB and sold by NCB, FSB, to the depositor pursuant to the related mortgage loan purchase agreement.

     "Net Aggregate Prepayment Interest Shortfall" means, for the related Distribution Date and each master servicer, the aggregate of all Prepayment Interest Shortfalls incurred in respect of all (or, where specified, a portion) of the mortgage loans serviced by such master servicer (including Specially Serviced Mortgage Loans) during any Collection Period that are neither offset by Prepayment Interest Excesses collected on such mortgage loans during such Collection Period nor covered by a Compensating Interest Payment paid by such master servicer and Primary Servicer in respect of such mortgage loans, if applicable.

     "Net Mortgage Rate" means, in general, with respect to any mortgage loan, a per annum rate equal to the related mortgage rate (excluding any default interest or any rate increase occurring after an Anticipated Repayment Date) minus the related Administrative Cost Rate and minus, with respect to each residential cooperative mortgage loan that is included in the Notional Amount of the Class X-Y Certificates (as identified on Appendix II to this prospectus supplement), the Class X-Y Strip Rate for such mortgage loan; provided that, for purposes of calculating the Pass-Through Rate for each class of REMIC Regular Certificates from time to time, the Net Mortgage Rate for any mortgage loan will be calculated without regard to any modification, waiver or amendment of the terms of such mortgage loan subsequent to the Closing Date. In addition, because the certificates accrue interest on the basis of a 360-day year consisting of twelve 30-day months, when calculating the Pass-Through Rate for each class of certificates for each Distribution Date, the Net Mortgage Rate on a Non-30/360 Loan will be the annualized rate at which interest would have to accrue on the basis of a 360-day year consisting of twelve 30-day months in order to result in the accrual of the aggregate amount of interest actually accrued (exclusive of default interest or Excess Interest). However, with respect to each Non-30/360
Loan:

     o the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in January of each year (other than a leap year) and February of each year will be adjusted to take into account the applicable Interest Reserve Amount; and

     o the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in March of each year (commencing in 2004) will be adjusted to take into account the related withdrawal from the Interest Reserve Account for the preceding January (if applicable) and February.

     "Non-30/360 Loan" or "Interest Reserve Loan" means a mortgage loan or Serviced Companion Loan that accrues interest other than on the basis of a 360-day year consisting of 12 30-day months.

     "Non-Trust Serviced Companion Loan" means the 609 Fifth Avenue Companion Loan, the 3 Times Square Companion Loans and the WestShore Plaza Companion Loan.

     "Non-Trust Serviced Loan Pair" means (i) the 609 Fifth Avenue Pari Passu Loan and the 609 Fifth Avenue Companion Loan, (ii) the 3 Times Square Pari Passu Loan, the 3 Times Square Companion Loans and the 3 Times Square B Note and (iii) the WestShore Plaza Pari Passu Loan and the WestShore Plaza Companion Loan.

     "Non-Trust Serviced Pari Passu Loan" means the 609 Fifth Avenue Pari Passu Loan, the WestShore Plaza Pari Passu Loan and the 3 Times Square Pari Passu Loan.

     "Notional Amount" means the notional principal amount of the Class X Certificates, which will be based, with respect to the Class X-1 and Class X-2 Certificates, upon the outstanding principal balance of the Principal Balance Certificates outstanding from time to time or the notional principal amount of any component thereof and, with respect to the Class X-Y Certificates, upon the outstanding principal balance of those residential cooperative mortgage loans that have, in each case, a mortgage interest rate (reduced by the sum of the annual rates at which the related master servicer fee and trustee fee are calculated) in excess of 5.25% per annum.

     "NWAC Rate"- See "Weighted Average Net Mortgage Rate."

     "OID" means original issue discount.

     "Operating Adviser" means that entity appointed by the holders of a majority of the Controlling Class which will have the right to receive notification from, and in specified cases to direct, the special servicer in regard to specified actions.

     "Option" means the option to purchase from the trust any defaulted mortgage loan, as described under "Servicing of the Mortgage Loans--Sale of Defaulted Mortgage Loans," in this prospectus supplement.

     "Other Master Servicer" means the GMAC 2003-C3 Master Servicer, the 2003-PWR2 Master Servicer or the 2003-TOP12 Master Servicer, as applicable.

     "Other Pooling and Servicing Agreement" means the GMAC 2003-C3 Pooling and Servicing Agreement, the 2003-PWR2 Pooling and Servicing Agreement or the 2003-TOP12 Pooling and Servicing Agreement, as applicable.

     "Other Special Servicer" means the GMAC 2003-C3 Special Servicer, the related 2003-PWR2 Special Servicer or the 2003-TOP12 Special Servicer, as applicable.

     "Other Trustee" means the GMAC 2003-C3 Trustee, the 2003-PWR2 Trustee or the 2003-TOP12 Trustee, as applicable.

     "P&I Advance" means the amount of any Scheduled Payments or Assumed Scheduled Payments (net of the related Master Servicing Fees, Excess Servicing Fees, Primary Servicing Fees and other servicing fees payable from such Scheduled Payments or Assumed Scheduled Payments), other than any Default Interest or Balloon Payment, advanced on the mortgage loans that are delinquent as of the close of business on the related Determination Date.

     In the case of mortgage loans for which a Scheduled Payment is due in a month on a Due Date (including any grace period) that is scheduled to occur after the end of the Collection Period in such month, the applicable master servicer must, unless the Scheduled Payment is received before the end of such Collection Period, make a P&I Advance in an amount equal to such Scheduled Payment (or, in the case of a Balloon Payment, an amount equal to the Assumed Scheduled Payment that would have been deemed due if such Due Date occurred on the Master Servicer Remittance Date), in each case subject to a nonrecoverability determination.

     "Pari Passu Loan Servicing Fee Rate" means the WestShore Plaza Pari Passu Loan Servicing Fee Rate, the 609 Fifth Avenue Pari Passu Loan Servicing Fee Rate and/or the 3 Times Square Pari Passu Loan Servicing Fee Rate, as applicable.

     "Participants" means DTC's participating organizations.

     "Parties in Interest" means persons who have specified relationships to Plans ("parties in interest" under ERISA or "disqualified persons" under Section 4975 of the Code).

     "Pass-Through Rate" means the rate per annum at which any class of certificates, other than the Residual Certificates, accrues interest.

     "Percentage Interest" will equal, as evidenced by any REMIC Regular Certificate in the class to which it belongs, a fraction, expressed as a percentage, the numerator of which is equal to the initial Certificate Balance or Notional Amount, as the case may be, of such certificate as set forth on the face thereof, and the denominator of which is equal to the initial aggregate Certificate Balance or Notional Amount, as the case may be, of such class.

     "Permitted Cure Period" means, for the purposes of any Material Document Defect or Material Breach in respect of any mortgage loan, the 90-day period immediately following the receipt by the related seller of notice of such Material Document Defect or Material Breach, as the case may be. However, if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period and such Document Defect or Material Breach would not cause the mortgage loan to be other than a "qualified mortgage," but the related seller is diligently attempting to effect such correction or cure, then the applicable Permitted Cure Period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the mortgage loan is then a Specially Serviced Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in the second and fifth bullet points of the definition of Specially Serviced Mortgage Loan and (y) the Document Defect was identified in a certification delivered to the related seller by the trustee in accordance with the Pooling and Servicing Agreement.

     "Plans" means (a) employee benefit plans as defined in Section 3(3) of ERISA that are subject to Title I of ERISA, (b) plans as defined in Section 4975 of the Code that are subject to Section 4975 of the Code, (c) any other retirement plan or employee benefit plan or arrangement subject to applicable federal, state or local law materially similar to the foregoing provisions of ERISA and the Code, and (d) entities whose underlying assets include plan assets by reason of a plan's investment in such entities.

     "Pooling and Servicing Agreement" means the Pooling and Servicing Agreement, dated as of December 1, 2003, among Morgan Stanley Capital I Inc., as depositor, Wells Fargo Bank, National Association, as general master servicer with respect to the mortgage loans other than the NCB, FSB Mortgage Loans, NCB, FSB, as master servicer with respect to the NCB, FSB Mortgage Loans, ARCap Servicing, Inc., as general special servicer with respect to the mortgage loans, other than the residential cooperative mortgage loans, National Consumer Cooperative Bank, as special servicer with respect to the residential cooperative mortgage loans, LaSalle Bank National Association, as trustee, Wells Fargo Bank Minnesota, N.A., as paying agent and certificate registrar and ABN AMRO Bank N.V., as fiscal agent.

     "Prepayment Interest Excess" means, in the case of a mortgage loan in which a full or partial Principal Prepayment (including Balloon Payment other than in connection with the foreclosure or liquidation of a mortgage loan) is made during any Collection Period after the Due Date for such mortgage loan, the amount of interest which accrues on the amount of such Principal Prepayment or Balloon Payment allocable to such mortgage loan that exceeds the corresponding amount of interest accruing on the certificates. The amount of the Prepayment Interest Excess in any such case will generally equal the interest that accrues on such mortgage loan from such Due Date to the date such payment was made, net of the Master Servicing Fee, the Primary Servicing Fee, the Excess Servicing Fee, the Trustee Fee, in the case of any Non-Trust Serviced Pari Passu Loan, the servicing fee payable in connection therewith pursuant to the applicable Other Pooling and Servicing Agreement and, if the related mortgage loan is a Specially Serviced Mortgage Loan, the Special Servicing Fee.

     "Prepayment Interest Shortfall" means a shortfall in the collection of a full month's interest for any Distribution Date and with respect to any mortgage loan as to which the related borrower has made a full or partial Principal Prepayment (including any Balloon Payment other than in connection with the foreclosure or liquidation of a mortgage loan) during the related Collection Period, and the date such payment was made occurred prior to the Due Date for such mortgage loan in such Collection Period (including any shortfall resulting from such a payment during the grace period relating to such Due Date). Such a shortfall arises because the amount of interest (net of the Master Servicing Fee, the Primary Servicing Fee, the Excess Servicing Fee, any servicing fee payable in connection with any related Non-Trust Serviced Pari Passu Loan, the Special Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage Loan, and the Trustee Fee) that accrues on the amount of such Principal Prepayment or Balloon Payment allocable to such mortgage loan will be less than the corresponding amount of interest accruing on the certificates, if applicable. In such a case, the Prepayment Interest Shortfall will generally equal the excess of:

     o the aggregate amount of interest that would have accrued at the Net Mortgage Rate (less the Special Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage Loan), plus, with respect to the residential cooperative mortgage loans that are included in the notional amount of the Class X-Y Certificates (as identified on Appendix II to this prospectus supplement), the applicable Class X-Y Strip Rate, on the Scheduled Principal Balance of such mortgage loan for the 30 days ending on such Due Date if such Principal Prepayment or Balloon Payment had not been made, over

     o the aggregate interest that did so accrue at the Net Mortgage Rate plus, with respect to the residential cooperative mortgage loans that are included in the notional amount of the Class X-Y Certificates (as identified on Appendix II to this prospectus supplement), the applicable Class X-Y Strip Rate, through the date such payment was made.

     "Prepayment Premium" means, with respect to any mortgage loan for any Distribution Date, prepayment premiums and percentage charges, if any, received during the related Collection Period in connection with Principal Prepayments on such mortgage loan.

     "Primary Servicer" means any of Prudential Asset Resources, Inc., Nationwide Life Insurance Company, Washington Mutual Bank, FA and Union Central Mortgage Funding, Inc. and each of their respective permitted successors and assigns.

     "Primary Servicing Fee" means the monthly amount, based on the Primary Servicing Fee Rate, paid as compensation for the primary servicing of the mortgage loans.

     "Primary Servicing Fee Rate" means a per annum rate set forth in the Pooling and Servicing Agreement, which is payable each month with respect to a mortgage loan in connection with the Primary Servicing Fee and which is part of the Administrative Cost Rate.

     "Principal Balance Certificates" means, upon initial issuance, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates.

     "Principal Distribution Amount" equals, in general, for any Distribution Date, the aggregate of the following:

     o the principal portions of all Scheduled Payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled Payments to, in each case, the extent received or advanced, as the case may be, in respect of the mortgage loans and any REO mortgage loans (but not in respect of any Serviced Companion Loan or its successor REO Mortgage Loan) for their respective Due Dates occurring during the related Collection Period; and

     o all payments (including Principal Prepayments and the principal portion of Balloon Payments but not in respect of any Serviced Companion Loan) and other collections (including Liquidation Proceeds (other than the portion thereof, if any, constituting Excess Liquidation Proceeds), Condemnation Proceeds, Insurance Proceeds and REO Income (each as defined herein) and proceeds of mortgage loan repurchases) that were received on or in respect of the mortgage loans (but not in respect of any Serviced Companion Loan or its successor REO Mortgage Loan) during the related Collection Period and that were identified and applied by a master servicer as recoveries of principal thereof.

     The following amounts shall reduce the Principal Distribution Amount (and, in each case, will be allocated first to the Loan Group Principal Distribution Amount applicable to the related mortgage loan, and then to the other Loan Group Principal Distribution Amount) to the extent applicable:

     o if any advances previously made in respect of any mortgage loan that becomes the subject of a workout are not fully repaid at the time of that workout, then those advances (and advance interest thereon) are reimbursable from amounts allocable to principal on the mortgage pool during the collection period for the related distribution date, net of any nonrecoverable Advances then outstanding and reimbursable from such amounts, and the Principal Distribution Amount will be reduced (to not less than zero) by any of those advances (and advance interest thereon) that are reimbursed from such principal collections during that collection period (provided that if any of those amounts that were reimbursed from such principal collections are subsequently recovered on the related mortgage loan, such recoveries will increase the Principal Distribution Amount (and will be allocated first to such other Loan Group Principal Distribution Amount, and then to the Loan Group Principal Distribution Amount applicable to the related mortgage loan) for the distribution date following the collection period in which the subsequent recovery occurs); and

     o if any advance previously made in respect of any mortgage loan is determined to be nonrecoverable, then that advance (unless the applicable party entitled to the reimbursement elects to defer all or a portion of the reimbursement as described herein) will be reimbursable (with advance interest thereon) first from amounts allocable to principal on the mortgage pool during the collection period for the related distribution date (prior to reimbursement from other collections) and the Principal Distribution Amount will be reduced (to not less than zero) by any of those advances (and advance interest thereon) that are reimbursed from such principal collections on the mortgage pool during that collection period (provided that if any of those amounts that were reimbursed from such principal collections are subsequently recovered (notwithstanding the nonrecoverability determination) on the related mortgage loan, such recovery will increase the Principal Distribution Amount (and will be allocated first to such other Loan Group Principal Distribution Amount, and then to the Loan Group Principal Distribution Amount applicable to the related mortgage loan) for the distribution date following the collection period in which the subsequent recovery occurs).

     So long as both the Class A-4 and Class A-1A Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date will be calculated on a loan group-by-loan group basis. On each Distribution Date after the Certificate Balance of either the Class A-4 or Class A-1A Certificates has been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both loan groups.

     "Principal Prepayments" means the payments and collections with respect to principal of the mortgage loans that constitute voluntary and involuntary prepayments of principal made prior to their scheduled Due Dates.

     "PTCE" means a DOL Prohibited Transaction Class Exemption.

     "Purchase Price" means that amount at least equal to the unpaid principal balance of such mortgage loan, together with accrued but unpaid interest thereon to but not including the Due Date in the Collection Period in which the purchase occurs and the amount of any expenses related to such mortgage loan or the related REO Property (including, without duplication, any Servicing Advances, Advance Interest related to such mortgage loan and any Special Servicing Fees and Liquidation Fees paid with respect to the mortgage loan that are reimbursable to the master servicers, the special servicers, the trustee or the fiscal agent, plus if such mortgage loan is being repurchased or substituted for by a seller pursuant to the related Mortgage Loan Purchase Agreement, all expenses reasonably incurred or to be incurred by the master servicers, the Primary Servicers, the special servicers, Morgan Stanley Capital I Inc. or the trustee in respect of the Material Breach or Material Document Defect giving rise to the repurchase or substitution obligation (and that are not otherwise included above)) plus, in connection with a repurchase by a seller, any Liquidation Fee payable by such seller in accordance with the proviso contained in the definition of "Liquidation Fee."

     "Qualifying Substitute Mortgage Loan" means a mortgage loan having the characteristics required in the Pooling and Servicing Agreement and otherwise satisfying the conditions set forth therein and for which the Rating Agencies have confirmed in writing that such mortgage loan would not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates.

     "Rated Final Distribution Date" means the first Distribution Date that follows by at least 60 months the end of the amortization term of the mortgage loan (other than the mortgage loans secured by residential cooperative properties) that, as of the Cut-off Date, has the longest remaining amortization term.

     "Rating Agencies" means S&P and Moody's.

     "Realized Losses" means losses arising from the inability of the trustee, master servicers or the special servicers to collect all amounts due and owing under any defaulted mortgage loan, including by reason of any modifications to the terms of a mortgage loan, bankruptcy of the related borrower or a casualty of any nature at the related mortgaged property, to the extent not covered by insurance. The Realized Loss, if any, in respect of a liquidated mortgage loan or related REO Property, will generally equal the excess, if any, of:

     o the outstanding principal balance of such mortgage loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related mortgage rate, over

     o the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation, net of any portion of such liquidation proceeds that is payable or reimbursable in respect of related liquidation and other servicing expenses to the extent not already included in Expense Losses.

     If the mortgage rate on any such mortgage loan is reduced or a portion of the debt due under any such mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by a special servicer (or in the case of a Non-Trust Serviced Pari Passu Loan, the applicable Other Special Servicer) or in connection with a bankruptcy or similar proceeding involving the related borrower, the resulting reduction in interest paid and the principal amount so forgiven, as the case may be, also will be treated as a Realized Loss. Any reimbursements of advances determined to be nonrecoverable (and interest on such advances) that are made in any collection period from collections of principal that would otherwise be included in the Principal Distribution Amount for the related distribution date, will create a deficit (or increase an otherwise-existing deficit) between the aggregate principal balance of the mortgage pool and the total principal balance of the certificates on the succeeding distribution date. The related reimbursements and payments made during any collection period will therefore result in the allocation of those amounts as Realized Losses (in reverse sequential order in accordance with the loss allocation rules described herein) to reduce principal balances of the Principal Balance Certificates on the distribution date for that collection period.

     In the case of a mortgage loan and a related B Note, Realized Losses will be allocated first to the related B Note (up to the principal balance thereof) and then to the related mortgage loan; provided, however, that in the case of the 3 Times Square A/B Loan, Realized Losses will be allocated first to the related B Note (up to its principal balance thereof), and then pro rata among the 3 Times Square Pari Passu Loan and the 3 Times Square Companion Loans according to their respective principal balances and in accordance with the 2003-PWR2 Pooling and Servicing Agreement.

     "Record Date" means, with respect to each class of offered certificates for each Distribution Date, the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs.

     "Rehabilitated Mortgage Loan" means a Specially Serviced Mortgage Loan for which (a) 3 consecutive Scheduled Payments have been made, in the case of any such mortgage loan or Serviced Companion Loan that was modified, based on the modified terms, (b) no other Servicing Transfer Event has occurred and is continuing with respect to such mortgage loan and (c) the trust has been reimbursed for all costs incurred as a result of the occurrence of the Servicing Transfer Event or such amounts have been forgiven.

     "REMIC Regular Certificates" means the Senior Certificates and the Subordinate Certificates.

     "REO Income" means the income received in connection with the operation of an REO Property, net of certain expenses specified in the Pooling and Servicing Agreement. With respect to any Non-Trust Serviced Loan Pair (if the related Other Special Servicer has foreclosed upon the mortgaged property securing the related Non-Trust Serviced Pari Passu Loan), the REO Income shall include only the portion of such net income that is paid to the holder of the related Non-Trust Serviced Pari Passu Loan pursuant to the applicable Other Pooling and Servicing Agreement.

     "REO Mortgage Loan" means any defaulted mortgage loan as to which the related mortgaged property is REO Property.

     "REO Property" means any mortgaged property acquired on behalf of the Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

     "REO Tax" means a tax on "net income from foreclosure property" within the meaning of the REMIC provisions of the Code.

     "Reserve Account" means an account in the name of the paying agent for the deposit of any Excess Liquidation Proceeds.

     "Residual Certificates" means the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates.

     "Revised Rate" means, with respect to any mortgage loan, a fixed rate per annum equal to the Initial Rate plus a specified percentage.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     "Scheduled Payment" means, in general, for any mortgage loan or Serviced Companion Loan on any Due Date, the amount of the scheduled payment of principal and interest, or interest only, due thereon on such date, taking into account any waiver, modification or amendment of the terms of such mortgage loan or Serviced Companion Loan subsequent to the Closing Date, whether agreed to by a special servicer or occurring in connection with a bankruptcy proceeding involving the related borrower.

     "Scheduled Principal Balance" of any mortgage loan or Serviced Companion Loan or REO Mortgage Loan on any Distribution Date will generally equal the Cut-off Date Balance, as defined above (less any principal amortization occurring on or prior to the Cut-off Date), thereof, reduced, to not less than zero, by:

     o any payments or other collections of principal, or Advances in lieu thereof, on such mortgage loan or Serviced Companion Loan that have been collected or received during any preceding Collection Period, other than any Scheduled Payments due in any subsequent Collection Period; and

     o the principal portion of any Realized Loss incurred in respect of such mortgage loan or Serviced Companion Loan during any preceding Collection Period.

     "Senior Certificates" means the Class A Certificates and the Class X Certificates.

     "Serviced Companion Loan" means the Country Club Mall B Note.

     "Serviced Loan Pair" means the Country Club Mall Mortgage Loan and the Country Club Mall B Note.

     "Servicing Advances" means, in general, customary, reasonable and necessary "out-of-pocket" costs and expenses required to be incurred by each master servicer in connection with the servicing of the mortgage loan and/or (if applicable) the related Serviced Companion Loan for which it is acting as master servicer after a default, whether or not a payment default, delinquency or other unanticipated event, or in connection with the administration of any REO Property.

         "Servicing Standard" means the higher of the following standards of care:

     o in the same general manner in which, and with the same care, skill, prudence and diligence with which, the applicable master servicer, any Primary Servicer or the applicable special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and to the maximization of the net present value of the mortgage loans; or

     o the care, skill, prudence and diligence the applicable master servicer, any Primary Servicer or the applicable special servicer, as the case may be, uses for loans which it owns and which are similar to the mortgage loans, giving due consideration to the maximization of the net present value of the mortgage loans, but in either case without regard to:

     o any other relationship that the applicable master servicer, the applicable special servicer, any sub-servicer or any Primary Servicer, Morgan Stanley Capital I Inc. or any affiliate of any of them may have with the related borrower or any affiliate of the borrower, Morgan Stanley Capital I Inc. or the seller;

     o the ownership of any certificate by the applicable master servicer, any sub-servicer, any Primary Servicer, the applicable special servicer or any affiliate of any of them;

     o the applicable master servicer's obligation to make Advances or to incur servicing expenses with respect to the mortgage loans (so long as such Advances and expenses are not determined to be nonrecoverable);

     o the applicable master servicer's, the applicable special servicer's, any Primary Servicer's or any sub-servicers' right to receive compensation for its services or with respect to any particular transaction;

     o the ownership or servicing or management for others by the applicable master servicer, the applicable special servicer, any sub-servicer or any Primary Servicer of any other mortgage loans or property;

     o any obligation of the applicable master servicer or the applicable special servicer or an affiliate thereof to pay any indemnity with respect to any repurchase obligation; or

     o the ownership of any junior indebtedness by the applicable master servicer or the applicable special servicer or any affiliate with respect to the borrower or any affiliate thereof with respect to any mortgage loan.

     "Servicing Transfer Event" means an instance where an event has occurred that has caused a mortgage loan or Serviced Companion Loan to become a Specially Serviced Mortgage Loan.

     "609 Fifth Avenue Companion Loan" means the loan which is secured on a pari passu basis with the 609 Fifth Avenue Pari Passu Loan pursuant to the related mortgage. The 609 Fifth Avenue Companion Loan is not a "mortgage loan."

     "609 Fifth Avenue Pari Passu Loan" means the mortgage loan designated as Mortgage Loan No. 4, which is secured on a pari passu basis with the 609 Fifth Avenue Companion Loan pursuant to the related mortgage.

     "609 Fifth Avenue Pari Passu Loan Servicing Fee Rate" means the "Master Servicing Fee Rate" applicable to the 609 Fifth Avenue Pari Passu Loan as defined in the GMAC 2003-C3 Pooling and Servicing Agreement.

     "Special Servicer Compensation" means such fees payable to each special servicer, collectively, the Special Servicing Fee, the Workout Fee and the Liquidation Fee and any other fees payable to the special servicer pursuant to the Pooling and Servicing Agreement.

     "Special Servicer Event of Default" means, with respect to a special servicer under the Pooling and Servicing Agreement, any one of the following events:

     o any failure by such special servicer to remit to the paying agent or the applicable master servicer within 1 business day of the date when due any amount required to be so remitted under the terms of the Pooling and Servicing Agreement;

     o any failure by such special servicer to deposit into any account any amount required to be so deposited or remitted under the terms of the Pooling and Servicing Agreement which failure continues unremedied for 1 business day following the date on which such deposit or remittance was first required to be made;

     o any failure on the part of such special servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of such special servicer contained in the Pooling and Servicing Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such special servicer by Morgan Stanley Capital I Inc. or the trustee; provided, however, that to the extent that such special servicer certifies to the trustee and Morgan Stanley Capital I Inc. that such special servicer is in good faith attempting to remedy such failure and the Certificateholders shall not be materially and adversely affected thereby, such cure period will be extended to the extent necessary to permit such special servicer to cure the failure, provided that such cure period may not exceed 90 days;

     o any breach by such special servicer of the representations and warranties contained in the Pooling and Servicing Agreement that materially and adversely affects the interests of the holders of any class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to such special servicer by Morgan Stanley Capital I Inc. or the trustee; provided, however, that to the extent that such special servicer is in good faith attempting to remedy such breach and the Certificateholders shall not be materially and adversely affected thereby, such cure period may be extended to the extent necessary to permit such special servicer to cure such failure, provided that such cure period may not exceed 90 days;

     o a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against such special servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

     o such special servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such special servicer or of or relating to all or substantially all of its property;

     o such special servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

     o a servicing officer of the special servicer receives actual knowledge that Moody's has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates or (ii) placed one or more classes of certificates on "watch status" in contemplation of a rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date that a servicing officer of the special servicer obtained such actual knowledge), and, in the case of either of clauses (i) or (ii), citing servicing concerns with the special servicer as the sole or material factor in such rating action; or

     o such special servicer is removed from S&P's approved special servicer list and the ratings then assigned by S&P to any class or classes of certificates are downgraded, qualified or withdrawn, including, without limitation, being placed on "negative credit watch" in connection with such removal.

     "Special Servicing Fee" means an amount equal to, in any month, the portion of a rate equal to 0.25% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each Specially Serviced Mortgage Loan for such month, of the outstanding Scheduled Principal Balance of each Specially Serviced Mortgage Loan.

     "Specially Serviced Mortgage Loan" means the following:

     o any mortgage loan or Serviced Companion Loan as to which a Balloon Payment is past due, and the applicable master servicer has determined that payment is unlikely to be made on or before the 90th day succeeding the date the Balloon Payment was due (unless (i) the related borrower makes all monthly payments that would have become due if such mortgage loan or Serviced Companion Loan had not matured, based on the amortization term of such mortgage loan, (ii) the related borrower has received a commitment for refinancing that is acceptable to the Operating Adviser prior to the end of such 90 day period, and
          (iii) such refinancing is obtained on or before the 150th day succeeding the date the Balloon Payment was due), or any other payment is more than 60 days past due or has not been made on or before the second Due Date following the date such payment was due;

     o any mortgage loan or Serviced Companion Loan as to which, to the applicable master servicer's knowledge, the borrower has consented to the appointment of a receiver or conservator in any insolvency or similar proceeding of or relating to such borrower or to all or substantially all of its property, or the borrower has become the subject of a decree or order issued under a bankruptcy, insolvency or similar law and such decree or order shall have remained undischarged, undismissed or unstayed for a period of 30 days;

     o any mortgage loan or Serviced Companion Loan as to which the applicable master servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged property;

     o any mortgage loan or Serviced Companion Loan as to which the applicable master servicer has knowledge of a default (other than a failure by the related borrower to pay principal or interest) which, in the judgment of such master servicer, materially and adversely affects the interests of the Certificateholders or the holders of such Serviced Companion Loan and which has occurred and remains unremedied for the applicable grace period specified in such mortgage loan (or, if no grace period is specified, 60 days);

     o any mortgage loan or Serviced Companion Loan as to which the borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations; or

     o any mortgage loan or Serviced Companion Loan as to which, in the judgment of the applicable master servicer, (a) a payment default is imminent or is likely to occur within 60 days or (b) any other default is imminent or is likely to occur within 60 days and such default, in the judgment of such master servicer is reasonably likely to materially and adversely affect the interests of the Certificateholders or the holder of any related Serviced Loan Pair.

     "Structuring Assumptions" means the following assumptions:

     o the mortgage rate on each mortgage loan in effect as of the Closing Date remains in effect until maturity or its Anticipated Repayment Date;

     o the initial Certificate Balances and initial Pass-Through Rates of the certificates are as presented herein;

     o the closing date for the sale of the certificates is December 18, 2003;

     o distributions on the certificates are made on the 15th day of each month, commencing in January 2004;

     o there are no delinquencies, defaults or Realized Losses with respect to the mortgage loans;

     o Scheduled Payments on the mortgage loans are timely received on the first day of each month;

     o    the trust does not experience any Expense Losses;

     o no Principal Prepayment on any mortgage loan is made during its Lockout Period, if any, or during any period when Principal Prepayments on such mortgage loans are required to be accompanied by a Yield Maintenance Charge, and otherwise Principal Prepayments are made on the mortgage loans at the indicated levels of CPR, notwithstanding any limitations in the mortgage loans on partial prepayments;

     o    no Prepayment Interest Shortfalls occur;

     o no mortgage loan is the subject of a repurchase or substitution by the respective seller and no optional termination of the trust occurs, unless specifically noted;

     o    each ARD Loan pays in full on its Anticipated Repayment Date;

     o any mortgage loan with the ability to choose defeasance or yield maintenance chooses yield maintenance;

     o no holder of a B Note or mezzanine lender exercises its option to purchase any mortgage loan; and

     o with respect to the 3 Times Square Pari Passu Loan, the related payment of principal and interest received on the Due Date occurring in December 2003 is an asset of the trust and will be distributed to Certificateholders on the Distribution Date occurring in January 2004.

     "Subordinate Certificates" means the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates, the Class N Certificates, and the Class O Certificates.

     "3 Times Square A/B Loan" means the 3 Times Square Pari Passu Loan, the 3 Times Square Companion Loans and the 3 Times Square B Note.

     "3 Times Square B Note" means, with respect to the mortgage loan designated as Mortgage Loan No. 6, the related subordinate note, which is not included in the trust and which is subordinated in right of payment to the 3

Times Square Pari Passu Loan and the 3 Times Square Companion Loans to the extent set forth in the applicable intercreditor agreement. The 3 Times Square B
Note is not a "mortgage loan."

     "3 Times Square Companion Loans" means one or more loans secured on a pari passu basis with the 3 Times Square Pari Passu Loan pursuant to the related mortgage. The 3 Times Square Companion Loans are not "mortgage loans."

     "3 Times Square Pari Passu Loan" means the mortgage loan designated as Mortgage Loan No. 6, which is secured on a pari passu basis with the 3 Times Square Companion Loans pursuant to the related mortgage.

     "3 Times Square Pari Passu Loan Servicing Fee Rate" means the "Master Servicing Fee Rate" applicable to the 3 Times Square Pari Passu Loan as defined in the 2003-PWR2 Pooling and Servicing Agreement.

     "Treasury Rate" unless otherwise specified in the related mortgage loan documents, is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date (or Anticipated Repayment Date, if applicable) of the mortgage loan prepaid. If Release H.15 is no longer published, the master servicer for such mortgage loan will select a comparable publication to determine the Treasury Rate.

     "Trustee Fee" means a monthly fee as set forth in the Pooling and Servicing Agreement to be paid from the Distribution Account to the trustee and the paying agent as compensation for the performance of their duties calculated at a rate that is part of the Administrative Cost Rate.

     "2003-IQ5 Depositor" means the "Depositor" under the 2003-IQ5 Pooling and Servicing Agreement, which as of the date hereof is Morgan Stanley Capital I Inc.

     "2003-IQ5 Fiscal Agent" means the "Fiscal Agent" under the 2003-IQ5 Pooling and Servicing Agreement, which as of the date hereof is ABN AMRO Bank N.V.

     "2003-IQ5 Master Servicer" means the "Master Servicer" under the 2003-IQ5 Pooling and Servicing Agreement, which as of the date hereof is GMAC Commercial Mortgage Corporation.

     "2003-IQ5 Paying Agent" means the "Paying Agent" under the 2003-IQ5 Pooling and Servicing Agreement, which as of the date hereof is LaSalle Bank National Association.

     "2003-IQ5 Pooling and Servicing Agreement" means the pooling and servicing agreement dated as of September 1, 2003 by and among the 2003-IQ5 Depositor, the 2003-IQ5 Master Servicer, the 2003-IQ5 Special Servicer, the 2003-IQ5 Trustee and the 2003-IQ5 Fiscal Agent, pursuant to which the Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates, Series 2003-IQ5, were issued.

     "2003-IQ5 Special Servicer" means the "Special Servicer" under the 2003-IQ5 Pooling and Servicing Agreement, which as of the date hereof is Midland Loan Services, Inc.

     "2003-IQ5 Trustee" means the "Trustee," the "Certificate Registrar" and the "Authenticating Agent" under the 2003-IQ5 Pooling and Servicing Agreement, which as of the date hereof is LaSalle Bank National Association.

     "2003-PWR2 Depositor" means the "Depositor" under the 2003-PWR2 Pooling and Servicing Agreement, which as of the date hereof is Bear Stearns Commercial Mortgage Securities Inc.

     "2003-PWR2 Fiscal Agent" means the "Fiscal Agent" under the 2003-PWR2 Pooling and Servicing Agreement, which as of the date hereof is ABN AMRO Bank N.V.

     "2003-PWR2 Master Servicer" means the applicable "Master Servicer" under the 2003-PWR2 Pooling and Servicing Agreement, with respect to the 3 Times Square A/B Loan, which as of the date hereof is Prudential Asset Resources, Inc.

     "2003-PWR2 Pooling and Servicing Agreement" means the pooling and servicing agreement dated as of September 1, 2003 by and among the 2003-PWR2 Depositor, the 2003-PWR2 Master Servicer, Wells Fargo Bank, National Association, as a master servicer to certain mortgage loans as described thereunder, the 2003-PWR2 Special Servicer, GMAC Commercial Mortgage Corporation, as a special servicer to certain mortgage loans as described thereunder the 2003-PWR2 Trustee, the 2003-PWR2 Fiscal Agent, and Wells Fargo Bank Minnesota, N.A., as certificate administrator and as tax administrator, to which the Bear Stearns Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2003-PWR2, were issued.

     "2003-PWR2 Special Servicer" means the applicable "Special Servicer" under the 2003-PWR2 Pooling and Servicing Agreement, with respect to the 3 Times Square A/B Loan, which as of the date hereof is Prudential Asset Resources, Inc.

     "2003-PWR2 Trustee" means the "Trustee" under the 2003-PWR2 Pooling and Servicing Agreement, which as of the date hereof is LaSalle Bank National Association.

     "2003-TOP12 Depositor" means the "Depositor" under the 2003-TOP12 Pooling and Servicing Agreement, which as of the date hereof is Bear Stearns Commercial Mortgage Securities Inc.

     "2003-TOP12 Fiscal Agent" means the "Fiscal Agent" under the 2003-TOP12 Pooling and Servicing Agreement, which as of the date hereof is ABN AMRO Bank N.V.

     "2003-TOP12 Master Servicer" means the "Master Servicer" under the 2003-TOP12 Pooling and Servicing Agreement, which as of the date hereof is Wells Fargo Bank, National Association.

     "2003-TOP12 Paying Agent" means the "Paying Agent" under the 2003-TOP12 Pooling and Servicing Agreement, which as of the date hereof is Wells Fargo Bank Minnesota, National Association.

     "2003-TOP12 Pooling and Servicing Agreement" means the pooling and servicing agreement dated as of October 1, 2003 by and among the 2003-TOP12 Depositor, the 2003-TOP12 Master Servicer, the 2003-TOP12 Special Servicer, the 2003-TOP12 Trustee, the 2003-TOP12 Fiscal Agent and the 2003-TOP12 Paying Agent pursuant to which the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-TOP12, were issued.

     "2003-TOP12 Special Servicer" means the "Special Servicer" under the 2003-TOP12 Pooling and Servicing Agreement, which as of the date hereof is ARCap Servicing, Inc.

     "2003-TOP12 Trustee" means the "Trustee," the "Certificate Registrar" and the "Authenticating Agent" under the 2003-TOP12 Pooling and Servicing Agreement, which as of the date hereof is LaSalle Bank National Association.

     "Underwritable Cash Flow" means an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income (and in the case of residential cooperative mortgage loans, assuming that the property was operated as a rental property), less the sum of
(a) estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritable Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization.

     Underwritable Cash Flow in the case of any underlying mortgage loan that is secured by a residential cooperative property generally equals projected net operating income at the related mortgaged real property, as determined by the appraisal obtained in connection with the origination of that loan, assuming such property was operated as a rental property with rents set at prevailing market rates taking into account the presence of existing rent-controlled or rent-stabilized occupants, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

     "Underwriters" means Morgan Stanley & Co. Incorporated, CIBC World Markets Corp., Deutsche Bank Securities Inc., Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

     "Underwriting Agreement" means that agreement, dated December 9, 2003, entered into by Morgan Stanley Capital I Inc., Morgan Stanley & Co. Incorporated, CIBC World Markets Corp., Deutsche Bank Securities Inc., Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

     "Unpaid Interest" means, on any Distribution Date with respect to any class of certificates, other than the Residual Certificates and the Class EI Certificates, the portion of Distributable Certificate Interest for such class remaining unpaid as of the close of business on the preceding Distribution Date, plus one month's interest thereon at the applicable Pass-Through Rate.

     "Value Co-op Basis" means, with respect to any residential cooperative property securing a mortgage loan in the trust fund, an amount calculated based on the market value, as determined by an appraisal, of the real property, as if operated as a residential cooperative.

     "Weighted Average Net Mortgage Rate" means, for any Distribution Date, the weighted average of the Net Mortgage Rates for the mortgage loans (in the case of each mortgage loan that is a Non-30/360 Mortgage Loan, adjusted as described under the definition of Net Mortgage Rate) weighted on the basis of their respective Scheduled Principal Balances as of the close of business on the preceding Distribution Date.

     "Wells Fargo" means Wells Fargo Bank, National Association.

     "WestShore Plaza Pari Passu Loan" means the mortgage loan designated as Mortgage Loan No. 7, which is secured on a pari passu basis with the WestShore Plaza Companion Loan pursuant to the related mortgage.

     "WestShore Plaza Pari Passu Loan Servicing Fee Rate" means the "Master Servicing Fee Rate" applicable to the WestShore Plaza Pari Passu Loan as defined in the 2003-TOP12 Pooling and Servicing Agreement.

     "WestShore Plaza Companion Loan" means the loan which is secured on a pari passu basis with the WestShore Plaza Pari Passu Loan pursuant to the related mortgage. The WestShore Plaza Companion Loan is not a "mortgage loan."

     "Workout Fee" means that fee, payable with respect to any Rehabilitated Mortgage Loan equal to 1.00% of the amount of each collection of interest (other than default interest and Excess Interest) and principal received (including any Condemnation Proceeds received and applied as a collection of such interest and principal) on such mortgage loan for so long as it remains a Rehabilitated Mortgage Loan.

     "Yield Maintenance Charge" means, with respect to any Distribution Date, the aggregate of all yield maintenance charges, if any, received during the related Collection Period in connection with Principal Prepayments.

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   SCHEDULE A

            Rates Used in Determination of Class X Pass-Through Rates



 01/15/2004              5.65091%              01/15/2008              5.64311%
 02/15/2004              5.50872%              02/15/2008              5.49978%
 03/15/2004              5.50868%              03/15/2008              5.49980%
 04/15/2004              5.65049%              04/15/2008              5.64263%
 05/15/2004              5.50822%              05/15/2008              5.49923%
 06/15/2004              5.65020%              06/15/2008              5.64230%
 07/15/2004              5.50788%              07/15/2008              5.49885%
 08/15/2004              5.64990%              08/15/2008              5.64197%
 09/15/2004              5.64975%              09/15/2008              5.64180%
 10/15/2004              5.50736%              10/15/2008              5.49827%
 11/15/2004              5.64944%              11/15/2008              5.64146%
 12/15/2004              5.50701%              12/15/2008              5.49810%
 01/15/2005              5.50682%              01/15/2009              5.50381%
 02/15/2005              5.50664%              02/15/2009              5.50361%
 03/15/2005              5.50685%              03/15/2009              5.50404%
 04/15/2005              5.64863%              04/15/2009              5.64629%
 05/15/2005              5.50607%              05/15/2009              5.50296%
 06/15/2005              5.64830%              06/15/2009              5.64591%
 07/15/2005              5.50569%              07/15/2009              5.50253%
 08/15/2005              5.64796%              08/15/2009              5.64552%
 09/15/2005              5.64780%              09/15/2009              5.64533%
 10/15/2005              5.50511%              10/15/2009              5.50185%
 11/15/2005              5.64745%              11/15/2009              5.64492%
 12/15/2005              5.50472%              12/15/2009              5.50139%
 01/15/2006              5.50451%              01/15/2010              5.50115%
 02/15/2006              5.50431%              02/15/2010              5.50092%
 03/15/2006              5.50453%              03/15/2010              5.50138%
 04/15/2006              5.64654%              04/15/2010              5.64466%
 05/15/2006              5.50367%              05/15/2010              5.50106%
 06/15/2006              5.64617%              06/15/2010              5.64423%
 07/15/2006              5.50325%              07/15/2010              5.50055%
 08/15/2006              5.64579%              08/15/2010              5.64378%
 09/15/2006              5.64561%              09/15/2010              5.64356%
 10/15/2006              5.50260%              10/15/2010              5.49978%
 11/15/2006              5.64522%              11/15/2010              5.64309%
 12/15/2006              5.50215%              12/15/2010              5.50810%
 01/15/2007              5.50198%              01/15/2011              5.50801%
 02/15/2007              5.50182%              02/15/2011              5.50774%
 03/15/2007              5.50222%              03/15/2011              5.50824%
 04/15/2007              5.64445%              04/15/2011              5.65024%
 05/15/2007              5.50134%              05/15/2011              5.50690%
 06/15/2007              5.64416%              06/15/2011              5.64974%
 07/15/2007              5.50100%              07/15/2011              5.50633%
 08/15/2007              5.64387%              08/15/2011              5.64923%
 09/15/2007              5.64372%              09/15/2011              5.64898%
 10/15/2007              5.50049%              10/15/2011              5.50545%
 11/15/2007              5.64342%              11/15/2011              5.64845%
 12/15/2007              5.50014%              12/15/2011              5.50485%

                                   SCHEDULE B

                            Component Notional Amount

DISTRIBUTION DATES (INCLUSIVE)    CLASS A-1     CLASS A-1A      CLASS A-2      CLASS A-3     CLASS A-4       CLASS B       CLASS C
------------------------------    ----------   ------------    -----------    -----------   ------------   -----------   -----------
January 2004 to December 2005     $3,941,000   $210,567,000    $45,000,000    $83,000,000   $470,824,000   $26,191,000   $29,932,000
January 2006 to December 2006             $0   $199,583,000    $11,410,000    $83,000,000   $470,824,000   $26,191,000   $29,932,000
January 2007 to December 2007             $0   $188,983,000             $0    $57,212,000   $470,824,000   $26,191,000   $29,932,000
January 2008 to December 2008             $0   $168,377,000             $0    $22,138,000   $470,824,000   $26,191,000   $25,252,000
January 2009 to December 2009             $0   $159,486,000             $0             $0   $459,727,000   $26,191,000   $10,102,000
January 2010 to December 2010             $0   $141,021,000             $0             $0   $422,600,000   $22,385,000            $0
January 2011 to December 2011             $0   $132,835,000             $0             $0   $393,197,000    $9,911,000            $0




DISTRIBUTION DATES (INCLUSIVE)       CLASS D           CLASS E        CLASS F       CLASS G         CLASS H        CLASS J
------------------------------     -----------       ----------     -----------    ----------     ----------     ----------
January 2004 to December 2005      $11,224,000       $7,483,000     $11,225,000    $7,483,000     $6,236,000     $4,989,000
January 2006 to December 2006      $11,224,000       $7,483,000     $11,225,000            $0             $0             $0
January 2007 to December 2007      $11,224,000               $0              $0            $0             $0             $0
January 2008 to December 2008               $0               $0              $0            $0             $0             $0
January 2009 to December 2009               $0               $0              $0            $0             $0             $0
January 2010 to December 2010               $0               $0              $0            $0             $0             $0
January 2011 to December 2011               $0               $0              $0            $0             $0             $0

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

MORTGAGE LOAN SELLERS

---------------------------------------------------------------------------------------------------------------------
                                                                  PERCENT BY           WEIGHTED          WEIGHTED
                                                 AGGREGATE         AGGREGATE            AVERAGE           AVERAGE
                            NUMBER OF         CUT-OFF DATE      CUT-OFF DATE           MORTGAGE         REMAINING
LOAN SELLER            MORTGAGE LOANS          BALANCE ($)       BALANCE (%)           RATE (%)       TERM (MOS.)
---------------------------------------------------------------------------------------------------------------------
Prudential                         18          229,984,246              23.1              5.938               134
MSMC                                4          201,260,436              20.2              5.277               116
CIBC                               17          171,412,393              17.2              5.769               114
NCB, FSB                           75          129,084,135              12.9              5.289               122
Nationwide                         19          103,645,275              10.4              5.765               128
WaMu                               23          101,468,942              10.2              5.560               120
TIAA                                3           38,487,784               3.9              5.871               138
UCMFI                              16           22,396,742               2.2              5.685               164
---------------------------------------------------------------------------------------------------------------------
TOTAL:                            175         $997,739,954             100.0%             5.627%              124
=====================================================================================================================

------------------------------------------------------------------------------------------
                                         WEIGHTED          WEIGHTED           WEIGHTED
                       WEIGHTED           AVERAGE           AVERAGE            AVERAGE
                        AVERAGE           IMPLIED      CUT-OFF DATE            BALLOON
LOAN SELLER            DSCR (x)          DSCR (x)           LTV (%)            LTV (%)
------------------------------------------------------------------------------------------
Prudential                 1.67              1.61              65.8               48.4
MSMC                       1.87              1.55              63.4               55.8
CIBC                       1.42              1.27              74.8               63.3
NCB, FSB                   9.19              7.10              14.3               12.0
Nationwide                 1.63              1.56              65.4               43.0
WaMu                       1.91              1.64              51.1               42.7
TIAA                       1.34              1.23              75.6               52.7
UCMFI                      1.32              1.63              60.0                9.5
------------------------------------------------------------------------------------------
TOTAL:                     2.64x             2.23x             58.9%              45.9%
==========================================================================================

CUT-OFF DATE BALANCES

------------------------------------------------------------------------------------------------------------------------------------
                                                                                  PERCENT BY           WEIGHTED          WEIGHTED
                                                                 AGGREGATE         AGGREGATE            AVERAGE           AVERAGE
                                            NUMBER OF         CUT-OFF DATE      CUT-OFF DATE           MORTGAGE         REMAINING
CUT-OFF DATE BALANCE ($)               MORTGAGE LOANS          BALANCE ($)       BALANCE (%)           RATE (%)       TERM (MOS.)
------------------------------------------------------------------------------------------------------------------------------------
1 - 2,500,000                                      98          130,389,586              13.1              5.532               129
2,500,001 - 5,000,000                              33          121,095,849              12.1              5.698               128
5,000,001 - 7,500,000                              12           74,454,404               7.5              5.642               136
7,500,001 - 10,000,000                             13          111,735,983              11.2              5.528               119
10,000,001 - 12,500,000                             3           33,026,835               3.3              5.645                99
12,500,001 - 15,000,000                             3           39,814,579               4.0              5.564               106
17,500,001 - 20,000,000                             1           15,582,372               1.6              5.330               119
20,000,001 - 30,000,000                             2           38,620,415               3.9              5.845               118
30,000,001 - 40,000,000                             3           64,579,281               6.5              5.120               120
40,000,001 - 50,000,000                             4          144,500,761              14.5              6.099               139
50,000,001 - 60,000,000                             1           42,439,889               4.3              6.130               117
60,000,001 - 70,000,000                             1           61,500,000               6.2              6.030               120
70,000,001 >=                                       1          120,000,000              12.0              5.050               119
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                            175         $998,739,954             100.0%             5.627%              124
====================================================================================================================================

--------------------------------------------------------------------------------------------------------------
                                                              WEIGHTED          WEIGHTED           WEIGHTED
                                            WEIGHTED           AVERAGE           AVERAGE            AVERAGE
                                             AVERAGE           IMPLIED      CUT-OFF DATE            BALLOON
CUT-OFF DATE BALANCE ($)                    DSCR (x)          DSCR (x)           LTV (%)            LTV (%)
--------------------------------------------------------------------------------------------------------------
1 - 2,500,000                                   5.74              4.92              30.9               17.9
2,500,001 - 5,000,000                           2.89              2.44              56.1               37.4
5,000,001 - 7,500,000                           2.33              1.83              63.3               43.4
7,500,001 - 10,000,000                          3.65              2.69              55.3               45.7
10,000,001 - 12,500,000                         1.48              1.35              66.3               54.3
12,500,001 - 15,000,000                         1.48              1.27              75.1               64.6
17,500,001 - 20,000,000                         1.49              1.24              77.9               65.0
20,000,001 - 30,000,000                         1.71              1.51              67.3               56.4
30,000,001 - 40,000,000                         1.71              1.39              65.8               56.0
40,000,001 - 50,000,000                         1.71              1.69              64.2               48.1
50,000,001 - 60,000,000                         1.55              1.52              67.2               52.8
60,000,001 - 70,000,000                         1.46              1.32              73.2               62.3
70,000,001 >=                                   2.05              1.66              60.0               53.3
--------------------------------------------------------------------------------------------------------------
TOTAL:                                          2.64x             2.23x             58.9%              45.9%
==============================================================================================================


Minimum: $107,914
Maximum: $120,000,000
Average: $5,703,371

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

STATES

---------------------------------------------------------------------------------------------------------------------------------
                                                                              PERCENT BY           WEIGHTED          WEIGHTED
                                                             AGGREGATE         AGGREGATE            AVERAGE           AVERAGE
                                        NUMBER OF         CUT-OFF DATE      CUT-OFF DATE           MORTGAGE         REMAINING
STATE                        MORTGAGED PROPERTIES          BALANCE ($)       BALANCE (%)           RATE (%)       TERM (MOS.)
---------------------------------------------------------------------------------------------------------------------------------
New York                                      110          389,624,219              39.1              5.724               127
Ohio                                            4          131,745,432              13.2              5.123               120
Florida                                         5           65,650,911               6.6              5.412               111
Illinois                                        2           63,142,910               6.3              6.043               120
Texas                                          14           49,617,292               5.0              5.690               115
Maryland                                        6           49,337,578               4.9              5.679               127
Massachusetts                                   3           48,037,953               4.8              6.177               117
California-Southern                             7           37,917,176               3.8              5.033               125
California-Northern                             1            1,465,077               0.1              5.740               237
Pennsylvania                                    4           38,556,085               3.9              5.383               119
Indiana                                         2           21,566,158               2.2              5.530               119
North Carolina                                  2           21,500,000               2.2              5.831               120
Georgia                                         3           17,174,267               1.7              5.829               107
Nevada                                          1           12,980,439               1.3              5.690               115
Arizona                                         2            7,748,374               0.8              5.818               224
Minnesota                                       2            7,433,768               0.7              5.217               211
New Mexico                                      2            5,756,103               0.6              6.032               133
Kentucky                                        1            5,500,000               0.6              5.920               120
Oregon                                          2            4,275,071               0.4              5.823                94
Oklahoma                                        1            4,245,600               0.4              6.200               179
Washington                                      1            4,050,000               0.4              5.160               120
Nebraska                                        1            3,896,783               0.4              6.200               179
Tennessee                                       2            3,333,195               0.3              6.469               140
Louisiana                                       1            1,994,482               0.2              5.930               118
Utah                                            1              695,574               0.1              5.340               119
Michigan                                        1              346,479               0.0              6.320               117
District of Columbia                            1              149,025               0.0              6.690               178
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                        182         $997,739,954             100.0%             5.627%              124
=================================================================================================================================

----------------------------------------------------------------------------------------------
                                                WEIGHTED          WEIGHTED           WEIGHTED
                              WEIGHTED           AVERAGE           AVERAGE            AVERAGE
                               AVERAGE           IMPLIED      CUT-OFF DATE            BALLOON
STATE                          DSCR (x)          DSCR (x)           LTV (%)            LTV (%)
----------------------------------------------------------------------------------------------
New York                          4.15              3.40              45.5               35.6
Ohio                              1.99              1.64              61.1               52.4
Florida                           1.81              1.48              66.9               56.4
Illinois                          1.46              1.33              72.9               61.9
Texas                             1.43              1.35              72.0               52.8
Maryland                          1.93              1.75              58.1               41.0
Massachusetts                     1.55              1.52              66.4               52.2
California-Southern               1.64              1.48              65.3               44.5
California-Northern               1.63              1.73              50.5                0.4
Pennsylvania                      1.55              1.32              74.3               63.7
Indiana                           1.50              1.31              75.2               61.7
North Carolina                    1.46              1.29              73.6               62.3
Georgia                           1.50              1.32              76.6               66.2
Nevada                            1.38              1.21              74.6               62.4
Arizona                           1.42              1.52              70.9                4.9
Minnesota                         1.26              1.27              76.3               11.6
New Mexico                        1.24              1.30              76.2               45.6
Kentucky                          1.53              1.37              75.5               64.1
Oregon                            1.26              1.17              75.7               62.7
Oklahoma                          1.17              1.50              64.4                1.5
Washington                        1.58              1.29              68.3               56.6
Nebraska                          1.17              1.50              64.4                1.5
Tennessee                         1.51              1.58              61.9               39.5
Louisiana                         1.35              1.29              75.8               59.0
Utah                              1.90              3.09              29.5                0.3
Michigan                          6.06              7.95              11.6                5.3
District of Columbia              16.8             22.36               2.7                0.0
----------------------------------------------------------------------------------------------
TOTAL:                            2.64X             2.23X             58.9%              45.9%
==============================================================================================

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

PROPERTY TYPES

-----------------------------------------------------------------------------------------------------------------------------
                                                                             PERCENT BY           WEIGHTED          WEIGHTED
                                                            AGGREGATE         AGGREGATE            AVERAGE           AVERAGE
                                       NUMBER OF         CUT-OFF DATE      CUT-OFF DATE           MORTGAGE         REMAINING
PROPERTY TYPE               MORTGAGED PROPERTIES           BALANCE ($)       BALANCE (%)           RATE (%)       TERM (MOS.)
-----------------------------------------------------------------------------------------------------------------------------
Multifamily
    Cooperative                               74          126,601,847              12.7              5.280               122
    Garden                                    19          142,940,065              14.3              5.423               126
    High-rise                                 16           63,350,360               6.3              5.469               109
    High-rise/Retail                           8           46,579,008               4.7              5.560               121
    Student Housing                            1           15,582,372               1.6              5.330               119
    High-rise/Office                           1            7,734,389               0.8              5.560               124
    Mixed Use                                  1            5,394,876               0.5              6.250               119
-----------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                120          408,182,917              40.9              5.412               121
Retail
    Anchored                                  11          309,579,016              31.0              5.472               117
    Free Standing                              8           30,288,323               3.0              5.843               152
    Unanchored                                 6           15,629,026               1.6              5.934               129
    Mixed Use                                  1           13,100,000               1.3              5.800               120
    Stand Alone                                2            7,300,000               0.7              5.623               120
    Shadow Anchored                            1            6,150,000               0.6              5.950               120
-----------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                 29          382,046,365              38.3              5.542               120
Office
    Urban                                      5           95,857,063               9.6              5.941               118
    Office/Retail                              1           34,616,983               3.5              7.380               215
    Suburban                                   8           24,199,095               2.5              6.030               127
    Medical                                    2           11,425,071               1.1              5.662               119
-----------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                 16          167,818,212              16.7              6.234               140
Industrial
    Light Industrial                           6           12,430,666               1.2              6.305               132
    Manufacturing                              1            6,244,682               0.6              6.810               119
    Flex Industrial                            2            5,320,417               0.5              5.871               144
    Warehouse                                  2            3,560,273               0.4              5.588               177
-----------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                 11           27,556,038               2.8              6.243               137
Manufactured Housing
    Manufactured Housing                       4            7,350,000               0.7              5.657               106
-----------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                  4            7,350,000               0.7              5.657               106
Self-Storage
    Self-Storage                               2            5,786,422               0.6              5.956               114
-----------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                  2            5,786,422               0.6              5.956               114
-----------------------------------------------------------------------------------------------------------------------------
TOTAL:                                       182         $997,739,954             100.0%             5.627%              124
=============================================================================================================================


---------------------------------------------------------------------------------------------------
                                                     WEIGHTED          WEIGHTED           WEIGHTED
                                   WEIGHTED           AVERAGE           AVERAGE            AVERAGE
                                    AVERAGE           IMPLIED      CUT-OFF DATE            BALLOON
PROPERTY TYPE                       DSCR (x)          DSCR (x)           LTV (%)            LTV (%)
---------------------------------------------------------------------------------------------------
Multifamily
    Cooperative                        9.33              7.21              13.3               11.2
    Garden                             1.48              1.27              74.1               57.0
    High-rise                          1.81              1.54              56.8               48.8
    High-rise/Retail                   1.82              1.56              52.7               44.0
    Student Housing                    1.49              1.24              77.9               65.0
    High-rise/Office                   2.04              1.75              50.6               41.9
    Mixed Use                          1.54              1.42              76.0               65.1
---------------------------------------------------------------------------------------------------
    SUBTOTAL:                          4.02              3.20              49.8               40.2
Retail
    Anchored                           1.82              1.53              66.0               56.8
    Free Standing                      1.33              1.53              62.3               16.5
    Unanchored                         1.59              1.68              61.2               39.6
    Mixed Use                          1.53              1.34              70.8               59.8
    Stand Alone                        1.49              1.27              68.9               57.9
    Shadow Anchored                    1.33              1.19              79.9               67.8
---------------------------------------------------------------------------------------------------
    SUBTOTAL:                          1.74              1.52              65.9               53.2
Office
    Urban                              1.41              1.32              71.3               59.0
    Office/Retail                      2.35              2.94              37.4                0.2
    Suburban                           1.32              1.41              66.2               40.4
    Medical                            2.00              1.74              58.2               47.3
---------------------------------------------------------------------------------------------------
    SUBTOTAL:                          1.63              1.70              62.6               43.2
Industrial
    Light Industrial                   1.52              1.55              60.7               42.0
    Manufacturing                      1.50              1.47              73.5               63.9
    Flex Industrial                    1.25              1.44              72.6               26.9
    Warehouse                          1.33              1.65              61.5                0.5
---------------------------------------------------------------------------------------------------
    SUBTOTAL:                          1.44              1.52              66.0               38.7
Manufactured Housing
    Manufactured Housing               1.28              1.16              79.5               65.2
---------------------------------------------------------------------------------------------------
    SUBTOTAL:                          1.28              1.16              79.5               65.2
Self-Storage
    Self-Storage                       1.45              1.39              68.2               53.4
---------------------------------------------------------------------------------------------------
SUBTOTAL:                              1.45              1.39              68.2               53.4
---------------------------------------------------------------------------------------------------
TOTAL:                                 2.64x             2.23x             58.9%              45.9%
===================================================================================================

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

MORTGAGE RATES

------------------------------------------------------------------------------------------------------------------
                                                                 PERCENT BY           WEIGHTED          WEIGHTED
                                                AGGREGATE         AGGREGATE            AVERAGE           AVERAGE
                           NUMBER OF         CUT-OFF DATE      CUT-OFF DATE           MORTGAGE         REMAINING
MORTGAGE RATE (%)     MORTGAGE LOANS           BALANCE ($)       BALANCE (%)           RATE (%)       TERM (MOS.)
------------------------------------------------------------------------------------------------------------------
<= 6.000                         139          740,209,687              74.2              5.385               120
6.001 - 6.500                     27          205,121,359              20.6              6.115               124
6.501 - 7.000                      7           17,612,571               1.8              6.645               122
7.001 - 7.500                      2           34,796,337               3.5              7.379               214
------------------------------------------------------------------------------------------------------------------
TOTAL:                           175         $997,399,954             100.0%             5.627%              124
==================================================================================================================

---------------------------------------------------------------------------------------------
                                               WEIGHTED          WEIGHTED           WEIGHTED
                             WEIGHTED           AVERAGE           AVERAGE            AVERAGE
                              AVERAGE           IMPLIED      CUT-OFF DATE            BALLOON
MORTGAGE RATE (%)             DSCR (x)          DSCR (x)           LTV (%)            LTV (%)
---------------------------------------------------------------------------------------------
<= 6.000                         2.95              2.38              56.8               45.9
6.001 - 6.500                    1.62              1.58              69.9               53.3
6.501 - 7.000                    2.03              2.23              62.3               48.1
7.001 - 7.500                    2.37              2.96              37.2                0.2
---------------------------------------------------------------------------------------------
TOTAL:                           2.64X             2.23X             58.9%              45.9%
=============================================================================================

Minimum: 4.520%
Maximum: 7.380%
Weighted Average: 5.627%

SEASONING

----------------------------------------------------------------------------------------------------------------------------------
                                                               PERCENT BY           WEIGHTED          WEIGHTED
                                              AGGREGATE         AGGREGATE            AVERAGE           AVERAGE          WEIGHTED
                         NUMBER OF         CUT-OFF DATE      CUT-OFF DATE           MORTGAGE         REMAINING           AVERAGE
SEASONING (MOS.)    MORTGAGE LOANS           BALANCE ($)       BALANCE (%)           RATE (%)       TERM (MOS.)          DSCR (x)
----------------------------------------------------------------------------------------------------------------------------------
= 0                             18          227,810,000              22.8              5.821               118              1.44
1 - 11                         155          763,571,105              76.5              5.570               126              3.01
>= 72                            2            6,358,849               0.6              5.517               155              1.37
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         175         $997,739,954             100.0%             5.627%              124              2.64X
==================================================================================================================================


---------------------------------------------------------------------------------------
                                         WEIGHTED          WEIGHTED           WEIGHTED
                       WEIGHTED           AVERAGE           AVERAGE            AVERAGE
                        AVERAGE           IMPLIED      CUT-OFF DATE            BALLOON
SEASONING (MOS.)        DSCR (x)          DSCR (x)           LTV (%)            LTV (%)
---------------------------------------------------------------------------------------
= 0                        1.44              1.28              73.5               62.1
1 - 11                     3.01              2.52              54.5               41.5
>= 72                      1.37              1.85              57.8                0.5
---------------------------------------------------------------------------------------
TOTAL:                     2.64X             2.23X             58.9%              45.9%
=======================================================================================


Minimum: 0 mos.
Maximum: 85 mos.
Weighted Average: 2 mos.

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL


ORIGINAL TERMS TO STATED MATURITY

--------------------------------------------------------------------------------------------------------------------------------
                                                                                             PERCENT BY           WEIGHTED
                                                                            AGGREGATE         AGGREGATE            AVERAGE
                                                       NUMBER OF         CUT-OFF DATE      CUT-OFF DATE           MORTGAGE
ORIGINAL TERM TO STATED MATURITY (MOS.)           MORTGAGE LOANS           BALANCE ($)       BALANCE (%)           RATE (%)
--------------------------------------------------------------------------------------------------------------------------------
<= 60                                                          2           14,646,443               1.5              5.150
61 - 120                                                     135          828,259,212              83.0              5.554
121 - 180                                                     32           99,703,882              10.0              5.708
181 - 240                                                      6           55,130,417               5.5              6.695
--------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                       175         $997,739,954             100.0%             5.627%
================================================================================================================================


----------------------------------------------------------------------------------------------------------------------------------
                                                WEIGHTED                            WEIGHTED          WEIGHTED           WEIGHTED
                                                 AVERAGE          WEIGHTED           AVERAGE           AVERAGE            AVERAGE
                                               REMAINING           AVERAGE           IMPLIED      CUT-OFF DATE            BALLOON
ORIGINAL TERM TO STATED MATURITY (MOS.)       TERM (MOS.)          DSCR (x)          DSCR (x)           LTV (%)            LTV (%)
----------------------------------------------------------------------------------------------------------------------------------
<= 60                                                 60              1.38              1.14              78.3               72.6
61 - 120                                             116              2.74              2.23              60.3               50.9
121 - 180                                            149              2.37              2.33              50.1               25.5
181 - 240                                            214              1.99              2.43              48.6                0.5
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                               124              2.64X             2.23X             58.9%              45.9%
==================================================================================================================================

Minimum: 60 mos.
Maximum: 240 mos.
Weighted Average: 127 mos.


REMAINING TERMS TO STATED MATURITY

------------------------------------------------------------------------------------------------------------------------------
                                                                                           PERCENT BY           WEIGHTED
                                                                          AGGREGATE         AGGREGATE            AVERAGE
                                                     NUMBER OF         CUT-OFF DATE      CUT-OFF DATE           MORTGAGE
REMAINING TERM TO STATED MATURITY (MOS.)        MORTGAGE LOANS           BALANCE ($)       BALANCE (%)           RATE (%)
------------------------------------------------------------------------------------------------------------------------------
<= 60                                                        2           14,646,443               1.5              5.150
61 - 120                                                   135          828,609,212              83.0              5.554
121 - 180                                                   34          106,062,731              10.6              5.697
181 - 240                                                    4           48,771,568               4.9              6.849
------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                     175         $997,739,954             100.0%             5.627%
==============================================================================================================================


----------------------------------------------------------------------------------------------------------------------------------
                                                WEIGHTED                            WEIGHTED          WEIGHTED           WEIGHTED
                                                 AVERAGE          WEIGHTED           AVERAGE           AVERAGE            AVERAGE
                                               REMAINING           AVERAGE           IMPLIED      CUT-OFF DATE            BALLOON
REMAINING TERM TO STATED MATURITY (MOS.)      TERM (MOS.)          DSCR (x)          DSCR (x)           LTV (%)            LTV (%)
----------------------------------------------------------------------------------------------------------------------------------
<= 60                                                 60              1.38              1.14              78.3               72.6
61 - 120                                             116              2.74              2.23              60.3               50.9
121 - 180                                            149              2.31              2.30              50.6               24.0
181 - 240                                            221              2.07              2.50              47.4                0.5
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                               124              2.64X             2.23X             58.9%              45.9%
==================================================================================================================================

Minimum: 59 mos.
Maximum: 238 mos.
Weighted Average: 124 mos.

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL


ORIGINAL AMORTIZATION TERMS

----------------------------------------------------------------------------------------------------------------------------------
                                                                                PERCENT BY           WEIGHTED          WEIGHTED
                                                               AGGREGATE         AGGREGATE            AVERAGE           AVERAGE
                                          NUMBER OF         CUT-OFF DATE      CUT-OFF DATE           MORTGAGE         REMAINING
ORIGINAL AMORTIZATION TERM (MOS.)    MORTGAGE LOANS           BALANCE ($)       BALANCE (%)           RATE (%)       TERM (MOS.)
----------------------------------------------------------------------------------------------------------------------------------
BALLOON LOANS
Interest Only                                     9           27,050,000               2.7              5.066               110
121 - 180                                         3            2,132,780               0.2              5.899               117
181 - 240                                         8           21,137,017               2.1              5.918               122
241 - 300                                        21          113,186,777              11.3              6.037               123
301 - 360                                        75          699,858,363              70.1              5.501               116
399 >=                                           21           44,874,716               4.5              5.182               120
----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                       137          796,732,938              79.9              5.592               122
----------------------------------------------------------------------------------------------------------------------------------
FULLY AMORTIZING LOANS
61 - 120                                          4            3,453,596               0.3              5.311               118
121 - 180                                        18           31,266,288               3.1              5.955               177
181 - 240                                         6           30,663,434               3.1              8.828               181
301 - 360                                        10          135,623,698              13.6              5.720               111
----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                        38          201,007,016              20.1              5.766               132
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                          175         $997,739,954             100.0%             5.627%              124
==================================================================================================================================

----------------------------------------------------------------------------------------------------
                                                      WEIGHTED          WEIGHTED           WEIGHTED
                                    WEIGHTED           AVERAGE           AVERAGE            AVERAGE
                                     AVERAGE           IMPLIED      CUT-OFF DATE            BALLOON
ORIGINAL AMORTIZATION TERM (MOS.)    DSCR (x)          DSCR (x)           LTV (%)            LTV (%)
----------------------------------------------------------------------------------------------------
BALLOON LOANS
Interest Only                          15.17              9.62              16.0               16.0
121 - 180                               5.71              7.95              10.0                3.2
181 - 240                               2.50              2.99              42.2                8.5
241 - 300                               2.13              2.05              64.0               49.5
301 - 360                               2.12              1.79              60.6               51.9
399 >=                                  7.71              5.62              14.7               13.4
----------------------------------------------------------------------------------------------------
SUBTOTAL:                               2.91              2.39              55.8               45.6
----------------------------------------------------------------------------------------------------
FULLY AMORTIZING LOANS
61 - 120                                3.85              6.35              25.1                0.3
121 - 180                               2.02              2.59              58.2                1.0
181 - 240                               1.33              1.50              68.4               16.1
301 - 360                               1.45              1.26              76.0               66.0
----------------------------------------------------------------------------------------------------
SUBTOTAL:                               1.56              1.59              71.2               47.2
----------------------------------------------------------------------------------------------------
TOTAL:                                  2.64x             2.23x             58.9%              45.9%
====================================================================================================

Minimum: 120 mos.
Maximum: 720 mos.
Weighted Average: 343 mos.

                                   APPENDIX I
                           MORTGAGE POOL INFORMATION
                                   TOTAL POOL


REMAINING AMORTIZATION TERMS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                   PERCENT BY           WEIGHTED          WEIGHTED
                                                                  AGGREGATE         AGGREGATE            AVERAGE           AVERAGE
                                             NUMBER OF         CUT-OFF DATE      CUT-OFF DATE           MORTGAGE         REMAINING
REMAINING AMORTIZATION TERM (MOS.)      MORTGAGE LOANS           BALANCE ($)       BALANCE (%)           RATE (%)       TERM (MOS.)
------------------------------------------------------------------------------------------------------------------------------------
BALLOON LOANS
Interest Only                                        9           27,050,000               2.7              5.066               110
121 - 180                                            3            2,132,780               0.2              5.899               117
181 - 240                                            8           45,254,000               4.5              7.017               194
241 - 300                                           21          113,186,777              11.3              6.036               123
301 - 360                                           76          566,731,313              56.8              5.443               118
362 >=                                              20           42,378,068               4.2              5.198               117
------------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                          137          796,732,938              79.9              5.592               122
------------------------------------------------------------------------------------------------------------------------------------
FULLY AMORTIZING LOANS
61 - 120                                             4            3,453,596               0.3              5.311               118
121 - 180                                           20           37,625,138               3.8              5.881               173
181 - 240                                            4           24,304,584               2.4              5.909               188
> = 241                                             10          135,626,698              13.6              5.720               111
------------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                           28           89,850,301               9.0              6.384               197
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                             175         $997,739,954             100.0%             5.627%              124
====================================================================================================================================

---------------------------------------------------------------------------------------------------------
                                                           WEIGHTED          WEIGHTED           WEIGHTED
                                         WEIGHTED           AVERAGE           AVERAGE            AVERAGE
                                          AVERAGE           IMPLIED      CUT-OFF DATE            BALLOON
REMAINING AMORTIZATION TERM (MOS.)        DSCR (x)          DSCR (x)           LTV (%)            LTV (%)
---------------------------------------------------------------------------------------------------------
BALLOON LOANS
Interest Only                               15.17              9.62              16.0               16.0
121 - 180                                    5.71              7.95              10.0                3.2
181 - 240                                    2.50              2.99              42.2                8.5
241 - 300                                    2.13              2.05              64.0               49.5
301 - 360                                    2.14              1.80              60.4               51.7
362 >=                                       7.79              5.67              14.8               13.6
---------------------------------------------------------------------------------------------------------
SUBTOTAL:                                    2.91              2.39              55.8               45.6
---------------------------------------------------------------------------------------------------------
FULLY AMORTIZING LOANS
61 - 120                                     3.85              6.35              25.1                0.3
121 - 180                                    1.91              2.47              58.1                0.9
181 - 240                                    1.31              1.41              71.2               20.2
> = 241                                      1.45              1.26              76.0               66.0
---------------------------------------------------------------------------------------------------------
SUBTOTAL:                                    1.56              1.59              71.2               47.2
---------------------------------------------------------------------------------------------------------
TOTAL:                                       2.64x             2.23x             58.9%              45.9%
=========================================================================================================


Minimum: 116 mos.
Maximum: 718 mos.
Weighted Average: 341 mos.

                                   APPENDIX I
                           MORTGAGE POOL INFORMATION
                                   TOTAL POOL



DEBT SERVICE COVERAGE RATIOS

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                  PERCENT BY           WEIGHTED          WEIGHTED
                                                                 AGGREGATE         AGGREGATE            AVERAGE           AVERAGE
                                            NUMBER OF         CUT-OFF DATE      CUT-OFF DATE           MORTGAGE         REMAINING
DEBT SERVICE COVERAGE RATIO (x)        MORTGAGE LOANS           BALANCE ($)       BALANCE (%)           RATE (%)       TERM (MOS.)
-----------------------------------------------------------------------------------------------------------------------------------
1.01 - 1.15                                         7           10,400,943               1.0              5.778               158
1.16 - 1.25                                         8           33,646,516               3.3              6.023               171
1.26 - 1.35                                        18          155,673,255              15.6              5.848               114
1.36 - 1.50                                        18          180,226,838              18.1              5.789               126
1.51 - 1.75                                        21          172,243,609              17.3              5.663               115
1.76 - 2.00                                        13           93,385,645               9.4              5.377               115
2.01 >=                                            90          352,513,148              35.3              5.453               129
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                            175         $997,739,954             100.0%             5.627%              124
===================================================================================================================================

-----------------------------------------------------------------------------------------------------------
                                                             WEIGHTED          WEIGHTED           WEIGHTED
                                           WEIGHTED           AVERAGE           AVERAGE            AVERAGE
                                            AVERAGE           IMPLIED      CUT-OFF DATE            BALLOON
DEBT SERVICE COVERAGE RATIO (x)             DSCR (x)          DSCR (x)           LTV (%)            LTV (%)
-----------------------------------------------------------------------------------------------------------
1.01 - 1.15                                    1.13              1.47              65.2                6.7
1.16 - 1.25                                    1.20              1.42              68.0               15.3
1.26 - 1.35                                    1.30              1.17              76.2               64.4
1.36 - 1.50                                    1.45              1.32              73.9               57.9
1.51 - 1.75                                    1.58              1.41              67.2               55.1
1.76 - 2.00                                    1.94              1.66              54.2               45.0
2.01 >=                                        4.73              3.82              39.7               31.3
-----------------------------------------------------------------------------------------------------------
TOTAL:                                         2.64X             2.23X             58.9%              45.9%
===========================================================================================================

Minimum: 1.11x
Maximum: 60.67x
Weighted Average: 2.64x


IMPLIED DEBT SERVICE COVERAGE RATIOS

----------------------------------------------------------------------------------------------------------------------------
                                                                                         PERCENT BY           WEIGHTED
                                                                        AGGREGATE         AGGREGATE            AVERAGE
                                                   NUMBER OF         CUT-OFF DATE      CUT-OFF DATE           MORTGAGE
IMPLIED DEBT SERVICE COVERAGE RATIO (x)       MORTGAGE LOANS           BALANCE ($)       BALANCE (%)           RATE (%)
----------------------------------------------------------------------------------------------------------------------------
1.00 - 1.15                                                5           75,707,490               7.6              5.736
1.16 - 1.25                                               12          138,350,791              13.9              5.677
1.26 - 1.35                                               17          157,781,436              15.9              5.621
1.36 - 1.50                                               26          103,611,827              10.4              5.996
1.51 - 1.75                                               22          291,182,971              29.2              5.408
1.76 - 2.00                                               11           61,717,784               6.2              5.538
2.01 >=                                                   82          169,387,655              17.0              5.725
----------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                   175         $997,739,954             100.0%             5.627%
============================================================================================================================


--------------------------------------------------------------------------------------------------------------------------------
                                              WEIGHTED                            WEIGHTED          WEIGHTED           WEIGHTED
                                               AVERAGE          WEIGHTED           AVERAGE           AVERAGE            AVERAGE
                                             REMAINING           AVERAGE           IMPLIED      CUT-OFF DATE            BALLOON
IMPLIED DEBT SERVICE COVERAGE RATIO (x)     TERM (MOS.)          DSCR (x)          DSCR (x)           LTV (%)            LTV (%)
--------------------------------------------------------------------------------------------------------------------------------
1.00 - 1.15                                        108              1.28              1.13              76.4               67.7
1.16 - 1.25                                        124              1.37              1.20              77.4               63.1
1.26 - 1.35                                        115              1.51              1.32              70.5               58.9
1.36 - 1.50                                        132              1.42              1.42              68.8               43.8
1.51 - 1.75                                        121              1.90              1.63              59.7               48.4
1.76 - 2.00                                        122              2.06              1.85              53.8               37.8
2.01 >=                                            142              7.58              6.10              19.6                9.8
--------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                             124              2.64X             2.23X             58.9%              45.9%
================================================================================================================================

Minimum: 1.09x
Maximum: 44.59x
Weighted Average: 2.23x

                                   APPENDIX I
                           MORTGAGE POOL INFORMATION
                                   TOTAL POOL


LOAN-TO-VALUE RATIOS

---------------------------------------------------------------------------------------------------------------------------------
                                                                            PERCENT BY           WEIGHTED          WEIGHTED
                                                           AGGREGATE         AGGREGATE            AVERAGE           AVERAGE
                                      NUMBER OF         CUT-OFF DATE      CUT-OFF DATE           MORTGAGE         REMAINING
LOAN-TO-VALUE RATIO (%)          MORTGAGE LOANS           BALANCE ($)       BALANCE (%)           RATE (%)       TERM (MOS.)
---------------------------------------------------------------------------------------------------------------------------------
<= 10.0                                      32           47,507,008               4.8              5.340               126
10.1 - 20.0                                  27           51,979,429               5.2              5.130               122
20.1 - 30.0                                  15           25,613,493               2.6              5.474               118
30.1 - 40.0                                   7           44,446,699               4.5              6.965               196
40.1 - 50.0                                   8           43,446,201               4.4              5.543               122
50.1 - 55.0                                   9           37,786,411               3.8              5.475               119
55.1 - 60.0                                  15          187,866,597              18.8              5.222               121
60.1 - 65.0                                  16           99,485,761              10.0              5.625               127
65.1 - 70.0                                  13          107,632,755              10.8              5.754               119
70.1 - 75.0                                  12          151,382,524              15.2              5.947               125
75.1 - 80.0                                  21          200,593,076              20.1              5.664               115
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                      175         $998,089,954             100.0%             5.625%              124
=================================================================================================================================


---------------------------------------------------------------------------------------------------
                                                     WEIGHTED          WEIGHTED           WEIGHTED
                                   WEIGHTED           AVERAGE           AVERAGE            AVERAGE
                                    AVERAGE           IMPLIED      CUT-OFF DATE            BALLOON
LOAN-TO-VALUE RATIO (%)             DSCR (x)          DSCR (x)           LTV (%)            LTV (%)
---------------------------------------------------------------------------------------------------
<= 10.0                               15.00             11.54               5.8                4.5
10.1 - 20.0                            6.91              5.30              14.1               12.0
20.1 - 30.0                            4.05              3.32              24.2               20.2
30.1 - 40.0                            2.42              2.82              37.0                5.8
40.1 - 50.0                            1.93              1.68              47.1               38.1
50.1 - 55.0                            2.02              1.66              51.7               42.1
55.1 - 60.0                            2.00              1.69              59.1               49.0
60.1 - 65.0                            1.62              1.49              62.7               41.8
65.1 - 70.0                            1.53              1.53              68.0               52.3
70.1 - 75.0                            1.40              1.29              73.5               58.6
75.1 - 80.0                            1.38              1.21              78.3               65.1
---------------------------------------------------------------------------------------------------
TOTAL:                                 2.64X             2.23X             58.9%              45.9%
===================================================================================================

Minimum: 1.5%
Maximum: 79.9%
Weighted Average: 58.9%


BALLOON LOAN-TO-VALUE RATIOS

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                 PERCENT BY           WEIGHTED          WEIGHTED
                                                                AGGREGATE         AGGREGATE            AVERAGE           AVERAGE
                                           NUMBER OF         CUT-OFF DATE      CUT-OFF DATE           MORTGAGE         REMAINING
BALLOON LOAN-TO-VALUE RATIO (%)       MORTGAGE LOANS           BALANCE ($)       BALANCE (%)           RATE (%)       TERM (MOS.)
-----------------------------------------------------------------------------------------------------------------------------------
0.0 - 30.0                                        97          214,551,284              21.5              5.738               153
30.1 - 40.0                                       10           44,445,828               4.5              5.606               129
40.1 - 50.0                                       22          121,421,338              12.2              5.707               118
50.1 - 60.0                                       23          305,842,627              30.7              5.353               116
60.1 - 70.0                                       17          254,463,836              25.5              5.917               119
70.1 - 80.0                                        6           57,015,041               5.7              5.230                92
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                           175         $997,739,954             100.0%             5.627%              124
===================================================================================================================================

----------------------------------------------------------------------------------------------------------
                                                            WEIGHTED          WEIGHTED           WEIGHTED
                                          WEIGHTED           AVERAGE           AVERAGE            AVERAGE
                                           AVERAGE           IMPLIED      CUT-OFF DATE            BALLOON
BALLOON LOAN-TO-VALUE RATIO (%)            DSCR (x)          DSCR (x)           LTV (%)            LTV (%)
----------------------------------------------------------------------------------------------------------
0.0 - 30.0                                    6.21              5.12              29.6                7.1
30.1 - 40.0                                   2.03              1.77              47.4               37.6
40.1 - 50.0                                   1.82              1.63              57.4               45.9
50.1 - 60.0                                   1.82              1.53              63.6               53.9
60.1 - 70.0                                   1.38              1.23              76.2               64.8
70.1 - 80.0                                   1.45              1.19              78.9               71.1
----------------------------------------------------------------------------------------------------------
TOTAL:                                        2.64X             2.23X             58.9%              45.9%
==========================================================================================================

Minimum: 0.0%
Maximum: 73.8%
Weighted Average: 45.9%

                                   APPENDIX I
                           MORTGAGE POOL INFORMATION
                                   TOTAL POOL


PREPAYMENT RESTRICTION ANALYSIS: TOTAL POOL

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%) (1) (2)

----------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS                                 DEC-03           DEC-04          DEC-05           DEC-06          DEC-07
----------------------------------------------------------------------------------------------------------------------------------
Locked Out                                              91.92%           92.07%          91.29%           90.17%          88.39%
Yield Maintenance Total                                  8.05%            7.93%           8.71%            9.83%          11.61%
                  Greater of YM and 1%                   6.05%            5.93%           6.71%            7.83%           9.23%
                  Greater of YM (T + 0.5%) and 1%        2.00%            2.00%           2.00%            2.00%           2.00%
                  Yield Maintenance                      8.08%            7.93%           8.71%            9.83%          11.61%
Penalty Points:
                  3.00%                                  0.00%            0.00%           0.00%            0.00%           0.00%
                  2.00%                                  0.00%            0.00%           0.00%            0.00%           0.00%
                  1.00%                                  0.00%            0.00%           0.00%            0.00%           0.00%
Penalty Points Total                                     0.00%            0.00%           0.00%            0.00%           0.00%
Open                                                     0.00%            0.00%           0.00%            0.00%           0.00%
----------------------------------------------------------------------------------------------------------------------------------
TOTALS                                                 100.00%          100.00%         100.00%          100.00%         100.00%
----------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding                         $997,739,954     $984,970,161    $971,315,335     $956,622,866    $938,832,534
% Initial Pool Balance                                 100.00%           98.72%          97.35%           95.88%          94.10%
----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS                                 DEC-08          DEC-09          DEC-10
-----------------------------------------------------------------------------------------------
Locked Out                                              88.40%          88.35%          86.76%
Yield Maintenance Total                                 11.60%          11.39%          13.24%
                  Greater of YM and 1%                   9.17%           8.97%           8.97%
                  Greater of YM (T + 0.5%) and 1%        2.04%           2.04%           2.11%
                  Yield Maintenance                     11.60%          11.39%           3.24%
Penalty Points:
                  3.00%                                  0.00%           0.00%           0.00%
                  2.00%                                  0.00%           0.00%           0.00%
                  1.00%                                  0.00%           0.00%           0.00%
Penalty Points Total                                     0.00%           0.00%           0.00%
Open                                                     0.00%           0.26%           0.00%
-----------------------------------------------------------------------------------------------
TOTALS                                                 100.00%         100.00%         100.00%
-----------------------------------------------------------------------------------------------
Pool Balance Outstanding                         $906,561,693    $886,855,901    $843,410,161
% Initial Pool Balance                                  90.86%          88.90%          84.53%
-----------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%) (1) (2)

----------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS                                 DEC-11           DEC-12          DEC-13           DEC-14          DEC-15
----------------------------------------------------------------------------------------------------------------------------------
Locked Out                                              86.06%           80.84%          37.48%           73.73%          64.52%
Yield Maintenance Total                                 12.99%           12.15%          15.24%           26.27%          22.72%
                  Greater of YM and 1%                   8.71%            7.64%          14.58%           25.14%          21.74%
                  Greater of YM (T + 0.5%) and 1%        2.11%            2.22%           0.00%            0.00%           0.00%
                  Yield Maintenance                      2.99%            2.15%          15.24%           26.27%          22.72%
Penalty Points:
                  3.00%                                  0.00%            0.00%           0.00%            0.00%          12.76%
                  2.00%                                  0.94%            4.93%           0.00%            0.00%           0.00%
                  1.00%                                  0.00%            0.52%           0.00%            0.00%           0.00%
Penalty Points Total                                     0.94%            5.45%           0.00%            0.00%          12.76%
Open                                                     0.00%            1.56%          47.28%            0.00%           0.00%
----------------------------------------------------------------------------------------------------------------------------------
TOTALS                                                 100.00%          100.00%         100.00%          100.00%         100.00%
----------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding                         $821,655,362     $762,511,483    $107,996,194      $50,685,713     $44,050,675
% Initial Pool Balance                                  82.35%           76.42%          10.82%            5.08%           4.42%
----------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS                                  DEC-16          DEC-17
--------------------------------------------------------------------------------
Locked Out                                               67.54%          70.69%
Yield Maintenance Total                                  17.97%          12.46%
                  Greater of YM and 1%                   17.23%          12.09%
                  Greater of YM (T + 0.5%) and 1%         0.00%           0.00%
                  Yield Maintenance                       7.97%          12.46%
Penalty Points:
                  3.00%                                   0.00%           0.00%
                  2.00%                                  14.49%           0.00%
                  1.00%                                   0.00%          16.85%
Penalty Points Total                                     14.49%          16.85%
Open                                                      0.00%           0.00%
--------------------------------------------------------------------------------
TOTALS                                                  100.00%         100.00%
--------------------------------------------------------------------------------
Pool Balance Outstanding                           $37,162,903     $30,471,766
% Initial Pool Balance                                    3.72%           3.05%
--------------------------------------------------------------------------------

Notes:

(1) The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Prospectus Supplement
(2) See Appendix II of the Prospectus Supplement for a description of the Yield Maintenance

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1


MORTGAGE LOAN SELLERS

--------------------------------------------------------------------------------------------------------------------------
                                                                    PERCENT BY          WEIGHTED           WEIGHTED
                                                   AGGREGATE         AGGREGATE           AVERAGE            AVERAGE
                              NUMBER OF         CUT-OFF DATE      CUT-OFF DATE          MORTGAGE          REMAINING
LOAN SELLER              MORTGAGE LOANS           BALANCE ($)       BALANCE (%)          RATE (%)        TERM (MOS.)
--------------------------------------------------------------------------------------------------------------------------
MSMC                                  4          201,260,436              26.0             5.277                116
Prudential                            8          157,163,294              20.3             6.295                139
CIBC                                 13          118,078,253              15.3             5.995                119
WaMu                                 21           97,477,000              12.6             5.560                121
Nationwide                           17           89,585,275              11.6             5.744                129
NCB, FSB                             39           74,599,521               9.6             5.169                123
UCMFI                                16           22,396,742               2.9             5.685                164
TIAA                                  1           12,980,439               1.7             5.690                115
--------------------------------------------------------------------------------------------------------------------------
TOTAL:                              119         $773,540,961             100.0%            5.692%               125
==========================================================================================================================

---------------------------------------------------------------------------------------
                                          WEIGHTED          WEIGHTED          WEIGHTED
                        WEIGHTED           AVERAGE           AVERAGE           AVERAGE
                         AVERAGE           IMPLIED      CUT-OFF DATE           BALLOON
LOAN SELLER              DSCR (x)          DSCR (x)           LTV (%)           LTV (%)
---------------------------------------------------------------------------------------
MSMC                        1.87              1.55              63.4              55.8
Prudential                  1.73              1.75              62.6              45.2
CIBC                        1.42              1.30              73.8              61.3
WaMu                        1.87              1.61              51.6              43.2
Nationwide                  1.66              1.60              63.4              39.4
NCB, FSB                   11.48              8.46              12.2              10.3
UCMFI                       1.32              1.63              60.0               9.5
TIAA                        1.38              1.21              74.6              62.4
---------------------------------------------------------------------------------------
TOTAL:                      2.65X             2.23X             58.5%             45.4%
=======================================================================================


CUT-OFF DATE BALANCES

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                  PERCENT BY          WEIGHTED           WEIGHTED
                                                                 AGGREGATE         AGGREGATE           AVERAGE            AVERAGE
                                            NUMBER OF         CUT-OFF DATE      CUT-OFF DATE          MORTGAGE          REMAINING
CUT-OFF DATE BALANCE ($)               MORTGAGE LOANS           BALANCE ($)       BALANCE (%)          RATE (%)        TERM (MOS.)
-----------------------------------------------------------------------------------------------------------------------------------
1 - 2,500,000                                      60           76,498,418               9.9             5.571                133
2,500,001 - 5,000,000                              26           96,221,444              12.4             5.690                131
5,000,001 - 7,500,000                               9           56,264,896               7.3             5.640                114
7,500,001 - 10,000,000                             10           87,492,841              11.3             5.536                118
10,000,001 - 12,500,000                             2           21,626,835               2.8             5.959                119
12,500,001 - 15,000,000                             2           26,080,439               3.4             5.745                118
17,500,001 - 20,000,000                             1           19,957,740               2.6             5.700                118
20,000,001 - 30,000,000                             1           20,957,698               2.7             5.560                124
30,000,001 - 40,000,000                             4          144,500,761              18.7             6.099                139
40,000,001 - 50,000,000                             1           42,439,889               5.5             6.130                117
60,000,001 - 70,000,000                             1           61,500,000               8.0             6.030                120
70,000,001 >=                                       1          120,000,000              15.5             5.050                119
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                            119         $773,540,961             100.0%            5.692%               125
===================================================================================================================================


----------------------------------------------------------------------------------------------
                                                 WEIGHTED          WEIGHTED          WEIGHTED
                               WEIGHTED           AVERAGE           AVERAGE           AVERAGE
                                AVERAGE           IMPLIED      CUT-OFF DATE           BALLOON
CUT-OFF DATE BALANCE ($)        DSCR (x)          DSCR (x)           LTV (%)           LTV (%)
----------------------------------------------------------------------------------------------
1 - 2,500,000                      6.22              5.23              37.2              17.7
2,500,001 - 5,000,000              2.62              2.25              56.3              35.8
5,000,001 - 7,500,000              2.63              1.98              59.6              51.0
7,500,001 - 10,000,000             4.23              3.07              50.8              41.9
10,000,001 - 12,500,000            1.55              1.48              60.0              44.9
12,500,001 - 15,000,000            1.46              1.28              72.7              61.1
17,500,001 - 20,000,000            2.12              1.85              57.8              48.2
20,000,001 - 30,000,000            2.00              1.71              48.2              40.0
30,000,001 - 40,000,000            1.71              1.69              64.2              48.1
40,000,001 - 50,000,000            1.55              1.52              67.2              52.8
60,000,001 - 70,000,000            1.46              1.32              73.2              62.3
70,000,001 >=                      2.05              1.66              60.0              53.3
----------------------------------------------------------------------------------------------
TOTAL:                             2.65X             2.23X             58.5%             45.4%
==============================================================================================

Minimum: $107,914
Maximum: $120,000,000
Average: $6,500,344

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

STATES

---------------------------------------------------------------------------------------------------------------------------------
                                                                           PERCENT BY          WEIGHTED           WEIGHTED
                                                          AGGREGATE         AGGREGATE           AVERAGE            AVERAGE
                                     NUMBER OF         CUT-OFF DATE      CUT-OFF DATE          MORTGAGE          REMAINING
STATE                     MORTGAGED PROPERTIES           BALANCE ($)       BALANCE (%)          RATE (%)        TERM (MOS.)
---------------------------------------------------------------------------------------------------------------------------------
New York                                    73          320,243,166              41.4             5.797                131
Ohio                                         4          131,745,432              17.0             5.123                120
Illinois                                     2           63,142,910               8.2             6.043                120
Massachusetts                                3           48,037,953               6.2             6.177                117
Maryland                                     5           41,337,578               5.3             5.733                128
Florida                                      2           39,403,778               5.1             5.073                102
Texas                                       11           24,082,591               3.1             5.899                132
North Carolina                               2           21,500,000               2.8             5.831                120
California-Southern                          6           17,495,593               2.3             5.632                135
California-Northern                          1            1,465,077               0.2             5.740                237
Pennsylania                                  3           15,356,085               2.0             5.583                118
Nevada                                       1           12,980,439               1.7             5.690                115
Georgia                                      1            6,244,682               0.8             6.810                119
Indiana                                      1            5,983,787               0.8             6.050                118
Oregon                                       2            4,275,071               0.6             5.823                 94
Oklahoma                                     1            4,245,600               0.5             6.200                179
Washington                                   1            4,050,000               0.5             5.160                120
Nebraska                                     1            3,896,783               0.5             6.200                179
Tennessee                                    2            3,333,195               0.4             6.469                140
Minnesota                                    1            1,588,931               0.2             5.500                117
New Mexico                                   1            1,533,031               0.2             5.350                177
Arizona                                      1              903,704               0.1             5.500                117
Utah                                         1              695,574               0.1             5.340                119
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                     126         $773,540,961             100.0%            5.692%               125
=================================================================================================================================


-----------------------------------------------------------------------------------------
                                            WEIGHTED          WEIGHTED          WEIGHTED
                          WEIGHTED           AVERAGE           AVERAGE           AVERAGE
                           AVERAGE           IMPLIED      CUT-OFF DATE           BALLOON
STATE                      DSCR (x)          DSCR (x)           LTV (%)           LTV (%)
-----------------------------------------------------------------------------------------
New York                      3.96              3.20              49.2              37.9
Ohio                          1.99              1.64              61.1              52.4
Illinois                      1.46              1.33              72.9              61.9
Massachusetts                 1.55              1.52              66.4              52.2
Maryland                      1.96              1.80              58.6              39.9
Florida                       2.12              1.65              61.8              53.7
Texas                         1.38              1.45              65.9              37.5
North Carolina                1.46              1.29              73.6              62.3
California-Southern           1.54              1.66              60.7              30.7
California-Northern           1.63              1.73              50.5               0.4
Pennsylania                   1.75              1.54              67.8              54.0
Nevada                        1.38              1.21              74.6              62.4
Georgia                       1.50              1.47              73.5              63.9
Indiana                       1.52              1.48              68.0              53.1
Oregon                        1.26              1.17              75.7              62.7
Oklahoma                      1.17              1.50              64.4               1.5
Washington                    1.58              1.29              68.3              56.6
Nebraska                      1.17              1.50              64.4               1.5
Tennessee                     1.51              1.58              61.9              39.5
Minnesota                     1.35              1.40              73.9              47.5
New Mexico                    1.14              1.40              69.7               0.6
Arizona                       1.29              1.34              59.3              38.1
Utah                          1.90              3.09              29.5               0.3
-----------------------------------------------------------------------------------------
TOTAL:                        2.65X             2.23X             58.5%             45.4%
=========================================================================================


                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1


PROPERTY TYPES

----------------------------------------------------------------------------------------------------------------------------------
                                                                             PERCENT BY          WEIGHTED           WEIGHTED
                                                            AGGREGATE         AGGREGATE           AVERAGE            AVERAGE
                                       NUMBER OF         CUT-OFF DATE      CUT-OFF DATE          MORTGAGE          REMAINING
PROPERTY TYPE               MORTGAGED PROPERTIES           BALANCE ($)       BALANCE (%)          RATE (%)        TERM (MOS.)
----------------------------------------------------------------------------------------------------------------------------------
Retail
    Anchored                                  11          309,579,016              40.4             5.472                117
    Free Standing                              8           30,288,323               3.9             5.843                152
    Unanchored                                 6           15,629,026               2.0             5.934                129
    Mixed Use                                  1           13,100,000               1.7             5.800                120
    Stand Alone                                2            7,300,000               1.0             5.623                120
    Shadow Anchored                            1            6,150,000               0.8             5.950                120
----------------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                 29          382,046,365              49.4             5.542                120
Multifamily
    Cooperative                               38           72,117,233               9.3             5.149                123
    High-rise                                 14           49,954,389               6.5             5.561                120
    High-rise/Retail                           7           44,583,037               5.8             5.560                121
    High-rise/Office                           1            7,734,389               1.0             5.560                124
    Mixed Use                                  1            5,394,876               0.7             6.250                119
    Garden                                     3            4,200,000               0.5             5.620                120
----------------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                 64          183,983,924              23.8             5.421                121
Office
    Urban                                      5           95,857,063              12.4             5.941                118
    Office/Retail                              1           34,616,983               4.5             7.380                215
    Suburban                                   8           24,919,095               3.2             6.030                127
    Medical                                    2           11,425,071               1.5             5.662                119
----------------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                 16          166,818,212              21.6             6.234                140
Industrial
    Light Industrial                           6           12,430,666               1.6             6.305                132
    Manufacturing                              1            6,244,682               0.8             6.810                119
    Flex Industrial                            2            5,320,417               0.7             5.871                144
    Warehouse                                  2            3,560,273               0.5             5.588                177
----------------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                 11           27,556,038               3.6             6.243                137
Manufactured Housing
    Manufactured Housing                       4            7,350,000               1.0             5.657                106
----------------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                  4            7,350,000               1.0             5.657                106
Self-Storage
    Self-Storage                               2            5,786,422               0.7             5.956                114
----------------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                  2            5,786,422               0.7             5.956                114
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                       126         $773,540,961             100.0%            5.692%               125
==================================================================================================================================


-------------------------------------------------------------------------------------------
                                              WEIGHTED          WEIGHTED          WEIGHTED
                            WEIGHTED           AVERAGE           AVERAGE           AVERAGE
                             AVERAGE           IMPLIED      CUT-OFF DATE           BALLOON
PROPERTY TYPE                DSCR (x)          DSCR (x)           LTV (%)           LTV (%)
-------------------------------------------------------------------------------------------
Retail
    Anchored                    1.82              1.53              66.0              56.8
    Free Standing               1.33              1.53              62.3              16.5
    Unanchored                  1.59              1.68              61.2              39.6
    Mixed Use                   1.53              1.34              70.8              59.8
    Stand Alone                 1.49              1.27              68.9              57.9
    Shadow Anchored             1.33              1.19              79.9              67.8
-------------------------------------------------------------------------------------------
    SUBTOTAL:                   1.74              1.52              65.9              53.2
Multifamily
    Cooperative                11.81              8.70              10.3               8.8
    High-rise                   1.87              1.61              52.8              44.2
    High-rise/Retail            1.78              1.53              53.3              44.6
    High-rise/Office            2.04              1.75              50.6              41.9
    Mixed Use                   1.54              1.42              76.0              65.1
    Garden                      1.34              1.16              60.4              50.8
-------------------------------------------------------------------------------------------
    SUBTOTAL:                   5.73              4.36              37.0              31.1
Office
    Urban                       1.41              1.32              71.3              59.0
    Office/Retail               2.35              2.94              37.4               0.2
    Suburban                    1.32              1.41              66.2              40.4
    Medical                     2.00              1.74              58.2              47.3
-------------------------------------------------------------------------------------------
    SUBTOTAL:                   1.63              1.70              62.6              43.2
Industrial
    Light Industrial            1.52              1.55              60.7              42.0
    Manufacturing               1.50              1.47              73.5              63.9
    Flex Industrial             1.25              1.44              72.6              26.9
    Warehouse                   1.33              1.65              61.5               0.5
-------------------------------------------------------------------------------------------
    SUBTOTAL:                   1.44              1.52              66.0              38.7
Manufactured Housing
    Manufactured Housing        1.28              1.16              79.5              65.2
-------------------------------------------------------------------------------------------
    SUBTOTAL:                   1.28              1.16              79.5              65.2
Self-Storage
    Self-Storage                1.45              1.39              68.2              53.4
-------------------------------------------------------------------------------------------
    SUBTOTAL:                   1.45              1.39              68.2              53.4
-------------------------------------------------------------------------------------------
TOTAL:                          2.65x             2.23x             58.5%             45.4%
===========================================================================================

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1


MORTGAGE RATES

-----------------------------------------------------------------------------------------------------------------------------------
                                                                   PERCENT BY          WEIGHTED           WEIGHTED
                                                  AGGREGATE         AGGREGATE           AVERAGE            AVERAGE        WEIGHTED
                             NUMBER OF         CUT-OFF DATE      CUT-OFF DATE          MORTGAGE          REMAINING         AVERAGE
MORTGAGE RATE (%)       MORTGAGE LOANS           BALANCE ($)       BALANCE (%)          RATE (%)        TERM (MOS.)        DSCR (x)
-----------------------------------------------------------------------------------------------------------------------------------
<= 6.000                            90          524,142,324              67.8             5.390                120            3.11
6.001 - 6.500                       22          197,485,329              25.5             6.112                124            1.57
6.501 - 7.000                        5           17,116,970               2.2             6.644                120            1.62
7.001 - 7.500                        2           34,796,337               4.5             7.379                214            2.37
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                             119         $773,540,961             100.0%            5.692%               125            2.65X
===================================================================================================================================


--------------------------------------------------------------------------
                             WEIGHTED          WEIGHTED          WEIGHTED
                              AVERAGE           AVERAGE           AVERAGE
                              IMPLIED      CUT-OFF DATE           BALLOON
MORTGAGE RATE (%)             DSCR (x)           LTV (%)           LTV (%)
--------------------------------------------------------------------------
<= 6.000                         2.46              55.1              45.1
6.001 - 6.500                    1.57              70.6              53.8
6.501 - 7.000                    1.62              64.0              49.5
7.001 - 7.500                    2.37              37.2               0.2
--------------------------------------------------------------------------
TOTAL:                           2.23X             58.5%             45.4%
==========================================================================

Minimum: 4.570%
Maximum: 7.380%
Weighted Average: 5.692%

SEASONING

-----------------------------------------------------------------------------------------------------------------------------
                                                                      PERCENT BY          WEIGHTED           WEIGHTED
                                                     AGGREGATE         AGGREGATE           AVERAGE            AVERAGE
                                NUMBER OF         CUT-OFF DATE      CUT-OFF DATE          MORTGAGE          REMAINING
SEASONING (MOS.)           MORTGAGE LOANS           BALANCE ($)       BALANCE (%)          RATE (%)        TERM (MOS.)
-----------------------------------------------------------------------------------------------------------------------------
= 0                                    12          166,150,000              21.5             5.962                119
1 - 12                                105          601,032,112              77.7             5.618                127
>= 72                                   2            6,358,849               0.8             5.517                155
-----------------------------------------------------------------------------------------------------------------------------
TOTAL:                                119         $773,540,961             100.0%            5.692%               125
=============================================================================================================================

--------------------------------------------------------------------------------------------
                                               WEIGHTED          WEIGHTED          WEIGHTED
                             WEIGHTED           AVERAGE           AVERAGE           AVERAGE
                              AVERAGE           IMPLIED      CUT-OFF DATE           BALLOON
SEASONING (MOS.)              DSCR (x)          DSCR (x)           LTV (%)           LTV (%)
--------------------------------------------------------------------------------------------
= 0                              1.43              1.30              73.3              61.4
1 - 12                           3.00              2.49              54.4              41.4
>= 72                            1.37              1.85              57.8               0.5
--------------------------------------------------------------------------------------------
TOTAL:                           2.65X             2.23X             58.5%             45.4%
============================================================================================

Minimum: 0 mos.
Maximum: 85 mos.
Weighted Average: 2 mos.

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1


ORIGINAL TERMS TO STATED MATURITY

----------------------------------------------------------------------------------------------------------------------------
                                                                                        PERCENT BY          WEIGHTED
                                                                       AGGREGATE         AGGREGATE           AVERAGE
                                                  NUMBER OF         CUT-OFF DATE      CUT-OFF DATE          MORTGAGE
ORIGINAL TERM TO STATED MATURITY (MOS.)      MORTGAGE LOANS           BALANCE ($)       BALANCE (%)          RATE (%)
----------------------------------------------------------------------------------------------------------------------------
61 - 120                                                 88          640,620,949              82.8             5.600
121 - 180                                                27           90,479,103              11.7             5.707
181 - 240                                                 4           42,440,909               5.5             7.044
----------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                  119         $773,540,961             100.0%            5.692%
============================================================================================================================


--------------------------------------------------------------------------------------------------------------------------------
                                               WEIGHTED                            WEIGHTED          WEIGHTED          WEIGHTED
                                                AVERAGE          WEIGHTED           AVERAGE           AVERAGE           AVERAGE
                                              REMAINING           AVERAGE           IMPLIED      CUT-OFF DATE           BALLOON
ORIGINAL TERM TO STATED MATURITY (MOS.)      TERM (MOS.)          DSCR (x)          DSCR (x)           LTV (%)           LTV (%)
--------------------------------------------------------------------------------------------------------------------------------
61 - 120                                            117              2.75              2.21              60.7              51.1
121 - 180                                           146              2.17              2.12              51.3              25.8
181 - 240                                           207              2.18              2.74              40.9               0.3
--------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                              125              2.65X             2.23X             58.5%             45.4%
================================================================================================================================

Minimum: 84 mos.
Maximum: 240 mos.
Weighted Average: 128 mos.


REMAINING TERMS TO STATED MATURITY

------------------------------------------------------------------------------------------------------------------------------
                                                                                          PERCENT BY          WEIGHTED
                                                                         AGGREGATE         AGGREGATE           AVERAGE
                                                    NUMBER OF         CUT-OFF DATE      CUT-OFF DATE          MORTGAGE
REMAINING TERM TO STATED MATURITY (MOS.)       MORTGAGE LOANS           BALANCE ($)       BALANCE (%)          RATE (%)
------------------------------------------------------------------------------------------------------------------------------
61 - 120                                                   88          640,620,949              82.8             5.600
121 - 180                                                  29           96,837,952              12.5             5.695
181 - 240                                                   2           36,082,060               4.7             7.313
------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    119         $773,540,961             100.0%            5.692%
==============================================================================================================================

-------------------------------------------------------------------------------------------------------------------------------
                                              WEIGHTED                            WEIGHTED          WEIGHTED          WEIGHTED
                                               AVERAGE          WEIGHTED           AVERAGE           AVERAGE           AVERAGE
                                             REMAINING           AVERAGE           IMPLIED      CUT-OFF DATE           BALLOON
REMAINING TERM TO STATED MATURITY (MOS.)    TERM (MOS.)          DSCR (x)          DSCR (x)           LTV (%)           LTV (%)
-------------------------------------------------------------------------------------------------------------------------------
61 - 120                                           117              2.75              2.21              60.7              51.1
121 - 180                                          147              2.12              2.10              51.7              24.1
181 - 240                                          216              2.32              2.89              37.9               0.2
-------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                             125              2.65X             2.23X             58.5%             45.4%
===============================================================================================================================

Minimum: 83 mos.
Maximum: 237 mos.
Weighted Average: 125 mos.

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1


ORIGINAL AMORTIZATION TERMS

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                  PERCENT BY          WEIGHTED           WEIGHTED
                                                                 AGGREGATE         AGGREGATE           AVERAGE            AVERAGE
                                            NUMBER OF         CUT-OFF DATE      CUT-OFF DATE          MORTGAGE          REMAINING
ORIGINAL AMORTIZATION TERM (MOS.)      MORTGAGE LOANS           BALANCE ($)       BALANCE (%)          RATE (%)        TERM (MOS.)
-----------------------------------------------------------------------------------------------------------------------------------
BALLOON LOANS
Interest Only                                       9           27,050,000               3.5             5.066                110
121 - 180                                           1              548,359               0.1             6.060                114
181 - 240                                           7           43,412,326               5.6             7.073                194
241 - 300                                          16           97,342,229              12.6             6.055                120
301 - 360                                          49          448,545,727              58.0             5.455                118
399 >=                                              8           19,374,656               2.5             5.026                117
-----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                          90          636,273,297              82.3             5.628                123
-----------------------------------------------------------------------------------------------------------------------------------

FULLY AMORTIZING LOANS
61 - 120                                            3            2,466,023               0.3             5.151                118
121 - 180                                          15           29,538,156               3.8             5.945                177
181 - 240                                           4           17,973,926               2.3             6.039                142
301 - 360                                           7           87,289,558              11.3             6.012                120
-----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                          29          137,267,664              17.7             5.985                135
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                            119         $773,540,961             100.0%            5.692%               125
===================================================================================================================================

-------------------------------------------------------------------------------------------------------
                                                          WEIGHTED          WEIGHTED          WEIGHTED
                                        WEIGHTED           AVERAGE           AVERAGE           AVERAGE
                                         AVERAGE           IMPLIED      CUT-OFF DATE           BALLOON
ORIGINAL AMORTIZATION TERM (MOS.)        DSCR (x)          DSCR (x)           LTV (%)           LTV (%)
-------------------------------------------------------------------------------------------------------
BALLOON LOANS
Interest Only                              15.17              9.62              16.0              16.0
121 - 180                                   6.00              7.79               8.0               3.6
181 - 240                                   2.53              3.03              42.9               8.2
241 - 300                                   2.19              2.11              63.9              49.9
301 - 360                                   2.08              1.75              60.1              51.8
399 >=                                      9.21              6.44              11.8              11.0
-------------------------------------------------------------------------------------------------------
SUBTOTAL:                                   2.90              2.37              56.1              45.7
-------------------------------------------------------------------------------------------------------

FULLY AMORTIZING LOANS
61 - 120                                    2.64              4.32              33.5               0.4
121 - 180                                   1.57              2.01              61.2               1.0
181 - 240                                   1.31              1.57              64.1              26.7
301 - 360                                   1.46              1.31              74.5              63.3
-------------------------------------------------------------------------------------------------------
SUBTOTAL:                                   1.49              1.55              69.5              44.0
-------------------------------------------------------------------------------------------------------
TOTAL:                                      2.65x             2.23x             58.5%             45.4%
=======================================================================================================

Minimum: 120 mos.
Maximum: 720 mos.
Weighted Average: 339 mos.

REMAINING AMORTIZATION TERMS

----------------------------------------------------------------------------------------------------------------------------------
                                                                                PERCENT BY          WEIGHTED           WEIGHTED
                                                               AGGREGATE         AGGREGATE           AVERAGE            AVERAGE
                                          NUMBER OF         CUT-OFF DATE      CUT-OFF DATE          MORTGAGE          REMAINING
REMAINING AMORTIZATION TERM (MOS.)   MORTGAGE LOANS           BALANCE ($)       BALANCE (%)          RATE (%)        TERM (MOS.)
----------------------------------------------------------------------------------------------------------------------------------
BALLOON LOANS
Interest Only                                     9           27,050,000               3.5             5.066                110
121 - 180                                         1              548,359               0.1             6.060                114
181 - 240                                         7           43,412,316               5.6             7.073                197
241 - 300                                        16           97,342,229              12.6             6.055                120
301 - 360                                        49          448,545,727              58.0             5.455                118
399 >=                                            8           19,374,656               2.5             5.026                117
----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                        90          636,273,297              82.3             5.628                123
----------------------------------------------------------------------------------------------------------------------------------

FULLY AMORTIZING LOANS
61 - 120                                          3            2,466,023               0.3             5.151                118
121 - 180                                        17           35,897,006               4.7             5.869                173
181 - 240                                         2           11,615,077               4.7             7.313                135
241 >=                                            7           87,289,558              11.3             6.012                120
----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                        29          137,267,664              17.7             5.985                135
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                          119         $773,540,961             100.0%            5.692%               125
==================================================================================================================================

---------------------------------------------------------------------------------------------------------
                                                         WEIGHTED          WEIGHTED          WEIGHTED
                                       WEIGHTED           AVERAGE           AVERAGE           AVERAGE
                                        AVERAGE           IMPLIED      CUT-OFF DATE           BALLOON
REMAINING AMORTIZATION TERM (MOS.)      DSCR (x)          DSCR (x)           LTV (%)           LTV (%)
---------------------------------------------------------------------------------------------------------
BALLOON LOANS
Interest Only                             15.17              9.62              16.0              16.0
121 - 180                                  6.00              7.79               8.0               3.6
181 - 240                                  2.53              3.03              42.9               8.2
241 - 300                                  2.19              2.11              63.9              49.9
301 - 360                                  2.08              1.75              60.1              51.8
399 >=                                     9.21              6.44              11.8              11.0
---------------------------------------------------------------------------------------------------------
SUBTOTAL:                                  2.90              2.37              56.1              45.7
---------------------------------------------------------------------------------------------------------

FULLY AMORTIZING LOANS
61 - 120                                   2.64              4.32              33.5               0.4
121 - 180                                  1.54              1.98              60.6               0.9
181 - 240                                  1.28              1.42              67.5              41.0
241 >=                                     1.46              1.13              74.5              63.3
---------------------------------------------------------------------------------------------------------
SUBTOTAL:                                  1.49              1.55              69.5              44.0
---------------------------------------------------------------------------------------------------------
TOTAL:                                     2.65x             2.23x             58.5%             45.4%
=========================================================================================================

Minimum: 116 mos.
Maximum: 718 mos.
Weighted Average: 337 mos.

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

DEBT SERVICE COVERAGE RATIOS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                 PERCENT BY          WEIGHTED           WEIGHTED
                                                                AGGREGATE         AGGREGATE           AVERAGE            AVERAGE
                                           NUMBER OF         CUT-OFF DATE      CUT-OFF DATE          MORTGAGE          REMAINING
DEBT SERVICE COVERAGE RATIO (x)       MORTGAGE LOANS           BALANCE ($)       BALANCE (%)          RATE (%)        TERM (MOS.)
------------------------------------------------------------------------------------------------------------------------------------
1.01 - 1.15                                        7           10,400,943               1.3             5.778                158
1.16 - 1.25                                        7           27,451,678               3.5             6.211                157
1.26 - 1.35                                       13          116,152,464              15.0             5.891                119
1.36 - 1.50                                       11          110,110,211              14.2             5.999                122
1.51 - 1.75                                       17          130,003,427              16.8             5.887                119
1.76 - 2.00                                       11           83,543,971              10.8             5.368                115
2.01 >=                                           53          295,878,265              38.2             5.453                131
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                           119         $773,540,961             100.0%            5.692%               125
====================================================================================================================================
----------------------------------------------------------------------------------------------------
                                                       WEIGHTED          WEIGHTED          WEIGHTED
                                     WEIGHTED           AVERAGE           AVERAGE           AVERAGE
                                      AVERAGE           IMPLIED      CUT-OFF DATE           BALLOON
DEBT SERVICE COVERAGE RATIO (x)       DSCR (x)          DSCR (x)           LTV (%)           LTV (%)
----------------------------------------------------------------------------------------------------
1.01 - 1.15                              1.13              1.47              65.2               6.7
1.16 - 1.25                              1.20              1.45              66.1              18.2
1.26 - 1.35                              1.29              1.18              76.0              64.1
1.36 - 1.50                              1.45              1.36              72.1              57.2
1.51 - 1.75                              1.56              1.44              65.0              52.6
1.76 - 2.00                              1.95              1.66              54.7              45.4
2.01 >=                                  4.50              3.57              43.8              34.3
----------------------------------------------------------------------------------------------------
TOTAL:                                   2.65X             2.23X             58.5%             45.4%
====================================================================================================

Minimum: 1.11x
Maximum: 60.67x
Weighted Average: 2.65x

IMPLIED DEBT SERVICE COVERAGE RATIOS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                       PERCENT BY          WEIGHTED        WEIGHTED
                                                                      AGGREGATE         AGGREGATE           AVERAGE         AVERAGE
                                                 NUMBER OF         CUT-OFF DATE      CUT-OFF DATE          MORTGAGE       REMAINING
IMPLIED DEBT SERVICE COVERAGE RATIO (x)     MORTGAGE LOANS           BALANCE ($)       BALANCE (%)          RATE (%)     TERM (MOS.)
------------------------------------------------------------------------------------------------------------------------------------
1.00 - 1.15                                              3           45,644,815               5.9             5.799             116
1.16 - 1.25                                              7           77,480,439              10.0             5.944             119
1.26 - 1.35                                             11          110,921,155              14.3             5.846             120
1.36 - 1.50                                             23           90,527,369              11.7             6.024             132
1.51 - 1.75                                             20          276,338,301              35.7             5.397             118
1.76 - 2.00                                             10           59,876,110               7.7             5.533             122
2.01 >=                                                 45          112,752,772              14.6             5.862             152
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                 119         $773,540,961             100.0%            5.692%            125
====================================================================================================================================
-------------------------------------------------------------------------------------------------------------
                                                                WEIGHTED          WEIGHTED          WEIGHTED
                                              WEIGHTED           AVERAGE           AVERAGE           AVERAGE
                                               AVERAGE           IMPLIED      CUT-OFF DATE           BALLOON
IMPLIED DEBT SERVICE COVERAGE RATIO (x)        DSCR (x)          DSCR (x)           LTV (%)           LTV (%)
-------------------------------------------------------------------------------------------------------------
1.00 - 1.15                                       1.27              1.13              75.3              67.6
1.16 - 1.25                                       1.32              1.19              76.7              64.7
1.26 - 1.35                                       1.49              1.33              69.1              57.5
1.36 - 1.50                                       1.40              1.43              68.6              42.2
1.51 - 1.75                                       1.91              1.63              59.5              49.7
1.76 - 2.00                                       2.07              1.85              54.6              38.4
2.01 >=                                           8.39              6.59              20.2               7.0
-------------------------------------------------------------------------------------------------------------
TOTAL:                                            2.65X             2.23X             58.5%             45.4%
=============================================================================================================

Minimum: 1.09x
Maximum: 44.59x
Weighted Average: 2.23x

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

LOAN-TO-VALUE RATIOS

-------------------------------------------------------------------------------------------------------------------------------
                                                                          PERCENT BY          WEIGHTED           WEIGHTED
                                                         AGGREGATE         AGGREGATE           AVERAGE            AVERAGE
                                    NUMBER OF         CUT-OFF DATE      CUT-OFF DATE          MORTGAGE          REMAINING
LOAN-TO-VALUE RATIO (%)        MORTGAGE LOANS           BALANCE ($)       BALANCE (%)          RATE (%)        TERM (MOS.)
-------------------------------------------------------------------------------------------------------------------------------
<= 10.0                                    26           39,415,471               5.1             5.278                125
10.1 - 20.0                                 9           27,632,473               3.6             4.943                121
20.1 - 30.0                                 3            3,567,371               0.5             5.266                118
30.1 - 40.0                                 5           40,454,756               5.2             7.104                203
40.1 - 50.0                                 8           43,446,201               5.6             5.543                122
50.1 - 55.0                                 9           37,786,411               4.9             5.475                119
55.1 - 60.0                                14          179,866,597              23.3             5.214                121
60.1 - 65.0                                15           94,485,761              12.2             5.606                124
65.1 - 70.0                                11           87,970,610              10.9             6.059                120
70.1 - 75.0                                11          144,537,854              18.7             5.951                120
75.1 - 80.0                                 8           78,377,454              10.1             5.966                118
-------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                    119         $773,540,961             100.0%            5.692%               125
===============================================================================================================================

---------------------------------------------------------------------------------------------
                                                WEIGHTED          WEIGHTED          WEIGHTED
                              WEIGHTED           AVERAGE           AVERAGE           AVERAGE
                               AVERAGE           IMPLIED      CUT-OFF DATE           BALLOON
LOAN-TO-VALUE RATIO (%)        DSCR (x)          DSCR (x)           LTV (%)           LTV (%)
---------------------------------------------------------------------------------------------
<= 10.0                          16.20             11.89               5.7               4.7
10.1 - 20.0                       7.23              5.15              13.7              12.0
20.1 - 30.0                       4.18              3.45              24.6              17.1
30.1 - 40.0                       2.39              2.86              37.0               3.3
40.1 - 50.0                       1.93              1.68              47.1              38.1
50.1 - 55.0                       2.02              1.66              51.7              42.1
55.1 - 60.0                       2.01              1.70              59.3              49.1
60.1 - 65.0                       1.63              1.50              62.7              42.0
65.1 - 70.0                       1.49              1.46              67.7              51.3
70.1 - 75.0                       1.40              1.27              73.5              61.4
75.1 - 80.0                       1.33              1.21              78.4              65.8
---------------------------------------------------------------------------------------------
TOTAL:                            2.65X             2.23X             58.5%             45.4%
=============================================================================================

Minimum: 1.5%
Maximum: 79.9%
Weighted Average: 58.5%

BALLOON LOAN-TO-VALUE RATIOS

----------------------------------------------------------------------------------------------------------------------------------
                                                                              PERCENT BY          WEIGHTED           WEIGHTED
                                                             AGGREGATE         AGGREGATE           AVERAGE            AVERAGE
                                        NUMBER OF         CUT-OFF DATE      CUT-OFF DATE          MORTGAGE          REMAINING
BALLOON LOAN-TO-VALUE RATIO (%)    MORTGAGE LOANS           BALANCE ($)       BALANCE (%)          RATE (%)        TERM (MOS.)
----------------------------------------------------------------------------------------------------------------------------------
0.0 - 30.0                                     59          147,377,162              19.1             5.861                158
30.1 - 40.0                                     7           35,453,885               4.6             5.558                123
40.1 - 50.0                                    21          113,421,338              14.7             5.729                118
50.1 - 60.0                                    20          280,186,001              36.2             5.407                116
60.1 - 70.0                                    11          194,252,575              25.1             5.972                119
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                        119         $773,540,961             100.0%            5.692%               125
==================================================================================================================================



-----------------------------------------------------------------------------------------------------
                                                        WEIGHTED          WEIGHTED          WEIGHTED
                                      WEIGHTED           AVERAGE           AVERAGE           AVERAGE
                                       AVERAGE           IMPLIED      CUT-OFF DATE           BALLOON
BALLOON LOAN-TO-VALUE RATIO (%)        DSCR (x)          DSCR (x)           LTV (%)           LTV (%)
-----------------------------------------------------------------------------------------------------
0.0 - 30.0                                6.69              5.40              30.3               5.0
30.1 - 40.0                               2.04              1.75              46.5              38.4
40.1 - 50.0                               1.83              1.64              57.5              45.9
50.1 - 60.0                               1.84              1.55              63.1              53.7
60.1 - 70.0                               1.37              1.24              75.7              64.7
-----------------------------------------------------------------------------------------------------
TOTAL:                                    2.65X             2.23X             58.5%             45.4%
=====================================================================================================

Minimum: 0.0%
Maximum: 71.4%
Weighted Average: 45.4%

                                   APPENDIX I
                           MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1


PREPAYMENT RESTRICTION ANALYSIS: LOAN GROUP 1

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%) (1) (2)

-------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS                               DEC-03          DEC-04          DEC-05          DEC-06          DEC-07
-------------------------------------------------------------------------------------------------------------------------------
Locked Out                                            89.58%          89.77%          88.77%          87.42%          87.18%
Yield Maintenance Total                               10.42%          10.23%          11.23%          12.68%          12.82%
                 Greater of YM and 1%                  7.84%           7.65%           8.65%          10.10%           9.88%
                 Greater of YM (T + 0.5%) and 1%       2.58%           2.58%           2.58%           2.58%           2.58%
                 Yield Maintenance                     0.00%           0.00%           0.00%           0.00%           0.36%
Penalty Points:
                 3.00%                                 0.00%           0.00%           0.00%           0.00%           0.00%
                 2.00%                                 0.00%           0.00%           0.00%           0.00%           0.00%
                 1.00%                                 0.00%           0.00%           0.00%           0.00%           0.00%
Penalty Points Total                                   0.00%           0.00%           0.00%           0.00%           0.00%
Open                                                   0.00%           0.00%           0.00%           0.00%           0.00%
-------------------------------------------------------------------------------------------------------------------------------
TOTALS                                               100.00%         100.00%         100.00%         100.00%         100.00%
-------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding                        $773,540,961    $763,763,836    $753,293,402    $741,964,905    $728,038,293
% Initial Pool Balance                               100.00%          98.74%          97.38%          95.92%          94.12%
-------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS                                 DEC-08          DEC-09          DEC-10
-----------------------------------------------------------------------------------------------
Locked Out                                              87.42%          87.68%          87.08%
Yield Maintenance Total                                 12.58%          12.32%          12.92%
                 Greater of YM and 1%                    9.64%           9.37%           9.18%
                 Greater of YM (T + 0.5%) and 1%         2.59%           2.60%           2.64%
                 Yield Maintenance                       0.36%           0.36%           1.10%
Penalty Points:
                 3.00%                                   0.00%           0.00%           0.00%
                 2.00%                                   0.00%           0.00%           0.00%
                 1.00%                                   0.00%           0.00%           0.00%
Penalty Points Total                                     0.00%           0.00%           0.00%
Open                                                     0.00%           0.00%           0.00%
-----------------------------------------------------------------------------------------------
TOTALS                                                 100.00%         100.00%         100.00%
-----------------------------------------------------------------------------------------------
Pool Balance Outstanding                         $713,361,937    $697,706,561    $673,033,467
% Initial Pool Balance                                  92.22%          90.20%          87.01%
-----------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%) (1) (2)

-------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS                               DEC-11          DEC-12          DEC-13          DEC-14          DEC-15
-------------------------------------------------------------------------------------------------------------------------------
Locked Out                                            86.92%          82.92%          28.23%          65.27%          58.24%
Yield Maintenance Total                               12.60%          11.50%          16.95%          34.73%          30.81%
                 Greater of YM and 1%                  8.84%           7.49%          16.90%          34.63%          30.72%
                 Greater of YM (T + 0.5%) and 1%       2.65%           2.82%           0.00%           0.00%           0.00%
                 Yield Maintenance                     1.11%           1.18%           0.05%           0.10%           0.09%
Penalty Points:
                 3.00%                                 0.00%           0.00%           0.00%           0.00%          10.95%
                 2.00%                                 0.48%           2.93%           0.00%           0.00%           0.00%
                 1.00%                                 0.00%           0.66%           0.00%           0.00%           0.00%
Penalty Points Total                                   0.48%           3.53%           0.00%           0.00%          10.95%
Open                                                   0.00%           1.98%          54.81%           0.00%           0.00%
-------------------------------------------------------------------------------------------------------------------------------
TOTALS                                               100.00%         100.00%         100.00%         100.00%         100.00%
-------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding                       $655,478,942    $600,754,706     $93,155,572     $36,799,697     $31,175,143
% Initial Pool Balance                                84.74%          77.66%          12.04%           4.76%           4.03%
-------------------------------------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%) (1) (2)

---------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS                                DEC-16          DEC-17
---------------------------------------------------------------------------------
Locked Out                                             61.95%          66.05%
Yield Maintenance Total                                25.31%          18.63%
                 Greater of YM and 1%                  25.25%          18.60%
                 Greater of YM (T + 0.5%) and 1%        0.00%           0.00%
                 Yield Maintenance                      0.07%           0.03%
Penalty Points:
                 3.00%                                  0.00%           0.00%
                 2.00%                                 12.73%           0.00%
                 1.00%                                  0.00%          15.31%
Penalty Points Total                                   12.73%          15.31%
Open                                                    0.00%           0.00%
---------------------------------------------------------------------------------
TOTALS                                                100.00%         100.00%
---------------------------------------------------------------------------------
Pool Balance Outstanding                         $25,355,963     $19,797,064
% Initial Pool Balance                                  3.28%           2.56%
---------------------------------------------------------------------------------

Notes:
(1) The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Prospectus Supplement
(2) See Appendix II of the Prospectus Supplement for a description of the Yield Maintenance

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

MORTGAGE LOAN SELLERS

-------------------------------------------------------------------------------------------------------------------------------
                                                                           PERCENT BY           WEIGHTED          WEIGHTED
                                                          AGGREGATE         AGGREGATE            AVERAGE           AVERAGE
                                     NUMBER OF         CUT-OFF DATE      CUT-OFF DATE           MORTGAGE         REMAINING
LOAN SELLER                     MORTGAGE LOANS           BALANCE ($)       BALANCE (%)           RATE (%)       TERM (MOS.)
-------------------------------------------------------------------------------------------------------------------------------
Prudential                                  10           72,820,951              32.5              5.168               123
NCB, FSB                                    36           54,484,614              24.3              5.453               122
CIBC                                         4           53,334,140              23.8              5.268               103
TIAA                                         2           25,507,345              11.4              5.962               150
Nationwide                                   2           14,060,000               6.3              5.896               120
WaMu                                         2            3,991,943               1.7              5.560               118
-------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                      56         $224,198,993             100.0%             5.404%              121
===============================================================================================================================

----------------------------------------------------------------------------------------
                                           WEIGHTED          WEIGHTED          WEIGHTED
                         WEIGHTED           AVERAGE           AVERAGE           AVERAGE
                          AVERAGE           IMPLIED      CUT-OFF DATE           BALLOON
LOAN SELLER               DSCR (x)          DSCR (x)           LTV (%)           LTV (%)
----------------------------------------------------------------------------------------
Prudential                   1.56              1.30              72.6              55.2
NCB, FSB                     6.05              5.24              17.2              14.3
CIBC                         1.44              1.20              77.2              67.7
TIAA                         1.32              1.25              76.1              47.8
Nationwide                   1.45              1.29              77.8              65.9
WaMu                         2.74              2.35              37.7              31.7
----------------------------------------------------------------------------------------
TOTAL:                       2.61X             2.25X             60.3%             47.6%
========================================================================================

CUT-OFF DATE BALANCES

-------------------------------------------------------------------------------------------------------------------------------
                                                                           PERCENT BY           WEIGHTED          WEIGHTED
                                                          AGGREGATE         AGGREGATE            AVERAGE           AVERAGE
                                     NUMBER OF         CUT-OFF DATE      CUT-OFF DATE           MORTGAGE         REMAINING
CUT-OFF DATE BALANCE ($)        MORTGAGE LOANS           BALANCE ($)       BALANCE (%)           RATE (%)       TERM (MOS.)
-------------------------------------------------------------------------------------------------------------------------------
1 - 2,500,000                               37           53,891,168              24.0              5.478               122
2,500,001 - 5,000,000                        7           24,874,405              11.1              5.709               117
5,000,001 - 7,500,000                        3           18,189,507               8.1              5.647               202
7,500,001 - 10,000,000                       3           24,243,142              10.8              5.497               119
10,000,001 - 12,500,000                      1           11,400,000               5.1              5.050                60
12,500,001 - 15,000,000                      1           13,734,140               6.1              5.220                83
15,000,001 - 17,500,000                      1           15,582,372               7.0              5.330               119
17,500,001 - 20,000,000                      1           18,662,675               8.3              6.000               118
20,000,001 - 30,000,000                      2           43,621,583              19.5              4.908               119
-------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                      56         $224,198,993             100.0%             5.404%              121
===============================================================================================================================

----------------------------------------------------------------------------------------------
                                                 WEIGHTED          WEIGHTED          WEIGHTED
                               WEIGHTED           AVERAGE           AVERAGE           AVERAGE
                                AVERAGE           IMPLIED      CUT-OFF DATE           BALLOON
CUT-OFF DATE BALANCE ($)        DSCR (x)          DSCR (x)           LTV (%)           LTV (%)
----------------------------------------------------------------------------------------------
1 - 2,500,000                      5.05              4.49              22.0              18.0
2,500,001 - 5,000,000              3.92              3.21              55.3              43.8
5,000,001 - 7,500,000              1.40              1.39              74.8              20.2
7,500,001 - 10,000,000             1.56              1.33              71.2              59.6
10,000,001 - 12,500,000            1.35              1.10              78.1              72.2
12,500,001 - 15,000,000            1.54              1.27              79.8              71.2
15,000,001 - 17,500,000            1.49              1.24              77.9              65.0
17,500,001 - 20,000,000            1.27              1.14              77.4              65.1
20,000,001 - 30,000,000            1.57              1.24              74.2              63.7
----------------------------------------------------------------------------------------------
TOTAL:                             2.61X             2.25X             60.3%             47.6%
==============================================================================================

Minimum: $149,025
Maximum: $23,200,000
Average: $4,003,553

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2


STATES

-------------------------------------------------------------------------------------------------------------------------------
                                                                             PERCENT BY           WEIGHTED          WEIGHTED
                                                            AGGREGATE         AGGREGATE            AVERAGE           AVERAGE
                                       NUMBER OF         CUT-OFF DATE      CUT-OFF DATE           MORTGAGE         REMAINING
STATE                       MORTGAGED PROPERTIES           BALANCE ($)       BALANCE (%)           RATE (%)       TERM (MOS.)
-------------------------------------------------------------------------------------------------------------------------------
New York                                      37           69,381,053              30.9              5.386               111
Florida                                        3           26,247,133              11.7              5.921               126
Texas                                          3           25,534,701              11.4              5.493               100
Pennsylvania                                   1           23,200,000              10.3              5.250               120
California-Southern                            1           20,421,583               9.1              4.520               117
Indiana                                        1           15,582,372               7.0              5.330               119
Georgia                                        2           10,929,585               4.9              5.268               100
Maryland                                       1            8,000,000               3.6              5.400               120
Arizona                                        1            6,844,670               3.1              5.860               238
Minnesota                                      1            5,844,837               2.6              5.140               236
Kentucky                                       1            5,500,000               2.5              5.920               120
New Mexico                                     1            4,223,072               1.9              6.280               117
Louisiana                                      1            1,994,482               0.9              5.930               118
Michigan                                       1              346,479               0.2              6.320               117
District of Columbia                           1              149,025               0.1              6.690               178
-------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                        56         $224,198,993             100.0%             5.404%              121
===============================================================================================================================

---------------------------------------------------------------------------------------------
                                                WEIGHTED          WEIGHTED          WEIGHTED
                              WEIGHTED           AVERAGE           AVERAGE           AVERAGE
                               AVERAGE           IMPLIED      CUT-OFF DATE           BALLOON
STATE                          DSCR (x)          DSCR (x)           LTV (%)           LTV (%)
---------------------------------------------------------------------------------------------
New York                          5.06              4.34              28.5              24.9
Florida                           1.35              1.22              74.5              60.3
Texas                             1.47              1.26              78.1              67.4
Pennsylvania                      1.42              1.17              78.6              70.1
California-Southern               1.73              1.32              69.2              56.4
Indiana                           1.49              1.24              77.9              65.0
Georgia                           1.50              1.24              78.4              67.5
Maryland                          1.79              1.51              55.9              46.7
Arizona                           1.44              1.54              72.4               0.5
Minnesota                         1.23              1.24              76.9               1.9
Kentucky                          1.53              1.37              75.5              64.1
New Mexico                        1.28              1.27              78.6              61.9
Louisiana                         1.35              1.29              75.8              59.0
Michigan                          6.06              7.95              11.6               5.3
District of Columbia             16.80             22.36               2.7               0.0
---------------------------------------------------------------------------------------------
TOTAL:                            2.61X             2.25X             60.3%             47.6%
=============================================================================================

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2


PROPERTY TYPES

--------------------------------------------------------------------------------------------------------------------------------
                                                                              PERCENT BY           WEIGHTED          WEIGHTED
                                                             AGGREGATE         AGGREGATE            AVERAGE           AVERAGE
                                        NUMBER OF         CUT-OFF DATE      CUT-OFF DATE           MORTGAGE         REMAINING
PROPERTY TYPE                MORTGAGED PROPERTIES           BALANCE ($)       BALANCE (%)           RATE (%)       TERM (MOS.)
--------------------------------------------------------------------------------------------------------------------------------
Multifamily
   Garden                                      16          138,740,065              61.9              5.417               126
   Cooperative                                 36           54,484,614              24.3              5.453               122
   Student Housing                              1           15,582,372               7.0              5.330               119
   High-rise                                    2           13,395,971               6.0              5.126                69
   High-rise/Retail                             1            1,995,971               0.9              5.560               118
--------------------------------------------------------------------------------------------------------------------------------
   TOTAL:                                      56         $224,198,993             100.0%             5.404%              121
================================================================================================================================


--------------------------------------------------------------------------------------------
                                               WEIGHTED          WEIGHTED          WEIGHTED
                             WEIGHTED           AVERAGE           AVERAGE           AVERAGE
                              AVERAGE           IMPLIED      CUT-OFF DATE           BALLOON
PROPERTY TYPE                 DSCR (x)          DSCR (x)           LTV (%)           LTV (%)
--------------------------------------------------------------------------------------------
Multifamily
   Garden                        1.48              1.28              74.5              57.2
   Cooperative                   6.05              5.24              17.2              14.3
   Student Housing               1.49              1.24              77.9              65.0
   High-rise                     1.55              1.28              72.0              66.1
   High-rise/Retail              2.77              2.38              38.4              32.3
--------------------------------------------------------------------------------------------
TOTAL:                           2.61x             2.25x             60.3%             47.6%
============================================================================================

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2


MORTGAGE RATES

-----------------------------------------------------------------------------------------------------------------------------
                                                                           PERCENT BY           WEIGHTED          WEIGHTED
                                                          AGGREGATE         AGGREGATE            AVERAGE           AVERAGE
                                     NUMBER OF         CUT-OFF DATE      CUT-OFF DATE           MORTGAGE         REMAINING
MORTGAGE RATE (%)               MORTGAGE LOANS           BALANCE ($)       BALANCE (%)           RATE (%)       TERM (MOS.)
-----------------------------------------------------------------------------------------------------------------------------
<= 6.000                                    49          216,067,363              96.4              5.373               121
6.001 - 6.500                                5            7,636,030               3.4              6.197               117
6.501 - 7.000                                2              495,600               0.2              6.683               177
-----------------------------------------------------------------------------------------------------------------------------
TOTAL:                                      56         $224,198,993             100.0%             5.404%              121
=============================================================================================================================


----------------------------------------------------------------------------------------------
                                                 WEIGHTED          WEIGHTED          WEIGHTED
                               WEIGHTED           AVERAGE           AVERAGE           AVERAGE
                                AVERAGE           IMPLIED      CUT-OFF DATE           BALLOON
MORTGAGE RATE (%)               DSCR (x)          DSCR (x)           LTV (%)           LTV (%)
----------------------------------------------------------------------------------------------
<= 6.000                           2.56              2.18              60.8              48.0
6.001 - 6.500                      2.99              2.88              55.3              39.2
6.501 - 7.000                     16.02             21.37               2.8               0.0
----------------------------------------------------------------------------------------------
TOTAL:                             2.61X             2.25X             60.3%             47.6%
==============================================================================================

Minimum: 4.520%
Maximum: 6.690%
Weighted Average: 5.404%

SEASONING

-----------------------------------------------------------------------------------------------------------------------------
                                                                           PERCENT BY           WEIGHTED          WEIGHTED
                                                          AGGREGATE         AGGREGATE            AVERAGE           AVERAGE
                                     NUMBER OF         CUT-OFF DATE      CUT-OFF DATE           MORTGAGE         REMAINING
SEASONING (MOS.)                MORTGAGE LOANS           BALANCE ($)       BALANCE (%)           RATE (%)       TERM (MOS.)
-----------------------------------------------------------------------------------------------------------------------------
0                                            6           61,660,000              27.5              5.439               114
1-12                                        50          162,538,993              72.5              5.391               124

-----------------------------------------------------------------------------------------------------------------------------
TOTAL:                                      56         $224,198,993             100.0%             5.404%              121
=============================================================================================================================

--------------------------------------------------------------------------------------------
                                               WEIGHTED          WEIGHTED          WEIGHTED
                             WEIGHTED           AVERAGE           AVERAGE           AVERAGE
                              AVERAGE           IMPLIED      CUT-OFF DATE           BALLOON
SEASONING (MOS.)              DSCR (X)          DSCR (X)           LTV (%)           LTV (%)
--------------------------------------------------------------------------------------------
0                                1.47              1.25              74.0              63.8
1-12                             3.04              2.63              55.1              41.5
--------------------------------------------------------------------------------------------
TOTAL:                           2.61X             2.25X             60.3%             47.6%
============================================================================================


Minimum: 0 mos.
Maximum: 9 mos.
Weighted Average: 2 mos.

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2


ORIGINAL TERMS TO STATED MATURITY

----------------------------------------------------------------------------------------------------------------------------
                                                                                       PERCENT BY           WEIGHTED
                                                                      AGGREGATE         AGGREGATE            AVERAGE
                                                 NUMBER OF         CUT-OFF DATE      CUT-OFF DATE           MORTGAGE
ORIGINAL TERM TO STATED MATURITY (MOS.)     MORTGAGE LOANS           BALANCE ($)       BALANCE (%)           RATE (%)
----------------------------------------------------------------------------------------------------------------------------
<= 60                                                    2           14,646,443               6.5              5.150
61 - 120                                                47          187,638,263              83.7              5.400
121 - 180                                                5            9,224,780               4.1              5.720
181 - 240                                                2           12,689,507               5.7              5.528
----------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                  56         $224,198,993             100.0%             5.404%
============================================================================================================================

------------------------------------------------------------------------------------------------------------
                                                               WEIGHTED          WEIGHTED          WEIGHTED
                                             WEIGHTED           AVERAGE           AVERAGE           AVERAGE
                                              AVERAGE           IMPLIED      CUT-OFF DATE           BALLOON
ORIGINAL TERM TO STATED MATURITY (MOS.)       DSCR (x)          DSCR (x)           LTV (%)           LTV (%)
------------------------------------------------------------------------------------------------------------
<= 60                                            1.38              1.14              78.3              72.6
61 - 120                                         2.70              2.29              59.0              50.1
121 - 180                                        4.34              4.37              38.4              23.2
181 - 240                                        1.34              1.40              74.5               1.1
------------------------------------------------------------------------------------------------------------
TOTAL:                                           2.61X             2.25X             60.3%             47.6%
============================================================================================================

Minimum: 60 mos.
Maximum: 240 mos.
Weighted Average: 123 mos.

REMAINING TERMS TO STATED MATURITY

---------------------------------------------------------------------------------------------------------------------------
                                                                                         PERCENT BY           WEIGHTED
                                                                        AGGREGATE         AGGREGATE            AVERAGE
                                                   NUMBER OF         CUT-OFF DATE      CUT-OFF DATE           MORTGAGE
REMAINING TERM TO STATED MATURITY (MOS.)      MORTGAGE LOANS           BALANCE ($)       BALANCE (%)           RATE (%)
---------------------------------------------------------------------------------------------------------------------------
<= 60                                                      2           14,646,443               6.5              5.150
61 - 120                                                  47          187,638,263              83.7              5.400
121 - 180                                                  5            9,224,780               4.1              5.720
181 - 240                                                  2           12,689,507               5.7              5.528
---------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    56         $224,198,993             100.0%             5.404%
===========================================================================================================================

--------------------------------------------------------------------------------------------------------------------------------
                                              WEIGHTED                             WEIGHTED          WEIGHTED          WEIGHTED
                                               AVERAGE           WEIGHTED           AVERAGE           AVERAGE           AVERAGE
                                             REMAINING            AVERAGE           IMPLIED      CUT-OFF DATE           BALLOON
REMAINING TERM TO STATED MATURITY (MOS.)    TERM (MOS.)           DSCR (x)          DSCR (x)           LTV (%)           LTV (%)
--------------------------------------------------------------------------------------------------------------------------------
<= 60                                               60               1.38              1.14              78.3              72.6
61 - 120                                           115               2.70              2.29              59.0              50.0
121 - 180                                          179               4.34              4.37              38.4              23.2
181 - 240                                          237               1.34              1.40              74.5               1.1
--------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                             121               2.61X             2.25X             60.3%             47.6%
================================================================================================================================



Minimum: 59 mos.
Maximum: 238 mos.
Weighted Average: 121 mos.

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2


ORIGINAL AMORTIZATION TERMS

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                   PERCENT BY           WEIGHTED          WEIGHTED
                                                                  AGGREGATE         AGGREGATE            AVERAGE           AVERAGE
                                             NUMBER OF         CUT-OFF DATE      CUT-OFF DATE           MORTGAGE         REMAINING
ORIGINAL AMORTIZATION TERM (MOS.)       MORTGAGE LOANS           BALANCE ($)       BALANCE (%)           RATE (%)       TERM (MOS.)
-----------------------------------------------------------------------------------------------------------------------------------
BALLOON LOANS
121 - 180                                            2            1,584,421               0.7              5.843               118
181 - 240                                            1            1,841,674               0.8              5.690               118
241 - 300                                            5           15,844,548               7.1              5.915               137
301 - 360                                           26          115,688,938              51.6              5.407               116
399 >=                                              13           25,500,060              11.4              5.302               123
-----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                           47          160,459,641              71.6              5.448               119
-----------------------------------------------------------------------------------------------------------------------------------

FULLY AMORTIZING LOANS
61 - 120                                             1              987,573               0.4              5.710               118
121 - 180                                            3            1,728,132               0.8              6.125               176
181 - 240                                            2           12,689,507               5.7              5.528               237
301 - 360                                            3           48,334,140              21.6              5.194                95
-----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                            9           63,739,352              28.4              5.294               126
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                              56         $224,198,993             100.0%             5.404%              121
===================================================================================================================================


-----------------------------------------------------------------------------------------------------
                                                        WEIGHTED          WEIGHTED          WEIGHTED
                                      WEIGHTED           AVERAGE           AVERAGE           AVERAGE
                                       AVERAGE           IMPLIED      CUT-OFF DATE           BALLOON
ORIGINAL AMORTIZATION TERM (MOS.)      DSCR (x)          DSCR (x)           LTV (%)           LTV (%)
-----------------------------------------------------------------------------------------------------
BALLOON LOANS
121 - 180                                 5.61              8.00              10.7               3.0
181 - 240                                 1.88              1.97              25.4              16.4
241 - 300                                 1.76              1.67              64.6              46.9
301 - 360                                 2.31              1.95              62.5              52.5
399 >=                                    6.57              4.99              16.9              15.3
-----------------------------------------------------------------------------------------------------
SUBTOTAL:                                 2.96              2.47              54.6              45.1
-----------------------------------------------------------------------------------------------------

FULLY AMORTIZING LOANS
61 - 120                                  6.86             11.42               4.3               0.0
121 - 180                                 9.66             12.59               6.8               0.1
181 - 240                                 1.34              1.40              74.5               1.1
301 - 360                                 1.44              1.18              78.8              70.9
-----------------------------------------------------------------------------------------------------
SUBTOTAL:                                 1.73              1.69              74.8              54.0
-----------------------------------------------------------------------------------------------------
TOTAL:                                    2.61x             2.25x             60.3%             47.6%
=====================================================================================================

Minimum: 120 mos.
Maximum: 540 mos.
Weighted Average: 358 mos.

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2


REMAINING AMORTIZATION TERMS

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                  PERCENT BY           WEIGHTED          WEIGHTED
                                                                 AGGREGATE         AGGREGATE            AVERAGE           AVERAGE
                                            NUMBER OF         CUT-OFF DATE      CUT-OFF DATE           MORTGAGE         REMAINING
REMAINING AMORTIZATION TERM (MOS.)     MORTGAGE LOANS           BALANCE ($)       BALANCE (%)           RATE (%)       TERM (MOS.)
-----------------------------------------------------------------------------------------------------------------------------------
BALLOON LOANS
121 - 180                                           2            1,584,421               0.7              5.843               118
181 - 240                                           1            1,841,674               0.8              5.690               118
241 - 300                                           5           15,844,548               7.1              5.915               137
301 - 360                                          27          118,185,586              52.7              5.396               117
362 >=                                             12           23,003,412              10.3              5.343               117
-----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                          47          160,459,641              71.6              5.448               119
-----------------------------------------------------------------------------------------------------------------------------------
FULLY AMORTIZING LOANS
61 - 120                                            1              987,573               0.4              5.710               118
121 - 180                                           3            1,728,132               0.8              6.125               176
181 - 240                                           2           12,689,507               5.7              5.528               237
241 >=                                              3           48,334,140              21.6              5.194                95
-----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                           9           63,739,352              28.4              5.294               126
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                             56         $224,198,993             100.0%             5.404%              121
===================================================================================================================================

----------------------------------------------------------------------------------------------------
                                                       WEIGHTED          WEIGHTED          WEIGHTED
                                     WEIGHTED           AVERAGE           AVERAGE           AVERAGE
                                      AVERAGE           IMPLIED      CUT-OFF DATE           BALLOON
REMAINING AMORTIZATION TERM (MOS.)    DSCR (x)          DSCR (x)           LTV (%)           LTV (%)
----------------------------------------------------------------------------------------------------
BALLOON LOANS
121 - 180                                5.61              8.00              10.7               3.0
181 - 240                                1.88              1.97              25.4              16.4
241 - 300                                1.76              1.67              64.6              46.9
301 - 360                                2.39              2.01              61.5              51.6
362 >=                                   6.59              5.03              17.3              15.7
----------------------------------------------------------------------------------------------------
SUBTOTAL:                                2.96              2.47              54.6              45.1
----------------------------------------------------------------------------------------------------
FULLY AMORTIZING LOANS
61 - 120                                 6.86             11.42               4.3               0.0
121 - 180                                9.66             12.59               6.8               0.1
181 - 240                                1.34              1.40              74.5               1.1
241 >=                                   1.44              1.18              78.8              70.9
----------------------------------------------------------------------------------------------------
SUBTOTAL:                                1.73              1.69              74.8              54.0
----------------------------------------------------------------------------------------------------
TOTAL:                                   2.61x             2.25x             60.3%             47.6%
====================================================================================================


Minimum: 118 mos.
Maximum: 535 mos.
Weighted Average: 355 mos.

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2


DEBT SERVICE COVERAGE RATIOS

----------------------------------------------------------------------------------------------------------------------------------
                                                                              PERCENT BY           WEIGHTED          WEIGHTED
                                                             AGGREGATE         AGGREGATE            AVERAGE           AVERAGE
                                        NUMBER OF         CUT-OFF DATE      CUT-OFF DATE           MORTGAGE         REMAINING
DEBT SERVICE COVERAGE RATIO (x)    MORTGAGE LOANS           BALANCE ($)       BALANCE (%)           RATE (%)       TERM (MOS.)
----------------------------------------------------------------------------------------------------------------------------------
1.16 - 1.25                                     1            5,844,837               2.6              5.140               236
1.26 - 1.35                                     5           39,520,791              17.6              5.722               101
1.36 - 1.50                                     7           70,116,627              31.3              5.459               133
1.51 - 1.75                                     4           42,240,181              18.8              4.974               104
1.76 - 2.00                                     2            9,841,674               4.4              5.454               120
2.01 >=                                        37           56,634,883              25.3              5.453               121
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                         56         $224,198,993             100.0%             5.404%              121
==================================================================================================================================

----------------------------------------------------------------------------------------------------
                                                       WEIGHTED          WEIGHTED          WEIGHTED
                                     WEIGHTED           AVERAGE           AVERAGE           AVERAGE
                                      AVERAGE           IMPLIED      CUT-OFF DATE           BALLOON
DEBT SERVICE COVERAGE RATIO (x)       DSCR (x)          DSCR (x)           LTV (%)           LTV (%)
----------------------------------------------------------------------------------------------------
1.16 - 1.25                              1.23              1.24              76.9               1.9
1.26 - 1.35                              1.30              1.16              76.8              65.4
1.36 - 1.50                              1.45              1.26              76.7              59.0
1.51 - 1.75                              1.64              1.32              74.0              63.1
1.76 - 2.00                              1.81              1.60              50.2              41.0
2.01 >=                                  5.95              5.14              18.3              15.5
----------------------------------------------------------------------------------------------------
TOTAL:                                   2.61X             2.25X             60.3%             47.6%
====================================================================================================

Minimum: 1.23x
Maximum: 16.80x
Weighted Average: 2.61x


IMPLIED DEBT SERVICE COVERAGE RATIOS

----------------------------------------------------------------------------------------------------------------------------------
                                                                                      PERCENT BY         WEIGHTED        WEIGHTED
                                                                     AGGREGATE         AGGREGATE          AVERAGE         AVERAGE
                                                NUMBER OF         CUT-OFF DATE      CUT-OFF DATE         MORTGAGE       REMAINING
IMPLIED DEBT SERVICE COVERAGE RATIO (x)    MORTGAGE LOANS           BALANCE ($)       BALANCE (%)         RATE (%)     TERM (MOS.)
----------------------------------------------------------------------------------------------------------------------------------
1.00 - 1.15                                             2           30,062,675              13.4            5.640              96
1.16 - 1.25                                             5           60,870,351              27.2            5.338             131
1.26 - 1.35                                             6           46,860,281              20.9            5.088             103
1.36 - 1.50                                             3           13,084,458               5.8            5.809             134
1.51 - 1.75                                             2           14,844,670               6.6            5.612             174
1.76 - 2.00                                             1            1,841,674               0.8            5.690             118
2.01 >=                                                37           56,634,883              25.3            5.453             121
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                 56         $224,198,993             100.0%           5.404%            121
==================================================================================================================================

----------------------------------------------------------------------------------------------------------------
                                                                   WEIGHTED          WEIGHTED          WEIGHTED
                                                 WEIGHTED           AVERAGE           AVERAGE           AVERAGE
                                                  AVERAGE           IMPLIED      CUT-OFF DATE           BALLOON
IMPLIED DEBT SERVICE COVERAGE RATIO (x)           DSCR (x)          DSCR (x)           LTV (%)           LTV (%)
----------------------------------------------------------------------------------------------------------------
1.00 - 1.15                                          1.30              1.12              77.8              67.8
1.16 - 1.25                                          1.43              1.21              78.3              61.2
1.26 - 1.35                                          1.57              1.29              74.0              62.2
1.36 - 1.50                                          1.53              1.39              70.8              55.0
1.51 - 1.75                                          1.63              1.52              63.5              25.4
1.76 - 2.00                                          1.88              1.97              25.4              16.4
2.01 >=                                              5.95              5.14              18.4              15.5
----------------------------------------------------------------------------------------------------------------
TOTAL:                                               2.61X             2.25X             60.3%             47.6%
================================================================================================================

Minimum: 1.10x
Maximum: 22.36x
Weighted Average: 2.25x

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2


LOAN-TO-VALUE RATIOS

---------------------------------------------------------------------------------------------------------------------------
                                                                     PERCENT BY           WEIGHTED          WEIGHTED
                                                    AGGREGATE         AGGREGATE            AVERAGE           AVERAGE
                               NUMBER OF         CUT-OFF DATE      CUT-OFF DATE           MORTGAGE         REMAINING
LOAN-TO-VALUE RATIO (%)   MORTGAGE LOANS           BALANCE ($)       BALANCE (%)           RATE (%)       TERM (MOS.)
---------------------------------------------------------------------------------------------------------------------------
<= 10.0                                6            8,091,536               3.6              5.639               128
10.1 - 20.0                           18           24,346,956              10.9              5.343               123
20.1 - 30.0                           12           22,046,122               9.8              5.508               117
30.1 - 40.0                            2            3,991,943               1.8              5.560               118
50.1 - 55.0                            1            8,000,000               3.6              5.400               120
60.1 - 65.0                            1            5,000,000               2.2              5.980               180
65.1 - 70.0                            2           23,662,144              10.6              4.672               117
70.1 - 75.0                            1            6,844,670               3.1              5.860               238
75.1 - 80.0                           13          122,215,622              54.5              5.470               112
---------------------------------------------------------------------------------------------------------------------------
TOTAL:                                56         $224,198,993             100.0%             5.404%              121
===========================================================================================================================

----------------------------------------------------------------------------------------
                                            WEIGHTED          WEIGHTED          WEIGHTED
                          WEIGHTED           AVERAGE           AVERAGE           AVERAGE
                           AVERAGE           IMPLIED      CUT-OFF DATE           BALLOON
LOAN-TO-VALUE RATIO (%)    DSCR (x)          DSCR (x)           LTV (%)           LTV (%)
-----------------------------------------------------------------------------------------
<= 10.0                      10.04              9.84               6.4               3.8
10.1 - 20.0                   6.56              5.46              14.5              12.0
20.1 - 30.0                   4.03              3.30              24.1              20.7
30.1 - 40.0                   2.74              2.35              37.7              31.7
50.1 - 55.0                   1.79              1.51              55.9              46.7
60.1 - 65.0                   1.46              1.41              61.7              37.1
65.1 - 70.0                   1.68              1.31              69.0              55.8
70.1 - 75.0                   1.44              1.54              72.4               0.5
75.1 - 80.0                   1.41              1.21              78.2              64.6
-----------------------------------------------------------------------------------------
TOTAL:                        2.61X             2.25X             60.3%             47.6%
=========================================================================================


Minimum: 2.7%
Maximum: 79.8%
Weighted Average: 60.3%

BALLOON LOAN-TO-VALUE RATIOS

-------------------------------------------------------------------------------------------------------------------------------
                                                                             PERCENT BY           WEIGHTED          WEIGHTED
                                                            AGGREGATE         AGGREGATE            AVERAGE           AVERAGE
                                       NUMBER OF         CUT-OFF DATE      CUT-OFF DATE           MORTGAGE         REMAINING
BALLOON LOAN-TO-VALUE RATIO (%)   MORTGAGE LOANS           BALANCE ($)       BALANCE (%)           RATE (%)       TERM (MOS.)
-------------------------------------------------------------------------------------------------------------------------------
0.1 - 30.0                                    38           67,174,122              30.0              5.468               143
30.1 - 40.0                                    3            8,991,943               4.0              5.794               152
40.1 - 50.0                                    1            8,000,000               3.6              5.400               120
50.1 - 60.0                                    3           25,656,627              11.4              4.770               117
60.1 - 70.0                                    6           60,211,261              26.9              5.716               119
70.1 - 80.0                                    5           54,165,041              24.2              5.215                92
-------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                        56         $224,198,993             100.0%             5.404%              121
===============================================================================================================================


--------------------------------------------------------------------------------------------------
                                                     WEIGHTED          WEIGHTED          WEIGHTED
                                   WEIGHTED           AVERAGE           AVERAGE           AVERAGE
                                    AVERAGE           IMPLIED      CUT-OFF DATE           BALLOON
BALLOON LOAN-TO-VALUE RATIO (%)     DSCR (x)          DSCR (x)           LTV (%)           LTV (%)
--------------------------------------------------------------------------------------------------
0.1 - 30.0                             5.16              4.51              28.0              11.8
30.1 - 40.0                            2.03              1.83              51.0              34.7
40.1 - 50.0                            1.79              1.51              55.9              46.7
50.1 - 60.0                            1.65              1.31              69.5              56.0
60.1 - 70.0                            1.40              1.22              77.8              65.0
70.1 - 80.0                            1.45              1.20              78.8              71.1
--------------------------------------------------------------------------------------------------
TOTAL:                                 2.61X             2.25X             60.3%             47.6%
==================================================================================================


Minimum: 0.0%
Maximum: 73.8%
Weighted Average: 47.6%

                                   APPENDIX I
                           MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2


PREPAYMENT RESTRICTION ANALYSIS: LOAN GROUP 2

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%) (1) (2)

-----------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS                DEC-03            DEC-04           DEC-05           DEC-06          DEC-07            DEC-08
-----------------------------------------------------------------------------------------------------------------------------------
Locked Out                             89.58%            89.77%           88.77%           87.32%          87.18%            87.42%
Yield Maintenance Total                10.42%            10.23%           11.23%           12.68%          12.82%            12.58%
      Greater of YM and 1%              7.84%             7.65%            8.65%           10.10%           9.88%             9.64%
      Greater of YM (T + 0.5%) and 1%   2.58%             2.58%            2.58%            2.58%           2.58%             2.59%
      Yield Maintenance                 0.00%             0.00%            0.00%            0.00%           0.36%             0.36%
Penalty Points:
      3.00%                             0.00%             0.00%            0.00%            0.00%           0.00%             0.00%
      2.00%                             0.00%             0.00%            0.00%            0.00%           0.00%             0.00%
      1.00%                             0.00%             0.00%            0.00%            0.00%           0.00%             0.00%
Penalty Points Total                    0.00%             0.00%            0.00%            0.00%           0.00%             0.00%
Open                                    0.00%             0.00%            0.00%            0.00%           0.00%             0.00%
-----------------------------------------------------------------------------------------------------------------------------------
TOTALS                                100.00%           100.00%          100.00%          100.00%         100.00%           100.00%
-----------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding         $773,540,961      $763,763,836     $753,293,402     $741,964,905    $728,038,293      $713,361,937
% Initial Pool Balance                100.00%            98.74%           97.38%           95.92%          94.12%            92.20%
-----------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------
PREPAYMENT RESTRICTIONS                  DEC-09               DEC-10
---------------------------------------------------------------------
Locked Out                               87.68%               87.08%
Yield Maintenance Total                  12.32%               12.92%
      Greater of YM and 1%                9.37%                9.18%
      Greater of YM (T + 0.5) and 1%      2.60%                2.64%
      Yield Maintenance                   0.36%                1.10%
Penalty Points:
      3.00%                               0.00%                0.00%
      2.00%                               0.00%                0.00%
      1.00%                               0.00%                0.00%
Penalty Points Total                      0.00%                0.00%
Open                                      1.19%                0.00%
---------------------------------------------------------------------
TOTALS                                  100.00%              100.00%
---------------------------------------------------------------------
Pool Balance Outstanding           $697,706,561         $673,033,467
% Initial Pool Balance                   90.20%               87.01%
---------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%) (1) (2)

------------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS                DEC-11            DEC-12           DEC-13           DEC-14          DEC-15            DEC-16
------------------------------------------------------------------------------------------------------------------------------------
Locked Out                             86.92%            82.92%           28.23%           65.27%          58.24%            61.95%
Yield Maintenance Total                12.60%            11.50%           16.95%           34.73%          30.81%            25.31%
      Greater of YM and 1%              8.84%             7.49%           16.90%           34.63%          30.72%            25.25%
      Greater of YM (T + 0.5%) and 1%   2.65%             2.82%            0.00%            0.00%           0.00%             0.00%
      Yield Maintenance                 1.11%             1.18%            0.05%            0.10%           0.09%             0.07%
Penalty Points:
      3.00%                             0.00%             0.00%            0.00%            0.00%          10.95%             0.00%
      2.00%                             0.48%             2.93%            0.00%            0.00%           0.00%            12.73%
      1.00%                             0.00%             0.66%            0.00%            0.00%           0.00%             0.00%
Penalty Points Total                    0.48%             3.59%            0.00%            0.00%          10.95%            12.73%
Open                                    0.00%             1.98%           54.81%            0.00%           0.00%             0.00%
------------------------------------------------------------------------------------------------------------------------------------
TOTALS                                100.00%           100.00%          100.00%          100.00%         100.00%           100.00%
------------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding         $655,478,942      $600,754,706      $93,155,572      $36,799,697     $31,175,143       $25,355,963
% Initial Pool Balance                 84.74%            77.66%           12.04%            4.76%           4.03%             3.28%
------------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------
PREPAYMENT RESTRICTIONS                   DEC-17
----------------------------------------------------
Locked Out                                66.05%
Yield Maintenance Total                   18.63%
      Greater of YM and 1%                18.60%
      Greater of YM (T + 0.5%) and 1%      0.00%
      Yield Maintenance                    0.03%
Penalty Points:
      3.00%                                0.00%
      2.00%                                0.00%
      1.00%                               15.31%
Penalty Points Total                      15.31%
Open                                       0.00%
----------------------------------------------------
TOTALS                                   100.00%
----------------------------------------------------
Pool Balance Outstanding             $19,797,064
% Initial Pool Balance                     2.56%
----------------------------------------------------


Notes:
(1) The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Prospectus Supplement
(2) See Appendix II of the Prospectus Supplement for a description of the Yield Maintenance

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS


------------------------------------------------------------------------------------------------------------------------------------
MORTGAGE        MORTGAGE                                                                                 LOAN GROUP
LOAN NO.        LOAN SELLER(1)          PROPERTY NAME(2)                                                     NUMBER      X-Y CLASS
------------------------------------------------------------------------------------------------------------------------------------
   1            MSMC                    Mall at Tuttle Crossing                                                   1         No
   2            Prudential              840 N. Michigan                                                           1         No
   3            Prudential              88 Sidney Street                                                          1         No
   4            MSMC                    609 Fifth Avenue                                                          1         No
   5            CIBC                    Independence Plaza                                                        1         No
   6            Prudential              3 Times Square                                                            1         No
   7            MSMC                    WestShore Plaza                                                           1         No
   8            CIBC                    Woodhawk Apartments                                                       2         No
   9            WaMu                    250 W 19th Street                                                         1         No
   10           Prudential              Club Pacifica Apartments                                                  2         No
   11           Nationwide              Country Club Mall                                                         1         No
   12           TIAA                    Hidden Lake Apartments                                                    2         No
   13           Prudential              Copper Beech Townhomes                                                    2         No
   14           Nationwide              Borders - Oklahoma City (A)                                               1         No
   15           Nationwide              Borders - Omaha (A)                                                       1         No
   16           Nationwide              Borders - Columbia (A)                                                    1         No
   17           Nationwide              Borders - Germantown (A)                                                  1         No
   18           CIBC                    International Residences                                                  2         No
   19           CIBC                    The Forum                                                                 1         No
   20           TIAA                    Charleston Tower Office Building                                          1         No
   21           WaMu                    225-227 East 85th Street                                                  1         No
   22           CIBC                    5-19 Delavan Street                                                       2         No
   23           CIBC                    600 Willowbrook Office Park                                               1         No
   24           CIBC                    Doctor's Medical Park                                                     1         No
   25           NCB, FSB                The Estates at Bayside Owners, Inc.                                       1         No
   26           MSMC                    AmPad Portfolio - Westfield (I)                                           1         No
   27           MSMC                    AmPad Portfolio - Holyoke (I)                                             1         No
   28           MSMC                    AmPad Portfolio - Morristown (I)                                          1         No
   29           MSMC                    AmPad Portfolio - Mattoon (I)                                             1         No
   30           Nationwide              Talbots Madison Avenue                                                    1         No
   31           WaMu                    445 & 451 E 83rd St.                                                      1         No
   32           Nationwide              Eagles Landing Apartments                                                 2         No
   33           CIBC                    Monkey Junction Plaza                                                     1         No
   34           Nationwide              Creekview Commons                                                         1         No
   35           NCB, FSB                870 East Tower, Inc.                                                      1         No
   36           Prudential              Fox Rest Woods I                                                          2         No
   37           WaMu                    344 E 63rd St.                                                            1         No
   38           WaMu                    312 E 30th St.                                                            1         No
   39           Prudential              Stonetree Apartments                                                      2         No
   40           Nationwide              Pathfinder Building                                                       1         No
   41           Nationwide              Moon Plaza                                                                1         No
   42           TIAA                    Stone Avenue Standard Apartments                                          2         No
   43           NCB, FSB                Central Westchester Tenants Corp.                                         1         No
   44           WaMu                    48 West 68th St.                                                          1         No
   45           CIBC                    Springs Industries - Calhoun                                              1         No
   46           CIBC                    Harriman Commons                                                          1         No
   47           Nationwide              Geist Crossing                                                            1         No
   48           Prudential              Crosby Pointe Apartments                                                  2         No
   49           Prudential              St. Johns Commons Shopping Center                                         1         No
   50           Nationwide              Lighthouse Square Apartments                                              2         No
   51           CIBC                    Corn Exchange National Bank Building                                      1         No
   52           CIBC                    Willow Lake Apartments                                                    2         No
   53           NCB, FSB                Riverview East Owners, Inc.                                               1         Yes
   54           CIBC                    845 Second Avenue                                                         1         No
   55           WaMu                    169 E. 91st                                                               1         No
   56           Nationwide              Danville Square Shopping Center                                           1         No
   58           CIBC                    Community Portfolio - Roxbury Community (II)                              1         No
   59           CIBC                    Community Portfolio - Rivers Edge Community (II)                          1         No
   57           CIBC                    Community Portfolio - Mint Community (II)                                 1         No
   60           WaMu                    359 E. 62nd St.                                                           1         No
   61           NCB, FSB                51 Fifth Avenue Owners Corp.                                              1         No
   62           CIBC                    Dickinson Plaza                                                           1         No
   63           Nationwide              Ralphs - Apple Valley (III)                                               1         No
   64           Nationwide              Ralphs - Victorville (III)                                                1         No
   65           Prudential              Somerset Park Apartments                                                  2         No
   66           CIBC                    Dunnie Lai Multifamily Portfolio -178 7th Avenue (IV)                     1         No
   67           CIBC                    Dunnie Lai Multifamily Portfolio - 101 Avenue A (IV)                      1         No
   68           CIBC                    Dunnie Lai Multifamily Portfolio - 213 2nd Avenue (IV)                    1         No
   69           WaMu                    105-107 Lexington Avenue                                                  1         No
   70           Prudential              Walgreen's  - Everett                                                     1         No
   71           NCB, FSB                245 E. 25th Realty Corp.                                                  2         Yes
   72           Prudential              Walgreens-Jasper                                                          1         No
   73           Prudential              Oakley Shoals Apartments                                                  2         No
   74           Prudential              Woodway Court Apartments                                                  2         No
   75           Nationwide              121 Hillpointe Drive                                                      1         No
   76           Prudential              Storage USA Spencer Highway                                               1         No
   77           Prudential              Storage USA Parker Road                                                   1         No
   78           CIBC                    Oakview Terrace                                                           1         No
   79           WaMu                    341 E 62nd St.                                                            1         No
   80           NCB, FSB                West 73rd Tenants Corp.                                                   1         Yes
   81           WaMu                    434 W 19th St.                                                            1         No
   82           NCB, FSB                Coronet Owners, Inc.                                                      2         No
   83           Prudential              Kings Crossing Apartments                                                 2         No
   84           WaMu                    128 E. 85th Street                                                        1         No
   85           NCB, FSB                43 East 10th Street Corp.                                                 1         No
   86           NCB, FSB                Bayview Owners Corp.                                                      2         No
   87           NCB, FSB                Weskora Owners' Corporation                                               2         No
   88           NCB, FSB                Fiesta Properties, LLC                                                    1         No
   89           NCB, FSB                2525 Nostrand Owners Corporation                                          2         No
   90           UCMFI                   Eastpoint Industrial Park                                                 1         No
   91           UCMFI                   BGR Warehouse                                                             1         No
   92           NCB, FSB                Parkway and C Owners Corp.                                                2         Yes
   93           NCB, FSB                35 Parkview Tenants Corp.                                                 1         Yes
   94           NCB, FSB                Toost Control Corp.                                                       1         No
   95           NCB, FSB                555 McLean Apartments Corp.                                               1         No
   96           NCB, FSB                14 Soundview Owners Corp.                                                 1         No
   97           NCB, FSB                Great Neck Horizon House, Inc.                                            1         Yes
   98           Nationwide              Ralphs - Ontario                                                          1         No
   99           NCB, FSB                Kensington Loft Corporation                                               1         No
  100           NCB, FSB                Fine Arts Development Laboratories Inc.                                   1         Yes
  101           NCB, FSB                175 Main Avenue Owners, Inc.                                              2         Yes
  102           WaMu                    312 E 85th St.                                                            1         No
  103           WaMu                    337 W 30th St.                                                            2         No
  104           WaMu                    345 W 30th St.                                                            2         No
  105           Prudential              Chateau Normandy Apartments                                               2         No
  106           NCB, FSB                3101 Apt. Inc.                                                            2         No
  107           NCB, FSB                North and South Lewis Place Owners Corp.                                  1         Yes
  108           NCB, FSB                Kent Victoria Apartments, Inc.                                            2         Yes
  109           WaMu                    312 E. 92nd Street                                                        1         No
  110           NCB, FSB                185 Marine Ave. Tenants Corp.                                             2         Yes
  111           NCB, FSB                Picasso Way Owners, Inc.                                                  2         Yes
  112           NCB, FSB                145-95 Apt Inc.                                                           2         No
  113           NCB, FSB                1080 Warburton Corp.                                                      2         Yes
  114           WaMu                    221 E 82nd St.                                                            1         No
  115           WaMu                    228 East 81st St                                                          1         No
  116           Nationwide              Elmbrook Office/Industrial Building                                       1         No
  117           Nationwide              Foley's Plaza Shopping Center A *                                         1         No
  118           Nationwide              Foley's Plaza Shopping Center B *                                         1         No
  119           WaMu                    417 E 83rd St.                                                            1         No
  120           NCB, FSB                415 E. 85 Tenants Corp.                                                   1         Yes
  121           NCB, FSB                Alden Properties Tenants Corp.                                            2         Yes
  122           NCB, FSB                325 Main Street Owners Corp.                                              2         Yes
  123           NCB, FSB                Thwaites Terrace House Owners Corp.                                       2         No
  124           UCMFI                   Bodycote Building                                                         1         No
  125           UCMFI                   Centex Office Building                                                    1         No
  126           NCB, FSB                4315 Webster Owners, Inc.                                                 2         Yes
  127           NCB, FSB                Cedarhurst Park Corp.                                                     2         No
  128           NCB, FSB                Fortham House Realty Corp.                                                2         Yes
  129           UCMFI                   Parkway West Retail                                                       1         No
  130           UCMFI                   Nasa Road Retail Center                                                   1         No
  131           UCMFI                   Olympic Screen Building                                                   1         No
  132           NCB, FSB                Crocheron Tenants Corp.                                                   2         No
  133           UCMFI                   Woodlands Office Park II                                                  1         No
  134           UCMFI                   Devon Office Building                                                     1         No
  135           NCB, FSB                River House In Riverdale, Inc.                                            1         No
  136           NCB, FSB                Claridge Apartment Corporation                                            2         No
  137           NCB, FSB                Utopia Tenants Corp.                                                      2         No
  138           NCB, FSB                The Colonial House Tenant Corp.                                           2         Yes
  139           WaMu                    1743 First Avenue                                                         1         No
  140           NCB, FSB                140-50 Burden Crescent Owners Corp.                                       2         Yes
  141           UCMFI                   Lakes Professional Building                                               1         No
  142           UCMFI                   Terminal Drive Industrial                                                 1         No
  143           WaMu                    425 E 84th St.                                                            1         No
  144           NCB, FSB                Oak Drive Mutual Housing Company, Inc.                                    2         Yes
  145           NCB, FSB                2790 Broadway Owners Corp.                                                2         Yes
  146           NCB, FSB                70-80 Gibson Blvd. Owners Inc.                                            2         Yes
  147           UCMFI                   Northcreek Building                                                       1         No
  148           UCMFI                   Mansfield Social Security                                                 1         No
  149           NCB, FSB                Nine-G Cooperative, Inc.                                                  1         Yes
  150           NCB, FSB                43 North Forest Avenue Owners Corp.                                       2         Yes
  151           NCB, FSB                519 East 86th Street Tenants Corp.                                        1         No
  152           NCB, FSB                393 West Broadway Corp.                                                   1         Yes
  153           NCB, FSB                Nagle House, Inc.                                                         2         Yes
  154           NCB, FSB                57-65 West 93 Corp.                                                       1         Yes
  155           UCMFI                   Indian School Office                                                      1         No
  156           NCB, FSB                Victory Apartments, Inc.                                                  2         No
  157           UCMFI                   Environmental Plaza Office                                                1         No
  158           WaMu                    321 East 91st Street                                                      1         No
  159           NCB, FSB                Western Houston Equities Inc.                                             1         Yes
  160           NCB, FSB                Leeds House, Inc.                                                         1         Yes
  161           NCB, FSB                31 Gramercy Park South Owners Corp.                                       1         No
  162           NCB, FSB                75 Maine Avenue Owners Corp.                                              2         Yes
  163           NCB, FSB                Seventeen East Ninety-Seventh Corp.                                       1         No
  164           UCMFI                   Village Square Retail                                                     1         No
  165           NCB, FSB                145 West 79th Street Owners Corp.                                         1         Yes
  166           WaMu                    421 E. 76th St.                                                           1         No
  167           NCB, FSB                34 East 30th St. Corp.                                                    1         Yes
  168           NCB, FSB                NW MAD-95 Owners Corp.                                                    1         No
  169           NCB, FSB                Brewster-Carver Apartments, Inc.                                          1         Yes
  170           NCB, FSB                250 West 16th Street Owners Corp.                                         1         Yes
  171           NCB, FSB                310 Windsor Apt. Corp.                                                    1         Yes
  172           NCB, FSB                Carolin Gardens, Inc.                                                     2         No
  173           NCB, FSB                45 Perry St. Owners Corp.                                                 1         Yes
  174           NCB, FSB                East 54th Street Housing Corp.                                            1         No
  175           NCB, FSB                334 East 5th Street Incorporated                                          2         Yes
  176           NCB, FSB                84-88 Charles St. Owners Corp.                                            2         Yes
  177           NCB, FSB                Casa Balcona Terrace Cooperative, Inc.                                    2         Yes
  178           NCB, FSB                158 East 22 Tenants' Corporation                                          1         Yes
  179           NCB, FSB                138 Apt. Corporation                                                      1         Yes
  180           NCB, FSB                9 Monroe Housing Corp.                                                    1         Yes
  181           NCB, FSB                26 Strong Housing Corp.                                                   1         Yes
  182           NCB, FSB                Lambert Owners, Inc.                                                      2         Yes
  183           NCB, FSB                Holl 'N Beck Housing Corporation                                          1         Yes

                                        Totals and Weighted Averages:

------------------------------------------------------------------------------------------------------------------------------------
MORTGAGE               ORIGINAL          CUT-OFF DATE            NOI            NCF       IMPLIED         CUT-OFF DATE      BALLOON
LOAN NO.                BALANCE             BALANCE(3)        DSCR(4)        DSCR(4)       DSCR(5)               LTV(4)       LTV(4)
------------------------------------------------------------------------------------------------------------------------------------
   1               $120,000,000          $120,000,000           2.14           2.05          1.66                60.0%        53.3%
   2                $61,500,000           $61,500,000           1.50           1.46          1.32                73.2%        62.3%
   3                $42,500,000           $42,439,889           1.64           1.55          1.52                67.2%        52.8%
   4                $38,000,000           $38,000,000           1.30           1.27          1.13                75.0%        67.7%
   5                $38,000,000           $38,000,000           1.32           1.29          1.17                78.7%        67.0%
   6                $34,848,201           $34,616,983           2.47           2.35          2.94                37.4%         0.2%
   7                $34,000,000           $33,883,778           2.04           2.00          1.63                63.1%        53.7%
   8                $23,200,000           $23,200,000           1.49           1.42          1.17                78.6%        70.1%
   9                $21,000,000           $20,957,698           2.03           2.00          1.71                48.2%        40.0%
   10               $20,500,000           $20,421,583           1.79           1.73          1.32                69.2%        56.4%
   11               $20,000,000           $19,957,740           2.31           2.12          1.85                57.8%        48.2%
   12               $18,700,000           $18,662,675           1.32           1.27          1.14                77.4%        65.1%
   13               $15,600,000           $15,582,372           1.56           1.49          1.24                77.9%        65.0%
   14                $4,260,000            $4,245,600           1.21           1.17          1.50                64.4%         1.5%
   15                $3,910,000            $3,896,783           1.21           1.17          1.50                64.4%         1.5%
   16                $3,520,000            $3,508,101           1.21           1.17          1.50                64.4%         1.5%
   17                $3,310,000            $3,298,811           1.21           1.17          1.50                64.4%         1.5%
   18               $13,750,000           $13,734,140           1.64           1.54          1.27                79.8%        71.2%
   19               $13,100,000           $13,100,000           1.65           1.53          1.34                70.8%        59.8%
   20               $13,050,000           $12,980,439           1.47           1.38          1.21                74.6%        62.4%
   21               $11,500,000           $11,476,835           1.87           1.83          1.57                51.2%        43.1%
   22               $11,400,000           $11,400,000           1.39           1.35          1.10                78.1%        72.2%
   23               $10,150,000           $10,150,000           1.34           1.23          1.37                70.0%        46.9%
   24               $10,000,000           $10,000,000           2.31           2.12          1.81                56.8%        47.6%
   25               $10,000,000            $9,947,694           6.27           6.27          4.83                14.4%        11.6%
   26                $3,416,000            $3,407,517           1.84           1.53          1.55                60.1%        47.6%
   27                $2,196,000            $2,190,547           1.84           1.53          1.55                60.1%        47.6%
   28                $2,141,000            $2,135,684           1.84           1.53          1.55                60.1%        47.6%
   29                $1,647,000            $1,642,910           1.84           1.53          1.55                60.1%        47.6%
   30                $9,000,000            $8,980,179           1.59           1.58          1.35                61.9%        52.7%
   31                $8,800,000            $8,782,274           1.61           1.57          1.35                62.3%        51.7%
   32                $8,560,000            $8,560,000           1.45           1.40          1.24                79.3%        67.1%
   33                $8,400,000            $8,400,000           1.41           1.35          1.20                78.0%        66.1%
   34                $8,300,000            $8,287,763           1.51           1.44          1.37                78.2%        60.5%
   35                $8,000,000            $8,000,000          23.55          23.55         14.28                 3.5%         3.5%
   36                $8,000,000            $8,000,000           1.89           1.79          1.51                55.9%        46.7%
   37                $8,000,000            $7,983,885           2.19           2.14          1.84                43.6%        36.2%
   38                $7,750,000            $7,734,389           2.10           2.04          1.75                50.6%        41.9%
   39                $7,700,000            $7,683,142           1.64           1.50          1.23                78.0%        64.8%
   40                $7,200,000            $7,165,153           1.73           1.56          1.36                65.9%        55.8%
   41                $7,000,000            $6,974,522           2.32           2.08          1.68                59.1%        48.3%
   42                $6,875,000            $6,844,670           1.48           1.44          1.54                72.4%         0.5%
   43                $6,500,000            $6,496,664           9.56           9.56          5.91                13.6%        13.1%
   44                $6,348,000            $6,335,213           1.58           1.55          1.33                49.5%        41.6%
   45                $6,250,000            $6,244,682           1.65           1.50          1.47                73.5%        63.9%
   46                $6,150,000            $6,150,000           1.42           1.33          1.19                79.9%        67.8%
   47                $6,000,000            $5,983,787           1.63           1.52          1.48                68.0%        53.1%
   48                $5,900,000            $5,844,837           1.27           1.23          1.24                76.9%         1.9%
   49                $5,520,000            $5,520,000           3.02           2.84          1.79                53.9%        53.9%
   50                $5,500,000            $5,500,000           1.67           1.53          1.37                75.5%        64.1%
   51                $5,400,000            $5,394,876           1.57           1.54          1.42                76.0%        65.1%
   52                $5,000,000            $5,000,000           1.60           1.46          1.41                61.7%        37.1%
   53                $5,000,000            $4,977,640           6.86           6.86          6.55                 9.9%         5.8%
   54                $4,800,000            $4,794,815           1.28           1.27          1.09                77.3%        64.9%
   55                $4,600,000            $4,590,734           1.74           1.69          1.45                62.9%        52.9%
   56                $4,600,000            $4,572,926           2.30           2.11          1.97                57.2%        44.0%
   58                $2,585,000            $2,585,000           1.30           1.26          1.19                79.4%        61.2%
   59                $1,040,000            $1,040,000           1.30           1.26          1.19                79.4%        61.2%
   57                  $875,000              $875,000           1.30           1.26          1.19                79.4%        61.2%
   60                $4,443,150            $4,434,200           1.96           1.92          1.65                52.8%        44.9%
   61                $4,400,000            $4,387,841           8.29           8.29          5.87                 5.7%         5.1%
   62                $4,300,000            $4,293,880           1.66           1.46          1.42                67.1%        52.4%
   63                $2,671,966            $2,150,780           1.45           1.39          1.88                58.0%         0.5%
   64                $2,628,034            $2,115,417           1.45           1.39          1.88                58.0%         0.5%
   65                $4,240,000            $4,223,072           1.48           1.28          1.27                78.6%        61.9%
   66                $1,775,000            $1,775,000           1.38           1.34          1.16                60.4%        50.8%
   67                $1,325,000            $1,325,000           1.38           1.34          1.16                60.4%        50.8%
   68                $1,100,000            $1,100,000           1.38           1.34          1.16                60.4%        50.8%
   69                $4,127,197            $4,118,883           1.63           1.58          1.36                59.3%        49.2%
   70                $4,050,000            $4,050,000           1.59           1.58          1.29                68.3%        56.6%
   71                $4,000,000            $3,989,399          12.45          12.45          9.84                 5.5%         5.0%
   72                $3,250,000            $3,250,000           1.37           1.37          1.25                69.7%        59.6%
   73                $3,250,000            $3,246,443           1.59           1.49          1.27                79.2%        73.8%
   74                $3,250,000            $3,240,561           1.54           1.35          1.26                67.5%        52.0%
   75                $3,000,000            $2,986,687           1.53           1.34          1.43                73.3%        47.5%
   76                $2,950,000            $2,925,669           1.54           1.46          1.41                65.0%        51.0%
   77                $2,885,000            $2,860,753           1.51           1.43          1.37                71.5%        55.9%
   78                $2,850,000            $2,850,000           1.34           1.32          1.12                79.6%        71.4%
   79                $2,750,000            $2,744,460           1.60           1.57          1.35                63.8%        53.6%
   80                $2,700,000            $2,700,000          15.75          15.75         10.81                 5.6%         5.6%
   81                $2,650,000            $2,644,662           1.93           1.88          1.61                51.9%        43.6%
   82                $2,600,000            $2,590,472           8.29           8.29          6.28                13.4%        12.2%
   83                $2,610,000            $2,584,458           1.79           1.69          1.40                78.3%        70.5%
   84                $2,577,993            $2,572,800           1.86           1.81          1.55                49.5%        41.6%
   85                $2,550,000            $2,550,000           7.27           7.27          4.42                13.7%        13.7%
   86                $2,500,000            $2,496,648           6.44           6.44          4.62                13.6%        11.3%
   87                $2,500,000            $2,487,458           5.16           5.16          4.08                27.1%        22.1%
   88                $2,500,000            $2,482,288           1.87           1.71          1.62                69.0%        53.5%
   89                $2,450,000            $2,444,976           4.87           4.87          3.49                21.0%        18.9%
   90                $2,350,000            $2,333,730           1.29           1.14          1.45                71.8%         0.6%
   91                $2,320,000            $2,303,316           1.67           1.45          1.79                56.5%         0.5%
   92                $2,250,000            $2,247,375           4.05           4.05          3.11                24.0%        21.9%
   93                $2,230,000            $2,230,000           8.58           8.58          6.08                11.9%        11.9%
   94                $2,200,000            $2,200,000          20.89          20.89         12.63                 5.1%         5.1%
   95                $2,200,000            $2,197,491           3.22           3.22          2.68                32.6%        26.8%
   96                $2,125,000            $2,123,710           5.00           5.00          3.76                23.9%        21.7%
   97                $2,100,000            $2,098,323           7.28           7.28          5.55                11.5%        10.8%
   98                $2,600,000            $2,092,652           1.40           1.33          1.80                57.3%         0.5%
   99                $2,000,000            $2,000,000          17.39          17.39         10.71                 4.8%         4.8%
  100                $2,000,000            $1,997,869           7.74           7.74          6.15                 9.3%         8.5%
  101                $2,000,000            $1,996,011           4.40           4.40          3.94                24.3%        20.4%
  102                $2,000,000            $1,995,971           2.02           1.97          1.69                51.2%        43.0%
  103                $2,000,000            $1,995,971           2.83           2.77          2.38                38.4%        32.3%
  104                $2,000,000            $1,995,971           2.77           2.70          2.32                37.0%        31.1%
  105                $2,000,000            $1,994,482           1.52           1.35          1.29                75.8%        59.0%
  106                $1,950,000            $1,946,001           7.00           7.00          5.01                10.7%         9.6%
  107                $1,900,000            $1,897,969           3.97           3.97          3.56                17.9%        15.0%
  108                $1,900,000            $1,896,873           3.35           3.35          2.66                26.2%        24.0%
  109                $1,900,000            $1,896,173           2.30           2.24          1.93                45.1%        37.5%
  110                $1,850,000            $1,841,674           1.88           1.88          1.97                25.4%        16.4%
  111                $1,800,000            $1,796,431          10.44          10.44          9.37                11.7%         9.8%
  112                $1,775,000            $1,771,304           6.05           6.05          4.30                13.8%        12.4%
  113                $1,750,000            $1,748,028           3.67           3.67          2.88                28.0%        25.5%
  114                $1,750,000            $1,746,475           1.79           1.75          1.50                58.2%        49.5%
  115                $1,750,000            $1,746,475           1.90           1.83          1.57                42.1%        35.8%
  116                $1,700,000            $1,685,675           1.64           1.27          1.27                74.3%        57.8%
  117                $1,554,811            $1,538,988           2.32           2.08          2.04                57.2%        44.4%
  118                  $145,189              $143,712           2.32           2.08          2.04                57.2%        44.4%
  119                $1,650,000            $1,646,676           1.93           1.87          1.60                51.5%        43.8%
  120                $1,600,000            $1,600,000          18.89          18.89         13.65                 5.7%         5.7%
  121                $1,600,000            $1,598,347           4.06           4.06          3.27                24.2%        22.2%
  122                $1,600,000            $1,596,670           4.55           4.55          4.00                21.0%        17.6%
  123                $1,600,000            $1,594,435           4.60           4.60          3.84                17.6%        14.5%
  124                $1,600,000            $1,588,931           1.48           1.35          1.40                73.9%        47.5%
  125                $1,550,000            $1,533,031           1.26           1.14          1.40                69.7%         0.6%
  126                $1,500,000            $1,498,397           4.14           4.14          3.28                23.8%        21.8%
  127                $1,500,000            $1,494,357           6.99           6.99          5.52                14.2%        11.6%
  128                $1,500,000            $1,492,693           3.19           3.19          2.89                20.6%        17.3%
  129                $1,500,000            $1,489,303           2.13           1.88          2.34                34.2%         0.3%
  130                $1,500,000            $1,483,782           1.46           1.24          1.54                63.1%         0.5%
  131                $1,475,000            $1,465,077           1.77           1.63          1.73                50.5%         0.4%
  132                $1,450,000            $1,444,664           6.43           6.43          5.14                16.4%        13.4%
  133                $1,440,000            $1,425,071           1.33           1.14          1.28                67.9%        45.2%
  134                $1,425,000            $1,414,579           1.36           1.11          1.35                62.6%         0.5%
  135                $1,400,000            $1,390,911           9.74           9.74          7.55                 8.9%         7.2%
  136                $1,400,000            $1,386,432           5.82           5.82          5.30                 9.9%         7.5%
  137                $1,350,000            $1,345,956           4.77           4.77          4.31                15.8%        13.3%
  138                $1,325,000            $1,321,105           5.31           5.31          4.88                19.9%        16.9%
  139                $1,297,828            $1,295,214           2.56           2.49          2.14                36.5%        31.0%
  140                $1,300,000            $1,294,290           6.00           6.00          5.14                18.3%        15.2%
  141                $1,300,000            $1,283,221           1.28           1.13          1.82                46.2%         0.5%
  142                $1,275,000            $1,256,957           1.18           1.11          1.40                70.8%         0.6%
  143                $1,250,000            $1,247,482           1.78           1.74          1.49                59.4%        50.5%
  144                $1,250,000            $1,237,941           5.49           5.49          8.02                10.4%         2.4%
  145                $1,250,000            $1,232,532           7.10           7.10          9.06                 8.4%         0.1%
  146                $1,200,000            $1,197,621           4.37           4.37          3.92                22.6%        19.0%
  147                $1,200,000            $1,197,512           1.74           1.48          1.64                65.1%        25.0%
  148                $1,165,000            $1,154,354           1.17           1.11          1.69                60.8%         0.6%
  149                $1,150,000            $1,146,594          16.70          16.70         15.18                 3.6%         3.0%
  150                $1,100,000            $1,098,824           3.50           3.50          3.15                20.0%        16.8%
  151                $1,100,000            $1,094,649           9.03           9.03          7.24                 6.5%         5.3%
  152                $1,100,000            $1,093,246          33.77          33.77         31.56                 2.7%         2.1%
  153                $1,000,000              $987,573           6.86           6.86         11.42                 4.3%         0.0%
  154                  $975,000              $969,514           8.13           8.13          6.88                10.6%         7.4%
  155                  $910,000              $903,704           1.64           1.29          1.34                59.3%        38.1%
  156                  $875,000              $872,823           8.81           8.81          6.18                13.0%        12.1%
  157                  $875,000              $868,601           1.55           1.22          1.48                53.5%         0.4%
  158                  $857,493              $855,766           2.60           2.50          2.15                35.7%        29.6%
  159                  $825,000              $824,343          14.20          14.20         10.99                 4.1%         3.9%
  160                  $800,000              $796,477           4.33           4.33          3.68                12.1%         8.4%
  161                  $750,000              $748,088           3.95           3.95          2.92                21.8%        19.7%
  162                  $700,000              $699,252           3.66           3.66          3.29                17.1%        14.3%
  163                  $700,000              $697,819          34.24          34.24         25.08                 3.1%         2.8%
  164                  $700,000              $695,574           2.12           1.90          3.09                29.5%         0.3%
  165                  $700,000              $693,438          25.69          25.69         26.50                 2.6%         1.7%
  166                  $672,090              $670,736           2.11           2.04          1.75                44.7%        37.1%
  167                  $650,000              $647,861          12.83          12.83         11.06                 5.1%         4.3%
  168                  $650,000              $646,246          34.29          34.29         28.60                 2.3%         1.9%
  169                  $650,000              $645,832           5.39           5.39          4.72                10.8%         9.0%
  170                  $650,000              $643,295          15.87          15.87         20.38                 3.1%         0.0%
  171                  $600,000              $598,772           4.30           4.30          3.82                 9.1%         7.6%
  172                  $600,000              $596,557           9.81           9.81          8.10                10.8%         8.9%
  173                  $560,000              $548,359           6.00           6.00          7.79                 8.0%         3.6%
  174                  $500,000              $487,228           7.67           7.67         12.68                 5.7%         0.1%
  175                  $400,000              $399,418           4.72           4.72          4.03                15.5%        14.3%
  176                  $350,000              $346,575          15.69          15.69         20.94                 2.9%         0.0%
  177                  $350,000              $346,479           6.06           6.06          7.95                11.6%         5.3%
  178                  $270,000              $268,727           4.98           4.98          4.58                 8.3%         7.0%
  179                  $250,000              $250,000          60.67          60.67         44.59                 1.5%         1.5%
  180                  $235,000              $233,363           7.35           7.35          7.17                 9.2%         7.9%
  181                  $180,000              $179,354           7.09           7.09          7.76                 5.5%         4.4%
  182                  $150,000              $149,025          16.80          16.80         22.36                 2.7%         0.0%
  183                  $110,000              $107,914           9.46           9.46         13.07                 5.6%         0.1%

                 $1,001,581,952          $997,739,954          2.71x          2.64x         2.23x                58.9%        45.9%

------------------------------------------------------------------------------------------------------------------------------------
MORTGAGE
LOAN NO.           STREET ADDRESS                                               CITY                             STATE     ZIP CODE
------------------------------------------------------------------------------------------------------------------------------------
   1               5043 Tuttle Crossing                                         Dublin                            OH         43016
   2               840 N. Michigan                                              Chicago                           IL         60611
   3               88 Sidney Street                                             Cambridge                         MA         02139
   4               609 Fifth Avenue                                             New York                          NY         10017
   5               229-401 Middle Country Road                                  Selden                            NY         11784
   6               Three Times Square                                           New York                          NY         10036
   7               250 WestShore Plaza                                          Tampa                             FL         33609
   8               1000 Johnanna Drive                                          Ross Township                     PA         15237
   9               250 W 19th St.                                               New York                          NY         10011
   10              21042 East Arrow Highway                                     Covina                            CA         91724
   11              1262 Vocke Road                                              Cumberland                        MD         21502
   12              1015 NW 21st Avenue                                          Gainesville                       FL         32609
   13              2525 Klondike Road                                           West Lafayette                    IN         47906
   14              3201 Northwest Expressway                                    Oklahoma City                     OK         73112
   15              7201 Dodge Street                                            Omaha                             NE         68114
   16              6151 Columbia Crossing Circle                                Columbia                          MD         21045
   17              20926 Frederick Road                                         Germantown                        MD         20876
   18              8722 Cinnamon Creek                                          San Antonio                       TX         78240
   19              1125 Military Cutoff Road                                    Wilmington                        NC         28405
   20              1701 West Charleston Boulevard                               Las Vegas                         NV         89102
   21              225-227 East 85th St                                         New York                          NY         10028
   22              5-19 Delavan Street                                          Brooklyn                          NY         11231
   23              600 Willowbrook Office Park                                  Fairport                          NY         14450
   24              10301Georgia Avenue and 2101-2121 Medical Park Drive         Silver Spring                     MD         20902
   25              67-83 223rd Place                                            Bayside                           NY         11364
   26              66 Ampad Road                                                Westfield                         MA         01085
   27              75 Appleton Street                                           Holyoke                           MA         01040
   28              6006 Superior Court                                          Morristown                        TN         37814
   29              4005 DeWitt Road                                             Mattoon                           IL         61938
   30              525 Madison Avenue                                           New York                          NY         10022
   31              445 & 451 East 83rd St.                                      New York                          NY         10028
   32              3980 North Major Drive                                       Beaumont                          TX         77713
   33              5102-5140 South College Road                                 Wilmington                        NC         28412
   34              8101-8499 Chippewa Road                                      Brecksville                       OH         44141
   35              870 United Nations Plaza                                     New York                          NY         10017
   36              8801 Hunting Lane                                            Laurel                            MD         20708
   37              344 E 63rd St.                                               New York                          NY         10021
   38              312 E 30th St.                                               New York                          NY         10016
   39              2414 Stone Road                                              East Point                        GA         30344
   40              20955 Pathfinder Road                                        Diamond Bar                       CA         91765
   41              880 Narrows Run Road (University Boulevard)                  Coraopolis (Moon Township)        PA         15108
   42              1800 North Stone Avenue                                      Tucson                            AZ         85704
   43              100 East Hartsdale Avenue                                    Hartsdale                         NY         10530
   44              48 W 68th St.                                                New York                          NY         10023
   45              175 North Industrial Boulevard                               Calhoun                           GA         30701
   46              215 Larkin Drive                                             Monroe                            NY         10950
   47              9737-9745 Fall Creek Road                                    Indianapolis                      IN         46256
   48              1115 Elway Street                                            St. Paul                          MN         55116
   49              2220 County Road 210 West                                    Jacksonville                      FL         32259
   50              385 Redding Road                                             Lexington                         KY         40517
   51              1510 Chestnut Street                                         Philadelphia                      PA         19102
   52              2508 10th Avenue North                                       Lake Worth                        FL         33461
   53              251 East 32nd Street                                         New York                          NY         10016
   54              845 Second Avenue                                            New York                          NY         10017
   55              169 E. 91st St.                                              New York                          NY         10128
   56              1501-1575 Merritt Boulevard                                  Dundalk                           MD         21222
   58              852-1208 US Route 11                                         Central Square                    NY         13036
   59              322 Route 5 & 20                                             Waterloo                          NY         13165
   57              5350 Mt. Morris Road                                         Mt. Morris                        NY         14510
   60              359 E. 62nd St.                                              New York                          NY         10021
   61              51 Fifth Avenue                                              New York                          NY         10003
   62              3400 Gulf Freeway                                            Dickinson                         TX         77539
   63              20220 Highway 18                                             Apple Valley                      CA         92307
   64              14950 Bear Valley Road                                       Victorville                       CA         92392
   65              1101, 1201-1205 Madeira Drive SE                             Albuquerque                       NM         87108
   66              178 7th Avenue                                               New York                          NY         10011
   67              101 Avenue A                                                 New York                          NY         10009
   68              213 2nd Avenue                                               New York                          NY         10003
   69              105-107 Lexington Avenue                                     New York                          NY         10016
   70              2201 Broadway Avenue                                         Everett                           WA         98201
   71              245 East 25th Street                                         New York                          NY         10010
   72              1250 South Wheeler Street                                    Jasper                            TX         79591
   73              6295 Oakley Road                                             Union City                        GA         30291
   74              8100 Pinebrook Drive                                         San Antonio                       TX         78230
   75              121 Hillpointe Drive                                         Canonsburg                        PA         15317
   76              1402 Spencer Highway                                         South Houston                     TX         77587
   77              430 West Parker Road                                         Houston                           TX         77091
   78              777 College Park Drive                                       Albany                            OR         97322
   79              341 E 62nd St.                                               New York                          NY         10021
   80              175 West 73rd Street                                         New York                          NY         10023
   81              434 W 19th St.                                               New York                          NY         10011
   82              63-11 Queens Boulevard                                       Woodside                          NY         11377
   83              7241 Old Kings Road                                          Jacksonville                      FL         32217
   84              128 E. 85th Street                                           New York                          NY         10028
   85              43 East 10th Street                                          New York                          NY         10003
   86              242-304 Bay 17th Street                                      Brooklyn                          NY         11214
   87              30 North Broadway                                            White Plains                      NY         10601
   88              1215-1221 South Anaheim Boulevard                            Anaheim                           CA         92805
   89              2525 Nostrand Avenue                                         Brooklyn                          NY         11210
   90              8370 Burnham, 1223, 1227 & 1231 Lee Trevino Drive            El Paso                           TX         79907
   91              6392 Gano Road                                               West Chester                      OH         45069
   92              403-421 Avenue C                                             Brooklyn                          NY         11218
   93              35 Parkview Avenue                                           Yonkers                           NY         10708
   94              301 East 63rd Street                                         New York                          NY         10021
   95              555 McLean Avenue                                            Yonkers                           NY         10701
   96              14 Soundview Avenue                                          White Plains                      NY         10606
   97              185 & 195 South Middleneck Road                              Great Neck                        NY         11021
   98              3075 South Archibald Avenue                                  Ontario                           CA         91761
   99              73 Fifth Avenue                                              New York                          NY         10003
  100              7-9-11-13 Worth Street                                       New York                          NY         10013
  101              175 Main Avenue                                              Wheatley Heights                  NY         11798
  102              312 E 85th St.                                               New York                          NY         10028
  103              337 West 30th Street                                         New York                          NY         10001
  104              345 W. 30th Street                                           New York                          NY         10001
  105              1401 Lewisville Road                                         Minden                            LA         71055
  106              3101 Ocean Parkway                                           Brooklyn                          NY         11235
  107              1-9 N. Lewis Place                                           Rockville Centre                  NY         11570
  108              90-02 63rd Drive                                             Rego Park                         NY         11374
  109              312 E. 92nd Street                                           New York                          NY         10128
  110              185 Marine Avenue                                            Brooklyn                          NY         11209
  111              Middle Country Road                                          Middle Island                     NY         11953
  112              145 95th Street                                              Brooklyn                          NY         11209
  113              1080 Warburton Avenue                                        Yonkers                           NY         10701
  114              221 E 82nd St.                                               New York                          NY         10028
  115              228 East 81st Street                                         New York                          NY         10028
  116              7920 Elmbrook Drive                                          Dallas                            TX         75247
  117              4712-4750 South Broadway Avenue                              Tyler                             TX         75703
  118              4712-4750 South Broadway Avenue                              Tyler                             TX         75703
  119              417 E 83rd St.                                               New York                          NY         10028
  120              415 East 85th Street                                         New York                          NY         10028
  121              300 North Broadway                                           Yonkers                           NY         10701
  122              325 Main Street                                              White Plains                      NY         10601
  123              665 Thwaites Place                                           Bronx                             NY         10467
  124              10150 Crosstown Circle                                       Eden Prairie                      MN         55344
  125              5120 Masthead Street N.E.                                    Albuquerque                       NM         87109
  126              4315 Webster Avenue                                          Bronx                             NY         10470
  127              257-291 Cedarhurst Avenue                                    Cedarhurst                        NY         11516
  128              9524 Fort Hamilton Parkway                                   Brooklyn                          NY         11209
  129              721-853 Arnele Avenue                                        El Cajon                          CA         92020
  130              4615-4650 Nasa Road 1                                        Seabrook                          TX         77586
  131              44800 Industrial Drive                                       Fremont                           CA         94538
  132              171-10 Crocheron Avenue                                      Auburndale                        NY         11358
  133              2100 Wyatt Court                                             Bend                              OR         97701
  134              17300 El Camino Real                                         Webster                           TX         77058
  135              5355 Henry Hudson Parkway                                    Riverdale                         NY         10471
  136              50 Hill Park Avenue                                          Great Neck                        NY         11021
  137              37-15 Utopia Parkway                                         Auburndale                        NY         11358
  138              167 Centre Avenue                                            New Rochelle                      NY         10801
  139              1743 First Avenue                                            New York                          NY         10128
  140              140-50 Burden Crescent                                       Briarwood                         NY         11435
  141              8687 Louetta Road                                            Spring                            TX         77379
  142              160 Terminal Drive                                           Plainview                         NY         11803
  143              425 E 84th St.                                               New York                          NY         10028
  144              3260 Cruger Avenue                                           Bronx                             NY         10467
  145              2790 Broadway                                                New York                          NY         10025
  146              70-80 Gibson Blvd.                                           Valley Stream                     NY         11581
  147              3000 Business Park Circle                                    Goodlettsville                    TN         37072
  148              1287 South Trimble Road                                      Mansfield                         OH         44907
  149              33 West 93rd Street                                          New York                          NY         10025
  150              43 North Forest Avenue                                       Rockville Centre                  NY         11570
  151              519 East 86th Street                                         New York                          NY         10028
  152              393 West Broadway                                            New York                          NY         10013
  153              240 Nagle Avenue                                             New York                          NY         10034
  154              57 West 93rd Street                                          New York                          NY         10025
  155              1430 East Indian School Road                                 Phoenix                           AZ         85014
  156              86-04 Grand Avenue                                           Elmhurst                          NY         11373
  157              17041 El Camino Real                                         Houston                           TX         77058
  158              321 E. 91st Street                                           New York                          NY         10028
  159              185 Houston Street                                           New York                          NY         10014
  160              307 East 12th Street                                         New York                          NY         10003
  161              31 Gramercy Park South                                       New York                          NY         10003
  162              75 Maine Avenue                                              Rockville Centre                  NY         11570
  163              17 East 97th Street                                          New York                          NY         10029
  164              314-338 East State Road                                      Pleasant Grove                    UT         84062
  165              145 West 79th Street                                         New York                          NY         10024
  166              421 E. 76th St.                                              New York                          NY         10021
  167              34 East 30th Street                                          New York                          NY         10016
  168              27 East 95th Street                                          New York                          NY         10128
  169              11-30 Alden Place                                            Mount Vernon                      NY         10552
  170              250 West 16th Street                                         New York                          NY         10011
  171              310 Windsor Place                                            Brooklyn                          NY         11218
  172              43-13; 43-17; 43-25; 43-31; 43-37 47th Street                Sunnyside                         NY         11104
  173              45 Perry Street                                              New York                          NY         10014
  174              231, 233, 235, 237 East 54 Street                            New York                          NY         10022
  175              334 East 5th Street                                          New York                          NY         10003
  176              84-88 Charles Street                                         New York                          NY         10014
  177              8300 E. Jefferson Avenue                                     Detroit                           MI         48214
  178              158 East 22nd Street                                         New York                          NY         10003
  179              138 East 36th Street                                         New York                          NY         10016
  180              9 Monroe Place                                               Brooklyn                          NY         11201
  181              26 Strong Place                                              Brooklyn                          NY         11231
  182              1791 Lanier Place, NW                                        Washington                        DC         20009
  183              396 12th  Street                                             Brooklyn                          NY         11215

------------------------------------------------------------------------------------------------------------------------------------
MORTGAGE
LOAN NO.     PROPERTY TYPE          PROPERTY SUB-TYPE           UNITS/SF               YEAR BUILT                   YEAR RENOVATED
------------------------------------------------------------------------------------------------------------------------------------
   1         Retail                 Anchored                     380,953                  1997                            NAP
   2         Retail                 Anchored                      87,136                  1991                            NAP
   3         Office                 Urban                        145,275                  2002                            NAP
   4         Office                 Urban                        147,958                  1925                           2003
   5         Retail                 Anchored                     244,844               1993, 1996                         NAP
   6         Office                 Office/Retail                883,405                  2001                            NAP
   7         Retail                 Anchored                     356,024                1967/1974                  1983, 1993, 2000
   8         Multifamily            Garden                           436                  1989                           2001
   9         Multifamily            High-rise                        200                  1986                            NAP
   10        Multifamily            Garden                           232                  1987                            NAP
   11        Retail                 Anchored                     392,139                  1981                           1995
   12        Multifamily            Garden                           260             1972-1976, 2001                     2001
   13        Multifamily            Student Housing                  221                  2003                            NAP
   14        Retail                 Free Standing                 24,641                  1996                            NAP
   15        Retail                 Free Standing                 25,000                  1996                            NAP
   16        Retail                 Free Standing                 28,000                  2002                            NAP
   17        Retail                 Free Standing                 25,503                  2002                            NAP
   18        Multifamily            Garden                           348                  1983                            NAP
   19        Retail                 Mixed Use                    104,451                1998-2001                         NAP
   20        Office                 Urban                         88,300             1973, 1990-1991                     1990
   21        Multifamily            High-rise/Retail                 101                  1985                           2001
   22        Multifamily            High-rise                        100                  1912                         2000-2002
   23        Office                 Suburban                     100,047                  2001                            NAP
   24        Office                 Medical                       90,049                1971-1989                      1999-2003
   25        Multifamily            Cooperative                      479                  1947                            NAP
   26        Industrial             Light Industrial             169,102                  1988                            NAP
   27        Industrial             Light Industrial             268,000               1957, 1981                         NAP
   28        Industrial             Light Industrial             245,726               1993 - 1997                        NAP
   29        Industrial             Light Industrial             240,781   1965, 1971, 1978, 1981, 1984, 1988             NAP
   30        Retail                 Free Standing                 19,200                  1926                           1989
   31        Multifamily            High-rise/Retail                  84                1910/1985                         NAP
   32        Multifamily            Garden                           148                  2002                            NAP
   33        Retail                 Anchored                      27,400                2002-2003                         NAP
   34        Retail                 Anchored                      94,276                  2002                            NAP
   35        Multifamily            Cooperative                      165                  1966                            NAP
   36        Multifamily            Garden                           187                  1964                           2003
   37        Multifamily            High-rise/Retail                  77                  1980                           1982
   38        Multifamily            High-rise/Office                  67                  1986                            NAP
   39        Multifamily            Garden                           232                  1970                            NAP
   40        Office                 Suburban                      64,495                  1984                            NAP
   41        Retail                 Anchored                     165,957            1972, 1980, 1999                      NAP
   42        Multifamily            Garden                            68                  2003                            NAP
   43        Multifamily            Cooperative                      240                  1969                            NAP
   44        Multifamily            High-rise/Retail                  45                  1984                            NAP
   45        Industrial             Manufacturing                425,158         1964, 1972, 1978, 1989                  1993
   46        Retail                 Shadow Anchored               36,767                  2003                            NAP
   47        Retail                 Unanchored                    54,200               1995, 1999                         NAP
   48        Multifamily            Garden                            73                  1989                           2000
   49        Retail                 Anchored                      71,352                  2003                            NAP
   50        Multifamily            Garden                           208                  1977                            NAP
   51        Multifamily            Mixed Use                         23                  1923                           2003
   52        Multifamily            Garden                           218                  1972                            NAP
   53        Multifamily            Cooperative                      163                  1965                            NAP
   54        Multifamily            High-rise                         18                  2002                            NAP
   55        Multifamily            High-rise/Retail                  56                  1984                            NAP
   56        Retail                 Anchored                      82,618                  1973                         1994-1995
   58        Manufactured Housing   Manufactured Housing             154               1964, 1990                         NAP
   59        Manufactured Housing   Manufactured Housing              69                 1970's                           NAP
   57        Manufactured Housing   Manufactured Housing              49                  1983                            NAP
   60        Multifamily            High-rise                         55                  1979                            NAP
   61        Multifamily            Cooperative                       87                  1928                            NAP
   62        Retail                 Unanchored                   106,386                1969-1974                        2003
   63        Retail                 Free Standing                 40,262                  1991                            NAP
   64        Retail                 Free Standing                 39,600                  1987                            NAP
   65        Multifamily            Garden                           224                  1972                           2003
   66        Multifamily            Garden                            12                  1982                            NAP
   67        Multifamily            Garden                             4                  1900                            NAP
   68        Multifamily            Garden                             8                  1900                            NAP
   69        Multifamily            High-rise/Retail                  50                  1988                            NAP
   70        Retail                 Stand Alone                   13,750                  2003                            NAP
   71        Multifamily            Cooperative                      183                  1965                            NAP
   72        Retail                 Stand Alone                   14,560                  2003                            NAP
   73        Multifamily            Garden                            86                  1986                           2003
   74        Multifamily            Garden                           168                  1972                            NAP
   75        Industrial             Flex                          42,885                  1995                            NAP
   76        Self-Storage           Self Storage                     737                  1962                           1999
   77        Self-Storage           Self Storage                     701                  1975                           1999
   78        Manufactured Housing   Manufactured Housing             105                  1995                            NAP
   79        Multifamily            High-rise                         17                  1995                            NAP
   80        Multifamily            Cooperative                      137                  1925                            NAP
   81        Multifamily            High-rise                         40                  1986                            NAP
   82        Multifamily            Cooperative                      157                  1963                            NAP
   83        Multifamily            Garden                            69                  1984                           1999
   84        Multifamily            High-rise                         37                  1985                            NAP
   85        Multifamily            Cooperative                       49                  1904                          1970's
   86        Multifamily            Cooperative                      191                  1949                            NAP
   87        Multifamily            Cooperative                       72                  1956                            NAP
   88        Retail                 Anchored                      32,885                  1953                            NAP
   89        Multifamily            Cooperative                      108                  1953                            NAP
   90        Industrial             Flex                          65,693                1999-2002                         NAP
   91        Industrial             Warehouse                    145,789                  1995                           1999
   92        Multifamily            Cooperative                       64                  1915                            NAP
   93        Multifamily            Cooperative                       79                  1937                            NAP
   94        Multifamily            Cooperative                      165                  1959                            NAP
   95        Multifamily            Cooperative                       72                  1955                            NAP
   96        Multifamily            Cooperative                       60                  1965                            NAP
   97        Multifamily            Cooperative                       81                  1960                            NAP
   98        Retail                 Free Standing                 37,444                  1991                            NAP
   99        Multifamily            Cooperative                       17                  1906                            NAP
  100        Multifamily            Cooperative                       11                  1882                            NAP
  101        Multifamily            Cooperative                       79                  1972                            NAP
  102        Multifamily            High-rise                         26                  1910                           1983
  103        Multifamily            High-rise/Retail                  37                  1987                            NAP
  104        Multifamily            High-rise                         37                  1987                            NAP
  105        Multifamily            Garden                           104                  1972                           2002
  106        Multifamily            Cooperative                      106                  1954                            NAP
  107        Multifamily            Cooperative                       73                  1950                            NAP
  108        Multifamily            Cooperative                       60                  1956                            NAP
  109        Multifamily            High-rise                         28                  1995                            NAP
  110        Multifamily            Cooperative                       46                  1927                            NAP
  111        Multifamily            Cooperative                      126                  1970                            NAP
  112        Multifamily            Cooperative                       72                  1930                            NAP
  113        Multifamily            Cooperative                       42                  1927                           1988
  114        Multifamily            High-rise                         23                  1981                            NAP
  115        Multifamily            High-rise                         28                  1930                           1973
  116        Office                 Suburban                      60,058                  1985                            NAP
  117        Retail                 Unanchored                    30,631                  1981                            NAP
  118        Retail                 Unanchored                    30,631                  1981                            NAP
  119        Multifamily            High-rise                         22                  1990                            NAP
  120        Multifamily            Cooperative                       92                  1959                            NAP
  121        Multifamily            Cooperative                       79                  1950                            NAP
  122        Multifamily            Cooperative                       54                  1953                            NAP
  123        Multifamily            Cooperative                      132                  1959                            NAP
  124        Industrial             Light Industrial              47,699                  1976                        1999, 2001
  125        Office                 Urban                         13,896                  2002                            NAP
  126        Multifamily            Cooperative                       78                  1957                            NAP
  127        Multifamily            Cooperative                       68                  1954                            NAP
  128        Multifamily            Cooperative                       60                  1928                            NAP
  129        Retail                 Unanchored                    31,000                  1974                            NAP
  130        Retail                 Unanchored                    24,000                  1975                            NAP
  131        Industrial             Light Industrial              36,930                  1972                           1995
  132        Multifamily            Cooperative                       85                  1950                            NAP
  133        Office                 Medical                       10,194                2001-2002                         NAP
  134        Office                 Suburban                      27,309                  1984                            NAP
  135        Multifamily            Cooperative                      100                  1951                            NAP
  136        Multifamily            Cooperative                       51                  1963                            NAP
  137        Multifamily            Cooperative                       75                  1951                            NAP
  138        Multifamily            Cooperative                       59                  1937                            NAP
  139        Multifamily            High-rise/Retail                  23                  1981                            NAP
  140        Multifamily            Cooperative                       69                  1959                            NAP
  141        Office                 Suburban                      16,542                  2003                            NAP
  142        Industrial             Warehouse                     20,000                  1961                           2003
  143        Multifamily            High-rise                         11                  1985                            NAP
  144        Multifamily            Cooperative                       99                  1959                            NAP
  145        Multifamily            Cooperative                       64                  1899                           1968
  146        Multifamily            Cooperative                       49                  1956                            NAP
  147        Office                 Suburban                      20,531                  2002                            NAP
  148        Office                 Suburban                       7,892                2002-2003                         NAP
  149        Multifamily            Cooperative                       32                  1920                            NAP
  150        Multifamily            Cooperative                       34                  1939                            NAP
  151        Multifamily            Cooperative                       35                  1938                           1998
  152        Multifamily            Cooperative                       18                  1879                            NAP
  153        Multifamily            Cooperative                      179                  1960                            NAP
  154        Multifamily            Cooperative                       38                  1925                            NAP
  155        Office                 Urban                         18,752                  1981                            NAP
  156        Multifamily            Cooperative                       67                  1959                            NAP
  157        Office                 Suburban                      21,463                  1982                            NAP
  158        Multifamily            High-rise                         20                  1981                            NAP
  159        Multifamily            Cooperative                       62                  1959                            NAP
  160        Multifamily            Cooperative                       13                  1891                           1980
  161        Multifamily            Cooperative                       10                  1850                            NAP
  162        Multifamily            Cooperative                       20                  1939                            NAP
  163        Multifamily            Cooperative                       23                  1904                            NAP
  164        Retail                 Unanchored                    15,650                  1999                            NAP
  165        Multifamily            Cooperative                       58                  1928                            NAP
  166        Multifamily            High-rise                         13                  1986                            NAP
  167        Multifamily            Cooperative                        9                  1912                            NAP
  168        Multifamily            Cooperative                       24                  1898                            NAP
  169        Multifamily            Cooperative                       30                  1950                            NAP
  170        Multifamily            Cooperative                       45                  1889                           1970
  171        Multifamily            Cooperative                       21                  1914                            NAP
  172        Multifamily            Cooperative                       31                  1924                            NAP
  173        Multifamily            Cooperative                       17                  1890                            NAP
  174        Multifamily            Cooperative                       54                  1870                            NAP
  175        Multifamily            Cooperative                       12                  1905                            NAP
  176        Multifamily            Cooperative                       42                  1899                            NAP
  177        Multifamily            Cooperative                       42                  1960                            NAP
  178        Multifamily            Cooperative                        5                  1911                           1980
  179        Multifamily            Cooperative                       27                  1915                            NAP
  180        Multifamily            Cooperative                        4                  1845                            NAP
  181        Multifamily            Cooperative                        5                  1886                            NAP
  182        Multifamily            Cooperative                       17                  1912                           1986
  183        Multifamily            Cooperative                        8                  1902                           2001

------------------------------------------------------------------------------------------------------------------------------------
MORTGAGE              PERCENT                 PERCENT LEASED
LOAN NO.             LEASED(6)                AS OF DATE(6)                  SECURITY TYPE(7)                      LIEN POSITION
------------------------------------------------------------------------------------------------------------------------------------
   1                    88.7%                   10/03/2003                   Fee                                       First
   2                   100.0%                   09/24/2003                   Fee                                       First
   3                   100.0%                   10/02/2003                   Leasehold                                 First
   4                    98.6%                   09/01/2003                   Fee                                       First
   5                    99.4%                   10/03/2003                   Fee                                       First
   6                    98.8%                   07/01/2003                   Leasehold                                 First
   7                    92.3%                   05/01/2003                   Fee                                       First
   8                    93.8%                   10/03/2003                   Fee                                       First
   9                    97.0%                   07/21/2003                   Fee                                       First
   10                   94.8%                   08/12/2003                   Fee                                       First
   11                  100.0%                   09/26/2003                   Fee                                       First
   12                   86.5%                   08/25/2003                   Fee                                       First
   13                   94.1%                   09/12/2003                   Fee                                       First
   14                  100.0%                   10/01/2003                   Fee                                       First
   15                  100.0%                   10/01/2003                   Fee                                       First
   16                  100.0%                   10/01/2003                   Fee                                       First
   17                  100.0%                   10/01/2003                   Fee                                       First
   18                   94.5%                   09/04/2003                   Fee                                       First
   19                   94.9%                   10/13/2003                   Fee                                       First
   20                   87.2%                   05/16/2003                   Fee                                       First
   21                   94.1%                   09/08/2003                   Fee                                       First
   22                   98.0%                   10/31/2003                   Fee                                       First
   23                  100.0%                   11/25/2003                   Fee                                       First
   24                   96.8%                   10/21/2003                   Fee                                       First
   25                     NAP                      NAP                       Fee                                       First
   26                  100.0%                   08/26/2003                   Fee                                       First
   27                  100.0%                   08/26/2003                   Fee                                       First
   28                  100.0%                   08/25/2003                   Fee                                       First
   29                  100.0%                   08/25/2003                   Fee                                       First
   30                  100.0%                   10/01/2003                   Fee                                       First
   31                   94.1%                   07/21/2003                   Fee                                       First
   32                   93.2%                   10/29/2003                   Fee                                       First
   33                   83.9%                   09/12/2003                   Fee                                       First
   34                   94.6%                   10/06/2003                   Fee                                       First
   35                     NAP                      NAP                       Fee                                       First
   36                   95.7%                   10/22/2003                   Fee                                       First
   37                   98.7%                   07/22/2003                   Fee                                       First
   38                   95.5%                   08/13/2003                   Fee                                       First
   39                   87.5%                   09/09/2003                   Fee                                       First
   40                   94.7%                   09/24/2003                   Fee                                       First
   41                  100.0%                   08/25/2003                   Fee                                       First
   42                  100.0%                   08/25/2003                   Fee                                       First
   43                     NAP                      NAP                       Fee                                       First
   44                   95.6%                   07/22/2003                   Fee                                       First
   45                  100.0%                   11/01/2003                   Fee                                       First
   46                   81.8%                   07/10/2003                   Fee                                       First
   47                   95.0%                   08/31/2003                   Fee                                       First
   48                   94.5%                   07/23/2003                   Fee                                       First
   49                  100.0%                   10/01/2003                   Fee                                       First
   50                   95.7%                   10/29/2003                   Fee                                       First
   51                  100.0%                   10/18/2003                   Fee                                       First
   52                   98.2%                   07/31/2003                   Fee                                       First
   53                     NAP                      NAP                       Fee                                       First
   54                  100.0%                   09/30/2003                   Fee                                       First
   55                   98.2%                   07/22/2003                   Fee                                       First
   56                   96.7%                   09/01/2003                   Fee                                       First
   58                   88.1%                   09/01/2003                   Fee                                       First
   59                   91.3%                   09/01/2003                   Fee                                       First
   57                   91.4%                   09/01/2003                   Fee                                       First
   60                   98.2%                   07/22/2003                   Fee                                       First
   61                     NAP                      NAP                       Fee                                       First
   62                   95.5%                   07/31/2003                   Fee                                       First
   63                  100.0%                   08/18/2003                   Fee                                       First
   64                  100.0%                   08/18/2003                   Fee                                       First
   65                   92.9%                   10/07/2003                   Fee                                       First
   66                  100.0%                   10/01/2003                   Fee                                       First
   67                  100.0%                   10/01/2003                   Fee                                       First
   68                  100.0%                   10/01/2003                   Fee                                       First
   69                   96.0%                   07/22/2003                   Fee                                       First
   70                  100.0%                   10/24/2003                   Fee                                       First
   71                     NAP                      NAP                       Fee                                       First
   72                  100.0%                   10/24/2003                   Fee                                       First
   73                   97.1%                   10/15/2003                   Fee                                       First
   74                   96.4%                   06/11/2003                   Fee                                       First
   75                  100.0%                   09/17/2003                   Fee                                       First
   76                   85.0%                   08/31/2003                   Fee                                       First
   77                   79.5%                   11/05/2003                   Fee                                       First
   78                   86.7%                   09/30/2003                   Fee                                       First
   79                   94.1%                   07/21/2003                   Fee                                       First
   80                     NAP                      NAP                       Fee                                       First
   81                   97.5%                   07/21/2003                   Fee                                       First
   82                     NAP                      NAP                       Fee                                       First
   83                  100.0%                   05/31/2003                   Fee                                       First
   84                   94.6%                   07/22/2003                   Fee                                       First
   85                     NAP                      NAP                       Fee                                       First
   86                     NAP                      NAP                       Fee                                       First
   87                     NAP                      NAP                       Fee                                       First
   88                  100.0%                   07/24/2003                   Fee                                       First
   89                     NAP                      NAP                       Fee                                       First
   90                   92.4%                   08/13/2003                   Fee                                       First
   91                  100.0%                   09/05/2003                   Fee                                       First
   92                     NAP                      NAP                       Fee                                       First
   93                     NAP                      NAP                       Fee                                       First
   94                     NAP                      NAP                       Leasehold                                 First
   95                     NAP                      NAP                       Fee                                       First
   96                     NAP                      NAP                       Fee                                       First
   97                     NAP                      NAP                       Fee                                       First
   98                  100.0%                   08/18/2003                   Fee                                       First
   99                     NAP                      NAP                       Fee                                       First
  100                     NAP                      NAP                       Fee                                       First
  101                     NAP                      NAP                       Fee                                       First
  102                   96.2%                   07/21/2003                   Fee                                       First
  103                  100.0%                   07/21/2003                   Fee                                       First
  104                  100.0%                   09/11/2003                   Fee                                       First
  105                   94.3%                   08/31/2003                   Fee                                       First
  106                     NAP                      NAP                       Fee                                       First
  107                     NAP                      NAP                       Fee                                       First
  108                     NAP                      NAP                       Fee                                       First
  109                  100.0%                   07/22/2003                   Fee                                       First
  110                     NAP                      NAP                       Fee                                       First
  111                     NAP                      NAP                       Fee                                       First
  112                     NAP                      NAP                       Fee                                       First
  113                     NAP                      NAP                       Fee                                       First
  114                  100.0%                   07/21/2003                   Fee                                       First
  115                   92.9%                   07/21/2003                   Fee                                       First
  116                   76.7%                   07/31/2003                   Fee                                       First
  117                   92.1%                   08/31/2003                   Fee                                       First
  118                   92.1%                   08/31/2003                   Fee                                      Second
  119                  100.0%                   09/11/2003                   Fee                                       First
  120                     NAP                      NAP                       Fee                                       First
  121                     NAP                      NAP                       Fee                                       First
  122                     NAP                      NAP                       Fee                                       First
  123                     NAP                      NAP                       Fee                                       First
  124                  100.0%                   07/28/2003                   Fee                                       First
  125                  100.0%                   08/18/2003                   Fee                                       First
  126                     NAP                      NAP                       Fee                                       First
  127                     NAP                      NAP                       Fee                                       First
  128                     NAP                      NAP                       Fee                                       First
  129                  100.0%                   09/01/2003                   Fee                                       First
  130                   90.0%                   07/01/2003                   Fee                                       First
  131                  100.0%                   08/01/2003                   Fee                                       First
  132                     NAP                      NAP                       Fee                                       First
  133                   89.1%                   10/21/2003                   Fee                                       First
  134                  100.0%                   09/04/2003                   Fee                                       First
  135                     NAP                      NAP                       Fee                                       First
  136                     NAP                      NAP                       Fee                                       First
  137                     NAP                      NAP                       Fee                                       First
  138                     NAP                      NAP                       Fee                                       First
  139                   91.3%                   07/22/2003                   Fee                                       First
  140                     NAP                      NAP                       Fee                                       First
  141                  100.0%                   09/01/2003                   Fee                                       First
  142                  100.0%                   05/27/2003                   Fee                                       First
  143                  100.0%                   09/11/2003                   Fee                                       First
  144                     NAP                      NAP                       Fee                                       First
  145                     NAP                      NAP                       Fee                                       First
  146                     NAP                      NAP                       Fee                                       First
  147                  100.0%                   10/17/2003                   Fee                                       First
  148                  100.0%                   09/15/2003                   Fee                                       First
  149                     NAP                      NAP                       Fee                                       First
  150                     NAP                      NAP                       Fee                                       First
  151                     NAP                      NAP                       Fee                                       First
  152                     NAP                      NAP                       Fee                                       First
  153                     NAP                      NAP                       Fee                                       First
  154                     NAP                      NAP                       Fee                                       First
  155                  100.0%                   08/20/2003                   Fee                                       First
  156                     NAP                      NAP                       Fee                                       First
  157                   95.6%                   09/08/2003                   Fee                                       First
  158                   95.0%                   07/22/2003                   Fee                                       First
  159                     NAP                      NAP                       Fee                                       First
  160                     NAP                      NAP                       Fee                                       First
  161                     NAP                      NAP                       Fee                                       First
  162                     NAP                      NAP                       Fee                                       First
  163                     NAP                      NAP                       Fee                                       First
  164                   83.2%                   10/06/2003                   Fee                                       First
  165                     NAP                      NAP                       Fee                                       First
  166                  100.0%                   07/21/2003                   Fee                                       First
  167                     NAP                      NAP                       Fee                                       First
  168                     NAP                      NAP                       Fee                                       First
  169                     NAP                      NAP                       Fee                                       First
  170                     NAP                      NAP                       Fee                                       First
  171                     NAP                      NAP                       Fee                                       First
  172                     NAP                      NAP                       Fee                                       First
  173                     NAP                      NAP                       Fee                                       First
  174                     NAP                      NAP                       Fee/Subleasehold                          First
  175                     NAP                      NAP                       Fee                                       First
  176                     NAP                      NAP                       Fee                                       First
  177                     NAP                      NAP                       Fee                                       First
  178                     NAP                      NAP                       Fee                                       First
  179                     NAP                      NAP                       Fee                                       First
  180                     NAP                      NAP                       Fee                                       First
  181                     NAP                      NAP                       Fee                                       First
  182                     NAP                      NAP                       Fee                                       First
  183                     NAP                      NAP                       Fee                                       First

------------------------------------------------------------------------------------------------------------------------------------
MORTGAGE                                    RELATED                                      CUT-OFF DATE BALANCE
LOAN NO.                                 BORROWER LIST                                         PER UNIT OR SF            NOTE DATE
------------------------------------------------------------------------------------------------------------------------------------
   1                                          NAP                                                        $315           10/10/2003
   2                                          NAP                                                        $706           11/07/2003
   3                                          NAP                                                        $292           10/09/2003
   4                                          NAP                                                        $689           09/30/2003
   5                                          NAP                                                        $155           11/04/2003
   6                                          NAP                                                        $190           08/28/2003
   7                                          NAP                                                        $280           08/27/2003
   8                                          NAP                                                     $53,211           11/12/2003
   9                     31,37,38,44,79,81,102,103,104,114,115,119,143                               $104,788           09/18/2003
   10                                         NAP                                                     $88,024           08/26/2003
   11                                         NAP                                                         $51           09/26/2003
   12                                         NAP                                                     $71,780           09/24/2003
   13                                         NAP                                                     $70,508           10/09/2003
   14                                      15,16,17                                                      $145           10/31/2003
   15                                      14,16,17                                                      $145           10/31/2003
   16                                      14,15,17                                                      $145           10/31/2003
   17                                      14,15,16                                                      $145           10/31/2003
   18                                         NAP                                                     $39,466           10/31/2003
   19                                         NAP                                                        $125           11/24/2003
   20                                         NAP                                                        $147           06/23/2003
   21                           44,55,60,69,84,109,139,158,166                                       $113,632           09/18/2003
   22                                         NAP                                                    $114,000           11/18/2003
   23                                         NAP                                                        $101           12/03/2003
   24                                         NAP                                                        $111           11/25/2003
   25                                         NAP                                                     $20,768           07/29/2003
   26                                         NAP                                                         $10           09/25/2003
   27                                         NAP                                                         $10           09/25/2003
   28                                         NAP                                                         $10           09/25/2003
   29                                         NAP                                                         $10           09/25/2003
   30                                         NAP                                                        $468           09/30/2003
   31                    9,37,38,44,79,81,102,103,104,114,115,119,143                                $104,551           09/18/2003
   32                                         NAP                                                     $57,838           11/05/2003
   33                                         NAP                                                        $307           11/25/2003
   34                                         NAP                                                         $88           10/08/2003
   35                                         NAP                                                     $48,485           06/24/2003
   36                                         NAP                                                     $42,781           11/25/2003
   37                    9,31,38,44,79,81,102,103,104,114,115,119,143                                $103,687           09/18/2003
   38                    9,31,37,44,79,81,102,103,104,114,115,119,143                                $115,439           09/18/2003
   39                                         NAP                                                     $33,117           09/09/2003
   40                                         NAP                                                        $111           06/02/2003
   41                                         NAP                                                         $42           09/04/2003
   42                                         NAP                                                    $100,657           09/23/2003
   43                                         NAP                                                     $27,069           09/29/2003
   44     9,21,31,37,38,55,60,69,79,81,84,102,103,104,109,114,115,119,139,143,158,166                $140,783           09/18/2003
   45                                         NAP                                                         $15           10/31/2003
   46                                         NAP                                                        $167           11/14/2003
   47                                         NAP                                                        $110           09/30/2003
   48                                         NAP                                                     $80,066           07/24/2003
   49                                         NAP                                                         $77           10/15/2003
   50                                         NAP                                                     $26,442           11/03/2003
   51                                         NAP                                                    $234,560           10/21/2003
   52                                         NAP                                                     $22,936           11/26/2003
   53                                         NAP                                                     $30,538           08/27/2003
   54                                         NAP                                                    $266,379           10/29/2003
   55                           21,44,60,69,84,109,139,158,166                                        $81,977           09/18/2003
   56                                         NAP                                                         $55           07/29/2003
   58                                         NAP                                                     $16,544           11/25/2003
   59                                         NAP                                                     $16,544           11/25/2003
   57                                         NAP                                                     $16,544           11/25/2003
   60                           21,44,55,69,84,109,139,158,166                                        $80,622           09/18/2003
   61                                         NAP                                                     $50,435           07/11/2003
   62                                         NAP                                                         $40           10/30/2003
   63                                        64,98                                                        $53           10/18/1996
   64                                        63,98                                                        $53           10/18/1996
   65                                         NAP                                                     $18,853           08/15/2003
   66                                         NAP                                                    $175,000           11/25/2003
   67                                         NAP                                                    $175,000           11/25/2003
   68                                         NAP                                                    $175,000           11/25/2003
   69                           21,44,55,60,84,109,139,158,166                                        $82,378           09/18/2003
   70                                         NAP                                                        $295           11/18/2003
   71                                         NAP                                                     $21,800           07/01/2003
   72                                         NAP                                                        $223           11/15/2003
   73                                         83                                                      $37,749           10/20/2003
   74                                         NAP                                                     $19,289           09/30/2003
   75                                         NAP                                                         $70           09/24/2003
   76                                         NAP                                                      $3,970           05/30/2003
   77                                         NAP                                                      $4,081           05/20/2003
   78                                         NAP                                                     $27,143           11/14/2003
   79                    9,31,37,38,44,81,102,103,104,114,115,119,143                                $161,439           09/18/2003
   80                                         NAP                                                     $19,708           09/15/2003
   81                    9,31,37,38,44,79,102,103,104,114,115,119,143                                 $66,117           09/18/2003
   82                                         NAP                                                     $16,500           05/19/2003
   83                                         73                                                      $37,456           02/28/2003
   84                           21,44,55,60,69,109,139,158,166                                        $69,535           09/18/2003
   85                                         NAP                                                     $52,041           08/11/2003
   86                                         NAP                                                     $13,071           09/17/2003
   87                                         NAP                                                     $34,548           07/22/2003
   88                                         NAP                                                         $75           06/30/2003
   89                                         NAP                                                     $22,639           08/06/2003
   90                                         NAP                                                         $36           09/05/2003
   91                                         NAP                                                         $16           09/09/2003
   92                                         NAP                                                     $35,115           09/10/2003
   93                                         NAP                                                     $28,228           09/11/2003
   94                                         NAP                                                     $13,333           07/30/2003
   95                                         NAP                                                     $30,521           10/24/2003
   96                                         NAP                                                     $35,395           10/03/2003
   97                                         NAP                                                     $25,905           09/10/2003
   98                                        63,64                                                        $56           10/18/1996
   99                                         NAP                                                    $117,647           06/25/2003
  100                                         NAP                                                    $181,624           09/15/2003
  101                                         NAP                                                     $25,266           09/03/2003
  102                     9,31,37,38,44,79,81,103,104,114,115,119,143                                 $76,768           09/18/2003
  103                     9,31,37,38,44,79,81,102,104,114,115,119,143                                 $53,945           09/18/2003
  104                     9,31,37,38,44,79,81,102,103,114,115,119,143                                 $53,945           09/18/2003
  105                                         NAP                                                     $19,178           09/12/2003
  106                                         NAP                                                     $18,359           08/06/2003
  107                                         NAP                                                     $26,000           10/02/2003
  108                                         NAP                                                     $31,615           08/26/2003
  109                            21,44,55,60,69,84,139,158,166                                        $67,720           09/18/2003
  110                                         NAP                                                     $40,036           09/17/2003
  111                                         NAP                                                     $14,257           09/03/2003
  112                                         NAP                                                     $24,601           08/06/2003
  113                                         NAP                                                     $41,620           09/18/2003
  114                     9,31,37,38,44,79,81,102,103,104,115,119,143                                 $75,934           09/18/2003
  115                     9,31,37,38,44,79,81,102,103,104,114,119,143                                 $62,374           09/18/2003
  116                                       117,118                                                       $28           05/29/2003
  117                                       116,118                                                       $55           05/01/2003
  118                                       116,117                                                       $55           05/01/2003
  119                     9,31,37,38,44,79,81,102,103,104,114,115,143                                 $74,849           09/18/2003
  120                                         NAP                                                     $17,391           10/10/2003
  121                                         NAP                                                     $20,232           09/23/2003
  122                                         NAP                                                     $29,568           09/25/2003
  123                                         NAP                                                     $12,079           08/19/2003
  124                                         NAP                                                         $33           08/26/2003
  125                                         NAP                                                        $110           08/18/2003
  126                                         NAP                                                     $19,210           09/25/2003
  127                                         NAP                                                     $21,976           08/04/2003
  128                                         NAP                                                     $24,878           06/27/2003
  129                                         NAP                                                         $48           09/09/2003
  130                                         NAP                                                         $62           08/25/2003
  131                                         NAP                                                         $40           08/28/2003
  132                                         NAP                                                     $16,996           08/05/2003
  133                                         NAP                                                        $140           06/30/2003
  134                                         157                                                         $52           09/15/2003
  135                                         NAP                                                     $13,909           06/25/2003
  136                                         NAP                                                     $27,185           05/29/2003
  137                                         NAP                                                     $17,946           08/06/2003
  138                                         NAP                                                     $22,392           08/20/2003
  139                            21,44,55,60,69,84,109,158,166                                        $56,314           09/18/2003
  140                                         NAP                                                     $18,758           07/07/2003
  141                                         NAP                                                         $78           09/30/2003
  142                                         NAP                                                         $63           07/16/2003
  143                     9,31,37,38,44,79,81,102,103,104,114,115,119                                $113,407           09/18/2003
  144                                         NAP                                                     $12,504           09/08/2003
  145                                         NAP                                                     $19,258           07/09/2003
  146                                         NAP                                                     $24,441           09/18/2003
  147                                         NAP                                                         $58           10/17/2003
  148                                         NAP                                                        $146           09/19/2003
  149                                         NAP                                                     $35,831           08/27/2003
  150                                         NAP                                                     $32,318           10/02/2003
  151                                         NAP                                                     $31,276           07/10/2003
  152                                         NAP                                                     $60,736           07/22/2003
  153                                         NAP                                                      $5,517           09/17/2003
  154                                         NAP                                                     $25,514           06/25/2003
  155                                         NAP                                                         $48           08/26/2003
  156                                         NAP                                                     $13,027           06/27/2003
  157                                         134                                                         $40           09/15/2003
  158                            21,44,55,60,69,84,109,139,166                                        $42,788           09/18/2003
  159                                         NAP                                                     $13,296           09/04/2003
  160                                         NAP                                                     $61,267           07/07/2003
  161                                         NAP                                                     $74,809           07/01/2003
  162                                         NAP                                                     $34,963           10/02/2003
  163                                         NAP                                                     $30,340           06/23/2003
  164                                         NAP                                                         $44           10/09/2003
  165                                         NAP                                                     $11,956           07/22/2003
  166                            21,44,55,60,69,84,109,139,158                                        $51,595           09/18/2003
  167                                         NAP                                                     $71,985           08/11/2003
  168                                         NAP                                                     $26,927           06/19/2003
  169                                         NAP                                                     $21,528           05/29/2003
  170                                         NAP                                                     $14,295           08/29/2003
  171                                         NAP                                                     $28,513           09/16/2003
  172                                         NAP                                                     $19,244           06/24/2003
  173                                         NAP                                                     $32,256           05/29/2003
  174                                         NAP                                                      $9,023           07/31/2003
  175                                         NAP                                                     $33,285           08/27/2003
  176                                         NAP                                                      $8,252           08/20/2003
  177                                         NAP                                                      $8,250           08/07/2003
  178                                         NAP                                                     $53,745           06/19/2003
  179                                         NAP                                                      $9,259           06/23/2003
  180                                         NAP                                                     $58,341           03/21/2003
  181                                         NAP                                                     $35,871           08/22/2003
  182                                         NAP                                                      $8,766           09/04/2003
  183                                         NAP                                                     $13,489           05/02/2003

------------------------------------------------------------------------------------------------------------------------------------
MORTGAGE           FIRST PAYMENT         FIRST PAYMENT                                             GRACE
LOAN NO.             DATE (P&I)            DATE (IO)          MATURITY DATE        DUE DATE      PERIOD(8)       ARD LOAN
------------------------------------------------------------------------------------------------------------------------------------
   1                 12/05/2006           12/05/2003            11/05/2013            5              0              No
   2                 01/01/2004               NAP               12/01/2013            1              5              Yes
   3                 12/01/2003               NAP               09/01/2013            1              5              Yes
   4                 11/07/2006           11/07/2003            10/07/2013            7              0              Yes
   5                 01/01/2004               NAP               12/01/2013            1              7              Yes
   6                 09/15/2003               NAP               10/14/2021            15             0              No
   7                 10/09/2003               NAP               09/09/2012            9              0              No
   8                 01/01/2007           01/01/2004            12/01/2013            1              7              Yes
   9                 11/01/2003               NAP               04/01/2014            1              10             No
   10                10/01/2003               NAP               09/01/2013            1              5              No
   11                11/01/2003               NAP               10/01/2013            1              0              No
   12                11/10/2003               NAP               10/10/2013            10             0              No
   13                12/01/2003               NAP               11/01/2013            1              5              No
   14                12/01/2003               NAP               11/01/2018            1              0              No
   15                12/01/2003               NAP               11/01/2018            1              0              No
   16                12/01/2003               NAP               11/01/2018            1              0              No
   17                12/01/2003               NAP               11/01/2018            1              0              No
   18                12/01/2003               NAP               11/01/2010            1              7              Yes
   19                01/01/2004               NAP               12/01/2013            1              15             Yes
   20                08/10/2003               NAP               07/10/2013            10             0              No
   21                11/01/2003               NAP               10/01/2013            1              10             No
   22                01/01/2004               NAP               12/01/2008            1              7              Yes
   23                02/01/2004               NAP               01/01/2014            1              7              Yes
   24                01/01/2004               NAP               12/01/2013            1              7              Yes
   25                09/01/2003               NAP               08/01/2013            1              10             No
   26                11/01/2003               NAP               10/01/2013            1              5              No
   27                11/01/2003               NAP               10/01/2013            1              5              No
   28                11/01/2003               NAP               10/01/2013            1              5              No
   29                11/01/2003               NAP               10/01/2013            1              5              No
   30                11/05/2003               NAP               10/05/2012            5              0              No
   31                11/01/2003               NAP               04/01/2014            1              10             No
   32                01/01/2004               NAP               12/01/2013            1              0              No
   33                01/01/2004               NAP               12/01/2013            1              15             Yes
   34                12/01/2003               NAP               11/01/2013            1              0              No
   35                   NAP               08/01/2003            07/01/2013            1              10             No
   36                01/01/2004               NAP               12/01/2013            1              5              No
   37                11/01/2003               NAP               04/01/2014            1              10             No
   38                11/01/2003               NAP               04/01/2014            1              10             No
   39                11/01/2003               NAP               10/01/2013            1              5              No
   40                08/01/2003               NAP               07/01/2013            1              0              No
   41                10/05/2003               NAP               09/05/2013            5              0              No
   42                11/10/2003               NAP               10/10/2023            10             0              No
   43                11/01/2003               NAP               10/01/2013            1              10             No
   44                11/01/2003               NAP               10/01/2013            1              10             No
   45                12/01/2003               NAP               11/01/2013            1              7              Yes
   46                01/01/2004               NAP               12/01/2013            1              7              Yes
   47                11/01/2003               NAP               10/01/2013            1              0              No
   48                09/01/2003               NAP               08/01/2023            1              5              No
   49                   NAP               12/01/2003            11/01/2010            1              5              No
   50                01/01/2004               NAP               12/01/2013            1              0              No
   51                12/01/2003               NAP               11/01/2013            1              7              Yes
   52                01/01/2004               NAP               12/01/2018            1              7              No
   53                10/01/2003               NAP               09/01/2018            1              10             No
   54                12/01/2003               NAP               11/01/2013            1              7              No
   55                11/01/2003               NAP               10/01/2013            1              10             No
   56                09/01/2003               NAP               08/01/2013            1              5              No
   58                01/01/2004               NAP               12/01/2013            1              7              No
   59                01/01/2004               NAP               12/01/2013            1              7              No
   57                01/01/2004               NAP               12/01/2013            1              7              No
   60                11/01/2003               NAP               04/01/2013            1              10             No
   61                09/01/2003               NAP               08/01/2013            1              10             No
   62                12/01/2003               NAP               11/01/2013            1              7              No
   63                12/10/1996               NAP               11/10/2016            10             0              No
   64                12/10/1996               NAP               11/10/2016            10             0              No
   65                10/01/2003               NAP               09/01/2013            1              5              No
   66                01/01/2004               NAP               12/01/2013            1              7              No
   67                01/01/2004               NAP               12/01/2013            1              7              No
   68                01/01/2004               NAP               12/01/2013            1              7              No
   69                11/01/2003               NAP               04/01/2014            1              10             No
   70                01/01/2004               NAP               12/01/2013            1              5              Yes
   71                08/01/2003               NAP               07/01/2013            1              10             No
   72                01/01/2004               NAP               12/01/2013            1              5              Yes
   73                12/01/2003               NAP               11/01/2008            1              5              No
   74                11/01/2003               NAP               10/01/2013            1              5              No
   75                11/01/2003               NAP               10/01/2013            1              0              No
   76                07/01/2003               NAP               06/01/2013            1              5              No
   77                07/01/2003               NAP               06/01/2013            1              5              No
   78                01/01/2004               NAP               12/01/2010            1              7              No
   79                11/01/2003               NAP               10/01/2013            1              10             No
   80                   NAP               11/01/2003            10/01/2013            1              10             No
   81                11/01/2003               NAP               10/01/2013            1              10             No
   82                07/01/2003               NAP               06/01/2013            1              10             No
   83                04/01/2003               NAP               03/01/2010            1              5              No
   84                11/01/2003               NAP               10/01/2013            1              10             No
   85                   NAP               10/01/2003            09/01/2013            1              10             No
   86                11/01/2003               NAP               10/01/2018            1              10             No
   87                09/01/2003               NAP               08/01/2013            1              10             No
   88                08/01/2003               NAP               07/01/2013            1              10             No
   89                10/01/2003               NAP               09/01/2013            1              10             No
   90                11/15/2003               NAP               10/15/2018            15             0              No
   91                11/01/2003               NAP               10/01/2018            1              5              No
   92                11/01/2003               NAP               10/01/2013            1              10             No
   93                   NAP               11/01/2003            10/01/2013            1              10             No
   94                   NAP               09/01/2003            08/01/2013            1              10             No
   95                12/01/2003               NAP               11/01/2013            1              10             No
   96                12/01/2003               NAP               11/01/2013            1              10             No
   97                11/01/2003               NAP               10/01/2013            1              10             No
   98                12/10/1996               NAP               11/10/2016            10             0              No
   99                   NAP               08/01/2003            07/01/2013            1              10             No
  100                11/01/2003               NAP               10/01/2013            1              10             No
  101                11/01/2003               NAP               10/01/2013            1              10             No
  102                11/01/2003               NAP               10/01/2013            1              10             No
  103                11/01/2003               NAP               10/01/2013            1              10             No
  104                11/01/2003               NAP               10/01/2013            1              10             No
  105                11/01/2003               NAP               10/01/2013            1              5              No
  106                10/01/2003               NAP               09/01/2013            1              10             No
  107                12/01/2003               NAP               11/01/2013            1              10             No
  108                10/01/2003               NAP               09/01/2013            1              10             No
  109                11/01/2003               NAP               04/01/2014            1              10             No
  110                11/01/2003               NAP               10/01/2013            1              10             No
  111                11/01/2003               NAP               10/01/2013            1              10             No
  112                10/01/2003               NAP               09/01/2013            1              10             No
  113                11/01/2003               NAP               10/01/2013            1              10             No
  114                11/01/2003               NAP               04/01/2013            1              10             No
  115                11/01/2003               NAP               04/01/2013            1              10             No
  116                07/01/2003               NAP               06/01/2013            1              0              No
  117                06/01/2003               NAP               05/01/2013            1              0              No
  118                06/01/2003               NAP               05/01/2013            1              0              No
  119                11/01/2003               NAP               04/01/2013            1              10             No
  120                   NAP               12/01/2003            11/01/2013            1              10             No
  121                11/01/2003               NAP               10/01/2013            1              10             No
  122                11/01/2003               NAP               10/01/2013            1              10             No
  123                10/01/2003               NAP               09/01/2013            1              10             No
  124                10/01/2003               NAP               09/01/2013            1              5              No
  125                10/01/2003               NAP               09/01/2018            1              5              No
  126                11/01/2003               NAP               10/01/2013            1              10             No
  127                10/01/2003               NAP               09/01/2013            1              10             No
  128                08/01/2003               NAP               07/01/2013            1              10             No
  129                11/01/2003               NAP               10/01/2018            1              5              No
  130                10/01/2003               NAP               09/01/2018            1              5              No
  131                10/01/2003               NAP               09/01/2023            1              5              No
  132                10/01/2003               NAP               09/01/2013            1              10             No
  133                08/10/2003               NAP               07/10/2013            10             0              No
  134                11/01/2003               NAP               10/01/2018            1              5              No
  135                08/01/2003               NAP               07/01/2013            1              10             No
  136                07/01/2003               NAP               06/01/2013            1              10             No
  137                10/01/2003               NAP               09/01/2013            1              10             No
  138                10/01/2003               NAP               09/01/2013            1              10             No
  139                11/01/2003               NAP               04/01/2013            1              10             No
  140                09/01/2003               NAP               08/01/2013            1              10             No
  141                11/01/2003               NAP               10/01/2013            1              5              No
  142                09/01/2003               NAP               08/01/2018            1              5              No
  143                11/01/2003               NAP               04/01/2013            1              10             No
  144                11/01/2003               NAP               10/01/2013            1              10             No
  145                09/01/2003               NAP               08/01/2018            1              10             No
  146                11/01/2003               NAP               10/01/2013            1              10             No
  147                12/01/2003               NAP               11/01/2018            1              5              No
  148                11/01/2003               NAP               10/01/2015            1              5              No
  149                10/01/2003               NAP               09/01/2013            1              10             No
  150                12/01/2003               NAP               11/01/2013            1              10             No
  151                09/01/2003               NAP               08/01/2013            1              10             No
  152                09/01/2003               NAP               08/01/2013            1              10             No
  153                11/01/2003               NAP               10/01/2013            1              10             No
  154                08/01/2003               NAP               07/01/2018            1              10             No
  155                10/01/2003               NAP               09/01/2013            1              5              No
  156                08/01/2003               NAP               07/01/2013            1              10             No
  157                11/01/2003               NAP               10/01/2018            1              5              No
  158                11/01/2003               NAP               04/01/2014            1              10             No
  159                11/01/2003               NAP               10/01/2013            1              10             No
  160                09/01/2003               NAP               08/01/2018            1              10             No
  161                09/01/2003               NAP               08/01/2013            1              10             No
  162                12/01/2003               NAP               11/01/2013            1              10             No
  163                08/01/2003               NAP               07/01/2013            1              10             No
  164                12/01/2003               NAP               11/01/2013            1              5              No
  165                09/01/2003               NAP               08/01/2013            1              10             No
  166                11/01/2003               NAP               04/01/2014            1              10             No
  167                10/01/2003               NAP               09/01/2013            1              10             No
  168                08/01/2003               NAP               07/01/2013            1              10             No
  169                07/01/2003               NAP               06/01/2013            1              10             No
  170                10/01/2003               NAP               09/01/2018            1              10             No
  171                11/01/2003               NAP               10/01/2013            1              10             No
  172                08/01/2003               NAP               07/01/2013            1              10             No
  173                07/01/2003               NAP               06/01/2013            1              10             No
  174                09/01/2003               NAP               08/01/2013            1              10             No
  175                10/01/2003               NAP               09/01/2013            1              10             No
  176                10/01/2003               NAP               09/01/2018            1              10             No
  177                10/01/2003               NAP               09/01/2013            1              10             No
  178                08/01/2003               NAP               07/01/2013            1              10             No
  179                   NAP               08/01/2003            07/01/2013            1              10             No
  180                05/01/2003               NAP               04/01/2013            1              10             No
  181                10/01/2003               NAP               09/01/2013            1              10             No
  182                11/01/2003               NAP               10/01/2018            1              10             No
  183                07/01/2003               NAP               06/01/2018            1              10             No

------------------------------------------------------------------------------------------------------------------------------------
MORTGAGE           LOCKBOX       LOCKBOX       ORIGINAL TERM          REMAINING TERM             ORIGINAL            REMAINING
LOAN NO.           STATUS         TYPE           TO MATURITY           TO MATURITY            AMORT. TERM(9)        AMORT. TERM
------------------------------------------------------------------------------------------------------------------------------------
   1              In Place        Hard              120                    119                     360                  360
   2              In Place     Hard (A/B)           120                    120                     360                  360
   3              In Place     Hard (A/B)           118                    117                     300                  299
   4              In Place        Hard              120                    118                     360                  360
   5              Springing       Hard              120                    120                     360                  360
   6              In Place        Hard              218                    215                     218                  215
   7              In Place        Hard              108                    105                     360                  357
   8              Springing       Hard              120                    120                     360                  360
   9                None           NAP              126                    124                     360                  358
   10               None           NAP              120                    117                     360                  357
   11               None           NAP              120                    118                     360                  358
   12             Springing       Hard              120                    118                     360                  358
   13               None           NAP              120                    119                     360                  359
   14               None           NAP              180                    179                     180                  179
   15               None           NAP              180                    179                     180                  179
   16               None           NAP              180                    179                     180                  179
   17               None           NAP              180                    179                     180                  179
   18             Springing       Hard               84                     83                     360                  359
   19             Springing       Hard              120                    120                     360                  360
   20             Springing       Hard              120                    115                     360                  355
   21               None           NAP              120                    118                     360                  358
   22             Springing       Hard               60                     60                     360                  360
   23             Springing       Hard              120                    120                     240                  240
   24             Springing       Hard              120                    120                     360                  360
   25               None           NAP              120                    116                     360                  356
   26             In Place        Hard              120                    118                     300                  298
   27             In Place        Hard              120                    118                     300                  298
   28             In Place        Hard              120                    118                     300                  298
   29             In Place        Hard              120                    118                     300                  298
   30               None           NAP              108                    106                     360                  358
   31               None           NAP              126                    124                     360                  358
   32               None           NAP              120                    120                     360                  360
   33             Springing       Hard              120                    120                     360                  360
   34               None           NAP              120                    119                     300                  299
   35               None           NAP              120                    115                      IO                   IO
   36               None           NAP              120                    120                     360                  360
   37               None           NAP              126                    124                     360                  358
   38               None           NAP              126                    124                     360                  358
   39               None           NAP              120                    118                     360                  358
   40               None           NAP              120                    115                     360                  355
   41               None           NAP              120                    117                     360                  357
   42             Springing       Hard              240                    238                     240                  238
   43               None           NAP              120                    118                     720                  718
   44               None           NAP              120                    118                     360                  358
   45             Springing       Hard              120                    119                     360                  359
   46             Springing       Hard              120                    120                     360                  360
   47               None           NAP              120                    118                     300                  298
   48               None           NAP              240                    236                     240                  236
   49             In Place        Hard               84                     83                      IO                   IO
   50               None           NAP              120                    120                     360                  360
   51             In Place        Hard              120                    119                     360                  359
   52               None           NAP              180                    180                     300                  300
   53               None           NAP              180                    177                     300                  297
   54               None           NAP              120                    119                     360                  359
   55               None           NAP              120                    118                     360                  358
   56               None           NAP              120                    116                     300                  296
   58               None           NAP              120                    120                     300                  300
   59               None           NAP              120                    120                     300                  300
   57               None           NAP              120                    120                     300                  300
   60               None           NAP              114                    112                     360                  358
   61               None           NAP              120                    116                     480                  476
   62               None           NAP              120                    119                     300                  299
   63               None           NAP              240                    155                     240                  155
   64               None           NAP              240                    155                     240                  155
   65               None           NAP              120                    117                     300                  297
   66               None           NAP              120                    120                     360                  360
   67               None           NAP              120                    120                     360                  360
   68               None           NAP              120                    120                     360                  360
   69               None           NAP              126                    124                     360                  358
   70             In Place     Hard (A/B)           120                    120                     360                  360
   71               None           NAP              120                    115                     480                  475
   72             Springing     Springing           120                    120                     360                  360
   73               None           NAP               60                     59                     360                  359
   74               None           NAP              120                    118                     300                  298
   75               None           NAP              120                    118                     240                  238
   76               None           NAP              120                    114                     300                  294
   77               None           NAP              120                    114                     300                  294
   78               None           NAP               84                     84                     360                  360
   79               None           NAP              120                    118                     360                  358
   80               None           NAP              120                    118                      IO                   IO
   81               None           NAP              120                    118                     360                  358
   82               None           NAP              120                    114                     480                  474
   83               None           NAP               84                     75                     360                  351
   84               None           NAP              120                    118                     360                  358
   85               None           NAP              120                    117                      IO                   IO
   86               None           NAP              180                    178                     480                  358
   87               None           NAP              120                    116                     360                  356
   88               None           NAP              120                    115                     300                  295
   89               None           NAP              120                    117                     480                  477
   90               None           NAP              180                    178                     180                  178
   91               None           NAP              180                    178                     180                  178
   92               None           NAP              120                    118                     480                  478
   93               None           NAP              120                    118                      IO                   IO
   94               None           NAP              120                    116                      IO                   IO
   95               None           NAP              120                    119                     360                  359
   96               None           NAP              120                    119                     480                  479
   97               None           NAP              120                    118                     540                  538
   98               None           NAP              240                    155                     240                  155
   99               None           NAP              120                    115                      IO                   IO
  100               None           NAP              120                    118                     480                  478
  101               None           NAP              120                    118                     360                  358
  102               None           NAP              120                    118                     360                  358
  103               None           NAP              120                    118                     360                  358
  104               None           NAP              120                    118                     360                  358
  105               None           NAP              120                    118                     300                  298
  106               None           NAP              120                    117                     480                  477
  107               None           NAP              120                    119                     360                  359
  108               None           NAP              120                    117                     480                  477
  109               None           NAP              126                    124                     360                  358
  110               None           NAP              120                    118                     240                  238
  111               None           NAP              120                    118                     360                  358
  112               None           NAP              120                    117                     480                  477
  113               None           NAP              120                    118                     480                  478
  114               None           NAP              114                    112                     360                  358
  115               None           NAP              114                    112                     360                  358
  116               None           NAP              120                    114                     300                  294
  117               None           NAP              120                    113                     300                  293
  118               None           NAP              120                    113                     300                  293
  119               None           NAP              114                    112                     360                  358
  120               None           NAP              120                    119                      IO                   IO
  121               None           NAP              120                    118                     480                  478
  122               None           NAP              120                    118                     360                  358
  123               None           NAP              120                    117                     360                  357
  124               None           NAP              120                    117                     240                  237
  125               None           NAP              180                    177                     180                  177
  126               None           NAP              120                    118                     480                  478
  127               None           NAP              120                    117                     360                  357
  128               None           NAP              120                    115                     360                  355
  129               None           NAP              180                    178                     180                  178
  130               None           NAP              180                    177                     180                  177
  131               None           NAP              240                    237                     240                  237
  132               None           NAP              120                    117                     360                  357
  133               None           NAP              120                    115                     240                  235
  134               None           NAP              180                    178                     180                  178
  135               None           NAP              120                    115                     360                  355
  136               None           NAP              120                    114                     300                  294
  137               None           NAP              120                    117                     360                  357
  138               None           NAP              120                    117                     360                  357
  139               None           NAP              114                    112                     360                  358
  140               None           NAP              120                    116                     360                  356
  141               None           NAP              120                    118                     120                  118
  142               None           NAP              180                    176                     180                  176
  143               None           NAP              114                    112                     360                  358
  144               None           NAP              120                    118                     144                  142
  145               None           NAP              180                    176                     180                  176
  146               None           NAP              120                    118                     360                  358
  147               None           NAP              180                    179                     240                  239
  148             In Place        Hard              144                    142                     144                  142
  149               None           NAP              120                    117                     360                  357
  150               None           NAP              120                    119                     360                  359
  151               None           NAP              120                    116                     360                  356
  152               None           NAP              120                    116                     300                  296
  153               None           NAP              120                    118                     120                  118
  154               None           NAP              180                    175                     360                  355
  155               None           NAP              120                    117                     240                  237
  156               None           NAP              120                    115                     540                  535
  157               None           NAP              180                    178                     180                  178
  158               None           NAP              126                    124                     360                  358
  159               None           NAP              120                    118                     540                  538
  160               None           NAP              180                    176                     360                  356
  161               None           NAP              120                    116                     480                  476
  162               None           NAP              120                    119                     360                  359
  163               None           NAP              120                    115                     480                  475
  164               None           NAP              120                    119                     120                  119
  165               None           NAP              120                    116                     240                  236
  166               None           NAP              126                    124                     360                  358
  167               None           NAP              120                    117                     360                  356
  168               None           NAP              120                    115                     360                  355
  169               None           NAP              120                    114                     360                  354
  170               None           NAP              180                    177                     180                  177
  171               None           NAP              120                    118                     360                  358
  172               None           NAP              120                    115                     360                  355
  173               None           NAP              120                    114                     180                  174
  174               None           NAP              120                    116                     120                  116
  175               None           NAP              120                    117                     480                  477
  176               None           NAP              180                    177                     180                  177
  177               None           NAP              120                    117                     180                  177
  178               None           NAP              120                    115                     360                  355
  179               None           NAP              120                    115                      IO                   IO
  180               None           NAP              120                    112                     360                  352
  181               None           NAP              120                    117                     300                  297
  182               None           NAP              180                    178                     180                  178
  183               None           NAP              180                    174                     180                  174

                                                    127                    124                     343                  341

------------------------------------------------------------------------------------------------------------------------------------
MORTGAGE     MORTGAGE           MONTHLY            MONTHLY              UNDERWRITABLE               UNDERWRITABLE            BALLOON
LOAN NO.       RATE        PAYMENT (P&I)(10)   PAYMENT (IO)(10)                   NOI                   CASH FLOW            BALANCE
------------------------------------------------------------------------------------------------------------------------------------
   1          5.050%           $647,858           $512,014                $16,646,684                 $15,929,043       $106,528,852
   2          6.030%           $369,911                NAP                 $6,647,573                  $6,484,435        $52,317,539
   3          6.130%           $277,215                NAP                 $5,469,279                  $5,167,884        $33,367,978
   4          5.850%           $224,178           $187,823                 $9,386,799                  $9,193,564        $34,297,551
   5          6.080%           $229,787                NAP                 $3,651,403                  $3,561,383        $32,373,243
   6          7.380%           $290,917                NAP                $41,883,330                 $39,765,263           $187,485
   7          5.090%           $184,394                NAP                $13,301,246                 $12,992,321        $28,840,237
   8          5.250%           $128,111           $102,910                 $2,285,248                  $2,176,248        $20,686,710
   9          5.560%           $120,027                NAP                 $2,925,320                  $2,875,320        $17,385,796
   10         4.520%           $104,114                NAP                 $2,231,128                  $2,167,328        $16,625,910
   11         5.700%           $116,080                NAP                 $3,211,290                  $2,952,726        $16,638,129
   12         6.000%           $112,116                NAP                 $1,781,491                  $1,703,491        $15,682,932
   13         5.330%            $86,918                NAP                 $1,625,269                  $1,551,234        $12,990,371
   14         6.200%            $36,410                NAP                   $497,682                    $481,852            $98,136
   15         6.200%            $33,419                NAP                   $491,034                    $477,746            $90,073
   16         6.200%            $30,085                NAP                   $446,806                    $431,752            $81,089
   17         6.200%            $28,291                NAP                   $421,041                    $407,085            $76,251
   18         5.220%            $75,673                NAP                 $1,490,489                  $1,400,009        $12,250,802
   19         5.800%            $76,865                NAP                 $1,523,311                  $1,409,321        $11,068,799
   20         5.690%            $75,660                NAP                 $1,332,665                  $1,252,375        $10,853,398
   21         5.560%            $65,729                NAP                 $1,471,112                  $1,445,100         $9,646,911
   22         5.050%            $61,547                NAP                 $1,025,381                  $1,000,381        $10,540,327
   23         6.410%            $75,139                NAP                 $1,204,510                  $1,108,653         $6,796,946
   24         5.550%            $57,093                NAP                 $1,584,002                  $1,449,794         $8,385,887
   25         4.570%            $51,085                NAP                 $3,842,394                  $3,842,394         $8,047,240
   26         6.530%            $23,129                NAP                   $506,670                    $444,102         $2,701,043
   27         6.530%            $14,869                NAP                   $325,716                    $256,036         $1,736,385
   28         6.530%            $14,496                NAP                   $330,588                    $286,357         $1,692,895
   29         6.530%            $11,152                NAP                   $241,603                    $179,000         $1,302,288
   30         5.480%            $50,988                NAP                   $971,933                    $968,093         $7,639,607
   31         5.560%            $50,297                NAP                   $970,436                    $946,136         $7,285,476
   32         5.880%            $50,663                NAP                   $881,984                    $852,384         $7,249,944
   33         5.880%            $49,716                NAP                   $843,555                    $807,273         $7,114,431
   34         5.860%            $52,769                NAP                   $957,029                    $909,375         $6,417,736
   35         4.850%                NAP            $32,333                 $9,137,351                  $9,137,351         $8,000,000
   36         5.400%            $44,922                NAP                 $1,019,627                    $963,527         $6,677,739
   37         5.560%            $45,725                NAP                 $1,204,329                  $1,176,004         $6,623,160
   38         5.560%            $44,296                NAP                 $1,117,741                  $1,083,666         $6,416,187
   39         5.170%            $42,139                NAP                   $829,494                    $759,894         $6,381,093
   40         5.700%            $41,789                NAP                   $867,415                    $780,066         $6,066,247
   41         4.970%            $37,449                NAP                 $1,042,232                    $935,028         $5,702,619
   42         5.860%            $48,701                NAP                   $866,716                    $841,976            $48,464
   43         4.640%            $26,798                NAP                 $3,073,175                  $3,073,175         $6,249,040
   44         5.560%            $36,283                NAP                   $686,291                    $673,061         $5,325,095
   45         6.810%            $40,787                NAP                   $805,441                    $732,584         $5,432,383
   46         5.950%            $36,675                NAP                   $624,469                    $584,703         $5,219,534
   47         6.050%            $38,842                NAP                   $760,040                    $707,507         $4,670,337
   48         5.140%            $39,395                NAP                   $602,058                    $583,808           $143,706
   49         4.970%                NAP            $23,180                   $839,067                    $788,865         $5,520,000
   50         5.920%            $32,693                NAP                   $653,713                    $601,713         $4,663,760
   51         6.250%            $33,249                NAP                   $625,764                    $615,504         $4,621,688
   52         5.980%            $32,154                NAP                   $617,503                    $563,003         $3,007,137
   53         5.820%            $31,667                NAP                 $2,606,680                  $2,606,680         $2,893,364
   54         5.570%            $27,465                NAP                   $422,729                    $417,869         $4,026,768
   55         5.560%            $26,292                NAP                   $549,542                    $533,526         $3,858,765
   56         5.580%            $28,468                NAP                   $784,699                    $720,571         $3,523,462
   58         5.750%            $16,262                NAP                   $251,713                    $244,013         $1,991,837
   59         5.750%             $6,543                NAP                   $105,346                    $101,896           $801,358
   57         5.750%             $5,505                NAP                    $84,592                     $82,142           $674,220
   60         5.560%            $25,395                NAP                   $598,331                    $584,581         $3,772,885
   61         4.820%            $20,695                NAP                 $2,059,409                  $2,059,409         $3,940,177
   62         6.090%            $27,942                NAP                   $555,017                    $488,646         $3,350,534
   63         5.550%            $19,470                NAP                   $674,044                    $642,685            $19,380
   64         5.550%            $19,150                NAP     Included in Property A      Included in Property A            $19,061
   65         6.280%            $28,049                NAP                   $496,996                    $429,796         $3,324,598
   66         5.620%            $10,212                NAP                   $172,810                    $168,241         $1,491,676
   67         5.620%             $7,623                NAP                   $122,784                    $120,168         $1,113,505
   68         5.620%             $6,329                NAP                   $103,461                     $99,729           $924,419
   69         5.560%            $23,589                NAP                   $462,593                    $448,066         $3,416,886
   70         5.160%            $22,139                NAP                   $421,400                    $419,337         $3,355,162
   71         5.560%            $21,006                NAP                 $3,139,443                  $3,139,443         $3,651,010
   72         6.200%            $19,905                NAP                   $328,300                    $326,116         $2,778,341
   73         5.500%            $18,453                NAP                   $352,456                    $330,956         $3,023,904
   74         5.630%            $20,211                NAP                   $374,077                    $327,877         $2,494,027
   75         5.810%            $21,165                NAP                   $388,500                    $341,346         $1,934,722
   76         6.010%            $19,025                NAP                   $352,056                    $333,728         $2,292,923
   77         5.900%            $18,412                NAP                   $333,671                    $316,293         $2,234,139
   78         5.510%            $16,200                NAP                   $261,074                    $255,824         $2,554,998
   79         5.560%            $15,718                NAP                   $301,237                    $296,987         $2,306,870
   80         5.490%                NAP            $12,353                 $2,334,901                  $2,334,901         $2,700,000
   81         5.560%            $15,146                NAP                   $351,165                    $341,165         $2,222,984
   82         5.310%            $13,076                NAP                 $1,301,202                  $1,301,202         $2,354,688
   83         5.240%            $14,396                NAP                   $309,741                    $292,491         $2,327,719
   84         5.560%            $14,735                NAP                   $328,652                    $319,402         $2,162,580
   85         4.860%                NAP            $10,328                   $901,141                    $901,141         $2,550,000
   86         4.920%            $11,923                NAP                   $921,871                    $921,871         $2,059,344
   87         4.800%            $13,117                NAP                   $812,178                    $812,178         $2,026,196
   88         5.750%            $15,728                NAP                   $353,310                    $322,675         $1,926,662
   89         4.850%            $11,680                NAP                   $682,563                    $682,563         $2,200,039
   90         5.950%            $19,767                NAP                   $306,763                    $270,592            $19,670
   91         5.500%            $18,956                NAP                   $380,326                    $329,067            $18,869
   92         5.450%            $11,528                NAP                   $559,990                    $559,990         $2,043,912
   93         5.670%                NAP            $10,537                 $1,084,641                  $1,084,641         $2,230,000
   94         4.770%                NAP             $8,866                 $2,223,098                  $2,223,098         $2,200,000
   95         5.280%            $12,189                NAP                   $470,729                    $470,729         $1,808,674
   96         5.290%            $10,658                NAP                   $638,899                    $638,899         $1,923,657
   97         5.520%            $10,658                NAP                   $930,840                    $930,840         $1,964,407
   98         5.450%            $18,835                NAP                   $315,609                    $300,917            $18,750
   99         4.860%                NAP             $8,213                 $1,714,178                  $1,714,178         $2,000,000
  100         5.620%            $10,586                NAP                   $982,856                    $982,856         $1,827,632
  101         5.850%            $11,903                NAP                   $628,555                    $628,555         $1,675,658
  102         5.560%            $11,431                NAP                   $277,097                    $270,597         $1,677,724
  103         5.560%            $11,431                NAP                   $388,829                    $379,579         $1,677,724
  104         5.560%            $11,431                NAP                   $379,597                    $370,347         $1,677,724
  105         5.930%            $12,801                NAP                   $232,973                    $206,723         $1,550,538
  106         4.850%             $9,296                NAP                   $780,714                    $780,714         $1,751,051
  107         5.890%            $11,357                NAP                   $540,628                    $540,628         $1,593,177
  108         5.690%            $10,046                NAP                   $403,946                    $403,946         $1,734,663
  109         5.560%            $10,860                NAP                   $299,168                    $292,168         $1,573,001
  110         5.690%            $12,925                NAP                   $290,976                    $290,976         $1,188,002
  111         5.880%            $10,748                NAP                 $1,346,720                  $1,346,720         $1,509,321
  112         4.790%             $8,391                NAP                   $609,116                    $609,116         $1,591,592
  113         5.580%             $9,121                NAP                   $402,113                    $402,113         $1,594,086
  114         5.560%            $10,002                NAP                   $215,246                    $209,496         $1,486,006
  115         5.560%            $10,002                NAP                   $228,421                    $219,932         $1,486,006
  116         6.260%            $11,225                NAP                   $221,240                    $171,638         $1,312,688
  117         6.050%            $10,065                NAP                   $306,475                    $274,833         $1,193,008
  118         6.050%               $940                NAP                   $306,475                    $274,833           $111,404
  119         5.560%             $9,431                NAP                   $218,629                    $211,413         $1,401,092
  120         5.780%                NAP             $7,707                 $1,747,039                  $1,747,039         $1,600,000
  121         5.730%             $8,592                NAP                   $418,347                    $418,347         $1,465,433
  122         5.780%             $9,368                NAP                   $511,134                    $511,134         $1,333,962
  123         5.200%             $8,857                NAP                   $489,276                    $489,276         $1,315,778
  124         5.500%            $11,006                NAP                   $195,855                    $177,975         $1,020,479
  125         5.350%            $12,542                NAP                   $189,236                    $171,373            $12,485
  126         5.610%             $7,929                NAP                   $393,479                    $393,479         $1,370,437
  127         4.790%             $7,861                NAP                   $659,815                    $659,815         $1,215,346
  128         5.920%             $8,995                NAP                   $344,525                    $344,525         $1,259,292
  129         5.600%            $12,336                NAP                   $314,882                    $278,941            $12,280
  130         5.500%            $12,256                NAP                   $214,634                    $182,914            $12,201
  131         5.740%            $10,347                NAP                   $220,124                    $202,492            $10,299
  132         4.910%             $7,704                NAP                   $594,091                    $594,091         $1,179,128
  133         6.450%            $10,694                NAP                   $170,577                    $145,935           $949,500
  134         5.300%            $11,493                NAP                   $187,442                    $153,208            $11,441
  135         4.620%             $7,194                NAP                   $840,489                    $840,489         $1,128,379
  136         5.210%             $8,416                NAP                   $587,896                    $587,896         $1,049,240
  137         6.010%             $8,103                NAP                   $464,252                    $464,252         $1,132,490
  138         6.100%             $8,102                NAP                   $515,876                    $515,876         $1,117,300
  139         5.560%             $7,418                NAP                   $227,528                    $221,525         $1,102,046
  140         5.520%             $7,398                NAP                   $532,725                    $532,725         $1,076,089
  141         5.000%            $13,789                NAP                   $211,295                    $186,983            $13,731
  142         5.750%            $10,588                NAP                   $149,378                    $140,453            $10,537
  143         5.560%             $7,144                NAP                   $152,717                    $148,867         $1,061,433
  144         5.710%            $12,062                NAP                   $794,009                    $794,009           $284,058
  145         5.900%            $10,481                NAP                   $893,451                    $893,451            $10,429
  146         5.880%             $7,165                NAP                   $375,904                    $375,904         $1,006,214
  147         6.360%             $8,848                NAP                   $184,610                    $157,147           $460,150
  148         6.650%            $11,764                NAP                   $165,416                    $156,324            $11,701
  149         6.070%             $6,947                NAP                 $1,392,264                  $1,392,264           $966,238
  150         5.890%             $6,575                NAP                   $276,499                    $276,499           $922,365
  151         4.850%             $5,850                NAP                   $633,753                    $633,753           $895,198
  152         5.510%             $6,812                NAP                 $2,760,636                  $2,760,636           $832,538
  153         5.710%            $10,957                NAP                   $902,135                    $902,135            $10,905
  154         5.400%             $5,475                NAP                   $533,868                    $533,868           $676,857
  155         5.500%             $6,260                NAP                   $122,826                     $96,977           $580,398
  156         5.000%             $4,078                NAP                   $431,248                    $431,248           $808,658
  157         5.300%             $7,057                NAP                   $131,075                    $103,146             $7,025
  158         5.560%             $4,901                NAP                   $153,146                    $146,966           $709,914
  159         5.710%             $4,253                NAP                   $724,803                    $724,803           $772,713
  160         5.370%             $4,515                NAP                   $234,648                    $234,648           $557,179
  161         5.130%             $3,681                NAP                   $174,687                    $174,687           $676,509
  162         5.890%             $4,184                NAP                   $183,963                    $183,963           $586,960
  163         5.000%             $3,408                NAP                 $1,400,310                  $1,400,310           $630,995
  164         5.340%             $7,541                NAP                   $191,892                    $171,943             $7,509
  165         5.380%             $4,768                NAP                 $1,470,073                  $1,470,073           $444,522
  166         5.560%             $3,841                NAP                    $97,321                     $93,850           $556,420
  167         5.500%             $3,722                NAP                   $573,145                    $573,145           $539,189
  168         5.260%             $3,593                NAP                 $1,478,378                  $1,478,378           $534,072
  169         5.690%             $3,768                NAP                   $243,793                    $243,793           $540,591
  170         6.060%             $5,506                NAP                 $1,048,720                  $1,048,720             $5,479
  171         5.870%             $3,547                NAP                   $183,022                    $183,022           $501,454
  172         5.100%             $3,284                NAP                   $386,612                    $386,612           $492,108
  173         6.060%             $4,744                NAP                   $341,628                    $341,628           $248,509
  174         5.280%             $5,372                NAP                   $494,166                    $494,166             $5,349
  175         6.170%             $2,273                NAP                   $128,763                    $128,763           $369,439
  176         6.680%             $3,084                NAP                   $580,542                    $580,542             $3,065
  177         6.320%             $3,031                NAP                   $220,296                    $220,296           $157,612
  178         6.080%             $1,647                NAP                    $98,395                     $98,395           $227,646
  179         5.880%                NAP             $1,225                   $891,835                    $891,835           $250,000
  180         6.610%             $1,517                NAP                   $133,797                    $133,797           $200,794
  181         7.220%             $1,309                NAP                   $111,390                    $111,390           $143,351
  182         6.690%             $1,322                NAP                   $266,569                    $266,569             $1,315
  183         6.990%               $994                NAP                   $112,840                    $112,840             $1,123

              5.627%

------------------------------------------------------------------------------------------------------------------------------------
MORTGAGE                                   CURRENT                  SOURCE OF               CAPITALIZATION              VALUATION
LOAN NO.                                  VALUE(11)                 VALUE(11)                  RATE(11)                   DATE
------------------------------------------------------------------------------------------------------------------------------------
   1                                  $200,000,000                  Appraisal                    NAP                   10/10/2003
   2                                   $84,000,000                  Appraisal                    NAP                   09/25/2003
   3                                   $63,200,000                  Appraisal                    NAP                   08/01/2003
   4                                  $136,000,000                  Appraisal                    NAP                   04/01/2004
   5                                   $48,300,000                  Appraisal                    NAP                   05/01/2003
   6                                  $450,000,000                  Appraisal                    NAP                   09/01/2001
   7                                  $157,900,000                  Appraisal                    NAP                   07/31/2003
   8                                   $29,500,000                  Appraisal                    NAP                   10/01/2003
   9                                   $43,500,000                  Appraisal                    NAP                   07/31/2003
   10                                  $29,500,000                  Appraisal                    NAP                   07/10/2003
   11                                  $34,500,000                  Appraisal                    NAP                   10/01/2003
   12                                  $24,100,000                  Appraisal                    NAP                   08/14/2003
   13                                  $20,000,000                  Appraisal                    NAP                   08/18/2003
   14                                   $6,400,000                  Appraisal                    NAP                   10/09/2003
   15                                   $5,900,000                  Appraisal                    NAP                   09/29/2003
   16                                   $5,600,000                  Appraisal                    NAP                   09/29/2003
   17                                   $5,300,000                  Appraisal                    NAP                   09/29/2003
   18                                  $17,200,000                  Appraisal                    NAP                   09/20/2003
   19                                  $18,500,000                  Appraisal                    NAP                   09/25/2003
   20                                  $17,400,000                  Appraisal                    NAP                   04/17/2003
   21                                  $22,400,000                  Appraisal                    NAP                   07/31/2003
   22                                  $14,600,000                  Appraisal                    NAP                   10/24/2003
   23                                  $14,500,000                  Appraisal                    NAP                   08/19/2003
   24                                  $17,600,000                  Appraisal                    NAP                   07/07/2003
   25                                  $69,200,000                  Appraisal                    NAP                   06/23/2003
   26                                   $5,600,000                  Appraisal                    NAP                   05/06/2003
   27                                   $3,600,000                  Appraisal                    NAP                   05/06/2003
   28                                   $3,700,000                  Appraisal                    NAP                   05/08/2003
   29                                   $2,700,000                  Appraisal                    NAP                   05/06/2003
   30                                  $14,500,000                  Appraisal                    NAP                   09/01/2003
   31                                  $14,100,000                  Appraisal                    NAP                   07/31/2003
   32                                  $10,800,000                  Appraisal                    NAP                   09/29/2003
   33                                  $10,765,000                  Appraisal                    NAP                   07/28/2003
   34                                  $10,600,000                  Appraisal                    NAP                   09/09/2003
   35                                 $229,000,000                  Appraisal                    NAP                   05/20/2003
   36                                  $14,300,000                  Appraisal                    NAP                   10/28/2003
   37                                  $18,300,000                  Appraisal                    NAP                   08/04/2003
   38                                  $15,300,000                  Appraisal                    NAP                   08/04/2003
   39                                   $9,850,000                  Appraisal                    NAP                   07/30/2003
   40                                  $10,870,000                  Appraisal                    NAP                   04/08/2003
   41                                  $11,810,000                  Appraisal                    NAP                   08/01/2003
   42                                   $9,450,000                  Appraisal                    NAP                   08/20/2003
   43                                  $47,800,000                  Appraisal                    NAP                   06/20/2003
   44                                  $12,800,000                  Appraisal                    NAP                   07/30/2003
   45                                   $8,500,000                  Appraisal                    NAP                   11/01/2003
   46                                   $7,700,000                  Appraisal                    NAP                   04/01/2004
   47                                   $8,800,000                  Appraisal                    NAP                   08/13/2003
   48                                   $7,600,000                  Appraisal                    NAP                   06/16/2003
   49                                  $10,240,000                  Appraisal                    NAP                   08/01/2003
   50                                   $7,280,000                  Appraisal                    NAP                   09/17/2003
   51                                   $7,100,000                  Appraisal                    NAP                   09/01/2003
   52                                   $8,100,000                  Appraisal                    NAP                   08/06/2003
   53                                  $50,200,000                  Appraisal                    NAP                   07/22/2003
   54                                   $6,200,000                  Appraisal                    NAP                   09/26/2003
   55                                   $7,300,000                  Appraisal                    NAP                   08/04/2003
   56                                   $8,000,000                  Appraisal                    NAP                   05/28/2003
   58                                   $3,260,000                  Appraisal                    NAP                   10/08/2003
   59                                   $1,310,000                  Appraisal                    NAP                   10/10/2003
   57                                   $1,100,000                  Appraisal                    NAP                   10/09/2003
   60                                   $8,400,000                  Appraisal                    NAP                   08/04/2003
   61                                  $76,550,000                  Appraisal                    NAP                   05/22/2003
   62                                   $6,400,000                  Appraisal                    NAP                   09/18/2003
   63                                   $7,360,000                 Market Study                  9.0%                  09/05/2003
   64                       Included in Property A                 Market Study                  9.0%                  09/05/2003
   65                                   $5,370,000                  Appraisal                    NAP                   06/11/2003
   66                                   $2,800,000                  Appraisal                    NAP                   10/09/2003
   67                                   $2,200,000                  Appraisal                    NAP                   10/09/2003
   68                                   $1,950,000                  Appraisal                    NAP                   10/09/2003
   69                                   $6,950,000                  Appraisal                    NAP                   08/04/2003
   70                                   $5,930,000                  Appraisal                    NAP                   11/01/2003
   71                                  $72,400,000                  Appraisal                    NAP                   04/15/2003
   72                                   $4,660,000                  Appraisal                    NAP                   09/15/2003
   73                                   $4,100,000                  Appraisal                    NAP                   09/16/2003
   74                                   $4,800,000                  Appraisal                    NAP                   06/27/2003
   75                                   $4,075,000                  Appraisal                    NAP                   02/01/2004
   76                                   $4,500,000                  Appraisal                    NAP                   03/25/2003
   77                                   $4,000,000                  Appraisal                    NAP                   03/24/2003
   78                                   $3,580,000                  Appraisal                    NAP                   10/10/2003
   79                                   $4,300,000                  Appraisal                    NAP                   08/04/2003
   80                                  $48,600,000                  Appraisal                    NAP                   08/20/2003
   81                                   $5,100,000                  Appraisal                    NAP                   07/31/2003
   82                                  $19,280,000                  Appraisal                    NAP                   03/31/2003
   83                                   $3,300,000                  Appraisal                    NAP                   11/26/2002
   84                                   $5,200,000                  Appraisal                    NAP                   07/31/2003
   85                                  $18,670,000                  Appraisal                    NAP                   07/02/2003
   86                                  $18,300,000                  Appraisal                    NAP                   06/11/2003
   87                                   $9,170,000                  Appraisal                    NAP                   05/30/2003
   88                                   $3,600,000                  Appraisal                    NAP                   04/29/2003
   89                                  $11,650,000                  Appraisal                    NAP                   06/03/2003
   90                                   $3,250,000                  Appraisal                    NAP                   07/29/2003
   91                                   $4,075,000                  Appraisal                    NAP                   08/15/2003
   92                                   $9,350,000                  Appraisal                    NAP                   08/06/2003
   93                                  $18,700,000                  Appraisal                    NAP                   07/30/2003
   94                                  $42,900,000                  Appraisal                    NAP                   04/07/2003
   95                                   $6,750,000                  Appraisal                    NAP                   07/25/2003
   96                                   $8,870,000                  Appraisal                    NAP                   08/13/2003
   97                                  $18,170,000                  Appraisal                    NAP                   06/30/2003
   98                                   $3,650,000                 Market Study                  8.5%                  09/15/2003
   99                                  $42,000,000                  Appraisal                    NAP                   05/11/2003
  100                                  $21,400,000                  Appraisal                    NAP                   07/02/2003
  101                                   $8,230,000                  Appraisal                    NAP                   04/17/2003
  102                                   $3,900,000                  Appraisal                    NAP                   07/31/2003
  103                                   $5,200,000                  Appraisal                    NAP                   07/31/2003
  104                                   $5,400,000                  Appraisal                    NAP                   07/31/2003
  105                                   $2,630,000                  Appraisal                    NAP                   07/01/2003
  106                                  $18,150,000                  Appraisal                    NAP                   06/03/2003
  107                                  $10,600,000                  Appraisal                    NAP                   07/23/2003
  108                                   $7,240,000                  Appraisal                    NAP                   07/28/2003
  109                                   $4,200,000                  Appraisal                    NAP                   08/04/2003
  110                                   $7,250,000                  Appraisal                    NAP                   08/14/2003
  111                                  $15,340,000                  Appraisal                    NAP                   08/13/2003
  112                                  $12,820,000                  Appraisal                    NAP                   06/12/2003
  113                                   $6,250,000                  Appraisal                    NAP                   06/19/2003
  114                                   $3,000,000                  Appraisal                    NAP                   08/01/2003
  115                                   $4,150,000                  Appraisal                    NAP                   08/01/2003
  116                                   $2,270,000                 Market Study                  9.8%                  09/09/2003
  117                                   $2,940,000                 Market Study                 10.0%                  09/09/2003
  118                                   $2,940,000                 Market Study                 10.0%                  09/09/2003
  119                                   $3,200,000                  Appraisal                    NAP                   08/01/2003
  120                                  $28,080,000                  Appraisal                    NAP                   08/22/2003
  121                                   $6,600,000                  Appraisal                    NAP                   07/22/2003
  122                                   $7,600,000                  Appraisal                    NAP                   07/02/2003
  123                                   $9,070,000                  Appraisal                    NAP                   05/08/2003
  124                                   $2,150,000                  Appraisal                    NAP                   08/05/2003
  125                                   $2,200,000                  Appraisal                    NAP                   07/22/2003
  126                                   $6,290,000                  Appraisal                    NAP                   07/29/2003
  127                                  $10,520,000                  Appraisal                    NAP                   06/12/2003
  128                                   $7,260,000                  Appraisal                    NAP                   04/04/2003
  129                                   $4,360,000                  Appraisal                    NAP                   08/30/2003
  130                                   $2,350,000                  Appraisal                    NAP                   08/05/2003
  131                                   $2,900,000                  Appraisal                    NAP                   08/11/2003
  132                                   $8,830,000                  Appraisal                    NAP                   05/29/2003
  133                                   $2,100,000                  Appraisal                    NAP                   06/30/2003
  134                                   $2,260,000                  Appraisal                    NAP                   08/22/2003
  135                                  $15,600,000                  Appraisal                    NAP                   05/28/2003
  136                                  $14,070,000                  Appraisal                    NAP                   03/26/2003
  137                                   $8,530,000                  Appraisal                    NAP                   05/29/2003
  138                                   $6,625,000                  Appraisal                    NAP                   06/25/2003
  139                                   $3,550,000                  Appraisal                    NAP                   08/04/2003
  140                                   $7,070,000                  Appraisal                    NAP                   04/09/2003
  141                                   $2,780,000                  Appraisal                    NAP                   07/09/2003
  142                                   $1,775,000                  Appraisal                    NAP                   06/12/2003
  143                                   $2,100,000                  Appraisal                    NAP                   07/31/2003
  144                                  $11,870,000                  Appraisal                    NAP                   05/13/2003
  145                                  $14,600,000                  Appraisal                    NAP                   04/02/2003
  146                                   $5,300,000                  Appraisal                    NAP                   08/19/2003
  147                                   $1,840,000                  Appraisal                    NAP                   10/01/2003
  148                                   $1,900,000                  Appraisal                    NAP                   06/01/2003
  149                                  $32,250,000                  Appraisal                    NAP                   06/10/2003
  150                                   $5,500,000                  Appraisal                    NAP                   07/23/2003
  151                                  $16,800,000                  Appraisal                    NAP                   05/16/2003
  152                                  $40,250,000                  Appraisal                    NAP                   04/16/2003
  153                                  $23,100,000                  Appraisal                    NAP                   05/09/2003
  154                                   $9,160,000                  Appraisal                    NAP                   05/21/2003
  155                                   $1,525,000                  Appraisal                    NAP                   08/04/2003
  156                                   $6,695,000                  Appraisal                    NAP                   05/20/2003
  157                                   $1,625,000                  Appraisal                    NAP                   08/22/2003
  158                                   $2,400,000                  Appraisal                    NAP                   08/04/2003
  159                                  $20,000,000                  Appraisal                    NAP                   08/05/2003
  160                                   $6,600,000                  Appraisal                    NAP                   05/12/2003
  161                                   $3,430,000                  Appraisal                    NAP                   05/14/2003
  162                                   $4,100,000                  Appraisal                    NAP                   07/23/2003
  163                                  $22,250,000                  Appraisal                    NAP                   04/16/2003
  164                                   $2,360,000                  Appraisal                    NAP                   09/04/2003
  165                                  $26,580,000                  Appraisal                    NAP                   06/18/2003
  166                                   $1,500,000                  Appraisal                    NAP                   08/01/2003
  167                                  $12,650,000                  Appraisal                    NAP                   06/11/2003
  168                                  $27,990,000                  Appraisal                    NAP                   05/08/2003
  169                                   $6,000,000                  Appraisal                    NAP                   04/16/2003
  170                                  $20,950,000                  Appraisal                    NAP                   07/10/2003
  171                                   $6,600,000                  Appraisal                    NAP                   08/21/2003
  172                                   $5,500,000                  Appraisal                    NAP                   05/20/2003
  173                                   $6,850,000                  Appraisal                    NAP                   04/16/2003
  174                                   $8,500,000                  Appraisal                    NAP                   12/13/2002
  175                                   $2,580,000                  Appraisal                    NAP                   07/29/2003
  176                                  $12,160,000                  Appraisal                    NAP                   07/15/2003
  177                                   $2,990,000                  Appraisal                    NAP                   03/10/2003
  178                                   $3,230,000                  Appraisal                    NAP                   05/07/2003
  179                                  $16,450,000                  Appraisal                    NAP                   06/05/2003
  180                                   $2,550,000                  Appraisal                    NAP                   02/19/2003
  181                                   $3,240,000                  Appraisal                    NAP                   07/03/2003
  182                                   $5,450,000                  Appraisal                    NAP                   08/07/2003
  183                                   $1,910,000                  Appraisal                    NAP                   01/22/2003

------------------------------------------------------------------------------------------------------------------------------------
                                                                  COOPERATIVE LOANS(12)
          --------------------------------------------------------------------------------------------------------------------------
MORTGAGE                                                                                                                   COMMITTED
LOAN NO.   RENTAL VALUE   LTV AS RENTAL  UNSOLD PERCENT  SPONSOR UNITS  INVESTOR UNITS   COOP UNITS  SPONSOR CARRY    SECONDARY DEBT
------------------------------------------------------------------------------------------------------------------------------------
   1                NAP             NAP             NAP            NAP             NAP          NAP            NAP
   2                NAP             NAP             NAP            NAP             NAP          NAP            NAP
   3                NAP             NAP             NAP            NAP             NAP          NAP            NAP
   4                NAP             NAP             NAP            NAP             NAP          NAP            NAP
   5                NAP             NAP             NAP            NAP             NAP          NAP            NAP
   6                NAP             NAP             NAP            NAP             NAP          NAP            NAP
   7                NAP             NAP             NAP            NAP             NAP          NAP            NAP
   8                NAP             NAP             NAP            NAP             NAP          NAP            NAP
   9                NAP             NAP             NAP            NAP             NAP          NAP            NAP
   10               NAP             NAP             NAP            NAP             NAP          NAP            NAP
   11               NAP             NAP             NAP            NAP             NAP          NAP            NAP
   12               NAP             NAP             NAP            NAP             NAP          NAP            NAP
   13               NAP             NAP             NAP            NAP             NAP          NAP            NAP
   14               NAP             NAP             NAP            NAP             NAP          NAP            NAP
   15               NAP             NAP             NAP            NAP             NAP          NAP            NAP
   16               NAP             NAP             NAP            NAP             NAP          NAP            NAP
   17               NAP             NAP             NAP            NAP             NAP          NAP            NAP
   18               NAP             NAP             NAP            NAP             NAP          NAP            NAP
   19               NAP             NAP             NAP            NAP             NAP          NAP            NAP
   20               NAP             NAP             NAP            NAP             NAP          NAP            NAP
   21               NAP             NAP             NAP            NAP             NAP          NAP            NAP
   22               NAP             NAP             NAP            NAP             NAP          NAP            NAP
   23               NAP             NAP             NAP            NAP             NAP          NAP            NAP
   24               NAP             NAP             NAP            NAP             NAP          NAP            NAP
   25       $45,630,000           21.8%           26.1%              0               0          125       -$24,884        $3,000,000
   26               NAP             NAP             NAP            NAP             NAP          NAP            NAP
   27               NAP             NAP             NAP            NAP             NAP          NAP            NAP
   28               NAP             NAP             NAP            NAP             NAP          NAP            NAP
   29               NAP             NAP             NAP            NAP             NAP          NAP            NAP
   30               NAP             NAP             NAP            NAP             NAP          NAP            NAP
   31               NAP             NAP             NAP            NAP             NAP          NAP            NAP
   32               NAP             NAP             NAP            NAP             NAP          NAP            NAP
   33               NAP             NAP             NAP            NAP             NAP          NAP            NAP
   34               NAP             NAP             NAP            NAP             NAP          NAP            NAP
   35      $107,500,000            7.4%            0.0%              0               0            0            NAP        $2,000,000
   36               NAP             NAP             NAP            NAP             NAP          NAP            NAP
   37               NAP             NAP             NAP            NAP             NAP          NAP            NAP
   38               NAP             NAP             NAP            NAP             NAP          NAP            NAP
   39               NAP             NAP             NAP            NAP             NAP          NAP            NAP
   40               NAP             NAP             NAP            NAP             NAP          NAP            NAP
   41               NAP             NAP             NAP            NAP             NAP          NAP            NAP
   42               NAP             NAP             NAP            NAP             NAP          NAP            NAP
   43       $34,150,000           19.0%            1.3%              3               0            0         $4,968          $400,000
   44               NAP             NAP             NAP            NAP             NAP          NAP            NAP
   45               NAP             NAP             NAP            NAP             NAP          NAP            NAP
   46               NAP             NAP             NAP            NAP             NAP          NAP            NAP
   47               NAP             NAP             NAP            NAP             NAP          NAP            NAP
   48               NAP             NAP             NAP            NAP             NAP          NAP            NAP
   49               NAP             NAP             NAP            NAP             NAP          NAP            NAP
   50               NAP             NAP             NAP            NAP             NAP          NAP            NAP
   51               NAP             NAP             NAP            NAP             NAP          NAP            NAP
   52               NAP             NAP             NAP            NAP             NAP          NAP            NAP
   53       $29,790,000           16.7%           36.8%             60               0            0       $381,171          $500,000
   54               NAP             NAP             NAP            NAP             NAP          NAP            NAP
   55               NAP             NAP             NAP            NAP             NAP          NAP            NAP
   56               NAP             NAP             NAP            NAP             NAP          NAP            NAP
   58               NAP             NAP             NAP            NAP             NAP          NAP            NAP
   59               NAP             NAP             NAP            NAP             NAP          NAP            NAP
   57               NAP             NAP             NAP            NAP             NAP          NAP            NAP
   60               NAP             NAP             NAP            NAP             NAP          NAP            NAP
   61       $22,900,000           19.2%           11.5%             10               0            0       -$59,499          $750,000
   62               NAP             NAP             NAP            NAP             NAP          NAP            NAP
   63               NAP             NAP             NAP            NAP             NAP          NAP            NAP
   64               NAP             NAP             NAP            NAP             NAP          NAP            NAP
   65               NAP             NAP             NAP            NAP             NAP          NAP            NAP
   66               NAP             NAP             NAP            NAP             NAP          NAP            NAP
   67               NAP             NAP             NAP            NAP             NAP          NAP            NAP
   68               NAP             NAP             NAP            NAP             NAP          NAP            NAP
   69               NAP             NAP             NAP            NAP             NAP          NAP            NAP
   70               NAP             NAP             NAP            NAP             NAP          NAP            NAP
   71       $34,900,000           11.4%           17.5%             13              19            0       $194,080          $300,000
   72               NAP             NAP             NAP            NAP             NAP          NAP            NAP
   73               NAP             NAP             NAP            NAP             NAP          NAP            NAP
   74               NAP             NAP             NAP            NAP             NAP          NAP            NAP
   75               NAP             NAP             NAP            NAP             NAP          NAP            NAP
   76               NAP             NAP             NAP            NAP             NAP          NAP            NAP
   77               NAP             NAP             NAP            NAP             NAP          NAP            NAP
   78               NAP             NAP             NAP            NAP             NAP          NAP            NAP
   79               NAP             NAP             NAP            NAP             NAP          NAP            NAP
   80       $27,470,000            9.8%            2.9%              4               0            0         $2,658        $1,000,000
   81               NAP             NAP             NAP            NAP             NAP          NAP            NAP
   82       $14,070,000           18.4%           61.1%             96               0            0       $550,257        $1,000,000
   83               NAP             NAP             NAP            NAP             NAP          NAP            NAP
   84               NAP             NAP             NAP            NAP             NAP          NAP            NAP
   85       $10,600,000           24.1%            2.0%              1               0            0            NAV        $1,000,000
   86       $10,200,000           24.5%           42.9%             82               0            0       $185,850          $250,000
   87        $9,300,000           26.7%            9.7%              7               0            0         $4,595          $200,000
   88               NAP             NAP             NAP            NAP             NAP          NAP            NAP
   89        $7,600,000           32.2%           25.0%             27               0            0        $88,792
   90               NAP             NAP             NAP            NAP             NAP          NAP            NAP
   91               NAP             NAP             NAP            NAP             NAP          NAP            NAP
   92        $6,700,000           33.5%           12.5%              8               0            0        $49,605
   93       $12,400,000           18.0%           13.9%             11               0            0         $4,764          $500,000
   94       $24,800,000            8.9%           12.7%             21               0            0        $23,824          $500,000
   95        $5,400,000           40.7%           44.4%             32               0            0       $117,096
   96        $7,300,000           29.1%            1.7%              0               0            1        -$1,215
   97       $10,340,000           20.3%            0.0%              0               0            0            NAP          $500,000
   98               NAP             NAP             NAP            NAP             NAP          NAP            NAP
   99       $19,000,000           10.5%            0.0%              0               0            0            NAP
  100       $11,200,000           17.8%            0.0%              0               0            0            NAP
  101        $7,000,000           28.5%            1.3%              1               0            0         $2,992          $250,000
  102               NAP             NAP             NAP            NAP             NAP          NAP            NAP
  103               NAP             NAP             NAP            NAP             NAP          NAP            NAP
  104               NAP             NAP             NAP            NAP             NAP          NAP            NAP
  105               NAP             NAP             NAP            NAP             NAP          NAP            NAP
  106        $8,700,000           22.4%           26.4%             28               0            0        $99,831
  107        $6,400,000           29.7%           19.2%             14               0            0         $8,004
  108        $4,630,000           41.0%           26.7%             14               0            2         $9,435          $400,000
  109               NAP             NAP             NAP            NAP             NAP          NAP            NAP
  110        $3,420,000           53.9%           47.8%             22               0            0        $64,086          $100,000
  111       $14,960,000           12.0%            0.0%              0               0            0            NAP          $250,000
  112        $6,770,000           26.2%           25.0%             18               0            0        $36,052
  113        $4,600,000           38.0%           21.4%              9               0            0        $41,148
  114               NAP             NAP             NAP            NAP             NAP          NAP            NAP
  115               NAP             NAP             NAP            NAP             NAP          NAP            NAP
  116               NAP             NAP             NAP            NAP             NAP          NAP            NAP
  117               NAP             NAP             NAP            NAP             NAP          NAP            NAP
  118               NAP             NAP             NAP            NAP             NAP          NAP            NAP
  119               NAP             NAP             NAP            NAP             NAP          NAP            NAP
  120       $20,550,000            7.8%            0.0%              0               0            0            NAP          $500,000
  121        $4,800,000           33.3%           41.8%             33               0            0        -$3,168          $250,000
  122        $6,000,000           26.6%           48.1%             26               0            0       $162,300          $150,000
  123        $5,440,000           29.3%           23.5%              0              31            0        $84,000          $250,000
  124               NAP             NAP             NAP            NAP             NAP          NAP            NAP
  125               NAP             NAP             NAP            NAP             NAP          NAP            NAP
  126        $4,500,000           33.3%           42.3%             33               0            0        $96,412          $250,000
  127        $7,540,000           19.8%           26.5%             18               0            0        $70,553
  128        $3,830,000           39.0%           86.7%             52               0            0       $237,339          $100,000
  129               NAP             NAP             NAP            NAP             NAP          NAP            NAP
  130               NAP             NAP             NAP            NAP             NAP          NAP            NAP
  131               NAP             NAP             NAP            NAP             NAP          NAP            NAP
  132        $6,790,000           21.3%           24.7%              0              21            0        $96,682          $400,000
  133               NAP             NAP             NAP            NAP             NAP          NAP            NAP
  134               NAP             NAP             NAP            NAP             NAP          NAP            NAP
  135        $9,300,000           15.0%           37.0%             37               0            0       $168,875
  136        $6,530,000           21.2%            2.0%              0               0            1            NAP          $500,000
  137        $5,300,000           25.4%           14.7%             11               0            0        $29,773          $400,000
  138        $5,700,000           23.2%            6.8%              4               0            0           $478          $200,000
  139               NAP             NAP             NAP            NAP             NAP          NAP            NAP
  140        $5,770,000           22.4%           23.2%             16               0            0        $25,377          $250,000
  141               NAP             NAP             NAP            NAP             NAP          NAP            NAP
  142               NAP             NAP             NAP            NAP             NAP          NAP            NAP
  143               NAP             NAP             NAP            NAP             NAP          NAP            NAP
  144        $8,900,000           13.9%            0.0%              0               0            0            NAP          $250,000
  145        $9,900,000           12.4%           31.3%             18               2            0       $212,580          $500,000
  146        $4,300,000           27.9%            0.0%              0               0            0            NAP          $150,000
  147               NAP             NAP             NAP            NAP             NAP          NAP            NAP
  148               NAP             NAP             NAP            NAP             NAP          NAP            NAP
  149       $15,500,000            7.4%            0.0%              0               0            0            NAP          $250,000
  150        $3,300,000           33.3%           17.6%              6               0            0         $7,608
  151        $7,050,000           15.5%            0.0%              0               0            0            NAP
  152       $31,550,000            3.5%            0.0%              0               0            0            NAP          $500,000
  153       $10,000,000            9.9%            0.0%              0               0            0            NAP          $250,000
  154        $6,100,000           15.9%           28.9%              0              11            0       -$19,664          $300,000
  155               NAP             NAP             NAP            NAP             NAP          NAP            NAP
  156        $4,800,000           18.2%           22.4%             15               0            0        $53,703
  157               NAP             NAP             NAP            NAP             NAP          NAP            NAP
  158               NAP             NAP             NAP            NAP             NAP          NAP            NAP
  159        $8,280,000           10.0%           19.4%             12               0            0        $16,521          $250,000
  160        $2,600,000           30.6%            0.0%              0               0            0            NAP          $200,000
  161        $2,000,000           37.4%           30.0%              3               0            0       -$15,456          $100,000
  162        $2,200,000           31.8%           10.0%              2               0            0        -$1,167
  163       $16,700,000            4.2%            0.0%              0               0            0            NAP
  164               NAP             NAP             NAP            NAP             NAP          NAP            NAP
  165       $16,800,000            4.1%            0.0%              0               0            0            NAP          $300,000
  166               NAP             NAP             NAP            NAP             NAP          NAP            NAP
  167        $6,400,000           10.1%            0.0%              0               0            0            NAP
  168       $16,900,000            3.8%            0.0%              0               0            0            NAP
  169        $2,700,000           23.9%            0.0%              0               0            0            NAP
  170       $12,300,000            5.2%           11.1%              0               5            0         $7,747          $250,000
  171        $2,100,000           28.5%           33.3%              7               0            0       -$19,460           $50,000
  172        $4,300,000           13.9%            0.0%              0               0            0            NAP
  173        $3,900,000           14.1%            5.9%              1               0            0        -$3,233
  174        $5,500,000            8.9%            3.7%              2               0            0         $4,342
  175        $1,470,000           27.2%           16.7%              0               0            2        -$6,204
  176        $6,830,000            5.1%           23.8%             10               0            0        -$6,748          $250,000
  177        $2,600,000           13.3%            0.0%              0               0            0            NAP
  178        $1,090,000           24.7%            0.0%              0               0            0            NAP           $50,000
  179        $9,900,000            2.5%            0.0%              0               0            0            NAP
  180        $1,500,000           15.6%            0.0%              0               0            0             $0
  181        $1,310,000           13.7%            0.0%              0               0            0            NAP
  182        $3,100,000            4.8%            0.0%              0               0            0            NAP
  183        $1,300,000            8.3%            0.0%              0               0            0            NAP

------------------------------------------------------------------------------------------------------------------------------------
MORTGAGE                                                   LEASE
LOAN NO.    LARGEST TENANT(13)                        EXPIRATION DATE         % NSF   SECOND LARGEST TENANT(13)
------------------------------------------------------------------------------------------------------------------------------------
   1        The Limited, Inc.                           07/23/2007            11.0%   Abercrombie & Fitch Co.
   2        H&M                                         08/31/2013            52.6%   Waterstone's Booksellers
   3        Alkermes  Inc.                              06/30/2012           100.0%   NAP
   4        American Girl Place Incorporated            03/31/2018            31.1%   DZ Bank AG
   5        Home Depot                                  01/31/2013            41.7%   King Kullen Grocery Co.
   6        Reuters C Corp                              11/18/2021            79.4%   Bank of Montreal
   7        American Multi-Cinema                       01/01/2021            17.4%   Old Navy
   8        NAP                                             NAP                 NAP   NAP
   9        NAP                                             NAP                 NAP   NAP
   10       NAP                                             NAP                 NAP   NAP
   11       Sears                                       10/31/2007            23.0%   JC Penney
   12       NAP                                             NAP                 NAP   NAP
   13       NAP                                             NAP                 NAP   NAP
   14       Borders, Inc.                               01/31/2018           100.0%   NAP
   15       Borders, Inc.                               01/31/2018           100.0%   NAP
   16       Borders, Inc.                               01/31/2018           100.0%   NAP
   17       Borders, Inc.                               01/31/2018           100.0%   NAP
   18       NAP                                             NAP                 NAP   NAP
   19       Merrill Lynch                               12/31/2009            10.4%   New Hanover Regional Medical Center
   20       Sierra Health Service                       11/30/2006            24.7%   Bridge Counseling Associates
   21       NAP                                             NAP                 NAP   NAP
   22       NAP                                             NAP                 NAP   NAP
   23       Paetec Corp.                                04/30/2021           100.0%   NAP
   24       Clinical Radiologists                       06/23/2010            18.1%   Orthopedic Associates
   25       NAP                                             NAP                 NAP   NAP
   26       AmPad                                       08/31/2023           100.0%   NAP
   27       AmPad                                       08/31/2023           100.0%   NAP
   28       AmPad                                       08/31/2023           100.0%   NAP
   29       AmPad                                       08/31/2023           100.0%   NAP
   30       Talbots                                     01/31/2015           100.0%   NAP
   31       NAP                                             NAP                 NAP   NAP
   32       NAP                                             NAP                 NAP   NAP
   33       El Cerro Grande                             08/31/2008            13.1%   Radio Shack
   34       Heinen's (Ground Lease)                     12/31/2027            60.2%   Austin's Restaurant
   35       NAP                                             NAP                 NAP   NAP
   36       NAP                                             NAP                 NAP   NAP
   37       NAP                                             NAP                 NAP   NAP
   38       NAP                                             NAP                 NAP   NAP
   39       NAP                                             NAP                 NAP   NAP
   40       Chase Manhattan                             09/30/2006            41.0%   Acacia Executive Suites
   41       Giant Eagle                                 10/31/2011            49.6%   Eckerd
   42       NAP                                             NAP                 NAP   NAP
   43       NAP                                             NAP                 NAP   NAP
   44       NAP                                             NAP                 NAP   NAP
   45       Springs Industries                          10/31/2023           100.0%   NAP
   46       Weichert Inc.                               07/31/2008            14.5%   Sleepy's Inc.
   47       Kiddie Academy                              01/31/2006            14.8%   Mr. E.'s, Inc.
   48       NAP                                             NAP                 NAP   NAP
   49       Winn-Dixie                                  04/09/2023            64.2%   Video Giant
   50       NAP                                             NAP                 NAP   NAP
   51       NAP                                             NAP                 NAP   NAP
   52       NAP                                             NAP                 NAP   NAP
   53       NAP                                             NAP                 NAP   NAP
   54       NAP                                             NAP                 NAP   NAP
   55       NAP                                             NAP                 NAP   NAP
   56       Pep Boys                                    11/30/2017            25.6%   PetSmart
   58       NAP                                             NAP                 NAP   NAP
   59       NAP                                             NAP                 NAP   NAP
   57       NAP                                             NAP                 NAP   NAP
   60       NAP                                             NAP                 NAP   NAP
   61       NAP                                             NAP                 NAP   NAP
   62       Antique Mall                                10/31/2008            16.9%   Palais Royal
   63       Hughes Markets dba Ralphs                   05/01/2016           100.0%   NAP
   64       Hughes Markets - subleased                  03/20/2012           100.0%   NAP
   65       NAP                                             NAP                 NAP   NAP
   66       NAP                                             NAP                 NAP   NAP
   67       NAP                                             NAP                 NAP   NAP
   68       NAP                                             NAP                 NAP   NAP
   69       NAP                                             NAP                 NAP   NAP
   70       Walgreens                                   09/30/2078           100.0%   NAP
   71       NAP                                             NAP                 NAP   NAP
   72       Walgreens                                   09/30/2078           100.0%   NAP
   73       NAP                                             NAP                 NAP   NAP
   74       NAP                                             NAP                 NAP   NAP
   75       NVR Mortgage                                01/31/2011            37.5%   AZCAR-USA
   76       NAP                                             NAP                 NAP   NAP
   77       NAP                                             NAP                 NAP   NAP
   78       NAP                                             NAP                 NAP   NAP
   79       NAP                                             NAP                 NAP   NAP
   80       NAP                                             NAP                 NAP   NAP
   81       NAP                                             NAP                 NAP   NAP
   82       NAP                                             NAP                 NAP   NAP
   83       NAP                                             NAP                 NAP   NAP
   84       NAP                                             NAP                 NAP   NAP
   85       NAP                                             NAP                 NAP   NAP
   86       NAP                                             NAP                 NAP   NAP
   87       NAP                                             NAP                 NAP   NAP
   88       Fiesta Mexicana Market                      08/01/2027            87.3%   Mi Amores Pizza and Chinese Food Restaurant
   89       NAP                                             NAP                 NAP   NAP
   90       Quest Education Corporation                 12/31/2011            15.2%   The Miner Corporation
   91       B.G.R., Inc.                                10/31/2018           100.0%   NAP
   92       NAP                                             NAP                 NAP   NAP
   93       NAP                                             NAP                 NAP   NAP
   94       NAP                                             NAP                 NAP   NAP
   95       NAP                                             NAP                 NAP   NAP
   96       NAP                                             NAP                 NAP   NAP
   97       NAP                                             NAP                 NAP   NAP
   98       Hughes Markets dba Ralphs                   06/25/2016           100.0%   NAP
   99       NAP                                             NAP                 NAP   NAP
  100       NAP                                             NAP                 NAP   NAP
  101       NAP                                             NAP                 NAP   NAP
  102       NAP                                             NAP                 NAP   NAP
  103       NAP                                             NAP                 NAP   NAP
  104       NAP                                             NAP                 NAP   NAP
  105       NAP                                             NAP                 NAP   NAP
  106       NAP                                             NAP                 NAP   NAP
  107       NAP                                             NAP                 NAP   NAP
  108       NAP                                             NAP                 NAP   NAP
  109       NAP                                             NAP                 NAP   NAP
  110       NAP                                             NAP                 NAP   NAP
  111       NAP                                             NAP                 NAP   NAP
  112       NAP                                             NAP                 NAP   NAP
  113       NAP                                             NAP                 NAP   NAP
  114       NAP                                             NAP                 NAP   NAP
  115       NAP                                             NAP                 NAP   NAP
  116       Parkland Hospital                           02/28/2008            24.9%   Syncor Int'l
  117       Dressin' Gaudy                              07/31/2006            13.1%   Italian Restaurant
  118       Dressin' Gaudy                              07/31/2006            13.1%   Italian Restaurant
  119       NAP                                             NAP                 NAP   NAP
  120       NAP                                             NAP                 NAP   NAP
  121       NAP                                             NAP                 NAP   NAP
  122       NAP                                             NAP                 NAP   NAP
  123       NAP                                             NAP                 NAP   NAP
  124       Bodycote Lindberg Corp.                     08/30/2013           100.0%   NAP
  125       Centex Homes                                06/30/2009           100.0%   NAP
  126       NAP                                             NAP                 NAP   NAP
  127       NAP                                             NAP                 NAP   NAP
  128       NAP                                             NAP                 NAP   NAP
  129       AM-PAT, INC.                                07/31/2004            32.3%   San Diego Carpet Company, Inc.
  130       Casanova's Downfall/Harlequin               09/30/2006            13.3%   Kenny J's Coffee
  131       Olympic Screen Crafts & Lith.               07/31/2013           100.0%   NAP
  132       NAP                                             NAP                 NAP   NAP
  133       Dr. Bradley J. Burket                       09/22/2007            22.9%   Mountain View Cosmetic Surgery
  134       Devon Executive Suites                      02/29/2008            30.7%   Dr. Shelley Sekula
  135       NAP                                             NAP                 NAP   NAP
  136       NAP                                             NAP                 NAP   NAP
  137       NAP                                             NAP                 NAP   NAP
  138       NAP                                             NAP                 NAP   NAP
  139       NAP                                             NAP                 NAP   NAP
  140       NAP                                             NAP                 NAP   NAP
  141       Northwest Oral Surgery                      09/30/2013            31.7%   LandAmerica Charter Title Co.
  142       Rabson Rehab/BioDynamics                    08/31/2018            67.0%   EyeKing
  143       NAP                                             NAP                 NAP   NAP
  144       NAP                                             NAP                 NAP   NAP
  145       NAP                                             NAP                 NAP   NAP
  146       NAP                                             NAP                 NAP   NAP
  147       RSM McGladrey                               01/31/2008            27.9%   Children's Dentistry
  148       General Services Admin.                     09/09/2023           100.0%   NAP
  149       NAP                                             NAP                 NAP   NAP
  150       NAP                                             NAP                 NAP   NAP
  151       NAP                                             NAP                 NAP   NAP
  152       NAP                                             NAP                 NAP   NAP
  153       NAP                                             NAP                 NAP   NAP
  154       NAP                                             NAP                 NAP   NAP
  155       AZ Dept. of Economic Security               04/30/2004            40.1%   Family Involvement Center
  156       NAP                                             NAP                 NAP   NAP
  157       Separation Systems Consulting               03/31/2008            25.7%   USA School of Real Estate
  158       NAP                                             NAP                 NAP   NAP
  159       NAP                                             NAP                 NAP   NAP
  160       NAP                                             NAP                 NAP   NAP
  161       NAP                                             NAP                 NAP   NAP
  162       NAP                                             NAP                 NAP   NAP
  163       NAP                                             NAP                 NAP   NAP
  164       Get in the Game                             07/21/2005            14.2%   Carniceria Market
  165       NAP                                             NAP                 NAP   NAP
  166       NAP                                             NAP                 NAP   NAP
  167       NAP                                             NAP                 NAP   NAP
  168       NAP                                             NAP                 NAP   NAP
  169       NAP                                             NAP                 NAP   NAP
  170       NAP                                             NAP                 NAP   NAP
  171       NAP                                             NAP                 NAP   NAP
  172       NAP                                             NAP                 NAP   NAP
  173       NAP                                             NAP                 NAP   NAP
  174       NAP                                             NAP                 NAP   NAP
  175       NAP                                             NAP                 NAP   NAP
  176       NAP                                             NAP                 NAP   NAP
  177       NAP                                             NAP                 NAP   NAP
  178       NAP                                             NAP                 NAP   NAP
  179       NAP                                             NAP                 NAP   NAP
  180       NAP                                             NAP                 NAP   NAP
  181       NAP                                             NAP                 NAP   NAP
  182       NAP                                             NAP                 NAP   NAP
  183       NAP                                             NAP                 NAP   NAP

------------------------------------------------------------------------------------------------------------------------------------
MORTGAGE                LEASE                                                                                     LEASE
LOAN NO.           EXPIRATION DATE         % NSF           THIRD LARGEST TENANT(13)                          EXPIRATION DATE
------------------------------------------------------------------------------------------------------------------------------------
   1                  2007/2011                6.4%        Gap, Inc.                                           01/31/2005
   2                 01/21/2013               24.5%        Escada                                              01/31/2013
   3                     NAP                    NAP        NAP                                                     NAP
   4                 03/31/2017               26.0%        Reebok International LTD                            11/30/2013
   5                 11/14/2012               21.3%        Old Navy                                            07/31/2006
   6                 11/18/2021               11.8%        Bain & Co.                                          11/18/2021
   7                 01/01/2006                7.1%        Maggiano's Little Italy                             10/01/2010
   8                     NAP                    NAP        NAP                                                     NAP
   9                     NAP                    NAP        NAP                                                     NAP
   10                    NAP                    NAP        NAP                                                     NAP
   11                03/31/2006               17.6%        Bon-Ton                                             01/31/2006
   12                    NAP                    NAP        NAP                                                     NAP
   13                    NAP                    NAP        NAP                                                     NAP
   14                    NAP                    NAP        NAP                                                     NAP
   15                    NAP                    NAP        NAP                                                     NAP
   16                    NAP                    NAP        NAP                                                     NAP
   17                    NAP                    NAP        NAP                                                     NAP
   18                    NAP                    NAP        NAP                                                     NAP
   19                04/30/2006                8.0%        Rossi's / 88's                                      05/31/2008
   20                01/31/2008               13.3%        Gates McDonald                                      04/30/2006
   21                    NAP                    NAP        NAP                                                     NAP
   22                    NAP                    NAP        NAP                                                     NAP
   23                    NAP                    NAP        NAP                                                     NAP
   24                12/31/2004                8.0%        OBGYN Associates                                    05/31/2006
   25                    NAP                    NAP        NAP                                                     NAP
   26                    NAP                    NAP        NAP                                                     NAP
   27                    NAP                    NAP        NAP                                                     NAP
   28                    NAP                    NAP        NAP                                                     NAP
   29                    NAP                    NAP        NAP                                                     NAP
   30                    NAP                    NAP        NAP                                                     NAP
   31                    NAP                    NAP        NAP                                                     NAP
   32                    NAP                    NAP        NAP                                                     NAP
   33                01/31/2010             9.9%           A Goodnight Sleepstore                              10/31/2008
   34                10/31/2012                5.9%        Panera Bread                                        06/30/2012
   35                    NAP                    NAP        NAP                                                     NAP
   36                    NAP                    NAP        NAP                                                     NAP
   37                    NAP                    NAP        NAP                                                     NAP
   38                    NAP                    NAP        NAP                                                     NAP
   39                    NAP                    NAP        NAP                                                     NAP
   40                08/31/2010               29.8%        Stowell Learning Center                             08/31/2008
   41                10/31/2006                7.9%        Pop & Beer For Less                                 07/31/2006
   42                    NAP                    NAP        NAP                                                     NAP
   43                    NAP                    NAP        NAP                                                     NAP
   44                    NAP                    NAP        NAP                                                     NAP
   45                    NAP                    NAP        NAP                                                     NAP
   46                02/28/2013               13.6%        Liquor King Corp.                                   02/28/2013
   47                10/31/2005               14.8%        The Escape Day Spa                                  04/30/2005
   48                    NAP                    NAP        NAP                                                     NAP
   49                08/22/2008                4.4%        Cherry's Restaurant                                 12/24/2008
   50                    NAP                    NAP        NAP                                                     NAP
   51                    NAP                    NAP        NAP                                                     NAP
   52                    NAP                    NAP        NAP                                                     NAP
   53                    NAP                    NAP        NAP                                                     NAP
   54                    NAP                    NAP        NAP                                                     NAP
   55                    NAP                    NAP        NAP                                                     NAP
   56                10/31/2009               24.3%        Sunny Surplus, Inc.                                 05/01/2005
   58                    NAP                    NAP        NAP                                                     NAP
   59                    NAP                    NAP        NAP                                                     NAP
   57                    NAP                    NAP        NAP                                                     NAP
   60                    NAP                    NAP        NAP                                                     NAP
   61                    NAP                    NAP        NAP                                                     NAP
   62                01/31/2014               16.1%        Eckerd Drugs                                        05/26/2004
   63                    NAP                    NAP        NAP                                                     NAP
   64                    NAP                    NAP        NAP                                                     NAP
   65                    NAP                    NAP        NAP                                                     NAP
   66                    NAP                    NAP        NAP                                                     NAP
   67                    NAP                    NAP        NAP                                                     NAP
   68                    NAP                    NAP        NAP                                                     NAP
   69                    NAP                    NAP        NAP                                                     NAP
   70                    NAP                    NAP        NAP                                                     NAP
   71                    NAP                    NAP        NAP                                                     NAP
   72                    NAP                    NAP        NAP                                                     NAP
   73                    NAP                    NAP        NAP                                                     NAP
   74                    NAP                    NAP        NAP                                                     NAP
   75                11/30/2005               30.4%        GSA - U.S.A.F. Recruiting                           08/31/2006
   76                    NAP                    NAP        NAP                                                     NAP
   77                    NAP                    NAP        NAP                                                     NAP
   78                    NAP                    NAP        NAP                                                     NAP
   79                    NAP                    NAP        NAP                                                     NAP
   80                    NAP                    NAP        NAP                                                     NAP
   81                    NAP                    NAP        NAP                                                     NAP
   82                    NAP                    NAP        NAP                                                     NAP
   83                    NAP                    NAP        NAP                                                     NAP
   84                    NAP                    NAP        NAP                                                     NAP
   85                    NAP                    NAP        NAP                                                     NAP
   86                    NAP                    NAP        NAP                                                     NAP
   87                    NAP                    NAP        NAP                                                     NAP
   88                10/31/2006                7.0%        Income Tax & Travel Service Office                  08/31/2003
   89                    NAP                    NAP        NAP                                                     NAP
   90                12/31/2004               15.2%        The Mattress Firm                                   11/30/2005
   91                    NAP                    NAP        NAP                                                     NAP
   92                    NAP                    NAP        NAP                                                     NAP
   93                    NAP                    NAP        NAP                                                     NAP
   94                    NAP                    NAP        NAP                                                     NAP
   95                    NAP                    NAP        NAP                                                     NAP
   96                    NAP                    NAP        NAP                                                     NAP
   97                    NAP                    NAP        NAP                                                     NAP
   98                    NAP                    NAP        NAP                                                     NAP
   99                    NAP                    NAP        NAP                                                     NAP
  100                    NAP                    NAP        NAP                                                     NAP
  101                    NAP                    NAP        NAP                                                     NAP
  102                    NAP                    NAP        NAP                                                     NAP
  103                    NAP                    NAP        NAP                                                     NAP
  104                    NAP                    NAP        NAP                                                     NAP
  105                    NAP                    NAP        NAP                                                     NAP
  106                    NAP                    NAP        NAP                                                     NAP
  107                    NAP                    NAP        NAP                                                     NAP
  108                    NAP                    NAP        NAP                                                     NAP
  109                    NAP                    NAP        NAP                                                     NAP
  110                    NAP                    NAP        NAP                                                     NAP
  111                    NAP                    NAP        NAP                                                     NAP
  112                    NAP                    NAP        NAP                                                     NAP
  113                    NAP                    NAP        NAP                                                     NAP
  114                    NAP                    NAP        NAP                                                     NAP
  115                    NAP                    NAP        NAP                                                     NAP
  116                10/31/2005               12.5%        Med Physics                                         05/14/2009
  117                07/31/2008               11.4%        J. Renee Shoes                                      03/31/2008
  118                07/31/2008               11.4%        J. Renee Shoes                                      03/31/2008
  119                    NAP                    NAP        NAP                                                     NAP
  120                    NAP                    NAP        NAP                                                     NAP
  121                    NAP                    NAP        NAP                                                     NAP
  122                    NAP                    NAP        NAP                                                     NAP
  123                    NAP                    NAP        NAP                                                     NAP
  124                    NAP                    NAP        NAP                                                     NAP
  125                    NAP                    NAP        NAP                                                     NAP
  126                    NAP                    NAP        NAP                                                     NAP
  127                    NAP                    NAP        NAP                                                     NAP
  128                    NAP                    NAP        NAP                                                     NAP
  129                05/31/2004               23.0%        Tokyo Japanese Food & Sushi                         09/30/2004
  130                02/28/2005               11.3%        The Italian Cafe                                    08/31/2005
  131                    NAP                    NAP        NAP                                                     NAP
  132                    NAP                    NAP        NAP                                                     NAP
  133                09/30/2008               21.0%        Cornerstone Realty Services                         10/31/2007
  134                03/31/2006               14.4%        Razz-A-Ma-Tazz                                      04/30/2006
  135                    NAP                    NAP        NAP                                                     NAP
  136                    NAP                    NAP        NAP                                                     NAP
  137                    NAP                    NAP        NAP                                                     NAP
  138                    NAP                    NAP        NAP                                                     NAP
  139                    NAP                    NAP        NAP                                                     NAP
  140                    NAP                    NAP        NAP                                                     NAP
  141                08/31/2008               19.5%        Patrick Swonke, DDS                                 09/30/2013
  142                08/31/2018               33.0%        NAP                                                     NAP
  143                    NAP                    NAP        NAP                                                     NAP
  144                    NAP                    NAP        NAP                                                     NAP
  145                    NAP                    NAP        NAP                                                     NAP
  146                    NAP                    NAP        NAP                                                     NAP
  147                03/31/2012               14.6%        Randall Phillips Homes                              12/31/2008
  148                    NAP                    NAP        NAP                                                     NAP
  149                    NAP                    NAP        NAP                                                     NAP
  150                    NAP                    NAP        NAP                                                     NAP
  151                    NAP                    NAP        NAP                                                     NAP
  152                    NAP                    NAP        NAP                                                     NAP
  153                    NAP                    NAP        NAP                                                     NAP
  154                    NAP                    NAP        NAP                                                     NAP
  155                07/31/2006               22.7%        Desert Care Therapy                                 10/31/2006
  156                    NAP                    NAP        NAP                                                     NAP
  157                03/31/2006               17.3%        Broussard & Hulin                                   01/31/2005
  158                    NAP                    NAP        NAP                                                     NAP
  159                    NAP                    NAP        NAP                                                     NAP
  160                    NAP                    NAP        NAP                                                     NAP
  161                    NAP                    NAP        NAP                                                     NAP
  162                    NAP                    NAP        NAP                                                     NAP
  163                    NAP                    NAP        NAP                                                     NAP
  164                11/30/2007               11.9%        Little Caesars                                      08/10/2004
  165                    NAP                    NAP        NAP                                                     NAP
  166                    NAP                    NAP        NAP                                                     NAP
  167                    NAP                    NAP        NAP                                                     NAP
  168                    NAP                    NAP        NAP                                                     NAP
  169                    NAP                    NAP        NAP                                                     NAP
  170                    NAP                    NAP        NAP                                                     NAP
  171                    NAP                    NAP        NAP                                                     NAP
  172                    NAP                    NAP        NAP                                                     NAP
  173                    NAP                    NAP        NAP                                                     NAP
  174                    NAP                    NAP        NAP                                                     NAP
  175                    NAP                    NAP        NAP                                                     NAP
  176                    NAP                    NAP        NAP                                                     NAP
  177                    NAP                    NAP        NAP                                                     NAP
  178                    NAP                    NAP        NAP                                                     NAP
  179                    NAP                    NAP        NAP                                                     NAP
  180                    NAP                    NAP        NAP                                                     NAP
  181                    NAP                    NAP        NAP                                                     NAP
  182                    NAP                    NAP        NAP                                                     NAP
  183                    NAP                    NAP        NAP                                                     NAP

------------------------------------------------------------------------------------------------------------------------------------
MORTGAGE           %            INSURANCE                     TAX                   CAPITAL EXPENDITURE                 TI/LC
LOAN NO.          NSF        ESCROW IN PLACE          ESCROW IN PLACE(14)           ESCROW IN PLACE(15)          ESCROW IN PLACE(16)
------------------------------------------------------------------------------------------------------------------------------------
   1             5.0%              No                         No                            No                            No
   2             22.9%             Yes                        Yes                           Yes                          Yes
   3              NAP              Yes                        Yes                           Yes                          Yes
   4             9.7%              Yes                        Yes                           Yes                          Yes
   5             6.1%              Yes                        Yes                           Yes                          Yes
   6             4.4%              Yes                        No                            Yes                           No
   7             3.7%              No                         No                            No                            No
   8              NAP              Yes                        Yes                           No                            No
   9              NAP              No                         Yes                           No                            No
   10             NAP              No                         Yes                           No                            No
   11            15.3%             No                         No                            No                            No
   12             NAP              Yes                        Yes                           Yes                           No
   13             NAP              Yes                        Yes                           Yes                           No
   14             NAP              No                         No                            No                            No
   15             NAP              No                         No                            No                            No
   16             NAP              No                         No                            No                            No
   17             NAP              No                         No                            No                            No
   18             NAP              Yes                        Yes                           Yes                           No
   19            7.9%              Yes                        Yes                           Yes                          Yes
   20            9.9%              No                         Yes                           Yes                          Yes
   21             NAP              No                         Yes                           No                            No
   22             NAP              Yes                        Yes                           Yes                           No
   23             NAP              No                         Yes                           Yes                           No
   24            7.4%              Yes                        Yes                           Yes                           No
   25             NAP              No                         Yes                           No                            No
   26             NAP              No                         No                            No                            No
   27             NAP              No                         No                            No                            No
   28             NAP              No                         No                            No                            No
   29             NAP              No                         No                            No                            No
   30             NAP              No                         No                            No                            No
   31             NAP              No                         Yes                           No                            No
   32             NAP              Yes                        Yes                           Yes                           No
   33            7.3%              Yes                        Yes                           Yes                          Yes
   34            5.5%              Yes                        Yes                           No                           Yes
   35             NAP              No                         No                            No                            No
   36             NAP              Yes                        Yes                           Yes                           No
   37             NAP              No                         Yes                           No                            No
   38             NAP              No                         Yes                           No                            No
   39             NAP              Yes                        Yes                           Yes                           No
   40            6.2%              Yes                        Yes                           No                           Yes
   41            6.8%              No                         No                            No                            No
   42             NAP              Yes                        Yes                           Yes                           No
   43             NAP              No                         No                            No                            No
   44             NAP              No                         Yes                           No                            No
   45             NAP              No                         No                            No                            No
   46            10.9%             Yes                        Yes                           Yes                          Yes
   47            8.9%              Yes                        Yes                           Yes                          Yes
   48             NAP              Yes                        Yes                           Yes                           No
   49            3.4%              No                         No                            No                            No
   50             NAP              Yes                        Yes                           Yes                           No
   51             NAP              Yes                        Yes                           Yes                           No
   52             NAP              Yes                        Yes                           Yes                           No
   53             NAP              No                         No                            No                            No
   54             NAP              Yes                        Yes                           Yes                           No
   55             NAP              No                         Yes                           No                            No
   56            6.7%              Yes                        Yes                           No                            No
   58             NAP              Yes                        Yes                           Yes                           No
   59             NAP              Yes                        Yes                           Yes                           No
   57             NAP              Yes                        Yes                           Yes                           No
   60             NAP              No                         Yes                           No                            No
   61             NAP              No                         No                            No                            No
   62            8.5%              Yes                        Yes                           Yes                          Yes
   63             NAP              No                         No                            No                            No
   64             NAP              No                         No                            No                            No
   65             NAP              Yes                        Yes                           Yes                           No
   66             NAP              Yes                        Yes                           Yes                           No
   67             NAP              Yes                        Yes                           Yes                           No
   68             NAP              Yes                        Yes                           Yes                           No
   69             NAP              No                         Yes                           No                            No
   70             NAP              No                         No                            No                            No
   71             NAP              No                         No                            No                            No
   72             NAP              No                         No                            No                            No
   73             NAP              Yes                        Yes                           Yes                           No
   74             NAP              Yes                        Yes                           Yes                           No
   75            16.0%             No                         No                            Yes                          Yes
   76             NAP              Yes                        Yes                           Yes                           No
   77             NAP              Yes                        Yes                           Yes                           No
   78             NAP              Yes                        Yes                           Yes                           No
   79             NAP              No                         Yes                           No                            No
   80             NAP              No                         No                            No                            No
   81             NAP              No                         Yes                           No                            No
   82             NAP              No                         No                            No                            No
   83             NAP              Yes                        Yes                           Yes                           No
   84             NAP              No                         Yes                           No                            No
   85             NAP              No                         No                            No                            No
   86             NAP              No                         Yes                           No                            No
   87             NAP              No                         Yes                           No                            No
   88            2.3%              No                         No                            Yes                          Yes
   89             NAP              No                         No                            No                            No
   90            15.2%             No                         Yes                           No                            No
   91             NAP              No                         No                            No                            No
   92             NAP              No                         No                            No                            No
   93             NAP              No                         No                            No                            No
   94             NAP              No                         No                            No                            No
   95             NAP              No                         No                            No                            No
   96             NAP              No                         No                            No                            No
   97             NAP              No                         No                            No                            No
   98             NAP              No                         No                            No                            No
   99             NAP              No                         No                            No                            No
  100             NAP              No                         Yes                           No                            No
  101             NAP              No                         No                            No                            No
  102             NAP              No                         Yes                           No                            No
  103             NAP              No                         Yes                           No                            No
  104             NAP              No                         Yes                           No                            No
  105             NAP              Yes                        Yes                           Yes                           No
  106             NAP              No                         No                            No                            No
  107             NAP              No                         Yes                           No                            No
  108             NAP              No                         No                            No                            No
  109             NAP              No                         Yes                           No                            No
  110             NAP              No                         Yes                           No                            No
  111             NAP              No                         No                            No                            No
  112             NAP              No                         No                            No                            No
  113             NAP              No                         No                            No                            No
  114             NAP              No                         Yes                           No                            No
  115             NAP              No                         Yes                           No                            No
  116            12.3%             No                         Yes                           No                            No
  117            11.3%             No                         Yes                           No                            No
  118            11.3%             No                         No                            No                            No
  119             NAP              No                         Yes                           No                            No
  120             NAP              No                         No                            No                            No
  121             NAP              No                         No                            No                            No
  122             NAP              No                         No                            No                            No
  123             NAP              No                         No                            No                            No
  124             NAP              No                         No                            No                            No
  125             NAP              Yes                        Yes                           No                            No
  126             NAP              No                         No                            No                            No
  127             NAP              No                         No                            No                            No
  128             NAP              No                         Yes                           No                            No
  129            8.2%              No                         No                            No                            No
  130            10.0%             No                         Yes                           No                            No
  131             NAP              Yes                        Yes                           No                            No
  132             NAP              No                         Yes                           No                            No
  133            12.9%             No                         No                            No                            No
  134            9.6%              No                         Yes                           No                            No
  135             NAP              No                         No                            No                            No
  136             NAP              No                         No                            No                            No
  137             NAP              No                         Yes                           No                            No
  138             NAP              No                         Yes                           No                            No
  139             NAP              No                         Yes                           No                            No
  140             NAP              No                         Yes                           No                            No
  141            13.0%             Yes                        Yes                           No                            No
  142             NAP              Yes                        Yes                           No                            No
  143             NAP              No                         Yes                           No                            No
  144             NAP              No                         No                            No                            No
  145             NAP              No                         No                            No                            No
  146             NAP              No                         No                            No                            No
  147            12.5%             Yes                        Yes                           No                            No
  148             NAP              Yes                        Yes                           No                            No
  149             NAP              No                         Yes                           No                            No
  150             NAP              No                         Yes                           No                            No
  151             NAP              No                         Yes                           No                            No
  152             NAP              No                         No                            No                            No
  153             NAP              No                         Yes                           No                            No
  154             NAP              No                         No                            No                            No
  155            19.7%             Yes                        Yes                           No                            No
  156             NAP              No                         No                            No                            No
  157            14.4%             No                         Yes                           No                            No
  158             NAP              No                         Yes                           No                            No
  159             NAP              No                         No                            No                            No
  160             NAP              No                         Yes                           No                            No
  161             NAP              No                         Yes                           No                            No
  162             NAP              No                         Yes                           No                            No
  163             NAP              No                         No                            No                            No
  164            11.8%             No                         No                            No                            No
  165             NAP              No                         No                            No                            No
  166             NAP              No                         Yes                           No                            No
  167             NAP              No                         Yes                           No                            No
  168             NAP              No                         No                            No                            No
  169             NAP              No                         No                            No                            No
  170             NAP              No                         No                            No                            No
  171             NAP              No                         Yes                           No                            No
  172             NAP              No                         No                            No                            No
  173             NAP              No                         Yes                           No                            No
  174             NAP              No                         Yes                           No                            No
  175             NAP              No                         Yes                           No                            No
  176             NAP              No                         No                            No                            No
  177             NAP              No                         No                            No                            No
  178             NAP              No                         Yes                           No                            No
  179             NAP              No                         No                            No                            No
  180             NAP              No                         Yes                           No                            No
  181             NAP              No                         No                            No                            No
  182             NAP              No                         No                            No                            No
  183             NAP              No                         Yes                           No                            No

------------------------------------------------------------------------------------------------------------------------------------
MORTGAGE                                                                 OTHER
LOAN NO.                                                         ESCROW DESCRIPTION(17)
------------------------------------------------------------------------------------------------------------------------------------
   1                                                                      NAP
   2                                                                      NAP
   3                                                                      NAP
   4                                     $103,000 - American Girl Step-Up Funds; $70,000 - Reebok Step-Up Funds
   5                                 King Kullen Insurance Reserve (One Time), Post Closing Work Reserve (One Time)
   6                                                              Ground Lease Reserve
   7                                                           Lease Termination Rollover
   8                                                                      NAP
   9                                                                      NAP
   10                                                                     NAP
   11                                                                     NAP
   12                                                                     NAP
   13                                                                     NAP
   14                                                                     NAP
   15                                                                     NAP
   16                                                                     NAP
   17                                                                     NAP
   18                                                                     NAP
   19                                                     L/C Transfer Fee Reserve (One Time)
   20                                                                     NAP
   21                                                                     NAP
   22                                                                     NAP
   23                                                         Insurance Reserve (One Time)
   24                                                                     NAP
   25                                                                     NAP
   26                                                                     NAP
   27                                                                     NAP
   28                                                                     NAP
   29                                                                     NAP
   30                                                                     NAP
   31                                                                     NAP
   32                                                        Title Policy Lien Claim Escrow
   33                                                        Pizza Bagel Reserve (One Time)
   34                                                                     NAP
   35                                                                     NAP
   36                                                                     NAP
   37                                                                     NAP
   38                                                                     NAP
   39                                                                     NAP
   40                                                                     NAP
   41                                                                     NAP
   42                                                                     NAP
   43                                                                     NAP
   44                                                                     NAP
   45                                                     L/C Transfer Fee Reserve (One Time)
   46                                                      Special Leasing Reserve (One Time)
   47                                                                     NAP
   48                                                                     NAP
   49                                                                     NAP
   50                                                                     NAP
   51                                                     Insurance Reserve-Umbrella (Monthly)
   52                                                                     NAP
   53                                                                     NAP
   54                                                                     NAP
   55                                                                     NAP
   56                                                                     NAP
   58                                                                     NAP
   59                                                        Tax Reserve - School (Monthly)
   57                                                                     NAP
   60                                                                     NAP
   61                                                                     NAP
   62                Eckerd Reserve (One Time), Interim Reserve-Palais Royal (One Time), Interim Reserve-Hollywood Video (One Time)
   63                                                                     NAP
   64                                                                     NAP
   65                                                                     NAP
   66                                                                     NAP
   67                                                                     NAP
   68                                                                     NAP
   69                                                                     NAP
   70                                                                     NAP
   71                                                                     NAP
   72                                                                     NAP
   73                                                                 O&M Reserve
   74                                                                     NAP
   75                                                                     NAP
   76                                                                 Roof Reserve
   77                                                                 Roof Reserve
   78                                                                     NAP
   79                                                                     NAP
   80                                                                     NAP
   81                                                                     NAP
   82                                                                     NAP
   83                                                                     NAP
   84                                                                     NAP
   85                                                                     NAP
   86                                                                     NAP
   87                                                                     NAP
   88                                                                     NAP
   89                                                                     NAP
   90                                                                     NAP
   91                                                                     NAP
   92                                                                     NAP
   93                                                                     NAP
   94                                                                     NAP
   95                                                                     NAP
   96                                                                     NAP
   97                                                                     NAP
   98                                                                     NAP
   99                                                                     NAP
  100                                                                     NAP
  101                                                                     NAP
  102                                                                     NAP
  103                                                                     NAP
  104                                                                     NAP
  105                                                                     NAP
  106                                                                     NAP
  107                                                                     NAP
  108                                                                     NAP
  109                                                                     NAP
  110                                                                     NAP
  111                                                                     NAP
  112                                                                     NAP
  113                                                                     NAP
  114                                                                     NAP
  115                                                                     NAP
  116                                                                     NAP
  117                                                                     NAP
  118                                                                     NAP
  119                                                                     NAP
  120                                                                     NAP
  121                                                                     NAP
  122                                                                     NAP
  123                                                                     NAP
  124                                                                     NAP
  125                                                                     NAP
  126                                                                     NAP
  127                                                                     NAP
  128                                                                     NAP
  129                                                                     NAP
  130                                                                     NAP
  131                                                               Repairs holdback
  132                                                                     NAP
  133                                                              Lease up holdback
  134                                                                     NAP
  135                                                                     NAP
  136                                                                     NAP
  137                                                                     NAP
  138                                                                     NAP
  139                                                                     NAP
  140                                                                     NAP
  141                                                                     NAP
  142                                                               Tenant Build-Out
  143                                                                     NAP
  144                                                                     NAP
  145                                                                     NAP
  146                                                                     NAP
  147                                                                     NAP
  148                                                                     NAP
  149                                                                     NAP
  150                                                                     NAP
  151                                                                     NAP
  152                                                                     NAP
  153                                                                     NAP
  154                                                                     NAP
  155                                                                     NAP
  156                                                                     NAP
  157                                                                     NAP
  158                                                                     NAP
  159                                                                     NAP
  160                                                                     NAP
  161                                                                     NAP
  162                                                                     NAP
  163                                                                     NAP
  164                                                                     NAP
  165                                                                     NAP
  166                                                                     NAP
  167                                                                     NAP
  168                                                                     NAP
  169                                                                     NAP
  170                                                                     NAP
  171                                                                     NAP
  172                                                                     NAP
  173                                                                     NAP
  174                                                                     NAP
  175                                                                     NAP
  176                                                                     NAP
  177                                                                     NAP
  178                                                                     NAP
  179                                                                     NAP
  180                                                                     NAP
  181                                                                     NAP
  182                                                                     NAP
  183                                                                     NAP

------------------------------------------------------------------------------------------------------------------------------------
                                                         INITIAL CAPITAL           MONTHLY CAPITAL                       CURRENT
MORTGAGE                 SPRINGING                    EXPENDITURE ESCROW        EXPENDITURE ESCROW           CAPITAL EXPENDITURE
LOAN NO.           ESCROW DESCRIPTION(18)                 REQUIREMENT(19)           REQUIREMENT(20)            ESCROW BALANCE(21)
------------------------------------------------------------------------------------------------------------------------------------
   1           Tax, Insurance, Cap Ex, TI/LC                         NAP                       NAP                           NAP
   2                       TI/LC                                      $0                    $1,100                            $0
   3                       Other                                      $0                      $500                          $500
   4                       Other                                      $0                    $2,483                            $0
   5                        NAP                                   $3,675                    $3,675                        $3,675
   6                     Insurance                                    $0                   $14,250                            $0
   7            Tax, Insurance, TI/LC, Other                         NAP                       NAP                           NAP
   8                        NAP                                      NAP                       NAP                           NAP
   9                 Insurance, Cap Ex                               NAP                       NAP                           NAP
   10                Insurance, Cap Ex                               NAP                       NAP                           NAP
   11          Tax, Insurance, Cap Ex, TI/LC                         NAP                       NAP                           NAP
   12                       NAP                                   $5,417                    $5,417                        $5,417
   13                      Other                                      $0                    $4,600                        $4,600
   14          Tax, Insurance, Cap Ex, TI/LC                         NAP                       NAP                           NAP
   15          Tax, Insurance, Cap Ex, TI/LC                         NAP                       NAP                           NAP
   16          Tax, Insurance, Cap Ex, TI/LC                         NAP                       NAP                           NAP
   17          Tax, Insurance, Cap Ex, TI/LC                         NAP                       NAP                           NAP
   18                       NAP                                   $7,540                    $7,540                       $15,080
   19                       NAP                                   $1,306                    $1,306                        $1,306
   20                    Insurance                                $1,383                    $1,383                        $1,383
   21                Insurance, Cap Ex                               NAP                       NAP                           NAP
   22                       NAP                                   $2,083                    $2,083                        $2,083
   23                       NAP                                   $1,667                    $1,667                        $1,667
   24                       NAP                                   $1,951                    $1,951                        $1,951
   25                       NAP                                      NAP                       NAP                           NAP
   26                  Tax, Insurance                                NAP                       NAP                           NAP
   27                  Tax, Insurance                                NAP                       NAP                           NAP
   28                  Tax, Insurance                                NAP                       NAP                           NAP
   29                  Tax, Insurance                                NAP                       NAP                           NAP
   30          Tax, Insurance, Cap Ex, TI/LC                         NAP                       NAP                           NAP
   31                Insurance, Cap Ex                               NAP                       NAP                           NAP
   32                       NAP                                       $0                    $3,083                        $3,083
   33                       NAP                                     $343                      $343                          $343
   34                      Cap Ex                                    NAP                       NAP                           NAP
   35                       NAP                                      NAP                       NAP                           NAP
   36                       NAP                                      NAV                    $4,675                            $0
   37                Insurance, Cap Ex                               NAP                       NAP                           NAP
   38                Insurance, Cap Ex                               NAP                       NAP                           NAP
   39                       NAP                                       $0                    $5,800                       $11,600
   40                       NAP                                      NAP                       NAP                           NAP
   41          Tax, Insurance, Cap Ex, TI/LC                         NAP                       NAP                           NAP
   42                       NAP                                   $1,700                    $1,700                        $3,400
   43                       NAP                                      NAP                       NAP                           NAP
   44                Insurance, Cap Ex                               NAP                       NAP                           NAP
   45          Tax, Insurance, Cap Ex, TI/LC                         NAP                       NAP                           NAP
   46                       NAP                                     $460                      $460                          $460
   47                       NAP                                       $0                      $678                          $678
   48                       NAP                                  $42,500                    $1,521                       $48,584
   49                       NAP                                      NAP                       NAP                           NAP
   50                       NAP                                       $0                    $4,333                        $4,333
   51                       NAP                                     $615                      $615                        $1,231
   52                       NAP                                       $0                    $5,450                            $0
   53                       NAP                                      NAP                       NAP                           NAP
   54                       NAP                                     $405                      $405                          $810
   55                Insurance, Cap Ex                               NAP                       NAP                           NAP
   56                  Cap Ex, TI/LC                                 NAP                       NAP                           NAP
   58                       NAP                                     $642                      $642                          $642
   59                       NAP                                     $288                      $288                          $287
   57                       NAP                                     $204                      $204                          $204
   60                Insurance, Cap Ex                               NAP                       NAP                           NAP
   61                       NAP                                      NAP                       NAP                           NAP
   62                       NAP                                   $1,453                    $1,453                        $2,906
   63                  Tax, Insurance                                NAP                       NAP                           NAP
   64                  Tax, Insurance                                NAP                       NAP                           NAP
   65                       NAP                                       $0                    $4,870                       $14,610
   66                       NAP                                     $256                      $256                          $268
   67                       NAP                                      $93                       $93                           $89
   68                       NAP                                     $186                      $186                          $178
   69                Insurance, Cap Ex                               NAP                       NAP                           NAP
   70              Tax, Insurance, Cap Ex                            NAP                       NAP                           NAP
   71                       NAP                                      NAP                       NAP                           NAP
   72              Tax, Insurance, Cap Ex                            NAP                       NAP                           NAP
   73                       NAP                                       $0                    $1,792                        $1,792
   74                       NAP                                  $93,678                    $3,850                      $101,378
   75                  Tax, Insurance                                 $0                      $500                          $500
   76                       NAP                                       $0                    $1,070                        $6,420
   77                       NAP                                       $0                    $1,066                        $6,396
   78                       NAP                                     $438                      $438                          $438
   79                Insurance, Cap Ex                               NAP                       NAP                           NAP
   80                       NAP                                      NAP                       NAP                           NAP
   81                Insurance, Cap Ex                               NAP                       NAP                           NAP
   82                       NAP                                      NAP                       NAP                           NAP
   83                       NAP                                       $0                    $1,202                        $6,940
   84                Insurance, Cap Ex                               NAP                       NAP                           NAP
   85                       NAP                                      NAP                       NAP                           NAP
   86                       NAP                                      NAP                       NAP                           NAP
   87                       NAP                                      NAP                       NAP                           NAP
   88                      TI/LC                                 $50,000                      $411                       $51,462
   89                       NAP                                      NAP                       NAP                           NAP
   90                    Insurance                                   NAP                       NAP                           NAP
   91                  Tax, Insurance                                NAP                       NAP                           NAP
   92                       NAP                                      NAP                       NAP                           NAP
   93                       NAP                                      NAP                       NAP                           NAP
   94                       NAP                                      NAP                       NAP                           NAP
   95                       NAP                                      NAP                       NAP                           NAP
   96                       NAP                                      NAP                       NAP                           NAP
   97                       NAP                                      NAP                       NAP                           NAP
   98                  Tax, Insurance                                NAP                       NAP                           NAP
   99                       NAP                                      NAP                       NAP                           NAP
  100                       NAP                                      NAP                       NAP                           NAP
  101                       NAP                                      NAP                       NAP                           NAP
  102                Insurance, Cap Ex                               NAP                       NAP                           NAP
  103                Insurance, Cap Ex                               NAP                       NAP                           NAP
  104                Insurance, Cap Ex                               NAP                       NAP                           NAP
  105                       NAP                                  $84,000                    $2,188                       $88,375
  106                       NAP                                      NAP                       NAP                           NAP
  107                       NAP                                      NAP                       NAP                           NAP
  108                       NAP                                      NAP                       NAP                           NAP
  109                Insurance, Cap Ex                               NAP                       NAP                           NAP
  110                       NAP                                      NAP                       NAP                           NAP
  111                       NAP                                      NAP                       NAP                           NAP
  112                       NAP                                      NAP                       NAP                           NAP
  113                       NAP                                      NAP                       NAP                           NAP
  114                Insurance, Cap Ex                               NAP                       NAP                           NAP
  115                Insurance, Cap Ex                               NAP                       NAP                           NAP
  116                    Insurance                                   NAP                       NAP                           NAP
  117                    Insurance                                   NAP                       NAP                           NAP
  118                       NAP                                      NAP                       NAP                           NAP
  119                Insurance, Cap Ex                               NAP                       NAP                           NAP
  120                       NAP                                      NAP                       NAP                           NAP
  121                       NAP                                      NAP                       NAP                           NAP
  122                       NAP                                      NAP                       NAP                           NAP
  123                       NAP                                      NAP                       NAP                           NAP
  124                  Tax, Insurance                                NAP                       NAP                           NAP
  125                       NAP                                      NAP                       NAP                           NAP
  126                       NAP                                      NAP                       NAP                           NAP
  127                       NAP                                      NAP                       NAP                           NAP
  128                       NAP                                      NAP                       NAP                           NAP
  129                  Tax, Insurance                                NAP                       NAP                           NAP
  130                    Insurance                                   NAP                       NAP                           NAP
  131                       NAP                                      NAP                       NAP                           NAP
  132                       NAP                                      NAP                       NAP                           NAP
  133                  Tax, Insurance                                NAP                       NAP                           NAP
  134                    Insurance                                   NAP                       NAP                           NAP
  135                       NAP                                      NAP                       NAP                           NAP
  136                       NAP                                      NAP                       NAP                           NAP
  137                       NAP                                      NAP                       NAP                           NAP
  138                       NAP                                      NAP                       NAP                           NAP
  139                Insurance, Cap Ex                               NAP                       NAP                           NAP
  140                       NAP                                      NAP                       NAP                           NAP
  141                       NAP                                      NAP                       NAP                           NAP
  142                       NAP                                      NAP                       NAP                           NAP
  143                Insurance, Cap Ex                               NAP                       NAP                           NAP
  144                       NAP                                      NAP                       NAP                           NAP
  145                       NAP                                      NAP                       NAP                           NAP
  146                       NAP                                      NAP                       NAP                           NAP
  147                       NAP                                      NAP                       NAP                           NAP
  148                       NAP                                      NAP                       NAP                           NAP
  149                       NAP                                      NAP                       NAP                           NAP
  150                       NAP                                      NAP                       NAP                           NAP
  151                       NAP                                      NAP                       NAP                           NAP
  152                       NAP                                      NAP                       NAP                           NAP
  153                       NAP                                      NAP                       NAP                           NAP
  154                       NAP                                      NAP                       NAP                           NAP
  155                       NAP                                      NAP                       NAP                           NAP
  156                       NAP                                      NAP                       NAP                           NAP
  157                    Insurance                                   NAP                       NAP                           NAP
  158                Insurance, Cap Ex                               NAP                       NAP                           NAP
  159                       NAP                                      NAP                       NAP                           NAP
  160                       NAP                                      NAP                       NAP                           NAP
  161                       NAP                                      NAP                       NAP                           NAP
  162                       NAP                                      NAP                       NAP                           NAP
  163                       NAP                                      NAP                       NAP                           NAP
  164                  Tax, Insurance                                NAP                       NAP                           NAP
  165                       NAP                                      NAP                       NAP                           NAP
  166                Insurance, Cap Ex                               NAP                       NAP                           NAP
  167                       NAP                                      NAP                       NAP                           NAP
  168                       NAP                                      NAP                       NAP                           NAP
  169                       NAP                                      NAP                       NAP                           NAP
  170                       NAP                                      NAP                       NAP                           NAP
  171                       NAP                                      NAP                       NAP                           NAP
  172                       NAP                                      NAP                       NAP                           NAP
  173                       NAP                                      NAP                       NAP                           NAP
  174                       NAP                                      NAP                       NAP                           NAP
  175                       NAP                                      NAP                       NAP                           NAP
  176                       NAP                                      NAP                       NAP                           NAP
  177                       NAP                                      NAP                       NAP                           NAP
  178                       NAP                                      NAP                       NAP                           NAP
  179                       NAP                                      NAP                       NAP                           NAP
  180                       NAP                                      NAP                       NAP                           NAP
  181                       NAP                                      NAP                       NAP                           NAP
  182                       NAP                                      NAP                       NAP                           NAP
  183                       NAP                                      NAP                       NAP                           NAP

------------------------------------------------------------------------------------------------------------------------------------
                    Initial              Monthly            Current
Mortgage       TI/LC Escrow         TI/LC Escrow       TI/LC Escrow     Environmental             Interest
Loan No.     Requirement(22)      Requirement(23)        Balance(24)      Insurance            Accrual Method        Seasoning(25)
------------------------------------------------------------------------------------------------------------------------------------
   1                    NAP                  NAP                NAP           No                 Actual/360                     1
   2                     $0              $12,500                 $0           No                 Actual/360                     0
   3                     $0              $21,000            $21,000          Yes                 Actual/360                     1
   4             $1,673,677              $13,932         $1,673,677           No                 Actual/360                     2
   5                 $3,333               $3,333             $3,333           No                 Actual/360                     0
   6                    NAP                  NAP                NAP           No                   30/360                       3
   7                    NAP                  NAP                NAP           No                 Actual/360                     3
   8                    NAP                  NAP                NAP           No                 Actual/360                     0
   9                    NAP                  NAP                NAP           No                 Actual/360                     2
   10                   NAP                  NAP                NAP           No                 Actual/360                     3
   11                   NAP                  NAP                NAP           No                   30/360                       2
   12                   NAP                  NAP                NAP           No                   30/360                       2
   13                   NAP                  NAP                NAP           No                 Actual/360                     1
   14                   NAP                  NAP                NAP           No                 Actual/360                     1
   15                   NAP                  NAP                NAP           No                 Actual/360                     1
   16                   NAP                  NAP                NAP           No                 Actual/360                     1
   17                   NAP                  NAP                NAP           No                 Actual/360                     1
   18                   NAP                  NAP                NAP           No                 Actual/360                     1
   19                $8,704               $8,704             $8,704           No                 Actual/360                     0
   20               $60,000               $8,100            $60,000           No                   30/360                       5
   21                   NAP                  NAP                NAP           No                 Actual/360                     2
   22                   NAP                  NAP                NAP           No                 Actual/360                     0
   23                    $0                   $0                 $0           No                 Actual/360                     0
   24                   NAP                  NAP                NAP           No                 Actual/360                     0
   25                   NAP                  NAP                NAP           No                   30/360                       4
   26                   NAP                  NAP                NAP           No                 Actual/360                     2
   27                   NAP                  NAP                NAP           No                 Actual/360                     2
   28                   NAP                  NAP                NAP           No                 Actual/360                     2
   29                   NAP                  NAP                NAP           No                 Actual/360                     2
   30                   NAP                  NAP                NAP           No                   30/360                       2
   31                   NAP                  NAP                NAP           No                 Actual/360                     2
   32                   NAP                  NAP                NAP           No                 Actual/360                     0
   33                $3,167               $3,167             $3,167           No                 Actual/360                     0
   34               $98,820                   $0            $98,820           No                 Actual/360                     1
   35                   NAP                  NAP                NAP           No                   30/360                       5
   36                   NAP                  NAP                NAP           No                 Actual/360                     0
   37                   NAP                  NAP                NAP           No                 Actual/360                     2
   38                   NAP                  NAP                NAP           No                 Actual/360                     2
   39                   NAP                  NAP                NAP           No                 Actual/360                     2
   40                    $0               $6,250            $18,750           No                 Actual/360                     5
   41                   NAP                  NAP                NAP           No                   30/360                       3
   42                   NAP                  NAP                NAP           No                   30/360                       2
   43                   NAP                  NAP                NAP           No                   30/360                       2
   44                   NAP                  NAP                NAP           No                 Actual/360                     2
   45                   NAP                  NAP                NAP           No                 Actual/360                     1
   46                $1,667               $1,667             $1,667           No                 Actual/360                     0
   47                    $0               $4,065             $4,065           No                 Actual/360                     2
   48                   NAP                  NAP                NAP           No                 Actual/360                     4
   49                   NAP                  NAP                NAP          Yes                 Actual/360                     1
   50                   NAP                  NAP                NAP           No                 Actual/360                     0
   51                   NAP                  NAP                NAP           No                 Actual/360                     1
   52                   NAP                  NAP                NAP           No                 Actual/360                     0
   53                   NAP                  NAP                NAP           No                   30/360                       3
   54                   NAP                  NAP                NAP           No                 Actual/360                     1
   55                   NAP                  NAP                NAP           No                 Actual/360                     2
   56                   NAP                  NAP                NAP           No                 Actual/360                     4
   58                   NAP                  NAP                NAP          Yes                 Actual/360                     0
   59                   NAP                  NAP                NAP          Yes                 Actual/360                     0
   57                   NAP                  NAP                NAP          Yes                 Actual/360                     0
   60                   NAP                  NAP                NAP           No                 Actual/360                     2
   61                   NAP                  NAP                NAP           No                   30/360                       4
   62                $3,507               $3,507             $7,015           No                 Actual/360                     1
   63                   NAP                  NAP                NAP           No                   30/360                      85
   64                   NAP                  NAP                NAP           No                   30/360                      85
   65                   NAP                  NAP                NAP           No                 Actual/360                     3
   66                   NAP                  NAP                NAP           No                 Actual/360                     0
   67                   NAP                  NAP                NAP           No                 Actual/360                     0
   68                   NAP                  NAP                NAP           No                 Actual/360                     0
   69                   NAP                  NAP                NAP           No                 Actual/360                     2
   70                   NAP                  NAP                NAP           No                 Actual/360                     0
   71                   NAP                  NAP                NAP           No                 Actual/360                     5
   72                   NAP                  NAP                NAP           No                 Actual/360                     0
   73                   NAP                  NAP                NAP           No                 Actual/360                     1
   74                   NAP                  NAP                NAP           No                 Actual/360                     2
   75              $148,000               $1,000           $148,000           No                   30/360                       2
   76                   NAP                  NAP                NAP           No                 Actual/360                     6
   77                   NAP                  NAP                NAP           No                 Actual/360                     6
   78                   NAP                  NAP                NAP           No                 Actual/360                     0
   79                   NAP                  NAP                NAP           No                 Actual/360                     2
   80                   NAP                  NAP                NAP           No                   30/360                       2
   81                   NAP                  NAP                NAP           No                 Actual/360                     2
   82                   NAP                  NAP                NAP           No                   30/360                       6
   83                   NAP                  NAP                NAP           No                 Actual/360                     9
   84                   NAP                  NAP                NAP           No                 Actual/360                     2
   85                   NAP                  NAP                NAP           No                   30/360                       3
   86                   NAP                  NAP                NAP           No                   30/360                       2
   87                   NAP                  NAP                NAP           No                   30/360                       4
   88                    $0                 $350             $1,050           No                 Actual/360                     5
   89                   NAP                  NAP                NAP           No                 Actual/360                     3
   90                   NAP                  NAP                NAP           No                   30/360                       2
   91                   NAP                  NAP                NAP           No                   30/360                       2
   92                   NAP                  NAP                NAP           No                   30/360                       2
   93                   NAP                  NAP                NAP           No                   30/360                       2
   94                   NAP                  NAP                NAP           No                 Actual/360                     4
   95                   NAP                  NAP                NAP           No                   30/360                       1
   96                   NAP                  NAP                NAP           No                   30/360                       1
   97                   NAP                  NAP                NAP           No                 Actual/360                     2
   98                   NAP                  NAP                NAP           No                   30/360                      85
   99                   NAP                  NAP                NAP           No                 Actual/360                     5
  100                   NAP                  NAP                NAP           No                 Actual/360                     2
  101                   NAP                  NAP                NAP           No                 Actual/360                     2
  102                   NAP                  NAP                NAP           No                 Actual/360                     2
  103                   NAP                  NAP                NAP           No                 Actual/360                     2
  104                   NAP                  NAP                NAP           No                 Actual/360                     2
  105                   NAP                  NAP                NAP           No                 Actual/360                     2
  106                   NAP                  NAP                NAP           No                 Actual/360                     3
  107                   NAP                  NAP                NAP           No                 Actual/360                     1
  108                   NAP                  NAP                NAP           No                   30/360                       3
  109                   NAP                  NAP                NAP           No                 Actual/360                     2
  110                   NAP                  NAP                NAP           No                   30/360                       2
  111                   NAP                  NAP                NAP           No                 Actual/360                     2
  112                   NAP                  NAP                NAP           No                 Actual/360                     3
  113                   NAP                  NAP                NAP           No                   30/360                       2
  114                   NAP                  NAP                NAP           No                 Actual/360                     2
  115                   NAP                  NAP                NAP           No                 Actual/360                     2
  116                   NAP                  NAP                NAP           No                   30/360                       6
  117                   NAP                  NAP                NAP           No                   30/360                       7
  118                   NAP                  NAP                NAP           No                   30/360                       7
  119                   NAP                  NAP                NAP           No                 Actual/360                     2
  120                   NAP                  NAP                NAP           No                   30/360                       1
  121                   NAP                  NAP                NAP           No                 Actual/360                     2
  122                   NAP                  NAP                NAP           No                   30/360                       2
  123                   NAP                  NAP                NAP           No                 Actual/360                     3
  124                   NAP                  NAP                NAP           No                   30/360                       3
  125                   NAP                  NAP                NAP           No                   30/360                       3
  126                   NAP                  NAP                NAP           No                 Actual/360                     2
  127                   NAP                  NAP                NAP           No                   30/360                       3
  128                   NAP                  NAP                NAP           No                 Actual/360                     5
  129                   NAP                  NAP                NAP           No                   30/360                       2
  130                   NAP                  NAP                NAP           No                   30/360                       3
  131                   NAP                  NAP                NAP           No                   30/360                       3
  132                   NAP                  NAP                NAP           No                   30/360                       3
  133                   NAP                  NAP                NAP           No                   30/360                       5
  134                   NAP                  NAP                NAP           No                   30/360                       2
  135                   NAP                  NAP                NAP           No                   30/360                       5
  136                   NAP                  NAP                NAP           No                 Actual/360                     6
  137                   NAP                  NAP                NAP           No                   30/360                       3
  138                   NAP                  NAP                NAP           No                 Actual/360                     3
  139                   NAP                  NAP                NAP           No                 Actual/360                     2
  140                   NAP                  NAP                NAP           No                   30/360                       4
  141                   NAP                  NAP                NAP           No                   30/360                       2
  142                   NAP                  NAP                NAP           No                   30/360                       4
  143                   NAP                  NAP                NAP           No                 Actual/360                     2
  144                   NAP                  NAP                NAP           No                 Actual/360                     2
  145                   NAP                  NAP                NAP           No                   30/360                       4
  146                   NAP                  NAP                NAP           No                 Actual/360                     2
  147                   NAP                  NAP                NAP           No                   30/360                       1
  148                   NAP                  NAP                NAP           No                   30/360                       2
  149                   NAP                  NAP                NAP           No                   30/360                       3
  150                   NAP                  NAP                NAP           No                 Actual/360                     1
  151                   NAP                  NAP                NAP           No                 Actual/360                     4
  152                   NAP                  NAP                NAP           No                 Actual/360                     4
  153                   NAP                  NAP                NAP           No                   30/360                       2
  154                   NAP                  NAP                NAP           No                   30/360                       5
  155                   NAP                  NAP                NAP           No                   30/360                       3
  156                   NAP                  NAP                NAP           No                   30/360                       5
  157                   NAP                  NAP                NAP           No                   30/360                       2
  158                   NAP                  NAP                NAP           No                 Actual/360                     2
  159                   NAP                  NAP                NAP           No                   30/360                       2
  160                   NAP                  NAP                NAP           No                 Actual/360                     4
  161                   NAP                  NAP                NAP           No                   30/360                       4
  162                   NAP                  NAP                NAP           No                 Actual/360                     1
  163                   NAP                  NAP                NAP           No                 Actual/360                     5
  164                   NAP                  NAP                NAP           No                   30/360                       1
  165                   NAP                  NAP                NAP           No                   30/360                       4
  166                   NAP                  NAP                NAP           No                 Actual/360                     2
  167                   NAP                  NAP                NAP           No                 Actual/360                     3
  168                   NAP                  NAP                NAP           No                   30/360                       5
  169                   NAP                  NAP                NAP           No                   30/360                       6
  170                   NAP                  NAP                NAP           No                   30/360                       3
  171                   NAP                  NAP                NAP           No                   30/360                       2
  172                   NAP                  NAP                NAP           No                 Actual/360                     5
  173                   NAP                  NAP                NAP           No                   30/360                       6
  174                   NAP                  NAP                NAP           No                   30/360                       4
  175                   NAP                  NAP                NAP           No                 Actual/360                     3
  176                   NAP                  NAP                NAP           No                   30/360                       3
  177                   NAP                  NAP                NAP           No                 Actual/360                     3
  178                   NAP                  NAP                NAP           No                 Actual/360                     5
  179                   NAP                  NAP                NAP           No                   30/360                       5
  180                   NAP                  NAP                NAP           No                 Actual/360                     8
  181                   NAP                  NAP                NAP           No                 Actual/360                     3
  182                   NAP                  NAP                NAP           No                   30/360                       2
  183                   NAP                  NAP                NAP           No                 Actual/360                     6

                                                                                                                                2
------------------------------------------------------------------------------------------------------------------------------------
                 Prepayment Code(26)
Mortgage   ----------------------------------------------------------------------------------       YM            Administrative
Loan No.        LO      DEF    DEF/YM1     YM1    YM      3.0%     2.0%      1.0%       Open    Formula(27)         Cost Rate(28)
------------------------------------------------------------------------------------------------------------------------------------
   1            25       91                                                                4                                3.25
   2            25       91                                                                4                                4.25
   3            26       88                                                                4                                4.25
   4            26       90                                                                4                                2.05
   5            24       92                                                                4                                3.25
   6            57      160                                                                1                                3.25
   7            27       79                                                                2                                3.25
   8            24       92                                                                4                                3.25
   9            26       93                                                                7                                9.25
   10           28       88                                                                4                                4.25
   11                                      115                                             5         A                      9.75
   12           60       56                                                                4                               10.25
   13           49                          64                                             7         B                      9.25
   14                                      175                                             5         A                     11.75
   15                                      175                                             5         A                     11.75
   16                                      175                                             5         A                     11.75
   17                                      175                                             5         A                     11.75
   18           25       55                                                                4                                3.25
   19           24       92                                                                4                                3.25
   20           36                          80                                             4         C                     10.25
   21           26       87                                                                7                                9.25
   22           24       32                                                                4                                3.25
   23           23       93                                                                4                                3.25
   24           24       92                                                                4                                3.25
   25           49       67                                                                4                                8.25
   26           26                  90                                                     4         D                      3.25
   27           26                  90                                                     4         D                      3.25
   28           26                  90                                                     4         D                      3.25
   29           26                  90                                                     4         D                      3.25
   30                                      103                                             5         A                      7.75
   31           26       93                                                                7                                9.25
   32           24       92                                                                4                               11.75
   33           24       92                                                                4                                3.25
   34           25       91                                                                4                               11.75
   35           48       68                                                                4                                8.25
   36           25       91                                                                4                                4.25
   37           26       93                                                                7                                9.25
   38           26       93                                                                7                                9.25
   39           27       89                                                                4                                4.25
   40           29       87                                                                4                               11.75
   41           27       89                                                                4                               11.75
   42          121      115                                                                4                               10.25
   43          102                                                   14                    4                                8.25
   44           26       87                                                                7                                9.25
   45           25       91                                                                4                                3.25
   46           24       92                                                                4                                3.25
   47           26       90                                                                4                               11.75
   48           29      207                                                                4                                4.25
   49           25       55                                                                4                                4.25
   50           24       92                                                                4                               11.75
   51           25       91                                                                4                                3.25
   52           24      149                                                                7                                3.25
   53          144                                          12       12         8          4                                8.25
   54           25       91                                                                4                                3.25
   55           26       87                                                                7                                9.25
   56                                      116                                             4         E                     11.75
   58           24       92                                                                4                                3.25
   59           24       92                                                                4                                3.25
   57           24       92                                                                4                                3.25
   60           26       81                                                                7                                9.25
   61          101                                                             15          4                                8.25
   62           25       91                                                                4                                3.25
   63                                      235                                             5         F                     15.75
   64                                      235                                             5         F                     15.75
   65           28       88                                                                4                                9.25
   66           24       92                                                                4                                3.25
   67           24       92                                                                4                                3.25
   68           24       92                                                                4                                3.25
   69           26       93                                                                7                                9.25
   70           25       91                                                                4                                9.25
   71           48       68                                                                4                                8.25
   72           25       91                                                                4                                4.25
   73           26       31                                                                3                                4.25
   74           27       89                                                                4                                4.25
   75           26       90                                                                4                               11.75
   76           31       85                                                                4                                9.25
   77           31       85                                                                4                                9.25
   78           24       56                                                                4                                3.25
   79           26       87                                                                7                                9.25
   80           48       68                                                                4                                8.25
   81           26       87                                                                7                                9.25
   82           83                                33                                       4         G                      8.25
   83           34       46                                                                4                                4.25
   84           26       87                                                                7                                9.25
   85           49       67                                                                4                                8.25
   86          144                                          12       12         9          3                                8.25
   87           84                                32                                       4         G                      8.25
   88           29       87                                                                4                                8.25
   89          102                                                   14                    4                                8.25
   90                                      179                                             1         H                     20.75
   91                                      179                                             1         H                     20.75
   92           48       68                                                                4                                8.25
   93           49       67                                                                4                                8.25
   94           48                                68                                       4         G                      8.25
   95          102                                                   14                    4                                8.25
   96           48       68                                                                4                                8.25
   97           84                                32                                       4         G                      8.25
   98                                      235                                             5         F                     17.50
   99          101                                                   15                    4                                8.25
  100          102                                                   14                    4                                8.25
  101           84                                32                                       4         G                      8.25
  102           26       87                                                                7                                9.25
  103           26       87                                                                7                                9.25
  104           26       87                                                                7                                9.25
  105           27       89                                                                4                                4.25
  106          102                                                   14                    4                                8.25
  107          102                                                   14                    4                                8.25
  108           48       68                                                                4                                8.25
  109           26       93                                                                7                                9.25
  110          102                                                   14                    4                                8.25
  111          102                                                   14                    4                                8.25
  112          102                                                   14                    4                                8.25
  113           84                                32                                       4         G                      8.25
  114           26       81                                                                7                                9.25
  115           26       81                                                                7                                9.25
  116                                      115                                             5         A                     18.25
  117                                      115                                             5         A                     18.25
  118                                      115                                             5         A                     18.25
  119           26       81                                                                7                                9.25
  120           48       68                                                                4                                8.25
  121          102                                                   14                    4                                8.25
  122           48       68                                                                4                                8.25
  123           90                                                   26                    4                                8.25
  124                                      119                                             1         H                     20.75
  125                                      179                                             1         H                     20.75
  126          102                                                   14                    4                                8.25
  127           49       67                                                                4                                8.25
  128          101                                                   15                    4                                8.25
  129                                      179                                             1         I                     20.75
  130                                      179                                             1         H                     20.75
  131                                      239                                             1         I                     20.75
  132           49       67                                                                4                                8.25
  133                                      119                                             1         I                     20.75
  134                                      179                                             1         H                     20.75
  135           83                                33                                       4         G                      8.25
  136           83                                33                                       4         G                      8.25
  137           49       67                                                                4                                8.25
  138          102                                                   14                    4                                8.25
  139           26       81                                                                7                                9.25
  140          100                                                   16                    4                                8.25
  141                                      119                                             1         H                     20.75
  142                                      179                                             1         I                     18.25
  143           26       81                                                                7                                9.25
  144          102                                                   14                    4                                8.25
  145           47                               129                                       4         G                      8.25
  146          102                                                   14                    4                                8.25
  147                                      179                                             1         H                     20.75
  148                                      143                                             1         H                     20.75
  149          102                                                   14                    4                                8.25
  150          102                                                   14                    4                                8.25
  151           83                                33                                       4         G                      8.25
  152           48       68                                                                4                                8.25
  153          102                                                   14                    4                                8.25
  154           48      128                                                                4                                8.25
  155                                      117                                             3         H                     20.75
  156          101                                                   15                    4                                8.25
  157                                      179                                             1         H                     20.75
  158           26       93                                                                7                                9.25
  159          102                                                   14                    4                                8.25
  160           47      129                                                                4                                8.25
  161           47       69                                                                4                                8.25
  162          102                                                   14                    4                                8.25
  163           48       68                                                                4                                8.25
  164                                      119                                             1         J                     18.25
  165           48       68                                                                4                                8.25
  166           26       93                                                                7                                9.25
  167          102                                                   14                    4                                8.25
  168           83                                33                                       4         G                      8.25
  169          101                                                   15                    4                                8.25
  170           49      127                                                                4                                8.25
  171          102                                                   14                    4                                8.25
  172           83                                33                                       4         G                      8.25
  173          101                                                   15                    4                                8.25
  174           48                                68                                       4         G                      8.25
  175           84                                32                                       4         G                      8.25
  176          121                                55                                       4         G                      8.25
  177           49       67                                                                4                                8.25
  178           83                                33                                       4         G                      8.25
  179          101                                                   15                    4                                8.25
  180           48       68                                                                4                                8.25
  181          102                                                   14                    4                                8.25
  182          144                                          12       12         8          4                                8.25
  183           47                               129                                       4         G                      8.25


FOOTNOTES TO APPENDIX II

1 "Prudential", "MSMC", "CIBC", "NCB, FSB", "Nationwide", "WaMu", "TIAA" and "UCMFI" denote Prudential Mortgage Capital Funding, LLC, Morgan Stanley Mortgage Capital Inc., CIBC Inc., NCB, FSB, Nationwide Life Insurance Company, Washington Mutual Bank, FA, Teachers Insurance and Annuity Association of America and Union Central Mortgage Funding, Inc. respectively, as Sellers.

2 The following loan pools represent multiple properties securing a single mortgage loan, and are designated by identical Roman Numeral coding:
     Mortgage Loan Nos. 26-29, 57-59, 63-64 and 66-68 (AmPad Portfolio, Community Portfolio, Ralphs - Apple Valley and Ralphs -Victorville and Dunnie Lai Multifamily Portfolio respectively). For the purpose of the statistical information set forth in this Prospectus Supplement as to such mortgage loans, a portion of the aggregate Cut-off Date Balance has been allocated to each mortgaged property based on respective appraised values and/or Underwritten Cash Flows. The following loan pool represents cross-collateralized/cross-defaulted properties securing multiple mortgage loans and is designated by identical alphabetical coding: Mortgage Loan Nos. 14-17 (Borders Portfolio). The following loan pool represents loans that are cross-defaulted and secured by the same mortgaged property and is designated by identical asterisk coding: Mortgage Loan Nos. 117-118 (Foley's Plaza Shopping Center). For the purpose of the statistical information set forth in this Prospectus Supplement as to such single-loan/multiple-property and cross-collateralized/cross-defaulted loan pools, certain credit statistics, including NOI DSCR, NCF DSCR, Implied DSCR, Cut-off Date LTV, Balloon LTV and Cut-off Date Balance per Unit or SF, are calculated on an aggregate basis.

     With respect to Mortgage Loan Nos. 117-118, Foley's Plaza Shopping Center, the loans are cross-defaulted, but secured by the same mortgaged property. Mortgage Loan No. 117 is secured by a first mortgage and is evidenced by a note dated May 21, 1997, having an original principal balance of $1,715,000.00, an original interest rate of 8.00%, and an original amortization period of 25 years with an original maturity date of June 1, 2004. The original note dated May 21, 1997 was modified on May 1, 2003 to provide for an interest rate of 6.05% commencing on June 1, 2003 and an amortization period of 25 years with a maturity date of May 1, 2013. Mortgage Loan No. 118 is evidenced by a note in the original principal amount of $145,189.16, having an interest rate of 6.05% and a maturity date of May 1, 2013, and is secured by a second mortgage that is subordinate to the mortgage securing Mortgage Loan No. 117.

     With respect to Mortgage Loan No. 1, Mall at Tuttle Crossing, the related loan documents permit the borrower to obtain a release of the lien of the related mortgage as to an "Expansion Parcel", provided that, among other conditions, (i) the DSCR for the loan will not be less than the DSCR for the loan immediately preceding the release, (ii) the lender receives rating agency confirmation of no downgrade, withdrawal, or qualification of the ratings of the certificates, and (iii) the lender receives an opinion from counsel stating, among other things, that the trust will maintain its status as a REMIC.

     With respect to Mortgage Loan Nos. 14-17, the Borders Portfolio, each borrower is permitted to obtain the release of its respective mortgaged property upon payment of an amount equal to 110% of the outstanding balance of the related note at the time of prepayment (the "Release Price") (which payment shall be applied first as a prepayment in full of the related note and the balance, on a pro rata basis, as a prepayment of the remaining cross-collateralized loans), together with the applicable prepayment premiums, and satisfaction of certain other conditions, including, but not limited to, providing evidence reasonably satisfactory to lender that (i) upon payment of the Release Price and the applicable prepayment penalties, the LTV of the remaining mortgaged properties does not exceed 65%, and (ii) the DSCR of the remaining properties will not be less than 1.25x.

     With respect to Mortgage Loan Nos. 26-29, the AmPad Portfolio, the loan allows the release of a portion of the collateral. After the lockout period, the borrower may obtain a release of one or more individual mortgaged properties from the mortgage lien in connection with a partial defeasance, provided that, among other conditions, (i) the borrower deposits defeasance collateral equal to 125% of the allocated loan amount of each released property, (ii) the DSCR of the remaining mortgaged properties is not less than the greater of the DSCR prior to the release and 1.40x, (iii) the LTV of the remaining mortgaged properties is equal to or less than 70%, and (iv) the lender receives rating agency confirmation of no downgrade, withdrawal, or qualification of the ratings of the certificates. In addition to defeasance, the related borrower has the right to partially prepay the loan up to an amount equal to 33.33% of the outstanding amount of the loan upon payment of a yield maintenance premium provided that, among other conditions, (i) the borrower deposits defeasance collateral equal to 125% of the allocated loan amount of each released property, (ii) the DSCR of the remaining mortgaged properties is not less than the greater of the DSCR prior to the release and 1.40x, (iii) the LTV of the remaining mortgaged properties is equal to or less than 70%, and
     (iv) the lender receives rating agency confirmation of no downgrade, withdrawal, or qualification of the ratings of the certificates.

     Additionally, with respect to Mortgage Loan Nos. 26-29, the AmPad Portfolio, the loan allows for a release of up to two individual mortgaged properties during the loan term by substituting each released property with a similar substitute property provided that, among other conditions, (i) the aggregate acquisition cost of all substituted properties does not represent more than 45% of the original aggregate acquisition cost of the four mortgaged properties at origination, (ii) the aggregate gross leaseable area for the substituted properties does not represent more than 50% of the aggregate leaseable area of all four of the original mortgaged properties, (iii) the DSCR of the remaining mortgaged properties is not less than the greater of the DSCR prior to the release and 1.40x, (iv) the NOI of any substitute property does not show a downward trend over the three years (to the extent available) immediately prior to the date of substitution, (v) the NOI and DSCR for the substitute property are greater than or equal to those of the substituted property, (vi) the lender receives a recent appraisal of the substitute property that is equal to or greater than the substituted property and (vii) the lender receives rating agency confirmation that such substitution will not result in a withdrawal, downgrade or qualification of the ratings of the certificates. The related loan documents further permit the release of the lien encumbering one mortgaged property upon an abandonment, if such mortgaged property has become uneconomic for tenant's continued use and occupancy in its business operations, provided that, among other conditions, (i) the DSCR of the remaining mortgaged properties is not less than the greater of the DSCR prior to the release and 1.40x, (ii) the NOI for the substitute property is greater than or equal to those of the substituted property, (iii) the lender receives a recent appraisal of the substitute property that is equal to or greater than the substituted property, and (iii) the lender receives rating agency confirmation that such substitution will not result in a withdrawal, downgrade or qualification of the ratings of the certificates.

     With respect to Mortgage Loan No. 46, Harriman Commons, the loan allows an unimproved portion of the collateral to be released without payment of a release price. Such release is conditioned upon, among other things, evidence that the remaining collateral complies with zoning regulations and constitutes a separate tax lot.

     With respect to Mortgage Loan No. 56, Danville Square Shopping Center, the borrower may obtain the release of a portion of the mortgaged property (the "Release Parcel") in the event that Bank of America, N.A., exercises its option to purchase the Release Parcel and certain requirements set forth in the deed of trust are satisfied, including but not limited to (i) payment of an amount equal to the lesser of (a) $300,000.00, or (b) the net sales proceeds from the sale of the Release Parcel (such payment to be applied as a prepayment of the principal balance of the loan) and (ii) payment of the applicable prepayment premium.

     With respect to Mortgage Loan Nos. 66-68, the Dunnie Lai Multifamily Portfolio, the loan allows the release of a portion of the collateral upon, among other things, (i) defeasance of 125% of the allocated loan amount for the released property, (ii) a DSCR for the remaining unreleased mortgaged properties of not less than the greater of 1.30x and the DSCR for all mortgaged properties immediately prior to such release and (iii) an LTV for the remaining unreleased mortgaged properties of not greater than the lesser of 75.0% and the LTV for all of the mortgaged properties immediately prior to such release.

3 The Cut-off Date is December 1, 2003 for any mortgage loan that has a due date on the first day of each month. For purposes of the information contained in this Prospectus Supplement, we present the loans as if scheduled payments due in December 2003 were due on December 1, 2003, not the actual day on which such scheduled payments were due.

     With respect to Mortgage Loan No. 6, 3 Times Square, the mortgage loan has a Cut-off Date of November 15, 2003. For purposes of the information contained in this Prospectus Supplement, the 3 Times Square Pari Passu Loan is presented with a December 2003 due date of December 15, 2003.

     With respect to Mortgage Loan No. 23, 600 Willowbrook Office Park, the mortgage loan has a Cut-off Date of December 3, 2003, the origination date of such mortgage loan.

     With respect to Mortgage Loan No. 4, 609 Fifth Avenue, the mortgage on the property secures a loan in the total original principal amount of $102,000,000. The loan is evidenced by an A-1 Note in the original principal amount of $64,000,000, an A-2 Note in the original principal amount of $20,000,000 and an A-3 Note in the original principal amount of $18,000,000. The A-2 Note and A-3 Note are assets of the trust. The A-1
     Note is pari passu with the subject A-2 Note and A-3 Note. The A-1 Note was transferred to the GMAC Commercial Mortgage Securities, Inc. Series 2003-C3 Trust ("GMAC 2003-C3 Trust"). The borrower is required to make monthly payments to the servicer of the GMAC 2003-C3 Trust. The servicer, in turn, pays the holders of the A-1 Note, the A-2 Note and the A-3 Note on a pari passu basis. All required escrows are maintained by the servicer of the GMAC 2003-C3 Trust. The holder of the A-1 Note has the right to control any workout or other remedies, with losses shared pari passu with the A-2 Note and A-3 Note pursuant to an intercreditor agreement by and between the holder of the A-1 Note, the A-2 Note and the A-3 Note. The NOI DSCR, NCF DSCR, Implied DSCR, Cut-off Date LTV, Balloon LTV and Cut-off Date Balance per Unit or SF are based on the entire $102,000,000 financing (the A-1 Note, A-2 Note and A-3 Note combined). Please see Appendix IV for more details.

     With respect to Mortgage Loan No. 6, 3 Times Square, the mortgage on the property secures a senior loan in the total original principal amount of $169,262,690. The loan is evidenced by an A-1 Note in the original principal amount of $99,566,288, an A-2 Note in the original principal amount of $34,848,201, an A-3 Note in the original principal amount of $34,848,201 and a subordinate B Note in the original principal amount of $94,822,791. The A-3 Note will be an asset of the trust. The A-1 Note and the A-2 Note are pari passu with the subject A-3 Note. The A-1 Note was transferred to the Bear Stearns Commercial Mortgage Securities Trust 2003-PWR2 ("2003-PWR2 Trust") and the A-2 Note was transferred to the Morgan Stanley Capital I Trust 2003-IQ5. The borrower is required to make monthly payments to the servicer of the 2003-PWR2 Trust. The servicer, in turn, pays the holders of the A-1 Note, the A-2 Note and the A-3 Note on a pari passu basis and the holder of the B Note on a subordinate basis. All required escrows are maintained by the servicer of the 2003-PWR2 Trust. The holder of the B Note has the right to control any workout or other remedies until certain events occur. The NOI DSCR, NCF DSCR, Implied DSCR, Cut-off Date LTV, Balloon LTV and Cut-off Date Balance per Unit SF are based on the $169,262,690 portion of the entire senior loan (the A-1 Note, A-2 Note and A-3 Note, combined). Please see Appendix IV for more details.

     With respect to Mortgage Loan No. 7, WestShore Plaza, the mortgage on the property secures a loan in the total original principal amount of $100,000,000. The loan is evidenced by an A-1 Note in the principal amount of $66,000,000 and an A-2 Note in the principal amount of $34,000,000. The A-2 Note will be an asset of the trust. The A-1 Note is pari passu with the subject A-2 Note. The A-1 Note was transferred to the Bear Stearns Commercial Mortgage Securities Trust Series 2003-TOP12 (the "2003-TOP12 Trust"). The borrower is required to make monthly payments to the servicer of the 2003-TOP12 Trust. The servicer, in turn, pays the holders of the A-1 Note and the A-2 Note on a pari passu basis. All required escrows are maintained by the servicer of the 2003-TOP12 Trust. The holder of the A-1 Note has the right to control any workout or other remedies, with losses shared pari passu by the A-1 Note and the A-2 Note pursuant to an intercreditor agreement. The Underwritable NOI, Underwritable Cash Flow, NOI DSCR, NCF DSCR, Cut-off Date LTV, Balloon LTV and Cut-off Date Balance per Unit or SF are based on the entire $100,000,000 financing (the A-1 Note and A-2 Note combined). Please see Appendix IV for more details.

     With respect to Mortgage Loan No. 12, Hidden Lake Apartments, the loan is evidenced by a note dated November 17, 2000, having an original principal balance of $15,000,000, a variable interest rate and an original maturity date of November 10, 2003. The original note dated November 17, 2000 was modified on April 24, 2003 to increase the principal balance of the loan to $17,000,000, with a variable interest rate and the same original maturity date and further modified on September 24, 2003 to increase the principal balance of the loan to $18,700,000, with a fixed interest rate of 6.00% and a maturity date of October 10, 2013.

     With respect to Mortgage Loan Nos. 63-64, Ralphs - Apple Valley and Ralphs
     - Victorville, the loan is evidenced by a note dated October 18, 1996, having an original principal balance of $5,300,000.00, an original interest rate of 8.00%, and an original amortization period of 25 years with a maturity date of November 10, 2016. The original note dated October 18, 1996 was modified on September 10, 2003, to provide for an interest rate of 5.55% commencing on October 10, 2003, with an amortization period of 158 months and a maturity date of November 10, 2016.

     With respect to Mortgage Loan No. 98, Ralphs - Ontario, the loan is evidenced by a note dated October 18, 1996, having an original principal balance of $2,600,000.00, an original interest rate of 8.00%, and an original amortization period of 20 years with a maturity date of November 10, 2016. The original note dated October 18, 1996 was modified on September 10, 2003, to provide for an interest rate of 5.45% commencing on October 10, 2003, with an amortization period of 158 months and a maturity date of November 10, 2016.

     With respect to Mortgage Loan Nos. 117-118, Foley's Plaza Shopping Center, the loan is evidenced by a note dated May 21, 1997, having an original principal balance of $1,715,000.00, an original interest rate of 8.00%, and an original amortization period of 25 years with an original maturity date of June 4, 2004. The original note dated May 21, 1997 was modified on May 1, 2003 to provide for an interest rate of 6.05% commencing on June 1, 2003 and an amortization period of 25 years with a maturity date of May 1, 2013.

     With respect to Mortgage Loan No. 4, 609 Fifth Avenue, a mezzanine loan was made in the amount of $10,500,000 (which amount may be increased by $4,500,000 to $15,000,000 upon the mortgaged property satisfying certain occupancy requirements relating to the American Girl Place Incorporated space as set forth in the related mezzanine loan documents) to the owner of 100% of the membership interests of the borrower. The 609 Fifth Avenue mezzanine loan is secured by, among other things, a pledge of 100% of the 609 Fifth Avenue mezzanine loan borrower's membership interest in the 609 Fifth Avenue mortgage loan borrower. The 609 Fifth Avenue mezzanine loan is not secured by the mortgaged property securing the loan. Please see Appendix IV for further detail.

     With respect to Mortgage Loan No. 6, 3 Times Square, the borrower has additional secured, subordinate financing in the form of a $94,822,791 B Note.

     With respect to Mortgage Loan No. 11, Country Club Mall, the mortgage encumbering the mortgaged property also secures a subordinated promissory note which is not included in the trust and which has an original principal balance of $6,500,000 (the "B Note"). The borrower may increase the principal balance of the B Note to $7,300,000.00 by obtaining an additional advance of $800,000, provided that the borrower meets certain requirements set forth in the B Note and the funding for such advance occurs on or before September 29, 2005. The borrower is also permitted to obtain additional secured financing after the earlier to occur of (i) September 29, 2005 or (ii) 6 months after the transfer of the loan to the trust, provided that (i) the aggregate indebtedness encumbering the mortgaged property does not exceed an LTV ratio of 85% and (ii) the DSCR of the loan, the B Note and the additional secured financing, taken as a whole, is at least 1.10x.

     With respect to Mortgage Loan No. 2, 840 N. Michigan, an unaffiliated third party made a mezzanine loan in the amount of $10,734,961 (which mezzanine loan may be increased by not more than $6,000,000 to an amount up to $16,734,961, subject to the terms of and satisfaction of certain requirements set forth in the mezzanine loan documents) to the owner of 100% of the membership interests of the borrower. The 840 N. Michigan mezzanine loan is secured by, among other things, a pledge of 100% of the 840 N. Michigan mezzanine loan borrower's membership interest in the 840 N. Michigan mortgage loan borrower. The 840 N. Michigan mezzanine loan is not secured by the mortgaged property securing the loan. Please see Appendix IV for further detail.

     With respect to Mortgage Loan No. 83, Kings Crossing Apartments, the borrower has additional unsecured, subordinate financing in the form of a $660,000 loan from an affiliate of the borrower. The subordinate lender entered into a subordination and standstill agreement with the lender.

     With respect to Mortgage Loan No. 6, 3 Times Square, either of the two non-SPE members of the borrower have the right, at any time from and after May 19, 2006, to purchase the membership interest of the other non-SPE member pursuant to and in accordance with certain provisions in the borrower's operating agreement and, to the extent applicable, the transfer restrictions in the related mortgage, and such purchasing member has the right to finance a portion of the purchase price with a note (in an amount not greater than 80% of the purchase price) secured by a pledge of the interest being purchased and 20% of such member's interest in the borrower (before the purchase).

     With respect to Mortgage Loan No. 36, Fox Rest Woods I, the members of the borrower may, in the future, pledge their membership interests in the borrower, as security for a mezzanine loan, subject to, among other things,
     (i) such mezzanine financing is in connection with the sale of the mortgaged property to a third party or in the sponsor's purchase of a property known as Fox Rest Woods II (which property is not an asset of the trust), (ii) the combined mortgage loan and mezzanine loan does not exceed 80% of the mortgaged property's fair market value, and (iii) receipt of rating agency confirmation of no downgrade, qualification or withdrawal of the ratings of the certificates.

4 The indicated NOI DSCR, NCF DSCR, Cut-Off Date LTV and Balloon LTV reflect current scheduled payments as of the Cut-off Date for all mortgage loans, except that with respect to Mortgage Loan Nos. 1, 4 and 8 (Mall at Tuttle Crossing, 609 Fifth Avenue and Woodhawk Apartments respectively), where periodic payments are interest-only for a certain amount of time after origination after which date the mortgage loan amortizes principal for the remaining term of the mortgage loan, the calculation of NOI DSCR and NCF DSCR reflects the annualized amount of debt service that will be payable under the mortgage loan after the beginning of the amortization term of the mortgage loan.

     DSCR and LTV calculations with respect to Mortgage Loans secured by underlying cooperative properties are calculated based upon the Underwritable Cash Flow (as such definition pertains to residential cooperative properties) and Value Co-Op Basis (See Glossary of Terms).

5 Implied DSCR is based on an assumed constant of 8.0%, as defined herein. This number is calculated by dividing the underwritten cash flow by 8.0% of the Cut-Off Date Balance.

6 In general for each mortgaged property, "Percent Leased" was determined based on a rent roll or lease verification letter provided by the borrower. "Percent Leased as of Date" indicates the date as of which "Percent Leased" was determined based on such information.

7 With respect to Mortgage Loan No. 174, East 54th Street Housing Corp., the related loan encumbers both the fee and subleasehold interest of the borrower in the related property.

8    The "Grace Period" shown is grace period to charge late fee.

9 The "Original Amort. Term" shown is the basis for determining the fixed monthly principal and interest payment as set forth in the related note. Due to the Actual/360 interest calculation methodology applied to some mortgage loans, the actual amortization to a zero balance for such loans may be longer.

     With respect to the Mortgage Loan No. 6, 3 Times Square, the amortization schedule can be found on the attached diskette "MSCI 2003-IQ6.xls" accompanied with this Prospectus Supplement.

10 With respect to Mortgage Loan No. 1, Mall at Tuttle Crossing, monthly payments are interest-only until December 5, 2006 when they are required to be principal and interest. When the principal and interest payments begin, interest will continue to be calculated on an "actual/360" basis and will be based on a 360 month amortization schedule. The NCF DSCR is currently estimated at 2.59x.

     With respect to Mortgage Loan No. 4, 609 Fifth Avenue, monthly payments are interest-only until November 7, 2006 when they are required to be principal and interest. When the principal and interest payments begin, interest will continue to be calculated on an "actual/360" basis and will be based on a 360 month amortization schedule. The NCF DSCR is currently estimated at 1.52x.

     With respect to Mortgage Loan No. 8, Woodhawk Apartments, monthly payments are interest-only until through and including the payment date on December 1, 2006. Commencing on the payment date on January 1, 2007 and on each monthly payment date thereafter, monthly payments are required to be principal and interest. When the principal and interest payments begin, interest will continue to be calculated on an "actual/360" basis and will be based on a 30 year amortization schedule. The NCF DSCR is currently estimated at 1.76x.

11 The "Current Value" for the Mortgage Loans is derived either from an updated appraisal report or calculated by applying a capitalization rate from a recent third-party market study to the underwritten net operating income of such mortgaged property or properties. The "Source of Value" column indicates whether the valuation is determined from an appraisal or a third party market study.

12 The "Rental Value" of a residential cooperative property is based on the appraised value assuming that the subject property is operated as a multifamily rental property with rents set as prevailing market rates taking into account the presence of existing rent controlled or rent stabilized occupants. "Sponsor Units" refers to the number of units owned by the original sponsor responsible for the property's conversion into cooperative ownership. A sponsor may rent its units or opt to market them for sale (either individually or in whole). "Investor Units" refers to a bulk number of units owned by a non-tenant investor(s), who can rent or sell the units. "Coop Units" refers to the number of units owned by the cooperative corporation, the borrower. In this capacity, the cooperative may manage its units as an investor would or use the units for the benefit of its cooperative members. Sponsor carry is the sponsor or investor's net cash flow calculated by subtracting maintenance charges on the sponsor or investor owned units from the actual rents collected on such units. "Committed Secondary Debt" indicates the current amount of the subordinate lien encumbering the respective cooperative property.

13 "Largest Tenant" refers to the tenant that represents the greatest percentage of the total square footage at the mortgaged property, "Second Largest Tenant" refers to the tenant that represents the second greatest percentage of the total square footage and "Third Largest Tenant" refers to the tenant that represents the third greatest percentage of the total square footage at the mortgaged property. In certain cases (or unless otherwise noted), the data for tenants occupying multiple spaces include square footage only from the primary spaces sharing the same expiration date, and may not include minor spaces with different expiration dates.

14 For "Tax Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances, the amount of the escrow may be capped or collected only for certain periods of such mortgage loan and/or may not be replenished after a release of funds.

15 For "Capital Expenditure Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances, the amount of the escrow may be capped or collected only for certain periods of such mortgage loan and/or may not be replenished after a release of funds.

16 For "TI/LC Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances the amount of the escrow may be capped or collected only for certain periods of time and/or may not be replenished after a release of funds. The weighted average percentage of mortgage loans disclosed as having TI/LC cash or letter of credit reserves in place considers only mortgage loans on commercial properties, excluding multifamily, manufactured housing community, land and self storage mortgaged properties.

17 "Other Escrow Description" indicates any other types of escrow required, or in certain cases letter of credit required, other than Insurance, Tax, Capital Expenditure and TI/LC. In certain cases, the letter of credit may represent additional security from a tenant, and may therefore be relinquished when such tenant leaves the property at lease expiration.

18 "Springing Escrow Description" indicates the type of escrow required to be funded in the future and/or upon the occurrence of certain future events as outlined in the respective loan documents.

19 "Initial Capital Expenditures Escrow Requirement" indicates the amount of the escrow, or in certain cases the letter of credit, that was deposited at loan closing.

20 "Monthly Capital Expenditure Escrow Requirement" indicates the monthly amount designated for the Capital Expenditure Escrow in the loan documents for such mortgage loan. In certain cases, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

21 "Current Capital Expenditure Escrow Balance" generally indicates the balance or, in certain cases, a letter of credit, in place as of or around December 2003.

22 "Initial TI/LC Escrow Requirement" indicates the amount of the escrow, or in certain cases the letter of credit, that was deposited at loan closing.

23 "Monthly TI/LC Escrow Requirement" indicates the monthly amount designated for the Tenant Improvements and Leasing Commissions Escrow in the loan documents for such mortgage loan. In certain instances, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

24 "Current TI/LC Escrow Balance" generally indicates the balance or, in certain cases, a letter of credit, in place as of or around December 2003.

25 "Seasoning" represents the number of payments elapsed from the earlier of the "First Payment Date (P&I)" or "First Payment Date (IO)" to the Cut-off Date.

26 The ""Prepayment Code"" includes the number of loan payments from the first Due Date to the stated maturity. "LO" represents the lockout period. "DEF" represents defeasance. "DEF/YM1" represents defeasance or the greater of yield maintenance and 1.0%. "YM1" represents the greater of yield maintenance and 1.0%. "YM" represents yield maintenance. "3.0%", "2.0%" and "1.0%" represent the penalty percentages to be paid of the outstanding balance at the time the loan is prepaid. "Open" represents the number of payments, including the maturity date, at which principal prepayments are permitted without payment of a prepayment premium. For each mortgage loan, the number set forth under a category of ""Prepayment Code"" represents the number of payments in the Original Term to Maturity for which such provision applies.

27 Mortgage Loans with associated Yield Maintenance Prepayment Premiums are categorized according to unique Yield Maintenance formulas. There are 10 different Yield Maintenance formulas represented by the loans in the subject mortgage loan pool. The different formulas are referenced by the letters "A", "B", "C", "D", "E", "F", "G", "H", "I" and "J". Exceptions to formulas are shown below formulas. Descriptions of these yield maintenance formulas are listed beginning on page II-6. Numerical references and sections refer back to the original loan documents.

28 The "Administrative Cost Rate" indicated for each mortgage loan will be calculated based on the same interest accrual method applicable to each mortgage loan.

YIELD MAINTENANCE FORMULAS

A.   THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

     The greater of either (i) 1.0% of the outstanding principal balance of the Note at the time of prepayment; or (ii) an amount equal to the sum of (a) the present value of the scheduled monthly payments due under the Note from the date of prepayment to the maturity date of the Note, and (b) the present value of the amount of principal and interest due under the Note on the maturity date of the Note (assuming all scheduled monthly payments due prior to the maturity date of the Note were made when due), minus (c) the outstanding principal balance of the Note as of the date of prepayment. The present values described in (a) and (b) shall be computed on a monthly basis as of the date of prepayment discounted at the yield-to-maturity of the U.S. Treasury Note or Bond closest in maturity to the maturity Date of the Note as reported in the Wall Street Journal (or, if the Wall Street Journal is no longer published, as reported in such other daily financial publication of national circulation which shall be designated by the holder of the loan) on the fifth (5th) business day preceding the date of prepayment (plus, in the case of Mortgage Loan No. 11, Country Club Mall, fifty (50) basis points). Notwithstanding the foregoing or any other provision in the Note to the contrary, if the holder of the loan elects to apply insurance proceeds, condemnation awards, or any escrowed amounts, if applicable, to the loan, no Prepayment Premium shall be due or payable as a result of such application, and the monthly installments due and payable hereunder shall be reduced accordingly.

B.   THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

     An amount equal to the greater of (i) one percent (1%) of the principal amount being prepaid or (ii) the present value of a series of payments each equal to the Payment Differential and payable on each Payment Date over the remaining original term of this Note through and including the Maturity Date, discounted at the Reinvestment Yield for the number of months remaining as of the date of such prepayment to each such Payment Date and the Maturity Date.

     "Payment Differential" shall mean an amount equal to (i) the Note Rate less the Reinvestment Yield, divided by (ii) twelve (12) and multiplied by (iii) the principal sum outstanding under this Note after application of the constant monthly payment due under this Note on the date of such prepayment, provided that the Payment Differential shall in no event be less than zero.

     "Reinvestment Yield" shall mean an amount equal to the lesser of (i) the yield on the U.S. Treasury issue (primary issue) with a maturity date closest to the Maturity Date, or (ii) the yield on the U.S. Treasury issue (primary issue) with a term equal to the remaining average life of the indebtedness evidenced by this Note, with each such yield being based on the bid price for such issue as published in the Wall Street Journal on the date that is fourteen (14) days prior to the date of such prepayment set forth in the notice of prepayment (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield.

C.   THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

     The greater of (i) an amount equal to the product of the Prepayment Percentage times the Prepayment Date Principal, or (ii) the amount by which the sum of the Discounted Values of Note Payments, calculated using the Discount Rate, exceeds the Prepayment Date Principal. In order to calculate
     (ii) in the foregoing, each remaining Note Payment will be discounted and the resulting Discounted Values will be added together.

     The following definitions apply:

     "Discount Rate" means the yield on a U.S. Treasury issue selected by the holder of the loan, as published in the Wall Street Journal, two weeks prior to prepayment, having a maturity date corresponding (or most closely corresponding, if not identical) to the maturity date of the Note, and, if applicable, a coupon rate corresponding (or most closely corresponding, if not identical) to the fixed interest rate provided in the Note.

     "Discounted Value" means the Discounted Value of a Note Payment based on the following formula:

     NP/(1+R/12)[n] = Discounted Value, where:

     NP = Amount of Note Payment

     R = Discount Rate or Default Discount Rate as the case may be.

     n = The number of months between the date of prepayment and the scheduled date of Note Prepayment being discounted rounded to the nearest integer.

     "Note Payments" means (i) the scheduled monthly installments of principal and interest due under the Note for the period from the date of prepayment through and including the maturity date of the Note and (ii) the scheduled repayment of principal, if any, on the maturity date of the Note.

     "Prepayment Date Principal" means the principal on the date of prepayment.

     "Prepayment Percentage" means one percent (1.0%).

D.   THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

     An amount equal to the greater of (i) one percent (1%) of the principal balance of this Note being prepaid, or (ii) the product of (A) the ratio of the amount of the principal balance of this Note being prepaid over the outstanding principal balance of this Note on the Prepayment Date (after subtracting the scheduled principal payment on such Prepayment Date), multiplied by (B) the present value as of the Prepayment Date of the remaining scheduled payments of principal and interest from the Prepayment Date through the Maturity Date (including any balloon payment determined by discounting such payments at the Discount Rate (as hereinafter defined) less the amount of the outstanding principal balance of this Note on the Prepayment Date (after subtracting the scheduled principal payment on such Prepayment Date). The "Discount Rate" is the rate which, when compounded monthly, is equivalent to the Treasury Rate (as hereinafter defined), when compounded semi-annually. The "Treasury Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. government securities/Treasury constant maturities for the week ending prior to the Prepayment Date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date. (in the event Release H.15 I no longer published, Lender shall select a comparable publication to determine the Treasury Rate.) Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration. "Loan Year" as used in this Note shall mean each 365 or 366, if applicable, day period after the first day of the first calendar month after the date of this Note (or the date of this Note if it is dated the first day of a calendar month). The "Prepayment Date" shall be the date on which Lender receives the Yield Maintenance Premium.

E.   THE PREPAYMENT CONSIDERATION SHALL BE EQUAL TO:

     The greater of (i) the sum of (A) the present value of the scheduled monthly payments on the Note from the date of prepayment to the maturity date of the Note, plus (B) the present value of the amount of the principal and interest due on the maturity date of the Note (assuming all scheduled monthly payments due prior to the maturity date of the Note were made when due), minus (C) the outstanding principal balance of the Note as of the date of prepayment; or (ii) 1.0% of the outstanding principal balance of the Note as of the date of prepayment. The present values described in items (i) (A) and (i) (B) above are to be computed on a monthly basis as of the date of prepayment, discounted at the yield to maturity of the U.S. Treasury Note or Bond that is closest in maturity to the maturity date of the Note as reported in the Wall Street Journal on the fifth business day preceding the date of prepayment. In the event the Wall Street Journal is no longer published, the holder of the loan shall select a comparable publication to determine the yield to maturity of the U.S. Treasury Notes or Bonds. The holder of the loan shall notify Borrower of the amount and the basis of determination of the required Prepayment Premium, which shall be conclusive except in the case of manifest error.

F.   THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

     The greater of (i) 1.0% of the unpaid principal balance of the Note, or
     (ii) the sum of (a) the present value of the scheduled monthly payments due under the Note from the date of prepayment to the First Modified Rate Effective Date (if prepayment occurs before such date), the Second Modified Rate Effective Date (if prepayment occurs after the First Modified Rate Effective Date but before the Second Modified Rate Effective Date) or the maturity date of the Note (if prepayment occurs after the First Modified Rate Effective Date and the Second Modified Rate Effective Date) and (b) the present value of the amount of principal and interest due under the Note on the First Effective Rate Effective Date (if prepayment occurs after the First Modified Rate Effective Date but before the Second Modified Rate Effective Date), the Second Modified Rate Effective Date (if prepayment occurs after the First Modified Rate Effective Date but before the Second Modified Rate Effective Date) or the maturity date of the Note (if prepayment occurs after the First Modified Rate Effective Date and the Second Modified Rate Effective Date) (assuming all scheduled monthly payments due prior to such date were made when due); minus (c) the unpaid principal balance of the Note as of the date of prepayment. The present values described in clauses (a) and (b) shall be computed on a monthly basis as of the date of prepayment discounted at the yield to maturity of the U.S. Treasury Note or Bond closest in maturity to the First Modified Rate Effective Date (if prepayment occurs before such date), the Second Modified Rate Effective Date (if prepayment occurs after the First Modified Rate Effective Date but before the Second Modified Rate Effective Date) or the maturity date of the Note (if prepayment occurs after the First Modified Rate Effective Date and the Second Modified Rate Effective Date) as reported in the Wall Street Journal (or, if the Wall Street Journal is no longer published, as reported in such other daily financial publication of national circulation which shall be designated by the holder of the loan) on the fifth business day preceding the date of prepayment.

     The "First Modified Rate Effective Date" shall mean: on or about July 10, 2003, the holder of the loan may notify the borrower of the interest rate which is the holder's then prevailing rate for loans with a term of six (6) years then being originated by such holder of the loan on comparable properties (the "First Modified Rate"). If the borrower accepts the First Modified Rate in order to extend the term of the Note an additional seventy-two (72) months, the First Modified Rate shall become effective on November 10, 2003 (the "First Modified Rate Effective Date").

     The "Second Modified Rate Effective Date" shall mean: on or about July 10, 2009, the holder of the loan may notify the borrower of the interest rate which is the holder's then prevailing rate for loans with a term of seven
     (7) years then being originated by such holder on comparable properties (the "Second Modified Rate"). If the borrower accepts the Second Modified Rate in order to extend the term of the Note an additional eighty-four (84) months, the Second Modified Rate shall become effective on November 10, 2009 (the "Second Modified Rate Effective Date").

G.   THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

     The sum of (x) the product obtained by multiplying (A) the excess of interest rate stated in the related promissory note over the yield rate on publicly traded current coupon United States Treasury bonds, notes or bills having the closest matching maturity date to the maturity date of the promissory note, as such yield rate is reported in the Wall Street Journal or similar business publication of general circulation on the fifth business day preceding the noticed prepayment date or, if no yield rate on publicly traded current coupon United States Treasury bonds, notes or bills is obtainable, at the yield rate of the issue most closely equivalent to such United States Treasury bonds, notes or bills, as determined by the payee by (B) the number of years and fraction thereof remaining between the noticed prepayment date and the maturity date of the promissory note by (C) the outstanding principal amount of the promissory note, plus (y) the amount of out-of-pocket costs and expenses which would be required to reinvest the amount so prepaid including, but not limited to, estimated transaction and processing fees and costs, estimated legal fees and disbursements and estimated brokerage fees and costs, all as reasonably determined by the payee.

H.   THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

     (A) the greater of 1.0% of the outstanding principal balance of the Note at the time of Prepayment, or the Make-Whole Amount, plus (B) the amount of reasonable out-of-pocket costs and expenses (as determined by the holder of the loan) incurred in reinvesting the principal of the loan, together with the Prepayment Premium, in United States Treasury Bonds or Notes, including without limitation, transaction and processing fees and costs and legal fees and brokerage expenses, which such out-of-pocket costs and expenses shall not exceed the amount set forth in the related note.

     The "Make-Whole Amount" shall mean an amount which, when added to the principal balance of the Note at the time of Prepayment, will equal a total amount which will then earn, if invested in a United States Treasury Bond or Note of comparable remaining maturity and if discounted to its present value, the same percent per annum yield to maturity that the holder of the loan would have realized had the loan not been prepaid.

I.   THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

     The greater of (1) an amount added to the principal balance prepaid, so that the total amount prepaid earns, when invested in a United States Treasury Bond or Note of comparable remaining maturity and when discounted to present value, the same percent per annum yield to maturity that the holder of the loan would have realized had the loan not been prepaid, or
     (2) 1.0% of the then outstanding principal balance hereof at the time of the prepayment, plus any reasonable out-of-pocket costs and expenses incurred by such holder of the loan in reinvesting the prepaid loan principal and the amount determined pursuant to (1) above in United States Treasury Bonds or Notes, including without limitation, transaction and processing fees and costs, legal fees and brokerage expenses, not to exceed in the aggregate $2,500.00.

J.   THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

     (A) The greater of 1.0% of the outstanding principal balance of the Note at the time of Prepayment, or the Make-Whole Amount.

     The "Make-Whole Amount" shall mean an amount which, when added to the principal balance of the Note at the time of Prepayment, will equal a total amount which will then earn, when invested in a United States Treasury Bond or Note of comparable remaining maturity and if discounted to its present value, the same percent per annum yield to maturity that the holder of the loan would have realized had the loan not been prepaid.

APPENDIX III
CERTAIN CHARACTERISTICS OF LOAN GROUP 2

---------------------------------------------------------------------------------------------------------------------------------


MORTGAGE  MORTGAGE
LOAN NO.  LOAN SELLER  PROPERTY NAME                          STREET ADDRESS                                  CITY
---------------------------------------------------------------------------------------------------------------------------------
    8     CIBC         Woodhawk Apartments                    1000 Johnanna Drive                             Ross Township
   10     Prudential   Club Pacifica Apartments               21042 East Arrow Highway                        Covina
   12     TIAA         Hidden Lake Apartments                 1015 NW 21st Avenue                             Gainesville
   13     Prudential   Copper Beech Townhomes                 2525 Klondike Road                              West Lafayette
   18     CIBC         International Residences               8722 Cinnamon Creek                             San Antonio
   22     CIBC         5-19 Delavan Street                    5-19 Delavan Street                             Brooklyn
   32     Nationwide   Eagles Landing Apartments              3980 North Major Drive                          Beaumont
   36     Prudential   Fox Rest Woods I                       8801 Hunting Lane                               Laurel
   39     Prudential   Stonetree Apartments                   2414 Stone Road                                 East Point
   42     TIAA         Stone Avenue Standard Apartments       1800 North Stone Avenue                         Tucson
   48     Prudential   Crosby Pointe Apartments               1115 Elway Street                               St. Paul
   50     Nationwide   Lighthouse Square Apartments           385 Redding Road                                Lexington
   52     CIBC         Willow Lake Apartments                 2508 10th Avenue North                          Lake Worth
   65     Prudential   Somerset Park Apartments               1101, 1201-1205 Madeira Drive SE                Albuquerque
   71     NCB, FSB     245 E. 25th Realty Corp.               245 East 25th Street                            New York
   73     Prudential   Oakley Shoals Apartments               6295 Oakley Road                                Union City
   74     Prudential   Woodway Court Apartments               8100 Pinebrook Drive                            San Antonio
   82     NCB, FSB     Coronet Owners, Inc.                   63-11 Queens Boulevard                          Woodside
   83     Prudential   Kings Crossing Apartments              7241 Old Kings Road                             Jacksonville
   86     NCB, FSB     Bayview Owners Corp.                   242-304 Bay 17th Street                         Brooklyn
   87     NCB, FSB     Weskora Owners' Corporation            30 North Broadway                               White Plains
   89     NCB, FSB     2525 Nostrand Owners Corporation       2525 Nostrand Avenue                            Brooklyn
   92     NCB, FSB     Parkway and C Owners Corp.             403-421 Avenue C                                Brooklyn
   101    NCB, FSB     175 Main Avenue Owners, Inc.           175 Main Avenue                                 Wheatley Heights
   103    WaMu         337 W 30th St.                         337 West 30th Street                            New York
   104    WaMu         345 W 30th St.                         345 W. 30th Street                              New York
   105    Prudential   Chateau Normandy Apartments            1401 Lewisville Road                            Minden
   106    NCB, FSB     3101 Apt. Inc.                         3101 Ocean Parkway                              Brooklyn
   108    NCB, FSB     Kent Victoria Apartments, Inc.         90-02 63rd Drive                                Rego Park
   110    NCB, FSB     185 Marine Ave. Tenants Corp.          185 Marine Avenue                               Brooklyn
   111    NCB, FSB     Picasso Way Owners, Inc.               Middle Country Road                             Middle Island
   112    NCB, FSB     145-95 Apt Inc.                        145 95th Street                                 Brooklyn
   113    NCB, FSB     1080 Warburton Corp.                   1080 Warburton Avenue                           Yonkers
   121    NCB, FSB     Alden Properties Tenants Corp.         300 North Broadway                              Yonkers
   122    NCB, FSB     325 Main Street Owners Corp.           325 Main Street                                 White Plains
   123    NCB, FSB     Thwaites Terrace House Owners Corp.    665 Thwaites Place                              Bronx
   126    NCB, FSB     4315 Webster Owners, Inc.              4315 Webster Avenue                             Bronx
   127    NCB, FSB     Cedarhurst Park Corp.                  257-291 Cedarhurst Avenue                       Cedarhurst
   128    NCB, FSB     Fortham House Realty Corp.             9524 Fort Hamilton Parkway                      Brooklyn
   132    NCB, FSB     Crocheron Tenants Corp.                171-10 Crocheron Avenue                         Auburndale
   136    NCB, FSB     Claridge Apartment Corporation         50 Hill Park Avenue                             Great Neck
   137    NCB, FSB     Utopia Tenants Corp.                   37-15 Utopia Parkway                            Auburndale
   138    NCB, FSB     The Colonial House Tenant Corp.        167 Centre Avenue                               New Rochelle
   140    NCB, FSB     140-50 Burden Crescent Owners Corp.    140-50 Burden Crescent                          Briarwood
   144    NCB, FSB     Oak Drive Mutual Housing Company, Inc. 3260 Cruger Avenue                              Bronx
   145    NCB, FSB     2790 Broadway Owners Corp.             2790 Broadway                                   New York
   146    NCB, FSB     70-80 Gibson Blvd. Owners Inc.         70-80 Gibson Blvd.                              Valley Stream
   150    NCB, FSB     43 North Forest Avenue Owners Corp.    43 North Forest Avenue                          Rockville Centre
   153    NCB, FSB     Nagle House, Inc.                      240 Nagle Avenue                                New York
   156    NCB, FSB     Victory Apartments, Inc.               86-04 Grand Avenue                              Elmhurst
   162    NCB, FSB     75 Maine Avenue Owners Corp.           75 Maine Avenue                                 Rockville Centre
   172    NCB, FSB     Carolin Gardens, Inc.                  43-13; 43-17; 43-25; 43-31; 43-37 47th Street   Sunnyside
   175    NCB, FSB     334 East 5th Street Incorporated       334 East 5th Street                             New York
   176    NCB, FSB     84-88 Charles St. Owners Corp.         84-88 Charles Street                            New York
   177    NCB, FSB     Casa Balcona Terrace Cooperative, Inc. 8300 E. Jefferson Avenue                        Detroit
   182    NCB, FSB     Lambert Owners, Inc.                   1791 Lanier Place, NW                           Washington

-------------------------------------------------------------------------------------------------------------------------------
                                                                                                             STUDIOS
                                                                          CUT-OFF DATE                       -------
MORTGAGE  MORTGAGE                                           CUT-OFF DATE    BALANCE     UTILITIES      NO. OF    AVG RENT
LOAN NO.  LOAN SELLER  COUNTY               STATE  ZIP CODE    BALANCE ($)  PER UNIT  PAID BY TENANT     UNITS     PER MO.
-------------------------------------------------------------------------------------------------------------------------------
    8     CIBC         Allegheny             PA     15237     $23,200,000    $53,211        Yes            NAP         NAP
   10     Prudential   Los Angeles           CA     91724     $20,421,583    $88,024        Yes            NAP         NAP
   12     TIAA         Alachua               FL     32609     $18,662,675    $71,780        Yes            NAP         NAP
   13     Prudential   Tippecanoe            IN     47906     $15,582,372    $70,508        Yes            NAP         NAP
   18     CIBC         Bexar                 TX     78240     $13,734,140    $39,466        Yes             70        $399
   22     CIBC         Kings                 NY     11231     $11,400,000   $114,000        Yes            100      $1,437
   32     Nationwide   Jefferson             TX     77713      $8,560,000    $57,838        Yes            NAP         NAP
   36     Prudential   Prince George's       MD     20708      $8,000,000    $42,781        Yes            NAP         NAP
   39     Prudential   Fulton                GA     30344      $7,683,142    $33,117        Yes            NAP         NAP
   42     TIAA         Pima                  AZ     85704      $6,844,670   $100,657        Yes            NAP         NAP
   48     Prudential   Ramsey                MN     55116      $5,844,837    $80,066        No             NAP         NAP
   50     Nationwide   Fayetteville          KY     40517      $5,500,000    $26,442        Yes            NAP         NAP
   52     CIBC         Palm Beach            FL     33461      $5,000,000    $22,936        Yes            NAP         NAP
   65     Prudential   Bernalillo            NM     87108      $4,223,072    $18,853        Yes             56        $437
   71     NCB, FSB     New York              NY     10010      $3,989,399    $21,800        Yes              1      $2,500
   73     Prudential   Fulton                GA     30291      $3,246,443    $37,749        Yes              9        $439
   74     Prudential   Bexar                 TX     78230      $3,240,561    $19,289        No              12        $438
   82     NCB, FSB     Queens                NY     11377      $2,590,472    $16,500        Yes             12        $716
   83     Prudential   Duval                 FL     32217      $2,584,458    $37,456        Yes              6        $445
   86     NCB, FSB     Kings                 NY     11214      $2,496,648    $13,071        Yes            NAP         NAP
   87     NCB, FSB     Westchester           NY     10601      $2,487,458    $34,548        Yes             24        $984
   89     NCB, FSB     Kings                 NY     11210      $2,444,976    $22,639        Yes             24        $485
   92     NCB, FSB     Kings                 NY     11218      $2,247,375    $35,115        Yes            NAP         NAP
   101    NCB, FSB     Suffolk               NY     11798      $1,996,011    $25,266        Yes            NAP         NAP
   103    WaMu         New York              NY     10001      $1,995,971    $53,945        Yes             33      $1,374
   104    WaMu         New York              NY     10001      $1,995,971    $53,945        Yes             34      $1,416
   105    Prudential   Webster Parish        LA     71055      $1,994,482    $19,178        No             NAP         NAP
   106    NCB, FSB     Kings                 NY     11235      $1,946,001    $18,359        Yes             15        $764
   108    NCB, FSB     Queens                NY     11374      $1,896,873    $31,615        Yes             12        $847
   110    NCB, FSB     Kings                 NY     11209      $1,841,674    $40,036        Yes            NAP         NAP
   111    NCB, FSB     Suffolk               NY     11953      $1,796,431    $14,257        Yes            NAP         NAP
   112    NCB, FSB     Kings                 NY     11209      $1,771,304    $24,601        Yes              1        $875
   113    NCB, FSB     Westchester           NY     10701      $1,748,028    $41,620        Yes              6        $947
   121    NCB, FSB     Westchester           NY     10701      $1,598,347    $20,232        Yes             12        $625
   122    NCB, FSB     Westchester           NY     10601      $1,596,670    $29,568        Yes              6        $900
   123    NCB, FSB     Bronx                 NY     10467      $1,594,435    $12,079        Yes             30        $642
   126    NCB, FSB     Bronx                 NY     10470      $1,498,397    $19,210        No               7        $750
   127    NCB, FSB     Nassau                NY     11516      $1,494,357    $21,976        Yes              6        $854
   128    NCB, FSB     Kings                 NY     11209      $1,492,693    $24,878        Yes              2        $700
   132    NCB, FSB     Queens                NY     11358      $1,444,664    $16,996        Yes              6        $675
   136    NCB, FSB     Nassau                NY     11021      $1,386,432    $27,185        Yes              9      $1,125
   137    NCB, FSB     Queens                NY     11358      $1,345,956    $17,946        Yes            NAP         NAP
   138    NCB, FSB     Westchester           NY     10801      $1,321,105    $22,392        Yes             12        $950
   140    NCB, FSB     Queens                NY     11435      $1,294,290    $18,758        Yes             12        $819
   144    NCB, FSB     Bronx                 NY     10467      $1,237,941    $12,504        No             NAP         NAP
   145    NCB, FSB     Manhattan             NY     10025      $1,232,532    $19,258        Yes             20      $1,200
   146    NCB, FSB     Nassau                NY     11581      $1,197,621    $24,441        Yes              8      $1,063
   150    NCB, FSB     Nassau                NY     11570      $1,098,824    $32,318        Yes              4        $731
   153    NCB, FSB     New York              NY     10034        $987,573     $5,517        No              30        $825
   156    NCB, FSB     Queens                NY     11373        $872,823    $13,027        Yes             24        $847
   162    NCB, FSB     Nassau                NY     11570        $699,252    $34,963        Yes            NAP         NAP
   172    NCB, FSB     Queens                NY     11104        $596,557    $19,244        Yes            NAP         NAP
   175    NCB, FSB     New York              NY     10003        $399,418    $33,285        Yes            NAP         NAP
   176    NCB, FSB     New York              NY     10014        $346,575     $8,252        Yes              4        $811
   177    NCB, FSB     Wayne                 MI     48214        $346,479     $8,250        No             NAP         NAP
   182    NCB, FSB     District of Columbia  DC     20009        $149,025     $8,766        Yes            NAP         NAP

                       TOTAL                                 $224,198,993
-------------------------------------------------------------------------------------------------------------------------------
                           1 BEDROOM               2 BEDROOM               3 BEDROOM               4 BEDROOM
                           ---------               ---------               ---------               ---------
MORTGAGE  MORTGAGE     NO. OF    AVG RENT      NO. OF    AVG RENT      NO. OF    AVG RENT      NO. OF    AVG RENT       NO. OF
LOAN NO.  LOAN SELLER   UNITS     PER MO.       UNITS     PER MO.       UNITS     PER MO.       UNITS     PER MO.    ELEVATORS
-------------------------------------------------------------------------------------------------------------------------------
    8     CIBC            156        $826         280        $953         NAP         NAP         NAP         NAP          NAP
   10     Prudential       32      $1,074         200      $1,249         NAP         NAP         NAP         NAP          NAP
   12     TIAA              5        $750         176        $905          79      $1,228         NAP         NAP          NAP
   13     Prudential       66        $590          75        $828          48      $1,147          32      $1,339          NAP
   18     CIBC             50        $585          36        $755         192        $885         NAP         NAP          NAP
   22     CIBC            NAP         NAP         NAP         NAP         NAP         NAP         NAP         NAP            1
   32     Nationwide       84        $707          40        $940          24      $1,095         NAP         NAP          NAP
   36     Prudential      109        $756          63        $860          15      $1,057         NAP         NAP          NAP
   39     Prudential      116        $535          86        $662          30        $784         NAP         NAP          NAP
   42     TIAA            NAP         NAP          12      $1,160          24      $1,455          32      $1,813          NAP
   48     Prudential       12      $1,036          44      $1,514          17      $1,706         NAP         NAP            2
   50     Nationwide      136        $425          72        $515         NAP         NAP         NAP         NAP          NAP
   52     CIBC             39        $600         140        $675          39        $770         NAP         NAP          NAP
   65     Prudential      108        $454          60        $579         NAP         NAP         NAP         NAP          NAP
   71     NCB, FSB        168      $2,402          14      $3,578         NAP         NAP         NAP         NAP            2
   73     Prudential       68        $541           9        $688         NAP         NAP         NAP         NAP          NAP
   74     Prudential       64        $522          72        $631          20        $792         NAP         NAP          NAP
   82     NCB, FSB         59      $1,077          86      $1,304         NAP         NAP         NAP         NAP            2
   83     Prudential       49        $502          14        $647         NAP         NAP         NAP         NAP          NAP
   86     NCB, FSB        144        $829          47        $834         NAP         NAP         NAP         NAP          NAP
   87     NCB, FSB         18      $1,316          30      $1,679         NAP         NAP         NAP         NAP            2
   89     NCB, FSB         36        $947          48      $1,064         NAP         NAP         NAP         NAP            2
   92     NCB, FSB          4        $900          46      $1,146          14      $1,646         NAP         NAP            4
   101    NCB, FSB         60        $994          19      $1,260         NAP         NAP         NAP         NAP          NAP
   103    WaMu              3      $2,386           1      $2,476         NAP         NAP         NAP         NAP            1
   104    WaMu              3      $2,462         NAP         NAP         NAP         NAP         NAP         NAP            1
   105    Prudential       40        $372          56        $426           8        $488         NAP         NAP          NAP
   106    NCB, FSB         73        $997          18      $1,202         NAP         NAP         NAP         NAP            2
   108    NCB, FSB         42        $979           6      $1,257         NAP         NAP         NAP         NAP            1
   110    NCB, FSB         31        $844          15      $1,117         NAP         NAP         NAP         NAP            1
   111    NCB, FSB          8      $1,000         118      $1,346         NAP         NAP         NAP         NAP          NAP
   112    NCB, FSB         48      $1,105          18      $1,228           5      $2,145         NAP         NAP            2
   113    NCB, FSB         24      $1,265          12      $1,340         NAP         NAP         NAP         NAP            1
   121    NCB, FSB         25        $774          39        $962           3      $1,560         NAP         NAP            1
   122    NCB, FSB         19      $1,225          18      $1,287          11      $1,645         NAP         NAP            1
   123    NCB, FSB         84        $862          18      $1,159         NAP         NAP         NAP         NAP            2
   126    NCB, FSB         33        $825          38        $839         NAP         NAP         NAP         NAP            1
   127    NCB, FSB         24      $1,166          38      $1,446         NAP         NAP         NAP         NAP          NAP
   128    NCB, FSB         34        $743          24      $1,064         NAP         NAP         NAP         NAP            1
   132    NCB, FSB         48        $994          31      $1,144         NAP         NAP         NAP         NAP          NAP
   136    NCB, FSB         18      $1,500          21      $1,929           3      $2,475         NAP         NAP            1
   137    NCB, FSB         47      $1,025          28      $1,151         NAP         NAP         NAP         NAP          NAP
   138    NCB, FSB         32      $1,147          14      $1,489           1      $1,925         NAP         NAP            1
   140    NCB, FSB         20      $1,027          37      $1,239         NAP         NAP         NAP         NAP            1
   144    NCB, FSB         30      $1,083          30      $1,238          39      $1,463         NAP         NAP            2
   145    NCB, FSB         39      $1,650           5      $2,500         NAP         NAP         NAP         NAP            1
   146    NCB, FSB         35      $1,331           6      $1,755         NAP         NAP         NAP         NAP          NAP
   150    NCB, FSB         22      $1,189           8      $1,302         NAP         NAP         NAP         NAP          NAP
   153    NCB, FSB         75        $984          59      $1,200          15      $1,400         NAP         NAP            2
   156    NCB, FSB         30        $949          13      $1,147         NAP         NAP         NAP         NAP            1
   162    NCB, FSB         12      $1,188           8      $1,602         NAP         NAP         NAP         NAP          NAP
   172    NCB, FSB        NAP         NAP          22      $1,323           8      $1,950           1      $2,600          NAP
   175    NCB, FSB        NAP         NAP          12      $1,478         NAP         NAP         NAP         NAP          NAP
   176    NCB, FSB         38      $1,709         NAP         NAP         NAP         NAP         NAP         NAP          NAP
   177    NCB, FSB         18        $722          24        $900         NAP         NAP         NAP         NAP            1
   182    NCB, FSB          9      $1,461           7      $2,007           1      $2,655         NAP         NAP          NAP

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

APPENDIX IV

SIGNIFICANT LOAN SUMMARIES





--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 1 - MALL AT TUTTLE CROSSING
--------------------------------------------------------------------------------










                               [GRAPHIC OMITTED]

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 1 - MALL AT TUTTLE CROSSING
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:              $120,000,000

CUT-OFF DATE BALANCE:          $120,000,000

SHADOW RATING (S&P/MOODY'S):   BBB+/Baa1

FIRST PAYMENT DATE:            12/05/2003

INTEREST RATE:                 5.050%

AMORTIZATION(1):               IO/360 months

ARD:                           NAP

HYPERAMORTIZATION:             NAP

MATURITY DATE:                 11/05/2013

EXPECTED MATURITY BALANCE:     $106,528,852

SPONSOR:                       General Motors Asset Management

INTEREST CALCULATION:          Actual/360

CALL PROTECTION:               Lockout until the earlier of
                               10/10/2007 and 24 months after the
                               REMIC start up date with U.S.
                               Treasury defeasance thereafter.
                               Prepayable without premium from
                               and after 08/05/2013.

LOAN PER SF:                    $315.00

UP-FRONT RESERVES:              None

ONGOING RESERVES(2):            RE Tax:              Springing
                                Insurance:           Springing
                                TI/LC:               Springing
                                CapEx:               Springing

LOCKBOX:                        Hard

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:      Single Asset

PROPERTY TYPE:               Retail

PROPERTY SUB-TYPE:           Anchored

LOCATION:                    Dublin, OH

YEAR BUILT/RENOVATED:        1997

OCCUPANCY(3):                88.7%

SQUARE FOOTAGE(3):           380,953

THE COLLATERAL:              Two-level anchored super-regional

OWNERSHIP INTEREST:          Fee

ANCHORS(3):                  JCPenney (145,800 SF), Lazarus (222,560 SF),
                             Kaufman's (223,568 SF) and Sears (149,000 SF)

MAJOR TENANTS                % NRSF     RENT PSF     LEASE EXPIRATION
-------------                ------     --------     ----------------
The Limited, Inc.(4)          11.0%      $34.69            2007
Abercrombie & Fitch Co.(5)     6.4%      $36.33         2007, 2011
Gap, Inc.(6)                   5.0%      $37.85            2005

PROPERTY MANAGEMENT:         The Taubman Company LLC

U/W NET OP. INCOME:          $16,646,684

U/W NET CASH FLOW:           $15,929,043

APPRAISED VALUE:             $200,000,000

CUT-OFF DATE LTV(2):         60.0%

MATURITY DATE OR ARD         53.3%

DSCR(2)(7):                  2.05x

--------------------------------------------------------------------------------

(1) The loan is interest only for the first three years of the loan term, with principal and interest payments commencing 12/05/2006.

(2 The Mall at Tuttle Crossing borrower must establish reserves for real estate taxes, insurance premiums, rollover costs and capital expenditures during any "Trigger Period", which will commence upon an event of default or if DSCR falls below 1.25x and will end upon the curing of such default or if DSCR is 1.25x or greater for two consecutive calendar quarters, as applicable. The required monthly escrow for insurance will be 1/12 of annual insurance premiums and for taxes will be 1/12 of annual real estate taxes. The required monthly escrow for rollover costs will be $31,034.58. The required monthly escrow for capital expenditures will be $4,655.19.

(3) Based on the rent roll dated 10/03/2003. Each of the listed anchors owns its own respective site. The 740,928 SF of anchor-owned space is excluded from the collateral securing the loan.

(4) The Limited, Inc. has five tenants in the Mall at Tuttle Crossing totaling 41,800 SF: Bath & Body Works, Express, Express for Men, The Limited and Victoria's Secret.

(5) Abercrombie & Fitch Co. has three tenants in the Mall at Tuttle Crossing totaling 24,493 SF: Abercrombie & Fitch, abercrombie (Children's Concept) and Hollister.

(6)  GAP, Inc. has three tenants in the Mall at Tuttle Crossing totaling 19,023
     SF: Gap, Gap Kids and Banana Republic.

(7) The DSCR is based on principal and interest payments beginning on 12/05/2006.


THE MALL AT TUTTLE CROSSING LOAN

     THE LOAN. The largest loan (the "Mall at Tuttle Crossing Loan") as evidenced by the Promissory Note (the "Mall at Tuttle Crossing Note") is secured by a first priority Open-End Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing encumbering a super regional shopping center containing approximately 1,121,881 SF (of which 380,953 SF are collateral) known as Mall at Tuttle Crossing, located in Dublin, Ohio (the "Mall at Tuttle Crossing Property"). The Mall at Tuttle Crossing Loan was originated on October 10, 2003 by Morgan Stanley Mortgage Capital Inc. ("MSMC").

     THE BORROWER. The borrower under the Mall at Tuttle Crossing Loan, Tuttle Crossing Associates II LLC, is a Delaware limited liability company (the "Mall at Tuttle Crossing Borrower") that is a special purpose, bankruptcy remote entity controlled by General Motors Asset Management ("GMAM"). GMAM, an indirect subsidiary of General Motors Corporation ("GM"), provides investment management services to several major clients, including GM and its affiliates. GMAM manages over $100 billion in assets, including over $6.5 billion in real estate. Retail holdings within this retail portfolio include over ten regional malls located throughout the United States.

     THE PROPERTY. The Mall at Tuttle Crossing property (the "Mall at Tuttle Crossing Property") opened in 1997 and consists of a 1,121,881 SF, two-level super regional mall that is anchored by JCPenney (145,800 SF), Lazarus (222,560
SF), Kaufman's (223,568 SF) and Sears (149,000 SF), each of which owns its own site. The remaining 380,953 SF consists of approximately 115 in-line stores, which include Abercrombie and Fitch, Pottery Barn, Ann Taylor, Banana Republic and Forever 21.

     The Mall at Tuttle Crossing Property is located at the intersection of I-270 and Tuttle Crossing Boulevard, northwest of downtown Columbus, Ohio, and is adjacent to the communities of Dublin and Hilliard.

     LEASE EXPIRATION SUMMARY. The following table shows scheduled lease expirations for the Mall at Tuttle Crossing Property:


                             LEASE ROLLOVER SCHEDULE

                                                                         % OF TOTAL
                             AVERAGE TOTAL                                 RENTAL       CUMULATIVE % OF
                # OF LEASES   RENT PER SF   % OF TOTAL   CUMULATIVE %     REVENUES       TOTAL RENTAL
      YEAR        ROLLING       ROLLING     SF ROLLING   OF SF ROLLING    ROLLING      REVENUES ROLLING
----------------------------------------------------------------------------------------------------------
     Vacant          9           $0.00          11%           11%            0%               0%
----------------------------------------------------------------------------------------------------------
      2003           0           $0.00          0%            11%            0%               0%
----------------------------------------------------------------------------------------------------------
      2004           9          $85.29          2%            13%            3%               3%
----------------------------------------------------------------------------------------------------------
      2005           18         $74.33          9%            22%           11%              15%
----------------------------------------------------------------------------------------------------------
      2006           7          $69.80          3%            25%            4%              18%
----------------------------------------------------------------------------------------------------------
      2007           52         $65.50          42%           67%           49%              67%
----------------------------------------------------------------------------------------------------------
      2008           6          $54.32          6%            72%            5%              72%
----------------------------------------------------------------------------------------------------------
      2009           8          $63.36          6%            78%            7%              79%
----------------------------------------------------------------------------------------------------------
      2010           5          $76.81          2%            80%            3%              82%
----------------------------------------------------------------------------------------------------------
      2011           8          $69.25          7%            87%            8%              90%
----------------------------------------------------------------------------------------------------------
      2012           3          $57.71          3%            90%            4%              93%
----------------------------------------------------------------------------------------------------------
 2013 & Beyond       6          $37.18          10%          100%            7%              100%
----------------------------------------------------------------------------------------------------------

     PROPERTY MANAGEMENT. The Mall at Tuttle Crossing Property is managed by the Taubman Company LLC.

     MEZZANINE DEBT. Not allowed.

     ADDITIONAL DEBT. Not allowed, except for unsecured trade payables and operational debt and debt incurred in the financing of equipment and other personal property, provided in either case that the debt is not more than 60 days past due, incurred in the ordinary course of business and does not exceed $5,000,000 in the aggregate at any one time.

     RELEASE OF PARCELS. The Mall at Tuttle Crossing Borrower may obtain a release of the lien of the Mall at Tuttle Crossing Mortgage as to an Expansion Parcel subject to certain legal and underwriting requirements, including the delivery of a rating agency confirmation.

Certain additional information regarding the Mall at Tuttle Crossing Loan and the Mall at Tuttle Crossing Property is set forth on Appendix II hereto.

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 1 - MALL AT TUTTLE CROSSING
--------------------------------------------------------------------------------










                                  [MAP OMITTED]

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 2 - 840 N. MICHIGAN
--------------------------------------------------------------------------------














                               [GRAPHIC OMITTED]

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 2 - 840 N. MICHIGAN
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:              $61,500,000

CUT-OFF DATE BALANCE:          $61,500,000

SHADOW RATING (S&P/MOODY'S):   NAP

FIRST PAYMENT DATE:            01/01/2004

INTEREST RATE:                 6.030%

AMORTIZATION:                  360 months

ARD:                           12/01/2013

HYPERAMORTIZATION:             Yes

MATURITY DATE:                 12/01/2033

EXPECTED MATURITY BALANCE:     $52,317,539

SPONSOR(S):                    Robert A. Winslow, Camille P. Julmy,
                               Marshall M. Holleb, and Robert H.
                               Gerstein

INTEREST CALCULATION:          Actual/360

CALL PROTECTION:               Lockout until the earlier of
                               11/07/2007 and 25 months after the
                               REMIC start up date, with U.S.
                               Treasury defeasance thereafter.
                               Prepayable without premium from and
                               after 09/01/2013.

LOAN PER SF:                   $705.79

UP-FRONT RESERVES:             RE Tax:                    $467,626
                               Insurance:                  $68,716

ONGOING RESERVES:              RE Tax:                     $116,907
                               Insurance:                  $6,872
                               Replacements:               $1,100
                               TI/Leasing(1):              $12,500

LOCKBOX(2):                    Hard (A/B)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:   Single Asset

PROPERTY TYPE:            Retail

PROPERTY SUB-TYPE:        Anchored

LOCATION:                 Chicago, IL

YEAR BUILT:               1991

OCCUPANCY(3):             100.0%

SQUARE FOOTAGE(3):        87,136

THE COLLATERAL:           Four-story Class A retail building

OWNERSHIP INTEREST:       Fee

MAJOR TENANTS:            % NRSF     RENT PSF        LEASE
--------------            ------     --------        -----
H&M                         52.6%      $76.30      08/31/2013
Waterstone's                24.5%      $49.99      01/21/2013
BOOKSELLERS(4)              22.9%      $101.00     01/31/2013
Escada

PROPERTY MANAGEMENT:      U.S. Equities, LLC

U/W NET OP. INCOME:       $6,647,573

U/W NET CASH FLOW:        $6,484,435

APPRAISED VALUE:          $84,000,000

CUT-OFF DATE LTV:         73.2%

MATURITY DATE OR ARD      62.3%

LTV:

DSCR:                     1.46x
--------------------------------------------------------------------------------

(1) Under certain circumstances set forth in the mortgage, prior to October 1, 2008, the monthly amount due to the leasing reserve may increase to $50,000 per month. In addition, subject to adjustment if the pre-October 2008 increase was in effect (as described in the mortgage), monthly payments to the leasing reserve will increase to $87,500 beginning November, 2008 and to $250,000 beginning November, 2012. However, if H&M renews its lease for an additional 5 years on or before November 1, 2011, the leasing reserve for the period beginning November 2011 through ARD will be reduced to $45,833 per month. The borrower is permitted to post a letter of credit in lieu of cash. In addition, if (i) either of the Escada or H&M tenants is in material default under its respective lease, (ii) the Waterstone tenant is in material default under its lease and subtenants for at least 10,700 SF of the Waterstone space are not direct tenants under a lease with borrower, or (iii) the property fails to maintain a DSCR of at least 1.25x, all excess cash flow will be deposited as required under the loan documents.

(2) Revenue from the related mortgaged property is paid directly by the tenants and other payees to an account controlled by the servicer on behalf of the trust fund. Until the occurrence of certain specified "trigger" events, including a default under the related mortgage loan documents, such revenue is forwarded to an account controlled by the related borrower or is otherwise made available to the Borrower, and the Borrower remains obligated to pay all debt service, reserves and other payments required under the mortgage loan. Upon the occurrence of a trigger event, the revenue from the related mortgaged property will be retained by the servicer on behalf of the trust fund and applied to sums payable under the mortgage loan.

(3) The property is 100% leased according to the 9/24/2003 rent roll, however, there is approximately 1,000 SF available for sublease by Waterstone Books.

(4) Waterstone Books no longer occupies this space. The tenant vacated and subleased all but approximately 1,000 SF to two retail tenants.


840 N. MICHIGAN LOAN

     THE LOAN. The second largest loan (the "840 N. Michigan Loan") as evidenced by the promissory note is secured by a Mortgage and Security Agreement encumbering one retail building containing a total of 87,136 SF of space in Chicago, Illinois (the "840 N. Michigan Property"). The 840 N. Michigan Loan was originated by Prudential Mortgage Capital Company, LLC on November 7, 2003.

     THE BORROWER. The Borrower is PMUDI LLC, a Delaware limited liability company (the "840 N. Michigan Borrower"). The 840 N. Michigan Borrower is a special purpose entity wholly owned by S.T.Y.D., LP.

     THE PROPERTY. The 840 N. Michigan Property is an 87,136 SF, four-story, Class A retail building (constructed 1991) situated along North Michigan Avenue (Chicago, IL), in an area known as the "Magnificent Mile". The 840 N. Michigan Property is currently 100% leased to three tenants. Sweden based H&M is one of the two primary anchors, with 45,869 SF (52.6% of NRA). H&M designs and sells fashionable yet inexpensive men's, women's and children's apparel through its 900+ stores in 18 countries. The company continues to expand internationally, with plans to open more than 100 stores in 2003. As of August 2003, H&M (Stockholm Stock Exchange; $17.59BB market cap) had a current ratio of 3.91x and no long-term debt ($130MM in LT liabilities). The 840 N. Michigan Property's other anchor is Escada, which occupies 19,945 SF (22.9% of NRA). This tenant is a high-end designer/retailer of women's apparel (400 stores in 60 countries). Escada has been a tenant at the 840 N. Michigan Property since its construction in 1991. The CEO and Chairman of Escada has a 25% ownership interest in the 840
N. Michigan Property. Waterstone Books leases the remaining 21,322 SF (24.5% of
NRA), but no longer occupies the space. The tenant opted to vacate and sublease their space in 1997 in order to accommodate a change in business strategy. All but approximately 1,000 SF (1.1% of NRA) has been subleased to Rochester Big & Tall (13,386 SF) and Pure Laser (6,928 SF). Both subtenants have subleases, which are coterminous with the Waterstone lease.


                             LEASE ROLLOVER SCHEDULE

                                                                                                            CUMULATIVE % OF
                                   AVERAGE BASE      % OF TOTAL                          % OF TOTAL BASE       TOTAL BASE
                   # OF LEASES      RENT PER SF      SQUARE FEET     CUMULATIVE % OF    RENTAL REVENUES     RENTAL REVENUES
     YEAR            ROLLING          ROLLING          ROLLING          SF ROLLING          ROLLING             ROLLING
---------------------------------------------------------------------------------------------------------------------------
    Vacant              0              $0.00              0%                 0%               0%                  0%
---------------------------------------------------------------------------------------------------------------------------
     2004               0              $0.00              0%                 0%                0%                 0%
---------------------------------------------------------------------------------------------------------------------------
     2005               0              $0.00              0%                 0%                0%                 0%
---------------------------------------------------------------------------------------------------------------------------
     2006               0              $0.00              0%                 0%                0%                 0%
---------------------------------------------------------------------------------------------------------------------------
     2007               0              $0.00              0%                 0%                0%                 0%
---------------------------------------------------------------------------------------------------------------------------
     2008               0              $0.00              0%                 0%                0%                 0%
---------------------------------------------------------------------------------------------------------------------------
     2009               0              $0.00              0%                 0%                0%                 0%
---------------------------------------------------------------------------------------------------------------------------
     2010               0              $0.00              0%                 0%                0%                 0%
---------------------------------------------------------------------------------------------------------------------------
     2011               0              $0.00              0%                 0%                0%                 0%
---------------------------------------------------------------------------------------------------------------------------
     2012               0              $0.00              0%                 0%                0%                 0%
---------------------------------------------------------------------------------------------------------------------------
     2013               3             $75.52             100%              100%               100%              100%
---------------------------------------------------------------------------------------------------------------------------
 2014 & Beyond          0              $0.00              0%                 0%                 0%                0%
---------------------------------------------------------------------------------------------------------------------------

     PROPERTY MANAGEMENT. The 840 N. Michigan Property is managed by U.S. Equities, LLC, which is affiliated with the 840 N. Michigan Borrower.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Stichting Pensioenfonds Metaal en Techniek ("BPMT"), a Netherlands pension fund, has provided a mezzanine loan to the sole member of the borrower in the amount of $10,734,961 (which amount may be increased by up to $6,000,000, subject to the terms of and the satisfaction of requirements set forth in the mezzanine loan documents) secured by membership interests in the 840 N. Michigan Borrower. The interest rate on the mezzanine loan is 10%. In addition, to the extent the mezzanine borrower receives any distributions from excess cash from the operation of the 840 N. Michigan property, BPMT is entitled to 50% of such distribution.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     RELEASE OF PARCELS. Not allowed.

Certain additional information regarding the 840 N. Michigan Avenue Property is set forth on Appendix II hereto.

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 2 - 840 N. MICHIGAN
--------------------------------------------------------------------------------














                                  [MAP OMITTED]

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 3 - 88 SIDNEY STREET
--------------------------------------------------------------------------------

























                               [GRAPHIC OMITTED]

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 3 - 88 SIDNEY STREET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:              $42,500,000

CUT-OFF DATE BALANCE:          $42,439,889

SHADOW RATING (S&P/MOODY'S):   NAP

FIRST PAYMENT DATE:            12/01/2003

INTEREST RATE:                 6.130%

AMORTIZATION:                  300 months

ARD:                           09/01/2013

HYPERAMORTIZATION:             Yes

MATURITY DATE:                 11/01/2028

EXPECTED ARD BALANCE:          $33,367,978

SPONSOR(S):                    Forest City Enterprises, Inc.

INTEREST CALCULATION:          Actual/360

CALL PROTECTION:               Lockout until the earlier of
                               10/09/2007 and 25 months after the REMIC start up date, with U.S. Treasury defeasance thereafter.
                               Prepayable without premium from and after 06/01/2013.

LOAN PER SF:                   $292.13

UP-FRONT RESERVES:             RE Tax:               $646,923
                               Insurance:            $43,766
                               Environmental(1):     $37,500

ONGOING RESERVES:              RE Tax:               $92,418
                               Insurance:            $3,367
                               Replacements:         $500
                               Leasing:              $21,000
                               Special               Springing

LOCKBOX(3):                    Hard (A/B)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:   Single Asset

PROPERTY TYPE:            Office

PROPERTY SUB-TYPE:        Urban

LOCATION:                 Cambridge, MA

YEAR BUILT:               2002

OCCUPANCY(4):             100.0%

SQUARE FOOTAGE(4):        145,275

THE COLLATERAL:           Five-story Class A biotechnology

OWNERSHIP INTEREST:       Leasehold

SOLE TENANT:               % NRSF     RENT PSF       LEASE
-----------                ------     --------       -----
Alkermes, Inc.(5)           100.0%   $46.10(6)     06/30/2012

PROPERTY MANAGEMENT:      Forest City Commercial Management Company

U/W NET OP. INCOME:       $5,469,279

U/W NET CASH FLOW:        $5,167,884

APPRAISED VALUE:          $63,200,000

CUT-OFF DATE LTV:         67.2%

MATURITY DATE OR ARD      52.8%

DSCR:                     1.55x
--------------------------------------------------------------------------------

(1) The 88 Sidney Street borrower deposited $37,500 into the reserve to be held until such time as a Response Action Outcome Statement has been obtained in connection with the historical uses of the subject property. Additionally, the borrower has provided an environmental insurance policy that covers up to $15 million per claim.

(2)  Upon the occurrence of (i) a bankruptcy event with respect to Alkermes,
     (ii) Alkermes gives notice of its intent to not renew its lease for at least 89.5% of its space, (iii) Alkermes fails to increase its security deposit as required under the terms of the lease, or (iv) the property fails to maintain a DSCR of at least 1.35x, all excess cash flow will be deposited as required under the loan documents into a reserve account until the balance in this account is equal to or greater than $6 million in accordance with the cash management agreement.

(3) Revenue from the related mortgaged property is paid directly by the tenants and other payees to an account controlled by the applicable servicer on behalf of the trust fund. Until the occurrence of certain specified "trigger" events, including a default under the related mortgage loan documents, such revenue is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower, and the related borrower remains obligated to pay all debt service, reserves and other payments required under the related mortgage loan. Upon the occurrence of a trigger event, the revenue from the related mortgaged property will be retained by the servicer on behalf of the trust fund and applied to sums payable under the related mortgage loan.

(4)  Based on a rent roll dated 10/02/2003.

(5) Alkermes posted a letter of credit equal to approximately six months of initial term rent and budgeted reimbursements ($4,236,392). If Alkermes' consolidated net available cash drops below $25 million or its net working capital drops below $10 million, Alkermes will be obligated to increase the security deposit as set forth in the lease. If the security deposit is not increased, the lender will be permitted to sweep all excess cash until such time that Alkermes puts up the additional security deposit.

(6)  Rent increases for lease years 6 through 10 to $48.10/SF.


THE 88 SIDNEY STREET LOAN

     THE LOAN. The third largest loan (the "88 Sidney Street Loan") as evidenced by the promissory note is secured by a Leasehold Mortgage and Security Agreement encumbering the leasehold interest in a biotechnology office building containing a total of 145,275 SF of space in Cambridge, Massachusetts (the "88 Sidney Street Property"). The 88 Sidney Street Loan was originated by Prudential Mortgage Capital Company, LLC ("PMCC") on October 9, 2003.

     THE BORROWER. The borrower is Forest City 88 Sidney Street, LLC, a Delaware limited liability company (the "88 Sidney Street Borrower"). The 88 Sidney Street Borrower is a special purpose entity wholly owned by FC 88 Sidney, Inc.

     THE PROPERTY. The 88 Sidney Street Property is a Class A biotechnology office property situated adjacent to the Massachusetts Institute of Technology campus, in the 27-acre planned unit development known as University Park at MIT. It was constructed in 2002 and consists of one five-story building. The 88 Sidney Street Property contains approximately 40% office and 60% lab space, and has 218 parking spaces in the adjacent parking garage through rights granted by a parking easement. Alkermes, Inc. occupies 100% of the 88 Sidney Street Property. The company develops various products that are based on sophisticated drug delivery technologies. Alkermes, Inc. is also the largest tenant in an adjacent building, 64 Sidney Street (the "Adjacent Building"). The 88 Sidney Street Property and the Adjacent Building are connected by an enclosed pedestrian bridge.

     PROPERTY MANAGEMENT. The 88 Sidney Street Property is managed by Forest City Commercial Management, Inc., which is affiliated with the 88 Sidney Street Borrower.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     RELEASE OF PARCELS. Not allowed.

     GROUND LEASE. The 88 Sidney Street Borrower holds the leasehold interest in the 88 Sidney Street Property pursuant to a ground lease with an unaffiliated third party. The ground lease term expires in November 2075. Base ground rent is $229,140 per year plus a percentage rent equal to 15% of gross annual revenues in excess of the annualized gross revenues attributable to 90% of the 88 Sidney Street Property's gross rentable area. The ground lease is assignable to certain purchasers, including the lender and any purchaser of the tenants' interest in the lease at a foreclosure sale, subject to certain conditions set forth in the ground lease, without consent of the fee owner. In addition, the fee owner has a right of first refusal to purchase the 88 Sidney Street Borrower's interest in the 88 Sidney Street Property.

Certain additional information regarding the 88 Sidney Street Loan and the 88 Sidney Street Property is set forth on Appendix II hereto.

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 3 - 88 SIDNEY STREET
--------------------------------------------------------------------------------














                                  [MAP OMITTED]

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 4 - 609 FIFTH AVENUE
--------------------------------------------------------------------------------


















                               [GRAPHIC OMITTED]

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE(1):           $38,000,000

CUT-OFF DATE BALANCE:          $38,000,000

SHADOW RATING (S&P/MOODY'S):   NAP

FIRST PAYMENT DATE:            11/07/2003

INTEREST RATE:                 5.850%

AMORTIZATION(2):               IO/360 months

ARD:                           10/07/2013

HYPERAMORTIZATION:             Yes

MATURITY DATE:                 10/07/2036

EXPECTED ARD BALANCE:          $34,297,551

SPONSORS:                      Jeff Sutton, Eli Gindi and Jeff

                               Gindi

INTEREST CALCULATION:          Actual/360

CALL PROTECTION:               Lockout until the earlier of
                               09/30/2007 and 24 months after the
                               REMIC start up date, with U.S.
                               Treasury defeasance thereafter. Prepayable without premium 3 months prior to 10/07/2013.

LOAN PER SF(1):                $689.38

UP-FRONT RESERVES:             RE Taxes:            $364,301
                               Insurance:           $18,079
                               Tenant Allowances    $1,673,677
                               Leasing              $173,000
                               Reserves(3):

ONGOING RESERVES:              RE Taxes:            $121,434
                               Insurance:           $6,026
                               Replacements:        $2,483
                               TI/LC(4):            $13,932
                               Other(5):            Springing

LOCKBOX:                       Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:       Single Asset

PROPERTY TYPE:                Office/Retail

PROPERTY SUB-TYPE:            Urban

LOCATION:                     New York, NY

YEAR BUILT/RENOVATED:         1925/2003

OCCUPANCY(6):                 98.6%

SQUARE FOOTAGE(6):            147,958

THE COLLATERAL:               13-story office/retail building

OWNERSHIP INTEREST:           Fee

                                                         LEASE
MAJOR TENANTS(7)              %NRSF    BASE RENT PSF   EXPIRATION
-------------                 -----    -------------   ----------
American Girl Place           31.1%       $149.95      03/31/2018
Incorporated                   1.8%        $62.71      12/31/2014
                              -----       -------
                              32.9%       $145.09

DZ Bank                       26.0%        $51.44      03/31/2017

Reebok International Ltd.      9.7%        $50.40      11/30/2013

PROPERTY MANAGEMENT:          Trigon Equities Corporation

U/W NET OP. INCOME:           $9,386,799

U/W NET CASH FLOW:            $9,193,564

APPRAISED VALUE(8):           $136,000,000

CUT-OFF DATE LTV(1):          75.0%

MATURITY DATE OR ARD          67.7%

LTV(1):

DSCR(1):                      1.27x
-------------------------------------------------------------------

(1) The subject $38,000,000 loan represents an approximately 37.25% pari passu interest in a $102,000,000 first mortgage loan secured by the 609 Fifth Avenue Property. The LTV, DSCR and Loan per SF numbers in this table are based on the entire $102,000,000 first mortgage loan. The DSCR is based on the principal and interest payments beginning on November 7, 2006.

(2) The loan is interest only for the first three years of the loan term, with principal and interest payments commencing November 7, 2006.

(3) The sum of $103,000 was deposited with the lender at the closing of the loan to fund a reserve account for the payment of rents payable under the lease with American Girl Place Incorporated pending a rent step-up. In addition, the sum of $70,000 was deposited with the lender at the closing of the loan to fund a reserve account for the payment of rents payable under the lease with Reebok International Ltd. pending a rent step-up.

(4) The 609 Fifth Avenue borrower is required to make monthly deposits of $13,932 for certain tenant improvements and leasing commissions until such time as the 609 Fifth Avenue borrower has re-let certain tenant space at the 609 Fifth Avenue Property in accordance with the related mortgage loan documents.

(5) The 609 Fifth Avenue borrower is required to (i) make monthly deposits of $72,916 commencing on October 7, 2011 and through the maturity of the mortgage loan or (b) post a letter of credit in the amount of $875,000 on October 7, 2011 and increase such letter of credit to $1,750,000 on October 7, 2012 and (ii) post a letter of credit in the amount of $2,000,000 on or prior to October 7, 2010, each as additional collateral for the 609 Fifth Avenue Loan. In addition, in the event that during the final year of the 609 Fifth Avenue Loan, American Girl Place Incorporated no longer occupies, has vacated and/or has otherwise ceased operations in at least 25% of the space leased to American Girl Place Incorporated under its lease, the 609 Fifth Avenue borrower is required to make monthly deposits equal to all excess cash flow as additional collateral for the 609 Fifth Avenue Loan.

(6)  Based on a rent roll dated September 1, 2003.

(7) American Girl Place Incorporated leases 2,715 SF of office space which expires December 31, 2014, and 46,019 SF of retail space which expires March 31, 2018. The disclosed rents reflect underwritten rents for American Girl Place Incorporated, DZ Bank, and Reebok International Ltd., based on lease step-ups, which are effective April 1, 2004, April 1, 2004, and December 1, 2003, respectively. Please see footnote 3 for related escrow information.

(8) The appraisal assumes that the office and retail components of the 609 Fifth Avenue Property will be divided into two condominium units. The 609 Fifth Avenue borrower is expected to convert the 609 Fifth Avenue Property into two condominium units and is expected to complete the subdivision by December 31, 2003. Two of the 609 Fifth Avenue borrower's tenants, American Girl Place Incorporated and Reebok International Ltd., are required to pay a significantly higher rent amount as of April 1, 2004. The appraised value of the 609 Fifth Avenue Property is based on rents for such tenants as of April 1, 2004. A reserve account was funded at closing to account for the difference between the current rent required to be paid by such tenants and the increased rent to be paid as of April 1, 2004.

THE 609 FIFTH AVENUE LOAN

     THE LOAN. The fourth largest loan (the "609 Fifth Avenue Loan") as evidenced by that Promissory Note A2 and Promissory Note A3 is secured by, among other things, a Mortgage Consolidation and Modification Agreement and Assignment of Leases and Rents (the "609 Fifth Avenue Mortgage") encumbering an office/retail building located in New York, New York (the "609 Fifth Avenue Property"). The 609 Fifth Avenue was originated on September 30, 2003, by Morgan Stanley Mortgage Capital Inc.

     The 609 Fifth Avenue Loan represents an approximately 37.25% pari passu interest in a $102,000,000 loan. The other mortgage loan secured by the 609 Fifth Avenue Property is pari passu in right of payment to the 609 Fifth Avenue Loan (the "609 Fifth Avenue Companion Loan"). The 609 Fifth Avenue Companion Loan has an original principal balance of $64,000,000 and the same interest rate, maturity date and amortization term as the 609 Fifth Avenue Loan. Only the 609 Fifth Avenue Loan is included in the trust. The 609 Fifth Avenue Loan and the 609 Fifth Avenue Companion Loan are serviced pursuant to the GMAC 2003-C3 Pooling and Servicing Agreement (as defined in this prospectus supplement) and, therefore, the master servicer under the GMAC 2003-C3 Pooling and Servicing Agreement will remit collections and maintain reserves, if any, on the 609 Fifth Avenue Loan.

     THE BORROWER. The borrower under the 609 Fifth Avenue Loan, 609 Owners LLC, is a Delaware limited liability company (the "609 Fifth Avenue Borrower") that is a special purpose, bankruptcy remote entity sponsored by Jeff Sutton, Eli Gindi and Jeff Gindi.

     THE PROPERTY. The 609 Fifth Avenue Property consists of a 13-story (including basement and penthouse) office/retail building that contains approximately 147,958 SF and is located on the southeast corner of East 49th Street and Fifth Avenue in New York, New York. The 609 Fifth Avenue Property was originally constructed in 1925 and renovated in 2003. The 609 Fifth Avenue Borrower is in the process of converting the 609 Fifth Avenue Property into two condominium units, which will consist of a retail unit on the ground floor and an office unit in the rest of the building.

     LEASE EXPIRATION SUMMARY. The following table shows scheduled lease expirations for the 609 Fifth Avenue Property:


                            LEASE ROLLOVER SCHEDULE

                                     AVERAGE TOTAL                                                         CUMULATIVE % OF TOTAL
                       # OF LEASES    RENT PER SF    % OF TOTAL SF     CUMULATIVE %   % OF TOTAL RENTAL       RENTAL REVENUES
      YEAR               ROLLING        ROLLING         ROLLING       OF SF ROLLING   REVENUES ROLLING           ROLLING
---------------------------------------------------------------------------------------------------------------------------------
   2003 & MTM               1           $40.00            0%               0%               0%                      0%
---------------------------------------------------------------------------------------------------------------------------------
     Vacant                 3           $0.00             1%               2%               0%                      0%
---------------------------------------------------------------------------------------------------------------------------------
      2004                  3           $34.29            2%               3%               1%                      1%
---------------------------------------------------------------------------------------------------------------------------------
      2005                  4           $41.67            9%               12%              5%                      5%
---------------------------------------------------------------------------------------------------------------------------------
      2006                  4           $59.55            3%               15%              2%                      7%
---------------------------------------------------------------------------------------------------------------------------------
      2007                  2           $61.62            6%               21%              5%                     12%
---------------------------------------------------------------------------------------------------------------------------------
      2008                  5           $58.13            3%               24%              2%                     14%
---------------------------------------------------------------------------------------------------------------------------------
      2009                  0           $0.00             0%               24%              0%                     14%
---------------------------------------------------------------------------------------------------------------------------------
      2010                  1           $36.57            0%               24%              0%                     14%
---------------------------------------------------------------------------------------------------------------------------------
      2011                  0           $0.00             0%               24%              0%                     14%
---------------------------------------------------------------------------------------------------------------------------------
      2012                  0           $0.00             0%               24%              0%                     14%
---------------------------------------------------------------------------------------------------------------------------------
 2013 & Beyond              7           $92.19            76%             100%             86%                    100%
---------------------------------------------------------------------------------------------------------------------------------

     PROPERTY MANAGEMENT. The 609 Fifth Avenue Property is managed by Trigon Equities Corporation.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. A mezzanine loan in the original amount of $10,500,000 was made by SLG 609 Funding LLC, an affiliate of SL Green Realty Corp., to 609 MB LLC, the sole member of the 609 Fifth Avenue Borrower, and is secured by, among other things, a pledge by 609 MB LLC of its 100% membership interest in the 609 Fifth Avenue Borrower. The mezzanine loan is scheduled to be increased by up to an additional $4,500,000 to a total mezzanine loan amount of $15,000,000. SL Green Realty Corp. owns interests in 25 buildings containing approximately 10 million SF within Manhattan.

     ADDITIONAL INDEBTEDNESS.  Not allowed.

     RELEASE OF PARCELS.  Not allowed.

Certain additional information regarding the 609 Fifth Avenue Loan and the 609 Fifth Avenue Property is set forth on Appendix II hereto.

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 4 - 609 FIFTH AVENUE
--------------------------------------------------------------------------------


















                               [MAP OMITTED]

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 5 - INDEPENDENCE PLAZA
--------------------------------------------------------------------------------























                                [GRAPHIC OMITTED]

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 5 - INDEPENDENCE PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:              $38,000,000

CUT-OFF DATE BALANCE:          $38,000,000

SHADOW RATING (S&P/MOODY'S):   NAP

FIRST PAYMENT DATE:            01/01/2004

INTEREST RATE:                 6.080%

AMORTIZATION:                  360 months

ARD:                           12/01/2013

HYPERAMORTIZATION:             Yes

MATURITY DATE:                 12/01/2033

EXPECTED MATURITY BALANCE:     $32,373,243

SPONSOR:                       Sylvia Mermel

INTEREST CALCULATION:          Actual/360

CALL PROTECTION:               Lockout until the earlier of
                               11/04/2007 and 24 months after the REMIC start-up date, with U.S. Treasury defeasance thereafter.
                               Prepayable without premium from and after 09/01/2013.

LOAN PER SF:                   $155.20

UP-FRONT RESERVES:             Debt Service:           $229,787
                               RE Tax:                 $476,667
                               Insurance:              $18,522
                               Replacement Reserve:    $3,675
                               TI/LC Reserve:          $3,333
                               Engineering:            $4,688
                               Post Closing Work       $40,000

ONGOING RESERVES:              RE Tax:                 $59,583
                               Insurance:              $5,586
                               Replacement Reserve:    $3,675
                               TI/LC Reserve           $3,333(2)
                               Net Cash Flow           Springing -
                                                       See Below.
LOCKBOX:                       Springing
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:     Single Asset

PROPERTY TYPE:              Retail

PROPERTY SUB-TYPE:          Anchored

LOCATION:                   Selden, New York

YEAR BUILT:                 1993/1996

OCCUPANCY(1):               99.4%

SQUARE FOOTAGE(1):          244,844

THE COLLATERAL:             A 244,844 SF anchored retail center

OWNERSHIP INTEREST:         Fee

                                      BASE RENT
MAJOR TENANTS               % NRSF       PSF        LEASE  EXPIRATION
-------------               ------    ---------     -----------------
Home Depot                   41.7%      $11.00         01/31/2013
King Kullen Grocery Co.      21.3%      $17.55         11/14/2012

PROPERTY MANAGEMENT:       Sivan Properties Corp.

U/W NET OP. INCOME:        $3,651,403

U/W NET CASH FLOW:         $3,561,383

APPRAISED VALUE:           $48,300,000

CUT-OFF DATE LTV:          78.7%

MATURITY DATE OR ARD LTV:  67.0%

DSCR:                      1.29x
--------------------------------------------------------------------------------

(1)  Occupancy is based on a rent roll dated 10/03/2003.

(2)  Subject to a cap of $160,000.00, and replenished if drawn upon.


THE INDEPENDENCE PLAZA LOAN

               THE LOAN. The fifth largest loan (the "Independence Plaza Loan") as evidenced by the Promissory Note (the "Independence Plaza Note") is secured by a first priority Mortgage, Assignment of Leases and Rents and Security Agreement (the "Independence Plaza Mortgage") encumbering a 244,844 SF anchored retail center known as Independence Plaza and located in Selden, NY (the "Independence Plaza Property"). The Independence Plaza Loan was originated on November 4, 2003 by CIBC Inc. ("CIBC").

              THE BORROWER. The borrowers of the Independence Plaza Loan are Sivan Selden LLC, MBS Selden LLC, Heckscher Selden LLC and LPS Selden LLC, jointly and severally (the "Independence Plaza Borrower"). Each Independence Plaza Borrower is a Delaware limited liability company that owns a proportionate share of Independence Plaza as a tenant-in-common. Each Independence Plaza Borrower owns no material asset other than its related co-tenancy interest in Independence Plaza and related interests. Each Independence Plaza Borrower was structured as a bankruptcy remote entity. Each Independence Plaza Borrower is sponsored by Sylvia Mermel.


              THE PROPERTY. The Independence Plaza Property consists of three buildings totaling 244,844 SF, which were constructed in 1993 and 1996 on a 33.84-acre parcel of land located in Selden, NY. The Independence Plaza Property is anchored by Home Depot (41.7% of NRSF), King Kullen Grocery Co. (21.3% of NRSF) and Old Navy (6.1% of NRSF). The Independence Plaza Property is located in a densely populated retail corridor along Middle Country Road (Route 25), a six lane highway with an estimated average daily traffic count of 36,987 vehicles. Selden is a middle income suburban bedroom community located approximately 58 miles east of Manhattan.

              LEASE EXPIRATION SUMMARY. The following tables show scheduled lease expirations at the Independence Plaza Property, assuming no tenant renews its lease, exercises renewal options or terminates its lease prior to the scheduled expiration date.


                            LEASE ROLLOVER SCHEDULE

                                     AVERAGE TOTAL                                                         CUMULATIVE % OF TOTAL
                       # OF LEASES    RENT PER SF    % OF TOTAL SF     CUMULATIVE %   % OF TOTAL RENTAL       RENTAL REVENUES
      YEAR               ROLLING        ROLLING         ROLLING       OF SF ROLLING   REVENUES ROLLING           ROLLING
---------------------------------------------------------------------------------------------------------------------------------
       Vacant               NAP             NAP             1%              1%              NAP                   NAP
---------------------------------------------------------------------------------------------------------------------------------
        2003                 0             $0.00            0%              1%               0%                    0%
---------------------------------------------------------------------------------------------------------------------------------
        2004                 3            $21.24            6%              6%               7%                    7%
---------------------------------------------------------------------------------------------------------------------------------
        2005                 0             $0.00            0%              6%               0%                    7%
---------------------------------------------------------------------------------------------------------------------------------
        2006                 3            $19.40            7%             14%               8%                   16%
---------------------------------------------------------------------------------------------------------------------------------
        2007                 5            $28.08            4%             18%               6%                   22%
---------------------------------------------------------------------------------------------------------------------------------
        2008                 1            $23.88            4%             21%               5%                   27%
---------------------------------------------------------------------------------------------------------------------------------
        2009                 3            $23.36            6%             27%               8%                   35%
---------------------------------------------------------------------------------------------------------------------------------
        2010                 0             $0.00            0%             27%               0%                   35%
---------------------------------------------------------------------------------------------------------------------------------
        2011                 1            $31.77            1%             28%               1%                   37%
---------------------------------------------------------------------------------------------------------------------------------
        2012                 5            $19.31            26%            54%              29%                   66%
---------------------------------------------------------------------------------------------------------------------------------
    2013 & Beyond            4            $12.53            46%           100%              34%                  100%
---------------------------------------------------------------------------------------------------------------------------------

     PROPERTY MANAGEMENT. The Independence Plaza Property is managed by Sivan Properties Corp., an affiliated entity of the Independence Plaza Borrower.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     RELEASE OF PARCELS. Not allowed.

     NET CASH FLOW RESERVE. Upon the occurrence of a "Trigger Event" (as defined below), and continuing until a "Termination Event" (as defined below), the Independence Plaza Borrower is required to make monthly deposits into a reserve (the "Independence Plaza Net Cash Flow Reserve") equal to the net cash flow from Independence Plaza for the prior month (as determined in accordance with the related Mortgage). A "Trigger Event" shall mean (a) November 1, 2011 unless, on or prior to such date, King Kullen Grocery Company has exercised the first 5-year renewal option set forth in its lease for a portion of Independence Plaza, and (b) as of January 31, 2012 unless, on or prior to such date, Home Depot has exercised the first 5-year renewal option set forth in its lease for a portion of Independence Plaza. A "Termination Event" shall mean that (i) no event of default is continuing beyond applicable notice and cure periods under the related Mortgage, and (ii) either (A) both Home Depot and King Kullen (the "Anchor Tenants") have exercised their respective renewal options or (B) for each such Anchor Tenant that does not exercise its renewal option, each of the following has occurred: (1) the entire space now leased to such Anchor Tenant is leased to a new tenant determined by the holder of the Independence Plaza Loan, in its reasonable discretion, to be of comparable or better quality than the Anchor Tenant it is replacing; (2) either (y) the replacement lease is for a term of not less than five (5) years and at a net effective rent of not less than that payable during the respective option term of the related Anchor Tenant being replaced or (z) if the then-current market rent for comparable premises is less than the rent payable during the respective option term of the Lease with the Anchor Tenant being replaced, such replacement Lease is for not less than the then-current fair market value and the Debt Service Coverage Ratio (as defined in the Cash Management Agreement entered into in connection with the Independence Plaza Loan) is not less than 1.15:1.0; (3) all landlord's work and other pre-opening obligations of the landlord under such lease have been performed; (4) the related tenant shall have taken possession of and accepted its demised premises, and commenced business therein; and (5) the related tenant shall have paid the first monthly installment of base rent due under such lease. The holder of the Independence Plaza Loan may elect to activate the cash management agreement during any period where deposits to the Independence Plaza Net Cash Flow Reserve are required.

Certain additional information regarding the Independence Plaza Loan and the Independence Plaza Property is set forth on Appendix II hereto.

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 5 - INDEPENDENCE PLAZA
--------------------------------------------------------------------------------























                                  [MAP OMITTED]

--------------------------------------------------------------------------------
                      Mortgage Loan No. 6 - 3 Times Square
--------------------------------------------------------------------------------
























                                [GRAPHIC OMITTED]

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 6 - 3 TIMES SQUARE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE (1):           $34,848,201

CUT-OFF DATE BALANCE(1):        $34,616,983

SHADOW RATING (S&P/MOODY'S):    AAA/Aaa

FIRST PAYMENT DATE:             09/15/2003

INTEREST RATE:                  7.380%

AMORTIZATION(2):                218 months

ARD:                            NAP

HYPERAMORTIZATION:              NAP

MATURITY DATE:                  10/14/2021

EXPECTED MATURITY BALANCE:      $187,485

SPONSOR(S):                     Rudin Times Square Associates, LLC, et. al.

INTEREST CALCULATION:           30/360

CALL PROTECTION:                Lockout until 06/15/2008, with
                                U.S. Treasury defeasance
                                thereafter. Prepayable without
                                premium within 30 days prior to
                                10/14/2021.

LOAN PER SF(1):                 $190.33

UP-FRONT RESERVES:              Insurance:           $100,000
                                Ground Rent:         $164,791

ONGOING RESERVES:               Insurance(3)         Springing
                                Ground Rent (4):     $120,102
                                Replacement         $14,250
                                Reserve:

LOCKBOX(5):                     Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:     Single Asset

PROPERTY TYPE:              Office

PROPERTY SUB-TYPE:          Office/Retail

LOCATION:                   New York, NY

YEAR BUILT:                 2001

OCCUPANCY(6):               98.8%

SQUARE FOOTAGE(6):          883,405

THE COLLATERAL:             30-story Class A office building

OWNERSHIP INTEREST:         Leasehold

MAJOR TENANTS               % NRSF     RENT PSF   LEASE EXPIRATION
                            ------     --------   ----------------
Reuters C Corp.(7)           79.4%      $35.50       11/18/2021
Bank of Montreal             11.8%      $64.55       11/18/2021

PROPERTY MANAGEMENT:        Rudin Management Co. Inc.

U/W NET OP. INCOME:         $41,883,330

U/W NET CASH FLOW:          $39,765,263

APPRAISED VALUE(8):         $450,000,000

CUT-OFF DATE LTV(1):        37.4%

MATURITY DATE  OR ARD       0.2%

LTV(1):

DSCR(1)(9):                 2.35x
------------------------------------------------------------------

(1) The subject $34,848,201 loan represents a 20.59% pari passu interest in the senior ("A") $169,262,690 portion of a $264,085,481 total mortgage debt. All loan per SF, loan-to-value and debt service coverage numbers in this table are based on the (amortized) aggregate $169,262,690 senior financing as of 11/15/2003.

(2) The pari passu A portions amortize based on fixed principal and interest payments of $290,916.92 for the subject pari passu portion and $1,122,108.12 for the remaining pari passu portions.

(3) Commencing after an outstanding event of default, the loan documents permit monthly installments to an insurance account to be collected.

(4) Base ground rent payments are on a fixed escalation schedule through the initial 20 years of the ground lease. Monthly escrows to the Ground Rent Reserve will vary accordingly.

(5) Revenue from the related mortgaged property is paid directly by the tenants and other payees to an account controlled by the applicable master servicer on behalf of the trust fund. The revenue from the related mortgaged property is applied by the master servicer on behalf of the trust fund to sums payable under the related mortgage loan.

(6)  Occupancy based on rent roll dated 07/01/2003.

(7) Reuters leases office, retail, and storage space with various lease expirations (see The Property description on the following page for additional information). The majority of the total Reuters space (87%) expires in 2021.

(8)  As of 09/01/2001.

(9)  The DSCR for the entire loan including the B Note is 1.66x.


 THE 3 TIMES SQUARE LOAN

                    THE LOAN. The sixth largest loan (the "3 Times Square Loan") as evidenced by the promissory note (the "3 Times Square Note") is secured by a Leasehold Mortgage encumbering the borrower's leasehold interest in the 883,405 SF office building located at 3 Times Square, New York, NY (the "3 Times Square Property"). The mortgage on the subject property also secures $134,414,489 of pari passu A-note mortgage loans and $94,822,791 of B Note mortgage loans. The 3 Times Square Loan was originated by The Prudential Insurance Company of America in 1998 and was consolidated, amended and restated on August 28, 2003.

     THE BORROWER. The borrower is 3 Times Square Associates, LLC, a Delaware limited liability company (the "3 Times Square Borrower"). The 3 Times Square Borrower is a special purpose entity. The 3 Times Square Borrower is equally owned by Rudin Times Square Associates, LLC and Reuters Property, LLC.

     THE PROPERTY. The 3 Times Square Property is a 30-story class A office building located in midtown Manhattan containing approximately 883,405 rentable SF of office (93%), retail (5%) and storage (2%) space. The property is located at Times Square and fronts Seventh Avenue for the entire block between 42nd and 43rd Street. It has access to the following major transportation hubs: Times Square Station, Grand Central Station, Penn Station, and the Port Authority Bus Terminal. Construction of the improvements was completed in 2001. Each of the engineering report, the environmental report and the appraisal were prepared in 2001.

     The building was constructed with approximately 34,178 SF of potentially revenue generating signage. Currently, Prudential has the right to utilize 1,600 SF of signage without charge, and leases an additional 4,640 SF at $323 PSF through 11/18/21. Reuters has the right to utilize for itself or for commercial use, without any charge, 15,169 SF of signage through 11/18/21. The borrower has the right to utilize the remaining signage for commercial use, of which JP Morgan Chase leases 3,530 SF at $170 PSF through 11/17/21. As of 07/2003, the building is 98.8% leased to six tenants. Reuters C Corp. ("Reuters") leases 701,578 SF of office, retail, and storage space (79.4% of the total NRA) under various lease terms. The majority of the Reuters space (87%) expires in 2021, with the balance (13%) expiring in 2011. Reuters posted a $120 million letter of credit to secure its lease obligations, the amount of which decreases over the last 5 years of its lease term (beginning 2016) based on their total remaining lease obligations.


                             LEASE ROLLOVER SCHEDULE

                                        CURRENT BASE                                            % OF TOTAL BASE    CUMULATIVE % OF
                       # OF LEASES       RENT PER SF    % OF TOTAL SQUARE    CUMULATIVE % OF    RENTAL REVENUES     TOTAL RENTAL
       YEAR              ROLLING           ROLLING         FEET ROLLING        SF ROLLING           ROLLING       REVENUES ROLLING
-----------------------------------------------------------------------------------------------------------------------------------
      Vacant                 1              $0.00                1%                1%                0%               0%
-----------------------------------------------------------------------------------------------------------------------------------
       2003                  0              $0.00                0%                1%                0%               0%
-----------------------------------------------------------------------------------------------------------------------------------
       2004                  0              $0.00                0%                1%                0%               0%
-----------------------------------------------------------------------------------------------------------------------------------
       2005                  0              $0.00                0%                1%                0%               0%
-----------------------------------------------------------------------------------------------------------------------------------
       2006                  0              $0.00                0%                1%                0%               0%
-----------------------------------------------------------------------------------------------------------------------------------
       2007                  0              $0.00                0%                1%                0%               0%
-----------------------------------------------------------------------------------------------------------------------------------
       2008                  0              $0.00                0%                1%                0%               0%
-----------------------------------------------------------------------------------------------------------------------------------
       2009                  0              $0.00                0%                1%                0%               0%
-----------------------------------------------------------------------------------------------------------------------------------
       2010                  0              $0.00                0%                1%                0%               0%
-----------------------------------------------------------------------------------------------------------------------------------
      2011 (1)               1             $33.02                9%               10%                7%               7%
-----------------------------------------------------------------------------------------------------------------------------------
       2012                  1            $102.01                1%               11%                2%               9%
-----------------------------------------------------------------------------------------------------------------------------------
   2013 & Beyond             5             $43.11               89%              100%               91%             100%
-----------------------------------------------------------------------------------------------------------------------------------

(1) Approximately 91,451 SF of the Reuters space expires in 2011, with the balance expiring in 2021. A portion of the Reuters space expiring in 2011 (12,843 SF) is pre-leased to Bain & Company, and is therefore excluded from the calculation.

     PROPERTY MANAGEMENT. The 3 Times Square Property is managed by Rudin Management Co. Inc., which is affiliated with the 3 Times Square Borrower.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. None, however, at any time from and after 05/19/2006, if either of the two members of the borrower exercises its right to purchase the membership interest of the other member of the borrower pursuant to and in accordance with the buy/sell provisions of the borrower's operating agreement and, to the extent then applicable, the transfer restrictions in the related mortgage, the purchasing member has the right to finance a portion of the purchase price with a note (in an amount not greater than 80% of the purchase price), secured by a pledge of the interest being purchased and 20% of such member's interest in the borrower (before the purchase).

     ADDITIONAL INDEBTEDNESS. There exists a $94,822,791 B Note in connection with the 3 Times Square Loan that is secured by the same mortgage.

     RELEASE OF PARCELS. Not allowed.

     GROUND LEASE. The 3 Times Square Borrower holds the leasehold interest in the 3 Times Square Property pursuant to a ground lease with an unaffiliated third party. The ground lease term expires in 04/2089.

Certain additional information regarding the 3 Times Square Loan and the 3 Times Square Property is set forth on Appendix II hereto.

--------------------------------------------------------------------------------
                      Mortgage Loan No. 6 - 3 Times Square
--------------------------------------------------------------------------------

















                                  [MAP OMITTED]

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 7 -WESTSHORE PLAZA
--------------------------------------------------------------------------------


















                                [GRAPHIC OMITTED]

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 7 -WESTSHORE PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE(1):            $34,000,000

CUT-OFF DATE BALANCE(1):        $33,883,778

SHADOW RATING (S&P/MOODY'S):    BBB/Baa2

FIRST PAYMENT DATE:             10/09/2003

INTEREST RATE:                  5.090%

AMORTIZATION:                   360 months

ARD:                            NAP

HYPERAMORTIZATION:              NAP

MATURITY DATE:                  09/09/2012

EXPECTED MATURITY BALANCE:      $28,840,237

SPONSOR(S):                     Glimcher Properties Limited

INTEREST CALCULATION:           Actual/360

CALL PROTECTION:                Lockout until the earlier of
                                08/27/2006 and 24 months after
                                the REMIC start up date,  with
                                U.S. Treasury defeasance
                                thereafter.  Prepayable without
                                premium from and after 08/09/2012.

LOAN PER SF(1):                 $279.92

UP-FRONT RESERVES(2):           Required repairs:       $1,010,500

ONGOING RESERVES(2):            RE Tax:                 Springing
                                Insurance:              Springing
                                TI/LC:                  Springing
                                Lease Termination       Springing
                                Rollover:

LOCKBOX:                        Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:     Single Asset

PROPERTY TYPE:              Retail

PROPERTY SUB-TYPE:          Anchored

LOCATION:                   Tampa, Florida

YEAR BUILT/RENOVATED:       1967, 1974/1983, 1993 and 2000

OCCUPANCY(3):               92.3%

SQUARE FOOTAGE(3) (4):      356,024

THE COLLATERAL:             Anchored super-regional mall
                            retail center

OWNERSHIP INTEREST:         Fee


MAJOR TENANTS               % NRSF    RENT PSF      LEASE EXPIRATION
-------------               ------    --------      ----------------
American Multi Cinema        17.4%     $29.50          01/01/2021
GAP Inc.(5)                  11.4%     $24.27       2006, 2008, 2009
                                                          2011
Limited Inc.(6)               7.1%      $25.75      2004, 2007, 2008

PROPERTY MANAGEMENT:        Glimcher Properties Limited Partnership

U/W NET OP. INCOME:         $13,301,246

U/W NET CASH FLOW:          $12,992,321

APPRAISED VALUE:            $157,900,000

CUT-OFF DATE LTV(1):        63.1%

MATURITY DATE  OR ARD       53.7%

LTV(1):

DSCR(1):                    2.00x
--------------------------------------------------------------------------------

(1) The subject $34,000,000 loan represents a 34.0% pari passu interest in a $100,000,000 loan. All LTV, DSCR and Loan per SF numbers in this table are based on the total $100,000,000 financing.

(2) Upon the occurrence and continuance of a trigger period a monthly deposit shall be made into a tax and insurance escrow accounts in the amount of 1/12 of the annual real estate taxes and insurance premiums, respectively and (b) the borrower is required to deposit $29,247 per month into a TI/LC reserve account. A trigger period is defined as (a) a period of time during the occurrence and continuance of an Event of Default; or (b) the DSCR is less than or equal to 1.20x at the end of any calendar quarter, and ending at such time as the WestShore Plaza Property achieves a DSCR of greater than 1.20x for 6 consecutive months. Additionally, regardless of whether a trigger period is in effect, the borrower must deposit into a separate TI/LC reserve account any payments or fees received from a tenant under any major lease in connection with a termination of that tenant's lease. The funds in that reserve account will be used for tenant improvements and leasing commissions or rent shortfalls with respect to the terminated space. The borrower may substitute letters of credit in lieu of certain of the reserve deposits.

(3)  Occupancy is based on the rent roll dated May 1, 2003.

(4)  Excludes 703,877 SF of anchor space.

(5) GAP, Inc. has four tenants in WestShore Plaza totaling 40,421 SF: Gap, Gap Kids, Banana Republic and Old Navy.

(6) Limited has four tenants in WestShore Plaza totaling 25,175 SF: Limited, Limited Too, Victoria's Secret and Express/ Bath & Body Works.


THE WESTSHORE PLAZA LOAN

     THE LOAN. The seventh largest loan (the "WestShore Plaza Loan") as evidenced by the Promissory Note (the "WestShore Plaza Note") is secured by a first priority fee Mortgage, Assignment of Leases and Rents and Security Agreement encumbering a portion of the 1,059,901 SF super-regional shopping center known as WestShore Plaza, located in Tampa, Florida (the "WestShore Plaza Property"). The WestShore Plaza Loan was originated on August 27, 2003 by Morgan Stanley Mortgage Capital Inc.

     The WestShore Plaza Loan represents a 34.0% pari passu interest in a $100,000,000 loan. The other mortgage loan secured by the WestShore Plaza Property is pari passu in right of payment to the WestShore Plaza Loan (such loan is referred to in this prospectus supplement as the "WestShore Plaza Companion Loan"). The WestShore Plaza Companion Loan has an original balance of $66,000,000 and the same interest rate, maturity date and amortization terms as the WestShore Plaza Loan. Only the WestShore Plaza Loan is included in the trust. The WestShore Plaza Loan and the WestShore Plaza Companion Loans are serviced pursuant to the TOP12 Pooling and Servicing Agreement (as defined in this prospectus supplement) and therefore the master servicer under TOP12 Pooling and Servicing Agreement will remit collections and establish and maintain reserves, if any, on the WestShore Plaza Loan.

     THE BORROWER. The borrower is Glimcher WestShore, LLC, a Delaware limited liability company (the "WestShore Plaza Borrower") that owns no material asset other than the WestShore Plaza Property and related interests. The WestShore Plaza Borrower is a wholly-owned, direct subsidiary of Glimcher Realty Trust, a publicly-traded REIT that was formed in 1994 to continue and to expand the business of the Glimcher Company and that now reports ownership or joint venture interests in 70 properties, aggregating more than 25,000,000 SF of gross leaseable area.

     THE PROPERTY. The WestShore Plaza Property is located at 250 WestShore Plaza, Tampa, Florida, approximately two miles from Tampa International Airport. The WestShore Plaza Property was originally constructed in 1967, with additions in 1974, and renovated in 1983, 1993 and 2000. It consists of a 1,059,901 square foot, super-regional enclosed mall anchored by Saks Fifth Avenue (approximately 100,000 SF), Sears (164,223 SF), Burdines (228,462 SF) and JC Penney (211,192
SF). Burdines owns its store and the land on which it is located. The WestShore Plaza Property also includes 356,024 SF of in-line tenants. WestShore Plaza is situated on approximately 50 acres and contains 4,807 parking spaces on grade and within three garages. The Burdines store is not part of the collateral. Sears, JC Penney and Saks Fifth Avenue lease their pads from the borrower and pay ground rent.

     LEASE EXPIRATION SUMMARY. The following table shows scheduled lease expirations for the WestShore Plaza Property:


                         IN-LINE LEASE ROLLOVER SCHEDULE

                                     AVERAGE TOTAL     % OF TOTAL   CUMULATIVE %     % OF TOTAL      CUMULATIVE % OF
                            # OF      RENT PER SF     SQUARE FEET   OF SF ROLLING  RENTAL REVENUES     TOTAL RENTAL
          YEAR             LEASES       ROLLING         ROLLING                        ROLLING       REVENUES ROLLING
                           ROLLING
-----------------------------------------------------------------------------------------------------------------------
          MTM                 2          $43.93           1%              1%              1%                 1%
-----------------------------------------------------------------------------------------------------------------------
         Vacant              14          $0.00            8%              8%              0%                 1%
-----------------------------------------------------------------------------------------------------------------------
          2003                8          $33.46           3%             12%              3%                 3%
-----------------------------------------------------------------------------------------------------------------------
          2004                9          $55.43           4%             16%              6%                 9%
-----------------------------------------------------------------------------------------------------------------------
          2005                8          $56.47           6%             22%              7%                16%
-----------------------------------------------------------------------------------------------------------------------
          2006                5          $34.95          10%             32%              8%                24%
-----------------------------------------------------------------------------------------------------------------------
          2007                9          $59.29           8%             39%             10%                34%
-----------------------------------------------------------------------------------------------------------------------
          2008               11          $63.56           6%             46%              9%                44%
-----------------------------------------------------------------------------------------------------------------------
          2009                6          $45.95           6%             52%              6%                50%
-----------------------------------------------------------------------------------------------------------------------
          2010                6          $47.61           5%             57%              6%                55%
-----------------------------------------------------------------------------------------------------------------------
          2011               14          $73.03           8%             65%             13%                69%
-----------------------------------------------------------------------------------------------------------------------
          2012                7          $55.52           5%             69%              6%                75%
-----------------------------------------------------------------------------------------------------------------------
     2013 & Beyond           16          $36.69          31%            100%             25%               100%
-----------------------------------------------------------------------------------------------------------------------

     PROPERTY MANAGEMENT. The WestShore Plaza Property is managed by Glimcher Properties Limited Partnership, which is an affiliate of the WestShore Plaza Borrower. The management fees are subordinate and subject to the WestShore Plaza Loan.

     MEZZANINE DEBT. Not allowed.

     ADDITIONAL DEBT. None permitted, except amounts for the unsecured trade payables and operational debt and financing of equipment or other personal property used at the WestShore Plaza Property so long as such indebtedness is incurred in the ordinary course of business and (i) in the aggregate does not exceed $4,000,000, and (ii) is paid not more than 60 days from the date when due.

     RELEASE OF PARCELS. Not allowed.

Certain additional information regarding the WestShore Plaza Loan and the WestShore Plaza Property is set forth on Appendix II hereto.

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 7 -WESTSHORE PLAZA
--------------------------------------------------------------------------------


















                                  [MAP OMITTED]

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 8 - WOODHAWK APARTMENTS
--------------------------------------------------------------------------------



















                                [GRAPHIC OMITTED]

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 8 - WOODHAWK APARTMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:             $23,200,000

CUT-OFF DATE BALANCE:         $23,200,000

SHADOW RATING (S&P/MOODY'S):  NAP

FIRST PAYMENT DATE:           01/01/2004

INTEREST RATE:                5.250%

AMORTIZATION(1):              IO/360 months

ARD:                          12/01/2013

HYPERAMORTIZATION:            Yes

MATURITY DATE:                12/01/2033

EXPECTED MATURITY BALANCE:    $20,686,710

SPONSOR(S):                   Marcia Deaktor

INTEREST CALCULATION:         Actual/360

CALL PROTECTION:              Lockout until the earlier of
                              11/12/2007 and 24 months after the
                              REMIC start up day, with U.S.
                              Treasury defeasance thereafter.
                              Prepayable without premium from and
                              after 09/01/2013.

LOAN PER UNIT:                $53,211.01

UP-FRONT RESERVES:            Tax:                  $335,749
                              Insurance:            $32,386

ONGOING RESERVES:             Tax:                  $47,904
                              Insurance:            $10,795

LOCKBOX:                      Springing
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:       Single Asset

PROPERTY TYPE:                Multifamily

PROPERTY SUB-TYPE:            Garden

LOCATION:                     Ross Township, PA

YEAR BUILT/RENOVATED:         1989/2001

OCCUPANCY(2):                 93.8%

UNITS(2):                     436

THE COLLATERAL:               436-unit multifamily garden apartment

OWNERSHIP INTEREST:           Fee

PROPERTY MANAGEMENT:          Self-managed

U/W NET OP. INCOME:           $2,285,248

U/W NET CASH FLOW:            $2,176,248

APPRAISED VALUE:              $29,500,000

CUT-OFF DATE LTV:             78.6%

MATURITY DATE OR ARD          70.1%

LTV:

DSCR(3) :                     1.42x
--------------------------------------------------------------------------------

(1) The loan is interest only for the first three years of the loan term, with principal and interest payments commencing 1/01/2007.

(2)  Occupancy based on a rent roll dated 10/03/2003.

(3) The DSCR is based on principal and interest payments beginning on 01/01/2007.


THE WOODHAWK APARTMENTS LOAN

          THE LOAN. The eighth largest loan (the "Woodhawk Apartments Loan") as evidenced by the promissory note (the "Woodhawk Apartments Note") is secured by a first priority Mortgage (the "Woodhawk Apartments Mortgage") encumbering a 436-unit, garden style multifamily property located in Ross Township, PA (the "Woodhawk Apartments Property"). The Woodhawk Apartments Loan was originated on November 12, 2003 by CIBC Inc ("CIBC").

          THE BORROWER. The borrower, Deaktor Development North, LP. (the "Woodhawk Apartments Borrower"), owns no material asset other than the Woodhawk Apartments Property and related interests. The Woodhawk Apartments Borrower is a single purpose, bankruptcy remote entity, whose general partner is a single-purpose Delaware limited liability company with an independent director; a non-consolidation opinion was delivered at closing. The Woodhawk Apartments Borrower is wholly owned by Deaktor Enterprises, L.L.C. and Marcia Deaktor.

          THE PROPERTY. The Woodhawk Apartments Property is a 436-unit, garden style multifamily complex located in Ross Township, Pennsylvania, approximately 8 miles north of the Pittsburgh CBD. The Woodhawk Apartments Property consists of 12, two and three-story buildings and a clubhouse with 655 parking spaces. The Woodhawk Apartments Property was constructed in 1989 and renovated in 2001. Units range in size from 662 SF to 1,133 SF with an average rent of $890/unit. Amenities include a business center, social room, fitness center, playground, pool and picnic areas.

          PROPERTY MANAGEMENT. The Woodhawk Apartments Property is self-managed.

          ADDITIONAL INDEBTEDNESS. Not allowed.

          RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the Woodhawk Apartments Loan and the Woodhawk Apartments Property is set forth on Appendix II hereto.

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 8 - WOODHAWK APARTMENTS
--------------------------------------------------------------------------------



















                                  [MAP OMITTED]

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 9 - 250 WEST 19TH STREET
--------------------------------------------------------------------------------




















                                [GRAPHIC OMITTED]

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 9 - 250 WEST 19TH STREET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:              $21,000,000

CUT-OFF DATE BALANCE:          $20,957,698

SHADOW RATING (S&P/MOODY'S):   AA+/Aa2

FIRST PAYMENT DATE:            11/01/2003

INTEREST RATE:                 5.560%

AMORTIZATION:                  360 months

ARD:                           NAP

HYPERAMORTIZATION:             NAP

MATURITY DATE:                 04/01/2014

EXPECTED MATURITY BALANCE:     $17,385,796

SPONSOR(S):                    Benny Caiola Jr.

INTEREST CALCULATION:          Actual/360

CALL PROTECTION:               Lockout until the earlier of
                               09/18/2007 and 24 months after the
                               REMIC start up date, with U.S.
                               Treasury defeasance thereafter. Prepayable without premium from and after 10/01/2013.

LOAN PER UNIT:                 $104,788.49

UP-FRONT RESERVES:             RE Tax:                $287,478

                               Environmental:         $1,250

ONGOING RESERVES:              RE Tax:                $71,869
                               Insurance(1):

LOCKBOX:                       None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:         Single Asset

PROPERTY TYPE:                  Multifamily

LOCATION:                       New York, NY

YEAR BUILT:                     1986

OCCUPANCY(2):                   97.0%

UNITS(2):                       200

THE COLLATERAL:                 One 16-story apartment building

OWNERSHIP INTEREST:             Fee

PROPERTY MANAGEMENT:            B&L Management Co., LLC

U/W NET OP. INCOME:             $2,925,320

U/W NET CASH FLOW:              $2,875,320

APPRAISED VALUE:                $43,500,000

CUT-OFF DATE LTV:               48.2%

MATURITY DATE  OR ARD           40.0%

LTV:

DSCR:                           2.00x
--------------------------------------------------------------------------------

(1) Insurance reserve not required unless the 250 West 19th Street borrower ceases to be in compliance with the insurance requirements set forth in the 250 West 19th Street Mortgage.

(2)  Based on rent roll dated 7/21/2003.


THE 250 WEST 19TH STREET LOAN

     THE LOAN. The ninth largest loan (the "250 West 19th Street Loan"), as evidenced by a promissory note (the "250 West 19th Street Note"), is secured by a Mortgage and Security Agreement (the "250 West 19th Street Mortgage") encumbering a 200-unit, 16-story multifamily residential apartment building located in New York, New York (the "250 West 19th Street Property"). The 250 West 19th Street Loan was originated by Washington Mutual Bank, FA on September 18, 2003.

     THE BORROWER. The borrower is 250 W 19 LLC, a Delaware limited liability company (the "250 West 19th Street Borrower"). The 250 West 19th Street Borrower is a special purpose entity. The sole member of the 250 West 19th Street Borrower is Benabi Realty Co., LLC.

     THE PROPERTY. The 250 West 19th Street Property is a 200-unit, 16 story multifamily residential apartment building. The unit mix consists of 193 studio units, 5 one-bedroom units and 2 two-bedroom units. Two of the one-bedroom units are owner occupied. The building features an underground garage with a licensed capacity of 61 spaces, three elevators and laundry facilities.

     PROPERTY MANAGEMENT. The 250 West 19th Street Property is managed by B&L Management Co., LLC, a New York limited liability company, owned by some of the sponsors of 250 West 19th Street Borrower. The management fees are subordinate to the 250 West 19th Street Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     RELEASE OF PARCELS. Not allowed, except that the lender is required to consent to the sale and transfer of unused development rights from the 250 West 19th Street Property, at the request of the 250 West 19th Street Borrower, in accordance with the applicable provisions of the Zoning Resolution of the City of New York provided that certain conditions are satisfied, including (a) evidence that the then outstanding principal balance of the promissory note is not more than 48% of the appraised value of the 250 West 19th Street Property immediately following the requested transfer of development rights; (b) payment of the lender's reasonable fees and expenses; (c) if required by the procedures of any applicable rating agency, rating agency confirmation of no withdrawal or downgrading of the ratings of the related REMIC certificates; and (d) an opinion of counsel confirming that any REMIC trust formed pursuant to a securitization will not fail to maintain its status as a "real estate mortgage investment conduit" within the meaning of the Internal Revenue Code Section 860D or incur any tax liability as a result of the release of such development rights.

Certain additional information regarding the 250 West 19th Street Loan and the 250 West 19th Street Property is set forth on Appendix II hereto.

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 9 - 250 WEST 19TH STREET
--------------------------------------------------------------------------------




















                                  [MAP OMITTED]

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NO. 10 - CLUB PACIFICA APARTMENTS
--------------------------------------------------------------------------------





















                                [GRAPHIC OMITTED]

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NO. 10 - CLUB PACIFICA APARTMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:              $20,500,000

CUT-OFF DATE BALANCE:          $20,421,583

SHADOW RATING (S&P/MOODY'S):   NAP

FIRST PAYMENT DATE:            10/01/2003

INTEREST RATE:                 4.520%

AMORTIZATION:                  360 months

ARD:                           NAP

HYPERAMORTIZATION:             NAP

MATURITY DATE:                 09/01/2013

EXPECTED MATURITY BALANCE:     $16,625,910

SPONSOR(S):                    Chien-Te Wu

INTEREST CALCULATION:          Actual/360

CALL PROTECTION:               Lockout until the earlier of
                               08/26/2007 and 25 months after the
                               REMIC start up date, with US Treasury
                               defeasance thereafter.  Prepayable
                               without premium from and after
                               06/01/2013.

LOAN PER UNIT:                 $88,024.07

UP-FRONT RESERVES:             RE Tax:                $158,689
                               Deferred Maintenance:  $4,000

ONGOING RESERVES:              RE Tax:                $19,836
                               Insurance(1):          Springing
                               Replacements(2):       Springing

LOCKBOX:                       NAP
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:        Single Asset

PROPERTY TYPE:                 Multifamily

LOCATION:                      Covina, CA

YEAR BUILT:                    1987

OCCUPANCY(3):                  94.8%

UNITS(3):                      232

THE COLLATERAL:                22 building, two-story garden-style
                               apartment complex

OWNERSHIP INTEREST:            Fee

PROPERTY MANAGEMENT:           Charles Dunn Real Estate Services, Inc.

U/W NET OP. INCOME:            $2,231,128

U/W NET CASH FLOW:             $2,167,328

APPRAISED VALUE:               $29,500,000

CUT-OFF DATE LTV:              69.2%

MATURITY DATE OR ARD           56.4%

LTV:

DSCR:                          1.73x
--------------------------------------------------------------------------------

(1) Upon the occurrence of an event of default or if borrower does not provide evidence of satisfactory coverage on or before the policy's renewal or expiration date, the loan documents require borrower to commence monthly deposits into the impound account for insurance premiums.

(2) Upon the Lender's reasonable determination that the property is not being adequately maintained, the Lender may require borrower to commence monthly deposits into the replacement reserve.

(3)  Based on rent roll dated 08/12/2003.


     THE CLUB PACIFICA APARTMENTS LOAN

          THE LOAN. The tenth largest loan (the "Club Pacifica Apartments Loan") as evidenced by a promissory note is secured by a Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing encumbering a 232-unit multifamily residential complex located in Covina, California (the "Club Pacifica Apartments Property"). The Club Pacifica Apartments Loan was originated by Prudential Mortgage Capital Company, Inc. on August 26, 2003.

          THE BORROWER. The borrower is Prince Club Pacifica Property, LLC, a Delaware limited liability company (the "Club Pacifica Borrower"). The Club Pacifica Borrower is a special purpose entity. The sole member of the Club Pacifica Borrower is Tone Yee Capital Group, LLC.

          THE PROPERTY. The Club Pacifica Apartments Property is a 232-unit garden style apartment complex. The complex consists of 22 two-story buildings. The unit mix consists of 32 one-bedroom/one-bath units and 200 two-bedroom/two-bath units ranging in size from approximately 639 SF to approximately 910 SF. The complex features a pool, spa, lighted tennis court, multi-purpose sport court, laundry facilities, clubhouse with billiard parlor, two racquetball courts, fireside lounge, fitness center, communal kitchen, and secured entry.

          PROPERTY MANAGEMENT. The Club Pacifica Apartments Property is managed by Charles Dunn Real Estate Services, Inc. The management fees are subordinate to the Club Pacifica Loan.

          MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

          ADDITIONAL INDEBTEDNESS. Not allowed.

          RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the Club Pacifica Apartments Loan and the Club Pacifica Apartments Property is set forth on Appendix II hereto.

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NO. 10 - CLUB PACIFICA APARTMENTS
--------------------------------------------------------------------------------





















                                  [MAP OMITTED]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

------------------------- ------------------------------ -----------------------

 Securitized Products        [MORGAN STANLEY LOGO]          December 9, 2003
        Group
------------------------- ------------------------------ -----------------------

                                 CMBS NEW ISSUE
                              COLLATERAL TERM SHEET

                    ----------------------------------------

                                  $648,824,000

                                  (APPROXIMATE)

                          MORGAN STANLEY CAPITAL I INC.

                                  AS DEPOSITOR


                    PRUDENTIAL MORTGAGE CAPITAL FUNDING, LLC

                      MORGAN STANLEY MORTGAGE CAPITAL INC.

                                    CIBC INC.

                                    NCB, FSB

                        NATIONWIDE LIFE INSURANCE COMPANY

                           WASHINGTON MUTUAL BANK, FA

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

                      UNION CENTRAL MORTGAGE FUNDING, INC.


                            AS MORTGAGE LOAN SELLERS


                    ----------------------------------------

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                                 SERIES 2003-IQ6

                    ----------------------------------------


                                 MORGAN STANLEY
                          SOLE LEAD BOOKRUNNING MANAGER

CIBC WORLD MARKETS CORP.   DEUTSCHE BANK SECURITIES    GOLDMAN, SACHS & CO.    MERRILL LYNCH &CO.
     CO-MANAGER                   CO-MANAGER                CO-MANAGER            CO-MANAGER

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, CIBC World Markets Corp., Deutsche Bank Securities Inc, Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.


NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                               FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $648,824,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ6


TRANSACTION FEATURES

o        Sellers:

------------------------------------------------------------------------------------------------------
                                                         NO. OF     NO. OF   CUT-OFF DATE   % OF
SELLERS                                                   LOANS     PROPS.    BALANCE ($)    POOL
------------------------------------------------------------------------------------------------------
 Prudential Mortgage Capital Funding, LLC                   18         18    $229,984,246    23.1%
 Morgan Stanley Mortgage Capital Inc.                        4          7    $201,260,436    20.2%
 CIBC Inc.                                                  17         21    $171,412,393    17.2%
 NCB, FSB                                                   75         75    $129,084,135    12.9%
 Nationwide Life Insurance Company                          19         19    $103,645,275    10.4%
 Washington Mutual Bank, FA                                 23         23    $101,468,942    10.2.%
 Teachers Insurance and Annuity Association of America       3          3     $38,487,784     3.9%
 Union Central Mortgage Funding, Inc.                       16         16     $22,396,742     2.2%
------------------------------------------------------------------------------------------------------
 TOTAL:                                                    175        182    $997,739,954   100.0%
------------------------------------------------------------------------------------------------------

o        Loan Pool:

         o    Average Cut-off Date Balance: $5,701,371
         o    Largest Mortgage Loan by Cut-off Date Balance: $120,000,000
         o Five largest and ten largest loans: 30.1% and 43.4% of pool, respectively

o        Credit Statistics:

         o    Weighted average debt service coverage ratio of 2.64x
         o Weighted average current loan-to-value ratio of 58.9%; weighted average balloon loan-to-value ratio of 45.9%

o        Property Types:

                                [PIE CHART OMITTED]


                           Multifamily           40.9%
                           Retail                38.3%
                           Office                16.7%
                           Industrial             2.8%
                           Self-Storage           0.6%
                           Manufactured Housing   0.7%


o Call Protection: Please refer to the prepayment tables on pages T-26 through T-28 and Appendix II of the Prospectus Supplement

o Collateral Information Updates: Updated loan information is expected to be part of the monthly certificateholder reports available from the Trustee in addition to detailed payment and delinquency information. Information provided by the Trustee is expected to be available at www.ctslink.com. Updated annual property operating and occupancy information, to the extent delivered by borrowers, is expected to be available to Certificateholders from the Master Servicer

o Bond Information: Cash flows are expected to be modeled by TREPP, CONQUEST and INTEX and are expected to be available on BLOOMBERG


--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, CIBC World Markets Corp., Deutsche Bank Securities Inc, Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.


NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                               FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $648,824,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ6


OFFERED CERTIFICATES

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      CERTIFICATE
                  INITIAL                                                           EXPECTED FINAL       INITIAL       PRINCIPAL
               CERTIFICATE   SUBORDINATION     RATINGS     AVERAGE    PRINCIPAL      DISTRIBUTION     PASS-THROUGH      TO VALUE
  CLASS         BALANCE(1)      LEVELS      (S&P/MOODY'S) LIFE(2)(3) WINDOW(2)(4)       DATE(2)          RATE(5)        RATIO(6)
------------------------------------------------------------------------------------------------------------------------------------
 A-1(7)        $50,000,000      12.500%        AAA/Aaa       2.37        1-52          4/15/2008          2.80%          51.54%
------------------------------------------------------------------------------------------------------------------------------------
 A-2(7)        $45,000,000      12.500%        AAA/Aaa       5.79       52-83         11/15/2010          4.17%          51.54%
------------------------------------------------------------------------------------------------------------------------------------
 A-3(7)        $83,000,000      12.500%        AAA/Aaa       8.36       83-112         4/15/2013          4.74%          51.54%
------------------------------------------------------------------------------------------------------------------------------------
 A-4(7)       $470,824,000      12.500%        AAA/Aaa       9.83      112-120        12/15/2013          4.97%          51.54%
------------------------------------------------------------------------------------------------------------------------------------

PRIVATE CERTIFICATES (8)

------------------------------------------------------------------------------------------------------------------------------------
               INITIAL                                                                    EXPECTED                       CERTIFICATE
             CERTIFICATE                                                                    FINAL          INITIAL        PRINCIPAL
              BALANCE OR      SUBORDINATION     RATINGS      AVERAGE      PRINCIPAL     DISTRIBUTION     PASS-THROUGH      TO VALUE
   CLASS  NOTIONAL AMOUNT(1)      LEVELS     (S&P/MOODY'S)  LIFE(2)(3)  WINDOW(2)(4)       DATE(2)         RATE(5)         RATIO(6)
------------------------------------------------------------------------------------------------------------------------------------
     B       $26,191,000          9.875%        AA/Aa2        10.04        120-124        4/15/2014      NWAC - 0.55%       53.08%
------------------------------------------------------------------------------------------------------------------------------------
     C       $29,932,000          6.875%         A/A2         10.33        124-124        4/15/2014      NWAC - 0.44%       54.85%
------------------------------------------------------------------------------------------------------------------------------------
     D       $11,224,000          5.750%         A-/A3        10.33        124-124        4/15/2014      NWAC - 0.36%       55.51%
------------------------------------------------------------------------------------------------------------------------------------
     E        $7,483,000          5.000%       BBB+/Baa1      10.62        124-134        2/15/2015      NWAC - 0.19%       55.95%
------------------------------------------------------------------------------------------------------------------------------------
     F       $11,225,000          3.875%       BBB/Baa2       12.00        134-154       10/15/2016          NWAC           56.62%
------------------------------------------------------------------------------------------------------------------------------------
     G        $7,483,000          3.125%       BBB-/Baa3      13.37        154-167       11/15/2017          NWAC           57.06%
------------------------------------------------------------------------------------------------------------------------------------
   H - O     $31,179,954           ----          ----         ----          ----            ----            5.26%            ----
------------------------------------------------------------------------------------------------------------------------------------
 A-1A(7)    $224,198,000         12.500%        AAA/Aaa       8.59          1-120        12/15/2013         4.76%           51.54%
------------------------------------------------------------------------------------------------------------------------------------
  X-1(9)    $997,739,954           ----          ----         ----          ----            ----        Variable Rate        ----
------------------------------------------------------------------------------------------------------------------------------------
  X-2(9)    $918,095,000           ----          ----         ----          ----            ----        Variable Rate        ----
------------------------------------------------------------------------------------------------------------------------------------
  X-Y(9)     $60,507,379           ----          ----         ----          ----            ----        Variable Rate        ----
------------------------------------------------------------------------------------------------------------------------------------


Notes:      (1)  As of December 2003. In the case of each such Class, subject to a permitted variance of plus or minus 5%.
            (2)  Based on the Structuring Assumptions, assuming 0% CPR as described in the Prospectus Supplement.
            (3)  Average life is expressed in terms of years.
            (4)  Principal window is the period (expressed in terms of months and commencing with the month of January 2004) during which distributions of principal are expected to be made to the holders of each designated Class.
            (5)  The Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A
                 Certificates will accrue interest at a fixed rate. The Class B, Class C, Class D and Class E Certificates will each accrue interest at a rate equal to the Weighted Average Net Mortgage
                 Rate less a specified percentage. The Class F and Class G
                 Certificates will accrue interest at a rate equal to the Weighted Average Net Mortgage Rate. The Class H, Class J, Class
                 K, Class L, Class M, Class N and Class O Certificates will accrue interest at a fixed rate subject to a cap at the Weighted Average Net Mortgage Rate. The Class X-1, Class X-2 and Class X-Y Certificates will accrue interest at a variable rate. The Class A-1, Class A-2, Class A-3, Class A-4 and A-1A will be collectively known as the "Class A Certificates" and the Class X-1, Class X-2, and Class X-Y Certificates will be collectively known as the "Class X Certificates."


--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, CIBC World Markets Corp., Deutsche Bank Securities Inc, Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.


NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                               FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $648,824,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ6

Notes:      (6)  Certificate Principal to Value Ratio is calculated by dividing the Certificate Balance of each Class and all (cClasses (if any) that are senior to such Class by the quotient of the aggregate pool balance and the weighted average pool loan to value ratio. The Class A-1, Class A-2, Class A-3, Class A-4 and
                 Class A-1A Certificate Principal to Value Ratio is calculated based upon the aggregate of the Class A-1, Class A-2, Class
                 A-3, Class A-4 and Class A-1A Certificate Balances.
            (7)  For purposes of making distributions to the Class A-1, Class
                 A-2, Class A-3, Class A-4 and Class A-1A Certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2. Loan group 1 will consist of 119 mortgage loans, representing approximately 77.5% of the initial outstanding pool balance. Loan group 2 will consist of 56 mortgage loans, representing approximately 22.5% of the initial outstanding pool balance. Generally, the Class
                 A-1, Class A-2, Class A-3 and Class A-4 Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 1 and from loan group 2 after the certificate principal balance of the Class A-1A Certificates has been reduced to zero. The Class
                 A-1A Certificates will generally only be entitled to receive distributions of principal collected or advanced in respect of the mortgage loans in loan group 2 and from loan group 1 after the certificate principal balance of the Class A-4 Certificates has been reduced to zero. However, on and after any distribution date on which the certificate principal balances of the Class B through Class O Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A
                 Certificates, pro rata, up to the principal distribution amount for such distribution date. Interest will be paid concurrently,
                 (i) on Class A-1, Class A-2, Class A-3 and Class A-4 pro rata, from the portion of the available distribution amount for such distribution date that is attributable to the mortgage loans in loan group 1; (ii) on Class A-1A from the portion of the available distribution amount for such distribution date that is attributable to the mortgage loans in loan group 2; and
                 (iii) on Class X-1, Class X-2 and Class X-Y, pro rata, from the available distribution amount, in each case in accordance with their interest entitlements. However, if on any distribution date, the available distribution amount (or applicable portion thereof) is insufficient to pay in full the total amount of interest to be paid to any of the Class A or Class X
                 Certificates on such distribution date as described above, the available distribution amount will be allocated among all these classes, pro rata, in accordance with their interest entitlements for such distribution date, without regard to loan group.
            (8)  Certificates to be offered privately pursuant to Rule 144A.
            (9)  The Class X-1, Class X-2 and Class X-Y Notional Amounts are
                 defined herein and in the Prospectus Supplement.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, CIBC World Markets Corp., Deutsche Bank Securities Inc, Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.


NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                               FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $648,824,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ6

I.  ISSUE CHARACTERISTICS

ISSUE TYPE:                       Public: Classes A-1, A-2, A-3 and A-4, (the
                                  "Offered Certificates")

                                  Private (Rule 144A): Classes A-1A, X-1, X-2,
                                  X-Y, B, C, D E, F, G, H, J, K, L, M, N and O

SECURITIES OFFERED:               $648,824,000 monthly pay, multi-class,
                                  sequential pay commercial mortgage REMIC
                                  Pass-Through Certificates, including four fixed-rate principal and interest classes
                                  (Classes A-1, A-2, A-3 and A-4)

MORTGAGE POOL:                    The mortgage pool consists of 175 mortgage
                                  loans (which includes 119 mortgage loans in loan group 1 and 56 mortgage loans in loan group 2) with an aggregate principal balance of all mortgage loans as of the Cut-Off Date of approximately $997,739,954 (which includes
                                  $773,540,961 in loan group 1 and $224,198,993
                                  in loan group 2), which may vary by up to 5%.
                                  Loan group 1 will consist of (i) all of the mortgage loans that are not secured by mortgaged properties included in loan group 2 and (ii) 64 mortgage loans that are secured by mortgaged properties that are multifamily and manufactured housing properties. Loan group 2 will consist of 56 mortgage loans that are secured by mortgaged properties that are multifamily properties.

SELLERS: Prudential Mortgage Capital Funding, LLC, Morgan Stanley Mortgage Capital Inc., CIBC Inc., NCB, FSB, Nationwide Life Insurance Company, Washington Mutual Bank, FA, Teachers Insurance and Annuity Association of America and Union Central Mortgage Funding, Inc.

LEAD BOOKRUNNING MANAGER:         Morgan Stanley & Co. Incorporated

CO-MANAGERS:                      CIBC World Markets Corp., Deutsche Bank
                                  Securities Inc., Goldman, Sachs & Co., Merrill
                                  Lynch, Pierce, Fenner & Smith Incorporated

MASTER SERVICERS:                 Wells Fargo Bank, National Association will
                                  act as general master servicer with respect to all of the mortgage loans in the trust, other than the Non-Trust Serviced Pari Passu Loans and other than the mortgage loans sold to the trust by NCB, FSB. NCB, FSB will act as master servicer with respect to the mortgage loans sold by NCB, FSB.

PRIMARY SERVICERS:                Prudential Asset Resources, Inc. with respect
                                  to those mortgage loans sold to the trust by Prudential Mortgage Capital Funding, LLC,
                                  Nationwide Life Insurance Company with respect to those mortgage loans sold to the trust by Nationwide Life Insurance Company, Washington
                                  Mutual Bank, FA with respect to those mortgage loans sold to the trust by Washington Mutual
                                  Bank, FA, and Union Central Mortgage Funding,
                                  Inc. with respect to those mortgage loans sold to the trust by Union Central Mortgage
                                  Funding, Inc.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, CIBC World Markets Corp., Deutsche Bank Securities Inc, Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.


NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                               FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $648,824,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ6

SPECIAL SERVICERS:                ARCap Servicing, Inc. will act as general
                                  special servicer with respect to all of the mortgage loans in the trust, other than the residential cooperative mortgage loans contributed by NCB, FSB and the Non-Trust
                                  Serviced Pari Passu Loans. National Consumer
                                  Cooperative Bank will act as special servicer with respect to residential cooperative loans contributed by NCB, FSB.

TRUSTEE:                          LaSalle Bank National Association

FISCAL AGENT:                     ABN AMRO Bank N.V.

PAYING AGENT AND REGISTRAR:       Wells Fargo Bank Minnesota, N.A.

CUT-OFF DATE:                     December 1, 2003, or with respect to (a) the 3
                                  Times Square Pari Passu Loan, November 15,
                                  2003 and (b) any mortgage loan originated after December 1, 2003, the date of such origination. Except with respect to the 3
                                  Times Square Pari Passu Loan, for purposes of the information contained in this term sheet, scheduled payments due in December 2003 with respect to mortgage loans not having payment dates on the first of each month have been deemed received on December 1, 2003, not the actual day on which such scheduled payments are due.

PRICING DATE:                     December 9, 2003

CLOSING DATE:                     On or about December 18, 2003

DISTRIBUTION DATES:               The 15th of each month, commencing in January
                                  2004 (or if the 15th is not a business day, the next succeeding business day)

MINIMUM DENOMINATIONS:            $25,000 for the Class A Certificates and
                                  $100,000 for all other Offered Certificates and in multiples of $1 thereafter

SETTLEMENT TERMS:                 DTC, Euroclear and Clearstream, same day
                                  funds, with accrued interest

LEGAL/REGULATORY STATUS:          Classes A-1, A-2, A-3 and A-4 are expected to
                                  be eligible for exemptive relief under ERISA.
                                  No Class of Certificates is SMMEA eligible

RISK FACTORS:                     THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY
                                  NOT BE SUITABLE FOR ALL INVESTORS. SEE THE
                                  "RISK FACTORS" SECTION OF THE PROSPECTUS
                                  SUPPLEMENT AND THE "RISK FACTORS" SECTION OF
                                  THE PROSPECTUS


--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, CIBC World Markets Corp., Deutsche Bank Securities Inc, Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.


NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                               FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $648,824,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ6


II. STRUCTURE CHARACTERISTICS

The Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates are fixed-rate, monthly pay, multi-class, sequential pay REMIC Pass-Through Certificates. The Class B, Class C, Class D and Class E Certificates will accrue interest at a rate equal to the Weighted Average Net Mortgage Rate less a specified percentage. The Class F and Class G will accrue interest at a rate equal to the Weighted Average Net Mortgage Rate. The Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates will each accrue interest at a fixed rate subject to a cap at the Weighted Average Net Mortgage Rate. The Class X-1, Class X-2 and Class X-Y Certificates will accrue interest at a variable rate. The depiction below assumes a maximum net rate of 5.25% on the residential cooperative loans due to their contribution to the Class X-Y Certificates. For certain information concerning the distribution of principal and interest to the Class A and Class X Certificates, see "Offered Certificates" and "Private Certificates" herein and "Description of the Offered Certificates - Distributions" in the Prospectus Supplement.

IO STRUCTURE


                                    [CHART OMITTED]

Class A-1      AAA/Aaa      2.80%                 $50.0MM
Class A-1A     AAA/Aaa      4.76%                $224.2MM
Class A-2      AAA/Aaa      4.17%                 $45.0MM
Class A-3      AAA/Aaa      4.74%                 $83.0MM
Class A-4      AAA/Aaa      4.97%                $470.8MM
Class B        AA/Aa2       NWAC-0.55%            $26.2MM
Class C        A-/A2        NWAC-0.44%            $29.9MM
Class D        A/A3         NWAC-0.36%            $11.2MM
Class E        BBB+/Baa1    NWAC-0.19%             $7.5MM
Class F        BBB/Baa2     NWAC                  $11.2MM
Class G        BBB-/Baa3    NWAC                   $7.5MM
Class H        BB+/Ba1      5.26%                  $6.2MM
Class J        BB/Ba2       5.26%                  $5.0MM
Class K-O      BB-/Ba3 to NR5.26%                 $20.0MM

[  ] X-1 + X-2 IO Strip  [  ] X-1 Notional  [  ] X-2 Notional
                   NR = Not Rated

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, CIBC World Markets Corp., Deutsche Bank Securities Inc, Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.


NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                               FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $648,824,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ6

Class X-1, X-2 and X-Y Notional      The Notional Amount of the Class X-1
Balances:                            Certificates will be equal to the aggregate
                                     of the certificate balances of the classes of Principal Balance Certificates outstanding from time to time. The Notional
                                     Amount of the Class X-2 Certificates at any time on or before the Distribution Date occurring in December 2011 will be an amount equal to the aggregate Component
                                     Notional Amount of the Class A-1, Class
                                     A-2, Class A-3, Class A-4, Class A-1A,
                                     Class B, Class C, Class D, Class E, Class
                                     F, Class G, Class H and Class J Components.
                                     After the December 2011 Distribution Date, the Notional Amount of the Class X-2
                                     Certificates will be equal to zero. As of any Distribution Date, the Component
                                     Notional Amount of the Class A-1, Class
                                     A-2, Class A-3, Class A-4, Class A-1A,
                                     Class B, Class C, Class D, Class E, Class
                                     F, Class G, Class H and Class J Components will generally be equal to the lesser of
                                     (i) the Certificate Balance of the
                                     corresponding Class of Principal Balance
                                     Certificates as of such date (taking into account any distributions of principal made on, and any Realized Losses and Expense
                                     Losses allocated to, such Classes of
                                     Principal Balance Certificates) and (ii) the amount specified for such Component and such Distribution Date on Schedule I.

                                     Accordingly, the Notional Amount of the
                                     Class X-1 Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses of principal actually allocated to any class of Principal Balance Certificates. The Notional Amount of the Class X-2 Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses of principal actually allocated to any component and any class of Certificates included in the calculation of the Notional Amount for the Class X-2 Certificates on such Distribution Date, as described above to the extent that such distribution or allocation of Realized Losses and Expense Losses reduces the principal balance of the related Class of certificates to a balance that is lower than the amount shown on Schedule B to this prospectus supplement. Holders of the Class X-2 Certificates will not be entitled to distributions of interest at any time following the Distribution Date occurring in December 2011.

                                     The notional amount of the Class X-Y
                                     Certificates will be equal to the total
                                     principal balance of certain residential cooperative mortgage loans identified on Appendix II to this prospectus supplement. The notional amount of the Class X-Y Certificates will be reduced on each distribution date by collections and advances of principal on the certain residential cooperative mortgage loans identified on Appendix II to this prospectus supplement and losses on those residential cooperative mortgage loans previously allocated to the certificateholders.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, CIBC World Markets Corp., Deutsche Bank Securities Inc, Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.


NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                               FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $648,824,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ6


                                     Accordingly, upon initial issuance, the
                                     aggregate Notional Amount of the Class X-1
                                     Certificates, Class X-2 Certificates and
                                     Class X-Y Certificates will be
                                     $997,739,954, $918,095,000, and $60,507,379
                                     respectively, subject in each case to a
                                     permitted variance of plus or minus 5%. The
                                     Notional Amount of each Class X Certificate is used solely for the purpose of determining the amount of interest to be distributed on such Certificate and does not represent the right to receive any distributions of principal.

                                     The Residual Certificates will not have
                                     Certificate Balances or Notional Amounts.


--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, CIBC World Markets Corp., Deutsche Bank Securities Inc, Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.


NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                               FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $648,824,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ6




SCHEDULE I
COMPONENT NOTIONAL BALANCE

----------------------------------------------------------------------------------------------------------------------------------
DISTRIBUTION DATES (INCLUSIVE)    CLASS A1     CLASS A1A      CLASS A2      CLASS A3     CLASS A4       CLASS B       CLASS C
----------------------------------------------------------------------------------------------------------------------------------
January 2004 to December 2005     $3,941,000   $210,567,000   $45,000,000   $83,000,000  $470,824,000   $26,191,000   $29,932,000
January 2006 to December 2006     $0           $199,583,000   $11,410,000   $83,000,000  $470,824,000   $26,191,000   $29,932,000
January 2007 to December 2007     $0           $188,983,000   $0            $57,212,000  $470,824,000   $26,191,000   $29,932,000
January 2008 to December 2008     $0           $168,377,000   $0            $22,138,000  $470,824,000   $26,191,000   $25,252,000
January 2009 to December 2009     $0           $159,486,000   $0            $0           $459,727,000   $26,191,000   $10,102,000
January 2010 to December 2010     $0           $141,021,000   $0            $0           $422,600,000   $22,385,000   $0
January 2011 to December 2011     $0           $132,835,000   $0            $0           $393,197,000   $9,911,000    $0
----------------------------------------------------------------------------------------------------------------------------------


COMPONENT NOTIONAL BALANCE (CONT'D)

-----------------------------------------------------------------------------------------------------------------
DISTRIBUTION DATES (INCLUSIVE)    CLASS D      CLASS E        CLASS F       CLASS G      CLASS H      CLASS J
-----------------------------------------------------------------------------------------------------------------
January 2004 to December 2005     $11,224,000  $7,483,000     $11,225,000   $7,483,000   $6,236,000   $4,989,000
January 2006 to December 2006     $11,224,000  $7,483,000     $11,225,000   $0           $0           $0
January 2007 to December 2007     $11,224,000  $0             $0            $0           $0           $0
January 2008 to December 2008     $0           $0             $0            $0           $0           $0
January 2009 to December 2009     $0           $0             $0            $0           $0           $0
January 2010 to December 2010     $0           $0             $0            $0           $0           $0
January 2011 to December 2011     $0           $0             $0            $0           $0           $0
-----------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, CIBC World Markets Corp., Deutsche Bank Securities Inc, Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.


NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                               FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $648,824,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ6


Class X-1, X-2 and X-Y Pass-         The Pass-Through Rate applicable to the
Through Rates:                       Class X-1 Certificates for the initial
                                     Distribution Date will equal approximately
                                     0.18% per annum. The Pass-Through Rate
                                     applicable to the Class X-1 Certificates for each Distribution Date subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates (the "Class X-1 Strip Rates") at which interest accrues from time to time on the respective components of the total
                                     Notional Amount of the Class X-1
                                     Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will be comprised of all or a designated portion of the Certificate
                                     Balance of one of the classes of the
                                     Principal Balance Certificates. In general, the Certificate Balance of each class of Principal Balance Certificates will constitute a separate component of the total Notional Amount of the Class X-1
                                     Certificates; provided that, if a portion, but not all, of the Certificate Balance of any particular class of Principal Balance
                                     Certificates is identified in Schedule I as being part of the total Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that identified portion of such Certificate
                                     Balance will also represent one or more
                                     separate components of the total Notional
                                     Amount of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related Distribution Date, and the remaining portion of such Certificate Balance will represent one or more other separate components of the Class
                                     X-1 Certificates for purposes of
                                     calculating the accrual of interest for the related Distribution Date. For any
                                     Distribution Date occurring on or before December 2011, on any particular component of the total Notional Amount of the Class
                                     X-1 Certificates immediately prior to the related Distribution Date, the applicable
                                     Class X-1 Strip Rate will be calculated as follows:

                                     o if such particular component consists of the entire Certificate Balance of any class of Principal Balance Certificates, and if such Certificate Balance also constitutes, in its entirety, a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the greater of (i) the rate per annum corresponding to such Distribution Date as set forth on Schedule A in the Prospectus Supplement and (ii) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates;

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, CIBC World Markets Corp., Deutsche Bank Securities Inc, Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.


NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                               FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $648,824,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ6


                                     o if such particular component consists of a designated portion (but not all) of the Certificate Balance of any class of Principal Balance Certificates, and if such designated portion of such Certificate Balance also constitutes a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the greater of (i) the rate per annum corresponding to such Distribution Date as set forth on Schedule A in the Prospectus and (ii) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates;

                                     o if such particular component consists of the entire Certificate Balance of any class of Principal Balance Certificates, and if such Certificate Balance does not, in whole or in part, also constitute a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates; and

                                     o if such particular component consists of a designated portion (but not all) of the Certificate Balance of any class of Principal Balance Certificates, and if such designated portion of such Certificate Balance does not also constitute a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates.

                                     For any Distribution Date occurring after December 2011, the Certificate Balance of each class of Principal Balance Certificates will constitute a single separate component of the total Notional Amount of the Class X-1 Certificates, and the applicable Class X-1 Strip Rate with respect to each such component for each such Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates.

                                     Under no circumstances will the Class X-1
                                     Strip Rate be less than zero.


--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, CIBC World Markets Corp., Deutsche Bank Securities Inc, Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.


NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                               FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $648,824,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ6


                                     The Pass-Through Rate applicable to the
                                     Class X-2 Certificates for the initial
                                     Distribution Date will equal approximately
                                     0.76% per annum. The Pass-Through Rate
                                     applicable to the Class X-2 Certificates for each Distribution Date subsequent to the initial Distribution Date and on or before the Distribution Date in December 2011 will equal the weighted average of the respective strip rates (the "Class X-2 Strip Rates") at which interest accrues from time to time on the respective components of the total Notional Amount of the Class X-2 Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will be comprised of all or a designated portion of the Certificate Balance of a specified class of Principal Balance Certificates. If all or a designated portion of the Certificate Balance of any class of Principal Balance Certificates is identified in Schedule I as being part of the total Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion thereof) will represent one or more separate components of the total Notional Amount of the Class X-2 Certificates for purposes of calculating the accrual of interest for the related Distribution Date. For any Distribution Date occurring on or before December 2011, on any particular component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, the applicable Class X-2 Strip Rate will equal the excess, if any, of:

                                     o        the lesser of (a) the rate per
                                              annum corresponding to such
                                              Distribution Date as set forth on
                                              Schedule A in the Prospectus
                                              Supplement and (b) the Weighted
                                              Average Net Mortgage Rate for such
                                              Distribution Date, over


                                     o        the Pass-Through Rate for such
                                              Distribution Date for the class of
                                              Principal Balance Certificates
                                              whose Certificate Balance, or a
                                              designated portion thereof,
                                              comprises such component.


                                     Under no circumstances will the Class X-2
                                     Strip Rate be less than zero.

                                     The Pass-Through Rate applicable to the
                                     Class X-Y Certificates for the initial
                                     Distribution Date will equal approximately
                                     0.42% per annum. The pass-through rate for the Class X-Y Certificates will be a variable rate equal to the weighted average from time to time of the various Class X-Y Strip Rates attributable to each of the residential cooperative mortgage loans that contribute to the X-Y notional balance in the trust fund as described below.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, CIBC World Markets Corp., Deutsche Bank Securities Inc, Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.


NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                               FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $648,824,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ6


                                     For each Distribution Date after the
                                     initial Distribution Date, the Class X-Y
                                     Strip Rate for each of those residential cooperative mortgage loans will equal the excess, if any, of:

                                     o    the mortgage interest rate in effect
                                          for that mortgage loan as of the date
                                          of initial issuance of the offered
                                          certificates, net of the sum of the
                                          annual rates at which the related
                                          master servicing fee and the trustee
                                          fee are calculated, over

                                     o    5.25% per annum;

                                     provided that, if the subject residential cooperative mortgage loan accrues interest on the basis of the actual number of days elapsed during each one-month interest accrual period in a year assumed to consist of 360 days, then the foregoing differential, will be multiplied by a fraction, expressed as a percentage, the numerator of which is the number of days in the subject interest accrual period, and the denominator of which is 30.

                                     Under no circumstances will the Class X-Y
                                     Strip Rate be less than zero.


--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, CIBC World Markets Corp., Deutsche Bank Securities Inc, Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.


NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                               FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $648,824,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ6


Yield Maintenance/Prepayment         On any Distribution Date prior to and
Premium allocation:                  including the Distribution Date on which
                                     the Certificate Balance of the Class A
                                     Certificates has been reduced to zero,
                                     Prepayment Premiums or Yield Maintenance
                                     Charges collected in respect of each
                                     mortgage loan included in a particular Loan
                                     Group during the related Collection Period will be distributed to the holders of each of the Class A-1, Class A-2, Class A-3,
                                     Class A-4, Class A-1A, Class B, Class C,
                                     Class D, Class E, Class F and Class G
                                     Certificates then entitled to distributions of principal on such Distribution Date.
                                     Such holders will receive an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to the holders of that class in respect of the mortgage loans in that Loan Group on that Distribution
                                     Date, and the denominator of which is the total amount distributed as principal to the holders of all classes of certificates representing principal payments in respect of the mortgage loans included in that Loan
                                     Group on that Distribution Date, (b) a
                                     fraction not greater than one and not less than zero, whose numerator is the difference between (i) the Pass-Through
                                     Rate on that class of certificates, and
                                     (ii) the Discount Rate (as defined in the Prospectus Supplement) used in calculating the Prepayment Premium or Yield Maintenance
                                     Charge with respect to the principal
                                     prepayment (or the current Discount Rate if not used in such calculation) and whose denominator is the difference between (i) the mortgage rate on the related mortgage loan and (ii) the Discount Rate used in calculating the Prepayment Premium or Yield
                                     Maintenance Charge with respect to that
                                     principal prepayment (or the current
                                     Discount Rate if not used in such
                                     calculation) and (c) the amount of the
                                     Prepayment Premium or Yield Maintenance
                                     Charge collected in respect of such
                                     principal prepayment during the related
                                     Collection Period.

                                     On any Distribution Date following the
                                     Distribution Date on which the Certificate
                                     Balance of the Class A Certificates has
                                     been reduced to zero, Prepayment Premiums or Yield Maintenance Charges collected in respect of each mortgage loan during the related Collection Period will be distributed to the holders of each of the Class B, Class C, Class D, Class E, Class F and Class G Certificates then entitled to distributions of principal on such Distribution Date. Such holders will receive, an amount equal to the product of
                                     (a) a fraction, the numerator of which is the amount distributed as principal to the holders of that class on that Distribution Date, and the denominator of which is the total amount distributed as principal to the holders of all classes of certificates on that Distribution Date, (b) a fraction not greater than one and not less than zero, whose numerator is the difference between (i) the Pass-Through Rate on that class of certificates, and (ii) the Discount Rate used in calculating the Prepayment Premium or Yield Maintenance Charge with respect to the principal prepayment (or the current Discount Rate if not used in such calculation) and whose denominator is the difference between (i) the mortgage rate on the related mortgage loan and (ii) the Discount Rate used in calculating the Prepayment Premium or Yield Maintenance Charge with respect to that principal prepayment (or the current Discount Rate if not used in such calculation) and (c) the amount of the Prepayment Premium or Yield Maintenance Charge collected in respect of such principal prepayment during the related Collection Period.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, CIBC World Markets Corp., Deutsche Bank Securities Inc, Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.


NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                               FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $648,824,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ6


                                     The portion, if any, of the Prepayment
                                     Premium/Yield Maintenance Charge remaining after such payments to the holders of the Principal Balance Certificates will be distributed to the holders of the Class X-1 Certificates and Class X-2 Certificates based on a 83/17 ratio through and including the Distribution Date in December 2006. After the Distribution Date in December 2006 all Prepayment Premium/Yield Maintenance charges remaining after such payments to the holders of the Principal Balance Certificates will be distributed to the Class X-1 Certificates.

                                     Notwithstanding the previous two
                                     paragraphs, regarding the prepayment of
                                     loans contributing to the notional balance of the Class X-Y Certificates, the Class X-Y Certificates will receive the portion of Yield Maintenance attributable to the specific Class X-Y Strip Rate applicable to the prepaid loan. In addition, the Class X-Y Certificates will receive 50% of all Prepayment Premiums (i.e. Penalty Points) collected with respect to the aforementioned loans.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, CIBC World Markets Corp., Deutsche Bank Securities Inc, Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.


NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                               FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $648,824,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ6


                                   The following is an example of the
                                   Prepayment Premium Allocation under (b)
                                   above based on the information contained herein and the following assumptions:

                                   Two Classes of Certificates: Class A-2 and X

                                   The characteristics of the Mortgage Loan being prepaid are as follows:

                                        -    Loan Balance: $10,000,000

                                        -    Mortgage Rate: 5.63%

                                        -    Maturity Date: 5 years (December
                                             1, 2008)

                                   The Discount Rate is equal to 3.23%

                                   The Class A-2 Pass-Through Rate is equal to
                                   4.17%

                              CLASS A CERTIFICATES
     ---------------------------------------------------------------------------
                                                                      YIELD
                                                                   MAINTENANCE
                    METHOD                        FRACTION          ALLOCATION
     -------------------------------------- ---------------------- -------------
                                                  CLASS A-1         CLASS A-2
     -------------------------------------- ---------------------- -------------
         (Class A-2 Pass Through Rate -                               39.2%
                 Discount Rate)                  (4.17%-3.23%)
     --------------------------------------   --------------------
        (Mortgage Rate - Discount Rate)          (5.63%-3.23%)

                              CLASS X CERTIFICATES
                                                                      YIELD
                                                                   MAINTENANCE
                 METHOD                           FRACTION          ALLOCATION
     ---------------------------------------------------------------------------

       (1- Class A-2 YM Allocation)              (1-39.2% )           60.8%

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, CIBC World Markets Corp., Deutsche Bank Securities Inc, Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                               FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $648,824,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ6


III.     SELLERS

                           Prudential Mortgage Capital Funding, LLC
                           ("Prudential")

                           The Mortgage Pool includes 18 Mortgage Loans, representing 23.1% of the Initial Pool Balance, that were originated by or on behalf of Prudential or purchased from a third party.

                           Prudential is a limited liability company organized under the laws of the State of Delaware. Prudential is a wholly owned, limited purpose, subsidiary of Prudential Mortgage Capital Company, LLC. Prudential Mortgage Capital Company, LLC is a real estate financial services company which originates commercial and multifamily real estate loans throughout the United States. Prudential was organized for the purpose of acquiring loans originated by Prudential Mortgage Capital Company, LLC and holding them pending securitization or other disposition. Prudential Mortgage Capital Company, LLC has primary offices in Atlanta, Chicago, San Francisco and Newark. The principal offices of Prudential Mortgage Capital Company, LLC are located at 4 Gateway Center, 8th Floor, 100 Mulberry Street, Newark, New Jersey 07102. The pooled mortgage loans for which Prudential is the applicable mortgage loan seller were originated by Prudential Mortgage Capital Company, LLC (or a wholly-owned subsidiary of Prudential Mortgage Capital Company, LLC) or, in one case, acquired by Prudential from The Prudential Insurance Company of America, an affiliate of Prudential Mortgage Capital Company, LLC and Prudential. Prudential Asset Resources, Inc., an affiliate of Prudential Mortgage Capital Funding, LLC, is the Primary Servicer with respect to the mortgage loans transferred by Prudential to the trust.

                           Morgan Stanley Mortgage Capital Inc. ("MSMC")

                           The Mortgage Pool includes 4 Mortgage Loans, representing 20.2% of the Initial Pool Balance that were originated by or on behalf of MSMC or purchased from a third party.

                           MSMC, a subsidiary of Morgan Stanley and an affiliate of Morgan Stanley & Co. Incorporated, one of the underwriters, was formed as a New York corporation to originate and acquire loans secured by mortgages on commercial and multifamily real estate. Each of the MSMC mortgage loans was originated or purchased by MSMC, and all of the MSMC mortgage loans were underwritten by MSMC underwriters. The principal offices of MSMC are located at 1585 Broadway, New York, New York 10036.

                           CIBC Inc.  ("CIBC")

                           The Mortgage Pool includes 17 Mortgage Loans, representing 17.2% of the Initial Pool Balance, that were originated by or on behalf of CIBC.

                           CIBC, a majority-owned subsidiary of Canadian Imperial Holdings Inc. and an affiliate of CIBC World Markets Corp., one of the underwriters, was incorporated under the laws of Delaware. Canadian Imperial Holdings Inc. is a wholly-owned subsidiary of CIBC Delaware Holdings Inc., also a Delaware corporation, which is a subsidiary of Canadian Imperial Bank of Commerce. Canadian Imperial Bank of Commerce is a bank chartered under the Bank Act of Canada, having its head office in the City of Toronto, in the Province of Ontario, Canada. It is licensed to do business in the United States through its agency located in New York, New York. CIBC is a commercial finance company that originates commercial and multifamily real estate loans and purchases participations in loans from third-party lenders. CIBC has offices in Atlanta, Chicago, Houston, Dallas, San Francisco, Los Angeles, New York and Salt Lake City.


--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, CIBC World Markets Corp., Deutsche Bank Securities Inc, Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.


NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                               FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $648,824,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ6


                           NCB, FSB

                           The Mortgage Pool includes 75 Mortgage Loans, representing 12.9 % of the Initial Pool Balance, that are being contributed by NCB, FSB.

                           NCB, FSB is a federal savings bank chartered by the Office of Thrift Supervision of the U.S. Department of the Treasury. It is one of the master servicers and is a wholly-owned subsidiary of National Consumer Cooperative Bank, one of the special servicers. NCB, FSB maintains an office at 1725 Eye Street, N.W., Washington, D.C. 20006.

                           NCB, FSB together with its parent, National Consumer Cooperative Bank, have originated over $4.0 billion in commercial and multifamily loans and securitized over $2.9 billion of such originations in 26 public securitization transactions.


                           Nationwide Life Insurance Company ("Nationwide Life")

                           The Mortgage Pool includes 19 Mortgage Loans, representing 10.4% of the Initial Pool Balance, that are being contributed by Nationwide Life.

                           Nationwide Life is one of the leading providers of long-term savings and retirement products in the United States and is a wholly owned subsidiary of Nationwide Financial Services, Inc., which is a majority owned member of the Nationwide group of insurance and financial services companies ("Nationwide"). Together with its subsidiaries, including Nationwide Life and Annuity Insurance Company, Nationwide Life develops and sells a diverse range of products including individual annuities, private and public sector pension plans and life insurance.

                           Nationwide Life, as a whole, is one of the largest diversified financial and insurance services providers in the United States. Nationwide Life is a Fortune 500 organization with assets of approximately $141 billion (unaudited) as of September 30, 2003.

                           Nationwide Life's Real Estate Investment Department originated $2.1 billion in commercial mortgage loans in 2002 and has averaged over $1.5 billion in originations per year over the past five years. The Real Estate Investment Department originated all of the Nationwide Life mortgage loans in this transaction and currently manages over $10.0 billion of mortgage loans for Nationwide Life, its affiliates, and third party participants. Nationwide Life is also the Primary Servicer with respect to the mortgage loans transferred by it to the trust.

                           Nationwide Life's headquarters are in Columbus, Ohio, where the company was founded in 1929. Nationwide Life has financial strength ratings from A.M. Best "A+," Moody's "Aa3," and S&P "AA-."

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, CIBC World Markets Corp., Deutsche Bank Securities Inc, Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.


NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                               FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $648,824,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ6


                           Washington Mutual Bank, FA ("WaMu")

                           The Mortgage Pool includes 23 Mortgage Loans, representing 10.2% of the Initial Pool Balance, that are being contributed by WaMu.

                           With a history dating back to 1889, WaMu is a retailer of financial services that provides a diversified line of products and services to consumers and small businesses. As of September 30, 2003, Washington Mutual, Inc. and its subsidiaries, including WaMu, had consolidated assets of $286.72 billion. Washington Mutual, Inc. currently operates more than 2,700 consumer banking, mortgage lending, commercial banking consumer finance and financial services offices throughout the nation. The Commercial Real Estate division of WaMu provides construction, acquisition, rehabilitation and term financing for office, retail, industrial and apartment properties.

                           WaMu originated all of the mortgage loans transferred to the trust for which it is the applicable mortgage loan seller and is also the Primary Servicer with respect to those mortgage loans.

                           Teachers Insurance and Annuity Association of America ("TIAA")

                           The Mortgage Pool includes 3 Mortgage Loans, representing 3.9% of the Initial Pool Balance, that are being contributed by TIAA.

                           TIAA is a non-profit legal reserve life insurance and annuity company organized under the laws of the State of New York and is regulated by the New York State Insurance Department. TIAA, established in 1918 by the Carnegie Foundation for the U.S. Advancement of Teaching, is the third largest life insurance company according to Fortune (April 14, 2003). TIAA invests in a broad array of debt and equity investments, as well as commercial mortgages and real estate. TIAA's principal office is located at 730 Third Avenue, New York, New York 10017. TIAA's financial strength is rated "Aaa" by Moody's, "AAA" by S&P, "AAA" by Fitch and "A++" by A.M. Best Company. TIAA holds the highest possible ratings for financial strength, operating performance and claims-paying ability from all four leading independent insurance industry rating agencies.

                           The TIAA mortgage loans in this transaction were acquired by TIAA from Lend Lease Mortgage Capital, L.P. ("LLMC") pursuant to a program under which LLMC originated loans after performing underwriting and other services under predefined procedures approved by TIAA. Such procedures outlined the parameters as to property type, leverage and debt service coverage requirements and set forth requirements for preparation of third-party reports. For each of the mortgage loans, LLMC prepared an asset summary and credit file for TIAA's approval. At each closing, the loan was closed by LLMC under loan documents prepared by counsel retained by LLMC and simultaneously assigned to and purchased by TIAA.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, CIBC World Markets Corp., Deutsche Bank Securities Inc, Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.


NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                               FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $648,824,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ6


                           Union Central Mortgage Funding, Inc. ("UCMFI")

                           The Mortgage Pool includes 16 Mortgage Loans, representing 2.2% of the Initial Pool Balance, that were originated by UCMFI.

                           UCMFI is a corporation organized under the laws of the State of Ohio. UCMFI is a wholly owned subsidiary of The Union Central Life Insurance Company. UCMFI was formed to originate and acquire loans secured by commercial and multi-family real estate. UCMFI is also the primary servicer with respect to loans transferred by it to the trust. The principal offices of UCMFI are located at 312 Elm Street, Cincinnati, Ohio 45202. The mortgage loans for which UCMFI is the applicable mortgage loan seller were originated or acquired by UCMFI.



--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, CIBC World Markets Corp., Deutsche Bank Securities Inc, Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.


NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                               FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $648,824,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ6


IV.  COLLATERAL DESCRIPTION

TEN LARGEST LOANS


--------------------------------------------------------------------------
       MORTGAGE
       LOAN
 NO.   SELLER        PROPERTY NAME                CITY            STATE
--------------------------------------------------------------------------
 1     MSMC          Mall at Tuttle Crossing      Dublin           OH
--------------------------------------------------------------------------
 2     Prudential    840 N. Michigan              Chicago          IL
--------------------------------------------------------------------------
 3     Prudential    88 Sidney Street             Cambridge        MA
--------------------------------------------------------------------------
 4     MSMC          609 Fifth Avenue             New York         NY
--------------------------------------------------------------------------
 5     CIBC          Independence Plaza           Selden           NY
--------------------------------------------------------------------------
 6     Prudential    3 Times Square               New York         NY
--------------------------------------------------------------------------
 7     MSMC          WestShore Plaza              Tampa            FL
--------------------------------------------------------------------------
 8     CIBC          Woodhawk Apartments          Ross Township    PA
--------------------------------------------------------------------------
 9     WaMu          250 W 19th Street            New York         NY
--------------------------------------------------------------------------
 10    Prudential    Club Pacifica Apartments     Covina           CA
--------------------------------------------------------------------------
                     TOTALS/WEIGHTED AVERAGES
--------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
                                                                              CUT-OFF
                        CUT-OFF DATE                UNITS/   LOAN PER            DATE  BALLOON
 NO.   PROPERTY TYPE         BALANCE   % OF POOL        SF    UNIT/SF    DSCR     LTV     LTV
----------------------------------------------------------------------------------------------
 1     Retail           $120,000,000       12.0%   380,953       $315   2.05x   60.0%   53.3%
----------------------------------------------------------------------------------------------
 2     Retail            $61,500,000        6.2%    87,136       $706   1.46x   73.2%   62.3%
----------------------------------------------------------------------------------------------
 3     Office            $42,439,889        4.3%   145,275       $292   1.55x   67.2%   52.8%
----------------------------------------------------------------------------------------------
 4     Office            $38,000,000        3.8%   147,958       $689   1.27x   75.0%   67.7%
----------------------------------------------------------------------------------------------
 5     Retail            $38,000,000        3.8%   244,844       $155   1.29x   78.7%   67.0%
----------------------------------------------------------------------------------------------
 6     Office            $34,616,983        3.5%   883,405       $190   2.35x   37.4%    0.2%
----------------------------------------------------------------------------------------------
 7     Retail            $33,883,778        3.4%   356,024       $280   2.00x   63.1%   53.7%
----------------------------------------------------------------------------------------------
 8     Multifamily       $23,200,000        2.3%       436    $53,211   1.42x   78.6%   70.1%
----------------------------------------------------------------------------------------------
 9     Multifamily       $20,957,698        2.1%       200   $104,788   2.00x   48.2%   40.0%
----------------------------------------------------------------------------------------------
 10    Multifamily       $20,421,583        2.0%       232    $88,024   1.73x   69.2%   56.4%
----------------------------------------------------------------------------------------------
                        $433,019,931       43.4%                        1.94X   64.8%   53.2%
----------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, CIBC World Markets Corp., Deutsche Bank Securities Inc, Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.


NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                               FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $648,824,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ6


I. TOTAL POOL CHARACTERISTICS


CUT-OFF DATE BALANCE ($)
--------------------------------------------------------------------------------
                                 NO. OF            AGGREGATE
                                MORTGAGE         CUT-OFF DATE            % OF
                                 LOANS            BALANCE ($)            POOL
--------------------------------------------------------------------------------
<= 2,500,000                       98              130,389,586           13.1
2,500,001 - 5,000,000              33              121,095,849           12.1
5,000,001 - 7,500,000              12               74,454,404            7.5
7,500,001 - 10,000,000             13              111,735,983           11.2
10,000,001 - 12,500,000             3               33,026,835            3.3
12,500,001 - 15,000,000             3               39,814,579            4.0
15,000,001 - 17,500,000             1               15,582,372            1.6
17,500,001 - 20,000,000             2               38,620,415            3.9
20,000,001 - 30,000,000             3               64,579,281            6.5
30,000,001 - 40,000,000             4              144,500,761           14.5
40,000,001 - 50,000,000             1               42,439,889            4.3
60,000,001 - 70,000,000             1               61,500,000            6.2
70,000,001 >=                       1              120,000,000           12.0
--------------------------------------------------------------------------------
TOTAL:                            175             $997,739,954          100.0%
--------------------------------------------------------------------------------
Min: $107,914   Max: $120,000,000   Average: $5,701,371
--------------------------------------------------------------------------------


STATE
--------------------------------------------------------------------------------
                                NO. OF              AGGREGATE
                              MORTGAGED           CUT-OFF DATE          % OF
                              PROPERTIES          BALANCE ($)           POOL
--------------------------------------------------------------------------------
New York                          110              389,624,219           39.1
Ohio                                4              131,745,432           13.2
Florida                             5               65,650,911            6.6
Illinois                            2               63,142,910            6.3
Texas                              14               49,617,292            5.0
Maryland                            6               49,337,578            4.9
Massachusetts                       3               48,037,953            4.8
California-
Southern                            7               37,917,176            3.8
California-
Northern                            1                1,465,077            0.1
Pennsylvania                        4               38,556,085            3.9
Indiana                             2               21,566,158            2.2
Other                              24              101,079,160           10.1
--------------------------------------------------------------------------------
TOTAL:                            182             $997,739,954          100.0%
--------------------------------------------------------------------------------


PROPERTY TYPE
--------------------------------------------------------------------------------
                                NO. OF              AGGREGATE
                              MORTGAGED          CUT-OFF DATE           % OF
                              PROPERTIES          BALANCE ($)           POOL
--------------------------------------------------------------------------------
Multifamily                       120              408,182,917           40.9
Retail                             29              382,046,365           38.3
Office                             16              166,818,212           16.7
Industrial                         11               27,556,038            2.8
Manufactured Housing                4                7,350,000            0.7
Self-Storage                        2                5,786,422            0.6
--------------------------------------------------------------------------------
TOTAL:                            182             $997,739,954          100.0%
--------------------------------------------------------------------------------


MORTGAGE RATE (%)
--------------------------------------------------------------------------------
                                NO. OF              AGGREGATE
                               MORTGAGE           CUT-OFF DATE           % OF
                                LOANS             BALANCE ($)           POOL
--------------------------------------------------------------------------------
<= 6.000                          139              740,209,687           74.2
6.001 - 6.500                      27              205,121,359           20.6
6.501 - 7.000                       7               17,612,571            1.8
7.001 - 7.500                       2               34,796,337            3.5
--------------------------------------------------------------------------------
TOTAL:                            175             $997,739,954          100.0%
--------------------------------------------------------------------------------
Min: 4.520%               Max: 7.380%           Wtd Avg: 5.627%
--------------------------------------------------------------------------------


ORIGINAL TERM TO STATED MATURITY (MOS)
--------------------------------------------------------------------------------
                                 NO. OF            AGGREGATE
                                MORTGAGE         CUT-OFF DATE            % OF
                                 LOANS            BALANCE ($)            POOL
--------------------------------------------------------------------------------
1- 60                               2               14,646,443            1.5
61 - 120                          135              828,259,212           83.0
121 - 180                          32               99,703,882           10.0
181 - 240                           6               55,130,417            5.5
--------------------------------------------------------------------------------
TOTAL:                            175             $997,739,954          100.0%
--------------------------------------------------------------------------------
Min: 60 mos.            Max: 240 mos.         Wtd Avg: 127 mos.
--------------------------------------------------------------------------------


REMAINING TERM TO STATED MATURITY (MOS)
--------------------------------------------------------------------------------
                                 NO. OF            AGGREGATE
                                MORTGAGE         CUT-OFF DATE            % OF
                                 LOANS            BALANCE ($)            POOL
--------------------------------------------------------------------------------
1 - 60                              2               14,646,443            1.5
61 - 120                          135              828,259,212           83.0
121 - 180                          34              106,062,731           10.6
181 - 240                           4               48,771,568            4.9
--------------------------------------------------------------------------------
TOTAL:                            175             $997,739,954          100.0%
--------------------------------------------------------------------------------
Min: 59 mos.            Max: 238 mos.        Wtd Avg: 124 mos.
--------------------------------------------------------------------------------


REMAINING AMORTIZATION TERM (MOS)
--------------------------------------------------------------------------------
                                 NO. OF            AGGREGATE
                                MORTGAGE         CUT-OFF DATE            % OF
                                 LOANS            BALANCE ($)            POOL
--------------------------------------------------------------------------------
<=120                              13               30,503,596            3.1
121 - 180                          23               39,757,917            4.0
181 - 240                          12               69,558,584            7.0
241 - 360                         107              815,541,787           81.7
361 >=                             20               42,378,068            4.2
--------------------------------------------------------------------------------
TOTAL:                            175             $997,739,954          100.0%
--------------------------------------------------------------------------------
Non Zero Min: 116 mos.        Max: 718 mos.         Non Zero Wtd Avg: 341 mos.
--------------------------------------------------------------------------------


CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
--------------------------------------------------------------------------------
                                 NO. OF            AGGREGATE
                                MORTGAGE         CUT-OFF DATE            % OF
                                 LOANS            BALANCE ($)            POOL
--------------------------------------------------------------------------------
<= 10.0                            32               47,507,008            4.8
10.1 - 20.0                        27               51,979,429            5.2
20.1 - 30.0                        15               25,613,493            2.6
30.1 - 40.0                         7               44,446,699            4.5
40.1 - 50.0                         8               43,446,201            4.4
50.1 - 55.0                         9               37,786,411            3.8
55.1 - 60.0                        15              187,866,597           18.8
60.1 - 65.0                        16               99,485,761           10.0
65.1 - 70.0                        13              107,632,755           10.8
70.1 - 75.0                        12              151,382,524           15.2
75.1 - 80.0                        21              200,593,076           20.1
--------------------------------------------------------------------------------
TOTAL:                            175             $997,739,954          100.0%
--------------------------------------------------------------------------------
 Min: 1.5%                  Max: 79.9%           Wtd Avg: 58.9%
--------------------------------------------------------------------------------


BALLOON LOAN-TO-VALUE RATIO (%)
--------------------------------------------------------------------------------
                                 NO. OF            AGGREGATE
                                MORTGAGE         CUT-OFF DATE            % OF
                                 LOANS            BALANCE ($)            POOL
--------------------------------------------------------------------------------
0.0 - 30.0                         97              214,551,284           21.5
30.1 - 40.0                        10               44,445,828            4.5
40.1 - 50.0                        22              121,421,338           12.2
50.1 - 60.0                        23              305,842,627           30.7
60.1 - 70.0                        17              254,463,836           25.5
70.1 - 80.0                         6               57,015,041            5.7
--------------------------------------------------------------------------------
TOTAL:                            175             $997,739,954          100.0%
--------------------------------------------------------------------------------
Min: 0.0%                  Max: 73.8%                  Wtd Avg: 45.9%
--------------------------------------------------------------------------------


DEBT SERVICE COVERAGE RATIO (X)
--------------------------------------------------------------------------------
                                 NO. OF            AGGREGATE
                                MORTGAGE         CUT-OFF DATE            % OF
                                 LOANS            BALANCE ($)            POOL
--------------------------------------------------------------------------------
1.01 - 1.15                         7               10,400,943            1.0
1.16 - 1.25                         8               33,296,516            3.3
1.26 - 1.35                        18              155,673,255           15.6
1.36 - 1.50                        18              180,226,838           18.1
1.51 - 1.75                        21              172,243,609           17.3
1.76 - 2.00                        13               93,385,645            9.4
2.01 >=                            90              352,513,148           35.3
--------------------------------------------------------------------------------
TOTAL:                            175             $997,739,954          100.0%
--------------------------------------------------------------------------------
  Min: 1.11x               Max: 60.67x            Wtd Avg: 2.64x
--------------------------------------------------------------------------------


All numerical information concerning the Mortgage Loans is approximate. All weighted average information regarding the Mortgage Loans reflects the weighting of the Mortgage Loans based upon their outstanding principal balances as of the Cut-off Date.



--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, CIBC World Markets Corp., Deutsche Bank Securities Inc, Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.


NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                               FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $648,824,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ6


II. LOAN GROUP 1


CUT-OFF DATE BALANCE ($)
--------------------------------------------------------------------------------
                                NO. OF              AGGREGATE
                               MORTGAGE           CUT-OFF DATE           % OF
                                LOANS             BALANCE ($)            POOL
--------------------------------------------------------------------------------
<= 2,500,000                       61               76,498,418            9.9
2,500,001 - 5,000,000              26               96,221,444           12.4
5,000,001 - 7,500,000               9               56,264,896            7.3
7,500,001 - 10,000,000             10               87,492,841           11.3
10,000,001 - 12,500,000             2               21,626,835            2.8
12,500,001 - 15,000,000             2               26,080,439            3.4
17,500,001 - 20,000,000             1               19,957,740            2.6
20,000,001 - 30,000,000             1               20,957,698            2.7
30,000,001 - 40,000,000             4              144,500,761           18.7
40,000,001 - 50,000,000             1               42,439,889            5.5
60,000,001 - 70,000,000             1               61,500,000            8.0
70,000,001 >=                       1              120,000,000           15.5
--------------------------------------------------------------------------------
TOTAL:                            119             $773,540,961          100.0%
--------------------------------------------------------------------------------
Min: $107,914               Max: $120,000,000             Average: $6,500,344
--------------------------------------------------------------------------------


STATE
--------------------------------------------------------------------------------
                                NO. OF              AGGREGATE
                              MORTGAGED           CUT-OFF DATE           % OF
                              PROPERTIES          BALANCE ($)            POOL
--------------------------------------------------------------------------------
New York                            73             320,243,166           41.4
Ohio                                 4             131,745,432           17.0
Illinois                             2              63,142,910            8.2
Massachusetts                        3              48,037,953            6.2
Maryland                             5              41,337,578            5.3
Florida                              2              39,403,778            5.1
Texas                               11              24,082,591            3.1
North Carolina                       2              21,500,000            2.8
California-Southern                  6              17,495,593            2.3
California-Northern                  1               1,465,077            0.2
Pennsylvania                         3              15,356,085            2.0
Other                               14              49,730,796            6.4
--------------------------------------------------------------------------------
TOTAL:                             126            $773,540,961          100.0%
--------------------------------------------------------------------------------


PROPERTY TYPE
--------------------------------------------------------------------------------
                                NO. OF              AGGREGATE
                              MORTGAGED           CUT-OFF DATE           % OF
                              PROPERTIES          BALANCE ($)            POOL
--------------------------------------------------------------------------------
Retail                             29              382,046,365           49.4
Multifamily                        64              183,983,924           23.8
Office                             16              166,818,212           21.6
Industrial                         11               27,556,038            3.6
Manufactured Housing                4                7,350,000            1.0
Self-Storage                        2                5,786,422            0.7
--------------------------------------------------------------------------------
TOTAL:                            126             $773,540,961          100.0%
--------------------------------------------------------------------------------


MORTGAGE RATE (%)
--------------------------------------------------------------------------------
                                NO. OF              AGGREGATE
                               MORTGAGE           CUT-OFF DATE           % OF
                                LOANS              BALANCE ($)            POOL
--------------------------------------------------------------------------------
<= 6.000                           90              524,142,324           67.8
6.001 - 6.500                      22              197,485,329           25.5
6.501 - 7.000                       5               17,116,970            2.2
7.001 - 7.500                       2               34,796,337            4.5
--------------------------------------------------------------------------------
TOTAL:                            119            $773,540, 961          100.0%
--------------------------------------------------------------------------------
Min: 4.570%                Max: 7.380%          Wtd Avg: 5.692%
--------------------------------------------------------------------------------


ORIGINAL TERM TO STATED MATURITY (MOS)
--------------------------------------------------------------------------------
                                NO. OF              AGGREGATE
                               MORTGAGE           CUT-OFF DATE           % OF
                                LOANS              BALANCE ($)            POOL
--------------------------------------------------------------------------------
61 - 120                           88              640,620,949           82.8
121 - 180                          27               90,479,103           11.7
181 - 240                           4               42,440,909            5.5
--------------------------------------------------------------------------------
TOTAL:                            119            $773,540, 961          100.0%
--------------------------------------------------------------------------------
Min: 84 mos.             Max: 240 mos.        Wtd Avg: 128 mos.
--------------------------------------------------------------------------------


REMAINING TERM TO STATED MATURITY (MOS)
--------------------------------------------------------------------------------
                                NO. OF              AGGREGATE
                               MORTGAGE           CUT-OFF DATE           % OF
                                LOANS              BALANCE ($)            POOL
--------------------------------------------------------------------------------
61 - 120                           88              640,620,949           82.8
121 - 180                          29               96,837,952           12.5
181 - 240                           2               36,082,060            4.7
--------------------------------------------------------------------------------
TOTAL:                            119            $773,540, 961          100.0%
--------------------------------------------------------------------------------
Min: 83 mos.             Max: 237 mos.        Wtd Avg: 125 mos.
--------------------------------------------------------------------------------


REMAINING AMORTIZATION TERM (MOS)
--------------------------------------------------------------------------------
                                NO. OF              AGGREGATE
                               MORTGAGE           CUT-OFF DATE           % OF
                                LOANS              BALANCE ($)            POOL
--------------------------------------------------------------------------------
<=120                              12               29,516,023            3.8
121 - 180                          18               36,445,365            4.7
181 - 240                           9               55,027,403            7.1
241 - 360                          72              633,177,514           81.9
361 >=                              8               19,374,656            2.5
--------------------------------------------------------------------------------
TOTAL:                            119             $773,540,961          100.0%
--------------------------------------------------------------------------------
Non Zero Min: 116 mos.   Max: 718 mos. Non Zero Wtd Avg: 337 mos.
--------------------------------------------------------------------------------


CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
--------------------------------------------------------------------------------
                                NO. OF              AGGREGATE
                               MORTGAGE           CUT-OFF DATE           % OF
                                LOANS              BALANCE ($)            POOL
--------------------------------------------------------------------------------
<= 10.0                            26               39,415,471            5.1
10.1 - 20.0                         9               27,632,473            3.6
20.1 - 30.0                         3                3,567,371            0.5
30.1 - 40.0                         5               40,454,756            5.2
40.1 - 50.0                         8               43,446,201            5.6
50.1 - 55.0                         9               37,786,411            4.9
55.1 - 60.0                        14              179,866,597           23.3
60.1 - 65.0                        15               94,485,761           12.2
65.1 - 70.0                        11               83,970,610           10.9
70.1 - 75.0                        11              144,537,854           18.7
75.1 - 80.0                         8               78,377,454           10.1
--------------------------------------------------------------------------------
TOTAL:                            119            $773,540, 961          100.0%
--------------------------------------------------------------------------------
Min: 1.5%                   Max: 79.9%           Wtd Avg: 58.5%
--------------------------------------------------------------------------------


BALLOON LOAN-TO-VALUE RATIO (%)
--------------------------------------------------------------------------------
                                NO. OF              AGGREGATE
                               MORTGAGE           CUT-OFF DATE           % OF
                                LOANS              BALANCE ($)            POOL
--------------------------------------------------------------------------------
0.0 - 30.0                         59              147,377,162           19.1
30.1 - 40.0                         7               35,453,885            4.6
40.1 - 50.0                        21              113,421,338           14.7
50.1 - 60.0                        20              280,186,001           36.2
60.1 - 70.0                        11              194,252,575           25.1
70.1 - 80.0                         1                2,850,000           0.40
--------------------------------------------------------------------------------
TOTAL:                             119           $773,540, 961         100.0%
--------------------------------------------------------------------------------
Min: 0.0%                   Max: 71.4%           Wtd Avg: 45.4%
--------------------------------------------------------------------------------


DEBT SERVICE COVERAGE RATIO (X)
--------------------------------------------------------------------------------
                                NO. OF              AGGREGATE
                               MORTGAGE           CUT-OFF DATE           % OF
                                LOANS              BALANCE ($)            POOL
--------------------------------------------------------------------------------
1.01 - 1.15                         7               10,400,943            1.3
1.16 - 1.25                         7               27,451,678            3.5
1.26 - 1.35                        13              116,152,464           15.0
1.36 - 1.50                        11              110,110,211           14.2
1.51 - 1.75                        17              130,003,427           16.8
1.76 - 2.00                        11               83,543,971           10.8
2.01 >=                            53              295,878,265           38.2
--------------------------------------------------------------------------------
TOTAL:                            119            $773,540, 961          100.0%
--------------------------------------------------------------------------------
Min: 1.11x                 Max: 60.67x           Wtd Avg: 2.65x
--------------------------------------------------------------------------------

All numerical information concerning the Mortgage Loans is approximate. All weighted average information regarding the Mortgage Loans reflects the weighting of the Mortgage Loans based upon their outstanding principal balances as of the Cut-off Date.


--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, CIBC World Markets Corp., Deutsche Bank Securities Inc, Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.


NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                               FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $648,824,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ6



III. LOAN GROUP 2


CUT-OFF DATE BALANCE ($)
--------------------------------------------------------------------------------
                                NO. OF              AGGREGATE
                               MORTGAGE           CUT-OFF DATE           % OF
                                LOANS              BALANCE ($)           POOL
--------------------------------------------------------------------------------
<= 2,500,000                       37               53,891,168           24.0
2,500,001 - 5,000,000               7               24,874,405           11.1
5,000,001 - 7,500,000               3               18,189,507            8.1
7,500,001 - 10,000,000              3               24,243,142           10.8
10,000,001 - 12,500,000             1               11,400,000            5.1
12,500,001 - 15,000,000             1               13,734,140            6.1
15,000,001 - 17,500,000             1               15,582,372            7.0
17,500,001 - 20,000,000             1               18,662,675            8.3
20,000,001 - 30,000,000             2               43,621,583           19.5
--------------------------------------------------------------------------------
TOTAL:                             56             $224,198,993          100.0%
--------------------------------------------------------------------------------
Min: $149,025                      Max: $23,200,000       Average: $4,003,553
--------------------------------------------------------------------------------


STATE
--------------------------------------------------------------------------------
                                NO. OF              AGGREGATE
                              MORTGAGED           CUT-OFF DATE           % OF
                              PROPERTIES           BALANCE ($)           POOL
--------------------------------------------------------------------------------
New York                           37               69,381,053           30.9
Florida                             3               26,247,133           11.7
Texas                               3               25,534,701           11.4
Pennsylvania                        1               23,200,000           10.3
California-Southern                 1               20,421,583            9.1
Indiana                             1               15,582,372            7.0
Georgia                             2               10,929,585            4.9
Maryland                            1                8,000,000            3.6
Arizona                             1                6,844,670            3.1
Minnesota                           1                5,844,837            2.6
Kentucky                            1                5,500,000            2.5
Other                               4                6,713,059            3.0
--------------------------------------------------------------------------------
TOTAL:                             56             $224,198,993          100.0%
--------------------------------------------------------------------------------


PROPERTY TYPE
--------------------------------------------------------------------------------
                                NO. OF              AGGREGATE
                              MORTGAGED           CUT-OFF DATE           % OF
                              PROPERTIES           BALANCE ($)           POOL
--------------------------------------------------------------------------------
Multifamily                        56              224,198,993          100.0%
--------------------------------------------------------------------------------
TOTAL:                             56             $224,198,993          100.0%
--------------------------------------------------------------------------------


MORTGAGE RATE (%)
--------------------------------------------------------------------------------
                                NO. OF              AGGREGATE
                               MORTGAGE           CUT-OFF DATE           % OF
                                LOANS              BALANCE ($)           POOL
--------------------------------------------------------------------------------
<= 6.000                           49              216,067,363           96.4
6.001 - 6.500                       5                7,636,030            3.4
6.501 - 7.000                       2                  495,600            0.2
--------------------------------------------------------------------------------
TOTAL:                             56             $224,198,993           100.0%
--------------------------------------------------------------------------------
Min: 4.520%                Max: 6.690%          Wtd Avg: 5.404%
--------------------------------------------------------------------------------


ORIGINAL TERM TO STATED MATURITY (MOS)
--------------------------------------------------------------------------------
                                NO. OF              AGGREGATE
                               MORTGAGE           CUT-OFF DATE           % OF
                                LOANS              BALANCE ($)           POOL
--------------------------------------------------------------------------------
1 - 60                              2               14,646,443            6.5
61 - 120                           47              187,638,263           83.7
121 - 180                           5                9,224,780            4.1
181 - 240                           2               12,689,507            5.7
--------------------------------------------------------------------------------
TOTAL:                             56             $224,198,993          100.0%
--------------------------------------------------------------------------------
 Min: 60 mos.            Max: 240 mos.        Wtd Avg: 123 mos.
--------------------------------------------------------------------------------


REMAINING TERM TO STATED MATURITY (MOS)
--------------------------------------------------------------------------------
                                NO. OF              AGGREGATE
                               MORTGAGE           CUT-OFF DATE           % OF
                                LOANS              BALANCE ($)           POOL
--------------------------------------------------------------------------------
1 - 60                              2               14,646,443            6.5
61 - 120                           47              187,638,263           83.7
121 - 180                           5                9,224,780            4.1
181 - 240                           2               12,689,507            5.7
--------------------------------------------------------------------------------
TOTAL:                             56             $224,198,993          100.0%
--------------------------------------------------------------------------------
Min: 59 mos.                      Max: 238 mos. Wtd Avg: 121 mos.
--------------------------------------------------------------------------------


REMAINING AMORTIZATION TERM (MOS)
--------------------------------------------------------------------------------
                                NO. OF              AGGREGATE
                               MORTGAGE           CUT-OFF DATE           % OF
                                LOANS              BALANCE ($)           POOL
--------------------------------------------------------------------------------
<=120                               1                  987,573            0.4
121 - 180                           5                3,312,553            1.5
181 - 240                           3               14,531,181            6.5
241 - 360                          35              182,364,274           81.3
361 >=                             12               23,003,412           10.3
--------------------------------------------------------------------------------
TOTAL:                             56             $224,198,993          100.0%
--------------------------------------------------------------------------------
Non Zero Min: 118 mos.        Max: 535 mos.         Non Zero Wtd Avg: 355 mos.
--------------------------------------------------------------------------------


CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
--------------------------------------------------------------------------------
                                NO. OF              AGGREGATE
                               MORTGAGE           CUT-OFF DATE           % OF
                                LOANS              BALANCE ($)           POOL
--------------------------------------------------------------------------------
<= 10.0                             6                8,091,536            3.6
10.1 - 20.0                        18               24,346,956           10.9
20.1 - 30.0                        12               22,046,122            9.8
30.1 - 40.0                         2                3,991,943            1.8
55.1 - 60.0                         1                8,000,000            3.6
60.1 - 65.0                         1                5,000,000            2.2
65.1 - 70.0                         2               23,662,144           10.6
70.1 - 75.0                         1                6,844,670            3.1
75.1 - 80.0                        13              122,215,622           54.5
--------------------------------------------------------------------------------
TOTAL:                             56             $224,198,993          100.0%
--------------------------------------------------------------------------------
Min: 2.7%                   Max: 79.8%           Wtd Avg: 60.3%
--------------------------------------------------------------------------------


BALLOON LOAN-TO-VALUE RATIO (%)
--------------------------------------------------------------------------------
                                NO. OF              AGGREGATE
                               MORTGAGE           CUT-OFF DATE           % OF
                                LOANS              BALANCE ($)           POOL
--------------------------------------------------------------------------------
0.0 - 30.0                         38               67,174,122           30.0
30.1 - 40.0                         3                8,991,943            4.0
40.1 - 50.0                         1                8,000,000            3.6
50.1 - 60.0                         3               25,656,627           11.4
60.1 - 70.0                         6               60,211,261           26.9
70.1 - 80.0                         5               54,165,041           24.2
--------------------------------------------------------------------------------
TOTAL:                             56             $224,198,993          100.0%
--------------------------------------------------------------------------------
Min: 0.0%                   Max: 73.8%           Wtd Avg: 47.6%
--------------------------------------------------------------------------------


DEBT SERVICE COVERAGE RATIO (X)
--------------------------------------------------------------------------------
                                NO. OF              AGGREGATE
                               MORTGAGE           CUT-OFF DATE           % OF
                                LOANS              BALANCE ($)           POOL
--------------------------------------------------------------------------------
1.16 - 1.25                         1                5,844,837           2.6
1.26 - 1.35                         5               39,520,791           17.6
1.36 - 1.50                         7               70,116,627           31.3
1.51 - 1.75                         4               42,240,181           18.8
1.76 - 2.00                         2                9,841,674            4.4
2.01 >=                            37               56,634,883           25.3
--------------------------------------------------------------------------------
TOTAL:                             56             $224,198,993          100.0%
--------------------------------------------------------------------------------
Min: 1.23x Max: 16.80x Wtd Avg: 2.61x
--------------------------------------------------------------------------------

All numerical information concerning the Mortgage Loans is approximate. All weighted average information regarding the Mortgage Loans reflects the weighting of the Mortgage Loans based upon their outstanding principal balances as of the Cut-off Date.


--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, CIBC World Markets Corp., Deutsche Bank Securities Inc, Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.


NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                               FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $648,824,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ6


PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%) (1) (2)

---------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS                      DEC-03          DEC-04          DEC-05          DEC-06
---------------------------------------------------------------------------------------------------
Locked Out                                   91.92%          92.07%          91.29%          90.17%
Yield Maintenance Total                       8.08%           7.93%           8.71%           9.83%
      Greater of YM and 1%                    6.08%           5.93%           6.71%           7.83%
      Greater of YM (T + 0.5%) and 1%         2.00%           2.00%           2.00%           2.00%
      Yield Maintenance                       8.08%           7.93%           8.71%           9.83%

Penalty Points:
      3.00%                                   0.00%           0.00%           0.00%           0.00%
      2.00%                                   0.00%           0.00%           0.00%           0.00%
      1.00%                                   0.00%           0.00%           0.00%           0.00%
Penalty Points Total                          0.00%           0.00%           0.00%           0.00%
Open                                          0.00%           0.00%           0.00%           0.00%
---------------------------------------------------------------------------------------------------
TOTALS                                      100.00%         100.00%         100.00%         100.00%
---------------------------------------------------------------------------------------------------
Pool Balance Outstanding               $997,739,954    $984,970,161    $971,315,335    $956,622,866
% Initial Pool Balance                      100.00%          98.72%          97.35%          95.88%
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS                      DEC-07          DEC-08          DEC-09          DEC-10
---------------------------------------------------------------------------------------------------
Locked Out                                   88.39%          88.40%          88.35%          86.76%
Yield Maintenance Total                      11.61%          11.60%          11.39%          13.24%
      Greater of YM and 1%                    9.23%           9.17%           8.97%           8.97%
      Greater of YM (T + 0.5%) and 1%         2.00%           2.04%           2.04%           2.11%
      Yield Maintenance                      11.61%          11.60%          11.39%          13.24%

Penalty Points:
      3.00%                                   0.00%           0.00%           0.00%           0.00%
      2.00%                                   0.00%           0.00%           0.00%           0.00%
      1.00%                                   0.00%           0.00%           0.00%           0.00%
Penalty Points Total                          0.00%           0.00%           0.00%           0.00%
Open                                          0.00%           0.00%           0.26%           0.00%
---------------------------------------------------------------------------------------------------
TOTALS                                      100.00%         100.00%         100.00%         100.00%
---------------------------------------------------------------------------------------------------
Pool Balance Outstanding               $938,832,534    $906,561,693    $886,855,901    $843,410,161
% Initial Pool Balance                       94.10%          90.86%          88.89%          84.53%
---------------------------------------------------------------------------------------------------


PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION
(CONT'D) (%) (1) (2)


-----------------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS                            DEC-11                 DEC-12                 DEC-13                DEC-14
-----------------------------------------------------------------------------------------------------------------------------
Locked Out                                         86.06%                 80.84%                 37.48%                73.73%
Yield Maintenance Total                            12.99%                 12.15%                 15.24%                26.27%
      Greater of YM and 1%                          8.71%                  7.64%                 14.58%                25.14%
      Greater of YM (T + 0.5%) and 1%               2.11%                  2.22%                  0.00%                 0.00%
      Yield Maintenance                            12.99%                 12.15%                 15.24%                26.27%
Penalty Points:
      3.00%                                         0.00%                  0.00%                  0.00%                 0.00%
      2.00%                                         0.94%                  4.93%                  0.00%                 0.00%
      1.00%                                         0.00%                  0.52%                  0.00%                 0.00%
Penalty Points Total                                0.94%                  5.45%                  0.00%                 0.00%
Open                                                0.00%                  1.56%                 47.28%                 0.00%
-----------------------------------------------------------------------------------------------------------------------------
TOTALS                                            100.00%                100.00%                100.00%               100.00%
-----------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding                     $821,655,362           $762,511,483           $107,996,194           $50,685,713
% Initial Pool Balance                             82.35%                 76.42%                 10.82%                 5.08%
-----------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS                            DEC-15                 DEC-16                 DEC-17
--------------------------------------------------------------------------------------------------------
Locked Out                                         64.52%                 67.54%                 70.69%
Yield Maintenance Total                            22.72%                 17.97%                 12.46%
      Greater of YM and 1%                         21.74%                 17.23%                 12.09%
      Greater of YM (T + 0.5%) and 1%               0.00%                  0.00%                  0.00%
      Yield Maintenance                            22.72%                 17.97%                 12.46%
Penalty Points:
      3.00%                                        12.76%                  0.00%                  0.00%
      2.00%                                         0.00%                 14.49%                  0.00%
      1.00%                                         0.00%                  0.00%                 16.85%
Penalty Points Total                               12.76%                 14.49%                 16.85%
Open                                                0.00%                  0.00%                  0.00%
--------------------------------------------------------------------------------------------------------
TOTALS                                            100.00%                100.00%                100.00%
--------------------------------------------------------------------------------------------------------
Pool Balance Outstanding                      $44,050,675            $37,162,903            $30,471,766
% Initial Pool Balance                              4.42%                  3.72%                  3.05%
--------------------------------------------------------------------------------------------------------

Notes:
(1) The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Prospectus Supplement
(2) See Appendix II of the Prospectus Supplement for a description of the Yield Maintenance


--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, CIBC World Markets Corp., Deutsche Bank Securities Inc, Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.


NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                               FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $648,824,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ6


PREPAYMENT RESTRICTION ANALYSIS: LOAN GROUP 1

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%) (1) (2)


-----------------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS                            DEC-03                 DEC-04                 DEC-05                DEC-06
-----------------------------------------------------------------------------------------------------------------------------
Locked Out                                         89.58%                 89.77%                 88.77%                87.32%
Yield Maintenance Total                            10.42%                 10.23%                 11.23%                12.68%
      Greater of YM and 1%                          7.84%                  7.65%                  8.65%                10.10%
      Greater of YM (T + 0.5%) and 1%               2.58%                  2.58%                  2.58%                 2.58%
      Yield Maintenance                             0.00%                  0.00%                  0.00%                 0.00%
Penalty Points:
      3.00%                                         0.00%                  0.00%                  0.00%                 0.00%
      2.00%                                         0.00%                  0.00%                  0.00%                 0.00%
      1.00%                                         0.00%                  0.00%                  0.00%                 0.00%
Penalty Points Total                                0.00%                  0.00%                  0.00%                 0.00%
Open                                                0.00%                  0.00%                  0.00%                 0.00%
-----------------------------------------------------------------------------------------------------------------------------
TOTALS                                            100.00%                100.00%                100.00%               100.00%
-----------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding                     $773,540,961           $763,763,836           $753,293,402          $741,964,905
% Initial Pool Balance                            100.00%                 98.74%                 97.38%                95.92%
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS                            DEC-07                 DEC-08                 DEC-09                DEC-10
-----------------------------------------------------------------------------------------------------------------------------
Locked Out                                         87.18%                 87.42%                 87.68%                87.08%
Yield Maintenance Total                            12.82%                 12.58%                 12.32%                12.92%
      Greater of YM and 1%                          9.88%                  9.64%                  9.37%                 9.18%
      Greater of YM (T + 0.5%) and 1%               2.58%                  2.59%                  2.60%                 2.64%
      Yield Maintenance                             0.36%                  0.36%                  0.36%                 1.10%
Penalty Points:
      3.00%                                         0.00%                  0.00%                  0.00%                 0.00%
      2.00%                                         0.00%                  0.00%                  0.00%                 0.00%
      1.00%                                         0.00%                  0.00%                  0.00%                 0.00%
Penalty Points Total                                0.00%                  0.00%                  0.00%                 0.00%
Open                                                0.00%                  0.00%                  0.00%                 0.00%
-----------------------------------------------------------------------------------------------------------------------------
TOTALS                                            100.00%                100.00%                100.00%               100.00%
-----------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding                     $728,038,293           $713,361,937           $697,706,561          $673,033,467
% Initial Pool Balance                             94.12%                 92.22%                 90.20%                87.01%
-----------------------------------------------------------------------------------------------------------------------------


PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION
(CONT'D) (%) (1) (2)

-----------------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS                            DEC-11                 DEC-12                 DEC-13                DEC-14
-----------------------------------------------------------------------------------------------------------------------------
Locked Out                                         86.92%                 82.92%                 28.23%                65.27%
Yield Maintenance Total                            12.60%                 11.50%                 16.95%                34.73%
      Greater of YM and 1%                          8.84%                  7.49%                 16.90%                34.63%
      Greater of YM (T + 0.5%) and 1%               2.65%                  2.82%                  0.00%                 0.00%
      Yield Maintenance                             1.11%                  1.18%                  0.05%                 0.10%
Penalty Points:
      3.00%                                         0.00%                  0.00%                  0.00%                 0.00%
      2.00%                                         0.48%                  2.93%                  0.00%                 0.00%
      1.00%                                         0.00%                  0.66%                  0.00%                 0.00%
Penalty Points Total                                0.48%                  3.59%                  0.00%                 0.00%
Open                                                0.00%                  1.98%                 54.81%                 0.00%
-----------------------------------------------------------------------------------------------------------------------------
TOTALS                                            100.00%                100.00%                100.00%               100.00%
-----------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding                     $655,478,942           $600,754,706            $93,155,572           $36,799,697
% Initial Pool Balance                             84.74%                 77.66%                 12.04%                 4.76%
-----------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS                            DEC-15                 DEC-16                 DEC-17
-------------------------------------------------------------------------------------------------------
Locked Out                                         58.24%                 61.95%                 66.05%
Yield Maintenance Total                            30.81%                 25.31%                 18.63%
      Greater of YM and 1%                         30.72%                 25.25%                 18.60%
      Greater of YM (T + 0.5%) and 1%               0.00%                  0.00%                  0.00%
      Yield Maintenance                             0.09%                  0.07%                  0.03%
Penalty Points:
      3.00%                                        10.95%                  0.00%                  0.00%
      2.00%                                         0.00%                 12.73%                  0.00%
      1.00%                                         0.00%                  0.00%                 15.31%
Penalty Points Total                               10.95%                 12.73%                 15.31%
Open                                                0.00%                  0.00%                  0.00%
-------------------------------------------------------------------------------------------------------
TOTALS                                            100.00%                100.00%                100.00%
-------------------------------------------------------------------------------------------------------
Pool Balance Outstanding                      $31,175,143            $25,355,963            $19,797,064
% Initial Pool Balance                              4.03%                  3.28%                  2.56%
-------------------------------------------------------------------------------------------------------


Notes:
(1) The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Prospectus Supplement
(2) See Appendix II of the Prospectus Supplement for a description of the Yield Maintenance

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, CIBC World Markets Corp., Deutsche Bank Securities Inc, Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.


NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                               FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $648,824,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ6


PREPAYMENT RESTRICTION ANALYSIS: LOAN GROUP 2


PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%) (1) (2)

-----------------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS                            DEC-03                 DEC-04                 DEC-05                DEC-06
-----------------------------------------------------------------------------------------------------------------------------
Locked Out                                        100.00%                100.00%                100.00%               100.00%
Yield Maintenance Total                             0.00%                  0.00%                  0.00%                 0.00%
      Greater of YM and 1%                          0.00%                  0.00%                  0.00%                 0.00%
      Yield Maintenance                             0.00%                  0.00%                  0.00%                 0.00%
Penalty Points:
      3.00%                                         0.00%                  0.00%                  0.00%                 0.00%
      2.00%                                         0.00%                  0.00%                  0.00%                 0.00%
      1.00%                                         0.00%                  0.00%                  0.00%                 0.00%
Penalty Points Total                                0.00%                  0.00%                  0.00%                 0.00%
Open                                                0.00%                  0.00%                  0.00%                 0.00%
-----------------------------------------------------------------------------------------------------------------------------
TOTALS                                            100.00%                100.00%                100.00%               100.00%
-----------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding                     $224,198,993           $221,206,325           $218,021,934          $214,657,961
% Initial Pool Balance                            100.00%                 98.67%                 97.24%                95.74%
-----------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS                            DEC-07                 DEC-08                 DEC-09                DEC-10
------------------------------------------------------------------------------------------------------------------------------
Locked Out                                         92.56%                 92.05%                 90.82%                85.48%
Yield Maintenance Total                             7.44%                  7.95%                  7.94%                14.52%
      Greater of YM and 1%                          6.97%                  7.47%                  7.49%                 8.15%
      Yield Maintenance                             0.47%                  0.48%                  0.45%                 6.37%
Penalty Points:
      3.00%                                         0.00%                  0.00%                  0.00%                 0.00%
      2.00%                                         0.00%                  0.00%                  0.00%                 0.00%
      1.00%                                         0.00%                  0.00%                  0.00%                 0.00%
Penalty Points Total                                0.00%                  0.00%                  0.00%                 0.00%
Open                                                0.00%                  0.00%                  1.23%                 0.00%
------------------------------------------------------------------------------------------------------------------------------
TOTALS                                            100.00%                100.00%                100.00%               100.00%
------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding                     $210,794,241           $193,199,756           $189,149,340          $170,376,694
% Initial Pool Balance                             94.02%                 86.17%                 84.37%                75.99%
------------------------------------------------------------------------------------------------------------------------------



PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%) (1) (2)

-----------------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS                            DEC-11                 DEC-12                 DEC-13                DEC-14
-----------------------------------------------------------------------------------------------------------------------------
Locked Out                                         82.68%                 73.10%                 95.54%                96.14%
Yield Maintenance Total                            14.54%                 14.56%                  4.46%                 3.86%
      Greater of YM and 1%                          8.17%                  8.20%                  0.00%                 0.00%
      Yield Maintenance                             6.37%                  6.36%                  4.46%                 3.86%
Penalty Points:
      3.00%                                         0.00%                  0.00%                  0.00%                 0.00%
      2.00%                                         2.78%                 12.34%                  0.00%                 0.00%
      1.00%                                         0.00%                  0.00%                  0.00%                 0.00%
Penalty Points Total                                2.78%                 12.34%                  0.00%                 0.00%
Open                                                0.00%                  0.00%                  0.00%                 0.00%
-----------------------------------------------------------------------------------------------------------------------------
TOTALS                                            100.00%                100.00%                100.00%               100.00%
-----------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding                     $166,176,421           $161,756,778            $14,840,622           $13,886,016
% Initial Pool Balance                             74.12%                 72.15%                  6.62%                 6.19%
-----------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS                            DEC-15                 DEC-16                 DEC-17
-------------------------------------------------------------------------------------------------------
Locked Out                                         79.73%                 79.53%                 79.28%
Yield Maintenance Total                             3.12%                  2.20%                  1.02%
      Greater of YM and 1%                          0.00%                  0.00%                  0.00%
      Yield Maintenance                             3.12%                  2.20%                  1.02%
Penalty Points:
      3.00%                                        17.14%                  0.00%                  0.00%
      2.00%                                         0.00%                 18.26%                  0.00%
      1.00%                                         0.00%                  0.00%                 19.70%
Penalty Points Total                               17.14%                 18.26%                 19.70%
Open                                                0.00%                  0.00%                  0.00%
-------------------------------------------------------------------------------------------------------
TOTALS                                            100.00%                100.00%                100.00%
-------------------------------------------------------------------------------------------------------
Pool Balance Outstanding                      $12,875,533            $11,806,940            $10,674,702
% Initial Pool Balance                              5.74%                  5.27%                  4.76%
-------------------------------------------------------------------------------------------------------

Notes:
(1) The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Prospectus Supplement
(2) See Appendix II of the Prospectus Supplement for a description of the Yield Maintenance


--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, CIBC World Markets Corp., Deutsche Bank Securities Inc, Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.


NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                               FUTURES AUTHORITY
--------------------------------------------------------------------------------

[WELLS FARGO LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ6

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 01/15/2004
RECORD DATE:  12/31/2003

                          DISTRIBUTION DATE STATEMENT

                               TABLE OF CONTENTS
================================================================================

     STATEMENT SECTIONS                                               PAGE(S)
     ------------------                                               -------

     Certificate Distribution Detail                                     2
     Certificate Factor Detail                                           3
     Reconciliation Detail                                               4
     Other Required Information                                          5
     Cash Reconciliation Detail                                          6
     Ratings Detail                                                      7
     Current Mortgage Loan and Property Stratification Tables          8 - 16
     Mortgage Loan Detail                                               17
     Principal Prepayment Detail                                        18
     Historical Detail                                                  19
     Delinquency Loan Detail                                            20
     Specially Serviced Loan Detail                                   21 - 22
     Modified Loan Detail                                               23
     Liquidated Loan Detail                                             24

================================================================================

                                    DEPOSITOR
================================================================================

     Morgan Stanley Capital I Inc.
     1585 Broadway
     New York, NY 10036

     Contact:       General Information Number
     Phone Number:  (212) 761-4700

================================================================================

                                 MASTER SERVICER
================================================================================

     Wells Fargo Bank, N.A.
     45 Fremont Street, 2nd Floor
     investorreporting@wellsfargo.com
     San Francisco, CA 94105

     Contact:       Matilde Sanchez
     Phone Number:  (415) 222-2364

================================================================================

                                SPECIAL SERVICER
================================================================================

     ARCap Servicing, Inc.
     5605 N. MacArthur Blvd.
     Irving, TX 75038

     Contact:       Chris Crouch
     Phone Number:  (972) 580-1688   Ext 333

================================================================================

                            MASTER & SPECIAL SERVICER
================================================================================

     NCB, FSB
     National Consumer Cooperative Bank
     1725 Eye Street, NW
     Washington, DC 20006

     Contact:       Kathleen Luzik
     Phone Number:  (202) 336-7633

================================================================================
This report has been compiled from information provided to Wells Fargo Bank MN, N.A. by various third parties, which may include the Master Servicer, Special Servicer and others. Wells Fargo Bank MN, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank MN, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

NCB, FSB will act as Master Servicer with respect to the NCB, FSB Mortgage Loans. National Consumer Cooperative Bank will act as Special Servicer with respect to the residential cooperative Loans.

--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 1 of 24

[WELLS FARGO LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ6

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 01/15/2004
RECORD DATE:  12/31/2003

                        CERTIFICATE DISTRIBUTION DETAIL


====================================================================================================================================
                                                                                       Realized
                                                                                         Loss/
                 Pass-                                                                Additional                          Current
                 Through  Original  Beginning   Principal      Interest   Prepayment  Trust Fund    Total      Ending  Subordination
  Class   CUSIP  Rate     Balance    Balance   Distribution  Distribution  Premium     Expenses  Distribution  Balance    Level(1)
------------------------------------------------------------------------------------------------------------------------------------
   A-1           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   A-2           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   A-3           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   A-4           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   A-1A          0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    B            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    C            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    D            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    E            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    F            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    G            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    H            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    J            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    K            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    L            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    M            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    N            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    O            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   EI            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   R-I           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   R-II          0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   R-III         0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
------------------------------------------------------------------------------------------------------------------------------------
 Totals                      0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
====================================================================================================================================

=======================================================================================================
                                Original  Beginning                                            Ending
                  Pass-Through  Notional   Notional    Interest     Prepayment      Total     Notional
  Class    CUSIP       Rate      Amount     Amount   Distribution     Premium   Distribution   Amount
-------------------------------------------------------------------------------------------------------
  X-1               0.000000       0.00      0.00        0.00         0.00          0.00        0.00
  X-2               0.000000       0.00      0.00        0.00         0.00          0.00        0.00
  X-Y               0.000000       0.00      0.00        0.00         0.00          0.00        0.00
=======================================================================================================

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and
(ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 2 of 24

[WELLS FARGO LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ6

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 01/15/2004
RECORD DATE:  12/31/2003

                           CERTIFICATE FACTOR DETAIL

=========================================================================================================
                                                                              Realized Loss/
                         Beginning   Principal      Interest    Prepayment   Additional Trust   Ending
  Class        CUSIP      Balance   Distribution  Distribution    Premium     Fund Expenses     Balance
---------------------------------------------------------------------------------------------------------
   A-1                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   A-2                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   A-3                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   A-4                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   A-1A                 0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    B                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    C                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    D                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    E                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    F                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    G                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    H                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    J                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    K                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    L                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    M                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    N                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    O                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   EI                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   R-I                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   R-II                 0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   R-III                0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
=========================================================================================================

=========================================================================
                        Beginning                                Ending
                         Notional    Interest     Prepayment    Notional
  Class      CUSIP       Amount    Distribution     Premium      Amount
-------------------------------------------------------------------------
  X-1                 0.00000000   0.00000000    0.00000000   0.00000000
  X-2                 0.00000000   0.00000000    0.00000000   0.00000000
  X-Y                 0.00000000   0.00000000    0.00000000   0.00000000
=========================================================================

--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 3 of 24

[WELLS FARGO LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ6

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 01/15/2004
RECORD DATE:  12/31/2003

                             RECONCILIATION DETAIL

                         ADVANCE SUMMARY

P&I Advances Outstanding                               0.00
Servicing Advances Outstanding                         0.00

Reimbursements for Interest on P&I                     0.00
Advances paid from general collections

Reimbursements for Interest on Servicing               0.00
Advances paid from general collections

                              SERVICING FEE SUMMARY

Current Period Accrued Servicing Fees                     0.00
Less Servicing Fees on Delinquent Payments                0.00
Less Reductions to Servicing Fees                         0.00
Plus Servicing Fees on Delinquent Payments Received       0.00
Plus Adjustments for Prior Servicing Calculation          0.00
Total Servicing Fees Collected                            0.00

CERTIFICATE INTEREST RECONCILIATION

-----------------------------------------------------------------------------------------------------------------------------------
            Accrued      Uncovered                          Certificate       Unpaid     Optimal Interest Interest
Class     Certificate    Prepayment     Indemnification  Deferred Interest   Interest      Distribution   Shortfall   Interest
           Interest   Interest Shortfall   Expenses             Amount    Shortfall Amount    Amount        Amount   Distribution
-----------------------------------------------------------------------------------------------------------------------------------
 A-1
 A-2
 A-3
 A-4
 A-1A
 X-1
 X-2
 X-Y
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  O
-----------------------------------------------------------------------------------------------------------------------------------
Total
===================================================================================================================================

--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 4 of 24

[WELLS FARGO LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ6

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 01/15/2004
RECORD DATE:  12/31/2003

                   OTHER REQUIRED INFORMATION

Available Distribution Amount                     0.00

Aggregate Number of Outstanding Loans                0
Aggregate Unpaid Principal Balance of Loans       0.00
Aggregate Stated Principal Balance of Loans       0.00


Aggregate Amount of Servicing Fee                 0.00
Aggregate Amount of Special Servicing Fee         0.00
Aggregate Amount of Trustee Fee                   0.00
Aggregate Stand-by Fee                            0.00
Aggregate Paying Agent Fee                        0.00
Aggregate Trust Fund Expenses                     0.00


Additional Trust Fund Expenses/(Gains)            0.00
     Fees Paid to Special Servicer                0.00
     Interest on Advances                         0.00
     Other Expenses of Trust                      0.00

Appraisal Reduction Amount

 -----------------------------------------------------
               Appraisal    Cumulative     Most Recent
  Loan         Reduction       ASER         App. Red.
 Number        Effected       Amount          Date
 -----------------------------------------------------








 -----------------------------------------------------
 Total
 =====================================================

--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 5 of 24

[WELLS FARGO LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ6
-
-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 01/15/2004
RECORD DATE:  12/31/2003

                           CASH RECONCILIATION DETAIL

--------------------------------------------------------------------------------------

TOTAL FUNDS COLLECTED

     INTEREST:

        Interest paid or advanced                                       0.00
        Interest reductions due to Non-recoverability Determinations    0.00
        Interest Adjustments                                            0.00
        Deferred Interest                                               0.00
        Net Prepayment Interest Shortfall                               0.00
        Net Prepayment Interest Excess                                  0.00
        Extension Interest                                              0.00
        Interest Reserve Withdrawal                                     0.00
                                                                               -------
           TOTAL INTEREST COLLECTED                                               0.00

     PRINCIPAL:
        Scheduled Principal                                             0.00
        Unscheduled Principal                                           0.00
           Principal Prepayments                                        0.00
           Collection of Principal after Maturity Date                  0.00
           Recoveries from Liquidation and Insurance Proceeds           0.00
           Excess of Prior Principal Amounts paid                       0.00
           Curtailments                                                 0.00
        Negative Amortization                                           0.00
        Principal Adjustments                                           0.00
                                                                               -------
           TOTAL PRINCIPAL COLLECTED                                              0.00

     OTHER:
        Prepayment Penalties/Yield Maintenance                          0.00
        Repayment Fees                                                  0.00
        Borrower Option Extension Fees                                  0.00
        Equity Payments Received                                        0.00
        Net Swap Counterparty Payments Received                         0.00
                                                                               -------
           TOTAL OTHER COLLECTED:                                                 0.00
                                                                               -------
TOTAL FUNDS COLLECTED                                                             0.00
                                                                               =======

--------------------------------------------------------------------------------------

TOTAL FUNDS DISTRIBUTED

     FEES:

        Master Servicing Fee                                            0.00
        Trustee Fee                                                     0.00
        Certificate Adminstration Fee                                   0.00
        Insurer Fee                                                     0.00
        Miscellaneous Fee                                               0.00
                                                                               -------
           TOTAL FEES                                                             0.00

     ADDITIONAL TRUST FUND EXPENSES:
        Reimbursement for Interest on Advances                          0.00
        ASER Amount                                                     0.00
        Special Servicing Fee                                           0.00
        Rating Agency Expenses                                          0.00
        Attorney Fees & Expenses                                        0.00
        Bankruptcy Expense                                              0.00
        Taxes Imposed on Trust Fund                                     0.00
        Non-Recoverable Advances                                        0.00
        Other Expenses                                                  0.00
                                                                               -------
     TOTAL ADDITIONAL TRUST FUND EXPENSES                                         0.00

        INTEREST RESERVE DEPOSIT                                                  0.00

     PAYMENTS TO CERTIFICATEHOLDERS & OTHERS:
        Interest Distribution                                           0.00
        Principal Distribution                                          0.00
        Prepayment Penalties/Yield Maintenance                          0.00
        Borrower Option Extension Fees                                  0.00
        Equity Payments Paid                                            0.00
        Net Swap Counterparty Payments Paid                             0.00
                                                                               -------
           TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS                          0.00
                                                                               -------
TOTAL FUNDS DISTRIBUTED                                                           0.00
                                                                               =======

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 6 of 24

[WELLS FARGO LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ6

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 01/15/2004
RECORD DATE:  12/31/2003
--------------------------------------------------------------------------------

                                 RATINGS DETAIL


--------------------------------------------------------------------------------
                           Original Ratings              Current Ratings (1)
Class        CUSIP     --------------------------    ---------------------------
                          Fitch   Moody's   S&P          Fitch   Moody's   S&P
--------------------------------------------------------------------------------
 A-1
 A-2
 A-3
 A-4
 A-1A
 X-1
 X-2
 X-Y
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  O
--------------------------------------------------------------------------------

NR  - Designates that the class was not rated by the above agency at the time of original issuance.
X   - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
N/A - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                Moody's Investors Service  Standard & Poor's Rating Services
One State Street Plaza     99 Church Street           55 Water Street
New York, New York 10004   New York, New York 10007   New York, New York 10041
(212) 908-0500             (212) 553-0300             (212) 438-2430

--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 7 of 24

[WELLS FARGO LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ6

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 01/15/2004
RECORD DATE:  12/31/2003

--------------------------------------------------------------------------------

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL
                               SCHEDULED BALANCE

--------------------------------------------------------------------------------
                                          % of
   Scheduled     # of      Scheduled      Agg.      WAM              Weighted
    Balance      loans      Balance       Bal.      (2)     WAC     Avg DSCR (1)
--------------------------------------------------------------------------------















--------------------------------------------------------------------------------
   Totals
================================================================================

                                   STATE (3)

--------------------------------------------------------------------------------
                                          % of
                 # of      Scheduled      Agg.      WAM              Weighted
      State      Props.     Balance       Bal.      (2)     WAC     Avg DSCR (1)
--------------------------------------------------------------------------------















--------------------------------------------------------------------------------
   Totals
================================================================================

See footnotes on last page of this section.

--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 8 of 24

[WELLS FARGO LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ6

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 01/15/2004
RECORD DATE:  12/31/2003

--------------------------------------------------------------------------------

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

                          DEBT SERVICE COVERAGE RATIO
--------------------------------------------------------------------------------
                                         % of
 Debt Service       # of    Scheduled    Agg.     WAM                 Weighted
Coverage Ratio      loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------








--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------


                                    NOTE RATE
--------------------------------------------------------------------------------
                                         % of
     Note           # of    Scheduled    Agg.     WAM                 Weighted
     Rate           loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------








--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

                                PROPERTY TYPE (3)
--------------------------------------------------------------------------------
                                         % of
                    # of    Scheduled    Agg.     WAM                 Weighted
Property Type      Props.    Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------








--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------


                                   SEASONING
--------------------------------------------------------------------------------
                                         % of
                    # of    Scheduled    Agg.     WAM                 Weighted
  Seasoning         loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------








--------------------------------------------------------------------------------
    Totals
================================================================================

See footnotes on last page of this section.

--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 9 of 24

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ6

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 01/15/2004
RECORD DATE:  12/31/2003

--------------------------------------------------------------------------------

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)
--------------------------------------------------------------------------------
                                           % of
Anticipated Remaining   # of    Scheduled   Agg.     WAM              Weighted
    Term (2)           loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------





--------------------------------------------------------------------------------
    Totals
================================================================================

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)
--------------------------------------------------------------------------------
                                           % of
Remaining Amortization  # of    Scheduled   Agg.     WAM              Weighted
        Term           loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------





--------------------------------------------------------------------------------
    Totals
================================================================================

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)
--------------------------------------------------------------------------------
                                         % of
Remaining Stated    # of    Scheduled    Agg.     WAM                 Weighted
    Term            loans    Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------





--------------------------------------------------------------------------------
    Totals
================================================================================

                             AGE OF MOST RECENT NOI
--------------------------------------------------------------------------------
                                        % of
  Age of Most       # of    Scheduled    Agg.     WAM                 Weighted
  Recent NOI       loans     Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------






--------------------------------------------------------------------------------
    Totals
================================================================================

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 10 of 24

[WELLS FARGO LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ6

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 01/15/2004
RECORD DATE:  12/31/2003

--------------------------------------------------------------------------------

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                     GROUP I

                                SCHEDULED BALANCE
--------------------------------------------------------------------------------
                                           % of
    Scheduled           # of    Scheduled   Agg.     WAM              Weighted
     Balance           loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------





--------------------------------------------------------------------------------
    Totals
================================================================================



                                    STATE (3)
--------------------------------------------------------------------------------
                                           % of
    Scheduled           # of    Scheduled   Agg.     WAM              Weighted
     Balance           Props.    Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------





--------------------------------------------------------------------------------
    Totals
================================================================================

See footnotes on last page of this section.


--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 11 of 24

[WELLS FARGO LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ6

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 01/15/2004
RECORD DATE:  12/31/2003

--------------------------------------------------------------------------------

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                     GROUP I

                           DEBT SERVICE COVERAGE RATIO
--------------------------------------------------------------------------------
                                           % of
    Debt Service        # of    Scheduled   Agg.     WAM              Weighted
   Coverage Ratio      loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------





--------------------------------------------------------------------------------
    Totals
================================================================================


                                    NOTE RATE
--------------------------------------------------------------------------------
                                           % of
      Note              # of    Scheduled   Agg.     WAM              Weighted
      Rate             loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------





--------------------------------------------------------------------------------
    Totals
================================================================================

                                PROPERTY TYPE (3)
--------------------------------------------------------------------------------
                                           % of
                        # of    Scheduled   Agg.     WAM              Weighted
   Property Type       loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------





--------------------------------------------------------------------------------
    Totals
================================================================================

                                    SEASONING
--------------------------------------------------------------------------------
                                           % of
                        # of    Scheduled   Agg.     WAM              Weighted
   Seasoning           loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------





--------------------------------------------------------------------------------
    Totals
================================================================================

See footnotes on last page of this section.


--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 12 of 24

[WELLS FARGO LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ6

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 01/15/2004
RECORD DATE:  12/31/2003

--------------------------------------------------------------------------------

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                     GROUP I

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)
--------------------------------------------------------------------------------
                                           % of
Anticipated Remaining   # of    Scheduled   Agg.     WAM              Weighted
       Term (2)        loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------





--------------------------------------------------------------------------------
    Totals
================================================================================



               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)
--------------------------------------------------------------------------------
                                           % of
Remaining Amortization  # of    Scheduled   Agg.     WAM              Weighted
         Term          loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------





--------------------------------------------------------------------------------
    Totals
================================================================================

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)
--------------------------------------------------------------------------------
                                           % of
  Remaining Stated      # of    Scheduled   Agg.     WAM              Weighted
         Term          loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------





--------------------------------------------------------------------------------
    Totals
================================================================================

                             AGE OF MOST RECENT NOI
--------------------------------------------------------------------------------
                                           % of
    Age of Most         # of    Scheduled   Agg.     WAM              Weighted
    Recent NOI         loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------





--------------------------------------------------------------------------------
    Totals
================================================================================


(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 13 of 24

[WELLS FARGO LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ6

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 01/15/2004
RECORD DATE:  12/31/2003

--------------------------------------------------------------------------------

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                    GROUP II

                                SCHEDULED BALANCE
--------------------------------------------------------------------------------
                                           % of
    Scheduled           # of    Scheduled   Agg.     WAM              Weighted
     Balance           loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------





--------------------------------------------------------------------------------
    Totals
================================================================================



                                    STATE (3)
--------------------------------------------------------------------------------
                                           % of
    Scheduled           # of    Scheduled   Agg.     WAM              Weighted
     Balance           Props.    Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------





--------------------------------------------------------------------------------
    Totals
================================================================================

See footnotes on last page of this section.


--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 14 of 24

[WELLS FARGO LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ6

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 01/15/2004
RECORD DATE:  12/31/2003

--------------------------------------------------------------------------------

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                    GROUP II

                           DEBT SERVICE COVERAGE RATIO
--------------------------------------------------------------------------------
                                           % of
    Debt Service        # of    Scheduled   Agg.     WAM              Weighted
   Coverage Ratio      loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------





--------------------------------------------------------------------------------
    Totals
================================================================================



                                    NOTE RATE
--------------------------------------------------------------------------------
                                           % of
      Note              # of    Scheduled   Agg.     WAM              Weighted
      Rate             loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------





--------------------------------------------------------------------------------
    Totals
================================================================================

                                PROPERTY TYPE (3)
--------------------------------------------------------------------------------
                                           % of
                        # of    Scheduled   Agg.     WAM              Weighted
   Property Type       Props.    Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------





--------------------------------------------------------------------------------
    Totals
================================================================================

                                    SEASONING
--------------------------------------------------------------------------------
                                           % of
                        # of    Scheduled   Agg.     WAM              Weighted
   Seasoning           loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------





--------------------------------------------------------------------------------
    Totals
================================================================================

See footnotes on last page of this section.


--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 15 of 24

[WELLS FARGO LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ6

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 01/15/2004
RECORD DATE:  12/31/2003

--------------------------------------------------------------------------------

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                    GROUP II

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)
--------------------------------------------------------------------------------
                                           % of
Anticipated Remaining   # of    Scheduled   Agg.     WAM              Weighted
       Term (2)        loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------





--------------------------------------------------------------------------------
    Totals
================================================================================



               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)
--------------------------------------------------------------------------------
                                           % of
Remaining Amortization  # of    Scheduled   Agg.     WAM              Weighted
        Term           loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------





--------------------------------------------------------------------------------
    Totals
================================================================================




                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)
--------------------------------------------------------------------------------
                                           % of
    Remaining Slated    # of    Scheduled   Agg.     WAM              Weighted
           Term        loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------





--------------------------------------------------------------------------------
    Totals
================================================================================

                             AGE OF MOST RECENT NOI
--------------------------------------------------------------------------------
                                           % of
   Age of Most          # of    Scheduled   Agg.     WAM              Weighted
    Recent NOI         loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------





--------------------------------------------------------------------------------
    Totals
================================================================================



(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 16 of 24

[WELLS FARGO LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ6

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 01/15/2004
RECORD DATE:  12/31/2003

----------------------------------------------------------------------------------------------------------------
                                               MORTGAGE LOAN DETAIL

----------------------------------------------------------------------------------------------------------------
                                                                                  Anticipated              Neg.
 Loan              Property                      Interest    Principal   Gross     Repayment   Maturity   Amort
Number   ODCR      Type (1)    City     State     Payment     Payment    Coupon       Date       Date     (Y/N)
----------------------------------------------------------------------------------------------------------------










----------------------------------------------------------------------------------------------------------------
Totals
================================================================================================================

---------------------------------------------------------------------------------------
           Beginning     Ending       Paid     Appraisal    Appraisal     Res.    Mod.
 Loan      Scheduled    Scheduled     Thru     Reduction    Reduction    Strat.   Code
Number      Balance      Balance      Date        Date        Amount      (2)      (3)
---------------------------------------------------------------------------------------










---------------------------------------------------------------------------------------
Totals
=======================================================================================

                   (1) Property Type Code
                   ----------------------

    -  Multi-Family                     OF  -  Office
    -  Retail                           MU  -  Mixed Use
    -  Health Care                      LO  -  Lodging
    -  Industrial                       SS  -  Self Storage
    -  Warehouse                        OT  -  Other
    -  Mobile Home Park


                          (2) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                    10 - Deed In Lieu Of
2 - Foreclosure            - REO                         Foreclosure
3 - Bankruptcy             - Resolved               11 - Full Payoff
4 - Extension              - Pending Return         12 - Reps and Warranties
5 - Note Sale                to Master Servicer     13 - Other or TBD

                              (3) Modification Code
                              ---------------------

                            1 - Maturity Date Extension
                            2 - Authorization Change
                            3 - Principal Write-Off
                            4 - Combination

--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 17 of 24

[WELLS FARGO LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ6

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 01/15/2004
RECORD DATE:  12/31/2003

-----------------------------------------------------------------------------------------------------------------------------

                                                  PRINCIPAL PREPAYMENT DETAIL

-----------------------------------------------------------------------------------------------------------------------------
                                         Principal Prepayment Amount                   Prepayment Penalties
                Offering Document    -------------------------------------   ------------------------------------------------
Loan Number      Cross-Reference     Payoff Amount     Curtailment Amount     Prepayment Premium     Yield Maintenance Charge
-----------------------------------------------------------------------------------------------------------------------------

















-----------------------------------------------------------------------------------------------------------------------------
  Totals
=============================================================================================================================

--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 18 of 24

[WELLS FARGO LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ6

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 01/15/2004
RECORD DATE:  12/31/2003

-----------------------------------------------------------------------------------------------------------------------------------

                                                          HISTORICAL DETAIL

-----------------------------------------------------------------------------------------------------------------------------------
                                                             Delinquencies
-----------------------------------------------------------------------------------------------------------------------------------
Distribution        30-59 Days       60-89 Days      90 Days or More       Foreclosure            REO             Modifications
  Date              #   Balance      #   Balance       #   Balance         #   Balance         #   Balance         #   Balance
-----------------------------------------------------------------------------------------------------------------------------------















-----------------------------------------------------------------------------------------------------------------------------------

                             Prepayments                    Rate and Maturities
---------------   -------------------------------   --------------------------------
Distribution        Curtailments        Payoff       Next Weighted Avg.
  Date              #   Balance      #   Balance     Coupon      Remit          WAM
------------------------------------------------------------------------------------














-----------------------------------------------------------------------------------

Note: Foreclosure and REO Totals are excluded from the delinquencies.

--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 19 of 24

[WELLS FARGO LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ6

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 01/15/2004
RECORD DATE: 12/31/2003

----------------------------------------------------------------------------------------------------------------------------------

                                                      DELINQUENCY LOAN DETAIL

----------------------------------------------------------------------------------------------------------------------------------
                   Offering        # of                     Current     Outstanding   Status of    Resolution
                   Document       Months    Paid Through      P&I           P&I        Mortgage     Strategy       Servicing
Loan Number    Cross-Reference    Delinq.       Date        Advances     Advances**    Loan (1)     Code (2)     Transfer Date
----------------------------------------------------------------------------------------------------------------------------------















----------------------------------------------------------------------------------------------------------------------------------
  Totals
==================================================================================================================================

----------------------------------------------------------------------------------
                              Current     Outstanding
             Foreclosure     Servicing     Servicing    Bankruptcy     REO
Loan Number     Date         Advances       Advances       Date        Date
----------------------------------------------------------------------------------















----------------------------------------------------------------------------------
  Totals
==================================================================================

                          (1) Status of Mortgage Loan
                          ---------------------------

A  -  Payments Not Received               2  -  Two Months Delinquent
      But Still in Grace Period           3  -  Three or More Months Delinquent
B  -  Late Payment But Less               4  -  Assumed Scheduled Payment
      Than 1 Month Delinquent                   (Performing Matured Loan)
0  -  Current                             7  -  Foreclosure
1  -  One Month Delinquent                9  -  REO

                          (2) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                   10 - Deed In Lieu Of
2 - Foreclosure            - REO                        Foreclosure
3 - Bankruptcy             - Resolved              11 - Full Payoff
4 - Extension              - Pending Return        12 - Reps and Warranties
5 - Note Sale                to Master Servicer    13 - Other or TBD

--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 20 of 24

[WELLS FARGO LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ6

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 01/15/2004
RECORD DATE:  12/31/2003

-----------------------------------------------------------------------------------------------------------------------------

                                            SPECIALLY SERVICED LOAN DETAIL - PART 1

-----------------------------------------------------------------------------------------------------------------------------
                          Offering     Servicing  Resolution                                                        Net
Distribution    Loan      Document      Transfer   Strategy     Scheduled   Property          Interest  Actual   Operating
   Date        Number  Cross-Reference    Date      Code (1)     Balance    Type (2)   State    Rate    Balance   Income
-----------------------------------------------------------------------------------------------------------------------------










-----------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------
                                                         Remaining
Distribution   NOI                 Note     Maturity   Amortization
   Date       Date       DSCR      Date       Date         Term
--------------------------------------------------------------------










--------------------------------------------------------------------

                          (1) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                  10 - Deed In Lieu Of
2 - Foreclosure            - REO                       Foreclosure
3 - Bankruptcy             - Resolved             11 - Full Payoff
4 - Extension              - Pending Return       12 - Reps and Warranties
5 - Note Sale                to Master Servicer   13 - Other or TBD

              (2) Property Type Code
              ----------------------

   - Multi-Family                - Office
RT - Retail                   MU - Mixed use
   - Health Care              LO - Lodging
IN - Industrial               SS - Self Storage
WH - Warehouse                OT - Other
   - Mobile Home Park

--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 21 of 24

[WELLS FARGO LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ6

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 01/15/2004
RECORD DATE:  12/31/2003

------------------------------------------------------------------------------------------------------------------------------------

                                               SPECIALLY SERVICED LOAN DETAIL - PART 2

------------------------------------------------------------------------------------------------------------------------------------
                         Offering      Resolution     Site
Distribution   Loan       Document      Strategy   Inspection                Appraisal  Appraisal     Other REO
    Date      Number  Cross-Reference   Code (1)      Date     Phase 1 Date     Date      Value    Property Revenue     Comment
------------------------------------------------------------------------------------------------------------------------------------















------------------------------------------------------------------------------------------------------------------------------------

                          (1) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                    10 - Deed In Lieu Of
2 - Foreclosure            - REO                         Foreclosure
3 - Bankruptcy             - Resolved               11 - Full Payoff
4 - Extension              - Pending Return         12 - Reps and Warranties
5 - Note Sale                to Master Servicer     13 - Other or TBD

--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 22 of 24

[WELLS FARGO LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ6

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 01/15/2004
RECORD DATE:  12/31/2003

------------------------------------------------------------------------------------------------------------------------------------

                                                        MODIFIED LOAN DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                   Offering
 Loan              Document      Pre-Modification
Number         Cross-Reference        Balance           Modification Date                       Modification Description
------------------------------------------------------------------------------------------------------------------------------------














------------------------------------------------------------------------------------------------------------------------------------
Totals
====================================================================================================================================

--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 23 of 24

[WELLS FARGO LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ6

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 07/15/2003
RECORD DATE:  06/30/2003

-------------------------------------------------------------------------------------------------

                                      LIQUIDATED LOAN DETAIL

-------------------------------------------------------------------------------------------------
       Final Recovery     Offering                                               Gross Proceeds
 Loan  Determination      Document      Appraisal  Appraisal  Actual    Gross       as a % of
Number     Date       Cross-Reference     Date      Value    Balance  Proceeds   Actual Balance
-------------------------------------------------------------------------------------------------














-------------------------------------------------------------------------------------------------
  Current Total
=================================================================================================
Cumulative Total
=================================================================================================

---------------------------------------------------------------------------
         Aggregate        Net       Net Proceeds               Repurchased
 Loan   Liquidation   Liquidation    as a % of       Realized   by Seller
Number   Expenses*     Proceeds    Actual Balance      Loss       (Y/N)
---------------------------------------------------------------------------














---------------------------------------------------------------------------
  Current Total
===========================================================================
Cumulative Total
===========================================================================

* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 24 of 24

                         MORGAN STANLEY CAPITAL I INC.,
                                    DEPOSITOR

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                     (ISSUABLE IN SERIES BY SEPARATE TRUSTS)
                                 ---------------

         Morgan Stanley Capital I Inc. will periodically offer certificates in one or more series and each series of certificates will represent beneficial ownership interests in a different trust fund.

         EACH TRUST FUND WILL CONSIST PRIMARILY OF ONE OR MORE SEGREGATED POOLS
OF:

         1)   multifamily or commercial mortgage loans;

         2) mortgage participations, mortgage pass-through certificates or mortgage-backed securities;

         3) direct obligations of the United States or other governmental agencies; or

         4) any combination of the 1-3, above, as well as other property as described in the accompanying prospectus supplement.

     The certificates of any series may consist of one or more classes. A given class may:

         o provide for the accrual of interest based on fixed, variable or adjustable rates;

         o be senior or subordinate to one or more other classes in respect of distributions;

         o be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

         o be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

         o provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the retirement of one or more other classes;

         o    provide for sequential distributions of principal;

         o provide for distributions based on a combination of any of the foregoing characteristics; or any combination of the above.

     INVESTING IN THE CERTIFICATES OFFERED TO YOU INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 9 IN THIS PROSPECTUS AND ON PAGE S-33 OF THE RELATED PROSPECTUS SUPPLEMENT.

     This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series. The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities in any state where the offer or sale is not permitted.

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the certificates to be offered to you or determined if this prospectus or the accompanying prospectus supplement are truthful or complete. Any representation to the contrary is a criminal offense.

                   -------------------------------------------
                                 MORGAN STANLEY

                 The date of this Prospectus is December 9, 2003

    IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE
                       ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about the certificates being offered to you is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates; and (b) the accompanying prospectus supplement, which describes the specific terms of your series of certificates, including:

         o    the timing of interest and principal payments;

         o    applicable interest rates;

         o    information about the trust fund's assets;

         o    information about any credit support or cash flow agreement;

         o    the rating for each class of certificates;

         o    information regarding the nature of any subordination;

         o any circumstance in which the trust fund may be subject to early termination;

         o whether any elections will be made to treat the trust fund or a designated portion thereof as a "real estate mortgage investment conduit" for federal income tax purposes;

         o    the aggregate principal amount of each class of certificates;

         o information regarding any master servicer, sub-servicer or special servicer; and

         o whether the certificates will be initially issued in definitive or book entry form.

     IF THE TERMS OF THE CERTIFICATES OFFERED TO YOU VARY BETWEEN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT. Further, you should rely only on the information contained in this prospectus and the accompanying prospectus supplement. Morgan Stanley Capital I Inc. has not authorized anyone to provide you with information that is different.

     Distributions on the certificates will be made only from the assets of the related trust fund. The certificates of each series will not be an obligation of Morgan Stanley Capital I Inc. or any of its affiliates. Neither the certificates nor any assets in the related trust fund will be insured or guaranteed by any governmental agency or instrumentality or any other person unless the related prospectus supplement so provides.

     This prospectus and the accompanying prospectus supplement include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus and the prospectus supplement identify the pages where these sections are located.

     Morgan Stanley Capital I Inc.'s principal executive office is located at 1585 Broadway, 37th Floor, New York, New York 10036, and the telephone number is
(212) 761-4000.

                    ----------------------------------------

     Until 90 days after the date of each prospectus supplement, all dealers that buy, sell or trade the certificates offered by that prospectus supplement, whether or not participating in the offering, may be required to deliver a prospectus supplement and this prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                TABLE OF CONTENTS


                                                                                                                PAGE
Important Notice About Information Presented In This Prospectus And The Accompanying Prospectus Supplement.......II
Summary Of Prospectus.............................................................................................1
Risk Factors......................................................................................................9
Description Of The Trust Funds...................................................................................23
     Assets......................................................................................................23
     Mortgage Loans..............................................................................................23
     Mortgage Backed Securities..................................................................................28
     Government Securities.......................................................................................29
     Accounts....................................................................................................29
     Credit Support..............................................................................................29
     Cash Flow Agreements........................................................................................30
Use Of Proceeds..................................................................................................30
Yield Considerations.............................................................................................30
     General.....................................................................................................30
     Pass-Through Rate...........................................................................................30
     Timing of Payment of Interest...............................................................................31
     Payments of Principal; Prepayments..........................................................................31
     Prepayments--Maturity and Weighted Average Life.............................................................32
     Other Factors Affecting Weighted Average Life...............................................................33
The Depositor....................................................................................................33
Description Of The Certificates..................................................................................34
     General.....................................................................................................34
     Distributions...............................................................................................34
     Available Distribution Amount...............................................................................35
     Distributions of Interest on the Certificates...............................................................35
     Distributions of Principal of the Certificates..............................................................36
     Components..................................................................................................36
     Distributions on the Certificates of Prepayment Premiums or in Respect of Equity Participations.............37
     Allocation of Losses and Shortfalls.........................................................................37
     Advances in Respect of Delinquencies........................................................................37
     Reports to Certificateholders...............................................................................38
     Termination.................................................................................................40
     Book-Entry Registration and Definitive Certificates.........................................................41
Description Of The Agreements....................................................................................42
     Assignment of Assets; Repurchases...........................................................................42
     Representations and Warranties; Repurchases.................................................................44
     Certificate Account and Other Collection Accounts...........................................................45
     Collection and Other Servicing Procedures...................................................................48
     Subservicers................................................................................................49
     Special Servicers...........................................................................................50
     Realization Upon Defaulted Whole Loans......................................................................50
     Hazard Insurance Policies...................................................................................52
     Rental Interruption Insurance Policy........................................................................53
     Fidelity Bonds and Errors and Omissions Insurance...........................................................54
     Due-on-Sale and Due-on-Encumbrance Provisions...............................................................54
     Retained Interest; Servicing Compensation and Payment of Expenses...........................................54
     Evidence as to Compliance...................................................................................55
     Matters Regarding a Master Servicer and the Depositor.......................................................55
     Events of Default...........................................................................................56
     Rights Upon Event of Default................................................................................57


                                      -i-

     Amendment...................................................................................................57
     The Trustee.................................................................................................58
     Duties of the Trustee.......................................................................................58
     Matters Regarding the Trustee...............................................................................58
     Resignation and Removal of the Trustee......................................................................59
Description Of Credit Support....................................................................................59
     General.....................................................................................................59
     Subordinate Certificates....................................................................................60
     Cross-Support Provisions....................................................................................60
     Insurance or Guarantees for the Whole Loans.................................................................60
     Letter of Credit............................................................................................61
     Insurance Policies and Surety Bonds.........................................................................61
     Reserve Funds...............................................................................................61
     Credit Support for MBS......................................................................................62
Legal Aspects Of The Mortgage Loans And The Leases...............................................................62
     General.....................................................................................................62
     Types of Mortgage Instruments...............................................................................62
     Interest in Real Property...................................................................................63
     Leases and Rents............................................................................................63
     Personalty..................................................................................................64
     Foreclosure.................................................................................................64
     Bankruptcy Laws.............................................................................................68
     Junior Mortgages; Rights of Senior Lenders or Beneficiaries.................................................71
     Environmental Legislation...................................................................................72
     Due-on-Sale and Due-on-Encumbrance..........................................................................74
     Subordinate Financing.......................................................................................75
     Default Interest, Prepayment Premiums and Prepayments.......................................................75
     Acceleration on Default.....................................................................................75
     Applicability of Usury Laws.................................................................................75
     Laws and Regulations; Types of Mortgaged Properties.........................................................76
     Americans With Disabilities Act.............................................................................76
     Soldiers' and Sailors' Civil Relief Act of 1940.............................................................77
     Forfeitures in Drug and RICO Proceedings....................................................................77
Federal Income Tax Consequences..................................................................................77
     General.....................................................................................................77
     Grantor Trust Funds.........................................................................................78
     REMICs......................................................................................................86
     Prohibited Transactions and Other Taxes....................................................................100
     Liquidation and Termination................................................................................100
     Administrative Matters.....................................................................................101
     Tax-Exempt Investors.......................................................................................101
     Residual Certificate Payments--Non-U.S. Persons............................................................101
     Tax Related Restrictions on Transfers of REMIC Residual Certificates.......................................102
State Tax Considerations........................................................................................104
ERISA Considerations............................................................................................104
     General....................................................................................................104
     Prohibited Transactions....................................................................................105
     Review by Plan Fiduciaries.................................................................................107
Legal Investment................................................................................................107
Plan Of Distribution............................................................................................109
Legal Matters...................................................................................................110
Financial Information...........................................................................................110
Rating..........................................................................................................110
Incorporation Of Information By Reference.......................................................................111
Glossary Of Terms...............................................................................................112

                              SUMMARY OF PROSPECTUS

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF CERTIFICATES, READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT CAREFULLY.

                                WHAT YOU WILL OWN

TITLE OF CERTIFICATES.....................Mortgage Pass-Through Certificates, issuable in series.

MORTGAGE POOL.............................Each trust fund will consist primarily of one or more segregated pools of:

                                          (1)  multifamily or commercial mortgage loans;

                                          (2)  mortgage participations, mortgage pass-through certificates or mortgage-backed securities;

                                          (3)  direct obligations of the United States or other governmental agencies;
                                               or

                                          (4)  any combination of 1-3 above, as well as other property as described in the accompanying prospectus supplement.

                                          as to some or all of the mortgage loans, assignments of the leases of the related mortgaged properties or assignments of the rental payments due under those leases.

                                          Each trust fund for a series of certificates may also include:

                                          o    letters of credit, insurance policies, guarantees, reserve funds or other types of credit support; and

                                          o    currency or interest rate exchange agreements and other financial assets.

                           RELEVANT PARTIES AND DATES

ISSUER....................................Morgan Stanley Capital I 200__-__ Trust.

DEPOSITOR.................................Morgan Stanley Capital I Inc., a wholly-owned subsidiary of Morgan Stanley.

MASTER SERVICER...........................The master servicer, if any, for each series of certificates will be named in the related prospectus supplement. The master servicer may be an affiliate of
                                          Morgan Stanley Capital I Inc.

SPECIAL SERVICER..........................The special servicer, if any, for each series of certificates will be named, or the circumstances in accordance with which a special servicer will be appointed will be described, in the related prospectus supplement. The special servicer may be an affiliate of Morgan Stanley Capital I Inc.

TRUSTEE...................................The  trustee for each  series of  certificates  will be named in the related prospectus supplement.

ORIGINATOR................................The originator or originators of the mortgage loans will be named in the related prospectus supplement. An originator may be an affiliate of Morgan
                                          Stanley Capital I Inc. Morgan Stanley Capital I Inc. will purchase the mortgage loans or the mortgage backed securities or both, on or before the issuance of the related series of certificates.

                         INFORMATION ABOUT THE MORTGAGE POOL

THE TRUST FUND ASSETS.....................Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund consisting primarily of:

         (a) MORTGAGE ASSETS..............The mortgage loans and the mortgage backed securities, or one or the other, with respect to each series of certificates will consist of a pool of:

                                          o    multifamily or commercial mortgage loans or both;

                                          o    mortgage participations, mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by mortgage loans; or

                                          o    a combination of mortgage loans and mortgage backed securities.

                                          The mortgage loans will not be guaranteed or insured by:

                                          o    Morgan Stanley Capital I Inc. or any of its affiliates; or

                                          o    unless the prospectus supplement so provides, any governmental agency or instrumentality or other person.

                                          The mortgage loans will be secured by first liens or junior liens on, or security interests in:

                                          o    residential properties consisting of five or more rental or cooperatively-owned dwelling units; or

                                          o    office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health-care related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use commercial properties or other types of commercial properties.

                                          Unless otherwise provided in the prospectus supplement, the mortgage loans:

                                          o    will be secured by properties located in any of the fifty states, the
                                               District of Columbia or the Commonwealth of Puerto Rico;

                                          o    will have individual principal balances at origination of at least
                                               $25,000;

                                          o    will have original terms to maturity of not more than 40 years; and

                                          o    will be originated by persons other than Morgan Stanley Capital I Inc.

                                          Each mortgage loan may provide for the following payment terms:

                                          o    Each mortgage loan may provide for no accrual of interest or for accrual of interest at a fixed or adjustable rate or at a rate that may be converted from adjustable to fixed, or vice versa, from time to



                                     -2-


                                               time at the borrower's election. Adjustable mortgage rates may be based on one or more indices.

                                          o    Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events.

                                          o    Each mortgage loan may provide for negative amortization or accelerated amortization.

                                          o    Each mortgage loan may be fully amortizing or require a balloon payment due on the loan's stated maturity date.

                                          o    Each mortgage loan may contain prohibitions on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment.

                                          o    Each mortgage loan may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at another interval as specified in the related prospectus supplement.

         (b) GOVERNMENT SECURITIES........If the related prospectus supplement so specifies, the trust fund may include direct obligations of the United States, agencies of the United States or agencies created by government entities which provide for payment of interest or principal or both.

         (c) COLLECTION ACCOUNTS..........Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders. The person(s) designated in the related prospectus supplement will, to the extent described in this prospectus and the prospectus supplement, deposit into this account all payments and collections received or advanced with respect to the trust fund's assets. The collection account may be either interest bearing or non-interest bearing, and funds may be held in the account as cash or invested in short-term, investment grade obligations.

         (d) CREDIT SUPPORT...............If the related prospectus supplement so specifies, one or more classes of certificates may be provided with partial or full protection against certain defaults and losses on a trust fund's mortgage loans and mortgage backed securities.

                                          This protection may be provided by one or more of the following means:

                                          o   subordination of one or more other classes of certificates,

                                          o   letter of credit,

                                          o   insurance policy,

                                          o   guarantee,

                                          o   reserve fund or

                                          o   another type of credit support, or a combination thereof.

                                          The related prospectus supplement will describe the amount and types of credit support, the entity providing the credit support, if applicable, and



                                     -3-


                                          related information. If a particular trust fund includes mortgage backed securities, the related prospectus supplement will describe any similar forms of credit support applicable to those mortgage backed securities.

         (e) CASH FLOW AGREEMENTS.........If the related prospectus supplement so provides, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the collection accounts will be invested at a specified rate. The trust fund also may include agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the trust fund's assets or on one or more classes of certificates.

                                          Agreements of this sort may include:

                                          o   interest rate exchange agreements,

                                          o   interest rate cap or floor agreements,

                                          o    currency exchange agreements or similar agreements. Currency exchange agreements might be included in a trust fund if some or all of the mortgage loans or mortgage backed securities, such as mortgage loans secured by mortgaged properties located outside the United States, are denominated in a non-United States currency.

                                          The related prospectus supplement will describe the principal terms of any guaranteed investment contract or other agreement and provide information with respect to the obligor. If a particular trust fund includes mortgage backed securities, the related prospectus supplement will describe any guaranteed investment contract or other agreements applicable to those mortgage backed securities.

DISTRIBUTIONS ON CERTIFICATES.............Each series of certificates will have the following characteristics:

                                          o    if the certificates evidence an interest in a trust fund that includes mortgage loans, the certificates will be issued pursuant to a pooling agreement;

                                          o    if the certificates evidence an interest in a trust fund that does not include mortgage loans, the certificates will be issued pursuant to a trust agreement;

                                          o    each series of certificates will include one or more classes of certificates;

                                          o    each series of certificates, including any class or classes not offered by this prospectus, will represent, in the aggregate, the entire beneficial ownership interest in the related trust fund;

                                          o    each class of certificates being offered to you, other than certain stripped interest certificates, will have a stated principal amount;

                                          o    each class of certificates being offered to you, other than certain stripped principal certificates, will accrue interest based on a fixed, variable or adjustable interest rate.

                                          The related prospectus supplement will specify the principal amount, if any, and the interest rate, if any, for each class of certificates. In the case of a variable or adjustable interest rate, the related prospectus supplement will specify the method for determining the rate.



                                     -4-

                                          The certificates will not be guaranteed or insured by Morgan Stanley Capital I
                                          Inc. or any of its affiliates. The certificates also will not be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless the related prospectus supplement so provides.


         (a) INTEREST.....................Each class of  certificates  offered to you,  other than stripped  principal certificates  and certain classes of stripped  interest  certificates,  will accrue  interest  at  the  rate  indicated  in  the  prospectus  supplement.
                                          Interest will be  distributed  to you as provided in the related  prospectus supplement.

                                          Interest distributions:

                                          o    on stripped interest certificates may be made on the basis of the notional amount for that class, as described in the related prospectus supplement;

                                          o    may be reduced to the extent of certain delinquencies, losses, prepayment interest shortfalls, and other contingencies described in this prospectus and the related prospectus supplement.

         (b) PRINCIPAL....................The certificates of each series initially will have an aggregate principal balance no greater than the outstanding principal balance of the trust fund's assets as of the close of business on the first day of the month during which the trust fund is formed, after application of scheduled payments due on or before that date, whether or not received. The related prospectus supplement may provide that the principal balance of the trust fund's assets will be determined as of a different date. The principal balance of a certificate at a given time represents the maximum amount that the holder is then entitled to receive of principal from future cash flow on the assets in the related trust fund.

                                          Unless the prospectus supplement provides otherwise, distributions of principal:

                                          o    will be made on each distribution date to the holders of the class or classes of certificates entitled to principal distributions, until the principal balances of those certificates have been reduced to zero; and

                                          o    will be made on a pro rata basis among all of the certificates of a given class or by random selection, as described in the prospectus supplement or otherwise established by the trustee.

                                          Stripped interest or interest-only certificates will not have a principal balance and will not receive distributions of principal.

ADVANCES..................................Unless the related prospectus  supplement otherwise provides, if a scheduled payment on a mortgage loan is delinquent and the master servicer  determines that an advance  would be  recoverable,  the master  servicer  will, in most cases,  be  required  to  advance  the  shortfall.  Neither  Morgan  Stanley
                                          Capital I Inc. nor any of its  affiliates  will have any  responsibility  to make those advances.



                                     -5-


                                          The master servicer:

                                          o    will be reimbursed for advances from subsequent recoveries from the delinquent mortgage loan or from other sources, as described in this prospectus and the related prospectus supplement; and

                                          o    will be entitled to interest on advances, if specified in the related prospectus supplement.

                                          If a particular trust fund includes mortgage backed securities, the prospectus supplement will describe any advance obligations applicable to those mortgage backed securities.

TERMINATION...............................The related prospectus supplement may provide for the optional early termination of the series of certificates through repurchase of the trust fund's assets by a specified party, under specified circumstances.

                                          The related prospectus supplement may provide for the early termination of the series of certificates in various ways including:

                                          o    optional early termination where a party identified in the prospectus supplement could repurchase the trust fund assets pursuant to circumstances specified in the prospectus supplement;

                                          o    termination through the solicitation of bids for the sale of all or a portion of the trust fund assets in the event the principal amount of a specified class or classes declines by a specified percentage amount on or after a specified date.

REGISTRATION OF CERTIFICATES..............If the related  prospectus  supplement  so provides,  one or more classes of the  certificates  being offered to you will initially be represented by one or more  certificates  registered  in the name of Cede & Co., as the nominee of Depository  Trust Company.  If the certificate you purchase is registered in the name of Cede & Co.,  you will not be entitled to receive a definitive certificate,  except  under  the  limited  circumstances  described  in this prospectus.

TAX STATUS OF THE CERTIFICATES............The certificates of each series will constitute either:
                                                                                          ------
                                          o    regular interests and residual interests in a trust treated as a real estate mortgage investment conduit--known as a REMIC--under Sections 860A through 860G of the Internal Revenue Code; or
                                                                                          --
                                          o    interests in a trust treated as a grantor trust under applicable provisions of the Internal Revenue Code.

         (a) REMIC........................The regular certificates of the REMIC generally will be treated as debt obligations of the applicable REMIC for federal income tax purposes. Some of the regular certificates of the REMIC may be issued with original issue discount for federal income tax purposes.

                                          A portion or, in certain cases, all of the income from REMIC residual certificates:

                                          o    may not be offset by any losses from other activities of the holder of those certificates;



                                     -6-

                                          o    may be treated as unrelated business taxable income for holders of the residual certificates of the REMIC that are subject to tax on unrelated business taxable income, as defined in Section 511 of the Internal
                                               Revenue Code; and

                                          o    may be subject to U.S. withholding tax.

                                          To the extent described in this prospectus and the related prospectus supplement, the certificates offered to you will be treated as:

                                          o    assets described in section 7701(a)(19)(C) of the Internal Revenue Code;
                                               and

                                          o    "real estate assets" within the meaning of section 856(c)(5)(B) of the
                                               Internal Revenue Code.

         (b) GRANTOR TRUST................If no election is made to treat the trust fund relating to a series of certificates as a REMIC, the trust fund will be classified as a grantor trust and not as an association taxable as a corporation for federal income tax purposes. If the trust fund is a grantor trust, you will be treated as an owner of an undivided pro rata interest in the mortgage pool or pool of securities and any other assets held by the trust fund. In certain cases the certificates may represent interests in a portion of a trust fund as to which one or more REMIC elections, as described above, are also made.

                                          Investors are advised to consult their tax advisors and to review "Federal
                                          Income Tax Consequences" in this prospectus and the related prospectus supplement.

ERISA CONSIDERATIONS......................If you are subject to Title I of the Employee Retirement Income Security Act
                                          of 1974, as amended--also known as ERISA, or Section 4975 of the Internal
                                          Revenue Code, you should carefully review with your legal advisors whether the purchase or holding of certificates could give rise to a transaction that is prohibited or is not otherwise permissible under either statute.

                                          In general, the related prospectus supplement will specify that some of the classes of certificates may not be transferred unless the trustee and Morgan
                                          Stanley Capital I Inc. receive a letter of representations or an opinion of counsel to the effect that:

                                          o    the transfer will not result in a violation of the prohibited transaction provisions of ERISA or the Internal Revenue Code;

                                          o    the transfer will not cause the assets of the trust fund to be deemed
                                               "plan assets" for purposes of ERISA or the Internal Revenue Code; and

                                          o    the transfer will not subject any of the trustee, Morgan Stanley Capital
                                               I Inc. or any servicer to additional obligations.

LEGAL INVESTMENT..........................The related prospectus supplement will specify whether any classes of the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.
                                          If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the



                                     -7-

                                          offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and the sale of the offered certificates.

RATING....................................At the date of issuance, each class of certificates of each series that are offered to you will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies.

                                  RISK FACTORS

     You should carefully consider the risks involved in owning a certificate before purchasing a certificate. In particular, the timing and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below under Risk Factors, together with those described in the related prospectus supplement under Risk Factors, summarize the material risks relating to your certificates.

THE LACK OF A SECONDARY
MARKET MAY MAKE IT DIFFICULT
FOR YOU TO RESELL
YOUR CERTIFICATES                       Secondary market considerations may make your certificates difficult to resell or less valuable than you anticipated for a variety of reasons, including:

                                        o    there may not be a secondary market for the certificates;

                                        o    if a secondary market develops, we cannot assure you that it will continue or will provide you with the liquidity of investment you may have anticipated. Lack of liquidity could result in a substantial decrease in the market value of your certificates;

                                        o    the market value of your certificates will fluctuate with changes in interest rates;

                                        o    the secondary market for certificates backed by residential mortgages may be more liquid than the secondary market for certificates backed by multifamily and commercial mortgages so if your liquidity assumptions were based on the secondary market for certificates backed by residential mortgages, your assumptions may not be correct;

                                        o    certificateholders have no redemption rights; and

                                        o    secondary market purchasers are limited to this prospectus, the related prospectus supplement and to the reports delivered to certificateholders for information concerning the certificates.

                                        Morgan Stanley & Co. Incorporated currently expects to make a secondary market in your certificates, but it has no obligation to do so.

THE TRUST FUND'S ASSETS MAY BE
INSUFFICIENT TO ALLOW FOR
REPAYMENT IN FULL ON YOUR
CERTIFICATES                            Unless the related prospectus supplement so specifies, the sole source of payment on your certificates will be proceeds from the assets included in the trust fund for each series of certificates and any form of credit enhancement specified in the related prospectus supplement. You will not have any claim against, or security interest in, the trust fund for any other series. In addition, in general, there is no recourse to Morgan Stanley Capital I Inc. or any other entity, and neither the certificates nor the underlying mortgage loans are guaranteed or insured by any governmental agency or instrumentality or any other entity. Therefore, if the trust fund's assets are insufficient to pay you your



                                     -9-


                                        expected return, in most situations you will not receive payment from any other source. Exceptions include:

                                        o    loan repurchase obligations in connection with a breach of certain of the representations and warranties; and

                                        o    advances on delinquent loans, to the extent the master servicer deems the advance will be recoverable.

                                        Because some of the representations and warranties with respect to the mortgage loans or mortgage backed securities may have been made or assigned in connection with transfers of the mortgage loans or mortgage backed securities prior to the closing date, the rights of the trustee and the certificateholders with respect to those representations or warranties will be limited to their rights as assignees. Unless the related prospectus supplement so specifies, neither Morgan
                                        Stanley Capital I Inc., the master servicer nor any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity.

                                        There may be accounts, as described in the related prospectus supplement, maintained as credit support. The amounts in these accounts may be withdrawn, under conditions described in the related prospectus supplement. Any withdrawn amounts will not be available for the future payment of principal or interest on the certificates.

                                        If a series of certificates consists of one or more classes of subordinate certificates, the amount of any losses or shortfalls in collections of assets on any distribution date will be borne first by one or more classes of the subordinate certificates, as described in the related prospectus supplement.
                                        Thereafter, those losses or shortfalls will be borne by the remaining classes of certificates, in the priority and manner and subject to the limitations specified in the related prospectus supplement.

PREPAYMENTS AND REPURCHASES
MAY REDUCE THE YIELD ON YOUR
CERTIFICATES                            The yield on your certificates may be reduced by prepayments on the mortgage loans or mortgage backed securities because prepayments affect the average life of the certificates. Prepayments can be voluntary, if permitted, and involuntary, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties. The investment performance of your certificates may vary materially and adversely from your expectation if the actual rate of prepayment is higher or lower than you anticipated.

                                        Voluntary prepayments may require the payment of a yield maintenance or prepayment premium. Nevertheless, we cannot assure you that the existence of the prepayment premium will cause a borrower to refrain from prepaying its mortgage loan nor can we assure you of the rate at which prepayments will occur. Morgan
                                        Stanley Mortgage Capital Inc., under certain circumstances, may be required to repurchase a mortgage loan from the trust fund if there has been a breach of a representation or warranty. The repurchase price paid will be passed through to you, as a certificateholder, with the same effect as if the mortgage loan had been prepaid in part or in full, except that no prepayment premium or yield maintenance charge would be payable.



                                     -10-


                                        Such a repurchase may therefore adversely affect the yield to maturity on your certificates.

                                        In a pool of mortgage loans, the rate of prepayment is unpredictable as it is influenced by a variety of factors including:

                                        o    the terms of the mortgage loans;

                                        o    the length of any prepayment lockout period;

                                        o    the prevailing interest rates;

                                        o    the availability of mortgage credit;

                                        o    the applicable yield maintenance charges or prepayment premiums;

                                        o    the servicer's ability to enforce those yield maintenance charges or prepayment premiums;

                                        o    the occurrence of casualties or natural disasters; and

                                        o    economic, demographic, tax, legal or other factors.

                                        There can be no assurance that the rate of prepayments will conform to any model described in this prospectus or in the related prospectus supplement.

                                        Some of the certificates may be more sensitive to prepayments than other certificates and in certain cases, the certificateholder holding these certificates may fail to recoup its original investment. You should carefully consider the specific characteristics of the certificates you purchase, as well as your investment approach and strategy. For instance, if you purchase a certificate at a premium, a prepayment may reduce the stream of interest payments you are entitled to receive on your certificate and your actual yield may be lower than your anticipated yield. Similarly, if you purchase a certificate which provides for the payment of interest only, or a certificate which provides for the payment of interest only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of a series, you will probably be extremely sensitive to prepayments because a prepayment may reduce the stream of interest payments you are entitled to receive on your certificate.

IF PREPAYMENT PREMIUMS ARE
NOT ENFORCED, YOUR CERTIFICATES
MAY BE ADVERSELY AFFECTED               The yield on your certificates may be less than anticipated because the prepayment premium or yield maintenance required under certain prepayment scenarios may not be enforceable in some states or under federal bankruptcy laws.

                                        o    Some courts may consider the prepayment premium to be usurious.

                                        o    Even if the prepayment premium is enforceable, we cannot assure you that foreclosure proceeds will be sufficient to pay the prepayment premium.



                                     -11-

                                        o    Although the collateral substitution provisions related to defeasance are not suppose to be treated as a prepayment and should not affect your certificates, we cannot assure you that a court will not interpret the defeasance provisions as requiring a prepayment premium; nor can we assure you that if it is treated as a prepayment premium, the court will find the defeasance income stream enforceable.

THE TIMING OF MORTGAGE LOAN
AMORTIZATION MAY ADVERSELY
AFFECT PAYMENT ON YOUR CERTIFICATES     As principal payments or prepayments are made on a mortgage loan, the mortgage pool will be exposed to concentration risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers.
                                        Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to these concentration risks than are classes with an earlier sequential designation or higher priority. This is so because principal on the certificates will be payable in sequential order, and no class entitled to a distribution of principal will receive its principal until the principal amount of the preceding class or classes entitled to receive principal have been reduced to zero.

RATINGS DO NOT GUARANTY
PAYMENT                                 Any rating assigned by a rating agency to a class of certificates reflects the rating agency's assessment of the likelihood that holders of the class of certificates will receive the payments to which they are entitled.

                                        o    The ratings do not assess the likelihood that you will receive timely payments on your certificates.

                                        o    The ratings do not assess the likelihood of prepayments, including those caused by defaults.

                                        o    The ratings do not assess the likelihood of early optional termination of the certificates.

                                        Each rating agency rating classes of a particular series will determine the amount, type and nature of credit support required for that series. This determination may be based on an actuarial analysis of the behavior of mortgage loans in a larger group taking into account the appraised value of the real estate and the commercial and multifamily real estate market.

                                        o    We cannot assure you that the historical data supporting the actuarial analysis will accurately reflect or predict the rate of delinquency, foreclosure or loss that will be experienced by the mortgage loans in a particular series.

                                        o    We cannot assure you that the appraised value of any property securing a mortgage loan in a particular series will remain stable throughout the life of your certificate.

                                        o    We cannot assure you that the real estate market will not experience an overall decline in property values nor can we assure you that the outstanding balance of any mortgage loan in a



                                     -12-


                                             particular series will always be less than the market value of the property securing the mortgage loan.

RATINGS DO NOT GUARANTY VALUE           If one or more rating agencies downgrade certificates of a series, your certificate will decrease in value. Because none of Morgan Stanley Capital I
                                        Inc., the seller, the master servicer, the trustee or any affiliate has any obligation to maintain a rating of a class of certificates, you will have no recourse if your certificate decreases in value.

CASH FLOW FROM THE PROPERTIES
MAY BE VOLATILE AND INSUFFICIENT
TO ALLOW TIMELY PAYMENT ON
YOUR CERTIFICATES                       Repayment of a commercial or multifamily mortgage loan is dependent on the income produced by the property. Therefore, the borrower's ability to repay a mortgage loan depends primarily on the successful operation of the property and the net operating income derived from the property. Net operating income can be volatile and may be adversely affected by factors such as:

                                        o    economic conditions causing plant closings or industry slowdowns;

                                        o    an oversupply of available retail space, office space or multifamily housing;

                                        o    changes in consumer tastes and preferences;

                                        o    decrease in consumer confidence;

                                        o    retroactive changes in building codes;

                                        o    the age, design and construction quality of the property, including perceptions regarding the attractiveness, convenience or safety of the property;

                                        o    the age, design, construction quality and proximity of competing properties;

                                        o    increases in operating expenses due to external factors such as increases in heating or electricity costs;

                                        o    increases in operating expenses due to maintenance or improvements required at the property;

                                        o    a decline in the financial condition of a major tenant;

                                        o    a decline in rental rates as leases are renewed or entered into with new tenants;

                                        o    the concentration of a particular business type in a building;

                                        o    the length of tenant leases;

                                        o    the creditworthiness of tenants; and

                                        o    the property's "operating leverage."



                                     -13-

                                        Operating leverage refers to the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenue and the level of capital expenditures required to maintain the property and retain or replace tenants.

                                        If a commercial property is designed for a specific tenant, net operating income may be adversely affected if that tenant defaults under its obligations because properties designed for a specific tenant often require substantial renovation before it is suitable for a new tenant. As a result, the proceeds from liquidating this type of property following foreclosure might be insufficient to cover the principal and interest due under the loan.

                                        It is anticipated that a substantial portion of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. Therefore, if a borrower defaults, recourse may be had only against the specific property and any other assets that have been pledged to secure the related mortgage loan.

PROPERTY VALUE MAY BE
ADVERSELY AFFECTED EVEN WHEN
THERE IS NO CHANGE IN CURRENT
OPERATING INCOME                        Various factors may adversely affect the value of the mortgaged properties without affecting the properties' current net operating income. These factors include among others:

                                        o    changes in governmental regulations, fiscal policy, zoning or tax laws;

                                        o    potential environmental legislation or liabilities or other legal liabilities;

                                        o    the availability of refinancing; and

                                        o    changes in interest rate levels or yields required by investors in income producing commercial properties.

THE OPERATION OF COMMERCIAL
PROPERTIES IS DEPENDENT UPON
SUCCESSFUL MANAGEMENT

                                        The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

                                        o    responding to changes in the local market;

                                        o    planning and implementing the rental structure;

                                        o    operating the property and providing building services;

                                        o    managing operating expenses; and

                                        o    assuring that maintenance and capital improvements are carried out in a timely fashion.

                                        A good property manager, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of improvements, can improve cash flow, reduce vacancy, leasing and repair costs and



                                                          -14-

                                        preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long term viability of an income producing property. Properties deriving revenues primarily from short-term sources are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

                                        Morgan Stanley Capital I Inc. makes no representation or warranty as to the skills of any present or future managers. Additionally, Morgan Stanley Capital I
                                        Inc. cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

YOU SHOULD CONSIDER THE
NUMBER OF MORTGAGE
LOANS IN THE POOL                       Assuming pools of equal aggregate unpaid principal balances, the concentration of default, foreclosure and loss in a trust fund containing fewer mortgage loans will generally be higher than that in trust fund containing more mortgage loans.

YOUR INVESTMENT IS NOT INSURED
OR GUARANTEED AND YOUR SOURCE
FOR REPAYMENTS IS LIMITED               Payments under the mortgage loans are generally not insured or guaranteed by any person or entity.

                                        In general, the borrowers under the mortgage loans will be entities created to own or purchase the related commercial property. The borrowers are set up this way, in significant part, to isolate the property from the debts and liabilities of the person creating the entity. Unless otherwise specified, the loan will represent a nonrecourse obligation of the related borrower secured by the lien of the related mortgage and the related lease assignments. Even if the loan is recourse, the borrower generally will not have any significant assets other than the property or properties and the related leases, which will be pledged to the trustee. Therefore, payments on the loans and, in turn, payments of principal and interest on your certificates, will depend primarily or solely on rental payments by the lessees. Those rental payments will, in turn, depend on continued occupancy by, or the creditworthiness of, those lessees. Both continued occupancy and creditworthiness may be adversely affected by a general economic downturn or an adverse change in the lessees' financial conditions.

BORROWER MAY BE UNABLE TO
REPAY THE REMAINING PRINCIPAL
BALANCE ON ITS MATURITY DATE
WHICH WOULD ADVERSELY AFFECT
PAYMENT ON YOUR CERTIFICATES            Some of the mortgage loans may not be fully amortizing over their terms to maturity and will require substantial principal payments--i.e., balloon payments--at their stated maturity. Mortgage loans with balloon payments involve a greater degree of risk because a borrower's ability to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the mortgaged property. However, refinancing a loan or selling the property will be affected by a number of factors, including:

                                        o    interest rates;

                                        o    the borrower's equity in the property;



                                     -15-

                                        o    the financial condition and operating history of the borrower and the property;

                                        o    tax laws;

                                        o    renewability of operating licenses;

                                        o    prevailing economic conditions and the availability of credit for commercial and multifamily properties;

                                        o    with respect to certain multifamily properties and mobile home parks, rent control laws; and

                                        o    with respect to hospitals, nursing homes and convalescent homes, reimbursement rates from private and public coverage providers.

YOUR CERTIFICATES WILL BEAR
LOSSES IF INSUFFICIENT FUNDS ARE
AVAILABLE TO SATISFY ANY JUNIOR
MORTGAGE LOANS                          If the prospectus supplement so specifies, some of the mortgage loans may be secured primarily by junior mortgages. In the event of a liquidation, satisfaction of a mortgage loan secured by a junior mortgage will be subordinate to the satisfaction of the related senior mortgage loan. If the proceeds are insufficient to satisfy the junior mortgage and the related senior mortgage, the junior mortgage loan in the trust fund would suffer a loss and the class of certificate you own may bear that loss. Therefore, any risks of deficiencies associated with first mortgage loans will be even greater in the case of junior mortgage loans. See "--Risks Factors."

OBLIGOR DEFAULT MAY ADVERSELY
AFFECT PAYMENT ON YOUR CERTIFICATES     If the related prospectus supplement so specifies, a master servicer, a sub-servicer or a special servicer will be permitted, within prescribed parameters, to extend and modify whole loans that are in default or as to which a payment default is imminent. Any ability to extend or modify may apply, in particular, to whole loans with balloon payments. In addition, a master servicer, a sub-servicer or a special servicer may receive a workout fee based on receipts from, or proceeds of, those whole loans. While any entity granting this type of extension or modification generally will be required to determine that the extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, there is no assurance this will be the case. Additionally, if the related prospectus supplement so specifies, some of the mortgage loans included in the mortgage pool may have been subject to workouts or similar arrangements following prior periods of delinquency and default.

TENANT BANKRUPTCY MAY
ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES                    The bankruptcy or insolvency of a major tenant, or of a number of smaller tenants may adversely affect the income produced by a mortgaged property. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim would be a general unsecured claim against the tenant, absent collateral securing the claim. The claim would be limited to the unpaid rent reserved for the periods prior to the bankruptcy petition or the earlier surrender of the leased



                                     -16-

                                        premises, which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining rent reserved under the lease, but not more than three years' rent to cover any rejection related claims.

BORROWER BANKRUPTCY MAY
ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES                    Under the Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the then-value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

                                        o    grant a debtor a reasonable time to cure a payment default on a mortgage loan;

                                        o    reduce monthly payments due under a mortgage loan;

                                        o    change the rate of interest due on a mortgage loan; or

                                        o    otherwise alter the mortgage loan's repayment schedule.

                                        Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the mortgaged property in a manner that would substantially diminish the position of the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

                                        Under the Bankruptcy Code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The Bankruptcy Code also may interfere with the lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

                                        As a result of the foregoing, the lender's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.



                                     -17-

SOPHISTICATION OF THE BORROWER
MAY ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES                    In general, the mortgage loans will be made to partnerships, corporations or other entities rather than individuals. This may entail greater risks of loss from delinquency and foreclosure than do single family mortgage loans. In addition, the borrowers under commercial mortgage loans may be more sophisticated than the average single family home borrower. This may increase the likelihood of protracted litigation or the likelihood of bankruptcy in default situations.

CREDIT SUPPORT MAY NOT COVER
LOSSES OR RISKS WHICH COULD
ADVERSELY AFFECT PAYMENT ON
YOUR CERTIFICATES                       Although the prospectus supplement for a series of certificates will describe the credit support for the related trust fund, the credit support will be limited in amount and coverage and may not cover all potential losses or risks.
                                        Use of credit support will be subject to the conditions and limitations described in the prospectus and in the related prospectus supplement. Moreover, any applicable credit support may not cover all potential losses or risks. For example, credit support may not cover fraud or negligence by a mortgage loan originator or other parties.

                                        A series of certificates may include one or more classes of subordinate certificates, which may include certificates being offered to you. Although subordination is intended to reduce the senior certificateholders' risk of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments are made in a specified order of priority, and limits exist with respect to the aggregate amount of claims under any related credit support, the credit support may be exhausted before the principal of the certificate classes with lower priority has been repaid. Significant losses and shortfalls on the assets consequently may fall primarily upon classes of certificates having a lower payment priority. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates evidencing an interest in a covered series will be subject to the risk that the credit support will be exhausted by the claims of other covered series.

                                        The amount of any credit support supporting one or more classes of certificates being offered to you, including the subordination of one or more classes will be determined on the basis of criteria established by each pertinent rating agency.
                                        Those criteria will be based on an assumed level of defaults, delinquencies, other losses or other factors. However, the loss experience on the related mortgage loans or mortgage backed securities may exceed the assumed levels. See
                                        "Description of Credit Support."

                                        Regardless of the form of any credit enhancement, the amount of coverage will be limited and, in most cases, will be subject to periodic reduction, in accordance with a schedule or formula. The master servicer generally will be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of certificates, if the applicable rating agency indicates that the then-current ratings will not be adversely affected. A rating agency may lower the ratings of any series of certificates if the obligations of any credit support



                                      -18-



                                        provider are downgraded. The ratings also may be lowered if losses on the related mortgage loans or MBS substantially exceed the level contemplated by the rating agency at the time of its initial rating analysis. Neither Morgan Stanley
                                        Capital I Inc., the master servicer nor any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any ratings of any series of certificates.

INVESTORS IN SUBORDINATE CLASSES
OF CERTIFICATES MAY BE SUBJECT
TO DELAYS IN PAYMENT AND MAY
NOT RECOVER THEIR INITIAL
INVESTMENTS                             To the extent described in this prospectus, the subordinate certificateholders'
                                        rights to receive distributions with respect to the assets to which they would otherwise be entitled will be subordinate to the rights of the senior certificateholders and of the master servicer, if the master servicer is paid its servicing fee, including any unpaid servicing fees with respect to one or more prior periods, and is reimbursed for certain unreimbursed advances and unreimbursed liquidation expenses. As a result, investors in subordinate certificates must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments.

                                        The yields on the subordinate certificates may be extremely sensitive to the loss experience of the assets and the timing of any losses. If the actual rate and amount of losses experienced by the assets exceed the rate and amount assumed by an investor, the yields to maturity on the subordinate certificates may be lower than anticipated.

DIFFICULTIES IN ENFORCEMENT OF
LOAN PROVISIONS MAY ADVERSELY
AFFECT PAYMENT ON YOUR CERTIFICATES

                                        The mortgage loans may contain due-on-sale clauses, which permit a lender to accelerate the maturity of the mortgage loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property and debt-acceleration clauses, which permit a lender to accelerate the loan upon a monetary or non-monetary default by the borrower. These clauses are generally enforceable. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts, however, may refuse to enforce these clauses if acceleration of the indebtedness would be inequitable, unjust or unconscionable.

                                        If the related prospectus supplement so specifies, the mortgage loans will be secured by an assignment of leases and rents. Pursuant to those assignments, the borrower typically assigns its right, title and interest as landlord under the leases on the related mortgaged property and the income derived from the leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents.
                                        These assignments are typically not perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the mortgaged property and obtain judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely



                                     -19-

                                        affected. See "Legal Aspects of the Mortgage Loans and the Leases--Leases and
                                        Rents."

ENVIRONMENTAL ISSUES AT THE
MORTGAGED PROPERTIES MAY
ADVERSELY AFFECT PAYMENT ON
YOUR CERTIFICATES                       Real property pledged as security for a mortgage loan may be subject to environmental risks. Under federal law and the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, this type of lien has priority over the lien of an existing mortgage against the property. Moreover, the presence of hazardous or toxic substances, or the failure to remediate the property, may adversely affect the owner or operator's ability to borrow using the property as collateral. In addition, under the laws of some states and under CERCLA and other federal law, a lender may become liable, as an "owner operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the management or operations of the borrower. Liability may be imposed even if the environmental damage or threat was caused by a prior owner.

                                        Under certain circumstances, a lender also risks this type of liability on foreclosure of the mortgage. Unless the related prospectus supplement specifies otherwise, neither the master servicer, the sub-servicer nor the special servicer may acquire title to a mortgaged property or take over its operation unless the master servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that:

                                        o    the mortgaged property is in compliance with applicable environmental laws, and there are no circumstances present at the mortgaged property for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

                                        o    if the mortgaged property is not in compliance with applicable environmental laws or circumstances requiring any of the foregoing actions are present, that it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and take the actions as would be necessary and appropriate to effect compliance or respond to those circumstances.

                                        See "Legal Aspects of the Mortgage Loans and Leases--Environmental Legislation."

IF YOU ARE SUBJECT TO ERISA,
YOU MAY NOT BE ELIGIBLE TO
PURCHASE CERTIFICATES                   Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Due to the complexity of regulations governing those plans, prospective investors that are subject to
                                        ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the offered certificates of any series.



                                     -20-

THE INCOME TAX CONSIDERATIONS
SHOULD IMPACT YOUR DECISION TO
PURCHASE A REMIC RESIDUAL
CERTIFICATE                             Except as provided in the prospectus supplement, REMIC residual certificates are anticipated to have "phantom income" associated with them. That is, taxable income is anticipated to be allocated to the REMIC residual certificates in the early years of the existence of the related REMIC--even if the REMIC residual certificates receive no distributions from the related REMIC--with a corresponding amount of losses allocated to the REMIC residual certificates in later years. Accordingly, the present value of the tax detriments associated with the REMIC residual certificates may significantly exceed the present value of the tax benefits related thereto, and the REMIC residual certificates may have a negative "value."

                                        Moreover, the REMIC residual certificates will, in effect, be allocated an amount of gross income equal to the non-interest expenses of the REMIC, but those expenses will be deductible only as itemized deductions, and will be subject to all the limitations applicable to itemized deductions, by holders of
                                        REMIC residual certificates that are individuals. Accordingly, investment in the
                                        REMIC residual certificates generally will not be suitable for individuals or for certain pass-through entities, such as partnerships or S corporations, that have individuals as partners or shareholders. In addition, REMIC residual certificates are subject to restrictions on transfer. Finally, prospective purchasers of a REMIC residual certificate should be aware that Treasury
                                        Department regulations do not permit certain REMIC residual interests to be marked to market.

REQUIRED CONSENT IN CONNECTION
WITH SERVICING THE PROPERTIES
MAY EFFECT THE TIMING OF
PAYMENTS ON YOUR CERTIFICATES           Under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate principal balance of all outstanding certificates of a series or a similar means of allocating decision-making will be required to direct certain actions. The actions may include directing the special servicer or the master servicer regarding measures to be taken with respect to some of the mortgage loans and real estate owned properties and amending the relevant pooling agreement or trust agreement. The consent or approval of these holders will be sufficient to bind all certificateholders of the relevant series. See "Description of the Agreements--Events of Default,"
                                        "--Rights Upon Event of Default," and "--Amendment."

LITIGATION ARISING OUT OF
ORDINARY BUSINESS MAY
ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES                    There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. This litigation could cause a delay in the payment on your certificates. Therefore, we cannot assure you that this type of litigation would not have a material adverse effect on your certificates.



                                     -21-

COMPLIANCE WITH THE AMERICANS
WITH DISABILITIES ACT OF 1990
MAY BE EXPENSIVE AND MAY
ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES                    Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the Americans with
                                        Disabilities Act of 1990. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. These costs of complying with the Americans with Disabilities Act of
                                        1990 and the possible imposition of fines for noncompliance would result in additional expenses on the mortgaged properties, which could have an adverse effect on your certificates.

IF YOUR CERTIFICATE IS
BOOK-ENTRY, YOU WILL NOT BE
RECOGNIZED AS A
CERTIFICATEHOLDER BY THE TRUSTEE        If the prospectus supplement so provides, one or more classes of the certificates offered to you will be initially represented by one or more certificates for each class registered in the name of Cede & Co., the nominee for the Depository Trust Company. If you purchase this type of certificate:

                                        o    your certificate will not be registered in your name or the name of your nominee;

                                        o    you will not be recognized by the trustee as a certificateholder; and

                                        o    you will be able to exercise your right as a certificateholder only through the Depository Trust Company and its participating organizations.

                                        You will be recognized as a certificateholder only if and when definitive certificates are issued. See "Description of the Certificates--Book-Entry
                                        Registration and Definitive Certificates."


                -------------------------------------------------

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above under "Risk Factors" and elsewhere in this prospectus.

                         DESCRIPTION OF THE TRUST FUNDS

     Capitalized terms are defined in the "Glossary of Terms" beginning on page 112.

ASSETS

     Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund. The primary assets of each trust fund will include:

          o    multifamily mortgage loans, commercial mortgage loans or both;

          o mortgage participations, pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more mortgage loans or other similar participations, certificates or securities;


          o direct obligations of the United States, agencies of the United States or agencies created by government entities which are not subject to redemption prior to maturity at the option of the issuer and are (a) interest-bearing securities, (b) non-interest bearing securities, (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) interest-bearing securities from which the right to payment of principal has been removed; or

          o a combination of mortgage loans, mortgage backed securities and government securities.

     Neither the mortgage loans nor the mortgage backed securities will be guaranteed or insured by Morgan Stanley Capital I Inc. or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any government agency or instrumentality or by any other person. Each asset will be selected by Morgan Stanley Capital I Inc. for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may be an affiliate of Morgan Stanley Capital I Inc. and, with respect to mortgage loans or mortgage backed securities, which prior holder may or may not be the originator of the mortgage loan or the issuer of the mortgage backed securities.

     Unless otherwise specified in the related prospectus supplement, the certificates of any series will be entitled to payment only from the assets of the related trust fund and will not be entitled to payments in respect of the assets of any other trust fund established by Morgan Stanley Capital I Inc. If specified in the related prospectus supplement, the assets of a trust fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the assets.

MORTGAGE LOANS

   GENERAL

     The mortgage loans will be secured by liens on, or security interests in, mortgaged properties consisting of:

          o Multifamily Properties which are residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings; or

          o Commercial Properties which are office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

The mortgaged properties will be located in any one of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico, or, in another location, if specified in the related prospectus supplement. The mortgage loans in the mortgage pool will be evidenced by promissory notes secured by first or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on the mortgaged property. Multifamily Properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations. The mortgaged properties may include leasehold interests in properties, the title to which is held by third party lessors. Unless otherwise specified in the prospectus supplement, the term of any leasehold will exceed the term of the related mortgage note by at least five years. Each mortgage loan will have been originated by a person other than Morgan Stanley Capital I Inc. The related prospectus supplement will indicate if any originator or a mortgage loan is an affiliate of Morgan Stanley Capital I Inc., mortgage loans will generally also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the mortgage loan.

   LEASES

     If specified in the related prospectus supplement, some or all of the mortgage loans will include assignments of the leases of the related mortgaged properties and assignments of the rental payments due from lessee to lessor under the leases. To the extent specified in the related prospectus supplement, the commercial properties may be leased to lessees that respectively occupy all or a portion of the properties. Pursuant to an assignment of a lease, the related borrower may assign its rights, title and interest as lessor under each lease and the income derived from the lease to the related lender, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender or its agent is entitled to collect the rents from the related lessee or lessees for application to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the lease assignments by a lender until it takes possession of the related mortgaged property or a receiver is appointed. See "Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents". Alternatively, if specified in the related prospectus supplement, the borrower and the lender may agree that payments under leases are to be made directly to the master servicer.

     If described in the related prospectus supplement, the leases may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the related mortgage loans. In some cases, the leases may require the lessees to pay their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties. Some of the leases may require the borrower to bear costs associated with structural repairs or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay. If so specified in the related prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases. In those cases where payments under the leases, net of any operating expenses payable by the borrowers are insufficient to pay all of the scheduled principal and interest on the related mortgage loans, the borrowers must rely on other income or sources, including security deposits, generated by the related mortgaged property to make payments on the related mortgage loan.

     To the extent specified in the related prospectus supplement, some commercial properties may be leased entirely to one lessee. In these cases, absent the availability of other funds, the borrower must rely entirely on rent paid by the lessee in order for the borrower to pay all of the scheduled principal and interest on the related mortgage loan. To the extent specified in the related prospectus supplement, some of the leases may expire prior to the stated maturity of the related mortgage loan. In these cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on these mortgage loans unless the lease is renewed. As specified in the related prospectus supplement, some of the leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time. Some leases may provide that it is the lessor's responsibility, while other leases provide that it is the lessee's responsibility, to restore the mortgaged property after a casualty to its original condition. Some leases may provide a right of termination to the related lessee if a taking of a material or specified percentage of the leased space in the mortgaged property occurs, or if the ingress or egress to the leased space has been materially impaired.

   DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO THE MORTGAGE LOANS

     Mortgage loans secured by commercial and multifamily properties are markedly different from owner-occupied single family mortgage loans. The repayment of loans secured by commercial or multifamily properties is typically dependent upon the successful operation of the property rather than upon the liquidation value of the real estate. Unless otherwise specified in the prospectus supplement, the mortgage loans will be non-recourse loans, which means that, absent special facts, the lender may look only to the Net Operating Income from the property for repayment of the mortgage debt, and not to any other of the borrower's assets, in the event of the borrower's default. Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on a loan. The "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan. "Net Operating Income" means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

          o    non-cash items such as depreciation and amortization;

          o    capital expenditures; and

          o    debt service on loans secured by the mortgaged property.

     The Net Operating Income of a mortgaged property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related mortgage loan at any given time.

     As the primary component of Net Operating Income, rental income as well as maintenance payments from tenant-stockholders of a cooperative is subject to the vagaries of the applicable real estate market or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial loans may be secured by owner-occupied mortgaged properties or mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from the mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

     Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses, including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the related mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower, is responsible for payment of some or all of these expenses; however, because leases are subject to default risks as well when a tenant's income is insufficient to cover its rent and operating expenses, the existence of "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related mortgage loan. See "--Leases" above.

     The duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties. However, that risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities and hospitals, the income from which and the operating expenses of which are subject to state and federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low-and moderate-income housing in particular may be subject to legal limitations and regulations but, because of these regulations, may also be less sensitive to fluctuations in market rents generally.

     The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default because other factors may outweigh a high Debt Service Coverage Ratio. For instance, where a mortgage loan requires substantial principal payments at the stated maturity, the risk of default if the balloon payment cannot be refinanced at maturity is significant, even though the related Debt Service Coverage Ratio may be high.

     The liquidation value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates. Lenders generally use the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the borrower.

     Appraised values for income-producing properties may be based on:

          o the recent resale value of comparable properties at the date of the appraisal;

          o    the cost of replacing the property;

          o a projection of value based upon the property's projected net cash flow; or

          o a selection from or interpolation of the values derived from the methods listed here.

     Each of these appraisal methods presents analytical challenges for the following reasons:

          o it is often difficult to find truly comparable properties that have recently been sold;

          o the replacement cost of a property may have little to do with its current market value;


          o income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate;

          o more than one of the appraisal methods may be used and each may produce significantly different results; and

          o if a high Loan-to-Value Ratio accompanies a high Debt Service Coverage Ratio or vice versa, the analysis of default and loss risks is difficult.

     While Morgan Stanley Capital I Inc. believes that the foregoing considerations are important factors that generally distinguish the multifamily and commercial loans from single family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that these factors will in fact have been considered by the originators of the multifamily and commercial loans, or that, for any of the mortgage loans, they are complete or relevant. See "Risk Factors--Borrower May Be Unable To Repay The Remaining Principal Balance On Its Maturity Date Which Would Adversely Affect Payment On Your Certificates," "--Your Certificates Will Bear Losses If Insufficient Funds Are Available to Satisfy Any Junior Mortgage Loans," and "--Obligor Default May Adversely Affect Payment on Your Certificates."

   LOAN-TO-VALUE RATIO

     The Loan-to-Value Ratio of a mortgage loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the mortgage loan to the Value of the related mortgaged property. The Value of a mortgaged property, other than with respect to Refinance Loans, is generally the lesser of

          o the appraised value determined in an appraisal obtained by the originator at origination of that loan and

          o    the sales price for that property.

Refinance Loans are loans made to refinance existing loans. Unless the related prospectus supplement provides otherwise, the Value of the mortgaged property securing a Refinance Loan is the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

   MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

     Each prospectus supplement will contain information, as of the date of that prospectus supplement or the Cut-off Date, if applicable and specifically known to Morgan Stanley Capital I Inc., with respect to the mortgage loans, including:


          o the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans, unless the related prospectus supplement provides otherwise, the close of business on the Cut-off Date, which is a day of the month of formation of the related trust fund, as designated in the prospectus supplement;


          o the type of property securing the mortgage loans, e.g., multifamily property or commercial property and the type of property in each category;

          o the weighted average, by principal balance, of the original and remaining terms to maturity of the mortgage loans;

          o the earliest and latest origination date and maturity date of the mortgage loans;

          o the weighted average, by principal balance, of the Loan-to-Value Ratios at origination of the mortgage loans;

          o the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans;

          o the state or states in which most of the mortgaged properties are located;

          o information with respect to the prepayment provisions, if any, of the mortgage loans;

          o    the weighted average Retained Interest, if any;

          o with respect to mortgage loans with adjustable mortgage rates, the Index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum mortgage rate or monthly payment variation at the time of any adjustment thereof and over the life of the adjustable rate loan and the frequency of monthly payment adjustments;

          o the Debt Service Coverage Ratio either at origination or as of a more recent date, or both; and

          o information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions.

The related prospectus supplement will also contain certain information available to Morgan Stanley Capital I Inc. with respect to the provisions of leases and the nature of tenants of the mortgaged properties and other information referred to in a general manner under "--Default and Loss Considerations with Respect to the Mortgage Loans" above. If specific information respecting the mortgage loans is not known to Morgan Stanley Capital I Inc. at the time certificates are initially offered, more general information of the nature described in the bullet points in this section will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after the initial issuance.

   PAYMENT PROVISIONS OF THE MORTGAGE LOANS

     Unless otherwise specified in the related prospectus supplement, all of the mortgage loans will:

          o have individual principal balances at origination of not less than $25,000;

          o    have original terms to maturity of not more than 40 years; and

          o provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at another interval as specified in the related prospectus supplement.

     Each mortgage loan may provide for no accrual of interest or for accrual of interest thereon at a mortgage rate. Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related prospectus supplement. Each mortgage loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related prospectus supplement. Each mortgage loan may contain a Lockout Period and Lockout Date, the date of expiration of the Lockout Period, or require payment of a prepayment premium in connection with a prepayment, in each case as described in the related prospectus supplement.

     In the event that holders of any class or classes of the offered certificates in this prospectus supplement will be entitled to all or a portion of any prepayment premiums collected in respect of mortgage loans, the related prospectus supplement will specify the method or methods by which these amounts will be allocated. A mortgage loan may also contain provisions entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the related prospectus supplement. In the event that holders of any class or classes of offered certificates will be entitled to all or a portion of an Equity Participation, the related prospectus supplement will specify the terms and provisions of the Equity Participation and the method or methods by which distributions in respect thereof will be allocated among the certificates.

         MORTGAGE BACKED SECURITIES

     Any MBS will have been issued pursuant to an MBS Agreement. A seller, the MBS issuer, or the servicer of the underlying mortgage loans or Underlying MBS, or a combination of those entities, will have entered into the MBS Agreement with an MBS trustee, if any, or with the original purchaser of the interest in the underlying mortgage loans or MBS evidenced by the MBS.

     Distributions of any principal or interest, as applicable, will be made on MBS on the dates specified in the related prospectus supplement. The MBS may be issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Any principal or interest distributions will be made on the MBS by the MBS trustee or the MBS servicer. The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the certificates under "Description of Credit Support" may be provided with respect to the MBS. The type, characteristics and amount of the credit support, if any, will be a function of certain characteristics of the mortgage loans or Underlying MBS evidenced by or securing the MBS and other factors and generally will have been established for the MBS on the basis of requirements of any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates evidencing interests in assets that include MBS will specify, to the extent available:

          o the aggregate approximate initial and outstanding principal amount or Notional Amount, as applicable, and type of the MBS to be included in the trust fund;

          o the original and remaining term to stated maturity of the MBS, if applicable;

          o whether the MBS is entitled only to interest payments, only to principal payments or to both;

          o the pass-through or bond rate of the MBS or formula for determining the rates, if any;

          o the applicable payment provisions for the MBS, including, but not limited to, any priorities, payment schedules and subordination features;

          o    the MBS issuer, MBS servicer and MBS trustee, as applicable;

          o characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage Loans, the Underlying MBS or directly to the MBS;

          o the terms on which the MBS or the related Underlying Mortgage Loans or Underlying MBS may, or are required to, be purchased prior to their maturity;

          o the terms on which mortgage loans or Underlying MBS may be substituted for those originally underlying the MBS;

          o    the servicing fees payable under the MBS Agreement;

          o the type of information in respect of the Underlying Mortgage Loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and the type of information in respect of the Underlying MBS described in this paragraph;

          o the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the MBS, and

          o whether the MBS is in certificated form, book-entry form or held through a depository such as The Depository Trust Company or the Participants Trust Company.

     If specified in the prospectus supplement for a series of certificates, a trust fund may contain one or more MBS issued by Morgan Stanley Capital I Inc. that each represent an interest in one or more Underlying Mortgage Loans. The prospectus supplement for a series will contain the disclosure concerning the MBS described in the preceding paragraph and, in particular, will disclose the Underlying Mortgage Loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the MBS.

GOVERNMENT SECURITIES

     The prospectus supplement for a series of certificates evidencing interests in assets of a trust fund that include government securities will specify, to the extent available:

          o the aggregate approximate initial and outstanding principal amounts or Notional Amounts, as applicable, and types of the government securities to be included in the trust fund;

          o the original and remaining terms to stated maturity of the government securities;

          o whether the government securities are entitled only to interest payments, only to principal payments or to both;

          o the interest rates of the government securities or the formula to determine the rates, if any;

          o    the applicable payment provisions for the government securities;
               and

          o to what extent, if any, the obligation evidenced by the related series of certificates is backed by the full faith and credit of the United States.

ACCOUNTS

     Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in the related prospectus supplement deposit all payments and collections received or advanced with respect to the assets and other assets in the trust fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held in that account may be held as cash or invested in short-term, investment grade obligations, in each case as described in the related prospectus supplement. See "Description of the Agreements--Certificate Account and Other Collection Accounts."

CREDIT SUPPORT

     If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the assets in the related trust fund may be provided to one or more classes of certificates in the related series in the form of subordination of one or more other classes of certificates in the series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof. The amount and types of coverage, the identification of the entity providing the coverage if applicable and related information with respect to each type of Credit Support, if any, will be described in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Support May Not Cover Losses Or Risks Which Could Adversely Affect Payment On Your Certificates."

CASH FLOW AGREEMENTS

     If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates. Currency exchange agreements might be included in the trust fund if some or all of the mortgage loans or MBS, such as mortgage loans secured by mortgaged properties located outside the United States, were denominated in a non-United States currency. The principal terms of any guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of payments and provisions relating to termination, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will provide information with respect to the obligor under any Cash Flow Agreement.

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates will be applied by Morgan Stanley Capital I Inc. to the purchase of assets and to pay for certain expenses incurred in connection with the purchase of assets and sale of certificates. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of assets acquired by Morgan Stanley Capital I Inc., prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS


GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder will accrue interest thereon based on a pass-through rate of the certificate, the receipt and timing of receipt of distributions on the certificate and the weighted average life of the assets in the related trust fund, which may be affected by prepayments, defaults, liquidations or repurchases. See "Risk Factors."

PASS-THROUGH RATE

     Certificates of any class within a series may have fixed, variable or adjustable pass-through rates, which may or may not be based upon the interest rates borne by the assets in the related trust fund. The prospectus supplement with respect to any series of certificates will specify

          o the pass-through rate for each class of certificates or, in the case of a variable or adjustable pass-through rate, the method of determining the pass-through rate;

          o the effect, if any, of the prepayment of any mortgage loan or MBS on the pass-through rate of one or more classes of certificates; and

          o whether the distributions of interest on the certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

     The effective yield to maturity to each holder of certificates entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate and purchase price of the certificate because, while interest may accrue on each asset during a certain period, the distribution of interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

     Each payment of interest on the certificates will have a stated principal amount in addition to the certificate Balance of a class of Accrual Certificates, and will be distributed to certificateholders as provided in the related prospectus supplement and will include interest accrued during the Interest Accrual Period for that Distribution Date. As indicated in this prospectus under "--Pass-Through Rate" above, if the Interest Accrual Period ends on a date other than a Distribution Date for the related series, the yield realized by the holders of the certificates may be lower than the yield that would result if the Interest Accrual Period ended on that Distribution Date. In addition, if so specified in the related prospectus supplement, interest accrued for an Interest Accrual Period for one or more classes of certificates may be calculated on the assumption that distributions of principal, additions to the Certificate Balance of Accrual Certificates and allocations of losses on the assets may be made on the first day of the Interest Accrual Period for a Distribution Date and not on that Distribution Date. This method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an Interest Accrual Period. The Interest Accrual Period for any class of offered certificates will be described in the related prospectus supplement.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

     The yield to maturity on the certificates will be affected by the rate of principal payments on the assets including principal prepayments on mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations. These payments may be directly dependent upon the payments on leases underlying the mortgage loans. The rate at which principal prepayments occur on the mortgage loans will be affected by a variety of factors, including, without limitation, the terms of the mortgage loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans comprising or underlying the assets in a particular trust fund, the mortgage loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by the mortgage loans. In this regard, it should be noted that assets may consist of mortgage loans with different mortgage rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than the underlying mortgage loans. The rate of principal payments on some or all of the classes of certificates of a series

          o will correspond to the rate of principal payments on the assets in the related trust fund;

          o is likely to be affected by the existence of Lockout Periods and Prepayment Premium provisions of the mortgage loans underlying or comprising the assets; and

          o is likely to be affected to the extent the servicer of any mortgage loan is able to enforce the Lockout Period and Prepayment Premium provisions.

Mortgage loans with a Lockout Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without these provisions, with shorter Lockout Periods or with lower Prepayment Premiums.

     If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the prospectus supplement for a series of certificates, the effect on yield on one or more classes of the certificates of the series of prepayments of the assets in the related trust fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to these classes.

     When a full prepayment is made on a mortgage loan, the borrower is charged interest on the principal amount of the mortgage loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Unless otherwise specified in the related prospectus supplement, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of certificates entitled to payments of interest because interest on the principal amount of any mortgage loan so prepaid will be paid only to the date of prepayment rather than for a full month. Unless otherwise specified in the related prospectus supplement, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan as of the Due Date in the month in which the partial prepayment is received. As a result, to the extent set forth in the related prospectus supplement, the effect of a partial prepayment on a mortgage loan will be to reduce the amount of interest passed through to holders of certificates in the month following the receipt of the partial prepayment by an amount equal to one month's interest at the applicable pass-through rate on the prepaid amount.

     The timing of changes in the rate of principal payments on the mortgage loans or MBS may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the mortgage loans or the MBS and distributed on a certificate, the greater the effect on the investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease or increase in the rate of principal payments.

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

     The rates at which principal payments are received on the assets included in or comprising a trust fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of certificates may affect the ultimate maturity and the weighted average life of each class of a series. Prepayments on the mortgage loans comprising or underlying the mortgage loans or MBS in a particular trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the certificates of the related series.

     If so provided in the prospectus supplement for a series of certificates, one or more classes of certificates may have a final scheduled Distribution Date, which is the date on or prior to which the certificate Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series set forth in the related prospectus supplement.

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans comprising or underlying the mortgage loans or MBS is paid to that class, which may be in the form of scheduled amortization or prepayments which include prepayments, in whole or in part, and liquidations due to default.

     In addition, the weighted average life of the certificates may be affected by the varying maturities of the mortgage loans comprising or underlying the MBS. If any mortgage loans comprising or underlying the assets in a particular trust fund have actual terms to maturity of less than those assumed in calculating final scheduled Distribution Dates for the classes of certificates of the related series, one or more classes of certificates may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the assets will, to some extent, be a function of the mix of mortgage rates and maturities of the mortgage loans comprising or underlying the assets. See "Description of the Trust Funds."

     Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans.

     Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans underlying or comprising the mortgage loans, the MBS or both. Moreover, CPR was developed based upon historical prepayment experience for single family loans. Thus, it is likely that prepayment of any mortgage loans comprising or underlying the mortgage loans or the MBS for any series will not conform to any particular level of CPR.

     Morgan Stanley Capital I Inc. is not aware of any meaningful publicly available prepayment statistics for multifamily or commercial mortgage loans.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series and the percentage of the initial certificate Balance of each class that would be outstanding on specified Distribution Dates. The information in these tables will be based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans comprising or underlying the related assets are made at rates corresponding to various percentages of CPR or at other rates specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of weighted average life of the certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the certificates. It is unlikely that prepayment of any mortgage loans comprising or underlying the mortgage loans or MBS for any series will conform to any particular level of CPR or any other rate specified in the related prospectus supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

   TYPE OF MORTGAGE ASSET

     A number of mortgage loans may have balloon payments due at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans having balloon payments may default at maturity, or that the servicer may extend the maturity of this type of mortgage loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer may, to the extent and under the circumstances set forth in the related prospectus supplement, be permitted to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the certificates. This would lengthen the period of time elapsed from the date of issuance of a certificate until it is retired.

   FORECLOSURES AND PAYMENT PLANS

     The number of foreclosures and the principal amount of the mortgage loans comprising or underlying the mortgage loans or MBS that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans comprising or underlying the mortgage loans or MBS and that of the related series of certificates. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average life of the certificates.

   DUE-ON-SALE AND DUE-ON-ENCUMBRANCE CLAUSES

     Acceleration of mortgage payments as a result of transfers of or the creation of encumbrances upon underlying mortgaged property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. A number of the mortgage loans comprising or underlying the assets may include "due-on-sale" clauses or "due-on-encumbrance" clauses that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale or other transfers of or the creation of encumbrances upon the related mortgaged property. With respect to any Whole Loans, unless otherwise provided in the related prospectus supplement, the master servicer, on behalf of the trust fund, will be required to exercise--or waive its right to exercise--any rights that the trustee may have as lender to accelerate payment of the Whole Loan in a manner consistent with the Servicing Standard. See "Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance" and "Description of the Agreements--Due-on-Sale and Due-on-Encumbrance Provisions."

                                  THE DEPOSITOR

     Morgan Stanley Capital I Inc., the depositor, is a direct wholly-owned subsidiary of Morgan Stanley and was incorporated in the State of Delaware on January 28, 1985. The principal executive offices of Morgan Stanley Capital I Inc. are located at 1585 Broadway, 37th Floor, New York, New York 10036. Its telephone number is (212) 761-4000.

     Morgan Stanley Capital I Inc. does not have, nor is it expected in the future to have, any significant assets.

                         DESCRIPTION OF THE CERTIFICATES


GENERAL

     The certificates of each series, including any class of certificates not offered by this prospectus, will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement. Each series of certificates will consist of one or more classes of certificates that may:


          o provide for the accrual of interest thereon based on fixed, variable or adjustable rates;

          o be senior or subordinate to one or more other classes of certificates in respect of distributions on the certificates;

          o be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

          o be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

          o provide for distributions of accrued interest thereon commencing only following the occurrence of events, such as the retirement of one or more other classes of certificates of the series;

          o provide for payments of principal sequentially, based on specified payment schedules, from only a portion of the assets in the trust fund or based on specified calculations, to the extent of available funds, in each case as described in the related prospectus supplement;

          o provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Certificate component and a Stripped Interest Certificate component; or

          o    do all or any combination of the above.

Any of the foregoing may be included in the certificates being offered to you.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped Interest Certificates, Notional Amounts or percentage interests specified in the related prospectus supplement. The transfer of any offered certificates may be registered and these certificates may be exchanged without the payment of any service charge payable in connection with the registration of transfer or exchange. However Morgan Stanley Capital I Inc. or the trustee or any of its agents may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of certificates of a series may be issued in definitive form or in book-entry form, as provided in the related prospectus supplement. See "Risk Factors--If Your Certificate Is Book-Entry, You Will Not Be Recognized As Certificateholder By The Trustee." Under limited circumstances, definitive certificates will be exchangeable for other certificates of the same class and series of a like aggregate Certificate Balance, Notional Amount or percentage interest but of different authorized denominations.

DISTRIBUTIONS

     Distributions on the certificates of each series will be made by or on behalf of the trustee on each Distribution Date as specified in the related prospectus supplement from the Available Distribution Amount for the series and the Distribution Date. Except as otherwise specified in the related prospectus supplement, distributions other than the final distribution will be made to the persons in whose names the certificates are registered on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each Distribution Date will be allocated pro rata among the outstanding certificates in the class or by random selection, as described in the related prospectus supplement or otherwise established by the related trustee.

     Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities to receive payments by wire transfer, if the certificateholder has so notified the trustee or other person required to make the payments no later than the date specified in the related prospectus supplement and, if so provided in the related prospectus supplement, holds certificates in the requisite amount specified in the related prospectus supplement, or by check mailed to the address of the person entitled to receive payments as it appears on the Certificate Register. However, the final distribution in retirement of the certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

AVAILABLE DISTRIBUTION AMOUNT

     All distributions on the certificates of each series on each Distribution Date will be made from the Available Distribution Amount described in this paragraph, in accordance with the terms described in the related prospectus supplement. Unless provided otherwise in the related prospectus supplement, the Available Distribution Amount for each Distribution Date equals the sum of the following amounts:

     1. the total amount of all cash on deposit in the related Certificate Account as of the corresponding Determination Date, exclusive of:

          o all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period;

          o unless the related prospectus supplement provides otherwise, all prepayments, together with related payments of the interest thereon and related prepayment premiums, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Due Period; and

          o all amounts in the Certificate Account that are due or reimbursable to Morgan Stanley Capital I Inc., the trustee, an asset seller, a subservicer, a special servicer, the master servicer or any other entity as specified in the related prospectus supplement or that are payable in respect of certain expenses of the related trust fund;

     2. if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the Certificate Account, including any net amounts paid under any Cash Flow Agreements;

     3. all advances made by a master servicer or any other entity as specified in the related prospectus supplement with respect to the Distribution Date;

     4. if and to the extent the related prospectus supplement so provides, amounts paid by a master servicer or any other entity as specified in the related prospectus supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

     5. unless the related prospectus supplement provides otherwise, to the extent not on deposit in the related Certificate Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to the Distribution Date.

     The entire Available Distribution Amount will be distributed among the related certificates, including any certificates not offered hereby, on each Distribution Date, and accordingly will be released from the trust fund and will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates, other than classes of Stripped Principal Certificates that have no pass-through rate, may have a different pass-through rate, which will be a fixed, variable or adjustable rate at which interest will accrue on the class or a component thereof. The related prospectus supplement will specify the pass-through rate for each class or component or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate. Unless otherwise specified in the related prospectus supplement, interest on the certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     In general, distributions of interest in respect of the certificates of any class will be made on each Distribution Date based on the Accrued Certificate Interest for the class and the Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to the class on the Distribution Date. Accrual Certificates, however, will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related prospectus supplement. In addition, any class of Stripped Principal Certificates are not entitled to any distributions of interest. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on the class will be added to the Certificate Balance thereof on each Distribution Date. Unless otherwise provided in the prospectus supplement, Accrued Certificate Interest on Stripped Interest Certificates will be equal to interest accrued for a specified period on the outstanding Notional Amount thereof immediately prior to each Distribution Date, at the applicable pass-through rate, reduced as described below in the next paragraph.

     The method of determining the Notional Amount for any class of Stripped Interest Certificates will be described in the related prospectus supplement. Reference to Notional Amount is solely for convenience in calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest on a series of certificates will be reduced in the event of prepayment interest shortfalls. Prepayment interest shortfalls are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in the accrual period on the mortgage loans comprising or underlying the mortgage loans or MBS in the trust fund for the series. The particular manner in which these shortfalls are to be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage loans comprising or underlying the mortgage loans or MBS in the related trust fund. Similarly, with respect to Accrual Certificates, the related prospectus supplement will describe the extent to which the amount of Accrued Certificate Interest that may be added to the Certificate Balance of a Class of Offered Certificates may be reduced. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any deferred interest on the mortgage loans comprising or underlying the mortgage loans or MBS in the related trust fund will result in a corresponding increase in the Certificate Balance of the class. See "Risk Factors--Prepayments And Repurchases May Reduce The Yield On Your Certificates," and "--If Prepayment Premiums Are Not Enforced, Your Certificates May Be Adversely Affected," and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     The certificates of each series, other than certain classes of Stripped Interest Certificates, will have a Certificate Balance. The Certificate Balance will equal the maximum principal amount that the holder will be entitled to receive out of future cash flow on the assets in the trust fund. The outstanding Certificate Balance of a certificate will be reduced to the extent of distributions of principal and, if and to the extent so provided in the related prospectus supplement, by the amount of losses incurred in respect of the related assets. The outstanding Certificate Balance may be increased in respect of deferred interest on the related mortgage loans to the extent provided in the related prospectus supplement. The outstanding Certificate Balance may be increased in the case of Accrual Certificates, prior to the Distribution Date on which distributions of interest are required to commence, by any related Accrued Certificate Interest. Unless otherwise provided in the related prospectus supplement, the initial aggregate Certificate Balance of all classes of certificates of a series will not be greater than the outstanding aggregate principal balance of the related assets as of the applicable Cut-off Date. The initial aggregate Certificate Balance of a series and each class thereof will be specified in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, distributions of principal will be made on each Distribution Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement until the Certificate Balance of that class has been reduced to zero. Stripped Interest Certificates with no Certificate Balance are not entitled to any distributions of principal.

COMPONENTS

     To the extent specified in the related prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under "--General" above. To the extent, the descriptions set forth under "--Distributions of Interests on the Certificates" and "--Distributions of Principal of the

Certificates" above also relate to components of a class of certificates. In this case, references to Certificate Balance and pass-through rate refer to the principal balance, if any, of any component and the pass-through rate, if any, on any component, respectively.

DISTRIBUTIONS ON THE CERTIFICATES OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, prepayment premiums or payments in respect of Equity Participations that are collected on the mortgage loans or MBS in the related trust fund will be distributed on each Distribution Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the mortgage loans or MBS or both have been incurred, the amount of losses or shortfalls will be borne first by a class of Subordinate Certificates in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a trust fund against losses and shortfalls on mortgage loans or MBS comprising the trust fund.

ADVANCES IN RESPECT OF DELINQUENCIES

     With respect to any series of certificates evidencing an interest in a trust fund, unless otherwise provided in the related prospectus supplement, the master servicer or another entity described in the prospectus supplement will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Certificate Account that are not included in the Available Distribution Amount for the Distribution Date. The master servicer or other entity required to make advances will do so, in an amount equal to the aggregate of payments of principal, other than any balloon payments, and interest, net of related servicing fees and Retained Interest, that were due on the Whole Loans in the trust fund during the related Due Period and were delinquent on the related Determination Date. The master servicer or other entity required to make advances will advance, subject to that entity's good faith determination that the advances will be reimbursable from Related Proceeds. In the case of a series of certificates that includes one or more classes of Subordinate Certificates and if so provided in the related prospectus supplement, the master servicer's or another entity's advance obligation may be limited only to the portion of the delinquencies necessary to make the required distributions on one or more classes of Senior Certificates and may be subject to the master servicer's or another entity's good faith determination that the advances will be reimbursable not only from Related Proceeds but also from collections on other assets otherwise distributable on one or more classes of Subordinate Certificates. See "Description of Credit Support."

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates. Advances do not guaranty or insure against losses. Unless otherwise provided in the related prospectus supplement, advances of the master servicer's or another entity's funds will be reimbursable only out of Related Proceeds and, if so provided in the prospectus supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Certificates of the series. However, advances will be reimbursable from amounts in the Certificate Account prior to distributions being made on the certificates, to the extent that the master servicer or another entity shall determine in good faith that the advance is a Nonrecoverable Advance. If advances have been made by the master servicer from excess funds in the Certificate Account, the master servicer is required to replace the funds in the Certificate Account on any future Distribution Date to the extent that funds in the Certificate Account on the Distribution Date are less than payments required to be made to certificateholders on that date. If so specified in the related prospectus supplement, the obligations of the master servicer or another entity to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be set forth in the related prospectus supplement.

     If and to the extent so provided in the related prospectus supplement, the master servicer or another entity will be entitled to receive interest at the rate specified in the prospectus supplement on its outstanding advances and will be entitled to pay itself interest periodically from general collections on the assets prior to any payment to certificateholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any corresponding advancing obligation of any person in connection with the MBS.

REPORTS TO CERTIFICATEHOLDERS

     Unless otherwise provided in the prospectus supplement, with each distribution to holders of any class of certificates of a series, the master servicer or the trustee, as provided in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Capital I Inc. and to the other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

     (1) the amount of the distribution to holders of certificates of that class applied to reduce the Certificate Balance thereof;

     (2) the amount of the distribution to holders of certificates of that class allocable to Accrued Certificate Interest;

     (3)  the amount of the distribution allocable to

          o    prepayment premiums and

          o    payments on account of Equity Participations;

     (4) the amount of related servicing compensation received by a master servicer and, if payable directly out of the related trust fund, by any special servicer and any subservicer and any other customary information as that master servicer or trustee deem necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

     (5) the aggregate amount of advances included in that distribution, and the aggregate amount of unreimbursed advances at the close of business on that Distribution Date;

     (6) the aggregate principal balance of the assets at the close of business on that Distribution Date;

     (7) the number and aggregate principal balance of Whole Loans in respect of which:

          o    one scheduled payment is delinquent,

          o    two scheduled payments are delinquent,

          o    three or more scheduled payments are delinquent and

          o    foreclosure proceedings have been commenced;

     (8)  with respect to each Whole Loan that is delinquent two or more months:

          o    the loan number thereof,

          o    the unpaid balance thereof,

          o    whether the delinquency is in respect of any balloon payment,

          o the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof,

          o if applicable, the aggregate amount of any interest accrued and payable on related servicing expenses and related advances assuming the mortgage loan is subsequently liquidated through foreclosure,

          o whether a notice of acceleration has been sent to the borrower and, if so, the date of the notice,

          o whether foreclosure proceedings have been commenced and, if so, the date so commenced and

          o if the mortgage loan is more than three months delinquent and foreclosure has not been commenced, the reason therefor;

     (9) with respect to any Whole Loan liquidated during the related Due Period other than by payment in full:

          o    the loan number thereof,

          o    the manner in which it was liquidated and

          o    the aggregate amount of liquidation proceeds received;

     (10) with respect to any Whole Loan liquidated during the related Due
          Period,

          o the portion of the liquidation proceeds payable or reimbursable to the master servicer, or any other entity, in respect of the mortgage loan and

          o    the amount of any loss to certificateholders;

     (11) with respect to each REO Property relating to a Whole Loan and included in the trust fund as of the end of the related Due Period,

          o    the loan number of the related mortgage loan and

          o    the date of acquisition;

     (12) with respect to each REO Property relating to a Whole Loan and included in the trust fund as of the end of the related Due Period:

          o    the book value,

          o the principal balance of the related mortgage loan immediately following the Distribution Date, calculated as if the mortgage loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement,

          o the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and

          o if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

     (13) with respect to any REO Property sold during the related Due Period

          o    the loan number of the related mortgage loan,

          o    the aggregate amount of sale proceeds,

          o the portion of sales proceeds payable or reimbursable to the master servicer or a special servicer in respect of the REO Property or the related mortgage loan and

          o the amount of any loss to certificateholders in respect of the related mortgage loan;

     (14) the aggregate Certificate Balance or Notional Amount, as the case may be, of each class of certificates including any class of certificates not offered hereby at the close of business on the Distribution Date, separately identifying any reduction in the Certificate Balance due to the allocation of any loss and increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to the balance;

     (15) the aggregate amount of principal prepayments made during the related Due Period;

     (16) the amount deposited in the reserve fund, if any, on the Distribution Date;

     (17) the amount remaining in the reserve fund, if any, as of the close of business on the Distribution Date;

     (18) the aggregate unpaid Accrued Certificate Interest, if any, on each class of certificates at the close of business on the Distribution Date;

     (19) in the case of certificates with a variable pass-through rate, the pass-through rate applicable to the Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related prospectus supplement;

     (20) in the case of certificates with an adjustable pass-through rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable pass-through rate applicable to the Distribution Date and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related prospectus supplement;

     (21) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included in the Series as of the close of business on the Distribution Date; and

     (22) the aggregate amount of payments by the borrowers of:

          o    default interest,

          o    late charges and

          o assumption and modification fees collected during the related Due Period.

     In the case of information furnished pursuant to subclauses (1)-(4) above, the amounts generally will be expressed as a dollar amount per minimum denomination of certificates. In addition, in the case of information furnished pursuant to subclauses (1), (2), (14), (18) and (19) above, the amounts shall also be provided with respect to each component, if any, of a class of certificates. The master servicer or the trustee, as specified in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Capital I Inc. and to any other parties as may be specified in the Agreement, a copy of any statements or reports received by the master servicer or the trustee, as applicable, with respect to any MBS. The prospectus supplement for each series of offered certificates will describe any additional information to be included in reports to the holders of the certificates.

     Within a reasonable period of time after the end of each calendar year, the master servicer or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a holder of a certificate a statement containing the information set forth in subclauses (1)-(4) above, aggregated for the calendar year or the applicable portion thereof during which the person was a certificateholder. This obligation of the master servicer or the trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the master servicer or the trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

TERMINATION

     The obligations created by the Agreement for each series of certificates will terminate upon the payment to certificateholders of that series of all amounts held in the Certificate Account or by the master servicer, if any, or the trustee and required to be paid to them pursuant to the Agreement following the earlier of

          o the final payment or other liquidation of the last asset subject thereto or the disposition of all property acquired upon foreclosure of any Whole Loan subject thereto and


          o the purchase of all of the assets of the trust fund by the party entitled to effect the termination, under the circumstances and in the manner set forth in the related prospectus supplement.

In no event, however, will the trust fund created by the Agreement continue beyond the date specified in the related prospectus supplement. Written notice of termination of the Agreement will be given to each certificateholder, and the final distribution will be made only upon presentation and surrender of the certificates at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of the assets to retire the class or classes or purchase the class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates, and each class will be represented by one or more single certificates registered in the name of a nominee for the depository, the Depository Trust Company ("DTC").

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, eliminating the need for physical movement of certificates. Participants include Morgan Stanley & Co. Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to Indirect Participants.

     Unless otherwise provided in the related prospectus supplement, investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through Participants and Indirect Participants. In addition, these Certificate Owners will receive all distributions on the book-entry certificates through DTC and its Participants. Under a book-entry format, Certificate Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each Distribution Date, DTC will forward the payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificate Owners. Unless otherwise provided in the related prospectus supplement, the only certificateholder will be Cede, as nominee of DTC, and the Certificate Owners will not be recognized by the trustee as certificateholders under the Agreement. Certificate Owners will be permitted to exercise the rights of certificateholders under the related Agreement only indirectly through the Participants who in turn will exercise their rights through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the book-entry certificates and is required to receive and transmit distributions of principal of and interest on the book-entry certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the book-entry certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective Certificate Owners.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge its interest in the book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

     DTC has advised Morgan Stanley Capital I Inc. that it will take any action permitted to be taken by a certificateholder under the Agreement only at the direction of one or more Participants to whose account with DTC interests in the book-entry certificates are credited.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates, rather than to DTC or its nominee only if

          o Morgan Stanley Capital I Inc. advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the certificates and Morgan Stanley Capital I Inc. is unable to locate a qualified successor, or

          o Morgan Stanley Capital I Inc., at its option, elects to terminate the book-entry system through DTC.

     Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of definitive certificates for the Certificate Owners. Upon surrender by DTC of the certificate or certificates representing the book-entry certificates, together with instructions for reregistration, the trustee will issue, or cause to be issued, to the Certificate Owners identified in the instructions the definitive certificates to which they are entitled, and thereafter the trustee will recognize the holders of the definitive certificates as certificateholders under the Agreement.

                          DESCRIPTION OF THE AGREEMENTS

     The certificates will be offered pursuant to a Pooling Agreement or a Trust Agreement.

          o A Pooling Agreement will be used where the trust fund includes Whole Loans. The parties to a Pooling Agreement will be Morgan Stanley Capital I Inc., a trustee, a master servicer and any special servicer appointed as of the date of the Pooling Agreement. If a master servicer is not appointed, a servicer, with, generally, the same obligations as described in this prospectus with respect to the master servicer, unless otherwise specified in the prospectus supplement, will be appointed. This servicer will service all or a significant number of Whole Loans directly without a subservicer. References in this prospectus to master servicer and its rights and obligations, to the extent set forth in the related prospectus supplement, shall be deemed to also be references to any servicer servicing Whole Loans directly.

          o A Trust Agreement will be used where the trust fund does not include Whole Loans. The parties to a Trust Agreement will be Morgan Stanley Capital I Inc. and a trustee. A manager or administrator may be appointed pursuant to the Trust Agreement for any trust fund to administer the trust fund.

     The provisions of each Agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. A form of a Pooling Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. Any Trust Agreement will generally conform to the form of Pooling Agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of Whole Loans. The following summaries describe some of the provisions that may appear in each Agreement. The prospectus supplement for a series of certificates will describe any provision of the Agreement relating to a series that materially differs from the description thereof contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each trust fund and the description of the provisions in the related prospectus supplement. Morgan Stanley Capital I Inc. will provide a copy of the Agreement, without exhibits, relating to any series of certificates without charge upon written request of a holder of a certificate of a series addressed to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New York 10036, Attention: John E. Westerfield.

ASSIGNMENT OF ASSETS; REPURCHASES

     At the time of issuance of any series of certificates, Morgan Stanley Capital I Inc. will assign or cause to be assigned to the designated trustee the assets to be included in the related trust fund, together with all principal and interest to be received on or with respect to the assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The trustee will, concurrently with the assignment, deliver the certificates to Morgan Stanley Capital I Inc. in exchange for the assets and the other assets comprising the trust fund for the series. Each mortgage loan and MBS will be identified in a schedule appearing as an exhibit to the related Agreement. Unless otherwise provided in the related prospectus supplement, the schedule will include detailed information

          o in respect of each Whole Loan included in the related trust fund, including without limitation, the address of the related mortgaged property and type of the property, the mortgage rate and, if applicable, the applicable Index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value, Loan-to-Value Ratio and the Debt Service Coverage Ratio as of the date indicated and payment and prepayment provisions, if applicable, and

          o in respect of each MBS included in the related trust fund, including without limitation, the MBS issuer, MBS servicer and MBS trustee, the pass-through or bond rate or formula for determining the rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

     With respect to each Whole Loan, Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or to the custodian, certain loan documents, which to the extent set forth in the related prospectus supplement will include the original mortgage note endorsed, without recourse, in blank or to the order of the trustee, the original mortgage or a certified copy thereof with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if Morgan Stanley Capital I Inc. delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to these mortgage loans, the trustee or its nominee may not be able to enforce the mortgage note against the related borrower. Unless otherwise specified in the related prospectus supplement, the asset seller will be required to agree to repurchase, or substitute for, this type of mortgage loan that is subsequently in default if the enforcement thereof or of the related mortgage is materially adversely affected by the absence of the original mortgage note. Unless otherwise provided in the related prospectus supplement, the related Agreement will require Morgan Stanley Capital I Inc. or another party specified in the Agreement to promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records. However, in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of Morgan Stanley Capital I Inc., the master servicer, the relevant asset seller or any other prior holder of the Whole Loan, the assignment of mortgage for each related Whole Loan may not be recorded.

     The trustee or a custodian will review the Whole Loan documents within a specified period of days after receipt thereof, and the trustee or a custodian will hold the documents in trust for the benefit of the certificateholders. Unless otherwise specified in the related prospectus supplement, if any of these documents are found to be missing or defective in any material respect, the trustee or custodian shall immediately notify the master servicer and Morgan Stanley Capital I Inc., and the master servicer shall immediately notify the relevant asset seller. If the asset seller cannot cure the omission or defect within a specified number of days after receipt of notice, then to the extent set forth in the related prospectus supplement, the asset seller will be obligated, within a specified number of days of receipt of notice, to repurchase the related Whole Loan from the trustee at the Purchase Price or substitute the mortgage loan. There can be no assurance that an asset seller will fulfill this repurchase or substitution obligation, and neither the master servicer nor Morgan Stanley Capital I Inc. will be obligated to repurchase or substitute the mortgage loan if the asset seller defaults on its obligation. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related prospectus supplement, in lieu of curing any omission or defect in the asset or repurchasing or substituting for the asset, the asset seller may agree to cover any losses suffered by the trust fund as a result of this type of breach or defect.

     If so provided in the related prospectus supplement, Morgan Stanley Capital I Inc. will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments. In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the lease for the payment of maintenance, insurance and taxes, to the extent specified in the related lease agreement. The trustee, or if so specified in the prospectus supplement, the master servicer, as agent for the trustee, may hold the lease in trust for the benefit of the certificateholders.

     With respect to each Government Security or MBS in certificated form, Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or the custodian the original certificate or other definitive evidence of the Government Security or MBS, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully the Government Security or MBS, as applicable, to the trustee for the benefit of the certificateholders. With respect to each Government Security or MBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the UCC, Morgan Stanley Capital I Inc. and the trustee will cause the Government Security or MBS to be registered directly or on the books of the clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Unless otherwise provided in the related prospectus supplement, the related Agreement will require that either Morgan Stanley Capital I Inc. or the trustee promptly cause any MBS and government securities in certificated form not registered in the name of the trustee to be re-registered, with the applicable persons, in the name of the trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the related prospectus supplement Morgan Stanley Capital I Inc. will, with respect to each Whole Loan, make or assign certain representations and warranties, as of a specified date covering, by way of example, the following types of matters:


          o the accuracy of the information set forth for the Whole Loan on the schedule of assets appearing as an exhibit to the related Agreement;

          o the existence of title insurance insuring the lien priority of the Whole Loan;

          o    the authority of the Warrantying Party to sell the Whole Loan;

          o the payment status of the Whole Loan and the status of payments of taxes, assessments and other charges affecting the related mortgaged property;

          o the existence of customary provisions in the related mortgage note and mortgage to permit realization against the mortgaged property of the benefit of the security of the mortgage; and

          o the existence of hazard and extended perils insurance coverage on the mortgaged property.

     Any Warrantying Party, if other than Morgan Stanley Capital I Inc., shall be an asset seller or an affiliate thereof or another person acceptable to Morgan Stanley Capital I Inc. and shall be identified in the related prospectus supplement.

     Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between the date on which the representations are made and the date of initial issuance of the related series of certificates evidencing an interest in the Whole Loan. Unless otherwise specified in the related prospectus supplement, in the event of a breach of any representation or warranty, the Warrantying Party will be obligated to reimburse the trust fund for losses caused by the breach or either cure the breach or repurchase or replace the affected Whole Loan as described in the next paragraph. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warrantying Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of a representation and warranty only if the relevant event that causes such breach occurs prior to the date on which they were made. The Warranting Party would have no obligations if the relevant event that causes the breach occurs after that date.

     Unless otherwise provided in the related prospectus supplement, each Agreement will provide that the master servicer or trustee, or both, will be required to notify promptly the relevant Warrantying Party of any breach of any representation or warranty made by it in respect of a Whole Loan that materially and adversely affects the value of the Whole Loan or the interests in the Whole Loan of the certificateholders. If the Warrantying Party cannot cure the breach within a specified period following the date on which the party was notified of the breach, then

          o the Warrantying Party will be obligated to repurchase the Whole Loan from the trustee within a specified period from the date on which the Warrantying Party was notified of the breach, at the Purchase Price; or


          o if so provided in the prospectus supplement for a series, the Warrantying Party, will have the option, within a specified period after initial issuance of such series of certificates, to cause the Whole Loan to be removed from the trust fund and substitute in its place one or more other Whole Loans, in accordance with the standards described in the related prospectus supplement; or

          o if so provided in the prospectus supplement for a series, the Warrantying Party, will have the option to reimburse the trust fund or the certificateholders for any losses caused by the breach.

Unless otherwise specified in the related prospectus supplement, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of certificates or the trustee for a breach of representation by a Warrantying Party.

     Neither Morgan Stanley Capital I Inc., except to the extent that it is the Warrantying Party, nor the master servicer will be obligated to purchase or substitute for a Whole Loan if a Warrantying Party defaults on its obligation to do so, and no assurance can be given that Warrantying Parties will carry out their obligations with respect to Whole Loans.

     Unless otherwise provided in the related prospectus supplement the Warrantying Party will, with respect to a trust fund that includes government securities or MBS, make or assign certain representations or warranties, as of a specified date, with respect to the government securities or MBS, covering

          o the accuracy of the information set forth therefor on the schedule of assets appearing as an exhibit to the related Agreement and

          o    the authority of the Warrantying Party to sell the assets.

The related prospectus supplement will describe the remedies for a breach thereof.

     A master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any of these representations which materially and adversely affects the interests of the certificateholders and which continues unremedied for thirty days after the giving of written notice of the breach to the master servicer, the trustee or Morgan Stanley Capital I Inc. will constitute an Event of Default under the Agreement. See "--Events of Default" and "--Rights Upon Event of Default," below.

CERTIFICATE ACCOUNT AND OTHER COLLECTION ACCOUNTS

   GENERAL

     The master servicer or the trustee or both will, as to each trust fund, establish and maintain or cause to be established and maintained, the Certificate Account, which must be either

          o an account or accounts the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, to the limits established by the FDIC, and the uninsured deposits in which are otherwise secured such that the certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the institution with which the Certificate Account is maintained or

          o otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of certificates of the series.

The collateral eligible to secure amounts in the Certificate Account is limited to Permitted Investments. A Certificate Account may be maintained as an interest bearing or a non-interest bearing account and the funds held in the account may be invested pending each succeeding Distribution Date in short-term Permitted Investments. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in the Certificate Account will be paid to a master servicer or its designee as additional servicing compensation. The Certificate Account may be maintained with an institution that is an affiliate of the master servicer, if applicable, provided that the institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies and so specified in the related prospectus supplement, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the master servicer or serviced or master serviced by it on behalf of others.

   DEPOSITS

         A master servicer or the trustee will deposit or cause to be deposited in the Certificate Account for one or more trust funds on a daily basis, unless otherwise provided in the related Agreement, the following payments and collections received, or advances made, by the master servicer or the trustee or on its behalf subsequent to the Cut-off Date, other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest, all payments on account of principal, including principal prepayments, on the assets;

     (1) all payments on account of interest on the assets, including any default interest collected, in each case net of any portion thereof retained by a master servicer, a subservicer or a special servicer as its servicing compensation and net of any Retained Interest;

     (2) all proceeds of the hazard, business interruption and general liability insurance policies to be maintained in respect of each mortgaged property securing a Whole Loan in the trust fund, to the extent the proceeds are not applied to the restoration of the property or released to the borrower in accordance with normal servicing procedures and all Insurance Proceeds and all Liquidation Proceeds, together with the net proceeds on a monthly basis with respect to any mortgaged properties acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

     (3) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of certificates as described under "Description of Credit Support";

     (4) any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies";

     (5)  any amounts representing prepayment premiums;

     (6) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

     (7) all proceeds of any asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by Morgan Stanley Capital I Inc., any asset seller or any other specified person as described above under "--Assignment of Assets; Repurchases" and "--Representations and Warranties; Repurchases," all proceeds of any defaulted mortgage loan purchased as described below under "--Realization Upon Defaulted Whole Loans," and all proceeds of any asset purchased as described above under "Description of the Certificates--Termination";

     (8) any amounts paid by a master servicer to cover certain interest shortfalls arising out of the prepayment of Whole Loans in the trust fund as described under "Description of the Agreements--Retained Interest; Servicing Compensation and Payment of Expenses";

     (9) to the extent that any item does not constitute additional servicing compensation to a master servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or Equity Participations on the mortgage loans or MBS or both;

     (10) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described below under "--Hazard Insurance Policies";

     (11) any amount required to be deposited by a master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

     (12) any other amounts required to be deposited in the Certificate Account as provided in the related Agreement and described in the related prospectus supplement.

   WITHDRAWALS

         A master servicer or the trustee may, from time to time, unless otherwise provided in the related Agreement and described in the related prospectus supplement, make withdrawals from the Certificate Account for each trust fund for any of the following purposes:

     (1) to make distributions to the certificateholders on each Distribution Date;

     (2) to reimburse a master servicer for unreimbursed amounts advanced as described above under "Description of the Certificates--Advances in Respect of Delinquencies," the reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest, net of related servicing fees and Retained Interest, on and principal of the particular Whole Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to those Whole Loans;

     (3) to reimburse a master servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Whole Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Whole Loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Whole Loans and properties;

     (4)  to reimburse a master servicer for any advances described in clause
          (2) above and any servicing expenses described in clause (3) above which, in the master servicer's good faith judgment, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other assets or, if and to the extent so provided by the related Agreement and described in the related prospectus supplement, just from that portion of amounts collected on other assets that is otherwise distributable on one or more classes of Subordinate Certificates, if any, remain outstanding, and otherwise any outstanding class of certificates, of the related series;

     (5) if and to the extent described in the related prospectus supplement, to pay a master servicer interest accrued on the advances described in clause (2) above and the servicing expenses described in clause (3) above while these amounts remain outstanding and unreimbursed;

     (6) to pay for costs and expenses incurred by the trust fund for environmental site assessments with respect to, and for containment, clean-up or remediation of hazardous wastes, substances and materials on, mortgaged properties securing defaulted Whole Loans as described below under "--Realization Upon Defaulted Whole Loans";

     (7) to reimburse a master servicer, Morgan Stanley Capital I Inc., or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Matters Regarding a Master Servicer and the Depositor";

     (8) if and to the extent described in the related prospectus supplement, to pay or to transfer to a separate account for purposes of escrowing for the payment of the trustee's fees;

     (9) to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Matters Regarding the Trustee";

     (10) unless otherwise provided in the related prospectus supplement, to pay a master servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Certificate Account;

     (11) to pay the person entitled thereto any amounts deposited in the Certificate Account that were identified and applied by the master servicer as recoveries of Retained Interest;

     (12) to pay for costs reasonably incurred in connection with the proper operation, management and maintenance of any mortgaged property acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, these payments to be made out of income received on this type of property;

     (13) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described below under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes";

     (14) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Whole Loan or a property acquired in respect thereof in connection with the liquidation of the defaulted Whole Loan or property;

     (15) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of certificateholders;


     (16) to pay for the costs of recording the related Agreement if recordation materially and beneficially affects the interests of certificateholders, provided that the payment shall not constitute a waiver with respect to the obligation of the Warrantying Party to remedy any breach of representation or warranty under the Agreement;


     (17) to pay the person entitled thereto any amounts deposited in the Certificate Account in error, including amounts received on any asset after its removal from the trust fund whether by reason of purchase or substitution as contemplated by "--Assignment of Assets; Repurchase" and "--Representations and Warranties; Repurchases" or otherwise;

     (18) to make any other withdrawals permitted by the related Agreement and described in the related prospectus supplement; and

     (19) to clear and terminate the Certificate Account at the termination of the trust fund.

   OTHER COLLECTION ACCOUNTS

     Notwithstanding the foregoing, if so specified in the related prospectus supplement, the Agreement for any series of certificates may provide for the establishment and maintenance of a separate collection account into which the master servicer or any related subservicer or special servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of certificates. Any amounts on deposit in any collection account will be withdrawn therefrom and deposited into the appropriate Certificate Account by a time specified in the related prospectus supplement. To the extent specified in the related prospectus supplement, any amounts which could be withdrawn from the Certificate Account as described under "--Withdrawals" above, may also be withdrawn from any collection account. The prospectus supplement will set forth any restrictions with respect to any collection account, including investment restrictions and any restrictions with respect to financial institutions with which any collection account may be maintained.

         COLLECTION AND OTHER SERVICING PROCEDURES

     The master servicer, directly or through subservicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed the collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided the procedures are consistent with the Servicing Standard. In connection therewith, the master servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late Whole Loan payment.

     Each master servicer will also be required to perform other customary functions of a servicer of comparable loans, including the following:

          o maintaining, or causing the borrower or lessee on each mortgage or lease to maintain, hazard, business interruption and general liability insurance policies and, if applicable, rental interruption policies as described in this prospectus and in any related prospectus supplement, and filing and settling claims thereunder;

          o maintaining escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the Whole Loan;

          o processing assumptions or substitutions in those cases where the master servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies;

          o    supervising foreclosures;

          o inspecting and managing mortgaged properties under certain circumstances; and

          o maintaining accounting records relating to the Whole Loans. Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular Whole Loans under any applicable instrument of Credit Support. See "Description of Credit Support."

     The master servicer may agree to modify, waive or amend any term of any Whole Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not

          o affect the amount or timing of any scheduled payments of principal or interest on the Whole Loan or

          o in its judgment, materially impair the security for the Whole Loan or reduce the likelihood of timely payment of amounts due thereon.

The master servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Whole Loan if, unless otherwise provided in the related prospectus supplement,

          o in its judgment, a material default on the Whole Loan has occurred or a payment default is imminent and

          o in its judgment, that modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Whole Loan on a present value basis than would liquidation.

The master servicer is required to notify the trustee in the event of any modification, waiver or amendment of any Whole Loan.

         SUBSERVICERS

     A master servicer may delegate its servicing obligations in respect of the Whole Loans to subservicer, but the master servicer will remain obligated under the related Agreement. Each subservicing agreement must be consistent with the terms of the related Agreement and must provide that, if for any reason the master servicer for the related series of certificates is no longer acting in the capacity of master servicer, the trustee or any successor master servicer may assume the master servicer's rights and obligations under the subservicing agreement.

     Unless otherwise provided in the related prospectus supplement, the master servicer will be solely liable for all fees owed by it to any subservicer, irrespective of whether the master servicer's compensation pursuant to the related Agreement is sufficient to pay those fees. However, a subservicer may be entitled to a Retained Interest in certain Whole Loans. Each subservicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under an Agreement. See "--Retained Interest; Servicing Compensation and Payment of Expenses" below.

SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, a special servicer may be appointed. The related prospectus supplement will describe the rights, obligations and compensation of a special servicer. The master servicer will only be responsible for the duties and obligations of a special servicer to the extent set forth in the prospectus supplement.

REALIZATION UPON DEFAULTED WHOLE LOANS

     A borrower's failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the mortgage loan, and may call into question the borrower's ability to make timely payment of taxes and to pay for necessary maintenance of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer is required to:

          o    monitor any Whole Loan which is in default,

          o    contact the borrower concerning the default,

          o evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the mortgaged property,

          o initiate corrective action in cooperation with the borrower if cure is likely,

          o    inspect the mortgaged property, and

          o    take any other actions as are consistent with the Servicing
               Standard.

A significant period of time may elapse before the master servicer is able to assess the success of the corrective action or the need for additional initiatives.

     The time within which the master servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses or takes a deed to a mortgaged property in lieu of foreclosure on behalf of the certificateholders, may vary considerably depending on the particular Whole Loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the Whole Loan and the laws of the jurisdiction in which the mortgaged property is located. Under federal bankruptcy law, the master servicer in certain cases may not be permitted to accelerate a Whole Loan or to foreclose on a mortgaged property for a considerable period of time. See "Legal Aspects of the Mortgage Loans and the Leases."

     Any Agreement relating to a trust fund that includes Whole Loans may grant to the master servicer or the holder or holders of certain classes of certificates, or both, a right of first refusal to purchase from the trust fund at a predetermined purchase price any Whole Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an offered certificate will be described in the related prospectus supplement. The related prospectus supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "--Representations and Warranties; Repurchases."

     Unless otherwise specified in the related prospectus supplement, the master servicer may offer to sell any defaulted Whole Loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the master servicer determines, consistent with the Servicing Standard, that this sale would produce a greater recovery on a present value basis than would liquidation through foreclosure or similar proceeding. The related Agreement will provide that any sale of this type be made in a commercially reasonable manner for a specified period and that the master servicer accept the highest cash bid received from any person including itself, an affiliate of the master servicer or any certificateholder that constitutes a fair price for the defaulted Whole Loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the master servicer shall proceed with respect to the defaulted mortgage loan as described in the paragraphs below. Any bid in an amount at least equal to the Purchase Price described under "--Representations and Warranties; Repurchases" will in all cases be deemed fair.

     If a default on a Whole Loan has occurred or, in the master servicer's judgment is imminent, and the action is consistent with the servicing standard, the master servicer, on behalf of the trustee, may at any time:

          o    institute foreclosure proceedings,

          o    exercise any power of sale contained in any mortgage,

          o    obtain a deed in lieu of foreclosure, or

          o otherwise acquire title to a mortgaged property securing the Whole Loan.

Unless otherwise specified in the related prospectus supplement, the master servicer may not acquire title to any related mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of that mortgaged property within the meaning of federal environmental laws, unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, that either:

          o the mortgaged property is in compliance with applicable environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

          o if the mortgaged property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take the actions as would be necessary and appropriate to effect the compliance and respond to the circumstances, the cost of which actions will be an expense of the trust fund.

     Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of the mortgaged property by the trust fund, unless

          o the Internal Revenue Service grants an extension of time to sell the property or

          o the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund subsequent to that period will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding.

Subject to the foregoing, the master servicer will be required to

          o solicit bids for any mortgaged property so acquired by the trust fund as will be reasonably likely to realize a fair price for the property and

          o accept the first and, if multiple bids are contemporaneously received, the highest cash bid received from any person that constitutes a fair price.

     If the trust fund acquires title to any mortgaged property, the master servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate the property. The retention of an independent contractor, however, will not relieve the master servicer of any of its obligations with respect to the management and operation of that property. Unless otherwise specified in the related prospectus supplement, any property acquired by the trust fund will be managed in a manner consistent with the management and operation of similar property by a prudent lending institution.

     The limitations imposed by the related Agreement and the REMIC Provisions of the Code, if a REMIC election has been made with respect to the related trust fund, on the operations and ownership of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Legal Aspects of the Mortgage Loans and the Leases--Foreclosure."

     If recovery on a defaulted Whole Loan under any related instrument of Credit Support is not available, the master servicer nevertheless will be obligated to follow or cause to be followed normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the mortgage rate plus the aggregate amount of expenses incurred by the master servicer in connection with such proceedings and which are reimbursable under the Agreement, the trust fund will realize a loss in the amount of that difference. The master servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of the Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of the Liquidation Proceeds to certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

     If any property securing a defaulted Whole Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Support, if any, the master servicer is not required to expend its own funds to restore the damaged property unless it determines

          o that the restoration will increase the proceeds to certificateholders on liquidation of the Whole Loan after reimbursement of the master servicer for its expenses and

          o that the expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

     As servicer of the Whole Loans, a master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the obligor under each instrument of Credit Support, and will take reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

     If a master servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the master servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of those proceeds, prior to distribution thereof to certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See "--Hazard Insurance Policies" and "Description of Credit Support."

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each Agreement for a trust fund that includes Whole Loans will require the master servicer to cause the borrower on each Whole Loan to maintain a hazard insurance policy providing for the coverage required under the related mortgage or, if any mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, then the coverage that is consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage will be in general in an amount equal to the lesser of the principal balance owing on the Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below in this section, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and mortgage note, will be deposited in the Certificate Account. The Agreement will provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer's maintaining a blanket policy insuring against hazard losses on the Whole Loans. If the blanket policy contains a deductible clause, the master servicer will be required to deposit in the Certificate Account all sums that would have been deposited in the Certificate Account but for that clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and other kinds of uninsured risks.

     The hazard insurance policies covering the mortgaged properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of

          o the replacement cost of the improvements less physical depreciation and

          o the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

     Each Agreement for a trust fund that includes Whole Loans will require the master servicer to cause the borrower on each Whole Loan, or, in certain cases, the related lessee, to maintain all other insurance coverage with respect to the related mortgaged property as is consistent with the terms of the related mortgage and the Servicing Standard, which insurance may typically include flood insurance if the related mortgaged property was located at the time of origination in a federally designated flood area.

     In addition, to the extent required by the related mortgage, the master servicer may require the borrower or related lessee to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the master servicer, subservicer or special servicer to maintain public liability insurance with respect to any REO Properties. Any cost incurred by the master servicer in maintaining any insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of this cost will not be taken into account for purposes of calculating the distribution to be made to certificateholders. These costs may be recovered by the master servicer, subservicer or special servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

     Under the terms of the Whole Loans, borrowers will generally be required to present claims to insurers under hazard insurance policies maintained on the related mortgaged properties. The master servicer, on behalf of the trustee and certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties securing the Whole Loans. However, the ability of the master servicer to present or cause to be presented these claims is dependent upon the extent to which information in this regard is furnished to the master servicer by borrowers.

RENTAL INTERRUPTION INSURANCE POLICY

     If so specified in the related prospectus supplement, the master servicer or the borrowers will maintain rental interruption insurance policies in full force and effect with respect to some or all of the leases. Although the terms of these policies vary to some degree, a rental interruption insurance policy typically provides that, to the extent that a lessee fails to make timely rental payments under the related lease due to a casualty event, the losses will be reimbursed to the insured. If so specified in the related prospectus supplement, the master servicer will be required to pay from its servicing compensation the premiums on the rental interruption policy on a timely basis. If so specified in the prospectus supplement, if the rental interruption policy is canceled or terminated for any reason other than the exhaustion of total policy coverage, the master servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the rental interruption policy with a total coverage that is equal to the then existing coverage of the terminated rental interruption policy. However, if the cost of any replacement policy is greater than the cost of the terminated rental interruption policy, the amount of coverage under the replacement policy will, to the extent set forth in the related prospectus supplement, be reduced to a level such that the applicable premium does not exceed, by a percentage that may be set forth in the related prospectus supplement, the cost of the rental interruption policy that was replaced. Any amounts collected by the master servicer under the rental interruption policy in the nature of insurance proceeds will be deposited in the Certificate Account.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

     Unless otherwise specified in the related prospectus supplement, each Agreement will require that the master servicer and any special servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage which may provide blanket coverage or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the master servicer or the special servicer, as applicable. The related Agreement will allow the master servicer and any special servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the master servicer or the special servicer so long as criteria set forth in the Agreement are met.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the Whole Loans may contain clauses requiring the consent of the lender to any sale or other transfer of the related mortgaged property, or due-on-sale clauses entitling the lender to accelerate payment of the Whole Loan upon any sale or other transfer of the related mortgaged property. Some of the Whole Loans may contain clauses requiring the consent of the lender to the creation of any other lien or encumbrance on the mortgaged property or due-on-encumbrance clauses entitling the lender to accelerate payment of the Whole Loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer, on behalf of the trust fund, will exercise any right the trustee may have as lender to accelerate payment of the Whole Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance."

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The prospectus supplement for a series of certificates will specify whether there will be any Retained Interest in the assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement.

     Unless otherwise specified in the related prospectus supplement, the master servicer's and a subservicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payment on each asset. Since any Retained Interest and a master servicer's primary compensation are percentages of the principal balance of each asset, these amounts will decrease in accordance with the amortization of the assets. The prospectus supplement with respect to a series of certificates evidencing interests in a trust fund that includes Whole Loans may provide that, as additional compensation, the master servicer or the subservicers may retain all or a portion of assumption fees, modification fees, late payment charges or prepayment premiums collected from borrowers and any interest or other income which may be earned on funds held in the Certificate Account or any account established by a subservicer pursuant to the Agreement.

     The master servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the assets, including, without limitation, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to certificateholders, and payment of any other expenses described in the related prospectus supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole Loans and, to the extent so provided in the related prospectus supplement, interest thereon at the rate specified in the related prospectus supplement, and the fees of any special servicer, may be borne by the trust fund.

EVIDENCE AS TO COMPLIANCE

     Each Agreement relating to assets which include Whole Loans will provide that on or before a specified date in each year, beginning with the first date at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages Serviced for the Federal Home Loan Mortgage Corporation, the servicing by or on behalf of the master servicer of mortgage loans under pooling agreements substantially similar to each other, including the related Agreement, was conducted in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, requires it to report. In rendering its statement that firm may rely, as to matters relating to the direct servicing of mortgage loans by subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, rendered within one year of that statement, of firms of independent public accountants with respect to the related subservicer.

     Each Agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

     Unless otherwise provided in the related prospectus supplement, copies of annual accountants' statement and statements of officers will be obtainable by certificateholders without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

MATTERS REGARDING A MASTER SERVICER AND THE DEPOSITOR

     The master servicer, if any, or a servicer for substantially all the Whole Loans under each Agreement will be named in the related prospectus supplement. The entity serving as master servicer or as servicer may be an affiliate of Morgan Stanley Capital I Inc. and may have other normal business relationships with Morgan Stanley Capital I Inc. or Morgan Stanley Capital I Inc.'s affiliates. Reference to the master servicer shall be deemed to be to the servicer of substantially all of the Whole Loans, if applicable.

     Unless otherwise specified in the related prospectus supplement, the related Agreement will provide that the master servicer may resign from its obligations and duties only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with another activity carried on by it that was performed by the master servicer on the date of the Agreement. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Agreement.

     Unless otherwise specified in the related prospectus supplement, each Agreement will further provide that neither any master servicer, Morgan Stanley Capital I Inc. nor any director, officer, employee, or agent of a master servicer or Morgan Stanley Capital I Inc. will be under any liability to the related trust fund or certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement. However, neither a master servicer, Morgan Stanley Capital I Inc. nor any director, officer, employee, or agent of a master servicer or Morgan Stanley Capital I Inc. will be protected against any breach of a representation, warranty or covenant made in the Agreement, or against any liability specifically imposed by the Agreement, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Unless otherwise specified in the related prospectus supplement, each Agreement will further provide that any master servicer, Morgan Stanley Capital I Inc. and any director, officer, employee or agent of a master servicer or Morgan Stanley Capital I Inc. will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense:

          o specifically imposed by the Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a master servicer, the prosecution of an enforcement action in respect of any specific Whole Loan or Whole Loans, except as any loss, liability or expense shall be otherwise reimbursable pursuant to the Agreement;

          o incurred in connection with any breach of a representation, warranty or covenant made in the Agreement;

          o incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of its obligations or duties;

          o incurred in connection with any violation of any state or federal securities law; or

          o imposed by any taxing authority if the loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

In addition, each Agreement will provide that neither any master servicer nor Morgan Stanley Capital I Inc. will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer or Morgan Stanley Capital I Inc. may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In this event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the certificateholders, and the master servicer or Morgan Stanley Capital I Inc., as the case may be, will be entitled to be reimbursed therefor and to charge the Certificate Account.

     Any person into which the master servicer or Morgan Stanley Capital I Inc. may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or Morgan Stanley Capital I Inc. is a party, or any person succeeding to the business of the master servicer or Morgan Stanley Capital I Inc., will be the successor of the master servicer or Morgan Stanley Capital I Inc., as the case may be, under the related Agreement.

EVENTS OF DEFAULT

     Unless otherwise provided in the related prospectus supplement for a trust fund that includes Whole Loans, Events of Default under the related Agreement will include:

     (1) any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

     (2) any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days after written notice of the failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights;

     (3) any breach of a representation or warranty made by the master servicer under the Agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of that breach has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights; and

     (4) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing Events of Default--other than to shorten cure periods or eliminate notice requirements--will be specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, the trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the trustee become aware of the occurrence of such an event, transmit by mail to Morgan Stanley Capital I Inc. and all certificateholders of the applicable series notice of the occurrence, unless the default shall have been cured or waived.

RIGHTS UPON EVENT OF DEFAULT

     So long as an Event of Default under an Agreement remains unremedied, Morgan Stanley Capital I Inc. or the trustee may, and at the direction of holders of certificates evidencing not less than 51% of the Voting Rights, the trustee shall, terminate all of the rights and obligations of the master servicer under the Agreement and in and to the mortgage loans, other than as a certificateholder or as the owner of any Retained Interest, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the Agreement, except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related prospectus supplement so specifies, then the trustee will not be obligated to make the advances, and will be entitled to similar compensation arrangements. Unless otherwise specified in the related prospectus supplement, in the event that the trustee is unwilling or unable so to act, it may or, at the written request of the holders of certificates entitled to at least 51% of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of appointment of at least $15,000,000 to act as successor to the master servicer under the Agreement. Pending appointment, the trustee is obligated to act in the capacity of master servicer. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the Agreement.

     Unless otherwise described in the related prospectus supplement, the holders of certificates representing at least 66 2/3% of the Voting Rights allocated to the respective classes of certificates affected by any Event of Default will be entitled to waive that Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to certificateholders described in clause (1) under "--Events of Default" may be waived only by all of the certificateholders. Upon any waiver of an Event of Default, the Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

     No certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless the holder previously has given to the trustee written notice of default and unless the holders of certificates evidencing not less than 25% of the Voting Rights have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for sixty days has neglected or refused to institute any proceeding. The trustee, however, is under no obligation to

          o    exercise any of the powers vested in it by any Agreement;

          o    make any investigation of matters arising under any Agreement; or

          o institute, conduct or defend any litigation under any Agreement or related to any Agreement.

If any of the holders of certificates request, order or direct the trustee to take any action, the trustee may require reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

AMENDMENT

  Each Agreement may be amended by the parties to the Agreement without the consent of any of the holders of certificates covered by the Agreement:

     (1)  to cure any ambiguity;

     (2) to correct, modify or supplement any provision in the Agreement which may be inconsistent with any other provision in the Agreement;

     (3) to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof; or

     (4)  to comply with any requirements imposed by the Code;

provided that the amendment--other than an amendment for the purpose specified in clause (4) above--will not, as evidenced by an opinion of counsel to that effect, adversely affect in any material respect the interests of any holder of certificates covered by the Agreement.

         Unless otherwise specified in the related prospectus supplement, each Agreement may also be amended by Morgan Stanley Capital I Inc., the master servicer, if any, and the trustee, with the consent of the holders of certificates affected evidencing not less than 51% of the Voting Rights, for any purpose. However, to the extent set forth in the related prospectus supplement, no amendment may:


     (1) reduce in any manner the amount of or delay the timing of, payments received or advanced on mortgage loans which are required to be distributed on any certificate without the consent of the holder of that certificate;

     (2) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in
          (1), without the consent of the holders of all certificates of that class; or

     (3) modify the provisions of the Agreement described in this paragraph without the consent of the holders of all certificates covered by the Agreement then outstanding.

However, with respect to any series of certificates as to which a REMIC election is to be made, the trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

THE TRUSTEE

     The trustee under each Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with Morgan Stanley Capital I Inc. and its affiliates and with any master servicer and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee will make no representations as to the validity or sufficiency of any Agreement, the certificates or any asset or related document and is not accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or its designee or any special servicer in respect of the certificates or the assets, or deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the Agreement.

MATTERS REGARDING THE TRUSTEE

     Unless otherwise specified in the related prospectus supplement, the trustee and any director, officer, employee or agent of the trustee shall be entitled to indemnification out of the Certificate Account for any loss, liability or expense, including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement, incurred in connection with the trustee's:


          o enforcing its rights and remedies and protecting the interests, and enforcing the rights and remedies, of the certificateholders during the continuance of an Event of Default;

          o defending or prosecuting any legal action in respect of the related Agreement or series of certificates;

          o being the lender of record with respect to the mortgage loans in a trust fund and the owner of record with respect to any mortgaged property acquired in respect thereof for the benefit of certificateholders; or

          o acting or refraining from acting in good faith at the direction of the holders of the related series of certificates entitled to not less than 25% or a higher percentage as is specified in the related Agreement with respect to any particular matter of the Voting Rights for the series. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of the obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the related Agreement.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to Morgan Stanley Capital I Inc., the master servicer, if any, and all certificateholders. Upon receiving the notice of resignation, Morgan Stanley Capital I Inc. is required promptly to appoint a successor trustee acceptable to the master servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the trustee shall cease to be eligible to continue as trustee under the related Agreement, or if at any time the trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then Morgan Stanley Capital I Inc. may remove the trustee and appoint a successor trustee acceptable to the master servicer, if any. Holders of the certificates of any series entitled to at least 51% of the Voting Rights for that series may at any time remove the trustee without cause and appoint a successor trustee.

     Any resignation or removal of the trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT


GENERAL

     For any series of certificates, Credit Support may be provided with respect to one or more classes thereof or the related assets. Credit Support may be in the form of the subordination of one or more classes of certificates, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related prospectus supplement, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described in the prospectus supplement.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate Balance of the certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of certificates, holders of certificates evidencing interests in any of the trusts will be subject to the risk that the Credit Support will be exhausted by the claims of other trusts prior to the trust fund receiving any of its intended share of coverage.

         If Credit Support is provided with respect to one or more classes of certificates of a series, or the related assets, the related prospectus supplement will include a description of:

     (1)  the nature and amount of coverage under the Credit Support;

     (2) any conditions to payment thereunder not otherwise described in this prospectus;

     (3) the conditions, if any, under which the amount of coverage under the Credit Support may be reduced and under which the Credit Support may be terminated or replaced;

     (4)  the material provisions relating to the Credit Support; and

     (5) information regarding the obligor under any instrument of Credit Support, including:

          o    a brief description of its principal business activities;

          o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

          o if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

          o its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the prospectus supplement.

See "Risk Factors--Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment On Your Certificates."

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to the rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of or may be limited to certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which the subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

     If the assets for a series are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage loans or MBS prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage loans or MBS within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying these provisions.

INSURANCE OR GUARANTEES FOR THE WHOLE LOANS

     If so provided in the prospectus supplement for a series of certificates, the Whole Loans in the related trust fund will be covered for various default risks by insurance policies or guarantees. A copy of any material instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more letters of credit, issued by the letter of credit bank. Under a letter of credit, the letter of credit bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans or MBS or both on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any letter of credit for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

INSURANCE POLICIES AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in the prospectus supplement. The reserve funds for a series may also be funded over time by depositing in the reserve funds a specified amount of the distributions received on the related assets as specified in the related prospectus supplement.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the certificates. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application to the certificates.

     Moneys deposited in any Reserve Funds will be invested in Permitted Investments, except as otherwise specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from these investments will be credited to the related Reserve Fund for the series, and any loss resulting from the investments will be charged to the Reserve Fund. However, the income may be payable to any related master servicer or another service provider as additional compensation. The Reserve Fund, if any, for a series will not be a part of the trust fund to the extent set forth in the related prospectus supplement.

     Additional information concerning any Reserve Fund will be set forth in the related prospectus supplement, including the initial balance of the Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which the required balance will decrease over time, the manner of funding the Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to certificateholders and use of investment earnings from the Reserve Fund, if any.

CREDIT SUPPORT FOR MBS

     If so provided in the prospectus supplement for a series of certificates, the MBS in the related trust fund or the mortgage loans underlying the MBS may be covered by one or more of the types of Credit Support described in this prospectus. The related prospectus supplement will specify as to each form of Credit Support the information indicated above under "Description of Credit Support--General," to the extent the information is material and available.

               LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties that are general in nature. The legal aspects are governed by applicable state law, which laws may differ substantially. As such, the summaries DO NOT:

          o    purport to be complete;

          o    purport to reflect the laws of any particular state; or

          o purport to encompass the laws of all states in which the security for the mortgage loans is situated.

The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans. See "Description of the Trust Funds--Assets."

GENERAL

     All of the mortgage loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property. The instrument granting a security interest may be a mortgage, deed of trust, security deed or deed to secure debt, depending upon the prevailing practice and law in the state in which the mortgaged property is located. Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property. The priority of the mortgage will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to the instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--

          o a borrower--the borrower and usually the owner of the subject property, and

          o    a mortgagee--the lender.

     In contrast, a deed of trust is a three-party instrument, among

          o    a trustor--the equivalent of a mortgagor or borrower,

          o    a trustee to whom the mortgaged property is conveyed, and

          o a beneficiary--the lender--for whose benefit the conveyance is made.

Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties.

     By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time that the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. If a borrower under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The lender's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940 and, in some cases, in deed of trust transactions, the directions of the beneficiary.

INTEREST IN REAL PROPERTY

     The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, the mortgage, or other instrument, may encumber other interests in real property such as:

          o a tenant's interest in a lease of land or improvements, or both, and

          o    the leasehold estate created by the lease.

A mortgage, or other instrument, covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest to protect the lender against termination of the interest before the note secured by the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the prospectus supplement, Morgan Stanley Capital I Inc. or the asset seller will make representations and warranties in the Agreement with respect to the mortgage loans which are secured by an interest in a leasehold estate. The representations and warranties will be set forth in the prospectus supplement if applicable.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases. Typically, under an assignment of rents and leases:

          o the borrower assigns its right, title and interest as landlord under each lease and the income derived from each lease to the lender, and

          o the borrower retains a revocable license to collect the rents for so long as there is no default under the loan documents.

The manner of perfecting the lender's interest in rents may depend on whether the borrower's assignment was absolute or one granted as security for the loan. Failure to properly perfect the lender's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment for the loan. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room revenues are considered accounts receivable under the UCC; generally these revenues are either assigned by the borrower, which remains entitled to collect the revenues absent a default, or pledged by the borrower, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of the security interest. Even if the lender's security interest in room revenues is perfected under the UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room revenues after a default.

     Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

     Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. The risks include liability for environmental clean-up costs and other risks inherent in property ownership. See "--Environmental Legislation" below.

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PERSONALTY

     Certain types of mortgaged properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute "fixtures" under applicable state real property law and, hence, would not be subject to the lien of a mortgage. The property is generally pledged or assigned as security to the lender under the UCC. In order to perfect its security interest in the property, the lender generally must file UCC financing statements and, to maintain perfection of the security interest, file continuation statements generally every five years.

FORECLOSURE

  GENERAL

     Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

     Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

JUDICIAL FORECLOSURE

     A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. The sales are made in accordance with procedures that vary from state to state.

EQUITABLE LIMITATIONS ON ENFORCEABILITY OF CERTAIN PROVISIONS

     United States courts have traditionally imposed general equitable principles to limit the remedies available to a lender in connection with foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of mortgage defaults, to the extent that the effect is perceived as harsh or unfair. Relying on these principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the borrower failed to maintain the mortgaged property adequately or the borrower executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes require several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent,

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if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent or the borrower was rendered insolvent as a result of the sale and within one year -- or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law -- of the filing of bankruptcy.

NON-JUDICIAL FORECLOSURE/POWER OF SALE

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the borrower under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without acceleration, plus the expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

PUBLIC SALE

     A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of the property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make the repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Legislation." Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     A junior lender may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior lender may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those mortgage loans, if any, that are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

     The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by these holders.

REO PROPERTIES

     If title to any mortgaged property is acquired by the trustee on behalf of the certificateholders, the master servicer or any related subservicer or the special servicer, on behalf of the holders, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of such mortgaged property by the trust fund, unless:

          o    the Internal Revenue Service grants an REO Extension, or

          o it obtains an opinion of counsel generally to the effect that the holding of the property beyond the close of the third calendar year after its acquisition will not result in the imposition of a tax on the trust fund or cause any REMIC created pursuant to the Agreement to fail to qualify as a REMIC under the Code.

Subject to the foregoing, the master servicer or any related subservicer or the special servicer will generally be required to solicit bids for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property. The master servicer or any related subservicer or the special servicer may retain an independent contractor to operate and manage any REO Property; however, the retention of an independent contractor will not relieve the master servicer or any related subservicer or the special servicer of its obligations with respect to the REO Property.

     In general, the master servicer or any related subservicer or the special servicer or an independent contractor employed by the master servicer or any related subservicer or the special servicer at the expense of the trust fund will be obligated to operate and manage any mortgaged property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the trust fund's net after-tax proceeds from the property. After the master servicer or any related subservicer or the special servicer reviews the operation of the property and consults with the trustee to determine the trust fund's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from the property, the master servicer or any related subservicer or the special servicer could determine, particularly in the case of an REO Property that is a hospitality or residential health care facility, that it would not be commercially feasible to manage and operate the property in a manner that would avoid the imposition of an REO Tax at the highest marginal corporate tax rate--currently 35%. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Any REO Tax imposed on the trust fund's income from an REO Property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. See "Federal Income Tax Consequences" in this prospectus and "Federal Income Tax Consequences" in the prospectus supplement.

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RIGHTS OF REDEMPTION

     The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of the action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

     The equity of redemption is a common-law or non-statutory right which exists prior to completion of the foreclosure, is not waivable by the borrower, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held beyond the close of the third calendar year following the year of acquisition. Unless otherwise provided in the related prospectus supplement, with respect to a series of certificates for which an election is made to qualify the trust fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held beyond the close of the third calendar year following the year of acquisition if the Internal Revenue Service grants an extension of time within which to sell the property or independent counsel renders an opinion to the effect that holding the property for such additional period is permissible under the REMIC Provisions.

ANTI-DEFICIENCY LEGISLATION

     Some or all of the mortgage loans may be nonrecourse loans, as to which recourse may be had only against the specific property securing the related mortgage loan and a personal money judgment may not be obtained against the borrower. Even if a mortgage loan by its terms provides for recourse to the borrower, some states impose prohibitions or limitations on recourse to the borrower. For example, statutes in some states limit the right of the lender to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on a personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

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LEASEHOLD RISKS

     Mortgage loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the borrower. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold lender without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the lender, but the ground leases that secure mortgage loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include:

     (1) the right of the leasehold lender to receive notices from the ground lessor of any defaults by the borrower;

     (2) the right to cure those defaults, with adequate cure periods; (3) if a default is not susceptible of cure by the leasehold lender, the right to acquire the leasehold estate through foreclosure or otherwise;

     (4) the ability of the ground lease to be assigned to and by the leasehold lender or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder;

     (5) the right of the leasehold lender to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof;

     (6) a ground lease or leasehold mortgage that prohibits the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor; and

     (7) a leasehold mortgage that provides for the assignment of the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Code.

     Without the protections described in (1) - (7) above, a leasehold lender may lose the collateral securing its leasehold mortgage. However, the enforceability of clause (7) has not been established. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold lender with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

BANKRUPTCY LAWS

     The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property, with a corresponding partial reduction of the amount of lender's security interest pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest or the alteration of the repayment schedule with or without affecting the unpaid principal balance of the loan, or an extension or reduction of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court provided no sale of the property had yet occurred, prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

     Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of remedies for a related series of certificates in the event that a related lessee or a related borrower becomes the subject of a proceeding under the Bankruptcy Code. For example, a lender would be stayed from enforcing a lease assignment by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and Rents" above.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court,

          o    assume the lease and retain it or assign it to a third party or

          o    reject the lease.

If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the rejected lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15%, not to exceed three years, of the remaining term of the lease.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date. To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset. To the extent that a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

     In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of some states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the lender have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     To the extent described in the related prospectus supplement, some of the Borrowers may be partnerships. The laws governing limited partnerships in some states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. To the extent described in the related prospectus supplement, some of the limited partnership agreements of the Borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal--assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld--that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless

          o at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or

          o the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame -- often 60 days -- after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so.

In addition, the laws governing general partnerships in some states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. The state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a Borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general partner of a Borrower that is a partnership may provide the opportunity for a trustee in bankruptcy for the general partner, such general partner as a debtor-in-possession, or a creditor of the general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the Borrower pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt general partner. Not only would the mortgaged property be available to satisfy the claims of creditors of the general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the Borrower or its security interest in the mortgaged property.

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JUNIOR MORTGAGES; RIGHTS OF SENIOR LENDERS OR BENEFICIARIES

     To the extent specified in the related prospectus supplement, some of the mortgage loans for a series will be secured by junior mortgages or deeds of trust which are subordinated to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the trust fund, and therefore the related certificateholders, as beneficiary under a junior deed of trust or as lender under a junior mortgage, are subordinate to those of the lender or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior lender or beneficiary:

          o    to receive rents, hazard insurance and condemnation proceeds, and

          o to cause the mortgaged property securing the mortgage loan to be sold upon default of the Borrower or trustor. This would extinguish the junior lender's or junior beneficiary's lien. However, the master servicer or special servicer, as applicable, could assert its subordinate interest in the mortgaged property in foreclosure litigation or satisfy the defaulted senior loan.

In many states a junior lender or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior lender unless otherwise required by law.

     The form of the mortgage or deed of trust used by many institutional lenders confers on the lender or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the lender or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the lender or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under the hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed. The laws of some states may limit the ability of lenders to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In these states, the borrower must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the lender has been impaired. Similarly, in certain states, the lender is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

     The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides in essence, that additional amounts advanced to or on behalf of the borrower by the lender are to be secured by the mortgage or deed of trust. While this type of clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the lender or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinated to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

     Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the borrower or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the lender or beneficiary under the mortgage or deed of trust. Upon a failure of the borrower to perform any of these obligations, the lender or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the borrower agreeing to reimburse the lender on behalf of the borrower. All sums so expended by the lender become part of the indebtedness secured by the mortgage or deed of trust.

     The form of mortgage or deed of trust used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including, without limitation, leasing activities, including new leases and termination or modification of existing leases, alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the lender or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior lender or beneficiary may refuse to consent to matters approved by a junior lender or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior lender or beneficiary may decide not to approve the lease or to refuse to grant a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

ENVIRONMENTAL LEGISLATION

     Real property pledged as security to a lender may be subject to unforeseen environmental liabilities. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. These environmental liabilities may give rise to:

          o    a diminution in value of property securing any mortgage loan;

          o    limitation on the ability to foreclose against the property; or

          o in certain circumstances, liability for clean-up costs or other remedial actions, which liability could exceed the value of the principal balance of the related mortgage loan or of the mortgaged property.

     Under federal law and the laws of certain states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, the lien has priority over existing liens (a "superlien") including those of existing mortgages; in these states, the lien of a mortgage contemplated by this transaction may lose its priority to a superlien.

     The presence of hazardous or toxic substances, or the failure to remediate the property properly, may adversely affect the market value of the property, as well as the owner's ability to sell or use the real estate or to borrow using the real estate as collateral. In addition, certain environmental laws and common law principles govern the responsibility for the removal, encapsulation or disturbance of asbestos containing materials ("ACM") when ACM are in poor condition or when a property with ACM is undergoing repair, renovation or demolition. These laws could also be used to impose liability upon owners and operators of real properties for release of ACM into the air that cause personal injury or other damage. In addition to cleanup and natural resource damages actions brought by federal and state agencies, the presence of hazardous substances on a property may lead to claims of personal injury, property damage, or other claims by private plaintiffs.

     Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 and under other federal law and the law of some states, a secured party such as a lender which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for cleanup costs, even if the lender does not cause or contribute to the contamination. Liability under some federal or state statutes may not be limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Certain states have laws similar to CERCLA.

     Lenders may be held liable under CERCLA as owners or operators of a contaminated facility. Excluded from CERCLA's definition of "owner or operator," however, is a person "who, without participating in the management of a . . . facility, holds indicia of ownership primarily to protect his security interest." This exemption for holders of a security interest such as a secured lender applies only in circumstances where the lender acts to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of the facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property -- whether it holds the facility or property as an investment or leases it to a third party -- under some circumstances the lender may incur potential CERCLA liability.

     Whether actions taken by a lender would constitute participating in the management of a facility or property, so as to render the secured creditor exemption unavailable to the lender has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent. This scope of the secured creditor exemption has been somewhat clarified by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 ("Asset Conservation Act"), which lists permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured creditor exemption, subject to certain conditions and limitations. The Asset Conservation Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the management or operational affairs of the facility. The Asset Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. However, the protections afforded lenders under the Asset Conservation Act are subject to terms and conditions that have not been clarified by the courts.

     The secured creditor exemption may not protect a lender from liability under CERCLA in cases where the lender arranges for disposal of hazardous substances or for transportation of hazardous substances. In addition, the secured creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA or under state law. There is a similar secured creditor exemption for reserves of petroleum products from underground storage tanks under the federal Resource Conservation and Recovery Act. However, liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

     In a few states, transfer of some types of properties is conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to cleanup the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action--for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property--related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in these cases, unanticipated or uninsurable liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. It is possible that cleanup costs could become a liability of the trust fund and occasion a loss to certificateholders in certain circumstances if such remedial costs were incurred.

     Unless otherwise provided in the related prospectus supplement, the Warrantying Party with respect to any Whole Loan included in a trust fund for a particular series of certificates will represent that a "Phase I Assessment" as described in and meeting the requirements of the then current version of Chapter 5 of the Federal National Mortgage Association Multifamily Guide has been received and reviewed. In addition, unless otherwise provided in the related prospectus supplement, the related Agreement will provide that the master servicer, acting on behalf of the trustee, may not acquire title to a mortgaged property or take over its operation unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that:

          o the mortgaged property is in compliance with applicable environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

          o if the mortgaged property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take actions as would be necessary and appropriate to effect compliance or respond to such circumstances.

This requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental inquiry is undertaken or any required remedial action is provided for, reducing the likelihood that a given trust fund will become liable for an Environmental Hazard Condition affecting a mortgaged property, but making it more difficult to realize on the security for the mortgage loan. However, there can be no assurance that any environmental assessment obtained by the master servicer or a special servicer, as the case may be, will detect all possible Environmental Hazard Conditions or that the other requirements of the Agreement, even if fully observed by the master servicer or special servicer, as the case may be, will in fact insulate a given trust fund from liability for Environmental Hazard Conditions. See "Description of the Agreements--Realization Upon Defaulted Whole Loans."

     Unless otherwise specified in the related prospectus supplement, Morgan Stanley Capital I Inc. generally will not have determined whether environmental assessments have been conducted with respect to the mortgaged properties relating to the mortgage loans included in the pool of mortgage loans for a series, and it is likely that any environmental assessments which would have been conducted with respect to any of the mortgaged properties would have been conducted at the time of the origination of the related mortgage loans and not thereafter. If specified in the related prospectus supplement, a Warrantying Party will represent and warrant that, as of the date of initial issuance of the certificates of a series or as of another specified date, no related mortgaged property is affected by a Disqualifying Condition. In the event that, following a default in payment on a mortgage loan that continues for 60 days,

          o the environmental inquiry conducted by the master servicer or special servicer, as the case may be, prior to any foreclosure indicates the presence of a Disqualifying Condition that arose prior to the date of initial issuance of the certificates of a series and

          o the master servicer or the special servicer certify that it has acted in compliance with the Servicing Standard and has not, by any action, created, caused or contributed to a Disqualifying Condition, the Warrantying Party, at its option, will reimburse the trust fund, cure the Disqualifying Condition or repurchase or substitute the affected Whole Loan, as described under "Description of the Agreements--Representations and Warranties; Repurchases." No such person will however, be responsible for any Disqualifying Condition which may arise on a mortgaged property after the date of initial issuance of the certificates of the related series, whether due to actions of the Borrower, the master servicer, the special servicer or any other person. It may not always be possible to determine whether a Disqualifying Condition arose prior or subsequent to the date of the initial issuance of the certificates of a series.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Some of the mortgage loans may contain due-on-sale and due-on-encumbrance clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property. Some of these clauses may provide that, upon an attempted sale, transfer or encumbrance of the related mortgaged property by the borrower of an otherwise non-recourse loan, the borrower becomes personally liable for the mortgage debt. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to some of the loans, the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to limited exceptions. Unless otherwise provided in the related prospectus supplement, a master servicer, on behalf of the trust fund, will determine whether to exercise any right the trustee may have as lender to accelerate payment of any mortgage loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard.

     In addition, under federal bankruptcy laws, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from a bankruptcy proceeding.

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SUBORDINATE FINANCING

     Where a borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risks including:

          o the borrower may have difficulty servicing and repaying multiple loans;

          o if the junior loan permits recourse to the borrower--as junior loans often do--and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan.

          o acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened;

          o if the borrower defaults on the senior loan or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

          o the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST, PREPAYMENT PREMIUMS AND PREPAYMENTS

     Forms of notes and mortgages used by lenders may contain provisions obligating the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to make the payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

ACCELERATION ON DEFAULT

     Unless otherwise specified in the related prospectus supplement, some of the mortgage loans included in the pool of mortgage loans for a series will include a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the Borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default--as long as appropriate notices are given. The equity courts of the state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting the defaulted payments.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980, provides that state usury limitations shall not apply to certain types of residential, including multifamily but not other commercial, first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

     Morgan Stanley Capital I Inc. has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of mortgage loans, any such limitation under the state's usury law would not apply to the mortgage loans.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of the state action will be eligible for inclusion in a trust fund unless the mortgage loan provides:

          o for the interest rate, discount points and charges as are permitted in that state, or

          o that the terms of the loan shall be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious, and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

LAWS AND REGULATIONS; TYPES OF MORTGAGED PROPERTIES

     The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply together with an inability to remedy a failure could result in a material decrease in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property--e.g., a nursing or convalescent home or hospital--result in a failure to realize the full principal amount of the related mortgage loan. Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk. Hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator. In addition, the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. Moreover, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of these properties.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, public accommodations such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the Borrower in its capacity as owner or landlord, the ADA may also impose these types of requirements on a foreclosing lender who succeeds to the interest of the Borrower as owner of landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Borrower is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, a borrower who enters military service after the origination of a mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, to the extent set forth in the related prospectus supplement, any form of Credit Support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that an affected mortgage loan goes into default, there may be delays and losses occasioned as a result of the Relief Act.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

                         FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates is based on the advice of Sidley, Austin, Brown & Wood LLP or Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP or Mayer, Brown, Rowe & Maw or Dewey Ballantine LLP or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley Capital I Inc. This summary is based on laws, regulations, including REMIC Regulations, rulings and decisions now in effect or, with respect to regulations, proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in certificates applicable to all categories of investors, some of which -- for example, banks and insurance companies -- may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of certificates.

GENERAL

     The federal income tax consequences to certificateholders will vary depending on whether an election is made to treat the trust fund relating to a particular series of certificates as a REMIC under the Code. The prospectus supplement for each series of certificates will specify whether one or more REMIC elections will be made.

GRANTOR TRUST FUNDS

     If a REMIC election is not made, Sidley, Austin, Brown & Wood LLP or Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP or Mayer, Brown, Rowe & Maw or Dewey Ballantine LLP or such other counsel as may be specified in the related prospectus supplement will deliver its opinion that the trust fund will not be classified as an association taxable as a corporation and that the trust fund will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Code. In this case, owners of certificates will be treated for federal income tax purposes as owners of a portion of the trust fund's assets as described in this section of the prospectus.

A.   SINGLE CLASS OF GRANTOR TRUST CERTIFICATES

     Characterization. The trust fund may be created with one class of grantor trust certificates. In this case, each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by the grantor trust certificates and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans and MBS in the pool. Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any mortgage loan or MBS because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each grantor trust certificateholder will be required to report on its federal income tax return in accordance with the grantor trust certificateholder's method of accounting its pro rata share of the entire income from the mortgage loans in the trust fund represented by grantor trust certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer. Under Code Sections 162 or 212 each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that the amounts are reasonable compensation for services rendered to the trust fund. Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent these expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount under Code Section 68(b)--which amount will be adjusted for inflation--will be reduced by the lesser of

          o 3% of the excess of adjusted gross income over the applicable amount and

          o 80% of the amount of itemized deductions otherwise allowable for such taxable year.

     However, the Section 68 reduction will be phased out beginning in 2006 and eliminated after 2009.

     In general, a grantor trust certificateholder using the CASH METHOD OF ACCOUNTING must take into account its pro rata share of income as and deductions as and when collected by or paid to the master servicer or, with respect to original issue discount or certain other income items for which the certificateholder has made an election, as the amounts are accrued by the trust fund on a constant interest basis, and will be entitled to claim its pro rata share of deductions, subject to the foregoing limitations, when the amounts are paid or the certificateholder would otherwise be entitled to claim the deductions had it held the mortgage loans or MBS directly. A grantor trust certificateholder using an ACCRUAL METHOD OF ACCOUNTING must take into account its pro rata share of income as payment becomes due or is made to the master servicer, whichever is earlier and may deduct its pro rata share of expense items, subject to the foregoing limitations, when the amounts are paid or the certificateholder otherwise would be entitled to claim the deductions had it held the mortgage loans or MBS directly. If the servicing fees paid to the master servicer are deemed to exceed reasonable servicing compensation, the amount of the excess could be considered as an ownership interest retained by the master servicer or any person to whom the master servicer assigned for value all or a portion of the servicing fees in a portion of the interest payments on the mortgage loans and MBS. The mortgage loans and MBS would then be subject to the "coupon stripping" rules of the Code discussed below under "--Stripped Bonds and Coupons."

     Unless otherwise specified in the related prospectus supplement or otherwise provided below in this section of the prospectus, as to each series of certificates, counsel to Morgan Stanley Capital I Inc. will have advised Morgan Stanley Capital I Inc. that:

          o a grantor trust certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on mortgage loans or MBS will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the mortgage loans or MBS represented by that grantor trust certificate are of a type described in that Code section;

          o a grantor trust certificate owned by a real estate investment trust representing an interest in mortgage loans or MBS will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B), and interest income on the mortgage loans or MBS will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the mortgage loans or MBS represented by that grantor trust certificate are of a type described in that Code section; and

          o a grantor trust certificate owned by a REMIC will represent "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3).

     Stripped Bonds and Coupons. Certain trust funds may consist of government securities that constitute "stripped bonds" or "stripped coupons" as those terms are defined in section 1286 of the Code, and, as a result, these assets would be subject to the stripped bond provisions of the Code. Under these rules, these government securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each Security. As such, grantor trust certificateholders would be required to include in income their pro rata share of the original issue discount on each Government Security recognized in any given year on an economic accrual basis even if the grantor trust certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the grantor trust certificateholder in any taxable year may exceed amounts actually received during such year.

     Premium. The price paid for a grantor trust certificate by a holder will be allocated to the holder's undivided interest in each mortgage loan or MBS based on each asset's relative fair market value, so that the holder's undivided interest in each asset will have its own tax basis. A grantor trust certificateholder that acquires an interest in mortgage loans or MBS at a premium may elect to amortize the premium under a constant interest method, provided that the underlying mortgage loans with respect to the mortgage loans or MBS were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such grantor trust certificate. The basis for such grantor trust certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A certificateholder that makes this election for a mortgage loan or MBS or any other debt instrument that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter.

     If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a grantor trust certificate representing an interest in a mortgage loan or MBS acquired at a premium should recognize a loss if a mortgage loan or an Underlying Mortgage Loan with respect to an asset prepays in full, equal to the difference between the portion of the prepaid principal amount of such mortgage loan or underlying mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to such mortgage loan or underlying mortgage loan. If a reasonable prepayment assumption is used to amortize the premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     The Internal Revenue Service has issued Amortizable Bond Premium Regulations. The Amortizable Bond Premium Regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments the yield on which may be affected by prepayments, such as the trust fund, which are subject to Section 1272(a)(6) of the Code. Absent further guidance from the IRS and to the extent set forth in the related prospectus supplement, the trustee will account for amortizable bond premium in the manner described in this section. Prospective purchasers should consult their tax advisors regarding amortizable bond premium and the Amortizable Bond Premium Regulations.

     Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described in this prospectus, the OID Regulations will be applicable to a grantor trust certificateholder's interest in those mortgage loans or MBS meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers other than individuals originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Grantor Trust Certificates--Accrual of Original Issue Discount" below.

     Market Discount. A grantor trust certificateholder that acquires an undivided interest in mortgage loans or MBS may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in the asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of the mortgage loan or MBS allocable to the holder's undivided interest over the holder's tax basis in such interest. Market discount with respect to a grantor trust certificate will be considered to be zero if the amount allocable to the grantor trust certificate is less than 0.25% of the grantor trust certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a grantor trust certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of

          o    the total remaining market discount and

          o a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period.

For grantor trust certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

          o    the total remaining market discount and

          o a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

For purposes of calculating market discount under any of the above methods in the case of instruments, such as the grantor trust certificates, that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a grantor trust certificate purchased at a discount or premium in the secondary market.

     A holder who acquired a grantor trust certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the grantor trust certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for certificates acquired on or after April 4, 1994. If this election were to be made with respect to a grantor trust certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Premium" in this prospectus. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without consent of the IRS.

     Anti-Abuse Rule. The IRS can apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a mortgage loan, MBS, or grantor trust certificate or applying the otherwise applicable rules is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments.

B.   MULTIPLE CLASSES OF GRANTOR TRUST CERTIFICATES

         1.       Stripped Bonds and Stripped Coupons

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created.

     Excess Servicing will be Treated Under the Stripped Bond Rules. If the Excess Servicing fee is less than 100 basis points, i.e., 1% interest on the principal balance of the assets in the trust fund, or the certificates are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non-de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on an asset by asset basis, which could result in some mortgage loans or MBS being treated as having more than 100 basis points of interest stripped off. See "--Non-REMIC Certificates" and "Multiple Classes of Grantor Trust Certificates--Stripped Bonds and Stripped Coupons".

     Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in mortgage loans or MBS issued on the day the certificate is purchased for purposes of calculating any OID. Generally, if the discount on a mortgage loan or MBS is larger than a de minimis amount, as calculated for purposes of the OID rules, a purchaser of such a certificate will be required to accrue the discount under the OID rules of the Code. See "--Non-REMIC Certificates" and "--Single Class of Grantor Trust Certificates--Original Issue Discount". However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the mortgage loans or MBS as market discount rather than OID if either

          o the amount of OID with respect to the mortgage loans or MBS is treated as zero under the OID de minimis rule when the certificate was stripped or

          o no more than 100 basis points, including any Excess Servicing, is stripped off of the trust fund's mortgage loans or MBS.

Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

     The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each mortgage loan or MBS. Unless otherwise specified in the related prospectus supplement, all payments from a mortgage loan or MBS underlying a Stripped Coupon Certificate will be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the mortgage loan or MBS would be included in the stated redemption price at maturity for the mortgage loan or MBS for purposes of calculating income on the certificate under the OID rules of the Code.

     It is unclear under what circumstances, if any, the prepayment of mortgage loans or MBS will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If the certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the certificateholder will not recover its investment. However, if the certificate is treated as an interest in discrete mortgage loans or MBS, or if no prepayment assumption is used, then when a mortgage loan or MBS is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan or MBS.

     Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

     Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in mortgage loans or MBS of the type that make up the trust fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the grantor trust certificates, for federal income tax purposes, will be the same as that of the underlying mortgage loans or MBS. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, each class of grantor trust certificates, to the extent set forth in the related prospectus supplement, should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B) and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to grantor trust certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code
Section 856(c)(3)(B), provided that in each case the underlying mortgage loans or MBS and interest on such mortgage loans or MBS qualify for such treatment. Prospective purchasers to which such characterization of an investment in certificates is material should consult their own tax advisors regarding the characterization of the grantor trust certificates and the income therefrom. Unless otherwise specified in the related prospectus supplement, grantor trust certificates will be "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) and "permitted assets" within the meaning of Code Section 860L(c).

         2. Grantor Trust Certificates Representing Interests in Loans Other Than Adjustable Rate Loans

     The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a certificateholder's interest in those mortgage loans or MBS as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers -- other than individuals -- originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the mortgage loans or MBS. OID on each grantor trust certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a grantor trust certificate representing an interest in mortgage loans or MBS other than adjustable rate loans likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986. The holder of a certificate should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities.

     Under the Code, the mortgage loans or MBS underlying the grantor trust certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such mortgage asset's stated redemption price at maturity over its issue price. The issue price of a mortgage loan or MBS is generally the amount lent to the borrower, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a mortgage loan or MBS is the sum of all payments to be made on these assets other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will, to the extent set forth in the related prospectus supplement, utilize the Prepayment Assumption on the issue date of such grantor trust certificate, and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. In the absence of such regulations, the Prepayment Assumption used will be the prepayment assumption that is used in determining the offering price of such certificate. No representation is made that any certificate will prepay at the Prepayment Assumption or at any other rate.

     Accrual of Original Issue Discount. Generally, the owner of a grantor trust certificate must include in gross income the sum of the "daily portions," as defined below in this section, of the OID on the grantor trust certificate for each day on which it owns the certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the master servicer or other entity specified in the related prospectus supplement of the portion of OID that accrues during each successive monthly accrual period, or shorter period from the date of original issue, that ends on the day in the calendar year corresponding to each of the Distribution Dates on the grantor trust certificates, or the day prior to each such date. This will be done, in the case of each full month accrual period, by

          o adding (1) the present value at the end of the accrual period--determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption--of all remaining payments to be received under the Prepayment Assumption on the respective component and
               (2) any payments included in the stated redemption price at maturity received during such accrual period, and

          o subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period.

The adjusted issue price of a grantor trust certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a grantor trust certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

     Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans or MBS acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of the asset, no original issue discount attributable to the difference between the issue price and the original principal amount of the asset--i.e., points--will be includible by the holder. Other original issue discount on the mortgage loans or MBS--e.g., that arising from a "teaser" rate--would still need to be accrued.

         3. Grantor Trust Certificates Representing Interests in Adjustable Rate Loans

     The OID Regulations do not address the treatment of instruments, such as the grantor trust certificates, which represent interests in adjustable rate loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the master servicer will report Stripped ARM Obligations to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than Adjustable Rate Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of Deferred Interest to the principal balance of an adjustable rate loan may require the inclusion of the amount in the income of the grantor trust certificateholder when the amount accrues. Furthermore, the addition of Deferred Interest to the grantor trust certificate's principal balance will result in additional income, including possibly OID income, to the grantor trust certificateholder over the remaining life of such grantor trust certificates.

     Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such certificates.

C.   SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE

     Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the grantor trust certificate. Such adjusted basis generally will equal the seller's purchase price for the grantor trust certificate, increased by the OID included in the seller's gross income with respect to the grantor trust certificate, and reduced by principal payments on the grantor trust certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a grantor trust certificate is a "capital asset" within the meaning of Code Section 1221, except to the extent described above with respect to market discount, and will generally be long-term capital gain if the grantor trust certificate has been owned for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve months or less are generally subject to ordinary income tax rates. The use of capital losses is limited.

     It is possible that capital gain realized by holders of one or more classes of grantor trust certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a grantor trust certificate will be part of a conversion transaction if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and:

          o the holder entered the contract to sell the grantor trust certificate substantially contemporaneously with acquiring the grantor trust certificate;

          o    the grantor trust certificate is part of a straddle;

          o the grantor trust certificate is marketed or sold as producing capital gain; or

          o other transactions to be specified in Treasury regulations that have not yet been issued.

If the sale or other disposition of a grantor trust certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

     Grantor trust certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a grantor trust certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

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     Holders that recognize a loss on a sale or exchange of a grantor trust certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisers as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax return.

D.   NON-U.S. PERSONS

     Generally, to the extent that a grantor trust certificate evidences ownership in underlying mortgage loans or MBS that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code
Section 1441 or 1442 to

          o    an owner that is not a U.S. Person or

          o a grantor trust certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty, unless such income is effectively connected with a U.S. trade or business of such owner or beneficial owner.

     Accrued OID recognized by the owner on the sale or exchange of such a grantor trust certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a grantor trust certificate evidences ownership in mortgage loans or MBS issued after July 18, 1984, by natural persons if such grantor trust certificateholder complies with certain identification requirements, including delivery of a statement, signed by the grantor trust certificateholder under penalties of perjury, certifying that the grantor trust certificateholder is not a U.S. Person and providing the name and address of the grantor trust certificateholder. To the extent payments to grantor trust certificateholders that are not U.S. Persons are payments of "contingent interest" on the underlying mortgage loans or MBS, or the grantor trust certificateholder is ineligible for the exemption described in the preceding sentence, the 30% withholding tax will apply unless such withholding taxes are reduced or eliminated by an applicable tax treaty and such holder meets the eligibility and certification requirements necessary to obtain the benefits of such treaty. Additional restrictions apply to mortgage loans or MBS where the borrower is not a natural person in order to qualify for the exemption from withholding. If capital gain derived from the sale, retirement or other disposition of a grantor trust certificate is effectively connected with a U.S. trade or business of a grantor trust certificateholder that is not a U.S. Person, the certificateholder will be taxed on the net gain under the graduated U.S. federal income tax rates applicable to U.S. Persons and, with respect to grantor trust certificates held by or on behalf of corporations, also may be subject to branch profits tax. In addition, if the trust fund acquires a United States real property interest through foreclosure, deed in lieu of foreclosure or otherwise on a mortgage loan or MBS secured by such an interest, which for this purpose includes real property located in the United States and the Virgin Islands, a grantor trust certificateholder that is not a U.S. Person will potentially be subject to federal income tax on any gain attributable to such real property interest that is allocable to such holder. Non-U.S. Persons should consult their tax advisors regarding the application to them of the foregoing rules.

E.   INFORMATION REPORTING AND BACKUP WITHHOLDING

     The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a certificateholder at any time during such year, the information as may be deemed necessary or desirable to assist certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold such certificates as nominees on behalf of beneficial owners. On June 20, 2002, the IRS published proposed regulations, which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held investment trust is defined as any entity classified as a "trust" under Treasury regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and
(iii) a broker holding an interest for a customer in street name. These regulations are proposed to be effective beginning January 1, 2004.

     If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return,

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 backup withholding at a rate of 28% (increasing
to 31% after 2010) may be required with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a grantor trust certificate to, or through, a broker, the broker must withhold at the above rate on the entire purchase price, unless either

          o the broker determines that the seller is a corporation or other exempt recipient, or

          o the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that the seller is a Non-U.S. Person, and other conditions are met.

Such a sale must also be reported by the broker to the IRS, unless either

          o    the broker determines that the seller is an exempt recipient or

          o the seller certifies its non-U.S. Person status and other conditions are met.

Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in some cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax liability.

     Final regulations have been issued by the Treasury Department, which provide for a new series of certification forms and modify reliance standards for withholding, backup withholding and information reporting. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

REMICS

     The trust fund relating to a series of certificates may elect to be treated as one or more REMICs. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and "--Prohibited Transactions and Other Taxes" below), if a trust fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "--Taxation of Owners of REMIC Residual Certificates," the Code provides that a trust fund will not be treated as a REMIC for the year and thereafter. In that event, the entity may be taxable as a separate corporation, and the REMIC Certificates may not be accorded the status or given the tax treatment described below in this section. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no the regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each trust fund that elects REMIC status, Sidley, Austin, Brown & Wood LLP or Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP or Mayer, Brown, Rowe & Maw or Dewey Ballantine LLP or such other counsel as may be specified in the related prospectus supplement will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Agreement, the trust fund will qualify as one or more REMICs, and the related certificates will be considered to be REMIC Regular Certificates or a sole class of REMIC Residual Certificates. The related prospectus supplement for each series of Certificates will indicate whether the trust fund will make one or more REMIC elections and whether a class of certificates will be treated as a regular or residual interest in the REMIC.

     A "qualified mortgage" for REMIC purposes includes any obligation, including certificates of participation in such an obligation and any "regular interest" in another REMIC, that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.

     In general, with respect to each series of certificates for which a REMIC election is made,

          o certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C);

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


          o certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code
               Section 856(c)(5)(B); and

          o interest on certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B).

If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets.

     Tiered REMIC Structures. For certain series of certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. Upon the issuance of any such series of certificates, Sidley, Austin, Brown & Wood LLP or Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP or Mayer, Brown, Rowe & Maw or Dewey Ballantine LLP or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley Capital I Inc., will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC or REMICs, respectively, will be considered REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Other than the residual interest in a Subsidiary REMIC, only REMIC Certificates issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC or REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be:

          o    "real estate assets" within the meaning of Code Section
               856(c)(5)(B);

          o    "loans secured by an interest in real property" under Code
               Section 7701(a)(19)(C); and

          o whether the income on the certificates is interest described in Code Section 856(c)(3)(B).

A.   TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount and Premium. The REMIC Regular Certificates may be issued with OID. Generally, the OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of certificates issued with OID will be required to include the OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986. Holders of REMIC Regular Certificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

     Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of the discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The legislative history provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The prospectus supplement for each series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

     In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for that class will be treated as the fair market value of that class on the Closing Date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if the distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of the REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

     Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount, disregarding the rate in the first period, and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the certificate exceeds its issue price for purposes of the de minimis rule described below in this section. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. However, the trust fund will not take this position unless required by applicable regulations. Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the certificate's stated redemption price at maturity. REMIC Regular Certificates should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

     Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years, i.e., rounding down partial years, from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of the distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of REMIC Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     The prospectus supplement with respect to a trust fund may provide for Super-Premium Certificates. The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates, including interest-only REMIC Regular Certificates, is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount, which delays future accruals of OID rather than being immediately deductible when prepayments on the mortgage loans or MBS exceed those estimated under the Prepayment Assumption. The IRS might contend, however, that certain contingent payment rules contained in final regulations issued on June 11, 1996, with respect to original issue discount, should apply to such certificates. Although such rules are not applicable to instruments governed by Code Section 1272(a)(6), they represent the only guidance regarding the current views of the IRS with respect to contingent payment instruments. These regulations, if applicable, generally would require holders of Regular Interest Certificates to take the payments considered contingent interest payments into income on a yield to maturity basis in accordance with a schedule of projected payments provided by Morgan Stanley Capital I Inc. and to make annual adjustments to income to account for the difference between actual payments received and projected payment amounts accrued. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates (other than interest-only REMIC Regular Certificates) should be limited to their principal amount, subject to the discussion below under "--Accrued Interest Certificates", so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

     Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate, other than REMIC Regular Certificate based on a Notional Amount, does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

     Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions" of the OID that accrues on a REMIC Regular Certificate for each day a certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period--"an accrual period"--that ends on the day in the calendar year corresponding to a Distribution Date, or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month, and begins on the day after the end of the immediately preceding accrual period or on the issue date in the case of the first accrual period. This will be done, in the case of each full accrual period, by

          o adding (1) the present value at the end of the accrual period -- determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption -- of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

          o subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period.

The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease -- but never below zero -- in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the "daily portions" of OID may be determined according to an appropriate allocation under any reasonable method.

     A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser, as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for such day, computed in accordance with the rules set forth above, multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:

     (1) the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular Certificateholder, who purchased the REMIC Regular Certificate at its issue price, less

     (2) any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption.

A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

     Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a qualifying variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest for OID purposes if, generally:

          o    the interest is unconditionally payable at least annually;

          o the issue price of the debt instrument does not exceed the total noncontingent principal payments; and

          o interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the REMIC Regular Certificates.

     The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount and Premium" by assuming generally that the Index used for the variable rate will remain fixed throughout the term of the certificate at the rate applicable on the date they are issued. Appropriate adjustments are made for the actual variable rate.

     Although unclear at present, Morgan Stanley Capital I Inc. intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on mortgage loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the Index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. No guidance is currently available as to how OID would be determined for debt instruments subject to Code Section 1272(a)(6) that provide for contingent interest. The treatment of REMIC Regular Certificates as contingent payment debt instruments may affect the timing of income accruals on the REMIC Regular Certificates.

     Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market discount or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Premium" below. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without the consent of the IRS.

     Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (1) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price, determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder, over (2) the price for such REMIC Regular Certificate paid by the purchaser. A certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Section 1276 of the Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies.

     Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of the REMIC Regular Certificate's stated redemption price at maturity multiplied by the REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of

     (1)  the total remaining market discount and

     (2) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

     (1)  the total remaining market discount and

     (2) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

For purposes of calculating market discount under any of the above methods in the case of instruments such as the REMIC Regular Certificates that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

     A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is

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


includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost, not including accrued qualified stated interest, greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize the premium under a constant yield method. A certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the legislative history states that the same rules that apply to accrual of market discount, which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such certificates have OID, will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against the interest payment. The Amortizable Bond Premium Regulations do not apply to prepayable securities described in Section 1272(a)(6) of the Code, such as the REMIC Regular Certificates. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

     Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more adjustable rate loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such certificates must be included in the stated redemption price at maturity of the certificates and accounted for as OID, which could accelerate such inclusion. Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

     Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced, but not below zero, by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

     Such capital gain or loss will generally be long-term capital gain or loss if the REMIC Regular Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individual on capital assets held less than twelve months are generally subject to ordinary income tax rates. The use of capital losses is limited.

     Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of

          o the amount that would have been includible in the holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in

               Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over

          o    the amount actually includible in such holder's income.

     Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income if the REMIC Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the REMIC Regular certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code
Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or if the REMIC Regular Certificate is held as part of a straddle. A sale of a REMIC Regular Certificate will be part of a "conversion transaction" if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and: the holder entered the contract to sell the REMIC Regular Certificate substantially contemporaneously with acquiring the REMIC Regular Certificate; the REMIC Regular Certificate is part of a straddle; the REMIC Regular Certificate is marketed or sold as producing capital gains; or other transactions to be specified in Treasury regulations that have not yet been issued. Potential investors should consult their tax advisors with respect to tax consequences of ownership and disposition of an investment in REMIC Regular Certificates in their particular circumstances.

     The certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

     The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only provide information pertaining to the appropriate proportionate method of accruing market discount.

     Holders that recognize a loss on a sale or exchange of a REMIC Regular Certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisers as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax return.

     Accrued Interest Certificates. Payment Lag Certificates may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed the interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed the interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to pre-issuance accrued interest and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date and the first payment date is within one year of the issue date that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificate's issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the trust fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the certificateholder has held the Payment Lag Certificate during the first accrual period.

     Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

     Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificates that are "pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Pass-Through of Non-Interest Expenses of the REMIC" under "Taxation of Owners of REMIC Residual Certificates" below.

     Effects of Defaults, Delinquencies and Losses. Certain series of certificates may contain one or more classes of Subordinate Certificates, and in the event there are defaults or delinquencies on the mortgage loans or MBS, amounts that would otherwise be distributed on the Subordinate Certificates may instead be distributed on the Senior Certificates. Subordinate certificateholders nevertheless will be required to report income with respect to such certificates under an accrual method without giving effect to delays and reductions in distributions on the Subordinate Certificates attributable to defaults and delinquencies on the mortgage loans or MBS, except to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income reported by a Subordinate certificateholder in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinate Certificate is reduced as a result of defaults and delinquencies on the mortgage loans or MBS.

     Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such certificates becoming wholly or partially worthless, and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such certificates becoming wholly worthless. Potential investors and holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. These taxpayers are advised to consult their tax advisors regarding the treatment of losses on certificates.

     Non-U.S. Persons. Generally, payments of interest on the REMIC Regular Certificates, including any payment with respect to accrued OID, to a REMIC Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if:

          o the REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the issuer;

          o the REMIC Regular Certificateholder is not a controlled foreign corporation, within the meaning of Code Section 957, related to the issuer; and

          o the REMIC Regular Certificateholder complies with identification requirements, including delivery of a statement, signed by the REMIC Regular certificateholder under penalties of perjury, certifying that the REMIC Regular certificateholder is a foreign person and providing the name and address of the REMIC Regular certificateholder.

If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to the holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty. If the interest on a REMIC Regular Certificate is effectively connected with the conduct by the Non-U.S. REMIC Regular Certificateholder of a trade or business within the United States, then the Non-U.S. REMIC Regular Certificateholder will be subject to U.S. income tax at regular graduated rates. Such a Non-U.S. REMIC Regular Certificateholder also may be subject to the branch profits tax.

     Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual. This exclusion may not apply if the non-resident alien individual actually or constructively owns 10% or more of the residual interest in the related REMIC and will not be subject to United States estate taxes. Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates and REMIC Residual Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so. In addition, the IRS may assert that non-U.S. Persons that own directly or indirectly, a greater than 10% interest in any Borrower, and foreign corporations that are "controlled foreign corporations" as to the United States of which such a Borrower is a "United States shareholder" within the meaning of Section 951(b) of the Code, are subject to United States withholding tax on interest distributed to them to the extent of interest concurrently paid by the related Borrower.

     Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during that year, the information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 28% (increasing to 31% after 2010) may be required with respect to any payments with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a REMIC Regular Certificate to, or through, a broker, the broker must withhold at the above rate on the entire purchase price, unless either:

     o the broker determines that the seller is a corporation or other exempt recipient, or

     o the seller provides, in the required manner, identifying information and, in the case of a non-U.S. Person, certifies that such seller is a Non-U.S. Person, and other conditions are met.

     A sale of a REMIC Regular Certificate to, or through, a broker must also be reported by the broker to the IRS, unless either:

     o    the broker determines that the seller is an exempt recipient, or

     o the seller certifies its non-U.S. Person status and other conditions are met.

Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

     Final regulations have been issued by the Treasury Department which provide for a new series of certification forms and modify reliance standards for withholding, backup withholding and information reporting. Prospective investors are urged to consult their own tax advisors regarding these regulations.

B.   TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

     Allocation of the Income of the REMIC to the REMIC Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which the holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the REMIC.

     A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests, that is, a fast-pay, slow-pay structure, may generate such a mismatching of income and cash distributions --that is, "phantom income". This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans or MBS and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder or cause the REMIC Residual Certificate to have negative "value." Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of the tax treatment on the after-tax yield of a REMIC Residual Certificate.

     A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the REMIC Residual Certificateholder owns the REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above. The legislative history indicates that certain adjustments may be appropriate to reduce or increase the income of a subsequent holder of a REMIC Residual Certificate that purchased the REMIC Residual Certificate at a price greater than or less than the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual Certificates" below. It is not clear, however, whether the adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

     Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of

     o the income from the mortgage loans or MBS and the REMIC's other assets and

     o the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular Certificates--Non-Interest Expenses of the REMIC," other expenses.

REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

     o the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

     o    all bad loans will be deductible as business bad debts; and

     o the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on mortgage loans or MBS may differ from the time of the actual loss on the assets. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates, or, if a class of certificates is not sold initially, its fair market value. The aggregate basis will be allocated among the mortgage loans or MBS and other assets of the REMIC in proportion to their respective fair market value. A mortgage loan or MBS will be deemed to have been acquired with discount or premium to the extent that the

REMIC's basis in the mortgage loan or MBS is less than or greater than its principal balance, respectively. Any such discount, whether market discount or OID, will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The REMIC may elect under Code Section 171 to amortize any premium on the mortgage loans or MBS. Premium on any mortgage loan or MBS to which the election applies would be amortized under a constant yield method. It is not clear whether the yield of a mortgage loan or MBS would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

     The REMIC will be allowed a deduction for interest and OID on the REMIC Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

     A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of the REMIC Residual Certificate to the holder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of the REMIC to the REMIC Residual Certificates" above.

     Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder's adjusted basis in the REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by the REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

     Regulations have been proposed addressing the federal income tax treatment of "inducement fees" received by transferees of non-economic residual interests. The proposed regulations would require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two proposed safe harbor methods, inducement fees would be permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the applicable prepayment assumption. If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition.

     If these rules are adopted without change, they will apply to taxable years ending on or after the date that they are published as final regulations, and consequently these rules may govern the treatment of any inducement fee received in connection with the purchase of the REMIC Residual Certificates. Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these proposed regulations.

     Mark-to-Market Rules. Prospective purchasers of a REMIC Residual Certificate should be aware that the IRS has issued Mark-to-Market Regulations which provide that a REMIC Residual Certificate cannot be marked to market.

     Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In general terms, a single class REMIC is one that either:

     o would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or

     o is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules.

Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

     In the case of individuals or trusts, estates or other persons that compute their income in the same manner as individuals, who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries, e.g., a partnership, an S corporation or a grantor trust, such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the applicable amount will be reduced by the lesser of

     o 3% of the excess of the individual's adjusted gross income over the applicable amount or

     o 80% of the amount of itemized deductions otherwise allowable for the taxable year.

     However, the Section 68 reduction will be phased out beginning in 2006 and eliminated after 2009.

The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders subject to the alternative minimum tax other than corporations may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Accordingly, investment in REMIC Residual Certificates will in general not be suitable for individuals or for certain pass-through entities, such as partnerships and S corporations, that have individuals as partners or shareholders.

     Excess Inclusions. A portion of the income on a REMIC Residual Certificate, referred to in the Code as an "excess inclusion", for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion:

     o may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder;

     o will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income, as discussed under "--Tax-Exempt Investors" below; and

     o is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor, as discussed under "--Residual Certificate
          Payments--Non-U.S. Persons" below.

     Except as discussed in the following paragraph, with respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (1) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (2) the sum of the "daily accruals" for all days during the calendar quarter on which the REMIC Residual Certificateholder holds a REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased--but not below zero--by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of the quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by the shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

     The Code provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer's income tax below its tentative minimum tax computed only on excess inclusions.

     Payments. Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

     Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate except that the recognition of loss may be limited under the "wash sale" rules described in the next paragraph. A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of the REMIC Residual Certificate to the REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate, and decreased -- but not below zero -- by the net losses that have been allowed as deductions to the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate and by the distributions received thereon by the REMIC Residual Certificateholder. In general, any the gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. The capital gain or loss will generally be long-term capital gain or loss if the REMIC Residual Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve months or less are generally subject to ordinary income tax rates. The use of capital losses is limited. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss. In addition, a transfer of a REMIC Residual Certificate that is a "noneconomic residual interest" may be subject to different rules. See "--Tax Related Restrictions on Transfers of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" below.

     Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool", as defined in Code Section 7701(i), during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

PROHIBITED TRANSACTIONS AND OTHER TAXES

     The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions". In general, subject to certain specified exceptions, a prohibited transaction means:

     o    the disposition of a mortgage loan or MBS,

     o the receipt of income from a source other than a mortgage loan or MBS or certain other permitted investments,

     o    the receipt of compensation for services, or

     o gain from the disposition of an asset purchased with the payments on the mortgage loans or MBS for temporary investment pending distribution on the certificates.

It is not anticipated that the trust fund for any series of certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a trust fund as to which an election has been made to treat the trust fund as a REMIC made after the day on which the trust fund issues all of its interests could result in the imposition of the Contributions Tax. No trust fund for any series of certificates will accept contributions that would subject it to such tax.

     In addition, a trust fund as to which an election has been made to treat the trust fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

     Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of certificates arises out of or results from

     o a breach of the related servicer's, trustee's or depositor's obligations, as the case may be, under the related Agreement for such series, such tax will be borne by such servicer, trustee or depositor, as the case may be, out of its own funds or

     o Morgan Stanley Capital I Inc.'s obligation to repurchase a mortgage loan,

such tax will be borne by Morgan Stanley Capital I Inc.

     In the event that the servicer, trustee or depositor, as the case may be, fails to pay or is not required to pay any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax, the tax will be payable out of the trust fund for the series and will result in a reduction in amounts available to be distributed to the certificateholders of the series.

LIQUIDATION AND TERMINATION

     If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets other than cash within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash, other than the amounts retained to meet claims, to holders of Regular and REMIC Residual Certificates within the 90-day period.

     The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

ADMINISTRATIVE MATTERS

     Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. In general, the holder of the largest percentage interest of a class of REMIC Residual Certificates will be the "tax matters person" of the related REMIC for purposes of representing REMIC Residual Certificateholders in connection with any IRS proceeding. However, the duties of the tax matters person will be delegated to the Trustee under the applicable Agreement. Certain tax information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

     Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Internal Revenue Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

TAX-EXEMPT INVESTORS

     Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.

RESIDUAL CERTIFICATE PAYMENTS--NON-U.S. PERSONS

     Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons (see "--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons" above) are treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed, or when the REMIC Residual Certificate is disposed of, under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax, for example, where the REMIC Residual Certificates do not have significant value. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30%, or lower treaty rate, withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax Related Restrictions on Transfers of REMIC Residual Certificates" below.

     REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual
Certificateholders
and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

     Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by "disqualified organizations". Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount, as determined under the REMIC Regulations, equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (B) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent, including a broker or other middleman, for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means:

     (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency);

     (B) any organization, other than certain farmers' cooperatives, generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income"; and

     (C)  a rural electric or telephone cooperative.

     A tax is imposed on a "pass-through entity" holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity, provided that all partners of an "electing large partnership" as defined in
Section 775 of the Code, are deemed to be disqualified organizations. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means:

     o a regulated investment company, real estate investment trust or common trust fund;

     o    a partnership, trust or estate; and

     o    certain cooperatives.

Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. Electing large partnerships -- generally, non-service partnerships with 100 or more members electing to be subject to simplified IRS reporting provisions under Code sections 771 through 777 -- will be taxable on excess inclusion income as if all partners were disqualified organizations.

     In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the master servicer. The master servicer will grant consent to a proposed transfer only if it receives the following:

     o an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization, and

     o a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

     Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate to a U.S. Person unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate, including a REMIC Residual Certificate with a positive value at issuance, unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents,

     o the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and

     o the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

                  A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if:

     (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor determined that the transferee had historically paid its debts as they came due and found no significant evidence that the transferee would not continue to pay its debts as they come due in the future;

     (2) the transferee represents to the transferor that (i) it understands that, as the holder of the Noneconomic REMIC Residual Certificate, the transferee may incur tax liabilities in excess of cash flows generated by the interest, (ii) that the transferee intends to pay taxes associated with holding the residual interest as they came due and
          (iii) that the transferee will not cause income with respect to the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such transferee or any other person; and

     (3) the transfer is not a direct or indirect transfer to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) and either:

          (i) the present value of the anticipated tax liabilities associated with holding the Noneconomic REMIC Residual Certificate does not exceed the sum of:

               o the present value of any consideration given to the transferee to acquire the Noneconomic REMIC Residual Certificate,

               o the present value of the expected future distributions on the Noneconomic REMIC Residual Certificate and

               o the present value of the anticipated tax savings associated with holding the Noneconomic REMIC Residual Certificate as the REMIC generates losses. For purposes of the computations under this "minimum transfer price" alternative, the transferee is assumed to pay tax at the highest rate of tax specified in section 11(b)(1) of the Internal Revenue Code (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Internal Revenue Code for the month of such transfer and the compounding period used by the transferee; or

          (ii) (a) at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the year of transfer, the transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million, (b) the transferee is an eligible corporation (as defined in Code
               Section 860L(a)(2)) that makes a written agreement that any subsequent transfer of the interest will be to another eligible corporation in a transaction which will also satisfy clauses (1) and (2) above and this clause (3)(ii) and (c) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the residual interest will not be paid. For purposes of clause (3)(ii)(c), if the amount of consideration paid in respect of the residual interest is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor is deemed to know that the transferee cannot or will not pay the taxes associated with the residual interest.

     If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

     Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless the transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless the person provides the trustee with a duly completed IRS Form W-8ECI or applicable successor form adopted by the IRS for such purpose and the trustee consents to the transfer in writing.

     Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the offered certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

         GENERAL

     Title I of ERISA and Section 4975 of the Code impose restrictions on ERISA Plans, certain other Plans and on persons who are parties in interest or disqualified persons with respect to ERISA Plans. Employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA. However, such plans (collectively with ERISA Plans, "Plans") may be subject to other applicable federal, state or local law ("Similar Law") materially similar to ERISA and the Code. Moreover, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the ERISA Plan.

PROHIBITED TRANSACTIONS

   GENERAL

     Section 406 of ERISA prohibits parties in interest with respect to an ERISA Plan from engaging in certain transactions involving the ERISA Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. In some cases, a civil penalty may be assessed on non-exempt prohibited transactions pursuant to Section 502(i) of ERISA. Section 4975 of the Code imposes excise taxes on similar transactions between Plans subject thereto and disqualified persons with respect to such.

     The United States Department of Department of Labor has issued a final regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and some other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the Plan unless exceptions apply.

     Under the terms of the regulation, the trust fund may be deemed to hold plan assets by reason of a Plan's investment in a certificate; such plan assets would include an undivided interest in the mortgage loans and any other assets held by the trust fund. In such an event, Morgan Stanley Capital I Inc., the master servicer, any subservicer, the trustee, any insurer of the mortgage loans or MBS and other persons, in providing services with respect to the assets of the trust fund, may become fiduciaries subject to the fiduciary responsibility provisions of Title I of ERISA, or may otherwise become parties in interest or disqualified persons, with respect to such Plan. In addition, transactions involving such assets could constitute or result in prohibited transactions under Section 406 of ERISA or Section 4975 of the Code unless such transactions are subject to a statutory, regulatory or administrative exemption.

     The regulations contain a de minimis safe-harbor rule that exempts the assets of an entity from plan assets status as long as the aggregate equity investment in such entity by plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own 25% or more of the value of any class of equity interest, excluding from the calculation, the value of equity interests held by persons who have discretionary authority or control with respect to the assets of the entity or held by affiliates of such persons. "Benefit plan investors" are defined as ERISA Plans as well as employee benefit plans not subject to Title I of ERISA, e.g., governmental plans and foreign plans and entities whose underlying assets include plan assets by reason of plan investment in such entities. To fit within the safe harbor benefit plan, investors must own less than 25% of each class of equity interests, regardless of the portion of total equity value represented by such class, on an ongoing basis.

AVAILABILITY OF UNDERWRITER'S EXEMPTION FOR CERTIFICATES

     DOL has granted to Morgan Stanley & Co. Incorporated Prohibited Transaction Exemption ("PTE") 90-24, Exemption Application No. D-8019, 55 Fed. Reg. 20548
(1990), as amended by PTE 97-34, Exemption Application Nos. D-10245 and D-10246, 55 Fed. Reg. 39021 (1997), PTE 2000-58, Exemption Application No. D-10829, 65
Fed. Reg. 67765 (2000) and PTE 2002-41, Exemption Application No. D-11077, 67 Fed. Reg. 54487 (2002) (the "Exemption") which exempts from the application of the prohibited transaction rules transactions relating to:

     o the acquisition, sale and holding by ERISA Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Morgan Stanley & Co. Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and

     o the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied.

     The Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the certificates or a transaction in connection with the servicing, operation and management of the trust fund may be eligible for exemptive relief thereunder:

     (1) The acquisition of the certificates by an ERISA Plan is on terms -- including the price for such certificates--that are at least as favorable to the investing ERISA Plan as they would be in an arm's-length transaction with an unrelated party;

     (2) The certificates acquired by the ERISA Plan have received a rating at the time of the acquisition that is in one of the four highest generic rating categories from any of Fitch, Inc., Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.;

     (3) The trustee is not an affiliate of any member of the Restricted Group other than an underwriter;

     (4) The sum of all payments made to and retained by the underwriter in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the mortgage loans to the trust fund represents not more than the fair market value of the mortgage loans; the sum of all payments made to and retained by any servicer represent not more than reasonable compensation for the servicer's services under the Agreement and reimbursement of the servicer's reasonable expenses in connection therewith; and

     (5) The ERISA Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

     The trust fund must also meet the following requirements:

     o the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

     o certificates evidencing interests in other investment pools must have been rated in one of the four highest rating categories of a Rating Agency for at least one year prior to the Plan's acquisition of the Securities; and

     o certificates evidencing interests in other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan's acquisition of the Securities.

     Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes an ERISA Plan to acquire certificates in a trust fund, provided that, among other requirements:

     o the person or its affiliate is an obligor with respect to five percent or less of the fair market value of the obligations or receivables contained in the trust fund;

     o the Plan is not a plan with respect to which any member of the Restricted Group is the "plan sponsor" as defined in Section 3(16)(B) of ERISA;

     o in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which ERISA Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group;

     o an ERISA Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and

     o immediately after the acquisition, no more than twenty-five percent of the assets of any ERISA Plan with respect to which the person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The Exemption does not apply to ERISA Plans sponsored by the Restricted Group

     Before purchasing a certificate in reliance on the Exemption, a fiduciary of an ERISA Plan should itself confirm

     o that the certificates constitute "certificates" for purposes of the Exemption and

     o that the general conditions and other requirements set forth in the Exemption would be satisfied.

REVIEW BY PLAN FIDUCIARIES

     Any Plan fiduciary considering whether to purchase any certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA, the Code and Similar Law to such investment. Among other things, before purchasing any certificates, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In this regard, purchasers that are insurance companies should determine the extent to which Prohibited Transaction Class Exemption 95-60 -- for certain transactions involving insurance company general accounts -- may be available. The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of any other exemption, with respect to the certificates offered by the related prospectus supplement.

                                LEGAL INVESTMENT

     The prospectus supplement for each series of offered certificates will identify those classes of offered certificates, if any, which constitute "mortgage related securities" for purposes of the SMMEA. Generally, only those classes of offered certificates that

     o are rated in one of the two highest rating categories by one or more Rating Agencies and

     o are part of a series representing interests in a trust fund consisting of mortgage loans or MBS, provided that the mortgage loans or the mortgage loans underlying the MBS are secured by first liens on mortgaged property and were originated by certain types of originators as specified in SMMEA, will be the SMMEA Certificates.

     If specified in the related prospectus supplement, other classes of offered certificates offered pursuant to this prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of such offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties.

     As "mortgage related securities," the SMMEA Certificates will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including, but not limited to, depository institutions, insurance companies, trustees and pension funds created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut off for such enactments, limiting to varying extents the ability of certain entities, in particular, insurance companies, to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but representing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of offered certificates. Accordingly, investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. ss. 1.2(m) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. ss.
703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. ss. 742.4(b)(2). The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities" and Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products, used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any offered certificates, as certain series or classes may be deemed to be unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines, in certain instances irrespective of SMMEA.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of the classes of offered certificates identified in the prospectus supplement for a series as "mortgage related securities" under SMMEA, no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any offered certificates under applicable legal investment restrictions. The uncertainties described in this section and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates may adversely affect the liquidity of the offered certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                              PLAN OF DISTRIBUTION

     The offered certificates offered hereby and by the Supplements to this prospectus will be offered in series. The distribution of the certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. Incorporated acting as underwriter with other underwriters, if any, named in the prospectus supplement. In such event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any offered certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to Morgan Stanley Capital I Inc. In connection with the sale of offered certificates, underwriters may receive compensation from Morgan Stanley Capital I Inc. or from purchasers of offered certificates in the form of discounts, concessions or commissions. The prospectus supplement will describe any such compensation paid by Morgan Stanley Capital I Inc.

     Alternatively, the prospectus supplement may specify that offered certificates will be distributed by Morgan Stanley & Co. Incorporated acting as agent or in some cases as principal with respect to offered certificates that it has previously purchased or agreed to purchase. If Morgan Stanley & Co. Incorporated acts as agent in the sale of offered certificates, Morgan Stanley & Co. Incorporated will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate Balance or Notional Amount of such offered certificates as of the Cut-off Date. The exact percentage for each series of certificates will be disclosed in the related prospectus supplement. To the extent that Morgan Stanley & Co. Incorporated elects to purchase offered certificates as principal, Morgan Stanley & Co. Incorporated may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between Morgan Stanley Capital I Inc. and purchasers of offered certificates of such series.

     Morgan Stanley Capital I Inc. will indemnify Morgan Stanley & Co. Incorporated and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Morgan Stanley & Co. Incorporated and any underwriters may be required to make.

     In the ordinary course of business, Morgan Stanley & Co. Incorporated and Morgan Stanley Capital I Inc. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of Morgan Stanley Capital I Inc.'s mortgage loans pending the sale of such mortgage loans or interests in the mortgage loans, including the certificates.

     Offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     If specified in the prospectus supplement relating to certificates of a particular series offered hereby, Morgan Stanley Capital I Inc., any affiliate thereof or any other person or persons specified in the prospectus supplement may purchase some or all of the certificates of any series from Morgan Stanley & Co. Incorporated and any other underwriters thereof. This purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of the certificates, through dealers acting as agent or principal or in such other manner as may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser's offering of the certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing the certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the certificates may be deemed to be an "underwriter" within the meaning of the Securities Act, and any commissions and discounts received by such dealer and any profit on the resale or such certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

     All or part of any Class of certificates may be reacquired by Morgan Stanley Capital I Inc. or acquired by an affiliate of Morgan Stanley Capital I Inc. in a secondary market transaction or from an affiliate, including Morgan Stanley & Co. Incorporated. Such certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

     As to each series of certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any non-investment-grade class may be initially retained by Morgan Stanley Capital I Inc., and may be sold by Morgan Stanley Capital I Inc. at any time in private transactions.

                                  LEGAL MATTERS

     Certain legal matters in connection with the certificates, including certain federal income tax consequences, will be passed upon for Morgan Stanley Capital I Inc. by Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP, or Sidley, Austin, Brown & Wood LLP or Mayer, Brown, Rowe & Maw or Dewey Ballantine LLP or such other counsel as may be specified in the related prospectus supplement.

                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                    INCORPORATION OF INFORMATION BY REFERENCE

     Morgan Stanley Capital I Inc., as depositor, will file, or cause to be filed, with the Commission, the periodic reports with respect to each trust fund required under the Exchange Act and the rules and regulations of the Commission.

     All documents and reports filed, or caused to be filed, by Morgan Stanley Capital I Inc. with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of an offering of certificates are incorporated in this prospectus by reference. Each person to whom this prospectus is delivered may obtain, without charge, from Morgan Stanley Capital I Inc. a copy of any documents or reports relating to the certificates being offered. (Exhibits to those documents may only be obtained if they are specifically incorporated by reference in those documents.) Requests for this information should be directed in writing to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New York 10036, Attention: John E. Westerfield, or by telephone at (212) 761-4000. Morgan Stanley Capital I Inc. has determined that its financial statements are not material to the offering of any certificates.

     Morgan Stanley Capital I Inc. has filed with the Securities and Exchange Commission a registration statement (of which this prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the accompanying prospectus supplement do not contain all of the information set forth in the registration statement. For further information regarding the documents referred to in this prospectus and the accompanying prospectus supplement, you should refer to the registration statement and the exhibits thereto. The registration statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549.

     If some or all of the mortgage loans owned by a trust fund are secured by an assignment of lessors' rights in one or more leases, rental payments due from the lessees may be a significant source (or even the sole source) of distributions on the certificates. In these circumstances, reference should be made to the related prospectus supplement for information concerning the lessees and whether any of those lessees are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

                                GLOSSARY OF TERMS

     The certificates will be issued pursuant to the Agreement. The following Glossary of Terms is not complete. You should also refer to the prospectus supplement and the Agreement for additional or more complete definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Agreement (without exhibits and schedules).

     Unless the context requires otherwise, the definitions contained in this Glossary of Terms apply only to this series of certificates.

     "Accrual Certificates" means certificates which provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

     "Accrued Certificate Interest" means, with respect to each class of certificates and each Distribution Date, other than certain classes of Stripped Interest Certificates, the amount equal to the interest accrued for a specified period on the outstanding Certificate Balance immediately prior to the Distribution Date, at the applicable pass-through rate, as described in "Distributions of Interest on the Certificates" in this prospectus.

     "Agreement" means the Pooling Agreement or the Trust Agreement, as applicable.

     "Amortizable Bond Premium Regulations" means final regulations issued by the IRS which deal with the amortizable bond premium.

     "Assets" means the primary assets included in a trust fund.

     "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended (Title 11 of the United States Code).

     "Book-Entry Certificates" means Certificates which are in book-entry form.

     "Cash Flow Agreements" means guaranteed investment contracts or other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates.

     "Cede" means Cede & Company.

     "CERCLA" means Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "Certificate Account" means one or more separate accounts for the collection of payments on the related assets.

     "Certificate Balance" equals the maximum amount that a holder of a certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust fund.

     "Certificate Owners" means, with respect to a book-entry certificate, the person who is the beneficial owner of such book-entry certificate, as may be reflected on the books of the clearing agency, or on the books of a Person maintaining an account with such clearing agency, directly or as an indirect participant, in accordance with the rules of such clearing agency.

     "Certificateholder" means, unless otherwise provided in the related prospectus supplement, Cede, as nominee of DTC.

     "Certificates" means any of the certificates issued, in one or more series, by Morgan Stanley Capital I Inc.

     "Closing Date" means the date the REMIC Regular Certificates were initially issued.

     "Commercial Loans" means the loans relating to the Commercial Properties.

     "Commercial Properties" means office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

     "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans.

     "Contributions Tax" means a tax on the trust fund equal to 100% of the value of the contributed property.

     "Credit Support" means subordination of one or more other classes of certificates in a series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof.

     "Crime Control Act" means the Comprehensive Crime Control Act of 1984.

     "Cut-off Date" means a day in the month of formation of the related trust fund, as defined in the prospectus supplement.

     "Debt Service Coverage Ratio" means, with respect to a mortgage loan at any given time, the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan.

     "Deferred Interest" means interest deferred by reason of negative amortization.

     "Definitive Certificate" means a fully registered physical certificate.

     "Depositor" means Morgan Stanley Capital I Inc.

     "Determination Date" means the close of business on the date specified in the related prospectus supplement.

     "Disqualifying Condition" means a condition, existing as a result of, or arising from, the presence of Hazardous Materials on a mortgaged property, such that the mortgage loan secured by the affected mortgaged property would be ineligible, solely by reason of such condition, for purchase by FNMA under the relevant provisions of FNMA's Multifamily Seller/Servicer Guide in effect as of the date of initial issuance of the certificates of such series, including a condition that would constitute a material violation of applicable federal state or local law in effect as of their date of initial issuance of the certificates of such series.

     "Distribution Date" means each of the dates on which distributions to certificateholders are to be made.

     "DOL" means the United States Department of Department of Labor.

     "DTC" means the Depository Trust Company.

     "Due Period" means the period which will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date.

     "Environmental Hazard Condition" means any condition or circumstance that may give rise to an environmental claim.

     "Equity Participations" means provisions entitling the lender to a share of profits realized from the operation or disposition of a mortgaged property, as described in the related prospectus supplement.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Plans" means retirement plans and other employee benefit plans subject to Title I of ERISA or Section 4975 of the Code.

     "Events of Default" means, with respect to the master servicer under the Pooling Agreement, any one of the following events:

     o any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

     o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling Agreement which continues unremedied for thirty days after written notice of such failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights;

     o any breach of a representation or warranty made by the master servicer under the Pooling Agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights; and

     o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

     "Excess Servicing" means servicing fees in excess of reasonable servicing fees.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "FHLMC" means the Federal Home Loan Mortgage Corporation.

     "FNMA" means the Federal National Mortgage Association.

     "Government Securities" means direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are:

     (a) interest-bearing securities;

     (b) non-interest-bearing securities;

     (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed; or

     (d) interest-bearing securities from which the right to payment of principal has been removed.

     "Index" means the source for determination of an interest rate, to be defined, if applicable, in the related prospectus supplement.

     "Indirect Participants" means entities, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

     "Insurance Proceeds" means proceeds of rental interruption policies, if any, insuring against losses arising from the failure of lessees under a lease to make timely rental payments because of casualty events.

     "Liquidation Proceeds" means all other amounts received and retained in connection with the liquidation of defaulted mortgage loans in the trust fund, by foreclosure or otherwise.

     "Lockout Date" means the expiration of the Lockout Period.

     "Lockout Period" means a period during which prepayments on a mortgage loan are prohibited.

     "Market-to-Market Regulations" means the finalized IRS regulations which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market.

     "Master Servicer" means an entity as named in the prospectus supplement.

     "MBS" means mortgage participations, pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more mortgage loans or other similar participations, certificates or securities.

     "MBS Agreement" means any participation and servicing agreement, pooling agreement, trust agreement, an indenture or similar agreement with respect to the MBS.

     "Mortgage" means a mortgage, deed of trust or other similar security instrument.

     "Mortgage Loans" means the multifamily mortgage loans or the commercial mortgage loans or both included in a trust fund. As used in this prospectus, mortgage loans refers to both whole mortgage loans and mortgage loans underlying MBS.

     "Mortgage Note" means a promissory note evidencing a respective mortgage loan.

     "Mortgage Rate" means the interest rate for a mortgage loan which provides for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified on the related mortgage note, in each case as described in the related prospectus supplement.

     "Multifamily Loans" means the loans relating to the Multifamily Properties.

     "Multifamily Properties" means residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings.

     "NCUA" means the National Credit Union Administration.

     "Net Operating Income" means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

     o    non-cash items such as depreciation and amortization;

     o    capital expenditures; and

     o    debt service on loans secured by the mortgaged property.

     "Nonrecoverable Advance" means an advance that is not ultimately recoverable from Related Proceeds or from collections on other assets otherwise distributable on Subordinate Certificates.

     "OCC" means the Office of the Comptroller of the Currency.

     "OID" means original issue discount.

     "OID Regulations" means the special rules of the Code relating to OID (currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued thereunder.

     "OTS" means the Office of Thrift Supervision.

     "Participants" means the participating organizations of DTC.

     "Pass-Through Rate" means the fixed, variable or adjustable rate per annum at which any class of certificates accrues interest.

     "Payment Lag Certificates" means the REMIC Regular Certificates that provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each Distribution Date.

     "Permitted Investments" means United States government securities and other investment grade obligations specified in the Pooling Agreement.

     "Plans" means ERISA Plans and other plans subject to applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Code.

     "Pooling Agreement" means the Agreement under which certificates of a series evidencing interests in a trust fund including Whole Loans will be issued.

     "Pre-Issuance Accrued Interest" means interest that has accrued prior to the issue date.

     "Prepayment Assumption" means the original yield to maturity of the grantor trust certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the grantor trust certificates.

     "Prepayment Premium" means with respect to any Distribution Date, the aggregate of all Yield Maintenance Payments, or Percentage Premiums, if any, received during the related Collection Period in connection with Principal Prepayments.

     "Prohibited Transactions Tax" means the tax the Code imposes on REMICs equal to 100% of the net income derived from "prohibited transactions."

     "Purchase Price" means, with respect to any Whole Loan and to the extent set forth in the related prospectus supplement, the amount that is equal to the sum of the unpaid principal balance, plus unpaid accrued interest at the mortgage rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the master servicer.

     "Rating Agency" means any of Fitch Ratings, Moody's Investors Service, Inc. and Standard & Poor's Ratings Services.

     "RCRA" means the Resource Conservation and Recovery Act.

     "Record Date" means the last business day of the month immediately preceding the month in which the Distribution Date for a class of certificates occurs.

     "Refinance Loans" means mortgage loans made to refinance existing loans.

     "Related Proceeds" means related recoveries on the mortgage loans, including amounts received under any form of Credit Support, for which advances were made.

     "Relief Act" means the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

     "REMIC Certificates" means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a REMIC.

     "REMIC Provisions" means provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Internal Revenue Code of 1986, as amended from time to time, and related provisions, and regulations (including any proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

     "REMIC Regular Certificates" means REMIC Certificates issued by the trust fund that qualify as REMIC Certificates and are considered to be regular interests.

     "REMIC Regular Certificateholders" means holders of REMIC Regular Certificates.

     "REMIC Regulations" means the REMIC regulations promulgated by the Treasury Department.

     "REMIC Residual Certificates" means the sole class of residual interests in the REMIC.

     "REMIC Residual Certificateholders" means holders of REMIC Regular Certificates.

     "REO Extension" means the extension of time the IRS grants to sell the mortgaged property.

     "REO Tax" means a tax on "net income from foreclosure property," within the meaning of Section 857(b)(4)(B) of the Code.

     "Restricted Group" means the Seller, depositor, any underwriter, any servicer, the trustee, any insurer of the mortgage loans or MBS, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust fund, or any of their respective affiliates.

     "Retained Interest" means an interest in an asset which represents a specified portion of the interest payable. The Retained Interest will be deducted from borrower payments as received and will not be part of the related trust fund.

     "RICO" means the Racketeer Influenced and Corrupt Organizations statute.

     "Senior Certificates" means certificates which are senior to one or more other classes of certificates in respect of certain distributions on the certificates.

     "Servicing Standard" means:

          A. the standard for servicing the servicer must follow as defined by the terms of the related Pooling Agreement and any related hazard, business interruption, rental interruption or general liability insurance policy or instrument of Credit Support included in the related trust fund as described in this prospectus under "Description of Credit Support" and in the prospectus supplement;

          B.   applicable law; and

          C. the general servicing standard specified in the related prospectus supplement or, if no such standard is so specified, its normal servicing practices.

     "Similar Law" means any federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Code.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

      "SMMEA Certificates" means "mortgage related securities" for purposes of SMMEA.

     "Special Servicer" means an entity as named in the prospectus supplement.

     "Stripped ARM Obligations" means OID on grantor trust certificates attributable to adjustable rate loans

     "Stripped Bond Certificates" means a class of grantor trust certificates that represents the right to principal and interest, or principal only, on all or a portion of the mortgage loans or MBS, if a trust fund is created with two classes of grantor trust certificates.

     "Stripped Coupon Certificates" means a class of grantor trust certificates that represents the right to some or all of the interest on a portion of the mortgage loans or MBS, if a trust fund is created with two classes of grantor trust certificates.

     "Stripped Interest Certificates" means certificates which are entitled to interest distributions with disproportionately low, nominal or no principal distributions.

     "Stripped Principal Certificates" means certificates which are entitled to principal distributions with disproportionately low, nominal or no interest distributions.

     "Subordinate Certificates" means certificates which are subordinate to one or more other classes of certificates in respect of certain distributions on the certificates.

     "Subservicer" means third-party servicers.

     "Subservicing Agreement" means a sub-servicing agreement between a master servicer and a Subservicer.

     "Super-Premium Certificates" means certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances.

     "Title V" means Title V of the depository Institutions Deregulation and Monetary Control Act of 1980.

     "Trust Agreement" means the Agreement under certificates of a series evidencing interests in a trust fund not including Whole Loans will be issued.

     "Trust Fund" means the trust fund created by the Agreement consisting primarily of:

     o    Mortgage Loans

     o    MBS

     o direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are (a) interest-bearing securities,
          (b) non-interest-bearing securities, (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) government securities, or

     o    a combination of mortgage loans, MBS and government securities.

     "Underlying MBS" means any mortgage participations, pass-through certificates or other asset-backed certificates in which an MBS evidences an interest or which secure an MBS.

     "Underlying Mortgage Loans" means the mortgage loans that secure, or the interests in which are evidenced by, MBS.

     "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a U.S. Person under any applicable Treasury regulations), an estate the income of which from sources outside the United States is included in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust. In addition, certain trusts treated as U.S. Persons before August 20, 1996 may elect to continue to be so treated to the extent provided in regulations.

     "Value" means,

     (a) with respect to any mortgaged property other than a mortgaged property securing a Refinance Loan, generally the lesser of

     o the appraised value determined in an appraisal obtained by the originator at origination of that loan, and

     o    the sales price for that property; and

     (b) with respect to any Refinance Loan, unless otherwise specified in the related prospectus supplement, the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan.

     "Warranting Party" means the person making representations and warranties.

     "Whole Loans" means the mortgage loans that are not Underlying Mortgage Loans.

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